Exhibit 10.4

A320 FAMILY AIRCRAFT

PURCHASE AGREEMENT

BETWEEN

AIRBUS S.A.S.

as Seller

AND

AMERICAN AIRLINES, INC.

as Buyer

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Note: Where used on this Exhibit 10.4, [*CTR*] represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

C O N T E N T S

0	DEFINITIONS	2
1	SALE AND PURCHASE; LEASE	12
2	SPECIFICATION	13
3	PRICE	16
4	PRICE REVISION	25
5	PAYMENT TERMS	26
6	MANUFACTURE PROCEDURE - INSPECTION	31
7	CERTIFICATION	33
8	TECHNICAL ACCEPTANCE	35
9	DELIVERY	37
10	EXCUSABLE DELAY AND TOTAL LOSS	39
11	INEXCUSABLE DELAY	42
12	WARRANTIES AND SERVICE LIFE POLICY	43
13	TRADE SECRET, PATENT AND COPYRIGHT INDEMNITY	58
14	TECHNICAL DATA AND SOFTWARE SERVICES	61
15	SELLER REPRESENTATIVE SERVICES	68
16	TRAINING SUPPORT AND SERVICES	71
17	EQUIPMENT SUPPLIER PRODUCT SUPPORT	80
18	BUYER FURNISHED EQUIPMENT	82
19	INDEMNITIES AND INSURANCE	87
20	TERMINATION	90
21	ASSIGNMENTS AND TRANSFERS	95
22	MISCELLANEOUS PROVISIONS	97

EXHIBITS	TITLES
Exhibit A-1	A319 AIRCRAFT STANDARD SPECIFICATION
A320 AIRCRAFT STANDARD SPECIFICATION
A321 AIRCRAFT STANDARD SPECIFICATION

Exhibit A-2	A319 AIRCRAFT SCN LISTING

Exhibit A-3	A320 AIRCRAFT SCN LISTING

Exhibit A-4	A321 AIRCRAFT SCN LISTING

Exhibit A-5	A319 NEO AIRCRAFT SCN LISTING

Exhibit A-6	A320 NEO AIRCRAFT SCN LISTING

Exhibit A-7	A321 NEO AIRCRAFT SCN LISTING

Exhibit B-1	FORM OF SPECIFICATION CHANGE NOTICE

Exhibit B-2	FORM OF MANUFACTURER’S SPECIFICATION CHANGE NOTICE

Exhibit C-1	SELLER PRICE REVISION FORMULA 2011

Exhibit C-2	SELLER PRICE REVISION FORMULA 2010

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Exhibit C-3	CFM INTERNATIONAL PROPULSION SYSTEM PRICE REVISION FORMULA

Exhibit C-4	INTERNATIONAL AERO ENGINES PROPULSION SYSTEM PRICE REVISION FORMULA

Exhibit C-5	PRATT & WHITNEY PROPULSION SYSTEM PRICE REVISION FORMULA

Exhibit D	FORM OF CERTIFICATE OF ACCEPTANCE

Exhibit E	FORM OF BILL OF SALE

Exhibit F	SERVICE LIFE POLICY – LIST OF ITEMS

Exhibit G	TECHNICAL DATA INDEX

Exhibit H	MATERIAL SUPPLY AND SERVICES

Exhibit I	INDEX OF LETTER AGREEMENTS

SCHEDULES

Schedule I	DELIVERY SCHEDULE

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A320 FAMILY AIRCRAFT PURCHASE AGREEMENT

This A320 Family Aircraft Purchase Agreement is made July 20, 2011 between

AIRBUS S.A.S., a société par actions simplifiée, created and existing under French law having its registered office at 1 Rond-Point Maurice Bellonte, 31707 Blagnac-Cedex, France and registered with the Toulouse Registre du Commerce under number RCS Toulouse 383 474 814 (the “Seller”),

and

AMERICAN AIRLINES, INC., a Delaware corporation having its principal office at 4333 Amon Carter Boulevard, Fort Worth, Texas 76155, United States of America (the “Buyer”).

WHEREAS, subject to the terms and conditions of this Agreement, the Seller desires to sell the Aircraft to the Buyer or the Lessor, and the Buyer desires to purchase or lease the Aircraft from the Seller or the Lessor, respectively.

NOW THEREFORE IT IS AGREED AS FOLLOWS:

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0	DEFINITIONS

For all purposes of this Agreement (defined below), except as otherwise expressly provided, the following terms will have the following meanings:

A319 Aircraft – any or all of the A319-100 model aircraft sold by the Seller and purchased by the Buyer or sold by the Seller to the Lessor and leased to the Buyer pursuant to this Agreement, including the A319 Airframe and all components, equipment, parts and accessories installed in or on such aircraft and the applicable A319 Propulsion System installed thereon upon Delivery.

A319 Airframe – any A319 Aircraft, excluding the A319 Propulsion System therefor.

A319 NEO Aircraft – any or all of the A319-100 model aircraft incorporating the New Engine Option sold by the Seller and purchased by the Buyer pursuant to this Agreement, including the A319 NEO Airframe and all components, equipment, parts and accessories installed in or on such aircraft and the applicable A319 NEO Propulsion System installed thereon upon Delivery.

A319 NEO Airframe – any A319 NEO Aircraft, excluding the A319 NEO Propulsion System therefor.

A319 NEO Group 1 Aircraft – any or all of the A319 NEO Aircraft for which the Buyer has selected a LEAP-X Propulsion System pursuant to Clause 2.3.

A319 NEO Group 1 Airframe – any A319 NEO Group 1 Aircraft, excluding the A319 NEO Propulsion System therefor.

A319 NEO Group 2 Aircraft – any or all of the A319 NEO Aircraft other than the A319 NEO Group 1 Aircraft.

A319 NEO Group 2 Airframe – any A319 NEO Group 2 Aircraft, excluding the A319 NEO Propulsion System therefor.

A319 NEO Propulsion System – as defined in Clause 2.4.4.

A319 Propulsion System – as defined in Clause 2.4.1.

A319 Specification – either (a) the A319 Standard Specification if no SCNs or MSCNs are applicable or (b) if SCNs or MSCNs are issued or deemed issued, the A319 Standard Specification as amended by all applicable SCNs and MSCNs.

A319 Standard Specification – the A319 standard specification document number J.000.01000, Issue 7, dated June 20, 2011, which includes a maximum take-off weight (MTOW) of 166,449 pounds, a maximum landing weight (MLW) of 137,789 pounds and a maximum zero fuel weight (MZFW) of 128,970 pounds, a copy of which is annexed hereto as Exhibit A-1.

A320 Aircraft – any or all of the A320-200 model aircraft sold by the Seller and purchased by the Buyer or sold by the Seller to the Lessor and leased to the Buyer pursuant to this Agreement, including the A320 Airframe and all components, equipment, parts and accessories installed in or on such aircraft and the applicable A320 Propulsion System installed thereon upon Delivery.

A320 Airframe – any A320 Aircraft, excluding the A320 Propulsion System therefor.

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A320 Family Aircraft – any or all of the A319 Aircraft, the A320 Aircraft and the A321 Aircraft.

A320 Family Base Period – as defined in Clause 3.1.1.1.

A320 Family NEO Aircraft – any or all of the A319 NEO Aircraft, the A320 NEO Aircraft and the A321 NEO Aircraft.

A320 Family NEO Base Period – as defined in Clause 3.1.1.4.

A320 NEO Aircraft – any or all of the A320-200 model aircraft incorporating the New Engine Option sold by the Seller and purchased by the Buyer pursuant to this Agreement, including the A320 NEO Airframe and all components, equipment, parts and accessories installed in or on such aircraft and the applicable A320 NEO Propulsion System installed thereon upon Delivery.

A320 NEO Airframe – any A320 NEO Aircraft, excluding the A320 NEO Propulsion System therefor.

A320 NEO Group 1 Aircraft – any or all of the A320 NEO Aircraft for which the Buyer has selected a LEAP-X Propulsion System pursuant to Clause 2.3.

A320 NEO Group 1 Airframe– any A320 NEO Group 1 Aircraft, excluding the A320 NEO Propulsion System therefor.

A320 NEO Group 2 Aircraft – any or all of the A320 NEO Aircraft other than the A320 NEO Group 1 Aircraft.

A320 NEO Group 2 Airframe – any A320 NEO Group 2 Aircraft, excluding the A320 NEO Propulsion System therefor.

A320 NEO Propulsion System – as defined in Clause 2.4.5.

A320 Propulsion System – as defined in Clause 2.4.2.

A320 Specification – either (a) the A320 Standard Specification if no SCNs or MSCNs are applicable or (b) if SCNs or MSCNs are issued or deemed issued, the A320 Standard Specification as amended by all applicable SCNs and MSCNs.

A320 Standard Specification – the A320 standard specification document number D.000.02000, Issue 8, dated June 20, 2011, which includes a maximum take-off weight (MTOW) of 171,960 pounds, a maximum landing weight (MLW) of 145,505 pounds and a maximum zero fuel weight (MZFW) of 137,789 pounds, a copy of which is annexed hereto as Exhibit A-2.

A321 Aircraft – any or all of the A321-200 model aircraft sold by the Seller and purchased by the Buyer or sold by the Seller to the Lessor and leased to the Buyer pursuant to this Agreement, including the A321 Airframe and all components, equipment, parts and accessories installed in or on such aircraft and the applicable A321 Propulsion System installed thereon upon Delivery.

A321 Airframe – any A321 Aircraft, excluding the A321 Propulsion System therefor.

A321 NEO Aircraft – any or all of the A321-200 model aircraft incorporating the New Engine Option sold by the Seller and purchased by the Buyer pursuant to this Agreement, including the A321 NEO Airframe and all components, equipment, parts and accessories installed in or on such aircraft and the applicable A321 NEO Propulsion System installed thereon upon Delivery.

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A321 NEO Airframe – any A321 NEO Aircraft, excluding the A321 NEO Propulsion System therefor.

A321 NEO Group 1 Aircraft – any or all of the A321 NEO Aircraft for which the Buyer has selected a LEAP-X Propulsion System pursuant to Clause 2.3.

A321 NEO Group 1 Airframe – any A321 NEO Group 1 Aircraft, excluding the A321 NEO Propulsion System therefor.

A321 NEO Group 2 Aircraft – any or all of the A321 NEO Aircraft other than the A321 NEO Group 1 Aircraft.

A321 NEO Group 2 Airframe – any A321 NEO Group 2 Aircraft, excluding the A321 NEO Propulsion System therefor.

A321 NEO Propulsion System – as defined in Clause 2.4.6.

A321 Propulsion System – as defined in Clause 2.4.3.

A321 Specification – either (a) the A321 Standard Specification if no SCNs or MSCNs are applicable or (b) if SCNs or MSCNs are issued or deemed issued, the A321 Standard Specification as amended by all applicable SCNs and MSCNs.

A321 Standard Specification – the A321 standard specification document number E.000.02000, Issue 5, dated June 20, 2011, which includes a maximum take-off weight (MTOW) of 206,132 pounds, a maximum landing weight (MLW) of 171,519 pounds and a maximum zero fuel weight (MZFW) of 162,701 pounds and the installation of two (2) auxiliary center tanks, a copy of which is annexed hereto as Exhibit A-3.

AACS – Airbus Americas Customer Services, Inc., a corporation organized and existing under the laws of Delaware, having its registered office located at 198 Van Buren Street, Suite 300, Herndon, VA 20170, or any successor thereto.

Affiliate – with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by or under common control with such person or entity. For purposes of this definition, “control” when used with respect to any person or entity, means the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agreement – this A320 family aircraft purchase agreement, including all letter agreements listed on Exhibit I and all exhibits, appendices and schedules attached hereto, as the same may be amended or modified and in effect from time to time.

AirbusWorld – as defined in Clause 14.5.4.

Aircraft – any or all of the one hundred thirty (130) firm A320 Family Aircraft and one hundred thirty (130) firm A320 Family NEO Aircraft for which the delivery schedule is set forth in Schedule I as of the date hereof and any other A320 Family Aircraft and A320 Family NEO Aircraft to be sold by the Seller

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and purchased by the Buyer (or, in the case of the A320 Family Aircraft, leased by the Buyer from the Lessor) pursuant to this Agreement, including the Airframe and all components, equipment, parts and accessories installed in or on such aircraft and the Propulsion System installed thereon upon Delivery.

Aircraft Training Services – all flight support services including but not limited to any and all training courses, flight training, flight assistance, line training, line assistance and more generally all flights of any kind performed by the Seller, its agents, employees or subcontractors, and maintenance support, maintenance training (including Practical Training), training support of any kind performed on aircraft and provided to the Buyer pursuant to this Agreement.

Airframe – any Aircraft, excluding the Propulsion System therefor.

ATA Specification – recommended specifications developed by the Air Transport Association of America reflecting consensus in the commercial Aviation industry on accepted means of communicating information, conducting business, performing operations and adhering to accepted practices.

Aviation Authority – when used with respect to any jurisdiction, the government entity that, under the laws of such jurisdiction, has control over civil aviation or the registration, airworthiness or operation of civil aircraft in such jurisdiction.

Balance of the Final Price – as defined in Clause 5.4.

Base Price – for any Aircraft, as defined in Clause 3.1.

Base Price of the A319 Airframe – as defined in Clause 3.1.1.1.

Base Price of the A320 Airframe – as defined in Clause 3.1.1.2.

Base Price of the A321 Airframe – as defined in Clause 3.1.1.3.

Base Price of the A319 NEO Group 1 Airframe – as defined in Clause 3.1.1.4.

Base Price of the A319 NEO Group 2 Airframe – as defined in Clause 3.1.1.5.

Base Price of the A320 NEO Group 1 Airframe – as defined in Clause 3.1.1.6.

Base Price of the A320 NEO Group 2 Airframe – as defined in Clause 3.1.1.7.

Base Price of the A321 NEO Group 1 Airframe – as defined in Clause 3.1.1.8.

Base Price of the A321 NEO Group 2 Airframe – as defined in Clause 3.1.1.9.

Base Price of the Airframe – the Base Price of the A319 Airframe, the Base Price of the A320 Airframe, the Base Price of the A321 Airframe, the Base Price of the A319 NEO Group 1 Airframe, the Base Price of the A319 NEO Group 2 Airframe, the Base Price of the A320 NEO Group 1 Airframe, the Base Price of the A320 NEO Group 2 Airframe, the Base Price of the A321 NEO Group 1 Airframe and the Base Price of the A321 NEO Group 2 Airframe, as applicable.

Base Price of the Propulsion System – the Engine A Base Price, the Engine B Base Price, the Engine C Base Price, the Engine D Base Price, the Engine E Base Price, the Engine F Base Price, the Engine G Base Price, the Engine H Base Price, the Engine I Base Price, the Engine J Base Price, the Engine K Base Price, or the Engine L Base Price, as applicable.

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Business Day – with respect to any action to be taken hereunder, a day other than a Saturday, Sunday or other day on which commercial banks in the jurisdiction where such action is required to be taken are authorized or required by law to close.

Buyer Furnished Equipment or BFE – as defined in Clause 18.1.1.

Certificate of Acceptance – as defined in Clause 8.3.

CFM – CFM International.

Corrected Part – as defined in Clause 12.1.9.

Correction – as defined in Clause 12.1.4.1.

Custom Duty – as defined in Clause 18.1.6.

Customization Milestone Chart – as defined in Clause 2.4.1.

DAP – as defined in Clause 14.5.2.

Declaration of Design and Performance or DDP – the documentation provided by an equipment manufacturer guaranteeing that the corresponding equipment meets the requirements of the Specification, the interface documentation and all relevant certification requirements.

Delivery – with respect to any Aircraft, the transfer of title to such Aircraft from the Seller to the Buyer (or, with respect to any Leased Aircraft, the Lessor) in accordance with Clause 9.

Delivery Date – the date the Delivery occurs.

Delivery Location – the facilities of the Seller at the location of final assembly of the Aircraft, which will be located in Hamburg, Germany, Toulouse, France or another location mutually agreed by the Buyer and the Seller in writing.

Development Changes – as defined in Clause 2.2.2.

Dispute Resolution Process – as defined in Clause 12.1.6.1.

EASA – the European Aviation Safety Agency or any successor thereto.

End-User License Agreement for Airbus Software – as defined in Clause 14.10.4.

Engine A Base Price – as defined in Clause 3.1.2.1.

Engine A Reference Price – as defined in Clause 3.1.2.1.

Engine B Base Price – as defined in Clause 3.1.2.2.

Engine B Reference Price – as defined in Clause 3.1.2.2.

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Engine C Base Price – as defined in Clause 3.1.2.3.

Engine C Reference Price – as defined in Clause 3.1.2.3.

Engine D Base Price – as defined in Clause 3.1.2.4.

Engine D Reference Price – as defined in Clause 3.1.2.4.

Engine E Base Price – as defined in Clause 3.1.2.5

Engine E Reference Price – as defined in Clause 3.1.2.5.

Engine F Base Price – as defined in Clause 3.1.2.6.

Engine F Reference Price – as defined in Clause 3.1.2.6.

Engine G Base Price – as defined in Clause 3.1.2.7.

Engine G Reference Price – as defined in Clause 3.1.2.7.

Engine H Base Price – as defined in Clause 3.1.2.8.

Engine H Reference Price – as defined in Clause 3.1.2.8.

Engine I Base Price – as defined in Clause 3.1.2.9.

Engine I Reference Price – as defined in Clause 3.1.2.9.

Engine J Base Price – as defined in Clause 3.1.2.10.

Engine J Reference Price – as defined in Clause 3.1.2.10.

Engine K Base Price – as defined in Clause 3.1.2.11.

Engine K Reference Price – as defined in Clause 3.1.2.11.

Engine L Base Price – as defined in Clause 3.1.2.12.

Engine L Reference Price – as defined in Clause 3.1.2.12.

Excusable Delay – as defined in Clause 10.1.

Export Certificate of Airworthiness – an export certificate of airworthiness issued by the Aviation Authority of the Delivery Location.

FAA – the U.S. Federal Aviation Administration, or any successor thereto.

Final Price – as defined in Clause 3.2.

First Quarter or 1st Quarter – January, February and March of any given calendar year.

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Fourth Quarter or 4th Quarter – October, November and December of any given calendar year.

General Terms and Conditions of Access to and Use of AirbusWorld or GTC – as defined in Clause 14.11.3.

Goods and Services – any goods, excluding Aircraft, and services that may be purchased by the Buyer from the Seller or Affiliates of the Seller controlled by the Seller.

Indemnified Airframe – as defined in Clause 13.1.1.

Inexcusable Delay – as defined in Clause 11.1.

IAE – International Aero Engines.

Independent Party – as defined in Clause 12.1.6.1.

Irrevocable SCNs –the list of SCNs set forth in Exhibits A-5, A-6 and A-7 that are irrevocably part of the A320 Family NEO Aircraft, as applicable.

Leased Aircraft – any or all of the one hundred thirty (130) firm A320 Family Aircraft for which the delivery schedule is set forth in Schedule I as of the date hereof that are to be leased by the Buyer from the Lessor pursuant to this Agreement.

Lessor – an owner trust, the owner participant of which is (a) Seller (or any Affiliate of Seller); (b) a third party lessor designated by Seller; (c) a special purpose company established by either of the parties referred to in (a) or (b) for the purposes of leasing one or more Leased Aircraft to Buyer; or (d) such other entity as may be agreed by Seller and Buyer.

Liable Party – as defined in Clause 5.5.4.

LIBOR – the rate for deposits in US dollars for a period of one month which appears on the Reuters Screen LIBOR01 Page as of 11:00 A.M., London time, as of the date such amounts came due. If such rate does not appear on the Reuters Screen LIBOR01 Page, the rate will be determined on the basis of the rates at which deposits in US dollars are offered by the principal London offices of the Reference Banks at approximately 11:00 A.M. time, London to prime banks in the London interbank market for a period of one month commencing on the date such amounts came due and in an amount of US$ 10,000,000 (US dollars – ten million). Seller will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for such date of determination will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for such date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Seller, at approximately 11:00 A.M., New York City time, on such date for loans in US dollars to leading European banks for a period of one month commencing on such date and in an amount of US$ 10,000,000 (US dollars – ten million).

Manufacture Facilities – the various facilities of the Seller, its Affiliates or any subcontractor, where the Airframe or its parts are manufactured or assembled.

Manufacturer Specification Change Notice or MSCN – as defined in Clause 2.2.2.1.

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Master Charge Engine – in respect of the A319 NEO Group 1 Aircraft, as set forth in Clause 3.1.1.4(iv); in respect of the A320 NEO Group 1 Aircraft, as set forth in Clause 3.1.1.6(iv); and in respect of the A321 NEO Group 1 Aircraft, as set forth in Clause 3.1.1.8(iv).

New Engine Option or NEO – as defined in Clause 2.1.2.1.

P&W – Pratt & Whitney.

Predelivery Payment – any of the payments determined in accordance with Clause 5.3.

Predelivery Payment Reference Price – as defined in Clause 5.3.2.

Propulsion System – any A319 Propulsion System, A320 Propulsion System, A321 Propulsion System, A319 NEO Propulsion System, A320 NEO Propulsion System or A321 NEO Propulsion System, as applicable.

Propulsion System Manufacturer – CFM, IAE and P&W, as applicable.

Propulsion System Price Revision Formula – for any Propulsion System, the applicable price revision formula as set forth in Exhibit C-3, C-4 or C-5.

Propulsion System Reference Price – the Engine A Reference Price, the Engine B Reference Price, the Engine C Reference Price, the Engine D Reference Price, the Engine E Reference Price, the Engine F Reference Price, the Engine G Reference Price, the Engine H Reference Price, the Engine I Reference Price, the Engine J Reference Price, the Engine K Reference Price, or the Engine L Reference Price, as applicable.

Purchase Aircraft – any or all of the one hundred thirty (130) firm A320 Family NEO Aircraft for which the delivery schedule is set forth in Schedule I as of the date of this Agreement to be sold by the Seller and purchased by the Buyer pursuant to this Agreement.

Quarter – the First Quarter, Second Quarter, Third Quarter or Fourth Quarter.

Ready for Delivery – with respect to any Aircraft, when (i) the Technical Acceptance Process has been successfully completed for such Aircraft and (ii) such Aircraft is eligible to receive an Export Certificate of Airworthiness.

Receiving Party – as defined in Clause 5.5.4.

Reference Banks – Citibank, JP Morgan Chase Bank, Deutsche Bank, and such other or additional banking institutions as may be designated from time to time by mutual agreement of the Seller and the Buyer.

Scheduled Delivery Month – as defined in Clause 9.1.

Scheduled Delivery Quarter – as defined in Clause 9.1.

Second Quarter or 2nd Quarter – April, May and June of any given calendar year.

Seller Price Revision Formula 2010 – the price revision formula set forth in Exhibit C-2.

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Seller Price Revision Formula 2011 – the price revision formula set forth in Exhibit C-1.

Seller Price Revision Formula – the Seller Price Revision Formula 2010 or the Seller Price Revision Formula 2011, as applicable.

Seller Representative – as defined in Clause 15.1.1.

Seller Service Life Policy – as defined in Clause 12.2.

Sharklets – a new large wingtip device, currently under development by the Seller, designed to enhance the eco-efficiency and payload range performance of the A320 Family Aircraft, and which are part of the New Engine Option and corresponding Irrevocable SCNs.

Specification – the A319 Specification, the A320 Specification or the A321 Specification, as applicable.

Specification Change Notice or SCN – as defined in Clause 2.2.1.

Standard Specification –the A319 Standard Specification, the A320 Standard Specification or the A321 Standard Specification, as applicable.

Supplier – as defined in Clause 12.3.1.1.

Supplier Part – as defined in Clause 12.3.1.2.

Supplier Product Support Agreement – as defined in Clause 12.3.1.3.

Taxes – as defined in Clause 5.5.5.

Technical Data – as defined in Clause 14.1.

Third Quarter or 3rd Quarter – July, August and September of any given calendar year.

Total Loss – as defined in Clause 10.4.

Training Conference – as defined in Clause 16.1.3.

Type Certificate – as defined in Clause 7.1.

Warranted Part – as defined in Clause 12.1.1.

Warranty Beneficiary – the Buyer; and, with reference herein to any Aircraft that is subject to an assignment pursuant to Clause 21.5 or Clause 21.6, the applicable purchaser or lessee.

Warranty Claim – as defined in Clause 12.1.5.

The definition of a singular in this Clause 0 will apply to the plural of the same word.

Except where otherwise indicated, references in this Agreement to an exhibit, schedule, article, section, subsection or clause refer to the appropriate exhibit or schedule to, or article, section, subsection or clause in this Agreement.

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Each agreement defined in this Clause 0 will include all appendixes, exhibits and schedules thereto. If the prior written consent of any person is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and the consent of each such person is obtained, references in this Agreement to such agreement will be to such agreement as so amended, restated, supplemented or modified.

References in this Agreement to any statute will be to such statute as amended or modified and in effect at the time any such reference is operative.

The term “including” when used in this Agreement means “including without limitation” except when used in the computation of time periods.

Technical and trade terms not otherwise defined herein will have the meanings assigned to them as generally accepted in the aircraft manufacturing industry.

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1	SALE AND PURCHASE; LEASE

The Seller will sell and deliver the Purchase Aircraft to the Buyer, and the Buyer will purchase and take delivery of the Purchase Aircraft from the Seller, subject to the terms and conditions contained in this Agreement. The Seller will sell, or transfer, and deliver the Leased Aircraft to the Lessor, and, subject to the terms and conditions contained in this Agreement, the Buyer will lease from and take delivery of the Leased Aircraft from the Lessor.

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2	SPECIFICATION

2.1	Aircraft Specification

Each Aircraft will be manufactured in accordance with the Standard Specification applicable to such Aircraft, as modified or varied prior to the date of this Agreement by the Specification Change Notices listed in Exhibits A-2 through A-7.

2.1.1	New Engine Option

2.1.1.1	The Seller is currently developing a new engine option (the “New Engine Option” or “NEO”) that will be applicable to the A319-100, A320-200 and A321-200 model aircraft. The specification of the A320 Family NEO Aircraft will be derived from the relevant Standard Specification and will include (i) as applicable, the Propulsion Systems set forth in Clauses 2.3.4, 2.3.5 and 2.3.6 below, (ii) Sharklets, (iii) airframe structural adaptations, and (iv) Aircraft systems and software adaptations required to operate A320 Family NEO Aircraft. The foregoing is currently reflected in the Irrevocable SCNs, the implementation of which is hereby irrevocably accepted by the Buyer.

2.1.1.2	The Irrevocable SCNs include a modification to the design weights of the Standard Specifications as follows:

	Maximum Take Off Weight (MTOW)	Maximum Landing Weight (MLW)	Maximum Zero Fuel Weight (MZFW)
A319 NEO Aircraft	[*CTR*]	[*CTR*]	[*CTR*]
A320 NEO Aircraft	[*CTR*]	[*CTR*]	[*CTR*]
A321 NEO Aircraft	[*CTR*]	[*CTR*]	[*CTR*]

It is agreed and understood that the above design weights may be updated upon final NEO specification freeze.

2.2	Specification Amendment

The parties understand and agree that any Specification may be further amended following the execution and delivery by the parties of this Agreement in accordance with the terms of this Clause 2.

2.2.1	Specification Change Notice

Any Specification may be amended by written agreement between the parties substantially in the form set out in Exhibit B-1 (each, a “Specification Change Notice” or “SCN”) and will set out the SCN’s Aircraft embodiment rank and will also set forth, in detail, the particular change to be made to any Specification and the effect, if any, of such change on design, performance, weight, Delivery Date of the Aircraft affected thereby and on the text of any Specification. An SCN may result in an adjustment of the Base Price of the Aircraft, which adjustment, if any, will be specified in the SCN. In addition, at the request of the Buyer, the Seller will provide to the Buyer such information and data as is reasonably available to the Seller concerning the effect of such SCN on the cost of the Aircraft over the life of the Aircraft, including without limitation the effect of such SCN on maintenance costs over the life of the Aircraft. Approval of SCNs by the Seller will not be unreasonably withheld, conditioned or delayed.

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2.2.2	Development Changes

Any Specification may also be amended to incorporate changes deemed necessary by the Seller to improve the Aircraft that is the subject of such Specification, prevent delay or ensure compliance with this Agreement (“Development Changes”), as set forth in this Clause 2.

2.2.2.1	Manufacturer Specification Changes Notices

Any Specification may be amended by the Seller through a Manufacturer Specification Change Notice (“MSCN”), which will be substantially in the form set out in Exhibit B-2 hereto and will set out the MSCN’s Aircraft embodiment rank as well as, in detail, the particular Development Change to be made to such Specification and the effect, if any, of such Development Change on performance, weight, Base Price of the Aircraft, Delivery Date of the Aircraft affected thereby and interchangeability or replaceability requirements under the Specification. In addition, at the request of the Buyer, the Seller will provide to the Buyer such information and data concerning such MSCN as is reasonably available to the Seller concerning the effect of such MSCN on the cost of the Aircraft over the life of the Aircraft, including without limitation the effect of such MSCN on maintenance costs over the life of the Aircraft.

The Seller will promptly notify the Buyer in writing of any MSCN applicable to the Aircraft, and such notice will describe the reason for making such amendment and the revised Specification. Except when the MSCN is necessitated by an Aviation Authority directive or by equipment obsolescence, in which case the MSCN will be implemented without requiring the Buyer’s consent, if the MSCN adversely affects the performance, weight, Base Price of the Aircraft affected thereby, Delivery Date of the Aircraft affected thereby or the interchangeability or replaceability requirements under the applicable Specification, the Buyer will be entitled to accept or reject such MSCN. If the Buyer does not notify the Seller of the acceptance or rejection of the MSCN within forty-five (45) days after receipt of notice from the Seller, the MSCN will be deemed accepted by the Buyer and the corresponding modification will be implemented.

For the purposes of Clause 2.2.2.1, the term “equipment obsolescence” refers to new equipment that is no longer manufactured or is not available commercially or has been surpassed by new technology.

2.2.2.2	If the Seller revises any Specification to incorporate Development Changes that have no adverse effect on any of the elements identified in Clause 2.2.2.1 above, such Development Change will be performed by the Seller without the Buyer’s consent.

2.2.2.3	The Seller is considering [*CTR*].

2.3	The Buyer will on a regular basis have access to the details of all SCNs, Development Changes and MSCNs related to Aircraft that are subject to this Agreement through the relevant application in AirbusWorld.

2.4	Propulsion System

2.4.1	Each A319 Airframe will be equipped with a set of two CFM International CFM56-5B6/3 engines or International Aero Engines V2524-A5 engines (such set, upon selection, an “A319 Propulsion System”).

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2.4.2	Each A320 Airframe will be equipped with a set of two CFM International CFM56-5B4/3 engines or International Aero Engines V2527-A5 engines (such set, upon selection, an “A320 Propulsion System”).

2.4.3	Each A321 Airframe will be equipped with a set of two CFM International CFM56-5B3/3 engines or International Aero Engines V2533-A5 engines (such set, upon selection, an “A321 Propulsion System”).

2.4.4	Each A319 NEO Airframe will be equipped with a set of two CFM International LEAP-X1A24 engines or Pratt & Whitney PW1124G engines (such set, upon selection, an “A319 NEO Propulsion System”).

2.4.5	Each A320 NEO Airframe will be equipped with a set of two CFM International LEAP-X1A26 engines or Pratt & Whitney PW1127G engines (such set, upon selection, an “A320 NEO Propulsion System”).

2.4.6	Each A321 NEO Airframe will be equipped with a set of two CFM International LEAP-X1A32 engines or Pratt & Whitney PW1133G engines (such set, upon selection, an “A321 NEO Propulsion System”).

2.4.7	The Buyer will notify the Seller of its choice of Propulsion Systems for the Aircraft by December 31, 2011.

2.5	Milestones

2.5.1	Customization Milestones Chart

Within a reasonable period of time (but in any event within fifteen (15) days) following the execution and delivery of this Agreement by the parties, the Seller will provide the Buyer with a customization milestone chart (the “Customization Milestone Chart”), setting out how far in advance of the Scheduled Delivery Month or Scheduled Delivery Quarter, as applicable, of each Aircraft an SCN is required to be executed in order to integrate into the applicable Specification any items requested by the Buyer from the Seller’s catalogs of Specification change options or from sources other than the Seller’s catalogs of Specification change options.

2.5.2	Contractual Definition Freeze

The Customization Milestone Chart will specify the date(s) by which the contractual definition of each Aircraft is required to be finalized and all SCNs are required to have been executed by the Buyer in order to enable the incorporation of such SCNs into the manufacturing of such Aircraft and Delivery of such Aircraft in the Scheduled Delivery Month or Scheduled Delivery Quarter, as applicable. [*CTR*] pursuant to the Customization Milestone Chart.

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3	PRICE

3.1	Base Price of the Aircraft

The “Base Price” of each Aircraft is the sum of:

(i)	the applicable Base Price of the Airframe, and

(ii)	the applicable Base Price of the Propulsion System.

3.1.1	Base Price of the Airframe

3.1.1.1	Base Price of the A319 Airframe

The “Base Price of the A319 Airframe” is the sum of the following base prices:

(i)	the base price of the A319 Airframe as defined in the A319 Standard Specification (excluding Buyer Furnished Equipment), including nacelles and thrust reversers, is:

US$ [*CTR*]

(US dollars – [*CTR*]) and

(ii)	the sum of the base prices of any and all SCNs set forth in Exhibit A-2 is:

US$ [*CTR*]

(US dollars – [*CTR*]).

The Base Price of the A319 Airframe has been established in accordance with the average economic conditions prevailing in [*CTR*] and corresponding to a theoretical delivery in [*CTR*] (the “A320 Family Base Period”).

3.1.1.2	Base Price of the A320 Airframe

The “Base Price of the A320 Airframe” is the sum of the following base prices:

(i)	the base price of the A320 Airframe as defined in the A320 Standard Specification (excluding Buyer Furnished Equipment), including nacelles and thrust reversers, is:

US$ [*CTR*]

(US dollars – [*CTR*]) and

(ii)	the sum of the base prices of any and all SCNs set forth in Exhibit A-3 is:

US$ [*CTR*]

(US dollars – [*CTR*]).

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The Base Price of the A320 Airframe has been established in accordance with the average economic conditions prevailing in the A320 Family Base Period.

3.1.1.3	Base Price of the A321 Airframe

The “Base Price of the A321 Airframe” is the sum of the following base prices:

(i)	the base price of the A321 Airframe as defined in the A321 Standard Specification (excluding Buyer Furnished Equipment), including nacelles and thrust reversers, is:

US$ [*CTR*]

(US dollars – [*CTR*]) and

(ii)	the sum of the base prices of any and all SCNs set forth in Exhibit A-4 is:

US$ [*CTR*]

(US dollars – [*CTR*]).

The Base Price of the A321 Airframe has been established in accordance with the average economic conditions prevailing in the A320 Family Base Period.

3.1.1.4	Base Price of the A319 NEO Group 1 Airframe

The “Base Price of the A319 NEO Group 1 Airframe” is the sum of the following base prices:

(i)	the base price of the A319 NEO Airframe as defined in the A319 Standard Specification (excluding Buyer Furnished Equipment), including nacelles and thrust reversers, is:

US$ [*CTR*]

(US dollars – [*CTR*]) and

(ii)	the sum of the base prices of any and all SCNs (other than Irrevocable SCNs to the extent included in clause (iii) below) set forth in Exhibit A-5 is:

US$ [*CTR*]

(US dollars – [*CTR*]) and

(iii)	the sum of the base prices of the Irrevocable SCNs set forth in Exhibit A-5 is the sum of:

(a)	the base price of the New Engine Option is:

US$ [*CTR*]

(US dollars – [*CTR*]) and

(b)	the base price of the Sharklets is:

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US$ [*CTR*]

(US [*CTR*]) and

(iv)	the base price of the Master Charge Engine is:

US$ [*CTR*]

(US dollars – [*CTR*]).

The Base Price of the A319 NEO Group 1 Airframe has been established in accordance with the average economic conditions prevailing in [*CTR*] and corresponding to a theoretical delivery in [*CTR*] (the “A320 Family NEO Base Period”).

3.1.1.5	Base Price of the A319 NEO Group 2 Airframe

The “Base Price of the A319 NEO Group 2 Airframe” is the sum of the following base prices:

(i)	the base price of the A319 NEO Airframe as defined in the A319 Standard Specification (excluding Buyer Furnished Equipment), including nacelles and thrust reversers, is:

US$ [*CTR*]

(US dollars – [*CTR*]) and

(ii)	the sum of the base prices of any and all SCNs (other than Irrevocable SCNs to the extent included in clause (iii) below) set forth in Exhibit A-5 is:

US$ [*CTR*]

(US dollars – [*CTR*]) and

(iii)	the sum of the base prices of the Irrevocable SCNs set forth in Exhibit A-5 is the sum of:

(a)	the base price of the A319 New Engine Option is:

US$ [*CTR*]

(US dollars – [*CTR*]) and

(b)	the base price of the Sharklets is:

US$ [*CTR*]

(US dollars – [*CTR*]).

The Base Price of the A319 NEO Group 2 Airframe has been established in accordance with the average economic conditions prevailing in the A320 Family NEO Base Period.

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3.1.1.6	Base Price of the A320 NEO Group 1 Airframe

The “Base Price of the A320 NEO Group 1 Airframe” is the sum of the following base prices:

(i)	the base price of the A320 NEO Airframe as defined in the A320 Standard Specification (excluding Buyer Furnished Equipment), including nacelles and thrust reversers, is:

US$ [*CTR*]

(US dollars – [*CTR*]) and

(ii)	the sum of the base prices of any and all SCNs (other than Irrevocable SCNs to the extent included in clause (iii) below) set forth in Exhibit A-6 is:

US$ [*CTR*]

(US dollars – [*CTR*]) and

(iii)	the sum of the base prices of the Irrevocable SCNs set forth in Exhibit A-6 is the sum of:

(a)	the base price of the New Engine Option is:

US$ [*CTR*]

(US dollars – [*CTR*]) and

(b)	the base price of the Sharklets is:

US$ [*CTR*]

(US dollars – [*CTR*]) and

(iv)	the base prices of the Master Charge Engine is:

US$ [*CTR*]

(US dollars – [*CTR*]).

The Base Price of the A320 NEO Group 1 Airframe has been established in accordance with the average economic conditions prevailing in the A320 Family NEO Base Period.

3.1.1.7	Base Price of the A320 NEO Group 2 Airframe

The “Base Price of the A320 NEO Group 2 Airframe” is the sum of the following base prices:

(i)	the base price of the A320 NEO Airframe as defined in the A320 Standard Specification (excluding Buyer Furnished Equipment), including nacelles and thrust reversers, is:

US$ [*CTR*]

(US dollars – [*CTR*]) and

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(ii)	the sum of the base prices of any and all SCNs (other than Irrevocable SCNs to the extent included in clause (iii) below) set forth in Exhibit A-6 is:

US$ [*CTR*]

(US dollars – [*CTR*]) and

(iii)	the sum of the base prices of the Irrevocable SCNs set forth in Exhibit A-6 is the sum of:

(a)	the base price of the New Engine Option is:

US$ [*CTR*]

(US dollars – [*CTR*]) and

(b)	the base price of the Sharklets is:

US$ [*CTR*]

(US dollars – [*CTR*]).

The Base Price of the A320 NEO Group 2 Airframe has been established in accordance with the average economic conditions prevailing in the A320 Family NEO Base Period.

3.1.1.8	Base Price of the A321 NEO Group 1 Airframe

The “Base Price of the A321 NEO Group 1 Airframe” is the sum of the following base prices:

(i)	the base price of the A321 NEO Airframe as defined in the A321 Standard Specification (excluding Buyer Furnished Equipment), including nacelles and thrust reversers, is:

US$ [*CTR*]

(US dollars – [*CTR*]) and

(ii)	the sum of the base prices of any and all SCNs (other than Irrevocable SCNs to the extent included in clause (iii) below) set forth in Exhibit A-7 is:

US$ [*CTR*]

(US dollars – [*CTR*]) and

(iii)	the sum of the Irrevocable SCNs set forth in Exhibit A-7 is the sum of:

(a)	the base price of the New Engine Option is:

US$ [*CTR*]

(US dollars – [*CTR*]) and

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(b)	the base price of the Sharklets is:

US$ [*CTR*]

(US dollars – [*CTR*]) and

(iv)	the base price of the Master Charge Engine at delivery conditions prevailing in January 2010 is:

US$ [*CTR*]

(US dollars – [*CTR*]).

The Base Price of the A321 NEO Group 1 Airframe has been established in accordance with the average economic conditions prevailing in the A320 Family NEO Base Period.

3.1.1.9	Base Price of the A321 NEO Group 2 Airframe

The “Base Price of the A321 NEO Group 2 Airframe” is the sum of the following base prices:

(i)	the base price of the A321 NEO Airframe as defined in the A321 Standard Specification (excluding Buyer Furnished Equipment), including nacelles and thrust reversers, is:

US$ [*CTR*]

(US dollars – [*CTR*]) and

(ii)	the sum of the base prices of any and all SCNs (other than Irrevocable SCNs the extent included in clause (iii) below) set forth in Exhibit A-7 is:

US$ [*CTR*]

(US dollars – [*CTR*]) and

(iii)	the sum of the Irrevocable SCNs set forth in Exhibit A-7 is the sum of:

(a)	the base price of the New Engine Option is:

US$ [*CTR*]

(US dollars – [*CTR*]) and

(b)	the base price of the Sharklets is:

US$ [*CTR*]

(US dollars – [*CTR*]).

The Base Price of the A321 NEO Group 2 Airframe has been established in accordance with the average economic conditions prevailing in the A320 Family NEO Base Period.

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3.1.2	Base Price of Propulsion System

3.1.2.1	The base price (the “Engine A Base Price”) of a set of two (2) CFM International CFM56-5B6/3 engines is:

US$ [*CTR*] (US dollar [*CTR*]).

Said base price has been established in accordance with the delivery conditions prevailing in January 2011 and has been calculated from the reference price (the “Engine A Reference Price”) indicated by the Propulsion System Manufacturer of US$ [*CTR*] (US dollars – [*CTR*]).

3.1.2.2	The base price (the “Engine B Base Price”) of a set of two (2) CFM International CFM56-5B4/3 engines is:

US$ [*CTR*] (US dollars – [*CTR*]).

Said base price has been established in accordance with the delivery conditions prevailing in January 2011 and has been calculated from the reference price (the “Engine B Reference Price”) indicated by the Propulsion System Manufacturer of US$ [*CTR*] (US dollars – [*CTR*]).

3.1.2.3	The base price (the “Engine C Base Price”) of a set of two (2) CFM International CFM56-5B3/3 engines is:

US$ [*CTR*] (US dollars – [*CTR*]).

Said base price has been established in accordance with the delivery conditions prevailing in January 2011 and has been calculated from the reference price (the “Engine C Reference Price”) indicated by the Propulsion System Manufacturer of US$ [*CTR*] (US dollars – [*CTR*]).

3.1.2.4	The base price (the “Engine D Base Price”) of a set of two (2) International Aero Engines V2524-A5 engines is:

US$ [*CTR*] (US dollars – [*CTR*]).

Said base price has been established in accordance with the delivery conditions prevailing in January 2011 and has been calculated from the reference price (the “Engine D Reference Price”) indicated by the Propulsion System Manufacturer of US$ [*CTR*] (US dollars – [*CTR*]).

3.1.2.5	The base price (the “Engine E Base Price”) of a set of two (2) International Aero Engines V2527-A5 engines is:

US$ [*CTR*] (US dollars – [*CTR*]).

Said base price has been established in accordance with the delivery conditions prevailing in January 2011 and has been calculated from the reference price (the “Engine E Reference Price”) indicated by the Propulsion System Manufacturer of US$ [*CTR*] (US dollars – [*CTR*]).

3.1.2.6	The base price (the “Engine F Base Price”) of a set of two (2) International Aero Engines V2533-A5 engines is:

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US$ [*CTR*] (US dollars – [*CTR*]).

Said base price has been established in accordance with the delivery conditions prevailing in January 2011 and has been calculated from the reference price (the “Engine F Reference Price”) indicated by the Propulsion System Manufacturer of US$ [*CTR*] (US dollars – [*CTR*]).

3.1.2.7	The base price (the “Engine G Base Price”) of a set of two (2) CFM International LEAP-X1A24 engines is:

US$ [*CTR*] (US dollars – [*CTR*]).

Said base price has been established in accordance with the delivery conditions prevailing in January 2010 and has been calculated from the reference price (the “Engine G Reference Price”) indicated by the Propulsion System Manufacturer of US$ [*CTR*] (US dollars – [*CTR*]).

3.1.2.8	The base price (the “Engine H Base Price”) of a set of two (2) CFM International LEAP-X1A26 engines:

US$ [*CTR*] (US dollars – [*CTR*]).

Said base price has been established in accordance with the delivery conditions prevailing in January 2010 and has been calculated from the reference price (the “Engine H Reference Price”) is indicated by the Propulsion System Manufacturer of US$ [*CTR*] (US dollars – [*CTR*]).

3.1.2.9	The base price (the “Engine I Base Price”) of a set of two (2) CFM International LEAP-X1A32 engines is:

US$ [*CTR*] (US dollars – [*CTR*]).

Said base price has been established in accordance with the delivery conditions prevailing in January 2010 and has been calculated from the reference price (the “Engine I Reference Price”) indicated by the Propulsion System Manufacturer of US$ [*CTR*] (US dollar [*CTR*]).

3.1.2.10	The base price (the “Engine J Base Price”) of a set of two (2) Pratt & Whitney PW1124G engines is:

US$ [*CTR*] (US dollars – [*CTR*]).

Said base price has been established in accordance with the delivery conditions prevailing in January 2010 and has been calculated from the reference price (the “Engine J Reference Price”) indicated by the Propulsion System Manufacturer of US$ [*CTR*] (US dollars – [*CTR*]).

3.1.2.11	The base price (the “Engine K Base Price”) of a set of two (2) Pratt & Whitney PW1127G engines is:

US$ [*CTR*] (US dollars – [*CTR*]).

Said base price has been established in accordance with the delivery conditions prevailing in January 2010 and has been calculated from the reference price (the “Engine K Reference Price”) indicated by the Propulsion System Manufacturer of US$ [*CTR*] (US dollar [*CTR*]).

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3.1.2.12	The base price (the “Engine L Base Price”) of a set of two (2) Pratt & Whitney PW1133G engines is:

US$ [*CTR*] (US dollars – [*CTR*])

Said base price has been established in accordance with the delivery conditions prevailing in January 2010 and has been calculated from the reference price (the “Engine L Reference Price”) indicated by the Propulsion System Manufacturer of US$ [*CTR*] (US dollars – [*CTR*]).

3.2	Final Price of the Aircraft

The “Final Price” of each Aircraft will be the sum of:

(i)	the applicable Base Price of the Airframe, as adjusted to the applicable Delivery Date of such Aircraft in accordance with Clause 4.1;

(ii)	the aggregate of all increases or decreases to the applicable Base Price of the Airframe as agreed in any Specification Change Notice, Manufacturer Specification Change Notice, or part thereof applicable to such Airframe subsequent to the date of this Agreement as adjusted to the Delivery Date of such Aircraft in accordance with Clause 4.1;

(iii)	the Propulsion System Reference Price for the Propulsion System for such Aircraft, adjusted to the Delivery Date in accordance with Clause 4.2;

(iv)	the aggregate of all increases or decreases of such Propulsion System Reference Price as agreed in any Specification Change Notice or part thereof applicable to such Propulsion System subsequent to the date of this Agreement as adjusted to the Delivery Date in accordance with Clause 4.2;

(v)	any other amount resulting from any other provisions of this Agreement and/or any other written agreement between the Buyer and the Seller relating to such Aircraft.

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4	PRICE REVISION

4.1	Seller Price Revision Formula

For each Airframe, the Base Price of the Airframe is subject to revision up to and including the applicable month of Delivery in accordance with the Seller Price Revision Formula.

4.2	Propulsion System Price Revision

4.2.1	The Propulsion System Reference Price applicable to any Propulsion System is subject to revision up to and including the applicable Delivery Date in accordance with the applicable Propulsion System Price Revision Formula.

4.2.2	The Propulsion System Reference Price for each Propulsion System, the prices of the related equipment and the Propulsion System Price Revision Formula are based on information received from the applicable Propulsion System Manufacturer and are subject to amendment by such Propulsion System Manufacturer at any time prior to Delivery. If any Propulsion System Manufacturer makes any such amendment, the amendment will be deemed to be incorporated into this Agreement and the Propulsion System Reference Price, the prices of the related equipment and the Propulsion System Price Revision Formula will be adjusted accordingly. The Seller agrees to notify the Buyer as soon as the Seller receives notice of any such amendment from any Propulsion System Manufacturer.

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5	PAYMENT TERMS

5.1	Method and Place of Payment

The Buyer will perform its obligations to pay the Predelivery Payments, the Balance of the Final Price and any other amount due hereunder from the United States in immediately available funds in United States dollars to:

Beneficiary Name: AIRBUS

account identification: [*CTR*]

with:

[*CTR*]

or to such other account as may be designated by the Seller.

5.2	INTENTIONALLY LEFT BLANK

5.3	Predelivery Payments

5.3.1	Predelivery Payments [*CTR*] and will be paid by the Buyer to the Seller for such Aircraft.

5.3.2	The “Predelivery Payment Reference Price” for an Aircraft to be delivered in calendar year T is determined in accordance with the following formula:

[*CTR*]

5.3.3	Predelivery Payments will be paid according to the following schedule.

Payment Date		Percentage of Predelivery Payment Reference Price
1st Payment	[*CTR*]	[*CTR*]
No later than the first Business Day of each of the following months:
2nd Payment	[*CTR*]	[*CTR*]
3rd Payment	[*CTR*]	[*CTR*]
4th Payment	[*CTR*]	[*CTR*]
5th Payment	[*CTR*]	[*CTR*]

TOTAL PAYMENT PRIOR TO DELIVERY		[*CTR*]

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In the event of the above schedule resulting in any Predelivery Payment falling due prior to the date of execution and delivery of the Agreement, such Predelivery Payments will be made upon execution and delivery of this Agreement.

5.3.4	The Seller will be entitled to hold and use any Predelivery Payment as absolute owner thereof, subject only to the obligation (such obligation itself subject to the provisions of Clause 5.6) to deduct an amount equal to Predelivery Payments from the Final Price of the Purchase Aircraft (but not any Leased Aircraft), when calculating the Balance of the Final Price of such Aircraft. The Seller will be under no obligation to segregate any Predelivery Payment, or any amount equal thereto, from the Seller’s funds generally.

5.3.5	Specification Change Notice Predelivery Payments

The Seller will be entitled to require, and the Buyer will pay, Predelivery Payments for each SCN (excluding those listed in Exhibits A-2 to A-7) executed after execution and delivery of this Agreement in accordance with the following payment schedule:

(i)

For each SCN executed prior to the first (1st) day of the [*CTR*] month prior to the Scheduled Delivery Month, the Buyer will pay to the Seller a Predelivery Payment equal to [*CTR*] of the SCN price and such amount will be paid on the first (1st) day of the [*CTR*] month prior to the Scheduled Delivery Month.

(ii)

For each SCN executed between the (a) second (2nd) day of the [*CTR*] month and (b) first (1st) day of the [*CTR*] month prior to the Scheduled Delivery Month, the Buyer will pay to the Seller a Predelivery Payment equal to [*CTR*] of the SCN price and such amount will be paid on the first (1st) day of the [*CTR*] month prior to the Scheduled Delivery Month.

(iii)

For each SCN executed between the (a) second (2nd) day of the [*CTR*] month and (b) the first (1st) day of the [*CTR*] month prior to the Scheduled Delivery Month, the Buyer will pay to the Seller a Predelivery Payment equal to [*CTR*] of the SCN price and such amount will be paid on the first (1st) day of the [*CTR*] month prior to the Scheduled Delivery Month.

5.4	Payment of Balance of the Final Price of the Aircraft

Before the Delivery Date or concurrent with the Delivery of each Purchase Aircraft, the Buyer will pay to the Seller the Final Price of such Aircraft less the amount of Predelivery Payments received for such Aircraft by the Seller (the “Balance of the Final Price”).

The Seller’s receipt of the full amount of all Predelivery Payments for each Purchase Aircraft and of the Balance of the Final Price of each Purchase Aircraft and any amounts due under Clause 5.8, are a condition precedent to the Seller’s obligation to deliver such Purchase Aircraft to the Buyer.

5.5	Taxes

5.5.1

The amounts stated in this Agreement to be payable by the Buyer are exclusive of value added tax (“VAT”) chargeable under the laws of any jurisdiction and accordingly the Buyer will pay any VAT chargeable with respect to the sale of any Aircraft other than Leased Aircraft, and any component, accessory, equipment, part or service delivered or furnished under this Agreement

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with respect to a Purchase Aircraft. The Seller will comply with all local laws regarding VAT collection and remittance, including without limitation the issuance of timely and proper VAT invoices and, where applicable, the issuance of local invoices and accepting local payment.

5.5.2	The Seller will pay all other Taxes (except for Taxes based on or measured by the income of the Buyer or any Taxes levied against the Buyer for the privilege of doing business in any jurisdiction), levied, assessed, charged or collected, on or prior to Delivery of any Aircraft, for or in connection with the manufacture, assembly, sale and delivery under this Agreement of such Aircraft or any parts, instructions or data installed thereon or incorporated therein (other than Buyer Furnished Equipment).

5.5.3	The Buyer will pay all Taxes not assumed by the Seller under Clause 5.5.2 (except for Taxes based on or measured by the income of the Seller or any Taxes levied against the Seller for the privilege of doing business in any jurisdiction).

5.5.4	Where a claim for any Tax is made by a governmental authority or any political subdivision or taxing authority thereof or therein against a party (“Receiving Party”) that is the responsibility of the other party under this Clause 5 (“Liable Party”), the Receiving Party will promptly notify the Liable Party. The Receiving Party will reasonably cooperate in good faith with the Liable Party with respect to any such claim, including paying such Tax under protest. If payment of any such Tax is made, the Receiving Party will, at the Liable Party’s request and sole expense, take such action as the Liable Party may reasonably direct to recover such Taxes, including without limitation filing a claim for refund or prosecuting an administrative or legal action to recover such Taxes, provided that the Receiving Party may condition such action upon the receipt of a legal opinion from a nationally-recognized law firm, at the Liable Party’s expense, confirming that such a contest would more likely than not be sustained on the merits.

5.5.5	“Taxes” means any present or future tax, stamp or other levies, imposts, duties, charges, fees, deductions or withholdings arising from the transactions contemplated or effectuated under this Agreement, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority or any political subdivision or taxing authority thereof or therein, including without limitation any exactions based upon or measured by the assets, capital, property, gross receipts or payroll of the Buyer or the Seller.

5.6	Application of Payments

Notwithstanding any other rights the Seller may have at contract or at law, the Buyer and the Seller hereby agree that should any matured and undisputed amounts (whether under this Agreement or under any other agreement between the Buyer and its Affiliates on the one hand and the Seller and its Affiliates on the other hand and whether at the stated maturity of such amount(s), by acceleration or otherwise) become due and payable by the Buyer or its Affiliates, and not be paid in full in immediately available funds on the date due and with respect to the payment of any single amount then due, such amount exceeds US$ [*CTR*] (US dollars – [*CTR*]) or with respect to payment of all amounts then due, such amounts exceed US$ [*CTR*] (US dollars – [*CTR*]) in the aggregate, then the Seller will have the right, after providing the Buyer with thirty (30) days’ prior written notice, to debit and apply, in whole or in part, the Predelivery Payments paid to the Seller by the Buyer against such unpaid amount(s). The Seller will promptly notify the Buyer in writing after such debiting and application, and the Buyer will pay to the Seller the amount required to comply with Clause 5.3 within thirty (30) days after the issuance date of such notice.

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5.7	Setoff Payments

Notwithstanding anything to the contrary contained herein, the Seller may, upon thirty (30) days prior written notice to the Buyer, set-off any undisputed, matured obligation owed by the Buyer or any of its Affiliates to the Seller or its Affiliates, if with respect to the payment of any single amount then due, such amount exceeds US$ [*CTR*] (US dollars – [*CTR*]) or with respect to the payment of all amounts then due, such amounts exceed US$ [*CTR*] (US dollars – [*CTR*]) in the aggregate, against any undisputed, matured obligation owed by the Seller or any of its Affiliates to the Buyer or any of its Affiliates, regardless of the place of payment or currency.

Notwithstanding anything to the contrary contained herein, the Buyer may, upon thirty (30) days prior written notice to the Seller, set-off any undisputed, matured obligation owed by the Seller or any of its Affiliates to the Buyer or its Affiliates, if with respect to the payment of any single amount then due, such amount exceeds US$ [*CTR*] (US dollars – [*CTR*]) or with respect to the payment of all amounts then due, such amounts exceed US$ [*CTR*] (US dollars – [*CTR*]) in the aggregate, against any undisputed, matured obligation owed by the Buyer or any of its Affiliates to the Seller or any of its Affiliates, regardless of the place of payment or currency.

5.8	Overdue Payments

If	any payment due to either party under this Agreement is not received by the party to which such payment is owed on the date or dates due, such party will have the right to claim from the defaulting party, and the defaulting party will promptly pay to the party to which such payment is owed, on demand, interest at the rate of LIBOR plus [*CTR*]) per annum (provided that in no event will such interest rate exceed [*CTR*]) per annum) on the amount of such overdue payment, to be calculated from and including the due date of such payment to (but excluding) the date such payment is received by the party to which such payment is owed. The right to receive such interest will be in addition to any other rights of the party to which such payment is owed hereunder or at law.

5.9	Proprietary Interest

Notwithstanding any provision of law to the contrary, the Buyer will not, by virtue of anything contained in this Agreement (including, without limitation, any Predelivery Payments hereunder, or any designation or identification by the Seller of a particular aircraft as an Aircraft to which any of the provisions of this Agreement refers) acquire any proprietary, insurable or other interest whatsoever in any Aircraft before Delivery of and payment for such Aircraft, as provided in this Agreement.

5.10	Payment in Full

Except as expressly provided in Clause 5.7, the Buyer’s obligation to make payments to the Seller hereunder will not be affected by and will be determined without regard to any counterclaim, recoupment, defense or other right that the Buyer may have against the Seller or any other person and, except as set forth in this Clause 5.10, all such payments will be made without deduction or withholding of any kind. The Buyer will ensure that the sums received by the Seller under this Agreement will be equal to the full amounts expressed to be due to the Seller hereunder, without deduction or withholding on account of and free from any and all taxes, levies, imposts, duties or charges of whatever nature, except that if the Buyer is required by law to make any such deduction or withholding the Buyer will pay an additional amount to the Seller [*CTR*]. If the Buyer is required by law to make any such deduction or withholding, the Buyer will:

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(i)	[*CTR*]

(ii)	[*CTR*]

(iii)	[*CTR*].

To the extent not otherwise adverse to the Seller’s overall tax position (in the Seller’s sole discretion), the Seller will make reasonable efforts to obtain a tax refund, under applicable law, with respect to the relevant deduction or withholding. [*CTR*]. This Clause 5.10 will not be construed to require the Seller to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Buyer.

Notwithstanding the foregoing, [*CTR*].

Notwithstanding anything herein to the contrary, in the event of either (i) any enactment, promulgation, release or adoption of, or amendment to or change in, the laws, regulations or treaties of an applicable taxation authority, or any administrative or judicial interpretations thereof, in any case after the date of this Agreement, that results in deduction or withholding of any taxes, levies, imposts, duties or charges with respect to payments by the Buyer to the Seller under this Agreement or (ii) any proposal after the date of this Agreement with respect to such laws, regulations, treaties or interpretations that, in the good faith judgment of the Seller’s or the Buyer’s counsel, creates a material risk that there will in the future be any such deduction or withholding (any such occurrence described in clause (i) or (ii) above, a “Tax Law Change”), [*CTR*].

5.11	Other Charges

Unless expressly stipulated otherwise, any charges due from the Buyer under this Agreement other than those set out in Clauses 5.3 and 5.8 will be paid by the Buyer at the same time as payment of the Balance of the Final Price or, if invoiced, within thirty (30) days after the invoice date (with an additional grace period of fifteen (15) days).

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6	MANUFACTURE PROCEDURE—INSPECTION

6.1	Manufacture Procedures

Each Airframe will be manufactured in accordance with this Agreement and the requirements of the laws of the jurisdiction of incorporation of the Seller or of its relevant Affiliate as enforced by the Aviation Authority of such jurisdiction.

6.2	Inspection

6.2.1	Subject to providing the Seller with certificates evidencing compliance with the insurance requirements set forth in Clause 19, the Buyer or its duly authorized representatives (the “Buyer’s Inspector(s)”) will be entitled to inspect the manufacture of each Airframe and all materials and parts obtained by the Seller from the sub-contractors for the manufacture of each Airframe, receive reasonable notice of and attend inspection presentations, have access to technical log books and quality log books and monitor production acceptance tests (the “Inspection”) on the following terms and conditions:

(i)	any Inspection will be conducted pursuant to the Seller’s system of inspection and the relevant procedures of the Seller, as developed under the supervision of the relevant Aviation Authority;

(ii)	the Buyer’s Inspector(s) will have access to such relevant technical documentation as is reasonably necessary for the purpose of the Inspection;

(iii)	any Inspection and any related discussions with the Seller by the Buyer’s Inspector(s) will be at reasonable times during business hours and will take place in the presence of the relevant inspection department personnel of the Seller; and

(iv)	the Inspections will be performed in a manner not to unduly delay or hinder the manufacture or assembly of any Aircraft or the performance of this Agreement by the Seller or any other work in progress at the Manufacture Facilities.

6.2.2	Location of Inspections

The Buyer’s Inspector(s) will be entitled to conduct any such Inspection at the relevant Manufacture Facility of the Seller or the Affiliates and, if requested by the Buyer, at the Manufacture Facilities of the sub-contractors; provided that if access to any part of the Manufacture Facilities where the manufacture of the Airframe or its materials or parts is in progress or materials or parts are stored is restricted for security or confidentiality reasons, the Seller will be allowed reasonable time to make the relevant items available in another location reasonably convenient for the Buyer’s Inspector(s).

6.3	Seller’s Service for Buyer’s Inspector(s)

For the purpose of the Inspections, and starting from a mutually agreed date (no later than twelve (12) months before the first Delivery Date) until the final Delivery Date, the Seller will furnish without additional charge suitable space and office equipment (including computer communication access) in or conveniently located with respect to each Delivery Location for the use of up to five (5) of the Buyer’s Inspectors at each such location.

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6.4	No Effect on Representations, Warranties, Indemnities and Agreements

The representations, warranties, indemnities and agreements of the Seller in this Agreement and any exceptions or limitations thereto will not be affected or deemed waived by reason of any investigation or inspection made or not made by the Buyer pursuant to this Clause 6.

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7	CERTIFICATION

Except as set forth in this Clause 7, the Seller will not be required to obtain any certificate or approval with respect to any Aircraft.

7.1	Type Certification

The Aircraft have been type certificated under EASA procedures for joint certification in the transport category. The Seller will obtain or cause to be obtained an FAA type certificate (the “Type Certificate”) to allow the issuance of the Export Certificate of Airworthiness.

7.2	Export Certificate of Airworthiness

Subject to the provisions of Clause 7.3, each Aircraft will be delivered to the Buyer with an Export Certificate of Airworthiness and in a condition enabling the Buyer to obtain at the time of Delivery a Standard Airworthiness Certificate issued pursuant to Part 21 of the US Federal Aviation Regulations and a Certificate of Sanitary Construction issued by the U.S. Public Health Service of the Food and Drug Administration. However, the Seller will have no obligation to make and will not be responsible for any costs of alterations or modifications to such Aircraft to enable such Aircraft to meet FAA or U.S. Department of Transportation requirements for specific operation on the Buyer’s routes, whether before, at or after Delivery of any Aircraft.

If the FAA requires additional or modified data before the issuance of the Export Certificate of Airworthiness, the Seller will provide such data or implement the required modification to the data, in either case, at the Buyer’s cost.

7.3	Specification Changes before Aircraft Ready for Delivery

7.3.1	If, any time before the date on which an Aircraft is Ready for Delivery, any law, rule or regulation is enacted, promulgated, becomes effective and/or an interpretation of any law, rule or regulation is issued by EASA that requires any change to the Specification for the purposes of obtaining the Export Certificate of Airworthiness (a “Change in Law”), the Seller will make the required modification and the parties hereto will sign an SCN pursuant to Clause 2.2.1.

7.3.2	The Seller will as far as practicable, but at its sole discretion and without prejudice to Clause 7.3.3(ii), take into account the information available to it concerning any proposed law, rule or regulation or interpretation that could become a Change in Law, in order to minimize the costs of changes to the Specification as a result of such proposed law, regulation or interpretation becoming effective before the applicable Aircraft is Ready for Delivery.

7.3.3	The cost of implementing the required modifications referred to in Clause 7.3.1 will be:

(i)	[*CTR*]

(ii)	[*CTR*].

7.3.4	Notwithstanding the provisions of Clause 7.3.3, if a Change in Law relates to an item of BFE or to the Propulsion System the costs related thereto will be borne by the Buyer, and the Seller will have no obligation with respect thereto.

7.4	Specification Changes after Aircraft Ready For Delivery

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Nothing in Clause 7.3 will require the Seller to make any changes or modifications to, or to make any payments or take any other action with respect to, any Aircraft that is Ready for Delivery before the compliance date of any law or regulation referred to in Clause 7.3. Any such changes or modifications made to an Aircraft after it is Ready for Delivery will be at the Buyer’s expense.

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8	TECHNICAL ACCEPTANCE

8.1	Technical Acceptance Process

8.1.1	Prior to Delivery, each Aircraft will undergo a technical acceptance process developed by the Seller in accordance with the Seller’s customer acceptance manual (as may be amended or replaced from time to time), a copy of which has been provided to the Buyer, and which will require the acceptance by the Buyer, not to be unreasonably withheld or delayed, of the quality log book for such Aircraft (the “Technical Acceptance Process”). Completion of the Technical Acceptance Process will demonstrate the satisfactory functioning of such Aircraft and will be deemed to demonstrate compliance with the Specification. If, during the Technical Acceptance Process any Aircraft does not comply with all of the Technical Acceptance Process requirements, the Seller will without hindrance from the Buyer carry out, at its cost, any necessary changes and, as soon as practicable thereafter, resubmit such Aircraft to such further Technical Acceptance Process as is necessary to demonstrate the elimination of the non-compliance.

8.1.2	The Technical Acceptance Process will:

(i)	commence on a date notified by the Seller to the Buyer not later than ten (10) days prior thereto,

(ii)	take place at the Delivery Location,

(iii)	be carried out by the personnel of the Seller with the participation of the Buyer’s representatives in accordance with the Technical Acceptance Process and Clause 8.2.2 if the Buyer elects to attend the Technical Acceptance Process, and

(iv)	include an engine run, ground checks, static tests and a technical acceptance flight that will not be less than one (1) hour and will not exceed three (3) hours unless reasonably necessary to complete the Technical Acceptance Process (the “Technical Acceptance Flight”).

8.2	Buyer’s Attendance

8.2.1	The Buyer is entitled to attend the Technical Acceptance Process.

8.2.2	If the Buyer elects to attend the Technical Acceptance Process, the Buyer:

(i)	will comply with the reasonable requirements of the Seller, with the intention of completing the Technical Acceptance Process within five (5) Business Days after its commencement;

(ii)	may have a maximum of four (4) of its representatives (no more than three (3) of whom will have access to the cockpit at any one time) accompany the Seller’s representatives on the Technical Acceptance Flight, during which the Buyer’s representatives will comply with the instructions of the Seller’s representatives; and

(iii)	will be entitled to have a pilot of the Buyer conduct routine flight maneuvers and tests during the Technical Acceptance Flight as may be reasonably required to demonstrate to the Buyer the satisfactory functioning of the Aircraft, subject to the supervision and operational control of the Seller’s flight test personnel at all times during such flight maneuvers and tests.

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8.2.3	If the Buyer does not attend or fails to cooperate in the Technical Acceptance Process, the Seller will be entitled to complete the Technical Acceptance Process and the Buyer will be deemed to have accepted that the Technical Acceptance Process has been satisfactorily completed, in all respects.

8.3	Certificate of Acceptance

Within five (5) days after the Aircraft is Ready for Delivery, the Buyer will execute and deliver to the Seller a certificate of acceptance in respect of such Aircraft in the form of Exhibit D (the “Certificate of Acceptance”).

8.4	Finality of Acceptance

The Buyer’s execution and delivery of the Certificate of Acceptance for an Aircraft will constitute waiver by the Buyer of any right it may have, under the Uniform Commercial Code as adopted by the State of New York or otherwise, to revoke acceptance of each Aircraft for any reason known to the Buyer at the time of acceptance. The Buyer’s execution and delivery of the Certificate of Acceptance for an Aircraft will not impair the Seller’s obligations pursuant to any warranty, indemnity or performance guarantee or other support set forth in the Agreement or any remedies of the Buyer thereunder.

8.5	Aircraft Utilization

The Seller will, without payment or other liability, be entitled to use any and all Aircraft before Delivery of such Aircraft as may be necessary to obtain the certificates required under Clause 7. Such use will not limit the Buyer’s obligation to accept Delivery hereunder.

The Seller will be authorized to use any and all Aircraft before Delivery for up to twenty (20) hours for any other purpose without specific agreement of the Buyer.

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9	DELIVERY

9.1	Delivery Schedule

Subject to Clauses 2, 7, 8, 10 and 18, the Seller will have the Aircraft Ready for Delivery at the Delivery Location within the following months (each, a “Scheduled Delivery Month”) or quarters (each, a “Scheduled Delivery Quarter”), as applicable set forth on Schedule I hereto (the “Delivery Schedule”).

9.1.1	In respect of each Aircraft for which a Scheduled Delivery Quarter is set forth in Clause 9.1 above, the Seller will communicate to the Buyer the Scheduled Delivery Month no later than [*CTR*] before the first day of the first month of the relevant calendar quarter.

9.1.2	The Seller will give the Buyer at least [*CTR*] days’ written notice of the anticipated date on which each Aircraft will be Ready for Delivery. Such notice will also include the starting date and the planned schedule of the Technical Acceptance Process. Thereafter the Seller will notify the Buyer of any change to such dates.

9.2	Delivery Process

9.2.1	The Buyer will send its representatives (which, with respect to Leased Aircraft, may include representatives of the Lessor) to the Delivery Location to take Delivery of each Aircraft at the date on which such Aircraft is Ready for Delivery, and fly such Aircraft from the Delivery Location.

9.2.2	The Seller will deliver and transfer title to each Aircraft to the Buyer (or, with respect to a Leased Aircraft, the Lessor) free and clear of all encumbrances (except for any liens or encumbrances created by or on behalf of the Buyer) provided that the Balance of the Final Price of such Aircraft has been paid by the Buyer pursuant to Clause 5.4 (or, with respect to a Leased Aircraft, provided that Buyer has executed and delivered to Lessor a definitive lease agreement) and that the Certificate of Acceptance has been signed and delivered to the Seller pursuant to Clause 8.3. The Seller will provide the Buyer (or with respect to Leased Aircraft, the Lessor) with a bill of sale in the form of Exhibit E (the “Bill of Sale”) and such other documentation confirming transfer of title and receipt of such Final Price of such Aircraft as may reasonably be requested by the Buyer (and, with respect to Leased Aircraft, to the Lessor). Title to and risk of loss of or damage to such Aircraft will pass to the Buyer (or, with respect to Leased Aircraft, the Lessor) contemporaneously with the delivery by the Seller to the Buyer of such Bill of Sale.

9.2.3	(i) If the Buyer fails to deliver the signed Certificate of Acceptance with respect to an Aircraft to the Seller when required pursuant to Clause 8.3, or (ii) if Buyer fails to pay the Balance of the Final Price of such Aircraft to the Seller (or with respect to a Leased Aircraft, if Buyer fails to execute and deliver to Lessor a definitive lease agreement), then the Buyer will be deemed to have rejected Delivery wrongfully when such Aircraft was duly tendered to the Buyer hereunder. If such a deemed rejection arises, then in addition to the remedies of Clause 5.8.1, the Seller will retain title to such Aircraft and the Buyer will indemnify and hold the Seller harmless against any and all costs (including but not limited to any parking, storage, and insurance costs) and consequences resulting from the Buyer’s rejection (including but not limited to risk of loss of or damage to such Aircraft), it being understood that the Seller will be under no duty to the Buyer to store, park, insure or otherwise protect such Aircraft. These rights of the Seller will be in addition to the Seller’s other rights and remedies in this Agreement.

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9.3	Flyaway

9.3.1	The Buyer and the Seller will cooperate to obtain any licenses that may be required by the Aviation Authority of the Delivery Location for the purpose of exporting the Aircraft.

9.3.2	All expenses of, or connected with, flying the Aircraft from the Delivery Location after Delivery will be borne by the Buyer. The Buyer will make direct arrangements with the supplying companies for the fuel and oil required for all post-Delivery flights.

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10	EXCUSABLE DELAY AND TOTAL LOSS

10.1	Scope of Excusable Delay

Neither the Seller nor any Affiliate of the Seller, will be responsible for or be deemed to be in default on account of delays in delivery of any Aircraft or failure to deliver or otherwise in the performance of this Agreement or any part hereof due to causes beyond the Seller’s, or any Affiliate’s control or not occasioned by the Seller’s, fault or negligence (“Excusable Delay”), including, but not limited to: (i) acts of God or the public enemy, natural disasters, fires, floods, storms beyond ordinary strength, explosions or earthquakes; epidemics or quarantine restrictions; serious accidents; any law, decision, regulation, directive or other act (whether or not having the force of law) of any government or of the Council of the European Community or the Commission of the European Community or of any national, Federal, State, municipal or other governmental department, commission, board, bureau, agency, court or instrumentality, domestic or foreign; governmental priorities, regulations or orders affecting allocation of materials, facilities or a completed Aircraft; war, civil war or warlike operations, terrorism, insurrection or riots; failure of transportation; strikes or labor troubles causing cessation, slow down or interruption of work; delay in obtaining any airworthiness or type certification; inability after due and timely diligence to procure materials, accessories, equipment or parts; general hindrance in transportation; or failure of a subcontractor or supplier to furnish materials, components, accessories, equipment or parts; (ii) any delay caused directly or indirectly by the action or inaction of the Buyer; and (iii) delay in delivery or otherwise in the performance of this Agreement by the Seller due in whole or in part to any delay in or failure of the delivery of, or any other event or circumstance relating to, the Propulsion System or Buyer Furnished Equipment.

10.2	Consequences of Excusable Delay

If an Excusable Delay occurs:

(i)	the Seller will notify the Buyer of such Excusable Delay as soon as practicable after becoming aware of the same;

(ii)	the Seller will not be responsible for any damages arising from or in connection with such Excusable Delay suffered or incurred by the Buyer;

(iii)	the Seller will not be deemed to be in default in the performance of its obligations hereunder as a result of such Excusable Delay;

(iv)	the Seller will as soon as practicable after the removal of the cause of such delay resume performance of its obligations under this Agreement and in particular will notify the Buyer of the revised Scheduled Delivery Month.

10.3	Termination on Excusable Delay

10.3.1	If any Delivery is delayed as a result of an Excusable Delay for a period of more than twelve (12) months after the last day of the Scheduled Delivery Month, then either party may terminate this Agreement with respect to the affected Aircraft, by giving written notice to the other party within thirty (30) days after the expiration of such twelve (12) month period. However, the Buyer will not be entitled to terminate this Agreement pursuant to this Clause 10.3.1 if the Excusable Delay is caused directly or indirectly by the action or inaction of the Buyer.

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10.3.2	If the Seller advises the Buyer in its notice of a revised Scheduled Delivery Month pursuant to Clause 10.2.1(iv) that there will be a delay in Delivery of an Aircraft of more than twelve (12) months after the last day of the Scheduled Delivery Month, then either party may terminate this Agreement with respect to the affected Aircraft. Termination will be made by giving written notice to the other party within thirty (30) days after the Buyer’s receipt of the notice of a revised Scheduled Delivery Month.

10.3.3	If this Agreement is not terminated under the terms of Clause 10.3.1 or 10.3.2, then the Seller will be entitled to reschedule Delivery. The Seller will notify the Buyer of the new Scheduled Delivery Month after the thirty (30) day period referred to in Clause 10.3.1 or 10.3.2, and this new Scheduled Delivery Month will be deemed to be an amendment to the applicable Scheduled Delivery Month in Clause 9.1.

10.4	Total Loss, Destruction or Damage

If, prior to Delivery, any Aircraft is lost, destroyed or in the reasonable opinion of the Seller is damaged beyond economic repair (“Total Loss”), the Seller will notify the Buyer to this effect within one (1) month of such occurrence. The Seller will include in said notification (or as soon after the issue of the notice as such information becomes available to the Seller) the earliest date consistent with the Seller’s other commitments and production capabilities that an aircraft to replace such Aircraft may be delivered to the Buyer and the Scheduled Delivery Month will be extended as specified in the Seller’s notice to accommodate the delivery of the replacement aircraft; provided, however, that if the Scheduled Delivery Month is extended to a month that is later than twelve (12) months after the last day of the original Scheduled Delivery Month then this Agreement will terminate with respect to said Aircraft unless:

(i)	the Buyer notifies the Seller within one (1) month of the date of receipt of the Seller’s notice that it desires the Seller to provide a replacement aircraft during the month quoted in the Seller’s notice; and

(ii)	the parties execute an amendment to this Agreement recording the change in the Scheduled Delivery Month.

Nothing herein will require the Seller to manufacture and deliver a replacement aircraft if such manufacture would require the reactivation of its production line for the model or series of aircraft that includes the applicable Aircraft.

10.5	Termination Rights Exclusive

If this Agreement is terminated as provided for under the terms of Clauses 10.3 or 10.4, such termination will discharge all obligations and liabilities of the parties hereunder with respect to such affected Aircraft and undelivered material, services, data or other items applicable thereto and to be furnished under the Agreement.

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10.6	Remedies

THIS CLAUSE 10 SETS FORTH THE SOLE AND EXCLUSIVE REMEDY OF THE BUYER FOR DELAYS IN DELIVERY OR FAILURE TO DELIVER, OTHER THAN SUCH DELAYS AS ARE COVERED BY CLAUSE 11, AND THE BUYER HEREBY WAIVES ALL RIGHTS TO WHICH IT WOULD OTHERWISE BE ENTITLED IN RESPECT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY RIGHTS TO INCIDENTAL AND CONSEQUENTIAL DAMAGES OR SPECIFIC PERFORMANCE. THE BUYER WILL NOT BE ENTITLED TO CLAIM THE REMEDIES AND RECEIVE THE BENEFITS PROVIDED IN THIS CLAUSE 10 WHERE THE DELAY REFERRED TO IN THIS CLAUSE 10 IS CAUSED BY THE NEGLIGENCE OR FAULT OF THE BUYER OR ITS REPRESENTATIVES.

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11	INEXCUSABLE DELAY

11.1	Liquidated Damages

Should an Aircraft not be Ready for Delivery within [*CTR*] days after the last day of the Scheduled Delivery Month (as such month may be changed pursuant to Clauses 2, 7 and/or 10) (the “Delivery Period”) and such delay is not as a result of an Excusable Delay or Total Loss, then such delay will be termed an “Inexcusable Delay.” In the event of an Inexcusable Delay, the Buyer will have the right to claim, and the Seller will pay the Buyer liquidated damages of US$ [*CTR*] (US dollars – [*CTR*]) for each day of delay in the Delivery starting on the date falling thirty-one (31) days after the last day of the Scheduled Delivery Month.

In no event will the amount of liquidated damages exceed the total of US$ [*CTR*] (US dollars – [*CTR*]) in respect of any one Aircraft.

The Buyer’s right to liquidated damages in respect of an Aircraft is conditioned on the Buyer’s submitting a written claim for liquidated damages to the Seller not later than [*CTR*] days after the last day of the Scheduled Delivery Month.

11.2	Renegotiation

If, as a result of an Inexcusable Delay, the Delivery does not occur within [*CTR*] after the last day of the Delivery Period the Buyer will have the right, exercisable by written notice to the Seller given between [*CTR*], to require from the Seller a renegotiation of the Scheduled Delivery Month for the affected Aircraft. Unless otherwise agreed between the Seller and the Buyer during such renegotiation, the said renegotiation will not prejudice the Buyer’s right to receive liquidated damages in accordance with Clause 11.1.

11.3	Termination

If, as a result of an Inexcusable Delay, the Delivery does not occur within [*CTR*] after the last day of the Delivery Period and the parties have not renegotiated the Delivery Date pursuant to Clause 11.2, then both parties will have the right exercisable by written notice to the other party, given between [*CTR*], to terminate this Agreement in respect of the affected Aircraft. In the event of termination, neither party will have any claim against the other, except that the Seller will pay to the Buyer any amounts due pursuant to Clause 11.1 and will pay to the Buyer an amount equal to the Predelivery Payments received from the Buyer hereunder in respect of such affected Aircraft.

11.4	Remedies

THIS CLAUSE 11 SETS FORTH THE SOLE AND EXCLUSIVE REMEDY OF THE BUYER FOR DELAYS IN DELIVERY OR FAILURE TO DELIVER, OTHER THAN SUCH DELAYS AS ARE COVERED BY CLAUSE 10, AND THE BUYER HEREBY WAIVES ALL RIGHTS TO WHICH IT WOULD OTHERWISE BE ENTITLED IN RESPECT THEREOF, INCLUDING WITHOUT LIMITATION ANY RIGHTS TO INCIDENTAL AND CONSEQUENTIAL DAMAGES OR SPECIFIC PERFORMANCE. THE BUYER WILL NOT BE ENTITLED TO CLAIM THE REMEDIES AND RECEIVE THE BENEFITS PROVIDED IN THIS CLAUSE 11 WHERE THE DELAY REFERRED TO IN THIS CLAUSE 11 IS CAUSED BY THE NEGLIGENCE OR FAULT OF THE BUYER OR ITS REPRESENTATIVES.

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12	WARRANTIES AND SERVICE LIFE POLICY

This Clause covers the terms and conditions of the warranty and service life policy.

12.1	Standard Warranty

12.1.1	Nature of Warranty

For the purpose of this Agreement the term “Warranted Part” will mean any Seller proprietary component, equipment, system, software (to the extent not covered by the End-User License Agreement for such software), accessory, structure or part, that is installed on an Aircraft at Delivery thereof and

(a)	that is manufactured to the detailed design of the Seller or a subcontractor of the Seller and

(b)	that bears a part number of the Seller at the time of such Delivery.

Subject to the conditions and limitations as hereinafter provided for and except as provided for in Clause 12.1.2, the Seller warrants to the Warranty Beneficiary that each Aircraft and each Warranted Part will at Delivery to such Warranty Beneficiary be free from defects:

(i)	in material;

(ii)	in workmanship, including without limitation processes of manufacture;

(iii)	in design (including without limitation the selection of materials) having regard to the state of the art at the date of such design; and

(iv)	arising from failure to conform to the Specification, except to those portions of the Specification relating to performance or where it is expressly stated that they are estimates or approximations or design aims.

12.1.2	Exclusions

The warranties set forth in Clause 12.1.1 will not apply to Buyer Furnished Equipment, nor to the Propulsion System, nor to any component, equipment, accessory or part installed on any Aircraft at Delivery that is not a Warranted Part except that:

(i)	any defect in the Seller’s workmanship in respect of the installation of such items in such Aircraft, including any failure by the Seller to conform to the installation instructions of the manufacturers of such items, that invalidates any applicable warranty from such manufacturers, will constitute a defect in workmanship for the purpose of this Clause 12.1 and be covered by the warranty set forth in Clause 12.1.1 (ii); and

(ii)	any defect inherent in the Seller’s design of the installation, in consideration of the state of the art at the date of such design, that impairs the use of such items, will constitute a defect in design for the purpose of this Clause 12.1 and be covered by the warranty set forth in Clause 12.1.1 (iii).

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12.1.3	Warranty Period

The warranties set forth in Clauses 12.1.1 and 12.1.2 will be limited to those defects that become apparent within [*CTR*] after Delivery of the affected Aircraft (the “Warranty Period”).

12.1.4	Limitations of Warranty

12.1.4.1	The Warranty Beneficiary’s remedy and the Seller’s obligation and liability under Clauses 12.1.1 and 12.1.2 are, at the Seller’s expense, (a) the repair, replacement or correction of any Warranted Part that is defective (or the supply of modification kits rectifying the defect) (a “Correction”) or (b) the reimbursement of the cost to the Warranty Beneficiary for a replacement for the defective Warranted Part and any other materials installed, incorporated, consumed or expended by the Warranty Beneficiary in performing the Correction. [*CTR*].

12.1.4.2	In the event of a defect covered by Clauses 12.1.1 (iii), 12.1.1 (iv) and 12.1.2 (ii) becoming apparent within the Warranty Period, the Seller will also, if so requested by the Buyer in writing, correct such defect in any Aircraft that has not yet been delivered to the Buyer, provided, however,

(i)	that the Seller will not be responsible, nor be deemed to be in default on account of any reasonable delay in Delivery of any Aircraft or otherwise in respect of the performance of this Agreement, due to the Seller’s undertaking to make such correction and provided further

(ii)	that, rather than accept a delay in the Delivery of any such Aircraft, the Buyer and the Seller may agree to deliver such Aircraft with subsequent correction of the defect by the Buyer at the Seller’s expense, or the Buyer may elect to accept Delivery and thereafter file a Warranty Claim as though the defect had become apparent immediately after Delivery of such Aircraft.

12.1.4.3	Cost of Inspection

In addition to the remedies set forth in Clauses 12.1.4.1 and 12.1.4.2, the Seller will reimburse the direct labor costs incurred by the Warranty Beneficiary in performing inspections of the affected Aircraft to determine whether or not a defect exists in any Warranted Part within the Warranty Period subject to the following conditions:

(i)	such inspections are recommended by a Seller Service Bulletin, service letter, or other Seller correspondence issued or to be performed within the Warranty Period;

(ii)	[*CTR*]

(iii)	the labor rate for the reimbursement will be the In-house Warranty Labor Rate; and

(iv)	[*CTR*].

12.1.5	Warranty Claim Requirements

The Warranty Beneficiary’s remedy and the Seller’s obligation and liability under this Clause 12.1 with respect to any warranty claim submitted by the Buyer (each a “Warranty Claim”) are subject to the following conditions:

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(i)	the defect having become apparent within the Warranty Period;

(ii)	the Warranty Beneficiary having filed a Warranty Claim within [*CTR*] days of discovering the defect, provided that in the event the Buyer does not submit a Warranty Claim within such [*CTR*] day period, [*CTR*] after the end of the Warranty Period; and

(iii)	the Seller having received a Warranty Claim complying with the provisions of Clause 12.1.6 below.

Receipt by the Seller of the Warranty Beneficiary’s notice of a Warranty Claim within the period required by Clause 12.1.5(ii) secures the Warranty Beneficiary’s rights to remedies under this Clause 12.1, whether or not the Seller requests additional information regarding the claimed defect. [*CTR*].

12.1.6	Warranty Administration

The warranties set forth in Clause 12.1 will be administered as hereinafter provided for:

12.1.6.1	Claim Determination

Determination as to whether any claimed defect in any Warranted Part is a valid Warranty Claim will be made by the Seller and will be based upon the claim details, reports from the Seller’s Representatives, historical data logs, inspections, tests, findings during repair, defect analysis and other relevant documents; [*CTR*].

12.1.6.2	Transportation Costs

The cost of transporting a Warranted Part claimed to be defective to the facilities designated by the Seller [*CTR*].

12.1.6.3	Return of an Aircraft

If the Warranty Beneficiary and the Seller mutually agree, prior to such return, that it is necessary to return an Aircraft to the Seller for consideration of a Warranty Claim, [*CTR*].

12.1.6.4	On Aircraft Work by the Seller

If the Seller determines that a defect subject to this Clause 12.1 justifies the dispatch by the Seller of a working team to repair or correct such defect through the embodiment of one or several Seller’s Service Bulletins at the Buyer’s facilities, or if the Seller accepts the return of an Aircraft to perform or have performed such repair or correction, then the labor costs for such on-Aircraft work will be borne by the Seller at the In-House Warranty Labor Rate.

The condition which has to be fulfilled for on-Aircraft work by the Seller is that, in the opinion of the Seller, the work necessitates the technical expertise of the Seller as manufacturer of the affected Aircraft.

If such condition is fulfilled and if the Seller is requested to perform the work, the Seller and the Buyer will agree on a schedule and place for the work to be performed.

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12.1.6.5	Warranty Claim Substantiation

Each Warranty Claim filed by the Warranty Beneficiary under this Clause 12.1 will contain at least the following data (except to the extent (1) the Warranty Beneficiary is not required under applicable law to record and preserve the data described in clauses (g), (h) and (j) and therefore does not have such data, or (2) such data is not applicable in the event a Warranty Claim is filed in connection with a Seller Service Bulletin, service letter, or other Seller correspondence issued by the Seller):

(a)	description of defect and action taken, if any,

(b)	date of incident and/or removal date,

(c)	description of Warranted Part claimed to be defective,

(d)	part number,

(e)	serial number (if applicable),

(f)	position on Aircraft,

(g)	total flying hours or calendar time, as applicable, at the date of defect appearance,

(h)	time since last shop visit at the date of defect appearance,

(i)	Manufacturer Serial Number of the affected Aircraft and/or its registration,

(j)	Aircraft total flying hours and/or number of landings at the date of defect appearance,

(k)	Warranty Claim number,

(l)	date of Warranty Claim,

(m)	Delivery Date of Aircraft or Warranted Part to the Buyer,

Warranty Claims are to be addressed as follows:

Airbus
Customer Services directorate
Warranty Administration
Rond Point Maurice Bellonte
B.P. 33
31707 Blagnac Cedex
France

12.1.6.6	Replacements

Replaced components, equipment, accessories or parts will become the Seller’s property.

Title to and risk of loss of any Aircraft, component, accessory, equipment or part returned by the Buyer to the Seller will at all times remain with the Buyer, except that:

(i)	when the Seller has possession of a returned Aircraft, component, accessory, equipment or part to which the Buyer has title, the Seller will have such responsibility therefor as is chargeable by law to a bailee for hire, but the Seller will not be liable for loss of use, and;

(ii)	title to and risk of loss of a returned component, accessory, equipment or part will pass to the Seller upon shipment by the Seller to the Buyer of any item furnished by the Seller to the Buyer as a replacement therefor.

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Upon the Seller’s shipment to the Buyer of any replacement component, accessory, equipment or part provided by the Seller pursuant to this Clause 12.1, title to and risk of loss of such replacement component, accessory, equipment or part will pass to the Buyer.

12.1.6.7	Claims Review

The Seller will use commercially reasonable efforts to promptly review each Warranty Claim and provide notice to the Warranty Beneficiary of approval or rejection of a Warranty Claim in a timely manner. The Seller will provide reasonable written substantiation in case of rejection of a Warranty Claim. In the event of rejection, the Buyer will have the opportunity to resubmit the Warranty Claim if additional information not provided in the Warranty Claim is or becomes available. In the event the Seller approves any Warranty Claim and determines to offer a reimbursement, the Seller will within fifteen (15) days after such approval issue a warranty credit to the Buyer.

12.1.6.8	Inspection

The Seller will have the right to inspect the affected Aircraft, documents and other records relating thereto in the event of any Warranty Claim under this Clause 12.1.

12.1.7	In-house Warranty

12.1.7.1	Seller’s Authorization

The Seller hereby authorizes the Buyer to repair Warranted Parts (“In-house Warranty”) subject to the terms of this Clause 12.1.7.

12.1.7.2	Conditions for Seller’s Authorization

The Buyer will be entitled to repair such Warranted Parts:

•

provided the Buyer notifies the Seller Representative of its intention to perform In-house Warranty repairs before any such repairs are started if the estimated cost of such repair is in excess of US$ [*CTR*] (US dollars – [*CTR*]). The Buyer’s notification will include sufficient detail regarding the defect, estimated labor hours and material to allow the Seller to ascertain the reasonableness of the estimate. The Seller agrees to use all reasonable efforts to ensure a prompt response and will not unreasonably withhold, condition or delay authorization;

•	provided adequate facilities and qualified personnel are available to the Buyer;

•	provided repairs are performed in accordance with the Seller’s Technical Data or written instructions; and

•

only to the extent specified by the Seller, or, in the absence of such specification, to the extent reasonably necessary to correct the defect, in accordance with the standards set forth in Clause 12.1.10.

12.1.7.3	Seller’s Rights

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The Seller will have the right to require the return of any Warranted Part, or any part removed therefrom, which is claimed to be defective if, in the judgment of the Seller, the nature of the claimed defect requires technical investigation. Such return will be subject to the provisions of Clause 12.1.6.2. Furthermore, the Seller will have the right to have a Seller Representative present during the disassembly, inspection and testing of any Warranted Part claimed to be defective, subject to such presence being practical and not unduly delaying the repair.

12.1.7.4	In-house Warranty Claim Substantiation

Claims for In-house Warranty credit will be filed within the time period set forth in 12.1.5 (ii) and will contain the same information as that required for Warranty Claims under Clause 12.1.6.5 and in addition will include:

(a)	a report of technical findings with respect to the defect,

(b)	for parts required to remedy the defect:

•	part numbers,

•	serial numbers (if applicable),

•	parts description,

•	quantity of parts,

•	unit price of parts,

•	related Seller’s or third party’s invoices (if applicable),

•	total price of parts,

(c)	detailed number of labor hours,

(d)	In-house Warranty Labor Rate,

(e)	total claim value.

12.1.7.5	Credit

The Buyer’s sole remedy and the Seller’s sole obligation and liability with respect to In-house Warranty Claims will be the warranty credit issued to the Buyer in an amount equal to the reasonable direct labor costs expended in performing the repair of a Warranted Part and to the direct costs of materials incorporated in such repair, determined as set forth below:

(i)	to determine direct labor costs, only man-hours spent on removal from the affected Aircraft, disassembly, inspection, repair, reassembly, final inspection and test of the Warranted Part and reinstallation thereof on the affected Aircraft will be counted. Any man-hours required for maintenance work concurrently being carried out on the affected Aircraft or the Warranted Part will not be included.

(ii)	The man-hours counted as set forth above will be multiplied by an agreed labor rate of US$ [*CTR*] (US dollars – [*CTR*]), e.c. 2011 (“In-house Warranty Labor Rate”), which is deemed to represent the Buyer’s composite labor rate meaning the average hourly rate (excluding all fringe benefits, premium time allowances, social security charges, business taxes and the like) paid to the Buyer’s employees whose jobs are directly related to the performance of the repair.

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The In-house Warranty Labor Rate is subject to annual adjustment by multiplication by the ratio ECIn/ECIb. For the purposes of this Clause 12.1.7.5 only, ECIn will be equal to the Labor Index, ECI336411W, defined in the Seller’s Price Revision Formula 2011 set forth in Exhibit C-1 to the Agreement.

(iii)	Direct material costs are determined by the prices at which the Buyer acquired such material, excluding any parts and materials used for overhaul and as may be furnished by the Seller at no charge.

12.1.7.6	Limitation

The Buyer will in no event be credited for repair costs (including labor and material) for any Warranted Part in excess of [*CTR*] of the Seller’s current catalogue price for a replacement of such defective Warranted Part.

12.1.7.7	Scrapped Material

The Buyer will retain any defective Warranted Part beyond economic repair and any defective part removed from a Warranted Part during repair for a period of either one hundred and twenty (120) days after the date of completion of the repair or sixty (60) days after submission of a claim for In-house Warranty credit relating thereto, whichever is longer, and during such period such parts will be returned to the Seller within thirty (30) days of receipt of the Seller’s request to that effect.

Notwithstanding the foregoing, the Buyer may scrap any such defective parts, which are beyond economic repair and not required for technical evaluation locally, with the agreement of the Seller Representative(s) at any time.

Scrapped Warranted Parts will be evidenced by a record of scrapped material certified by an authorized representative of the Buyer and will be kept in the Buyer’s file for a least the duration of the applicable Warranty Period.

12.1.8	Standard Warranty in case of Pooling or Leasing Arrangements

Without prejudice to Clause 21.1, the warranties provided for in this Clause 12.1 for any Warranted Part will accrue to the benefit of any airline in revenue service, other than the Buyer, if the Warranted Part enters into the possession of any such airline as a result of a pooling or leasing agreement between such airline and the Buyer, in accordance with the terms and subject to the limitations and exclusions of the foregoing warranties and to the extent permitted by any applicable law or regulations.

12.1.9	Warranty for Corrected, Replaced or Repaired Warranted Parts

Notwithstanding the definition of “Warranty Period” set forth in Clause 12.1.2.3, whenever any Warranted Part, which contains a defect for which the Seller is liable under Clause 12.1, has been corrected, replaced or repaired pursuant to the terms of this Clause 12.1 (a “Corrected Part”), the period of the Seller’s warranty with respect to such Corrected Part will be the remaining portion of the original warranty or [*CTR*] months from the date the Correction is performed, whichever is longer.

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If a defect is attributable to a defective repair or replacement by the Buyer, a Warranty Claim with respect to such defect will be rejected, notwithstanding any subsequent correction or repair, and will immediately terminate the remaining warranties under this Clause 12.1 in respect of the affected Warranted Part.

12.1.10	Accepted Industry Standard Practices Normal Wear and Tear

The Buyer’s rights under this Clause 12.1 with respect to any Warranted Part are subject to such Warranted Part being maintained, overhauled, repaired and operated in accordance with accepted industry standard practices, all Technical Data and any other instructions issued by the Seller, the Suppliers and the Propulsion System Manufacturer with respect to such Warranted Part and all applicable rules, regulations and directives of the relevant Aviation Authorities with respect to such Warranted Part.

The Seller’s liability under this Clause 12.1 will not extend to normal wear and tear nor to:

(i)	any Warranted Part that has been repaired, altered or modified after Delivery, except by the Seller or in accordance with the Seller’s Technical Data or the Seller’s written instructions;

(ii)	any Warranted Part that has been operated in a damaged state, except to the extent such operation was until the next commercially reasonable opportunity to replace such Warranted Part; and

(iii)	any Warranted Part from which the part or serial number has been removed.

12.2	Seller Service Life Policy

In addition to the warranties set forth in Clause 12.1, the Seller further agrees to provide the Warranty Beneficiary with a “Seller Service Life Policy” as set forth in this Clause 12.2.

12.2.1	Should a Failure occur in any Item (as these terms are defined below) that is not caused by an extrinsic force, then, subject to the general conditions and limitations set forth in Clause 12.2.4, the provisions of this Clause 12.2 will apply.

For the purposes of this Clause 12.2:

(i)	“Item” means any item listed in Exhibit F;

(ii)	“Failure” means a breakage or defect that can reasonably be expected to occur on a fleet wide basis and which materially impairs the utility of the Item.

12.2.2	Periods and Seller’s Undertakings

Subject to the general conditions and limitations set forth in Clause 12.2.4, the Seller agrees that if a Failure occurs in an Item within [*CTR*] after the Delivery of such Aircraft, the Seller will, at its discretion and as promptly as practicable and with the Seller’s financial participation as hereinafter provided, either:

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•

design and furnish to the Buyer a Correction or Corrected Part for such Item with a Failure and provide any parts required for such Correction (including Seller designed standard parts but excluding industry standard parts), or

•	replace such Item.

12.2.3	Seller’s Participation in the Costs

Subject to the general conditions and limitations set forth in Clause 12.2.4, any part or Item that the Seller is required to furnish to the Buyer under the Seller Service Life Policy in connection with the correction or replacement of an Item will be furnished to the Buyer at the Seller’s then current sales price therefore, less the Seller’s financial participation determined in accordance with the following formula:

[*CTR*]

12.2.4	General Conditions and Limitations

12.2.4.1	The undertakings set forth in this Clause 12.2 will be valid after the period of the Seller’s warranty applicable to an Item under Clause 12.1.

12.2.4.2	The Buyer’s remedies and the Seller’s obligations and liabilities under the Seller Service Life Policy are subject to the prior compliance by the Buyer with the following conditions:

(i)	the Buyer will maintain log books and other historical records with respect to each Item, reasonably adequate to enable the Seller to determine whether the alleged Failure is covered by the Seller Service Life Policy and, if so, to define the portion of the costs to be borne by the Seller in accordance with Clause 12.2.3;

(ii)	the Buyer will keep the Seller informed of any significant incidents relating to an Aircraft, howsoever occurring or recorded;

(iii)	the Buyer will comply with the conditions of Clause 12.1.10;

(iv)	the Buyer will implement specific structural inspection programs for monitoring purposes as may be established from time to time by the Seller. Such programs will be as compatible as practicable with the Buyer’s operational requirements and will be carried out at the Buyer’s expense. Reports relating thereto will be regularly furnished to the Seller;

(v)	the Buyer will report any breakage or defect in an Item in writing to the Seller within sixty (60) days after such breakage or defect becomes apparent, whether or not such breakage or defect can reasonably be expected to occur in any other aircraft, and the Buyer will have provided to the Seller reasonably sufficient detail on the breakage or defect to enable the Seller to determine whether such breakage or defect is subject to the Seller Service Life Policy.

12.2.4.3	Except as otherwise provided for in this Clause 12.2, any claim under the Seller Service Life Policy will be administered as provided for in, and will be subject to the terms and conditions of, Clause 12.1.6.

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12.2.4.4	In the event of the Seller having issued a modification applicable to an Aircraft, the purpose of which is to avoid a Failure, the Seller may elect to supply the necessary modification kit free of charge to the Buyer or under a pro rata formula established by the Seller. If such a kit is so offered to the Buyer free of charge, then, to the extent of such Failure and any Failures that could ensue therefrom, the validity of the Seller’s commitment under this Clause 12.2 will be subject to the Buyer incorporating such modification in the relevant Aircraft, as promulgated by the Seller and in accordance with the Seller’s instructions, within a reasonable period of time.

12.2.4.5	THE SELLER SERVICE LIFE POLICY IS NEITHER A WARRANTY, PERFORMANCE GUARANTEE, NOR AN AGREEMENT TO MODIFY ANY AIRCRAFT OR AIRFRAME COMPONENTS TO CONFORM TO NEW DEVELOPMENTS OCCURRING IN THE STATE OF AIRFRAME DESIGN AND MANUFACTURING ART. THE SELLER’S OBLIGATION UNDER THIS CLAUSE 12.2 IS TO MAKE ONLY THOSE CORRECTIONS TO THE ITEMS OR FURNISH REPLACEMENTS THEREFOR AS PROVIDED FOR IN THIS CLAUSE 12.2. THE BUYER’S SOLE REMEDY AND RELIEF FOR THE NON-PERFORMANCE OF ANY OBLIGATION OR LIABILITY OF THE SELLER ARISING UNDER OR BY VIRTUE OF THE SELLER SERVICE LIFE POLICY WILL BE IN A CREDIT FOR GOODS AND SERVICES (NOT INCLUDING AIRCRAFT), LIMITED TO THE AMOUNT THE BUYER REASONABLY EXPENDS IN PROCURING A CORRECTION OR REPLACEMENT FOR ANY ITEM THAT IS THE SUBJECT OF A FAILURE COVERED BY THE SELLER SERVICE LIFE POLICY AND TO WHICH SUCH NON-PERFORMANCE IS RELATED, LESS THE AMOUNT THAT THE BUYER OTHERWISE WOULD HAVE BEEN REQUIRED TO PAY UNDER THIS CLAUSE 12.2 IN RESPECT OF SUCH CORRECTED OR REPLACEMENT ITEM.

12.3	Supplier Warranties and Service Life Policies

Prior to or at Delivery of the first Aircraft, the Seller will provide the Buyer, in accordance with the provisions of Clause 17, with the warranties and, where applicable, service life policies that the Seller has obtained for Supplier Parts pursuant to the Supplier Product Support Agreements. The Seller authorizes the Buyer to enforce directly against all Suppliers all such warranties and service life policies to the fullest extent permitted by the applicable Supplier Product Support Agreement.

[*CTR*].

12.3.1	Definitions

12.3.1.1	“Supplier” means any supplier of Supplier Parts.

12.3.1.2	“Supplier Part” means any component, equipment, accessory or part installed in an Aircraft at the time of Delivery thereof and for which there exists a Supplier Product Support Agreement. For the sake of clarity, the Propulsion System and Buyer Furnished Equipment and other equipment selected by the Buyer to be supplied by suppliers with whom the Seller has no existing enforceable warranty agreements are not Supplier Parts.

12.3.1.3	“Supplier Product Support Agreements” means agreements between the Seller and Suppliers, as described in Clause 17.1.2, containing enforceable and transferable warranties and, in the case of landing gear suppliers, service life policies for selected structural landing gear elements.

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12.3.2	Supplier’s Default

12.3.2.1	In the event that any Supplier, under any standard warranty obtained by the Seller in a Supplier Product Support Agreement, defaults in the performance of any obligation with respect thereto and subject to (i) the Buyer using its commercially reasonable efforts to enforce its rights under such Supplier Product Support Agreement and (ii) the Buyer submitting in reasonable time to the Seller reasonable evidence that such default has occurred, then Clause 12.1 will apply to the extent the same would have been applicable had such Supplier Part been a Warranted Part, except that the Supplier’s warranty period as indicated in the Supplier Product Support Agreement will apply.

12.3.2.2	In the event that any Supplier, under any Supplier service life policy obtained by the Seller in a Supplier Product Support Agreement, defaults in the performance of any obligation with respect thereto and subject to (i) the Buyer using its commercially reasonable efforts to enforce its rights under such Supplier Product Support Agreement and (ii) the Buyer submitting in reasonable time to the Seller reasonable evidence that such default has occurred, then Clause 12.2 will apply as if such Supplier Part was an Item, except that the Supplier’s service life policy period as indicated in the Supplier Product Support Agreement will apply.

12.3.2.3	At the Seller’s request, the Buyer will assign to the Seller, and the Seller will be subrogated to, all of the Buyer’s rights against the relevant Supplier with respect to and arising by reason of such default and will provide reasonable assistance to enable the Seller to enforce the rights so assigned.

12.4	Interface Commitment

12.4.1	Interface Problem

If the Warranty Beneficiary experiences any technical problem in the operation of an Aircraft or its systems due to a malfunction, the cause of which, after due and reasonable investigation, is not readily identifiable by the Warranty Beneficiary but which the Warranty Beneficiary reasonably believes to be attributable to the design characteristics of one or more components of such Aircraft (“Interface Problem”), the Seller will, if so requested by the Warranty Beneficiary, and without additional charge to the Warranty Beneficiary, promptly conduct or have conducted an investigation and analysis of such problem to determine, if possible, the cause or causes of the problem and to recommend such corrective action as may be feasible. The Warranty Beneficiary will furnish to the Seller all data and information in the Warranty Beneficiary’s possession reasonably relevant to the Interface Problem and will reasonably cooperate with the Seller in the conduct of the Seller’s investigations and such tests as may be required.

At the conclusion of such investigation, the Seller will promptly advise the Warranty Beneficiary in writing of the Seller’s opinion as to the cause or causes of the Interface Problem and the Seller’s recommendations as to corrective action.

12.4.2	Seller’s Responsibility

If the Seller determines that the Interface Problem is primarily attributable to the design of a Warranted Part, the Seller will, if so requested by the Warranty Beneficiary and pursuant to the terms and conditions of Clause 12.1, correct the design of such Warranted Part to the extent of the Seller’s obligation as defined in Clause 12.1.

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12.4.3	Supplier’s Responsibility

If the Seller determines that the Interface Problem is primarily attributable to the design of any Supplier Part, the Seller will, if so requested by the Warranty Beneficiary, reasonably assist the Warranty Beneficiary in processing any warranty claim the Warranty Beneficiary may have against the Supplier. The Seller will also take whatever reasonable action is permitted by its contracts with such Supplier in an effort to obtain a correction of the Interface Problem acceptable to the Warranty Beneficiary. If the Supplier fails within a reasonable period of time to take appropriate action on the Seller’s recommendation as to the necessary corrective action and the Warranty Beneficiary submits to the Seller, within a reasonable period of time, proof of such failure, then the Seller will take action in accordance with the provisions of Clause 12.3

12.4.4	Joint Responsibility

If the Seller determines that the Interface Problem is attributable partially to the design of a Warranted Part and partially to the design of any Supplier Part, the Seller will, if so requested by the Warranty Beneficiary, seek a solution to the Interface Problem through cooperative efforts of the Seller and any Supplier involved.

The Seller will promptly advise the Warranty Beneficiary of such corrective action as may be proposed by the Seller and any such Supplier. Such proposal will be consistent with any then existing obligations of the Seller hereunder and of any such Supplier towards the Warranty Beneficiary. Such corrective action, unless reasonably rejected by the Warranty Beneficiary, will constitute full satisfaction of any claim the Warranty Beneficiary may have against either the Seller or any such Supplier with respect to such Interface Problem.

12.4.5	General

12.4.5.1	All requests under this Clause 12.4 will be directed to both the Seller and the affected Supplier.

12.4.5.2	Except as specifically set forth in this Clause 12.4, this Clause will not be deemed to impose on the Seller any obligations not expressly set forth elsewhere in this Agreement.

12.4.5.3	All reports, recommendations, data and other documents furnished by the Seller to the Warranty Beneficiary pursuant to this Clause 12.4 will be deemed to be delivered under this Agreement and will be subject to the terms, covenants and conditions set forth in this Clause 12 and in Clause 22.11.

12.5	Exclusivity of Warranties

THIS CLAUSE 12 SETS FORTH THE EXCLUSIVE WARRANTIES, EXCLUSIVE LIABILITIES AND EXCLUSIVE OBLIGATIONS OF THE SELLER, AND THE EXCLUSIVE REMEDIES AVAILABLE TO THE BUYER, WHETHER UNDER THIS AGREEMENT OR OTHERWISE, ARISING FROM ANY DEFECT OR NONCONFORMITY OR PROBLEM OF ANY KIND IN ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY, PART, SOFTWARE, DATA OR SERVICE DELIVERED BY THE SELLER UNDER THIS AGREEMENT.

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THE BUYER RECOGNIZES THAT THE RIGHTS, WARRANTIES AND REMEDIES IN THIS CLAUSE 12 ARE ADEQUATE AND SUFFICIENT TO PROTECT THE BUYER FROM ANY DEFECT OR NONCONFORMITY OR PROBLEM OF ANY KIND IN THE GOODS AND SERVICES SUPPLIED UNDER THIS AGREEMENT. THE BUYER HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER WARRANTIES, OBLIGATIONS, GUARANTEES AND LIABILITIES OF THE SELLER AND ALL OTHER RIGHTS, CLAIMS AND REMEDIES OF THE BUYER AGAINST THE SELLER, WHETHER EXPRESS OR IMPLIED BY CONTRACT, TORT, OR STATUTORY LAW OR OTHERWISE, WITH RESPECT TO ANY NONCONFORMITY OR DEFECT OR PROBLEM OF ANY KIND IN ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY, PART, SOFTWARE, DATA OR SERVICE DELIVERED BY THE SELLER UNDER THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO:

(1)	ANY IMPLIED WARRANTY OF MERCHANTABILITY AND/OR FITNESS FOR ANY GENERAL OR PARTICULAR PURPOSE;

(2)	ANY IMPLIED OR EXPRESS WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

(3)	ANY RIGHT, CLAIM OR REMEDY FOR BREACH OF CONTRACT;

(4)	ANY RIGHT, CLAIM OR REMEDY FOR TORT, UNDER ANY THEORY OF LIABILITY, HOWEVER ALLEGED, INCLUDING, BUT NOT LIMITED TO, ACTIONS AND/OR CLAIMS FOR NEGLIGENCE, GROSS NEGLIGENCE, INTENTIONAL ACTS, WILLFUL DISREGARD, IMPLIED WARRANTY, PRODUCT LIABILITY, STRICT LIABILITY OR FAILURE TO WARN;

(5)	ANY RIGHT, CLAIM OR REMEDY ARISING UNDER THE UNIFORM COMMERCIAL CODE OR ANY OTHER STATE OR FEDERAL STATUTE;

(6)	ANY RIGHT, CLAIM OR REMEDY ARISING UNDER ANY REGULATIONS OR STANDARDS IMPOSED BY ANY INTERNATIONAL, NATIONAL, STATE OR LOCAL STATUTE OR AGENCY;

(7)	ANY RIGHT, CLAIM OR REMEDY TO RECOVER OR BE COMPENSATED FOR:

(a)	LOSS OF USE OR REPLACEMENT OF ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY OR PART PROVIDED UNDER THIS AGREEMENT;

(b)	LOSS OF, OR DAMAGE OF ANY KIND TO, ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY OR PART PROVIDED UNDER THIS AGREEMENT;

(c)	LOSS OF PROFITS AND/OR REVENUES;

(d)	ANY OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGE.

THE WARRANTIES AND SELLER SERVICE LIFE POLICY PROVIDED BY THIS AGREEMENT WILL NOT BE EXTENDED, ALTERED OR VARIED EXCEPT BY A WRITTEN INSTRUMENT EXECUTED AND DELIVERED BY THE SELLER AND THE BUYER. IN THE EVENT THAT ANY PROVISION OF THIS CLAUSE 12 SHOULD FOR ANY REASON BE HELD UNLAWFUL, OR OTHERWISE UNENFORCEABLE, THE REMAINDER OF THIS CLAUSE 12 WILL REMAIN IN FULL FORCE AND EFFECT.

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FOR THE PURPOSES OF THIS CLAUSE 12.5, THE “SELLER” WILL BE UNDERSTOOD TO INCLUDE THE SELLER AND ANY OF ITS SUPPLIERS, SUBCONTRACTORS, AND AFFILIATES.

12.6	Duplicate Remedies

The remedies provided to the Buyer under Clause 12.1 and Clause 12.2 as to any defect in respect of any Aircraft or any part thereof are mutually exclusive and not cumulative. The Buyer will be entitled to the remedy that provides the maximum benefit to it, as the Buyer may elect, pursuant to the terms and conditions of this Clause 12 for any particular defect for which remedies are provided under this Clause 12; provided, however, that the Buyer will not be entitled to elect a remedy under both Clause 12.1 and Clause 12.2 for the same defect. The Buyer’s rights and remedies herein for the nonperformance of any obligations or liabilities of the Seller arising under these warranties will be in monetary damages limited to the amount the Buyer expends in procuring a correction or replacement for any covered part subject to a defect or nonperformance covered by this Clause 12, and the Buyer will not have any right to require specific performance by the Seller.

12.7	Negotiated Agreement

The Buyer specifically recognizes that:

(i)	the Specifications have been agreed upon after careful consideration by the Buyer using its judgment as a professional operator of aircraft used in public transportation and as such is a professional within the same industry as the Seller;

(ii)	this Agreement, and in particular this Clause 12, has been the subject of discussion and negotiation and is fully understood by the Buyer; and

(iii)	the price of the Aircraft and the other mutual agreements of the Buyer set forth in this Agreement were arrived at in consideration of, inter alia, the provisions of this Clause 12, specifically including the waiver, release and renunciation by the Buyer set forth in Clause 12.5.

12.8	Disclosure to Third Party Entity

In the event of the Buyer intending to designate a third party entity (a “Third Party Entity”) to administer this Clause 12, the Buyer will notify the Seller of such intention prior to any disclosure of this Clause to the selected Third Party Entity and will cause such Third Party Entity to enter into a confidentiality agreement and or any other relevant documentation with the Seller solely for the purpose of administrating this Clause 12.

12.9	Transferability

Unless otherwise permitted pursuant to Clause 21, the Buyer’s rights under this Clause 12 may not be assigned, sold, transferred, novated or otherwise alienated by operation of law or otherwise, without the Seller’s prior written consent, which will not be unreasonably withheld.

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Any transfer in violation of this Clause 12.9 will, as to the particular Aircraft involved, void the rights and warranties of the Buyer under this Clause 12 and any and all other warranties that might arise under or be implied in law.

12.10	Contribution Toward Third Party Damage

Notwithstanding anything else in this Clause 12 to the contrary, claims by the Buyer against the Seller for contribution toward third party bodily injury or property damage claims, to the extent of the Seller’s relative percentage of the total fault or other legal responsibility of all persons causing such bodily injuries or property damage, are excepted from the terms of Clause 12.

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13	TRADE SECRET, PATENT AND COPYRIGHT INDEMNITY

13.1	Indemnity

13.1.1	13.1.1 Subject to the provisions of Clause 13.2.3, the Seller will indemnify, defend and hold harmless the Warranty Beneficiary from and against any damages, losses, costs, claims, suits and/or expenses including legal costs (excluding damages, losses, costs, claims, suits, expenses, loss of profits and other liabilities in respect of or resulting from loss of use of the Aircraft) resulting from (a) any trade secret misappropriation or alleged trade secret misappropriation by the Seller which interferes with the Warranty Beneficiary’s use of any Airframe, any part or software installed in any Airframe at Delivery (including the Propulsion System interface and excluding Buyer Furnished Equipment, such Airframe, an “Indemnified Airframe”), any replacement part or software or Technical Data, in each case provided by the Seller for any Indemnified Airframe in accordance with this Agreement or (b) any infringement or claim of infringement caused by the Warranty Beneficiary’s use of any Airframe, any part or software installed in any Indemnified Airframe at Delivery, any replacement part or software or Technical Data, in each case provided by the Seller for any Indemnified Airframe in accordance with this Agreement of:

(i)	any British, French, German, Spanish or U.S. patent; and

(ii)	any patent issued under the laws of any other country in which the Warranty Beneficiary may lawfully operate such Aircraft, provided that at the time of infringement or claim of infringement:

(1)	such country and the flag country of such Aircraft are each a party to the Chicago Convention on International Civil Aviation of December 7, 1944, and are each fully entitled to all benefits of Article 27 thereof, or in the alternative,

(2)	such country and the flag country of such Aircraft are each a party to the International Convention for the Protection of Industrial Property of March 20, 1883 (“Paris Convention”); and

(iii)	any copyright, provided that the Seller’s obligation to indemnify, defend and hold harmless will be limited to infringements in the United States of America and in countries which, at the time of infringement or claim of infringement, are members of The Berne Union.

13.1.2	Clause 13.1.1 will not apply to

(i)	Buyer Furnished Equipment or Propulsion System; or

(ii)	parts not manufactured to the Seller’s detailed design.

13.1.3	In the event that the Warranty Beneficiary, due to circumstances contemplated in Clause 13.1.1, is prevented from using any Aircraft (whether by a valid judgment of a court of competent jurisdiction or by a settlement arrived at between claimant, the Seller and Warranty Beneficiary), the Seller will at its discretion and expense either:

(i)	procure for the Warranty Beneficiary the right to use such Aircraft; or

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(ii)	as applicable, cure the misappropriation or replace the infringing part of such Aircraft as soon as possible with a non-infringing substitute, in each case complying in all other respects with the requirements of this Agreement.

13.2	Administration of Patent and Copyright Indemnity Claims

13.2.1	If the Warranty Beneficiary receives a written claim or a suit is threatened or commenced against the Warranty Beneficiary for misappropriation or infringement referred to in Clause 13.1, the Warranty Beneficiary will:

(i)	within thirty (30) days after such receipt or commencement (or sooner, if reasonably justified under the circumstances), notify the Seller giving particulars thereof, provided that the Warranty Beneficiary’s failure to so notify the Seller will not relieve the Seller of any liability pursuant to this Clause 13 except to the extent that the Seller demonstrates that the defense of such suit or claim is prejudiced thereby;

(ii)	furnish to the Seller all data, papers and records within the Warranty Beneficiary’s control or possession relating to such suit or claim;

(iii)	refrain from admitting any liability or making any payment or assuming any expenses, damages, costs or royalties or otherwise acting in a manner prejudicial to the defense or denial of such suit or claim; provided that nothing in this sub-Clause (iii) will prevent the Warranty Beneficiary from paying such sums as may be required in order to obtain the release of the affected Aircraft; provided further that such payment is accompanied by a denial of liability and is made without prejudice;

(iv)	reasonably co-operate with, and render reasonable assistance to, the Seller as may be pertinent to the defense or denial of the suit or claim;

(v)	act in such a way as to reasonably mitigate damages, costs and expenses and / or reduce the amount of royalties which may be payable.

13.2.2	The Seller will be entitled upon prior written notice to the Warranty Beneficiary, either in its own name or on behalf of the Warranty Beneficiary, to conduct negotiations with the party or parties alleging misappropriation or infringement and will assume and conduct the defense or settlement of any suit or claim. Absent the prior written consent of the Warranty Beneficiary, the Seller may not enter into any settlement, unless such settlement (i) does not include any finding or admission of wrongdoing by the Warranty Beneficiary, (ii) includes an unconditional written release by the claimant or plaintiff of the Warranty Beneficiary from all liability in respect of such suit or claim, and (iii) does not impose equitable remedies or any obligation on the Warranty Beneficiary other than solely the payment of money damages for which the Warranty Beneficiary will be fully indemnified hereunder.

If the Seller fails or refuses to assume the defense of any claim or suit notified to it under this Clause 13, the Warranty Beneficiary will, upon prior written notice to the Seller, have the right, at the Seller’s expense, to proceed with the defense or settlement of the claim or suit as it deems prudent; provided, that absent the prior written consent of the Seller, the Warranty Beneficiary may not enter into any settlement, unless such settlement (i) does not include any finding or admission of wrongdoing by the Seller, (ii) includes an unconditional written release by the claimant or plaintiff of the Seller from all liability in respect of such suit or claim and (iii) does not impose equitable remedies on the Seller.

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13.2.3	The Seller’s liability hereunder will be conditional upon the compliance by the Warranty Beneficiary with the terms of this Clause and is in lieu of any other liability to the Warranty Beneficiary express or implied which the Seller might incur at law as a result of any actual or claimed misappropriation or infringement.

THE INDEMNITY PROVIDED IN THIS CLAUSE 13 AND THE OBLIGATIONS AND LIABILITIES OF THE SELLER UNDER THIS CLAUSE 13 ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND THE WARRANTY BENEFICIARY HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER INDEMNITIES, WARRANTIES, OBLIGATIONS, GUARANTEES AND LIABILITIES ON THE PART OF THE SELLER AND RIGHTS, CLAIMS AND REMEDIES OF THE WARRANTY BENEFICIARY AGAINST THE SELLER, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE (INCLUDING WITHOUT LIMITATION ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY ARISING FROM OR WITH RESPECT TO LOSS OF USE OR REVENUE OR CONSEQUENTIAL DAMAGES), WITH RESPECT TO ANY ACTUAL OR ALLEGED TRADE SECRET MISAPPROPRIATION OR PATENT OR COPYRIGHT INFRINGEMENT BY ANY INDEMNIFIED AIRFRAME, PART OR SOFTWARE INSTALLED IN ANY INDEMNIFIED AIRFRAME AT DELIVERY, REPLACEMENT PART OR SOFTWARE OR ANY TECHNICAL DATA IN EACH CASE PROVIDED BY THE SELLER FOR ANY AIRFRAME, PROVIDED THAT, IN THE EVENT THAT ANY OF THE AFORESAID PROVISIONS SHOULD FOR ANY REASON BE HELD UNLAWFUL OR OTHERWISE INEFFECTIVE, THE REMAINDER OF THIS CLAUSE WILL REMAIN IN FULL FORCE AND EFFECT. THIS INDEMNITY AGAINST TRADE SECRET MISAPPROPRIATIONS AND PATENT AND COPYRIGHT INFRINGEMENTS WILL NOT BE EXTENDED, ALTERED OR VARIED EXCEPT BY A WRITTEN INSTRUMENT EXECUTED AND DELIVERED BY THE SELLER AND THE WARRANTY BENEFICIARY.

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14	TECHNICAL DATA AND SOFTWARE SERVICES

14.1	Scope

This Clause 14 covers the terms and conditions for the supply of technical data (together with any revisions thereto, and including the technical data set forth in Exhibit G hereto, the “Technical Data”) and software services described hereunder (hereinafter, and including the software services set forth in Exhibit G hereto, “Software Services”) to support the Aircraft operation, maintenance and training.

14.1.1	Except as otherwise set forth in this Clause 14, the Technical Data will be supplied in the English language using the aeronautical terminology in common use. The Technical Data will reference U.S. conventions for pounds, feet, seconds and gallons.

14.1.2	Range, form, type, format, quantity and delivery schedule of the Technical Data to be provided under this Agreement are outlined in Exhibit G hereto.

14.2	Aircraft Identification for Technical Data

14.2.1	For those Technical Data that are customized to the Buyer’s Aircraft, the Buyer agrees to the allocation of fleet serial numbers (“Fleet Serial Numbers”) in the form of a block of numbers selected in the range from 001 to 999.

14.2.2	The sequence will not be interrupted unless two (2) different Propulsion System or two (2) different models of Aircraft are selected.

14.2.3	The Buyer will indicate to the Seller the Fleet Serial Number allocated to each Aircraft corresponding to the delivery schedule set forth in Schedule I no later than [*CTR*] before the Scheduled Delivery Month of the first Aircraft. Neither the designation of such Fleet Serial Numbers nor the subsequent allocation of the Fleet Serial Numbers to Manufacturer Serial Numbers for the purpose of producing certain customized Technical Data will constitute any property, insurable or other interest of the Buyer in any Aircraft prior to the Delivery of such Aircraft as provided for in this Agreement.

The customized Technical Data that are affected thereby are the following:

•	Aircraft Maintenance Manual,

•	Illustrated Parts Catalogue,

•	Trouble Shooting Manual,

•	Aircraft Wiring Manual,

•	Aircraft Schematics Manual, and

•	Aircraft Wiring Lists.

14.3	Integration of Equipment Data

14.3.1	Supplier Equipment

Information, including revisions, relating to Supplier equipment that is installed on the Aircraft at Delivery, or through Airbus Service Bulletins thereafter, will be introduced [*CTR*].

14.3.2	Buyer Furnished Equipment

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14.3.2.1	The Seller will introduce Buyer Furnished Equipment data for Buyer Furnished Equipment that is installed on the Aircraft by the Seller (hereinafter “BFE Data”) into the customized Technical Data, at no additional charge to the Buyer or the Lessor for the initial issue of the Technical Data provided at or before Delivery of the first Aircraft of each type, configuration or version, provided such BFE Data is provided in accordance with the conditions set forth in Clauses 14.3.2.2 through 14.3.2.6.

14.3.2.2	The Buyer will supply the BFE Data to the Seller at least six (6) months prior to the Scheduled Delivery Month of the first Aircraft of each type. If the Buyer does not supply such BFE Data to the Seller by such time, then the Seller will, at no additional cost to the Buyer, incorporate such BFE Data at the first scheduled revision following three (3) months after the date the BFE Data is provided.

14.3.2.3	The Buyer will supply the BFE Data to the Seller in English and in compliance with the then applicable revision of ATA Specification 2200 (iSpec 2200), Information Standards for Aviation Maintenance.

14.3.2.4	The Buyer and the Seller will reasonably agree on the requirements for the provision to the Seller of BFE Data for “on-aircraft maintenance”, such as but not limited to timeframe, media and format in which the BFE Data will be supplied to the Seller, in order to manage the BFE Data integration process in an efficient, expeditious and economic manner.

14.3.2.5	The BFE Data will be delivered in digital format (SGML) and/or in Portable Document Format (PDF), as reasonably agreed between the Buyer and the Seller.

14.3.2.6	All costs related to the delivery to the Seller of the applicable BFE Data will be borne by the Buyer.

14.4	Supply

14.4.1	Technical Data will be supplied on-line and/or off-line, as set forth in Exhibit G hereto.

14.4.2	The Buyer will not receive any credit or compensation for any unused or only partially used Technical Data supplied pursuant to this Clause 14.

14.5	Delivery

14.5.1	For Technical Data provided off-line, such Technical Data and corresponding revisions will be sent to up to two (2) addresses as indicated by the Buyer at no charge to the Buyer in accordance with the terms set forth under Clause 14.5.2.

14.5.2	Technical Data provided off-line will be delivered by the Seller at the Buyer’s named place of destination under DAP conditions. The term Delivered At Place (DAP) is defined in the Incoterms 2010 publication issued by the International Chamber of Commerce, (the “DAP”).

14.5.3	The Technical Data will be delivered according to a mutually agreed schedule to correspond with the Delivery of each Aircraft in accordance with Exhibit G. The Buyer will provide no less than thirty (30) days’ prior notice when requesting a change to such delivery schedule.

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14.5.4	It will be the responsibility of the Buyer to coordinate and satisfy local Aviation Authorities’ requirements with respect to Technical Data. Reasonable quantities of such Technical Data will be supplied by the Seller at no charge to the Buyer at the Buyer’s named place of destination.

14.6	Revision Service

For each firmly ordered Aircraft covered under this Agreement, revision service for the Technical Data will be provided free of charge for a period starting at Delivery of the first Aircraft [*CTR*] (the “Revision Service Period”).

Thereafter revision service will be provided in accordance with the terms and conditions set forth in the Seller’s then current Customer Services Catalog.

14.7	Service Bulletins (SB) Incorporation

During the Revision Service Period and upon the Warranty Beneficiary’s request, Seller Service Bulletin information will be incorporated into the Technical Data, provided that the Buyer notifies the Seller through the relevant AirbusWorld on-line Service Bulletin Reporting application that it intends to accomplish such Service Bulletin. The split effectivity for the corresponding Service Bulletin will remain in the Technical Data until notification from the Buyer that embodiment has been completed on all of the Buyer’s Aircraft. The foregoing is applicable for Technical Data relating to maintenance only. For operational Technical Data either the pre or post Service Bulletin status will be shown.

14.8	Technical Data Familiarization

Upon request by the Buyer, the Seller will provide up to one (1) week of Technical Data familiarization training at the Seller’s or the Buyer’s facilities, at the Buyer’s option. The basic familiarization course is tailored for maintenance and engineering personnel.

14.9	Customer Originated Changes (COC)

If the Buyer wishes to introduce Buyer originated data (hereinafter “COC Data”) into any of the customized Technical Data that are identified as eligible for such incorporation in the Seller’s then current Customer Services Catalog, the Buyer will notify the Seller of such intention.

The incorporation of any COC Data will be performed under the methods and tools for achieving such introduction and the conditions specified in the Seller’s then current Customer Services Catalog.

14.10	AirN@v Family products

14.10.1	The Technical Data listed below is provided on DVD and include integrated software (hereinafter together referred to as “AirN@v Family”).

14.10.2	The AirN@v Family covers several Technical Data domains, reflected by the following AirN@v Family products:

•	AirN@v / Maintenance,

•	AirN@v / Planning,

•	AirN@v / Repair,

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•	AirN@v / Workshop,

•	AirN@v / Associated Data,

•	AirN@v / Engineering.

14.10.3	Further details on the Technical Data included in such products are set forth in Exhibit G.

14.10.4	The licensing conditions for the use of AirN@v Family integrated software will be set forth in a separate agreement (the “End-User License Agreement for Airbus Software”) to be executed by the parties prior to Delivery of the first Aircraft.

14.10.5	The revision service and the license to use AirN@v Family products will be granted free of charge for the duration of the corresponding Revision Service Period. At the end of such Revision Service Period, the yearly revision service for AirN@v Family products and the associated license fee will be provided to the Buyer under the commercial conditions set forth in the Seller’s then current Customer Services Catalog.

14.11	On-Line Technical Data

14.11.1	The Technical Data defined in Exhibit G as being provided on-line will be made available to the Buyer through AirbusWorld, as set forth in a separate agreement to be executed by the parties the prior to Delivery of the first Aircraft.

14.11.2	Such provision will be at no cost for the duration of the corresponding Revision Service Period.

14.11.3	Access to AirbusWorld will be subject to the General Terms and Conditions of Access to and Use of AirbusWorld (hereinafter the “GTC”), as set forth in a separate agreement to be executed by the parties prior to Delivery of the first Aircraft.

14.11.4	The list of the Technical Data provided on-line may be extended from time to time.

For any Technical Data which is or becomes available on-line, the Seller reserves the right to eliminate other formats for the concerned Technical Data.

14.11.5	Access to AirbusWorld will be granted free of charge for an unlimited number of the Buyer’s users (including two (2) of Buyer’s administrators) for the Technical Data related to the Aircraft which will be operated by the Buyer.

14.11.6	For the sake of clarification, Technical Data accessed through AirbusWorld—which access will be covered by the terms and conditions set forth in the GTC – will remain subject to the conditions of this Clause 14.

In addition, should AirbusWorld provide access to Technical Data in software format, the use of such software will be subject to the conditions of the End-User License Agreement for Airbus Software.

14.12	Waiver, Release and Renunciation

The Seller warrants that the Technical Data are prepared in accordance with the state of the art at the date of their development. Should any Technical Data prepared by the Seller contain a non-conformity or defect, the sole and exclusive liability of the Seller will be to take all reasonable and proper steps to correct such Technical Data. Irrespective of any other provisions herein, no warranties of any kind will be given for the COC Data, as set forth in Clause 14.9.

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THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER (AS DEFINED BELOW FOR THE PURPOSES OF THIS CLAUSE) AND REMEDIES OF THE WARRANTY BENEFICIARY SET FORTH IN THIS CLAUSE 14 ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND THE WARRANTY BENEFICIARY HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER AND RIGHTS, CLAIMS AND REMEDIES OF THE WARRANTY BENEFICIARY AGAINST THE SELLER, EXPRESS OR IMPLIED, ARISING BY LAW, CONTRACT OR OTHERWISE, WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT OF ANY KIND, IN ANY TECHNICAL DATA OR TECHNICAL SERVICES DELIVERED UNDER THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO:

A.	ANY WARRANTY AGAINST HIDDEN DEFECTS;

B.	ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS;

C.	ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OR TRADE;

D.	ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY, WHETHER IN CONTRACT OR IN TORT, WHETHER OR NOT ARISING FROM THE SELLER’S NEGLIGENCE, ACTUAL OR IMPUTED; AND

E.	ANY OBLIGATION, LIABILITY, RIGHT, CLAIM, OR REMEDY FOR LOSS OF OR DAMAGE TO ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY, PART, SOFTWARE, DATA OR SERVICES DELIVERED UNDER THIS AGREEMENT, FOR LOSS OF USE, REVENUE OR PROFIT, OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES;

PROVIDED THAT, IN THE EVENT THAT ANY OF THE AFORESAID PROVISIONS SHOULD FOR ANY REASON BE HELD UNLAWFUL OR OTHERWISE INEFFECTIVE, THE REMAINDER OF THIS AGREEMENT WILL REMAIN IN FULL FORCE AND EFFECT.

FOR THE PURPOSES OF THIS CLAUSE 14, THE “SELLER” WILL BE UNDERSTOOD TO INCLUDE THE SELLER, ANY OF ITS SUBCONTRACTORS, ITS AFFILIATES AND ANY OF THEIR RESPECTIVE INSURERS.

14.13	Contribution Toward Third Party Damage

Notwithstanding anything else in this Clause 14 to the contrary, claims by the Buyer against the Seller for contribution toward third party bodily injury or property claims, to the extent of the Seller’s relative percentage of the total fault or other legal responsibility of all persons causing such bodily injuries or property damage, are excepted from the terms of this Clause 14.

14.14	Proprietary Rights

14.14.1	All proprietary rights relating to Technical Data, including but not limited to patent, design and copyrights, will remain with the Seller and/or its Affiliates, as the case may be.

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These proprietary rights will also apply to any translation into a language or languages or media that may have been performed or caused to be performed by the Buyer.

14.14.2	Whenever this Agreement and/or any Technical Data provides for manufacturing by the Buyer, the consent given by the Seller will not be construed as any express or implicit endorsement or approval whatsoever of the Buyer or of the manufactured products. Subject to Article 1.7.1 of Exhibit H, the supply of the Technical Data will not be construed as any further right for the Buyer to design or manufacture any Aircraft or part thereof, including any spare part.

14.15	Performance Engineer’s Program

14.15.1	In addition to the Technical Data provided under Clause 14, the Seller will provide to the Buyer Software Services, which will consist of the Performance Engineer’s Programs (“PEP”) for the Aircraft type covered under this Agreement. Such PEP is composed of software components and databases, and its use is subject to the license conditions set forth in the End-User License Agreement for Airbus Software.

14.15.2	Use of the PEP will be limited to two (2) copies to be used on the Buyer’s computers for the purpose of computing performance engineering data. The PEP is intended for use on ground only and will not be placed or installed on board the Aircraft.

14.15.3	The license to use the PEP and the revision service will be provided on a free of charge basis for the duration of the corresponding Revision Service Period as set forth in Clause 14.6.

14.15.4	At the end of such PEP Revision Service Period, the PEP will be provided to the Buyer at the standard commercial conditions set forth in the Seller’s then current Customer Services Catalog.

14.16	Future Developments

The Seller continuously monitors technological developments and applies them to Technical Data, document and information systems’ functionalities, production and methods of transmission.

The Seller will implement and the Buyer will accept such new developments, it being understood that the Buyer will be informed in due time by the Seller of such new developments and their application and of the date by which the same will be implemented by the Seller.

14.17	Confidentiality

14.17.1	This Clause, the Technical Data, the Software Services and their content are designated as confidential. All such Technical Data and Software Services are provided to the Buyer for the sole use of the Buyer who undertakes not to disclose the contents thereof to any third party without the prior written consent of the Seller, except as permitted therein or pursuant to any government or legal requirement imposed upon the Buyer.

14.17.2	If the Seller authorizes the disclosure of this Clause or of any Technical Data or Software Services to third parties either under this Agreement or by an express prior written authorization or, specifically, where the Buyer intends to designate a maintenance and repair organization or a third party to perform the maintenance of the Aircraft or to perform data processing on its behalf (each a “Third Party”), the Buyer will notify the Seller of such intention prior to any disclosure of this Clause and/or the Technical Data and/or the Software Services to such Third Party.

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The Buyer hereby undertakes to cause such Third Party to agree to be bound by the conditions and restrictions set forth in this Clause 14 with respect to the disclosed Clause, Technical Data or Software Services and will in particular cause such Third Party to enter into a confidentiality agreement with the Seller and appropriate licensing conditions, and to commit to use the Technical Data solely for the purpose of maintaining the Buyer’s Aircraft and the Software Services exclusively for processing the Buyer’s data. The Seller will reasonably cooperate with the Buyer in the Buyer’s efforts to fulfill its undertakings set forth in this paragraph.

14.18	Transferability

Unless otherwise permitted pursuant to Clause 21, the Buyer’s rights under this Clause 14 may not be assigned, sold, transferred, novated or otherwise alienated by operation of law or otherwise, without the Seller’s prior written consent.

Any transfer in violation of this Clause 14.17 will, as to the particular Aircraft involved, void the rights and warranties of the Buyer under this Clause 14 and any and all other warranties that might arise under or be implied in law.

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15	SELLER REPRESENTATIVE SERVICES

The Seller will provide [*CTR*] to the Buyer the services described in this Clause 15, at the Buyer’s main base or at other locations to be mutually agreed by the parties, acting reasonably.

15.1	Customer Support Representative(s)

15.1.1	The Seller will provide [*CTR*] to the Buyer the services of Seller customer support representative(s), as defined in Appendix A to this Clause 15 (each a “Seller Representative”), at the Buyer’s main base or such other locations as the parties may agree. The Buyer reserves the right, in its sole discretion, to require the Seller to remove any Seller Representative and provide a replacement Seller Representative.

15.1.2	In providing the services as described herein, any Seller Representatives, or any Seller employee(s) providing services to the Buyer hereunder, are deemed to be acting in an advisory capacity only and at no time will they be deemed to be acting as Buyer’s employees, contractors or agents, either directly or indirectly.

15.1.3	The Seller will provide to the Buyer an annual written accounting of the consumed man-months and any remaining man-month balance from the allowance defined in Appendix A to this Clause 15. Such accounting will be deemed final and accepted by the Buyer unless the Seller receives written objection from the Buyer within thirty (30) calendar days of receipt of such accounting.

15.1.4	In the event of a need for Aircraft On Ground (“AOG”) technical assistance after the end of the assignment referred to in Appendix A to this Clause 15, the Buyer will have non-exclusive access to:

(i)	AIRTAC (Airbus Technical AOG Center); and

(ii)	the Seller Representative network closest to the Buyer’s main base. A list of contacts of the Seller Representatives closest to the Buyer’s main base will be provided to the Buyer.

As a matter of reciprocity, the Buyer agrees that Seller Representative(s) may provide services to other airlines during any assignment with the Buyer.

15.1.5	Should the Buyer request Seller Representative services exceeding the allocation specified in Appendix A to this Clause 15, the Seller may provide such additional services subject to terms and conditions to be mutually agreed.

15.1.6	The Seller will cause services similar to the services described in this Clause 15 to be provided by representatives of the Propulsion System Manufacturer and Suppliers, when reasonably requested by the Buyer.

15.2	Buyer’s Support

15.2.1	From the date of arrival of the first Seller Representative and for the duration of the assignment, the Buyer will provide, [*CTR*] and if requested by the Seller, a suitable, lockable office, conveniently located with respect to the Buyer’s maintenance facilities, with complete office furniture and equipment including telephone, internet, email and facsimile connections for the sole use of the Seller Representative(s). [*CTR*].

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15.2.2	Absence of an assigned Seller Representative during normal statutory vacation periods will be covered by other seller representatives on the same conditions as those described in Clause 15.1.4, and such services will be counted against the total allocation provided in Appendix A hereto.

15.2.3	The Seller will use commercially reasonable efforts to obtain, and the Buyer will assist the Seller in obtaining, from the civil authorities of the Buyer’s country those documents that are necessary to permit the Seller Representative to live and work in the Buyer’s country. If the Seller is unable to obtain such necessary documents for any Seller Representative after the exercise of commercially reasonable efforts by the Seller to do so, the Seller will be relieved of any obligation to the Buyer under the provisions of Clause 15.1 with respect to such Seller Representative until the Seller is able to obtain such necessary documents.

15.3	Withdrawal of the Seller Representative

The Seller will have the right to withdraw its assigned Seller Representatives as it sees fit if conditions arise, which are in the Seller’s opinion dangerous to their safety or health or prevent them from fulfilling their contractual tasks.

15.4	Indemnities

INDEMNIFICATION PROVISIONS, INCLUDING THE LIMITATIONS RELATED THERETO, APPLICABLE TO THIS CLAUSE 15 ARE SET FORTH IN CLAUSE 19.

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APPENDIX A TO CLAUSE 15

SELLER REPRESENTATIVE

1	The Seller will provide to the Buyer Seller Representative services at the Buyer’s main base or at other locations to be mutually agreed for [*CTR*].

2	For the sake of clarification, such Seller Representatives’ services will include initial Aircraft entry-into-service assistance and sustaining support services.

3	The number of Seller Representatives assigned to the Buyer at any one time will be mutually agreed, but will at no time exceed five (5) Seller Representatives.

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16	TRAINING SUPPORT AND SERVICES

16.1	General

16.1.1	This Clause 16 sets forth the terms and conditions for the supply of training support and services for the Buyer’s personnel to support the Aircraft operation.

16.1.2	The range, quantity and validity of training to be provided free of charge under this Agreement are covered in Appendix A to this Clause 16.

16.1.3	Scheduling of training courses covered in Appendix A will be mutually agreed during a training conference (the “Training Conference”) that will be held no later than [*CTR*] months prior to Delivery of the first Aircraft.

16.2	Training Location

16.2.1	The Seller will provide training at its affiliated training center in Miami, U.S.A. or such other of its training centers as agreed upon by the Seller and the Buyer (individually a “Seller’s Training Center” and collectively the “Seller’s Training Centers”).

16.2.2	If the unavailability of facilities or scheduling difficulties make training by the Seller at any Seller’s Training Center impractical, the Seller will ensure that the Buyer is provided with such training at another location designated by the Seller.

16.2.3	Upon the Buyer’s request, the Seller may also provide certain training at a location other than the Seller’s Training Centers, including one of the Buyer’s bases, if and when practicable for the Seller, under terms and conditions to be mutually agreed upon. In such event, all additional charges listed in Clauses 16.5.2 and 16.5.3 will be borne by the Buyer.

16.2.4	If the Buyer requests training at a location as indicated in Clause 16.2.3 and requires such training to be an Airbus approved course, the Buyer undertakes that the training facilities will be approved by the Seller prior to the performance of such training. The Buyer will, as necessary and with adequate time prior to the performance of such training, provide access to the training facilities set forth in Clause 16.2.3 to the Seller’s and the competent Aviation Authority’s representatives for approval of such facilities.

16.3	Training Courses

16.3.1	Training courses will be as described in the Seller’s customer services catalog (the “Seller’s Customer Services Catalog”). The Seller’s Customer Services Catalog also sets forth the minimum and maximum number of trainees per course.

All training requests or training course changes made outside of the scope of the Training Conference will be submitted by the Buyer with a minimum of three (3) months prior notice.

16.3.2	The following terms and conditions will apply to training performed by the Seller:

(i)	Training courses will be the Seller’s standard courses as described in the Seller’s Customer Services Catalog valid at the time of execution of the course. The Seller will be responsible for all training course syllabi, training aids and training equipment necessary for the organization of the training courses. For the avoidance of doubt, such training equipment does not include provision of aircraft for the purpose of performing training.

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(ii)	The training equipment and the training curricula used for the training of flight, cabin and maintenance personnel will not be fully customized but will be configured in order to obtain the relevant Aviation Authority’s approval and to support the Seller’s training programs.

(iii)	Training data and documentation for trainees receiving the training at the Seller’s Training Centers [*CTR*]. Training data and documentation will be marked “FOR TRAINING ONLY” and as such are supplied for the sole and express purpose of training; training data and documentation will not be revised.

16.3.3	When the Seller’s training courses are provided by the Seller’s instructors (individually an “Instructor” and collectively “Instructors”) the Seller will deliver to each trainee a Certificate of Recognition or a Certificate of Course Completion (each a “Certificate”) or an attestation (an “Attestation”), as applicable, upon successful completion of any such training course. Any such Certificate or Attestation will not represent authority or qualification by any Aviation Authority but may be presented to such Aviation Authority in order to obtain relevant formal qualification.

In the event of training courses being provided by a training provider selected by the Seller as set forth in Clause 16.2.2, the Seller will cause such training provider to deliver to each trainee a Certificate or Attestation, which will not represent authority or qualification by any Aviation Authority, but may be presented to such Aviation Authority in order to obtain relevant formal qualification.

16.3.4	Should the Buyer wish to exchange any of the training courses provided under Appendix A hereto, the Buyer will place a request for exchange to this effect with the Seller. The Buyer may exchange, subject to the Seller’s confirmation, the training allowances granted under Appendix A of the present Agreement as follows:

(i)	flight operations training courses as listed under Article 1 of Appendix A may be exchanged for any flight operations training courses described in the Seller’s Customer Services Catalog current at the time of the Buyer’s request;

(ii)	maintenance training courses as listed under Article 3 of Appendix A may be exchanged for any maintenance training courses described in the Seller’s Customer Services Catalog current at the time of the Buyer’s request;

(iii)	should any one of the allowances granted thereunder (flight operations or maintenance) have been fully drawn upon, the Buyer will be entitled to exchange flight operations or maintenance training courses as needed against the remaining allowances.

The exchange value will be based on the Seller’s Training Course Exchange Matrix applicable at the time of the request for exchange and which will be provided to the Buyer at such time.

It is understood that the above provisions will apply to the extent that training allowances granted under Appendix A remain available to the full extent necessary to perform the exchange.

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All requests to exchange training courses will be submitted by the Buyer with a minimum of [*CTR*] prior notice. The requested training will be subject to the Seller’s then existing planning constraints.

16.3.5	Should the Buyer use none or only part of the training to be provided pursuant to this Clause 16, [*CTR*].

16.3.6	Should the Buyer decide to cancel or reschedule a training course, fully or partially, and irrespective of the location of the training, a minimum advance notification of at least [*CTR*] prior to the relevant training course start date is required.

16.3.7	If the notification occurs less than [*CTR*] but more than [*CTR*] calendar days prior to such training, a cancellation fee corresponding to [*CTR*] of such training will be, as applicable, either deducted from the training allowance defined in Appendix A or invoiced at the Seller’s then applicable price.

16.3.8	If the notification occurs less than [*CTR*] calendar days prior to such training, a cancellation fee corresponding to [*CTR*] of such training will be, as applicable, either deducted from the training allowance defined in Appendix A or invoiced at the Seller’s then applicable price.

16.3.9	All courses exchanged under Clause 16.3.4 will remain subject to the provisions of this Clause 16.3.

16.4	Prerequisites and Conditions

16.4.1	Training will be conducted in English and all training aids used during such training will be written in English using common aeronautical terminology.

16.4.2	The Buyer hereby acknowledges that all training courses conducted pursuant to this Clause 16 are standard transition training courses and not ab initio training courses.

16.4.3	Trainees will have the prerequisite knowledge and experience specified for each course in the Seller’s Customer Services Catalog.

16.4.4	The Buyer will be responsible for the selection of the trainees and for any liability with respect to the entry knowledge level of the trainees.

16.4.5	The Seller reserves the right to verify the trainees’ proficiency and previous professional experience.

16.4.6	The Seller will provide to the Buyer during the Training Conference an Airbus Pre-Training Survey for completion by the Buyer for each trainee.

The Buyer will provide the Seller with an attendance list of the expected trainees for each course, with the validated qualification of each trainee, at the time of reservation of the training course and in no event any later than [*CTR*] before the start of the training course. The Buyer will return concurrently thereto the completed Airbus Pre-Training Survey, detailing the trainees’ associated background. If the Seller determines through the Airbus Pre-Training Survey that a trainee does not match the prerequisites set forth in the Seller’s Customer Services Catalog, following consultation with the Buyer, such trainee will be withdrawn from the program or directed through a relevant entry level training program, which will be at the Buyer’s expense, and the Buyer will be entitled to substitute a new trainee for the trainee that has been so withdrawn or directed.

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16.4.7	If the Seller determines at any time during the training that a trainee lacks the required level, following consultation with the Buyer, such trainee will be withdrawn from the program or, upon the Buyer’s request, the Seller may be consulted to direct the above mentioned trainee(s), if possible, to any other required additional training, which will be at the Buyer’s expense.

16.4.8	The Seller will in no case warrant or otherwise be held liable for any trainee’s performance as a result of any training provided.

16.5	Logistics

16.5.1	Trainees

16.5.1.1	Living and travel expenses for the Buyer’s trainees will be borne by the Buyer.

16.5.1.2	It will be the responsibility of the Buyer to make all necessary arrangements relative to authorizations, permits and/or visas necessary for the Buyer’s trainees to attend the training courses to be provided hereunder. Rescheduling or cancellation of courses due to the Buyer’s failure to obtain any such authorizations, permits and/or visas will be subject to the provisions of Clauses 16.3.6 thru 16.3.8.

16.5.2	Training at External Location—Seller’s Instructors

16.5.2.1	In the event of training being provided at the Seller’s request at any location other than the Seller’s Training Centers, as provided for in Clause 16.2.2, the expenses of the Seller’s Instructors will be borne directly by the Seller.

16.5.2.2	In the event of training being provided by the Seller’s Instructor(s) at any location other than the Seller’s Training Centers at the Buyer’s request, the Buyer will reimburse the Seller for all the expenses related to the assignment of such Seller Instructors and the performance of their duties as aforesaid.

16.5.2.3	Living Expenses

Except as provided for in Clause 16.5.2.1 above, [*CTR*].

Such per diem will include, but will not be limited to, lodging, food and local transportation to and from the place of lodging and the training course location.

16.5.2.4	Air Travel

Except as provided for in Clause 16.5.2.1 above, the Buyer [*CTR*].

16.5.2.5	Buyer’s Indemnity

Except in case of gross negligence or willful misconduct of the Seller, the Seller will not be held liable to the Buyer for any delay or cancellation in the performance of any training outside of the Seller’s Training Centers associated with any transportation described in this Clause 16.5.2, and the Buyer will indemnify and hold harmless the Seller from any such delay and/or cancellation and any consequences arising therefrom.

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16.5.3	Training Material and Equipment Availability—Training at External Location

Training material and equipment necessary for course performance at any location other than the Seller’s Training Centers or the facilities of a training provider selected by the Seller will be provided by the Buyer at its own cost in accordance with the Seller’s specifications.

Notwithstanding the foregoing, should the Buyer request the performance of a course at another location as per Clause 16.2.3, the Seller may, upon the Buyer’s request, provide the training material and equipment necessary for such course’s performance. Such provision will be at the Buyer’s expense.

16.6	Flight Operations Training

The Seller will provide training for the Buyer’s flight operations personnel as further detailed in Appendix A to this Clause 16, including the courses described in this Clause 16.6.

16.6.1	Flight Crew Training Course

The Seller will perform a flight crew training course program for the Buyer’s flight crews, each of which will consist of two (2) crew members, who will be either captain(s) or first officer(s).

16.6.2	Base Flight Training

16.6.2.1	The Buyer will provide at its own cost its delivered Aircraft, or any other aircraft it operates, for any base flight training, which will consist of one (1) session per pilot, performed in accordance with the related Airbus training course definition (the “Base Flight Training”).

16.6.2.2	Should it be necessary to ferry the Buyer’s delivered Aircraft to the location where the Base Flight Training will take place, [*CTR*]

16.6.2.3	If the Base Flight Training is performed outside of the zone where the Seller usually performs such training, the ferry flight to the location where the Base Flight Training will take place will be performed by a crew composed of the Seller’s and/or the Buyer’s qualified pilots, in accordance with the relevant Aviation Authority’s regulations related to the place of performance of the Base Flight Training.

16.6.3	Flight Crew Line Initial Operating Experience

In order to assist the Buyer with initial operating experience after Delivery of the first Aircraft, the Seller will provide to the Buyer pilot Instructor(s) as set forth in Appendix A to this Clause 16.

Should the Buyer request, subject to the Seller’s consent, such Seller pilot Instructor(s) to perform any other flight support during the flight crew line initial operating period, such as but not limited to line assistance, demonstration flight(s), ferry flight(s) or any flight(s) required by the Buyer during the period of entry into service of the Aircraft, it is understood that such flight(s) will be deducted from the flight crew line initial operating experience allowance set forth in Appendix A hereto.

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It is hereby understood by the parties that the Seller’s pilot Instructor(s) will only perform the above flight support services to the extent they bear the relevant qualifications to do so.

16.6.4	Type Specific Cabin Crew Training Course

The Seller will provide type specific training for cabin crews at the Seller’s Training Centers.

If the Buyer’s Aircraft is to incorporate special features, the type specific cabin crew training course will be performed no earlier than two (2) weeks before the scheduled Delivery Date of the Buyer’s first Aircraft.

16.6.5	Training on Aircraft

During any and all flights performed in accordance with this Clause 16.6, the Buyer will bear full responsibility for the aircraft upon which the flight is performed, including but not limited to any required maintenance, all expenses such as fuel, oil or landing fees and the provision of insurance in line with Clause 16.13.

The Buyer will assist the Seller, if necessary, in obtaining the validation of the licenses of the Seller’s pilots performing Base Flight Training or initial operating experience by the Aviation Authority of the place of registration of the Aircraft.

16.7	Performance / Operations Courses

The Seller will provide performance/operations training for the Buyer’s personnel as defined in Appendix A to this Clause 16.

The available courses will be listed in the Seller’s Customer Services Catalog current at the time of the course.

16.8	Maintenance Training

16.8.1	The Seller will provide maintenance training for the Buyer’s ground personnel at the Seller’s Training Centers as further set forth in Appendix A to this Clause 16.

The available courses will be as listed in the Seller’s Customer Services Catalog current at the time of the course.

The practical training provided in the frame of maintenance training will be performed on the training devices in use in the Seller’s Training Centers.

16.8.2	Practical Training on Aircraft

Notwithstanding Clause 16.8.1 above, upon the Buyer’s request, the Seller may provide Instructors for the performance of practical training on aircraft (“Practical Training”).

Irrespective of the location at which the training takes place, the Buyer will provide at its own cost an aircraft for the performance of the Practical Training.

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Should the Buyer require the Seller’s Instructors to provide Practical Training at facilities selected by the Buyer, such training will be subject to prior approval of the facilities by the Seller. All costs related to such Practical Training, including but not limited to the Seller’s approval of the facilities, will be borne by the Buyer.

The provision of a Seller Instructor for the Practical Training will be deducted from the trainee days allowance defined in Appendix A to this Clause 16, subject to the conditions detailed in Paragraph 4.4 thereof.

16.9	Supplier and Propulsion System Manufacturer Training

Upon the Buyer’s request, the Seller will provide to the Buyer the list of the maintenance and overhaul training courses provided by major Suppliers and the applicable Propulsion System Manufacturer on their respective products.

16.10	Proprietary Rights

All proprietary rights, including but not limited to patent, design and copyrights, relating to the Seller’s training data and documentation will remain with the Seller and/or its Affiliates and/or its Suppliers, as the case may be.

These proprietary rights will also apply to any translation into a language or languages or media that may have been performed or caused to be performed by the Buyer.

16.11	Confidentiality

The Seller’s training data and documentation are designated as confidential and as such are provided to the Buyer for the sole use of the Buyer, for training of its own personnel, who undertakes not to disclose the content thereof in whole or in part, to any third party without the prior written consent of the Seller, save as permitted herein or otherwise pursuant to any government or legal requirement imposed upon the Buyer.

In the event of the Seller having authorized the disclosure of any training data and documentation to third parties either under this Agreement or by an express prior written authorization, the Buyer will cause such third party to agree to be bound by the same conditions and restrictions as the Buyer with respect to the disclosed training data and documentation and to use such training data and documentation solely for the purpose for which they are provided.

16.12	Transferability

Unless otherwise permitted pursuant to Clause 21, the Buyer’s rights under this Clause 16 may not be assigned, sold, transferred, novated or otherwise alienated by operation of law or otherwise, without the Seller’s prior written consent.

16.13	Indemnities and Insurance

INDEMNIFICATION PROVISIONS AND INSURANCE REQUIREMENTS APPLICABLE TO THIS CLAUSE 16 ARE AS SET FORTH IN CLAUSE 19.

THE BUYER WILL PROVIDE THE SELLER WITH AN ADEQUATE INSURANCE CERTIFICATE PRIOR TO ANY TRAINING ON AIRCRAFT.

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APPENDIX A TO CLAUSE 16

TRAINING ALLOWANCE

For the avoidance of doubt, all quantities indicated below are the total quantities granted for all Aircraft firmly ordered, unless otherwise specified.

The contractual training courses defined in this Appendix A will be provided [*CTR*] after Delivery of the last Aircraft delivered under this Agreement.

Notwithstanding the above, flight operations training courses granted per firmly ordered Aircraft in this Appendix A will be provided by the Seller within a period starting [*CTR*] after such Aircraft Delivery.

Any deviation to such training delivery schedule will be mutually agreed between the Buyer and the Seller.

1	FLIGHT OPERATIONS TRAINING

1.1	Flight Crew Training (standard transition course)

The Seller will provide flight crew training (standard transition course) [*CTR*] of the Buyer’s flight crews per firmly ordered Aircraft.

1.2	Low Visibility Operations Training

The Seller will provide [*CTR*] Low Visibility Operations Training for [*CTR*] per firmly ordered Aircraft.

1.3	Flight Crew Line Initial Operating Experience

The Seller will provide to the Buyer pilot Instructor(s) [*CTR*]

Unless otherwise agreed during the Training Conference, in order to follow the Aircraft Delivery schedule, the maximum number of pilot Instructors present at any one time will be limited to [*CTR*] pilot Instructors.

1.4	Type Specific Cabin Crew Training Course

The Seller will provide to the Buyer [*CTR*] type specific training for cabin crews for up to [*CTR*] of the Buyer’s cabin crew instructors, pursers or cabin attendants.

1.5	Airbus Pilot Instructor Course (APIC)

The Seller will provide to the Buyer transition Airbus Pilot Instructor Course(s) (APIC), for flight and synthetic instruction, [*CTR*] of the Buyer’s flight instructors. APIC courses will be performed in groups of two (2) trainees.

[*CTR*]

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2	PERFORMANCE / OPERATIONS COURSE(S)

The Seller will provide to the Buyer [*CTR*] of performance / operations training [*CTR*] for the Buyer’s personnel.

3	MAINTENANCE TRAINING

3.1	The Seller will provide to the Buyer [*CTR*] of maintenance training [*CTR*] for the Buyer’s personnel.

3.2	The Seller will provide to the Buyer [*CTR*] Engine Run-up courses [*CTR*]

4	TRAINEE DAYS ACCOUNTING

Trainee days are counted as follows:

4.1	For instruction at the Seller’s Training Centers: one (1) day of instruction for one (1) trainee equals one (1) trainee day. The number of trainees originally registered at the beginning of the course will be counted as the number of trainees to have taken the course.

4.2	For instruction outside of the Seller’s Training Centers: one (1) day of instruction by one (1) Seller Instructor equals the actual number of trainees attending the course or a minimum of [*CTR*] trainee days, except for structure maintenance training course(s).

4.3	For structure maintenance training courses outside the Seller’s Training Center(s), one (1) day of instruction by one (1) Seller Instructor equals the actual number of trainees attending the course or the minimum number of trainees as indicated in the Seller’s Customer Services Catalog.

4.4	For practical training, whether on training devices or on aircraft, one (1) day of instruction by one (1) Seller Instructor equals the actual number of trainees attending the course or a minimum of [*CTR*]

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17	EQUIPMENT SUPPLIER PRODUCT SUPPORT

17.1	Equipment Supplier Product Support Agreements

17.1.1	The Seller has obtained enforceable and transferable Supplier Product Support Agreements from all Suppliers of Supplier Parts installed on the Aircraft, the benefit of which is hereby transferred to the Warranty Beneficiary. Such agreements become enforceable as soon as and for as long as an operator is identified as an Airbus aircraft operator. For the avoidance of doubt, transfer to the Warranty Beneficiary of any Supplier Product Support Agreement does not limit the right of the Warranty Beneficiary to enter into any additional agreement with such Supplier on different terms than provided in such Supplier Product Support Agreement.

[*CTR*].

17.1.2	These agreements are based on the World Airlines Suppliers Guide, are made available to the Warranty Beneficiary through the SPSA Application, and include Supplier commitments as contained in the Supplier Product Support Agreements which include the following provisions:

(i)	Technical data and manuals required to operate, maintain, service and overhaul the Supplier Parts will be prepared in accordance with the applicable provisions of ATA Specification including revision service and be published in the English language. The Seller will recommend that a software user guide, where applicable, be supplied in the form of an appendix to the Component Maintenance Manual. Such data will be provided in compliance with the applicable ATA Specification;

(ii)	Warranties and guarantees, including standard warranties. In addition, landing gear Suppliers will provide service life policies for selected structural landing gear elements;

(iii)	Training to ensure efficient operation, maintenance and overhaul of the Supplier Parts for the Buyer’s instructors, shop and line service personnel;

(iv)	Spares data in compliance with ATA Specification 2200 (iSpec 2200), initial provisioning recommendations, spare parts and logistic service including routine and expedite deliveries;

(v)	Technical service to assist the Warranty Beneficiary with maintenance, overhaul, repair, operation and inspection of Supplier Parts as well as required tooling and spares provisioning.

17.2	Supplier Compliance

The Seller will monitor Suppliers’ compliance with support commitments defined in the Supplier Product Support Agreements and will, if necessary, jointly take remedial action with the Warranty Beneficiary. The Seller authorizes the Warranty Beneficiary to enforce directly against all Suppliers all such support commitments to the fullest extent permitted by the applicable Supplier Product Support Agreement.

17.3	Nothing in this Clause 17 will be construed to prevent or limit the Warranty Beneficiary from entering into direct negotiations with a Supplier with respect to different or additional terms and conditions applicable to Suppliers Parts selected by the Warranty Beneficiary to be installed on the Aircraft.

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17.4	Familiarization Training

Upon the Buyer’s request, the Seller will provide the Warranty Beneficiary with Supplier Product Support Agreements familiarization training at the Seller’s facilities in Blagnac, France. An on-line training module will be further available through AirbusWorld, access to which will be subject to the GTC.

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18	BUYER FURNISHED EQUIPMENT

18.1	Administration

18.1.1	In accordance with the Specification, the Seller will install those items of equipment that are identified in the Specification as being furnished by the Buyer (“Buyer Furnished Equipment” or “BFE”), provided that the BFE and the supplier of such BFE (the “BFE Supplier”) are referred to in the Airbus BFE Product Catalog valid at the time the BFE Supplier is selected.

18.1.2	Notwithstanding the foregoing and without prejudice to Clause 2.5.2, if the Buyer wishes to install BFE that is not referred to in the Airbus BFE Product Catalog or if the Buyer wishes to use a supplier that is not a BFE Supplier, the Buyer will so inform the Seller and the Seller will, if the Seller deems necessary, complete a feasibility study [*CTR*]. In addition, it is a prerequisite to such approval that the considered supplier be qualified by the Seller’s Aviation Authorities to produce equipment for installation on civil aircraft. The Buyer will use commercially reasonable efforts to cause any BFE supplier approved under this Clause 18.1.2 (each an “Approved BFE Supplier”) to comply with the conditions set forth in this Clause 18 and specifically Clause 18.2.

Except for the specific purposes of this Clause 18.1.2, the term BFE Supplier will be deemed to include Approved BFE Suppliers.

18.1.3	The Seller will advise the Buyer of the dates by which, in the planned release of engineering for the Aircraft, the Seller requires from each BFE Supplier a written detailed engineering definition encompassing a Declaration of Design and Performance (the “BFE Engineering Definition”). The Seller will provide to the Buyer and/or the BFE Supplier(s), within an appropriate timeframe, the necessary interface documentation to enable the development of the BFE Engineering Definition.

The BFE Engineering Definition will include the description of the dimensions and weight of BFE, the information related to its certification and the information necessary for the installation and operation thereof, including when applicable 3D models compatible with the Seller’s systems. The Buyer will furnish, or cause the BFE Suppliers to furnish, the BFE Engineering Definition by the dates specified.

Thereafter, the BFE Engineering Definition will not be revised, except through an SCN executed in accordance with Clause 2.

18.1.4	The Seller will also provide to the Buyer, within fifteen (15) days following execution and delivery of this Agreement, a schedule of dates and the shipping addresses for delivery of the BFE and, where requested by the Seller, additional spare BFE to permit installation in the Aircraft and Delivery of the Aircraft in accordance with the Aircraft delivery schedule. The Buyer will provide, or cause the BFE Suppliers to provide, the BFE by such dates in a serviceable condition, in order to allow performance of any assembly, installation, test or acceptance process in accordance with the Seller’s industrial schedule. In order to facilitate the follow-up of the timely receipt of BFE, the Buyer will, upon the Seller’s request, provide to the Seller dates and references of all BFE purchase orders placed by the Buyer. The Seller will reasonably cooperate with the Buyer and the BFE Suppliers to help ensure that the BFE is provided to the Seller by the requisite dates in proper and serviceable condition.

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The Buyer will also provide, when requested by the Seller, at the Airbus Operations S.A.S. facility in Toulouse, France, and/or the Airbus Operations GmbH Division Hamburger Flugzeugbau facility in Hamburg, Germany, adequate field service including support from BFE Suppliers to act in a technical advisory capacity to the Seller in the installation, calibration and possible repair of BFE.

18.1.5	Without prejudice to the Buyer’s obligations hereunder, in order to facilitate the development of the BFE Engineering Definition, the Seller will organize meetings between the Buyer and BFE Suppliers. The Buyer hereby agrees to participate in such meetings and to provide adequate technical and engineering expertise to reach decisions within a timeframe specified by the Seller.

In addition, prior to Delivery of the Aircraft to the Buyer, the Buyer agrees:

(i)	to monitor the BFE Suppliers and ensure that they will enable the Buyer to fulfill its obligations, including but not limited to those set forth in the Customization Milestone Chart;

(ii)	that, should a timeframe, quality or other type of risk be identified at a given BFE Supplier, the Buyer will [*CTR*] allocate resources to such BFE Supplier so as not to jeopardize the industrial schedule of the Aircraft;

(iii)	for major BFE, including, but not being limited to, seats, galleys and IFE (“Major BFE”) to participate on a mandatory basis in the specific meetings that take place between BFE Supplier selection and BFE delivery, namely:

(a)	Preliminary Design Review (“PDR”),

(b)	Critical Design Review (“CDR”);

(iv)	to attend the First Article Inspection (“FAI”) for the first shipset of all Major BFE. Should the Buyer not attend such FAI, the Buyer will delegate the FAI to the BFE Supplier thereof and confirmation thereof will be supplied to the Seller in writing;

(v)	to attend the Source Inspection (“SI”) that takes place at the BFE Supplier’s premises prior to shipping, for each shipset of all Major BFE. Should the Buyer not attend such SI, the Buyer will delegate the SI to the BFE Supplier and confirmation thereof will be delivered to the Seller in writing. Should the Buyer not attend the SI, the Buyer will be deemed to have accepted the conclusions of the BFE Supplier with respect to such SI.

The Seller will attend the PDR, the CDR and the FAI. In doing so, the Seller’s employees will be acting in an advisory capacity only and at no time will they be deemed to be acting as Buyer’s employees or agents, either directly or indirectly.

18.1.6	The Seller will have the authority to [*CTR*].

[*CTR*].

The BFE will be imported into France or into Germany by the Buyer under a suspensive customs system (Régime de l’entrepôt douanier ou -régime de perfectionnement actif or Zollager oder Aktive Veredelung) without application of any French or German tax or customs duty

[*CTR*].

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[*CTR*].

BFE will be delivered to the following shipping addresses:

Airbus Operations S.A.S.
316 Route de Bayonne
31300 Toulouse
France

or

Airbus Operations GmbH
Kreetslag 10
21129 Hamburg
Germany,

or such other location as may be specified by the Seller.

18.2	Applicable Requirements

18.2.1	The Buyer will [*CTR*] ensure, at its expense, that the BFE will:

(i)	be manufactured by either a BFE Supplier referred to in the Airbus BFE Product Catalog or an Approved BFE Supplier, and

(ii)	meet the requirements of the applicable Specification of the Aircraft, and

(iii)	be delivered with the relevant certification documentation, including but not limited to the DAP (Delivery at Place) according to the Incoterms, and

(iv)	comply with the BFE Engineering Definition, and

(v)	comply with applicable requirements incorporated by reference to the Type Certificate and listed in the Type Certificate Data Sheet, and

(vi)	be approved by the Aviation Authority issuing the Export Airworthiness Certificate and by the Buyer’s Aviation Authority for installation and use on the Aircraft at the time of Delivery of the Aircraft, and

(vii)	not infringe any patent, copyright or other intellectual property right of the Seller or any third party, and

(viii)	at the time of delivery to the Seller, not be subject to any legal obligation or other encumbrance that may prevent, hinder or delay the installation of the BFE in the Aircraft and/or the Delivery of the Aircraft.

The Seller will be entitled to refuse any item of BFE that is incompatible with the Specification, the BFE Engineering Definition or the certification requirements.

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18.2.2	Unless otherwise provided in this Clause 18, [*CTR*], the Seller will reasonably cooperate with the Buyer and the BFE Suppliers with regard to the timely manufacture, shipment, delivery, certification, design and installation of the BFE and provide for storage of the BFE.

18.3	Buyer’s Obligation and Seller’s Remedies

18.3.1	Any delay or failure by the Buyer or the BFE Suppliers in:

(i)	complying with the undertakings set forth in Clause 18.2.1 or in providing the BFE Engineering Definition or field service mentioned in Clause 18.1.4, or

(ii)	furnishing the BFE in a serviceable condition at the requested delivery date, or

(iii)	obtaining any required approval for such BFE under the above mentioned Aviation Authorities’ regulations,

may delay the performance of any act to be performed by the Seller, including Delivery of the Aircraft. The Seller will not be responsible for a delay in the Delivery of the Aircraft to the extent such delay is caused by a delay or failure by the Buyer or the BFE Suppliers described in the immediately preceding sentence. [*CTR*].

18.3.2	In addition, in the event of any delay or failure mentioned in 18.3.1 above, the Seller may [*CTR*]:

(i)	select, purchase and install equipment similar to the BFE at issue if such BFE is required to obtain the Export Certificate of Airworthiness for the affected Aircraft, in which event the Final Price of the affected Aircraft will [*CTR*]

(ii)	if the BFE is delayed by more than [*CTR*].

18.4	Title and Risk of Loss

Title to and risk of loss of any BFE will at all times remain with the Buyer except that risk of loss (limited to cost of replacement of such BFE) will be with the Seller for as long as such BFE is under the care, custody and control of the Seller.

18.5	Disposition of BFE Following Termination

18.5.1	If a termination of this Agreement pursuant to Clause 20 occurs with respect to an Aircraft in which all or any part of the BFE has been installed prior to the date of such termination, [*CTR*].

18.5.2	If a termination of this Agreement pursuant to Clause 20 occurs with respect to an Aircraft in which all or any part of the BFE has been installed prior to the date of such termination [*CTR*].

18.5.3	If a termination of this Agreement pursuant to Clause 20 occurs with respect to an Aircraft, [*CTR*].

18.5.4	If a termination of this Agreement pursuant to Clause 20 occurs with respect to an Aircraft, [*CTR*].

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18.5.5	If a termination of this Agreement by either party pursuant to Clause 11 occurs with respect to an Aircraft in which all or any part of the BFE has been installed prior to the date of such termination, the Seller will, at the Seller’s option, either [*CTR*].

18.5.6	If a termination of this Agreement by either party pursuant to Clause 11 occurs with respect to an Aircraft, for any BFE delivered to the Seller’s facilities for such Aircraft but not installed prior to the date of such termination, [*CTR*].

18.5.7	If a termination of this Agreement pursuant to Clause 10 occurs with respect to an Aircraft in which all or any part of the BFE has been installed prior to the date of such termination, [*CTR*].

18.5.8	If a termination of this Agreement pursuant to Clause 10 occurs with respect to an Aircraft in which all or any part of the BFE has been installed prior to the date of such termination, [*CTR*].

18.5.9	If a termination of this Agreement pursuant to Clause 10 occurs with respect to an Aircraft, [*CTR*].

18.5.10	If a termination of this Agreement pursuant to Clause 10 occurs with respect to an Aircraft, and [*CTR*].

18.5.11	The Seller will notify the Buyer as to those items of BFE [*CTR*] and, at the Seller’s request, the Buyer will [*CTR*] of the date of such notice. The Buyer will have no claim against the Seller for damage, loss or destruction of any item of BFE removed from the affected Aircraft and not removed from Seller’s facility within such period.

18.5.12	The Buyer will have no claim against the Seller for damage to or destruction of any item of BFE damaged or destroyed in the process of being removed from the affected Aircraft pursuant to this Clause 18.5, provided that the Seller will use reasonable care in such removal.

18.5.13	The Buyer will grant the Seller title to any BFE items that cannot be removed from the affected Aircraft without causing damage to such Aircraft or rendering any system in such Aircraft unusable [*CTR*].

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19	INDEMNITIES AND INSURANCE

The Seller and the Buyer will each be liable for Losses (as defined below) arising from the acts or omissions of its respective directors, officers, agents or employees occurring during or incidental to such party’s exercise of its rights and performance of its obligations under this Agreement, except as provided in Clauses 19.1 and 19.2.

19.1	Seller’s Indemnities

The Seller will, except in the case of gross negligence or willful misconduct of the Buyer, its directors, officers, agents and/or employees, be solely liable for and will indemnify, defend and hold the Buyer, its Affiliates and each of their respective directors, officers, agents, employees and insurers harmless against all losses, liabilities, claims, damages, costs and expenses, including settlement costs, court costs, expert witness costs and reasonable attorneys’ fees (“Losses”), arising from:

(i)	claims for injuries to, or death of, the Seller’s directors, officers, agents or employees, or loss of, or damage to, property of the Seller or its employees when such Losses result from either party’s exercise of any right or performance of any obligation under this Agreement, and

(ii)	claims for injuries to, or death of, third parties, or loss of, or damage to, property of third parties, that result from the Technical Acceptance Flights.

19.2	Buyer’s Indemnities

The Buyer will, except in the case of gross negligence or willful misconduct of the Seller, its directors, officers, agents and/or employees, be solely liable for and will indemnify, defend and hold the Seller, its Affiliates, its subcontractors, and each of their respective directors, officers, agents, employees and insurers, harmless against all Losses arising from:

(i)	claims for injuries to, or death of, the Buyer’s directors, officers, agents or employees, or loss of, or damage to, property of the Buyer or its employees, when such Losses result from either party’s exercise of any right or performance of any obligation under this Agreement, and

(ii)	claims for injuries to, or death of, third parties, or loss of, or damage to, property of third parties, that result from (i) the provision of Seller Representatives services under Clause 15 including services performed on board the aircraft or (ii) the provision of Aircraft Training Services to the Buyer.

19.3	Notice and Defense of Claims

If any claim is made or suit is brought against a party or entity entitled to indemnification under this Clause 19 (the “Indemnitee”) for damages for which liability has been assumed by the other party under this Clause 19 (the “Indemnitor”), the Indemnitee will promptly (and in any event within thirty (30) days) give notice of such claim or suit to the Indemnitor, provided that the Indemnitee’s failure to so notify the Indemnitor will not relieve the Indemnitor of any liability pursuant to this Clause 19 except to the extent that the Indemnitor demonstrates that the defense of such suit or claim is prejudiced thereby. Upon receipt of such notice, the Indemnitor (unless otherwise requested by the Indemnitee) will assume and conduct the defense, or settlement, of

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such claim or suit. Absent the prior written consent of the Indemnitee, Indemnitor may not enter into any settlement, unless such settlement (i) does not include any finding or admission of wrongdoing by the Indemnitee, (ii) includes an unconditional written release by the claimant or plaintiff of the Indemnitee from all liability in respect of such suit or claim, and (iii) does not impose equitable remedies or any obligation on the Indemnitee other than solely the payment of money damages for which the Indemnitee will be fully indemnified hereunder. Notice of the claim or suit will be accompanied by all information pertinent to the matter as is reasonably available to the Indemnitee and will be followed by such cooperation by the Indemnitee as the Indemnitor or its counsel may reasonably request, at the expense of the Indemnitor.

If the Indemnitor fails or refuses to assume the defense of any claim or suit notified to it under this Clause 19, the Indemnitee will, upon prior written notice to the Indemnitor, have the right, at the Indemnitor’s expense, to proceed with the defense or settlement of the claim or suit as it deems prudent; provided that absent the prior written consent of the Indemnitor, Indemnitee may not enter into any settlement, unless such settlement (i) does not include any finding or admission of wrongdoing by the Indemnitor, (ii) includes an unconditional written release by the claimant or plaintiff of the Indemnitor from all liability in respect of such suit or claim and (iii) does not impose equitable remedies or any obligation on the Indemnitor other than solely the payment of money damages for which the Indemnitor will be fully indemnified hereunder.

19.4	Buyer’s Insurance

19.4.1	The Buyer will:

(i)	cause the Seller, its Affiliates, its subcontractors and each of their respective directors, officers, agents and employees to be named as additional insured under the Buyer’s Comprehensive Aviation Legal Liability insurance policies, including War Risk and Allied Perils coverage of the scope covered by AVN 52E (or any then-current equivalent form), and

(ii)	with respect to the Buyer’s Hull All Risks and Hull War Risks insurances and Allied Perils, cause the insurers of the Buyer’s hull insurance policies to waive all rights of subrogation against the Seller, its Affiliates, its subcontractors and each of their respective directors, officers, agents, employees and insurers.

19.4.2	Any deductible incurred pursuant to this Clause 19.4 will be borne by the Buyer. The Buyer will furnish to the Seller, not less than seven (7) Business Days prior to each Delivery under this Agreement, a certificate of insurance, in English, evidencing the limits of liability cover of no less than US$ [*CTR*] (US dollars – [*CTR*]) and period of insurance coverage in a form reasonably acceptable to the Seller from the Buyer’s insurance broker(s), certifying that such policies have been endorsed as follows:

(i)	under the Comprehensive Aviation Legal Liability Insurances, the Buyer’s policies are primary and non-contributory to any insurance maintained by the Seller,

(ii)	such insurance can only be cancelled or materially altered by the giving of not less than thirty (30) days (but seven (7) days or such lesser period as may be customarily available in respect of War Risks and Allied Perils) prior written notice thereof to the Seller, and

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(iii)	under any such cover, all rights of subrogation against the Seller, its Affiliates, its subcontractors and each of their respective directors, officers, agents, employees and insurers have been waived.

19.5	Seller’s Insurance

The Seller will:

(i)	cause the Buyer, its Affiliates and each of their respective directors, officers, agents and employees to be named as additional insured under the Seller’s Aviation Legal Liability insurance policies, including War Risk and Allied Perils coverage of the scope covered by AVN 52E (or any then equivalent form), and

(ii)	with respect to the Seller’s Hull All Risks and Hull War Risks insurances and Allied Perils, cause the insurers of the Seller’s hull insurance policies to waive all rights of subrogation against the Buyer, its Affiliates and each of their respective directors, officers, agents, employees and insurers.

19.5.1	Any deductible incurred pursuant to this Clause 19.5 will be borne by the Seller. The Seller will furnish to the Buyer, not less than seven (7) Business Days prior to each Delivery under this Agreement, a certificate of insurance, in English, evidencing the limits of liability cover of no less than US$ [*CTR*] (US dollars – [*CTR*]) and period of insurance coverage in a form reasonably acceptable to the Buyer from the Seller’s insurance broker(s), certifying that such policies have been endorsed as follows:

(i)	under the Comprehensive Aviation Legal Liability Insurances, the Seller’s policies are primary and non-contributory to any insurance maintained by the Buyer,

(ii)	such insurance can only be cancelled or materially altered by the giving of not less than thirty (30) days (but seven (7) days or such lesser period as may be customarily available in respect of War Risks and Allied Perils) prior written notice thereof to the Buyer, and

(iii)	under any such cover, all rights of subrogation against the Buyer, its Affiliates and each of their respective directors, officers, agents, employees and insurers have been waived.

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20	TERMINATION

20.1	Termination Events

Each of the following will constitute a “Termination Event”

(1)	The Buyer or any of its Affiliates commences in any jurisdiction any case, proceeding or other action with respect to the Buyer or any of its Affiliates or their properties relating to bankruptcy, insolvency, reorganization, winding-up, liquidation, dissolution or other relief from, or with respect to, or readjustment of, its debts or obligations.

(2)	An action is commenced in any jurisdiction seeking the appointment of a receiver, trustee, custodian or other similar official for the Buyer or any of its respective Affiliates or for all or any substantial part of their respective assets, and such action remains unstayed, undismissed or undischarged for sixty (60) days, or the Buyer or any of its Affiliates makes a general assignment for the benefit of its creditors.

(3)	An action is commenced in any jurisdiction against the Buyer or any of its respective Affiliates seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of their respective assets, and such action remains unstayed, undismissed or undischarged for sixty (60) days.

(4)	The Buyer or any of its Affiliates becomes the object, in any jurisdiction, of a case, proceeding or action similar or analogous to any of the events mentioned in Clause 20.1(1), (2) or (3).

(5)	The Buyer or any of its Affiliates is generally not able, or is expected to be unable to, or will admit in writing its inability to, pay its debts as they become due.

(6)	The Buyer or any of its Affiliates commences negotiations with significant creditors, existing or potential, either with the intention of restructuring all or a substantial part of all of its outstanding obligations or in preparation for a bankruptcy filing under the U.S. Bankruptcy Code.

(7)	The Buyer or any of its Affiliates fails to make (i) any payment required to be made under this Agreement or any other material agreement between the Buyer or any of its Affiliates and the Seller or any of its Affiliates when such payment is due, (ii) any Predelivery Payment required to be made under this Agreement when such payment is due, (iii) payment of all or part of the Final Price of any Aircraft required to be made under this Agreement; (iv) any payment to a Lessor with respect to any Leased Aircraft.

(8)	The Buyer repudiates, cancels or terminates this Agreement in whole or in part.

(9)	The Buyer defaults in its obligation to take delivery of an Aircraft as provided in Clause 9.2.

(10)	The Buyer or any of its Affiliates defaults in the observance or performance of any other covenant, undertaking or obligation contained in this Agreement or any other material agreement between the Buyer or its Affiliates, on the one hand, and the Seller or its Affiliates on the other hand, provided that, if such breach or default is capable of being cured and such breach or default is not cured within any specified cure period.

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(11)	Any other event that the parties agree in writing constitutes a Termination Event.

20.2	Remedies in Event of Termination

20.2.1	If a Termination Event occurs, the Buyer will be in material breach of this Agreement, and the Seller can elect any of the following remedies under the applicable law:

A.	suspend its performance under this Agreement with respect to any or all Aircraft;

B.	reschedule the Scheduled Delivery Month of any or all Aircraft remaining to be delivered under this Agreement without prejudice to Seller’s rights under Clause 5.8.2;

C.	suspend or reschedule the date for performance under this Agreement with respect to any or all equipment, services, data and other items; and/or

D.	cancel or terminate this Agreement (a “Termination”) with respect to any or all Aircraft, and/or equipment, services, data and/or other items related thereto.

20.2.2	In the event Seller elects a remedy under any of Clauses 20.2.1(A)(B) or (C), above:

A.	Seller will be entitled to any incidental damages incurred as a result of electing such remedy, including without limitation any commercially reasonable charges, expenses, commissions or costs of care or custody incurred in suspending or rescheduling performance after the Buyer’s breach;

B.	Buyer will compensate Seller for such incidental damages within ten (10) calendar days of Seller issuing an invoice for such damages to Buyer; and

C.	for the avoidance of doubt, nothing herein will preclude Seller from subsequently electing a Termination under 20.2.1(D), above.

20.2.3	If the Seller elects a Termination under Clause 20.2.1(D) above:

A.	Seller may claim and receive payment from the Buyer, as liquidated damages and not as a penalty, an amount equal to, for each Affected Aircraft (as defined below), the amount set forth as follows [*CTR*]:

i.	[*CTR*]

ii.	[*CTR*]

iii.	[*CTR*]

iv.	[*CTR*]

v.	[*CTR*]

vi.	[*CTR*]

vii.	[*CTR*].

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B.	Without prejudice to the rights of the Seller under Clause 5.8, Liquidated damages will be payable by the Buyer promptly, and in any event within ten (10) calendar days of the date of written notice and demand therefor from the Seller that the Buyer is in breach. The parties agree that the remedy of liquidated damages is not to be denied to the Seller due to the inability of the Seller to deliver a notice and demand for payment thereof due to the operation of law following a bankruptcy or other Termination Event under Clause 20.1(1)—(4).

20.2.4	The parties to this Agreement are commercially sophisticated parties acting within the same industry, and represented by competent counsel and the parties expressly agree and declare as follows:

A.	damages for material breach of this Agreement by the Buyer resulting in a Termination of this Agreement as to any or all Aircraft have been liquidated at amounts that are reasonable in light of the anticipated or actual harm caused by the Buyer’s breach, the difficulties of proof of loss and the nonfeasibility of otherwise obtaining an adequate remedy;

B.	it is understood and agreed by the parties that the amount of liquidated damages set forth herein is the total amount of monetary damages, no more and no less, to which the Seller will be entitled for and with respect to any Aircraft as recovery for material breach of this Agreement by Buyer resulting in a Termination by the Seller of this Agreement as to such Aircraft; provided, however, that for the avoidance of doubt the foregoing will not be deemed to preclude Seller’s entitlement to incidental damages where it is electing remedies under Clause 20.2.1(A),(B) or (C); and

C.	the liquidated damages provision of this Clause 20 has been fully negotiated by sophisticated parties represented by counsel, is a material component of the consideration granted and, in the absence of such liquidated damages provision, the consideration would have been materially different.

20.3	Definitions

For purposes of this Clause 20, the terms “Affected Aircraft”, “Applicable Date” and “Escalated Price” are defined as follows:

i.	“Affected Aircraft” – any or all Aircraft with respect to which the Seller has cancelled or terminated this Agreement pursuant to Clause 20.2.1 D,

ii.	“Applicable Date” – for any Affected Aircraft, the date the Seller issues the notice and demand for payment of liquidated damages pursuant to Clause 20.2.3 B.

iii.	“Escalated Price” – will have the same meaning as the “Final Price” of the Aircraft as that term is defined in Clause 3.2, except that the meaning of “Delivery Date” will have the same meaning as Applicable Date plus ten (10) calendar days, provided however that escalation in accordance with Clause 4 will continue to accrue until the date that payment of all liquidated damages is finally made in full by the Buyer to the Seller.

20.4	Notice of Termination Event

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Within ten (10) days of becoming aware of the occurrence of a Termination Event by the Buyer, the Buyer will notify the Seller of such occurrence in writing, provided, that any failure by the Buyer to notify the Seller will not prejudice the Seller’s rights or remedies hereunder.

20.5	Information Covenants

The Buyer hereby covenants and agrees that, from the date of this Agreement until no further Aircraft are to be delivered hereunder, the Buyer will furnish or cause to be furnished to the Seller the following:

a.	Annual Financial Statements. As soon as available and in any event no later than the date that the Buyer furnishes such annual statements to the Securities and Exchange Commission or successor thereto (the “SEC”) (i) a copy of the SEC Form 10-K filed by the Buyer with the SEC for such fiscal year, or, if no such Form 10-K was filed by the Buyer for such a fiscal year, the consolidated balance sheet of the Buyer and its Subsidiaries, as at the end of such fiscal year and the related consolidated statements of operations, of common stockholders’ equity (deficit) (in the case of the Buyer and its Subsidiaries) and of cash flows for such fiscal year, setting forth comparative consolidated figures as of the end of and for the preceding fiscal year, and examined by any firm of independent public accountants of recognized standing selected by the Buyer and reasonably acceptable to the Seller, whose opinion will not be qualified as to the scope of audit or as to the status of the Buyer as a going concern, and (ii) a certificate of such accounting firm stating that its audit of the business of the Buyer was conducted in accordance with generally accepted auditing standards.

b.	Quarterly Financial Statements. As soon as available and in any event no later than the date that the Buyer furnishes such quarterly statements to the Securities and Exchange Commission or successor thereto, a copy of the SEC Form 10-Q filed by the Buyer with the SEC for such quarterly period, or, if no such Form 10-Q was filed by the Buyer with respect to any such quarterly period, the consolidated balance sheet of the Buyer and its Subsidiaries, as at the end of such quarterly period and the related consolidated statements of operations for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period and in each case setting forth comparative consolidated figures as of the end of and for the related periods in the prior fiscal year, all of which will be certified by an Authorized Officer of the Buyer, subject to changes resulting from audit and normal year-end audit adjustments.

c.	Debt Rescheduling. (i) Promptly upon the Buyer commencing negotiations with one or more of its significant creditors with a view to general readjustment or rescheduling of all or any material part of its indebtedness under circumstances in which a reasonable business person, in the exercise of prudent business judgment, would conclude that the Buyer would otherwise not be able to pay such indebtedness as it falls due, notice of commencement of such negotiations, and (ii) thereafter timely advice of the progress of such negotiations until such negotiations are terminated or completed.

d.

Acceleration of other indebtedness. Immediately upon knowledge by the Buyer that the holder of any bond, debenture, promissory note or any similar evidence of indebtedness of the Buyer or Affiliate thereof (“Other Indebtedness”) has demanded payment, given notice or exercised its right to a remedy having the effect of acceleration with respect to a claimed event of default under any Other Indebtedness, where the impact of the

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acceleration is likely to have a material adverse effect on the Buyer’s ability to perform its obligations under or in connection with the transactions contemplated by this Agreement, notice of the demand made, notice given or action taken by such holder and the nature and status of the claimed event of default and what the action the Buyer is taking with respect thereto.

e.	Other Information. Promptly upon transmission thereof, copies of any filings and registrations with, and reports to, the SEC by the Buyer or any of its Subsidiaries, and, with reasonable promptness, such other information or documents (financial or otherwise) as the Seller may reasonably request from time to time.

For the purposes of this Clause 20, (x) an “Authorized Officer” of the Buyer will mean the Chief Executive Officer, the Chief Financial Officer or any Vice President and above who reports directly or indirectly to the Chief Financial Officer and (y) “Subsidiaries” will mean, as of any date of determination, those companies owned by the Buyer whose financial results the Buyer is required to include in its statements of consolidated operations and consolidated balance sheets.

20.6	Nothing contained in this Clause 20 will be deemed to waive or limit the Seller’s rights or ability to request adequate assurance under Article 2, Section 609 of the Uniform Commercial Code (the “UCC”). It is further understood that any commitment of the Seller or the Propulsion Systems manufacturer to provide financing to the Buyer will not constitute adequate assurance under Article 2, Section 609 of the UCC.

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21	ASSIGNMENTS AND TRANSFERS

21.1	Assignments

Except as hereinafter provided, neither party may sell, assign, novate or transfer its rights or obligations under this Agreement to any person without the prior written consent of the other, except that either party may sell, assign or transfer its rights or obligations under this Agreement to any of its Affiliate without the other party’s consent, provided that the assigning party will remain ultimately responsible for fulfillment of all obligations undertaken by such party in this Agreement.

21.2	Assignments on Sale, Merger or Consolidation

The Buyer will be entitled to assign its rights under this Agreement at any time due to a merger, consolidation or a sale of all or substantially all of its assets without the consent of the Seller, provided that:

(i)	the surviving or acquiring entity has executed an assumption agreement, in form and substance reasonably acceptable to the Seller, agreeing to assume all of the Buyer’s obligations under this Agreement;

(ii)	at the time, and immediately following the consummation, of the merger, consolidation or sale, no Buyer Termination Event exists or will have occurred and be continuing; and

(iii)	there exists with respect to the surviving or acquiring entity no basis for a Buyer Termination Event.

21.3	Designations by Seller

The Seller may at any time by notice to the Buyer designate facilities or personnel of the Seller or any other Affiliate of the Seller at which or by whom the services to be performed under this Agreement will be performed. Notwithstanding such designation, the Seller will remain ultimately responsible for fulfillment of all obligations undertaken by the Seller in this Agreement.

21.4	Transfer of Rights and Obligations upon Reorganization

In the event that the Seller is subject to a corporate restructuring having as its object the transfer of, or succession by operation of law in, all or a substantial part of its assets and liabilities, rights and obligations, including those existing under this Agreement, to a person (the “Successor”) that is an Affiliate of the Seller at the time of that restructuring, for the purpose of the Successor carrying on the business carried on by the Seller at the time of the restructuring, such restructuring will be completed without consent of the Buyer following notification by the Seller to the Buyer in writing. The Buyer recognizes that succession of the Successor to the Agreement by operation of law that is valid under the law pursuant to which that succession occurs will be binding upon the Buyer.

21.5	Assignment in Connection with Aircraft Financing

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Prior to Delivery of an Aircraft, the Buyer will not resell, lease, or transfer such Aircraft without the Seller’s written consent, which consent will not be unreasonably withheld. The Seller will take any requested action (including, but not limited to, the execution and delivery of a consent and agreement in substantially the form to be agreed by the Buyer and the Seller prior to the Delivery of the first Aircraft) reasonably required for the purpose of causing an Aircraft, at or following Delivery, to be subject to a sale, lease equipment trust, conditional sale, lien or other arrangement for the financing by the Buyer of the Aircraft. However, no such action will require the Seller to divest itself of title to or possession of the Aircraft until Delivery of and payment for the Aircraft.

21.6	Assignment in Connection with Sale or Lease of Aircraft

With the consent of the Seller, not to be unreasonably withheld or delayed, if, following Delivery of an Aircraft, the Buyer sells or leases such Aircraft, the Buyer may assign all or any of its rights under this Agreement to the purchaser or lessee of such Aircraft if the purchaser or lessee of such Aircraft enters into an agreement in substantially the form to be agreed by the Buyer and the Seller prior to the Delivery of the first Aircraft, such agreement to contain provisions whereby the purchaser or lessee agrees to be bound by and comply with all applicable terms of this Agreement.

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22	MISCELLANEOUS PROVISIONS

22.1	Data Retrieval

On the Seller’s reasonable request, the Buyer will provide the Seller with all the necessary data, as customarily compiled by the Buyer and pertaining to the operation of the Aircraft, to assist the Seller in making an efficient and coordinated survey of all reliability, maintenance, operational and cost data with a view to monitoring the efficient and cost effective operations of the Airbus fleet worldwide.

22.2	Notices

All notices, requests and other communications required or authorized hereunder will be given in writing either by personal delivery to an authorized officer of the party to whom such notice request or other communication is given or by recognized commercial courier that provides signed acknowledgment of receipt, certified air mail (return receipt requested) or facsimile at the addresses and numbers set forth below. The date on which any such notice, request or other communication is so personally delivered, or if such notice, request or other communication is given by recognized commercial courier, certified air mail or facsimile, the date on which received, will be deemed to be the effective date of such notice, request or other communication (provided that notices, requests and other communications received on a day that is not a Business Day or after 5:00 p.m., local time at the place of receipt, on a Business Day will be deemed to have been received on the next Business Day).

The Seller will be addressed at:

Airbus S.A.S.
Attention: Senior Vice President Contracts
1, Rond Point Maurice Bellonte
31707 Blagnac Cedex,
France

Facsimile: 33 (05) 61 93 39 94

The Buyer will be addressed at:

4333 Amon Carter Boulevard
Fort Worth, Texas 76155
United States of America

Facsimile: (817) 967-4313
Attention: Corporate Secretary

From time to time, the party receiving the notice, request or other communication may designate another address or another person by notice given in accordance with this Clause 22.2.

22.3	Waiver

The failure of either party to enforce at any time any of the provisions of this Agreement, to exercise any right herein provided or to require at any time performance by the other party of any of the provisions hereof will in no way be construed to be a present or future waiver of such

CT1001520_PA _AAL_A320Family_EXECUTION	PA - 97 of 102

provisions nor in any way to affect the validity of this Agreement or any part hereof or the right of the other party thereafter to enforce each and every such provision. The express waiver by either party of any provision, condition or requirement of this Agreement will not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

22.4	International Supply Contract

The Buyer and the Seller recognize that this Agreement is an international supply contract which has been the subject of discussion and negotiation, that all its terms and conditions are fully understood by the parties, and that the Specification and price of the Aircraft and the other mutual agreements of the parties set forth herein were arrived at in consideration of, inter alia, all provisions hereof, specifically including all waivers, releases and remunerations by the Buyer set out herein.

22.5	Certain Representations of the Parties

22.5.1	Buyer’s Representations

The Buyer represents and warrants to the Seller:

(i)	the Buyer is a corporation organized and existing in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into and perform its obligations under this Agreement;

(ii)	neither the execution and delivery by the Buyer of this Agreement, nor the consummation of any of the transactions by the Buyer contemplated hereby, nor the performance by the Buyer of the obligations hereunder, constitutes a breach of any agreement to which the Buyer is a party or by which its assets are bound;

(iii)	this Agreement has been duly authorized, executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws affecting creditors’ rights and remedies generally and to general principles of equity (whether enforcement is sought in a proceeding at law or in equity).

22.5.2	Seller’s Representations

The Seller represents and warrants to the Buyer:

(i)	the Seller is organized and existing in good standing under the laws of the Republic of France and has the corporate power and authority to enter into and perform its obligations under the Agreement;

(ii)	neither the execution and delivery by the Seller of this Agreement, nor the consummation of any of the transactions by the Seller contemplated hereby, nor the performance by the Seller of the obligations hereunder, constitutes a breach of any agreement to which the Seller is a party or by which its assets are bound;

(iii)	this Agreement has been duly authorized, executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller enforceable against the

CT1001520_PA _AAL_A320Family_EXECUTION	PA - 98 of 102

Seller in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws affecting creditors’ rights and remedies generally and to general principles of equity (whether enforcement is sought in a proceeding at law or in equity).

22.6	Interpretation and Law

22.6.1	THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND THE PERFORMANCE THEREOF WILL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

Each of the Seller and the Buyer hereby irrevocably submits itself to the nonexclusive jurisdiction of the courts of the state of New York, Borough of Manhattan, and of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto. To the extent that either the Buyer or the Seller has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, and whether under the United States Foreign Sovereign Immunities Act of 1976 (or any successor legislation) or otherwise, from any legal proceedings, whether in the United States or elsewhere, to enforce or collect upon this Agreement, including, without limitation, immunity from suit or service of process, immunity from jurisdiction or judgment of any court or tribunal or execution of a judgment, or immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, it hereby irrevocably and expressly waives any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States or elsewhere.

THE PARTIES HEREBY ALSO AGREE THAT THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS WILL NOT APPLY TO THIS TRANSACTION.

22.6.2	Service of process in any suit, action or proceeding in respect of any matter as to which the Seller or the Buyer has submitted to jurisdiction under Clause 22.6 may be made (i) on the Seller by delivery of the same personally or by dispatching the same via Federal Express, UPS, or similar international air courier service prepaid, return receipt requested, to CT Corporation, New York City offices as agent for the Seller, it being agreed that service upon CT Corporation will constitute valid service upon the Seller or by any other method authorized by the laws of the State of New York, and (ii) on the Buyer by delivery of the same personally or by dispatching the same by Federal Express, UPS, or similar international air courier service prepaid, return receipt requested to its address in Clause 22.2, or by any other method authorized by the laws of the State of New York.

22.7	Headings

All headings in this Agreement are for convenience of reference only and do not constitute a part of this Agreement.

CT1001520_PA _AAL_A320Family_EXECUTION	PA - 99 of 102

22.8	Waiver of Jury Trial

EACH OF THE PARTIES HERETO WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM OR CROSS-CLAIM THEREIN.

22.9	Waiver of Consequential Damages

In	no circumstances will either party claim or receive consequential, or incidental damages under this Agreement (other than any such damages actually paid to a third party that is not an indemnified party under this Agreement pursuant to a third party claim).

22.10	No Representations Outside of this Agreement

The parties declare that, prior to the execution of this Agreement, they, with the advice of their respective counsel, apprised themselves of sufficient relevant data in order that they might intelligently exercise their own judgments in deciding whether to execute this Agreement and in deciding on the contents of this Agreement. Each party further declares that its decision to execute this Agreement is not predicated on or influenced by any declarations or representations by any other person, party, or any predecessors in interest, successors, assigns, officers, directors, employees, agents or attorneys of any such person or party, except as set forth in this Agreement. This Agreement resulted from negotiation involving counsel for all of the parties hereto and no term herein will be construed or interpreted against any party under the contra proferentum or any related doctrine.

22.11	Confidentiality

Subject to any legal or governmental requirements of disclosure, the parties (which for this purpose will include their employees and legal counsel) will maintain the terms and conditions of this Agreement and any reports or other data furnished hereunder strictly confidential, including but not limited to, the Aircraft pricing and delivery schedule (the “Confidential Information”). Without limiting the generality of the foregoing, each of the Buyer and the Seller will use its commercially reasonable efforts to limit the disclosure of the contents of this Agreement to the extent legally permissible in (i) any filing required to be made with any governmental agency and will make such applications as will be necessary to implement the foregoing, and (ii) any press release concerning the whole or any part of the contents and/or subject matter hereof or of any future addendum hereto. With respect to any public disclosure or filing, each of the Buyer and the Seller agrees to submit to the other party a copy of the proposed document to be filed or disclosed and will give the other party a reasonable period of time in which to review such document. The Buyer and the Seller will consult with each other prior to the making of any public disclosure or filing, permitted hereunder, of this Agreement or the terms and conditions thereof. Subject to any legal or governmental requirements of disclosure, the parties will agree in writing on any press release or other public disclosure to announce the transactions contemplated by this Agreement.

The provisions of this Clause 22.11 will survive any termination of this Agreement.

22.12	Severability

If any provision of this Agreement should for any reason be held ineffective, the remainder of this Agreement will remain in full force and effect. To the extent permitted by applicable law, each party hereto hereby waives any provision of law that renders any provision of this Agreement prohibited or unenforceable in any respect.

CT1001520_PA _AAL_A320Family_EXECUTION	PA - 100 of 102

22.13	Entire Agreement

This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any previous understanding, commitments or representations whatsoever, whether oral or written. This Agreement will not be amended or modified except by an instrument in writing of even date herewith or subsequent hereto executed by both parties or by their fully authorized representatives.

22.14	Inconsistencies

In the event of any inconsistency between the terms of this Agreement and the terms contained in either (i) the Specification, or (ii) any other Exhibit, in each such case the terms of this Agreement will prevail over the terms of the Specification or any other Exhibit. For the purpose of this Clause 22.14, the term Agreement will not include the Specification or any other Exhibit hereto.

22.15	Language

All correspondence, documents and any other written matters in connection with this Agreement will be in English.

22.16	Counterparts

This Agreement has been executed in two (2) original copies.

Notwithstanding the foregoing, this Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute but one and the same instrument.

22.17	Fraud

Notwithstanding any other provision in this Agreement, no limitation of liability with respect to any person or entity set forth herein will apply with respect to the fraud or fraud in the inducement of such person or entity.

[Remainder of the page is intentionally blank]

CT1001520_PA _AAL_A320Family_EXECUTION	PA - 101 of 102

IN WITNESS WHEREOF, this Agreement was entered into as of the day and year first above written.

AIRBUS S.A.S.

By:	/s/ John J. Leahy
Title:	Chief Operating Officer Customers

AMERICAN AIRLINES, INC.

By:	/s/ Thomas W. Horton
Title:	President

CT1001520_PA _AAL_A320Family_EXECUTION	PA - 102 of 102

EXHIBIT A-1

STANDARD SPECIFICATIONS

The A319 Aircraft Standard Specification is contained in a separate folder.

The A320 Aircraft Standard Specification is contained in a separate folder.

The A321 Aircraft Standard Specification is contained in a separate folder.

CT1001520_PA_AAL_A320Family_EXECUTION
EXH A -1- Page 1

Exhibit A-2

AMERICAN AIRLINES A319 CUSTOMIZATION BUDGET PROPOSAL

Based on Standard Specification A319 100 issue 7.9 dated 20 June 2011

A319 Aircraft

ATA	TITLE	A319-100 SCNs $US [*CTR*] per aircraft	Estimated BFE Budget $US [*CTR*] per aircraft	Comments
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]		[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]		[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]		[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]	.
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]

Prepared by Airbus-Americans Technical Contracts
CT 1001520_EXH A-2_AAL_A320_Family_EXECUTION	PROPRIETARY AND CONFIDENTIAL

Exhibit A-2

AMERICAN AIRLINES A319 CUSTOMIZATION BUDGET PROPOSAL

Based on Standard Specification A319 100 issue 7.9 dated 20 June 2011

A319 Aircraft

ATA	TITLE	A319-100 SCNs $US [*CTR*] per aircraft	Estimated BFE Budget $US [*CTR*] per aircraft	Comments
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
CN57.00.000/XX	Installation of sharklets	[*CTR*]		[*CTR*]
CN72.00.119/XX	Engine - Vendor selection - CFM 56-5B6/3 [*CTR*] (**) or IAE V2524-A5 [*CTR*] (**)	[*CTR*]

	TOTAL OF SCNS AND ESTIMATED BFE BUDGET - $US [*CTR*] PER AIRCRAFT	[*CTR*]	[*CTR*]

(*)	: The current design weights offered for the A320 Family Aircraft may be subject to adjustment
(**)	: The indicated thrust is the Airbus Equivalent Thrust at Mach number 0.25 / ISA +15C / sea level thrust divided by 0.8 (representative of sea level aircraft performance).
It may differ from the nominal thrust that will be eventually indicated by the engine manufacturer.

Prepared by Airbus-Americans Technical Contracts
CT 1001520_EXH A-2_AAL_A320_Family_EXECUTION	PROPRIETARY AND CONFIDENTIAL

Exhibit A-3

AMERICAN AIRLINES A320 CUSTOMIZATION BUDGET PROPOSAL

Based on Standard Specification A320-200 issue 8.0 dated 20 June 2011

A320 Aircraft

ATA	TITLE	A320-200 SCNs $US [*CTR*] per aircraft	Estimated BFE Budget $US [*CTR*] per aircraft	Comments
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
	[*CTR*]	[*CTR*]		[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]		[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]		[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]		[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]

Prepared by Airbus-Americans Technical Contracts
CT 1001520_EXH A-3_AAL_A320_Family_EXECUTION	PROPRIETARY AND CONFIDENTIAL

Exhibit A-3

AMERICAN AIRLINES A320 CUSTOMIZATION BUDGET PROPOSAL

Based on Standard Specification A320 200 issue 8.0 dated 20 June 2011

A320 Aircraft

ATA	TITLE	A320-200 SCNs $US [*CTR*] per aircraft	Estimated BFE Budget $US [*CTR*] per aircraft	Comments
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
CN57.00.000/XX	Installation of Sharklets			[*CTR*]
CN72.00.120/XX	Engine - Vendor selection - CFM 56-5B4/3 [*CTR*] (**) or IAE V2527-A5 [*CTR*] (**)	[*CTR*]

	TOTAL OF SCNS AND ESTIMATED BFE BUDGET - $US [*CTR*] PER AIRCRAFT	[*CTR*]	[*CTR*]

(*)	: The current design weights offered for the A320 Family Aircraft may be subject to adjustment
(**)	: The indicated thrust is the Airbus Equivalent Thrust at Mach number 0.25 / ISA +15C / sea level thrust divided by 0.8 (representative of sea level aircraft performance).
It may differ from the nominal thrust that will be eventually indicated by the engine manufacturer.

Prepared by Airbus-Americans Technical Contracts
CT 1001520_EXH A-3_AAL_A320_Family_EXECUTION	PROPRIETARY AND CONFIDENTIAL

Exhibit A-4

AMERICAN AIRLINES A321 CUSTOMIZATION BUDGET PROPOSAL

Based on Standard Specification A321-200 issue 5.0 dated 20 June 2011

A321 Aircraft

ATA	TITLE	A321-200 SCNs $US [*CTR*] per aircraft	Estimated BFE Budget $US [*CTR*] per aircraft	Comments
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]		[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]		[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]		[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]

Prepared by Airbus-Americans Technical Contracts
CT 1001520_EXH A-4_AAL_A320_Family_EXECUTION	PROPRIETARY AND CONFIDENTIAL

Exhibit A-4

AMERICAN AIRLINES A321 CUSTOMIZATION BUDGET PROPOSAL

Based on Standard Specification A321-200 issue 5.0 dated 20 June 2011

A321 Aircraft

ATA	TITLE	A321-200 SCNs $US [*CTR*] per aircraft	Estimated BFE Budget $US [*CTR*] per aircraft	Comments
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
CN57.00.000/XX	Installation of sharklets	[*CTR*]		[*CTR*]
CN72.00.121/XX	Engine - Vendor selection - CFM 56-5B3/3 at [*CTR*] (**) or IAE V2533-A5 at [*CTR*] (**)	[*CTR*]
	TOTAL OF SCNS AND ESTIMATED BFE BUDGET - $US [*CTR*] PER AIRCRAFT	[*CTR*]	[*CTR*]

(*)	: The current design weights offered for the A320 Family Aircraft may be subject to adjustment
(**)	: The indicated thrust is the Airbus Equivalent Thrust at Mach number 0.25 / ISA +15C / sea level thrust divided by 0.8 (representative of sea level aircraft performance). It may differ from the nominal thrust that will be eventually indicated by the engine manufacturer.

Prepared by Airbus-Americans Technical Contracts
CT 1001520_EXH A-4_AAL_A320_Family_EXECUTION	PROPRIETARY AND CONFIDENTIAL

Exhibit A-5

AMERICAN AIRLINES A319NEO CUSTOMIZATION BUDGET PROPOSAL

Based on Standard Specification A319-100 issue 7.0 dated 20 June 2011

A319neo Aircraft

LIST OF IRREVOCABLE SCNS ASSOCIATED WITH THE NEO OPTIONS

The Seller is currently developing a new engine option (the “New Engine Option” or “NEO” applicable to the A319/A320/A321.

The respective A319/A320/A321 NEO specifications shall be derived from the current A320 Family specification, and are based on the new engines quoted below together with the required airframe structural adaptations as well as Aircraft systems and software adaptations required to operate such new engines.

The NEO aircraft specification shall incorporate the new large wingtip device (the “Sharklets”) currently designed by the Seller to enhance the eco-efficiency and payload range performance of the A320 family aircraft.

The NEO aircraft will be equipped with either (i) a set of two (2) CFMI LEAP-X engines or (ii) a set of two (2) Pratt & Whitney engines

NB: These options shall be irrevocably part of the A319 NEO specification

A319-100 NEO
ATA	TITLE	SCN Budget $US [*CTR*] per aircraft
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]

	TOTAL OF IRREVOCABLE SCNS - $US [*CTR*] PER AIRCRAFT	[*CTR*]
LIST OF ADDITIONAL SCNS

NB: Certain options from this list and currently available Airbus catalogues may not be applicable and/or certified for Aircraft equipped with New Engine Option in [*CTR*].

A319-100 NEO
ATA	TITLE	A319-100 SCNs $US [*CTR*] per aircraft	Estimated BFE Budget $US [*CTR*] per aircraft	Comments
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]		[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]		[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]		[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]

Prepared by Airbus-Americans Technical Contracts
CT 1001520_EXH A-5_AAL_A320_Family_EXECUTION	PROPRIETARY AND CONFIDENTIAL

Exhibit A-5

AMERICAN AIRLINES A319NEO CUSTOMIZATION BUDGET PROPOSAL

Based on Standard Specification A319-100 issue 7.0 dated 20 June 2011

A319neo Aircraft

[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]

	TOTAL OF ADDITIONAL SCNS AND ESTIMATED BFE BUDGET - $US [*CTR*] PER AIRCRAFT	[*CTR*]	[*CTR*]

	GRAND TOTAL SCN AND BFE BUDGET FOR A319-100 EQUIPPED WITH NEO - $US [*CTR*] PER AIRCRAFT	[*CTR*]	[*CTR*]

(*) :	MLW and MZFW are indicative design weights representative of the A319-100 with NEO option. NEO design weights shall be updated with the final specification
(**) :	The indicated thrust is the Airbus Equivalent Thrust at Mach number 0.25 / ISA +15C / sea level thrust divided by 0.8 (representative of sea level aircraft performance).
It may differ from the nominal thrust that will be eventually indicated by the engine manufacturer.

Prepared by Airbus-Americans Technical Contracts
CT 1001520_EXH A-5_AAL_A320_Family_EXECUTION	PROPRIETARY AND CONFIDENTIAL

Exhibit A-6

AMERICAN AIRLINES A320NEO CUSTOMIZATION BUDGET PROPOSAL

Based on Standard Specification A320-200 issue 8.0 dated 20 June 2011

A320neo Aircraft

LIST OF IRREVOCABLE SCNS ASSOCIATED WITH THE NEO OPTIONS

The Seller is currently developing a new engine option (the “New Engine Option” or “NEO” applicable to the A319/A320/A321.

The respective A319/A320/A321 NEO specifications shall be derived from the current A320 Family specification, and are based on the new engines quoted below together with the required airframe structural adaptations as well as Aircraft systems and software adaptations required to operate such new engines.

The NEO aircraft specification shall incorporate the new large wingtip device (the “Sharklets”) currently designed by the Seller to enhance the eco-efficiency and payload range performance of the A320 family aircraft.

The NEO aircraft will be equipped with either (i) a set of two (2) CFMI LEAP-X engines or (ii) a set of two (2) Pratt & Whitney engines

NB: These options shall be irrevocably part of the A320 NEO specification

A320-200 NEO
ATA	TITLE	SCN Budget $US [*CTR*] per aircraft
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]

	TOTAL OF IRREVOCABLE SCNS - $US [*CTR*] PER AIRCRAFT	[*CTR*]

LIST OF ADDITIONAL SCNS

NB: Certain options from this list and currently available Airbus catalogues may not be applicable and/or certified for Aircraft equipped with New Engine Option in [*CTR*].

A320-200 NEO
ATA	TITLE	SCN Budget $US [*CTR*] per aircraft	Estimated BFE Budget $US [*CTR*] per aircraft	Comments
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]		[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]		[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]		[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]

Prepared by Airbus-Americans Technical Contracts
CT 1001520_EXH A-6_AAL_A320_Family_EXECUTION	PROPRIETARY AND CONFIDENTIAL

Exhibit A-6

AMERICAN AIRLINES A320NEO CUSTOMIZATION BUDGET PROPOSAL

Based on Standard Specification A320-200 issue 8.0 dated 20 June 2011

A320neo Aircraft

[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]

	TOTAL OF ADDITIONAL SCNS AND ESTIMATED BFE BUDGET - $US [*CTR*] PER AIRCRAFT	[*CTR*]	[*CTR*]

	GRAND TOTAL SCN AND BFE BUDGET FOR A320-200 EQUIPPED WITH NEO - $US [*CTR*] PER AIRCRAFT	[*CTR*]	[*CTR*]

(*) :	MLW and MZFW are indicative design weights representative of the A320-200 with NEO option. NEO design weights shall be updated with the final specification
(**) :	The indicated thrust is the Airbus Equivalent Thrust at Mach number 0.25 / ISA +15C / sea level thrust divided by 0.8 (representative of sea level aircraft performance).
It may differ from the nominal thrust that will be eventually indicated by the engine manufacturer.

Prepared by Airbus-Americans Technical Contracts
CT 1001520_EXH A-6_AAL_A320_Family_EXECUTION	PROPRIETARY AND CONFIDENTIAL

Exhibit A-7

AMERICAN AIRLINES A321NEO CUSTOMIZATION BUDGET PROPOSAL

Based on Standard Specification A321-200 issue 5.0 dated 20 June 2011

A321neo Aircraft

LIST OF IRREVOCABLE SCNS ASSOCIATED WITH THE NEO OPTIONS

The Seller is currently developing a new engine option (the “New Engine Option” or “NEO” applicable to the A319/A320/A321. The respective A319/A320/A321 NEO specifications shall be derived from the current A320 Family specification, and are based on the new engines quoted below together with the required airframe structural adaptations as well as Aircraft systems and software adaptations required to operate such new engines.

The NEO aircraft specification shall incorporate the new large wingtip device (the “Sharklets”) currently designed by the Seller to enhance the eco-efficiency and payload range performance of the A320 family aircraft.

The NEO aircraft will be equipped with either (i) a set of two (2) CFMI LEAP-X engines or (ii) a set of two (2) Pratt & Whitney engines

NB: These options shall be irrevocably part of the A321 NEO specification

A321-200 NEO
ATA	TITLE	SCN Budget $US [*CTR*] per aircraft
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]

	TOTAL OF IRREVOCABLE SCNS - $US [*CTR*] PER AIRCRAFT	[*CTR*]

LIST OF ADDITIONAL SCNS

NB: Certain options from this list and currently available Airbus catalogues may not be applicable and/or certified for Aircraft equipped with New Engine Option in [*CTR*].

A321-200 NEO
ATA	TITLE	SCN Budget $US [*CTR*] per aircraft	Estimated BFE Budget $US [*CTR*] per aircraft	Comments
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]		[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]		[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]		[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]

Prepared by Airbus-Americans Technical Contracts
CT 1001520_ EXH A-7_AAL_A320_Family_EXECUTION	PROPRIETARY AND CONFIDENTIAL

Exhibit A-7

AMERICAN AIRLINES A321NEO CUSTOMIZATION BUDGET PROPOSAL

Based on Standard Specification A321-200 issue 5.0 dated 20 June 2011

A321neo Aircraft

[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]

	TOTAL OF ADDITIONAL SCNS AND ESTIMATED BFE BUDGET - $US [*CTR*] PER AIRCRAFT	[*CTR*]	[*CTR*]

	GRAND TOTAL SCN AND BFE BUDGET FOR A321-200 EQUIPPED WITH NEO - $US [*CTR*] PER AIRCRAFT	[*CTR*]	[*CTR*]

(*)	: MLW and MZFW are indicative design weights representative of the A321-200 with NEO option. NEO design weights shall be updated with the final specification
(**)	: The indicated thrust is the Airbus Equivalent Thrust at Mach number 0.25 / ISA +15C / sea level thrust divided by 0.8 (representative of sea level aircraft performance). It may differ from the nominal thrust that will be eventually indicated by the engine manufacturer.

Prepared by Airbus-Americans Technical Contracts
CT 1001520_ EXH A-7_AAL_A320_Family_EXECUTION	PROPRIETARY AND CONFIDENTIAL

FORM OF A SPECIFICATION CHANGE NOTICE

CT1001520_PA_AAL_A320Family_EXECUTION	EXH B-1 - Page 1

EXHIBIT B-1

SPECIFICATION CHANGE NOTICE (SCN)	For SCN Number Issue Dated Page
Title : Description : Remarks / References Specification changed by this SCN This SCN requires prior or concurrent acceptance of the following SCN (s):

Price per aircraft

US DOLLARS:

AT DELIVERY CONDITIONS:

This change will be effective on                                     AIRCRAFT N°                                             and subsequent.

Provided approval is received by

        Buyer approval                                                                                                       Seller approval

        By :                                                                                                                           By :

        Date :                                                                                                                        Date :

CT1001520_PA_AAL_A320Family_EXECUTION	EXH B-1 - Page 2

EXHIBIT B-1

SPECIFICATION CHANGE NOTICE (SCN)	For SCN Number Issue Dated Page
Specification repercussion: After contractual agreement with respect to weight, performance, delivery, etc, the indicated part of the specification wording will read as follows:

CT1001520_PA_AAL_A320Family_EXECUTION	EXH B-1 - Page 3

EXHIBIT B-1

SPECIFICATION CHANGE NOTICE (SCN)	For SCN Number Issue Dated Page
Scope of change (FOR INFORMATION ONLY)

CT1001520_PA_AAL_A320Family_EXECUTION	EXH B-1 - Page 4

EXHIBIT B-2

FORM OF A MANUFACTURER’S SPECIFICATION CHANGE NOTICE

CT1001520_PA_AAL_A320Family_EXECUTION	EXH B-2 - Page 1

EXHIBIT B-2

MANUFACTURER’S SPECIFICATION CHANGE NOTICE (MSCN)	For MSCN Number Issue Dated Page
Title : Description : Effect on weight : • Manufacturer’s Weight Empty change : • Operational Weight Empty change : • Allowable Payload change : Remarks / References Specification changed by this MSCN
Price per aircraft US DOLLARS: AT DELIVERY CONDITIONS: This change will be effective on AIRCRAFT N° and subsequent. Provided MSCN is not rejected by
Buyer approval By : Date :	Seller approval By : Date :

CT1001520_PA_AAL_A320Family_EXECUTION	EXH B-2 - Page 2

EXHIBIT B-2

MANUFACTURER’S SPECIFICATION CHANGE NOTICE (MSCN)	For MSCN Number Issue Dated Page
Specification repercussion: After contractual agreement with respect to weight, performance, delivery, etc, the indicated part of the specification wording will read as follows:

CT1001520_PA_AAL_A320Family_EXECUTION	EXH B-2 - Page 3

EXHIBIT B-2

MANUFACTURER’S SPECIFICATION CHANGE NOTICE (MSCN)	For MSCN Number Issue Dated Page
Scope of change (FOR INFORMATION ONLY)

CT1001520_PA_AAL_A320Family_EXECUTION	EXH B-2 - Page 4

EXHIBIT C-1

SELLER PRICE REVISION FORMULA - 2011

1.1	Base Price

The Base Price as quoted in Clause 3.1 of the Agreement is subject to adjustment for changes in economic conditions as measured by data obtained from the US Department of Labor, Bureau of Labor Statistics, and in accordance with the provisions hereof.

1.2	Base Period

The Airframe Base Price has been established in accordance with the average economic conditions prevailing in [*CTR*] and corresponding to a theoretical delivery in [*CTR*] as defined by the ECIb and ICb index values indicated hereafter.

1.3	Indexes

Labor Index: “Employment Cost Index for Workers in Aerospace manufacturing” (hereinafter referred to as “ECI336411W”), quarterly published by the US Department of Labor, Bureau of Labor Statistics, in “NEWS”, and found in Table 9, “WAGES and SALARIES (not seasonally adjusted): Employment Cost Indexes for Wages and Salaries for private industry workers by industry and occupational group”, or such other name that may be from time to time used for the publication title and/or table, (Aircraft manufacturing, NAICS Code 336411, base month and year December 2005 = 100).

The quarterly value released for a certain month (March, June, September and December) will be the one deemed to apply for the two (2) preceding months.

Index code for access on the Web site of the US Bureau of Labor Statistics: CIU2023211000000I.

Material Index: “Industrial Commodities” (hereinafter referred to as “IC”) as published in “PPI Detailed Report” (found in Table 6. “Producer price indexes and percent changes for commodity and service groupings and individual items not seasonally adjusted” or such other names that may be from time to time used for the publication title and/or table). (Base Year 1982 = 100).

Index code for access on the Web site of the US Bureau of Labor Statistics: WPU03THRU15.

CT1001520_PA_AAL_A320Family_EXECUTION	EXH C-1 - Page 1

EXHIBIT C-1

1.4	Revision Formula

[*CTR*]

1.5	General Roundings

1.5.1	Roundings

The Labor Index average and the Material Index average will be computed to the first decimal. If the next succeeding place is five (5) or more, the preceding decimal place will be raised to the next higher figure.

Each quotient, ECIn/ECIb and ICn/ICb, will be rounded to the nearest ten-thousandth (4 decimals). If the next succeeding place is five (5) or more, the preceding decimal place will be raised to the next higher figure.

The final factor will be rounded to the nearest ten-thousandth (4 decimals).

The final price will be rounded to the nearest whole number (0.5 or more rounded to 1).

1.5.2	Substitution of Indexes for Seller Price Revision Formula 2011

If:

(i)	the United States Department of Labor substantially revises the methodology of calculation of the Labor Index or the Material Index as used in this Seller Price Revision Formula 2011, or

(ii)	the United States Department of Labor discontinues, either temporarily or permanently, such Labor Index or such Material Index, or

(iii)	the data samples used to calculate such Labor Index or such Material Index are substantially changed;

The Seller will select a substitute index for inclusion in this Seller Price Revision Formula 2011 (the “Substitute Index”).

The Substitute Index will reflect as closely as possible the actual variance of the labor costs or of the material costs used in the calculation of the original Labor Index or Material Index as the case may be.

As a result of the selection of the Substitute Index, the Seller will make an appropriate adjustment to this Seller Price Revision Formula 2011 to combine the successive utilization of the original Labor Index or Material Index (as the case may be) and of the Substitute Index.

1.5.3	Final Index Values

The Index values as defined in Paragraph 1.4 above will be considered final and no further adjustment to the base prices as revised at delivery of the Aircraft will be made after Aircraft delivery for any subsequent changes in the published Index values.

CT1001520_PA_AAL_A320Family_EXECUTION	EXH C-1 - Page 2

EXHIBIT C-1

1.5.4	Limitation

Should the sum of [*CTR*].

CT1001520_PA_AAL_A320Family_EXECUTION	EXH C-1 - Page 3

EXHIBIT C-2

SELLER PRICE REVISION FORMULA -2010

1.1	Base Price

The Base Price as quoted in Clause 3.1 of the Agreement is subject to adjustment for changes in economic conditions as measured by data obtained from the US Department of Labor, Bureau of Labor Statistics, and in accordance with the provisions hereof.

1.2	Base Period

The Airframe Base Price has been established in accordance with the average economic conditions prevailing in [*CTR*] and corresponding to a theoretical delivery in [*CTR*] as defined by the ECIb and ICb index values indicated hereafter.

1.3	Indexes

Labor Index: “Employment Cost Index for Workers in Aerospace manufacturing” (hereinafter referred to as “ECI336411W”), quarterly published by the US Department of Labor, Bureau of Labor Statistics, in “NEWS”, and found in Table 9, “WAGES and SALARIES (not seasonally adjusted): Employment Cost Indexes for Wages and Salaries for private industry workers by industry and occupational group”, or such other name that may be from time to time used for the publication title and/or table, (Aircraft manufacturing, NAICS Code 336411, base month and year December 2005 = 100).

The quarterly value released for a certain month (March, June, September and December) will be the one deemed to apply for the two (2) preceding months.

Index code for access on the Web site of the US Bureau of Labor Statistics: CIU2023211000000I.

Material Index: “Industrial Commodities” (hereinafter referred to as “IC”) as published in “PPI Detailed Report” (found in Table 6. “Producer price indexes and percent changes for commodity and service groupings and individual items not seasonally adjusted” or such other names that may be from time to time used for the publication title and/or table). (Base Year 1982 = 100).

Index code for access on the Web site of the US Bureau of Labor Statistics: WPU03THRU15.

CT1001520_PA_AAL_A320Family_EXECUTION	EXH C-2 - Page 1

EXHIBIT C-2

1.4	Revision Formula

[*CTR*]

1.5	General Roundings

1.5.1	Roundings

The Labor Index average and the Material Index average will be computed to the first decimal. If the next succeeding place is five (5) or more, the preceding decimal place will be raised to the next higher figure.

Each quotient, ECIn/ECIb and ICn/ICb, will be rounded to the nearest ten-thousandth (4 decimals). If the next succeeding place is five (5) or more, the preceding decimal place will be raised to the next higher figure.

The final factor will be rounded to the nearest ten-thousandth (4 decimals).

The final price will be rounded to the nearest whole number (0.5 or more rounded to 1).

1.5.2	Substitution of Indexes for Seller Price Revision Formula 2010

If:

(i)	the United States Department of Labor substantially revises the methodology of calculation of the Labor Index or the Material Index as used in this Seller Price Revision Formula 2010, or

(ii)	the United States Department of Labor discontinues, either temporarily or permanently, such Labor Index or such Material Index, or

(iii)	the data samples used to calculate such Labor Index or such Material Index are substantially changed;

the Seller will select a substitute index for inclusion in this Seller Price Revision Formula 2010 (the “Substitute Index”).

The Substitute Index will reflect as closely as possible the actual variance of the labor costs or of the material costs used in the calculation of the original Labor Index or Material Index as the case may be.

As a result of the selection of the Substitute Index, the Seller will make an appropriate adjustment to this Seller Price Revision Formula 2010 to combine the successive utilization of the original Labor Index or Material Index (as the case may be) and of the Substitute Index.

1.5.3	Final Index Values

The Index values as defined in Paragraph 1.4 above will be considered final and no further adjustment to the base prices as revised at delivery of the Aircraft will be made after Aircraft delivery for any subsequent changes in the published Index values.

CT1001520_PA_AAL_A320Family_EXECUTION	EXH C-2 - Page 2

EXHIBIT C-2

1.5.4	Limitation

Should the sum of [*CTR*].

CT1001520_PA_AAL_A320Family_EXECUTION	EXH C-2 - Page 3

EXHIBIT C-3

CFM INTERNATIONAL PROPULSION SYSTEM PRICE REVISION FORMULA

1.1	Reference Price of the Propulsion System

The Reference Price for a set of two (2) CFM International CFM56-5B6/3 series Propulsion System is as quoted in Clause 3.1.2.1 of the Agreement.

This Reference Price applies to the Propulsion System type as specified in Clause 2.3.1 of the Agreement.

The Reference Price for a set of two (2) CFM International CFM56-5B4/3 series Propulsion System is as quoted in Clause 3.1.2.2 of the Agreement.

This Reference Price applies to the Propulsion System type as specified in Clause 2.3.2 of the Agreement.

The Reference Price for a set of two (2) CFM International CFM56-5B3/3 series Propulsion System is as quoted in Clause 3.1.2.3 of the Agreement.

This Reference Price applies to the Propulsion System type as specified in Clause 2.3.3 of the Agreement.

The Reference Price for a set of two (2) CFM International LEAP-X1A24 series Propulsion System is as quoted in Clause 3.1.2.7 of the Agreement.

This Reference Price applies to the Propulsion System type as specified in Clause 2.3.4 of the Agreement.

The Reference Price for a set of two (2) CFM International LEAP-X1A26 series Propulsion System is as quoted in Clause 3.1.2.8 of the Agreement.

This Reference Price applies to the Propulsion System type as specified in Clause 2.3.5 of the Agreement.

The Reference Price for a set of two (2) CFM International LEAP-X1A32 series Propulsion System is as quoted in Clause 3.1.2.9 of the Agreement.

This Reference Price applies to the Propulsion System type as specified in Clause 2.3.6 of the Agreement.

These Reference Prices are subject to adjustment for changes in economic conditions as measured by data obtained from the US Department of Labor, Bureau of Labor Statistics and in accordance with the provisions of Paragraphs 1.4. and 1.5. hereof.

1.2	Reference Periods

The Reference Price for a set of two (2) CFM International CFM56-5B series Propulsion System has been established in accordance with the economic conditions prevailing for a theoretical delivery in [*CTR*] as defined by CFM International by the [*CTR*].

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EXHIBIT C-3

The Reference Price for a set of two (2) CFM International LEAP-X series Propulsion System has been established in accordance with the economic conditions prevailing for a theoretical delivery in [*CTR*] as defined by CFM International by the [*CTR*].

1.3	Indexes

Labor Index: “Employment Cost Index for Workers in Aerospace manufacturing”, hereinafter referred to as “ECI336411W”, quarterly published by the US Department of Labor, Bureau of Labor Statistics, in “NEWS”, and found in: Table 9, “WAGES and SALARIES (not seasonally adjusted): Employment Cost Indexes for Wages and Salaries for private industry workers by industry and occupational group”, or such other name that may be from time to time used for the publication title and/or table, (Aircraft manufacturing, NAICS Code 336411, base month and year December 2005 = 100 , hereinafter multiplied by 1.777 and rounded to the first decimal place).

The quarterly value released for a certain month (March, June, September and December) will be the one deemed to apply for the two (2) preceding months.

Index code for access on the Web site of the US Bureau of Labor Statistics: CIU2023211000000I

Material Index: “Industrial Commodities” (hereinafter referred to as “IC”) as published in “PPI detailed report” (found in Table 6. “Producer price indexes and percent changes for commodity groupings and individual items not seasonally adjusted” or such other names that may be from time to time used for the publication title and/or table). (Base Year 1982 = 100).

Index code for access on the Web site of the US Bureau of Labor Statistics: WPU03THRU15.

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EXHIBIT C-3

1.4	Revision Formula

For CFM56-5B series Propulsion System : [*CTR*]

For CFM LEAP-X series Propulsion System : [*CTR*]

[*CTR*]

1.5	General Provisions

1.5.1	Roundings

The Material Index average (ICn) will be rounded to the nearest second decimal place and the Labor Index average (ECIn) will be rounded to the nearest first decimal place.

CPIn will be rounded to the nearest second decimal place.

The final factor [*CTR*] will be rounded to the nearest third decimal place.

The final factor [*CTR*] will be rounded to the nearest third decimal place.

If the next succeeding place is five (5) or more, the preceding decimal place will be raised to the next higher figure. After final computation Pn will be rounded to the nearest whole number (0.5 rounds to 1).

1.5.2	Final Index Values

The revised Reference Price at the date of Aircraft Delivery will not be subject to any further adjustments in the indexes.

1.5.3	Interruption of Index Publication

If the US Department of Labor substantially revises the methodology of calculation or discontinues any of these indexes referred to hereabove, the Seller will reflect the substitute for the revised or discontinued index selected by CFM International, such substitute index to lead in application to the same adjustment result, insofar as possible, as would have been achieved by continuing the use of the original index as it may have fluctuated had it not been revised or discontinued.

Appropriate revision of the formula will be made to accomplish this result.

1.5.4	Annulment of the Formula

Should the above provisions become null and void by action of the US Government, the Reference Price will be adjusted due to increases in the costs of labor and materiel which have occurred from the period represented by the applicable Reference Composite Price Index to the twelfth (12th) month prior to the scheduled month of Aircraft Delivery.

1.5.5	Limitation

[*CTR*]

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EXHIBIT C-4

INTERNATIONAL AERO ENGINES PROPULSION SYSTEM PRICE REVISION FORMULA

1.1	Propulsion System Reference Price

The Reference Price for a set of two (2) International Aero Engines V2524-A5 series Propulsion System is as quoted in Clause 3.1.2.4 of the Agreement.

This Reference Price applies to the Propulsion System type as specified in Clause 2.3.1 of the Agreement.

The Reference Price for a set of two (2) International Aero Engines V2527-A5 series Propulsion System is as quoted in Clause 3.1.2.5 of the Agreement.

This Reference Price applies to the Propulsion System type as specified in Clause 2.3.2 of the Agreement.

The Reference Price for a set of two (2) International Aero Engines V2533-A5 series Propulsion System is as quoted in Clause 3.1.2.6 of the Agreement.

This Reference Price applies to the Propulsion System type as specified in Clause 2.3.3 of the Agreement.

These Reference Prices are subject to adjustment for changes in economic conditions as measured by data obtained from the US Department of Labor, Bureau of Labor Statistics, and in accordance with the provisions hereof.

1.2	Reference Period

The above Reference Price has been established in accordance with the averaged economic conditions prevailing in [*CTR*], as defined, according to International Aero Engines by the ECIb and ICb, index values indicated in Paragraph 1.4. hereof.

1.3	Indexes

Labor Index: “Employment Cost Index for Workers in Aerospace manufacturing”, hereinafter referred to as “ECI336411W”, quarterly published by the US Department of Labor, Bureau of Labor Statistics, in “NEWS”, and found in: Table 9, “WAGES and SALARIES (not seasonally adjusted): Employment Cost Indexes for Wages and Salaries for private industry workers by industry and occupational group”, or such other name that may be from time to time used for the publication title and/or table, (Aircraft manufacturing, NAICS Code 336411, base month and year December 2005 = 100).

The quarterly value released for a certain month (March, June, September and December) will be the one deemed to apply for the two (2) preceding months.

Index code for access on the Web site of the US Bureau of Labor Statistics: CIU2023211000000I

Material Index: “Industrial Commodities” (hereinafter referred to as “IC”) as published in “ PPI detailed report” (found in Table 6. “Producer price indexes and percent changes for commodity groupings and individual items not seasonally adjusted” or such other names that may be from time to time used for the publication title and/or table). (Base Year 1982 = 100).

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EXHIBIT C-4

Index code for access on the Web site of the US Bureau of Labor Statistics: WPU03THRU15.

1.4	Revision Formula

[*CTR*]

1.5	General Provisions

1.5.1	Roundings

ECIn and ICn will be calculated to the nearest tenth (1 decimal).

Each quotient (ECIn/ECIb and ICn/ICb) will be calculated to the nearest ten-thousandth (4 decimals).

The final factor will be rounded to the nearest ten-thousandth (4 decimals).

If the next succeeding place is five (5) or more the preceding decimal place will be raised to the nearest higher figure.

After final computation Pn will be rounded to the nearest whole number (0.5 rounds to 1).

1.5.2	Final Index Values

The revised Reference Price at the date of Aircraft delivery will be the final price and will not be subject to any further adjustments in the indexes.

If no final index values are available for any of the applicable month, the then published preliminary figures will be the basis on which the Revised Reference Price will be computed.

1.5.3	Interruption of Index Publication

If the US Department of Labor substantially revises the methodology of calculation or discontinues any of these indexes referred to hereabove, the Seller will reflect the substitute for the revised or discontinued index selected by International Aero Engines, such substitute index to lead in application to the same adjustment result, insofar as possible, as would have been achieved by continuing the use of the original index as it may have fluctuated had it not been revised or discontinued.

Appropriate revision of the formula will be made to accomplish this result.

1.5.4	Annulment of Formula

Should the above provisions become null and void by action of the US Government, the Reference Price will be adjusted due to increases in the costs of labor and materiel which have occurred from the period represented by the applicable Reference Price Indexes to the [*CTR*] month prior to the scheduled Aircraft delivery.

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EXHIBIT C-4

1.5.5	Limitation

[*CTR*]

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EXHIBIT C-5

PRATT AND WHITNEY PROPULSION SYSTEM PRICE REVISION FORMULA

1.1	Reference Price of the Propulsion System

The Reference Price for a set of two (2) Pratt and Whitney PW1124G Propulsion System is as quoted in Clause 3.1.2.10 of the Agreement.

This Reference Price applies to the Propulsion System type as specified in Clause 2.3.4 of the Agreement.

The Reference Price for a set of two (2) Pratt and Whitney PW1127G Propulsion System is as quoted in Clause 3.1.2.11 of the Agreement.

This Reference Price applies to the Propulsion System type as specified in Clause 2.3.5 of the Agreement.

The Reference Price for a set of two (2) Pratt and Whitney PW1133G Propulsion System is as quoted in Clause 3.1.2.12 of the Agreement.

This Reference Price applies to the Propulsion System type as specified in Clause 2.3.6 of the Agreement.

These Reference Prices are subject to adjustment for changes in economic conditions as measured by data obtained from the US Department of Labor, Bureau of Labor Statistics, and in accordance with the provisions hereof.

1.2	Base Period

The Reference Price has been established in accordance with the average economic conditions prevailing in [*CTR*] and corresponding to a theoretical delivery in [*CTR*] as defined by ECIb, ICb and C10b index values indicated hereafter.

1.3	Indexes

Labor Index: “Employment Cost Index for Workers in Aerospace manufacturing”, hereinafter referred to as “ECI336411W”, quarterly published by the US Department of Labor, Bureau of Labor Statistics, in “NEWS”, and found in Table 9, “WAGES and SALARIES (not seasonally adjusted): Employment Cost Indexes for Wages and Salaries for private industry workers by industry and occupational group”, or such other name that may be from time to time used for the publication title and/or table, (Aircraft manufacturing, NAICS Code 336411, base month and year December 2005 = 100).

The quarterly value released for a certain month (March, June, September and December) will be the one deemed to apply for the two (2) preceding months.

Index code for access on the Web site of the US Bureau of Labor Statistics: CIU2023211000000I.

Material Index: “Industrial Commodities” (hereinafter referred to as “IC”) as published in “PPI Detailed Report” (found in Table 6. “Producer Price indexes and percent changes for commodity and service groupings and individual items not seasonally adjusted” or such other names that may be from time to time used for the publication title and/or table). (Base Year 1982 = 100).

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EXHIBIT C-5

Index code for access on the Web site of the US Bureau of Labor Statistics: WPU03THRU15.

Metal Index: “Metals and metal products Code 10” (hereafter referred to as “C10”) as published in “PPI Detailed Report” (found in Table 6. “Producer Price indexes and percent changes for commodity and service groupings and individual items not seasonally adjusted” or such other names that may be from time to time used for the publications title and/or table). (Base 1982 = 100).

Index code for access on the Web site of the US Bureau of Labor Statistics: WPU10.

1.4	Revision Formula

[*CTR*]

1.5	General Provisions

1.5.1	Roundings

The Labor Index average, the Material Index average, and the Metal Index average will be computed to the first decimal. If the next succeeding place is five (5) or more, the preceding decimal place will be raised to the next higher figure.

Each quotient, ECIn/ECIb, ICn/ICb and C10n/C10b, will be rounded to the nearest ten-thousandth (4 decimals). If the next succeeding place is five (5) or more, the preceding decimal place will be raised to the next higher figure.

The final factor will be rounded to the nearest ten-thousandth (4 decimals).

The final price will be rounded to the nearest whole number (0.5 or more rounded to 1).

1.5.2	Substitution of Indexes for Price Revision Formula

If:

(i)	the United States Department of Labor substantially revises the methodology of calculation of the Labor Index, the Material Index or the Metal Index as used in the Price Revision Formula, or

(ii)	the United States Department of Labor discontinues, either temporarily or permanently, the Labor Index, the Material Index or the Metal Index, or

(iii)	the data samples used to calculate the Labor Index, the Material Index or the Metal Index are substantially changed,

Pratt and Whitney will select a substitute index for inclusion in the Price Revision Formula (the “Substitute Index”) and the Seller will reflect such Substitute Index.

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EXHIBIT C-5

The Substitute Index will reflect as closely as possible the actual variance of the labor costs, of the material costs, or of the metal costs used in the calculation of the original Labor Index, Material Index, or Metal Index as the case may be.

As a result of the selection of the Substitute Index, an appropriate adjustment to the Price Revision Formula will be performed, to combine the successive utilization of the original Labor Index, Material Index or Metal Index (as the case may be) and of the Substitute Index.

1.5.3	Final Index Values

The Index values as defined in Paragraph 1.4 above will be considered final and no further adjustment to the adjusted Reference Price as revised at Aircraft Delivery (or payment of such revised amounts, as the case may be) will be respectively made after Aircraft Delivery (or payment of such adjusted amounts, as the case may be) for any subsequent changes in the published Index values.

1.5.4	Limitation

[*CTR*]

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EXHIBIT D

FORM OF CERTIFICATE OF ACCEPTANCE

In accordance with the terms of [clause [•]] of the purchase agreement dated [day] [month] [year] and made between [insert name of the party to the Purchase Agreement] (the “Customer”) and Airbus S.A.S. as amended and supplemented from time to time (the “Purchase Agreement”), the Technical Acceptance Process (as defined in the Purchase Agreement) relating to one Airbus A3[•]-[•] aircraft, bearing manufacturer’s serial number [•], and registration mark [•], [Customer Airplane Number [•], with two (2) [•] series propulsion systems installed thereon, serial numbers [•] (position #1) and [•] (position #2) (the “Aircraft”) has been successfully completed in [Blagnac/Hamburg].

The Customer, [as agent of [insert the name of the lessor/SPC] (the “Owner”) pursuant to the [purchase agreement assignment] dated [day] [month] [year], between the Customer and the Owner] hereby accepts the Aircraft for delivery in accordance with the provisions of the Purchase Agreement.

Such acceptance will not impair the rights that may be derived from the warranties, indemnities and performance guaranties relating to the Aircraft set forth in the Purchase Agreement.

Any right at law or otherwise to revoke this acceptance of the Aircraft is hereby irrevocably waived.

IN WITNESS WHEREOF, the Customer, [as agent of the Owner] has caused this instrument to be executed by its duly authorized representative this         day of [month], [year] in [Blagnac/Hamburg].

CUSTOMER [as agent of OWNER]

Name:

Title:

Signature:

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EXHIBIT E

FORM OF WARRANTY BILL OF SALE

Know all men by these presents that Airbus S.A.S., a société par actions simplifiée existing under French law and having its principal office at 1 rond-point Maurice Bellonte, 31707 Blagnac Cedex, FRANCE (the “Seller”), was this [day] [month] [year] the owner of the title to the following airframe (the “Airframe”), the [engines/propulsion systems] as specified (the “[Engines/Propulsion Systems]”) and [all appliances, components, parts, instruments, appurtenances, accessories, furnishings, modules and other equipment of any nature], [excluding buyer furnished equipment (“BFE”),] incorporated therein, installed thereon or attached thereto on the date hereof (the “Parts”):

AIRFRAME:	[ENGINES/PROPULSION SYSTEMS]:
AIRBUS Model A3[•]-[•]	[Insert name of engine or propulsion system manufacturer] Model [•]

DATE OF MANUFACTURE: [•]

MANUFACTURER’S SERIAL NUMBER: [•]	ENGINE SERIAL NUMBERS: LH: [•] RH: [•]
REGISTRATION MARK: [•]

[and has such title to the BFE as was acquired by it from [insert name of vendor of the BFE] pursuant to a bill of sale dated [month] [year] (the “BFE Bill of Sale”)].

The Airframe, [Engines/Propulsion Systems] and Parts are hereafter together referred to as the “Aircraft”.

The Seller does this         day of [month] [year], grant, convey, bargain, sell, transfer, deliver and set over all of its rights, title and interest in and to the Aircraft [and the BFE] to the following entity and to its successors and assigns forever, such Aircraft [and the BFE] to be the property thereof:

[Insert Name/Address of Buyer]

(the “Buyer”)

The Seller hereby warrants to the Buyer, its successors and assigns that it has [(i)] good and lawful right to sell, deliver and transfer title to the Aircraft to the Buyer and that there is hereby conveyed to the Buyer good, legal and valid title to the Aircraft, free and clear of all liens, claims, charges, encumbrances and rights of others and that the Seller will warrant and defend such title forever against all claims and demands whatsoever [and (ii) such title to the BFE as Seller has acquired from [insert name of vendor of the BFE] pursuant to the BFE Bill of Sale].

This Warranty Bill of Sale will be governed by and construed in accordance with the laws of [same governing law as the Purchase Agreement].

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EXH E - Page 1

EXHIBIT E

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized representative this             day of [month], [year] in [Blagnac/Hamburg].

AIRBUS S.A.S.

Name:

Title:

Signature:

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EXH E - Page 2

EXHIBIT F

SELLER SERVICE LIFE POLICY – LIST OF ITEMS

1	The Items covered by the Service Life Policy pursuant to Clause 12.2 are those Seller Items of primary and auxiliary structure described hereunder.

2	WINGS - CENTER AND OUTER WING BOX (LEFT AND RIGHT)

2.1	Wing Structure

2.1.1	[*CTR*]

2.1.2	[*CTR*]

2.1.3	[*CTR*]

2.2	Fittings

2.2.1	[*CTR*]

2.2.2	[*CTR*]

2.2.3	[*CTR*]

2.2.4	[*CTR*]

2.3	Auxiliary Support Structure

2.3.1	[*CTR*]

2.3.1.1	[*CTR*]

2.3.1.2	[*CTR*]

2.3.2	[*CTR*]

2.3.2.1	[*CTR*]

2.3.2.2	[*CTR*]

2.3.3	[*CTR*]

2.3.3.1	[*CTR*]

2.3.3.2	[*CTR*]

2.4	Pylon

2.4.1	[*CTR*]

2.4.1.1	[*CTR*]

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EXHIBIT F

2.4.1.2	[*CTR*]

2.4.1.3	[*CTR*]

2.4.1.4	[*CTR*]

3	FUSELAGE

3.1	Fuselage structure

3.1.1	[*CTR*]

3.1.2	[*CTR*]

3.1.3	[*CTR*]

3.1.4	[*CTR*]

3.1.5	[*CTR*]

3.1.6	[*CTR*]

3.1.7	[*CTR*]

3.1.8	[*CTR*]

3.2	Fittings

3.2.1	[*CTR*]

3.2.2	[*CTR*]

3.2.3	[*CTR*]

4	STABILIZERS

4.1	Horizontal Stabilizer Main Structural Box

4.1.1	[*CTR*]

4.1.2	[*CTR*]

4.1.3	[*CTR*]

4.1.4	[*CTR*]

4.1.5	[*CTR*]

4.1.5.1	[*CTR*]

4.1.5.2	[*CTR*]

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EXHIBIT F

4.2	Vertical Stabilizer Main Structural Box

4.2.1	[*CTR*]

4.2.2	[*CTR*]

4.2.3	[*CTR*]

4.2.4	[*CTR*]

4.2.5	[*CTR*]

4.2.5.1	[*CTR*]

4.2.5.2	[*CTR*]

5	[*CTR*]

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EXHIBIT G

TECHNICAL DATA INDEX

Where applicable data will be established in general compliance with ATA 100 Information Standards for Aviation Maintenance, and the applicable provisions for digital standard of ATA Specification 2200 (iSpec 2200).

The following index identifies Technical Data provided in support of the Aircraft operation, maintenance and training.

The explanation of the table is as follows:

NOMENCLATURE	Self-explanatory.

ABBREVIATED DESIGNATION (Abbr)	Self-explanatory.

AVAILABILITY (Avail)

Technical Data can be made available :

•	ON-LINE (ON) through the relevant service on AirbusWorld,

and / or

•	OFF-LINE (OFF) through the most suitable means applicable to the size of the concerned document (e.g CD or DVD).

FORMAT (Form)

Following Technical Data formats may be used:

•	SGML - Standard Generalized Mark-up Language, which allows further data processing by the Buyer.

•	XML – Extensible Mark-up Language, evolution of the SGML text format to cope with WEB technology requirements.

•	XML is used for data processing. Processed data will be consulted through the e-doc Viewer FOCT – Flight Operations Consultation Tool.

•	XML data may be customized using Airbus customization tools (Flight Operations Documentation Manager , ADOC) or the Buyer’s own XML based editing tools.

•	CGM – Computer Graphics Metafile, format of the interactive graphics associated with the XML and /or SGML text file delivery.

•	PDF (PDF) - Portable Document Format allowing data consultation.

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EXH G - Page 1

EXHIBIT G

•

Advanced Consultation Tool—refers to Technical Data consultation application that offers advanced consultation & navigation functionality compared to PDF. Both browser software & Technical Data are packaged together.

•	P1 / P2—refers to manuals printed on one side or both sides of the sheet.

•	CD-P—refers to CD-Rom including Portable Document Format (PDF) Data.

•	CD-XML – Refers to CD-Rom including XML data

TYPE	C	CUSTOMIZED. Refers to manuals that are applicable to an individual Airbus customer/operator fleet or aircraft.

	G	GENERIC. Refers to manuals that are applicable for all Airbus aircraft types/models/series.

	E	ENVELOPE. Refers to manuals that are applicable to a whole group of Airbus customers for a specific aircraft type/model/series.

QUANTITY (Qty)	Self-explanatory for physical media.

DELIVERY (Deliv)	Delivery refers to scheduled delivery dates and is expressed in either the number of corresponding days prior to first Aircraft delivery, or nil (0) referring to the Delivery Date of corresponding Aircraft.

The number of days indicated will be rounded up to the next regular revision release date.

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EXH G - Page 2

EXHIBIT G

OPERATIONAL MANUALS AND DATA

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
Flight Crew Operating Manual	FCOM	ON	XML	C	N/A	90
		OFF	CD-XML	C	1	90

Flight Crew Training Manual	FCTM	ON	XML	C	N/A	90	FCTM is a supplement to FCOM, a “Pilot’s guide” for use in training and in operations
		OFF	CD-XML	C	1	90

Cabin Crew Operating Manual	CCOM	ON	XML	C	N/A	90

LR Aircraft: Basic for A340-500/-600 aircraft

A330-200/A340-300 : only for aircraft equipped with enhanced cabin (Mod 48819)

SA Aircraft: Basic for A318 and for all A319/A320/A321 equipped with new CIDS /FAP

CCOM not available for aircraft with old CIDS re-installed (A319 Mod 34898, A320 Mod 34856, A321 Mod 34997 )

		OFF	CD-XML	C	1	90

		ON	XML	C	N/A	0
		OFF	CD-XML	C	1	0

Flight Manual	FM	OFF	PDF	C	*	0	*PDF secure format integrated in the FOCT viewer, used for loading on board aircraft EFB, in agreement with Airworthiness Authorities.

SA = Single Aisle: A318/A319/A320/A321 / LR = Long Range: A330/A340

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EXHIBIT G

OPERATIONAL MANUALS AND DATA

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
Master Minimum Equipment List	MMEL	ON	XML	C	N/A	180
		OFF	CD-XML	C	1	180

Quick Reference Handbook	QRH	ON	XML	C	N/A	90
		OFF	CD-XML	C	1	90

Trim Sheet	TS	OFF	Electronic format	C	1	0	Transferred to the Buyer by electronic mail (MS Word or PDF or TIFF). Note: additional document provided by the Seller : IATA Airport Handing Manual / AHM sections 515, 516, 560.

Weight and Balance Manual	WBM	ON	XML	C	N/A	0
		OFF	CD-XML	C	1	0

Performance Engineer’s Programs	PEP	ON	Performance Computation Tool	C	N/A	90	A collection of aircraft performance software tools in a common interface.
		OFF	Performance Computation Tool on CD	C	1	90

Performance Programs Manual	PPM	OFF	CD-P	C	1	90	Explains how to use the PEP & contains specific data for engineers, which are not contained in the FCOM

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EXHIBIT G

MAINTENANCE AND ASSOCIATED MANUALS

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments

AirN@v / Maintenance , including : Aircraft Maintenance Manual - AMM Illustrated Parts Catalog (Airframe)- IPC Illustrated Parts Catalog ( Powerplant )- PIPC* Trouble Shooting Manual - TSM Aircraft Schematics Manual - ASM Aircraft Wiring Lists - AWL Aircraft Wiring Manual- AWM Electrical Standard Practices Manual-ESPM	AirN@v / Maintenance	ON	Advanced Consultation Tool	C	N/A	90
		OFF	Advanced Consultation Tool on DVD	C	20	90

Recommended basic delivery quantity

*PIPC is integrated in the SA aircraft IPC for IAE V2500 A1/A3 Engines and in the LR A340-500/-600 aircraft IPC for RR Trent 500 Engines.

For other aircraft and engine types, to be supplied by Propulsion Systems Manufacturer concurrently with the Airframe IPC.

AirN@v / Associated Data Consumable Material List – CML Standards Manual - SM Electrical Standard Practices Manual - ESPM Tool and Equipment Manual – TEM (*)	AirN@v / Associated Data	ON	Advanced Consultation Tool	G	N/A	360	* including Tool and Equipment Manual / Index & Support Equipment Summary data

		OFF	Advanced Consultation Tool on DVD	G	20	360

Technical Follow-up	TFU	ON	PDF	E	20	90	TFU for trouble shooting & maintenance, to be used with AirN@v

Aircraft Maintenance Manual	AMM	ON	PDF	C	N/A	90	* PDF will be discontinued in 2010 after implementation of the AirN@v / Maintenance Technical Data upgrade programme
		OFF	CD-P	C	*	90
		ON	SGML	C	N/A	90	Available from the Technical Data Download Service on AirbusWorld (Graphics in CGM, compliant with iSpec 2200 )
		OFF	SGML	C	1	90	Effective CD delivery will only take place at the time of explicit request from the Buyer

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EXHIBIT G

MAINTENANCE AND ASSOCIATED MANUALS

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments

Aircraft Schematics Manual	ASM	ON	PDF	C	N/A	90	* PDF will be discontinued in 2010 after implementation of the AirN@v / Maintenance Technical Data upgrade programme
		OFF	CD-P	C	*	90
		ON	SGML	C	N/A	90	Available from the Technical Data Download Service on AirbusWorld (Graphics in CGM, compliant with iSpec 2200 )
		OFF	SGML	C	1	90	Effective CD delivery will only take place at the time of explicit request from the Buyer

Aircraft Wiring List	AWL	ON	PDF	C	N/A	90	* PDF will be discontinued in 2010 after implementation of the AirN@v / Maintenance Technical Data upgradeprogramme.
		OFF	CD-P	C	*	90
		ON	SGML	C	N/A	90	Available from the Technical Data Download Service on AirbusWorld (Graphics in CGM, compliant with iSpec 2200 )
		OFF	SGML	C	1	90	Effective CD delivery will only take place at the time of explicit request from the Buyer

Aircraft Wiring Manual	AWM	ON	PDF	C	N/A	90	* PDF will be discontinued in 2010 after implementation of the AirN@v / Maintenance Technical Data upgrade programme
		OFF	CD-P	C	*	90
		ON	SGML	C	N/A	90	Available from the Technical Data Download Service on AirbusWorld (Graphics in CGM, compliant with iSpec 2200 )
		OFF	SGML	C	1	90	Effective CD delivery will only take place at the time of explicit request from the Buyer

Consumable Material List	CML	OFF	SGML	G	1	180	Effective delivery will only take place at the time of explicit request from the Buyer

Ecam System Logic Data	ESLD	ON	PDF	E	N/A	90	Used for in-depth aircraft trouble shooting. Ref to SIL 31-033 for details.
		OFF	CD-P	E	5	90

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EXHIBIT G

MAINTENANCE AND ASSOCIATED MANUALS

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
Electrical Load Analysis	ELA	OFF	PDF/MS Word Excel	C	1	+30	One ELA supplied for each Aircraft, delivered one month after first Aircraft Delivery PDF File + Office automation format RTF & Excel file delivered on one single CD for ELA updating by the Buyer

Electrical Standard Practices Manual	ESPM	OFF	SGML	G	1	90	*Effective CD delivery will only take place at the time of explicit request from the Buyer

Electrical Standard Practices booklet	ESP	OFF	P2*	G	20	90	* Pocke size format booklet, which provides maintenance personnel with quick and easy access for the identification of electrical equipment and the required tooling.

Flight Data Recording Parameter Library	FDRPL	OFF	Advanced Consultation Tool on CD	E	5	90

Illustrated Parts Catalog (Airframe)	IPC	ON	PDF	C	N/A	90	* PDF will be discontinued in 2010 after implementation of the AirN@v / Maintenance Technical Data upgrade programme.
		OFF	CD-P	C	*	90
		ON	SGML	C	N/A	90	Available from the Technical Data Download Service on AirbusWorld (Graphics in CGM, compliant with iSpec 2200 )
		OFF	SGML	C	1		Effective CD delivery will only take place at the time of explicit request from the Buyer

Illustrated Parts Catalog (Powerplant)	PIPC	ON	PDF	C	N/A	90

Integrated in the SA aircraft IPC for IAE V2500 A1/A3 Engines .

Integrated in the LR A340-500/-600 aircraft IPC for RR Trent 500 Engines.

*For other aircraft and engine types, supplied by Propulsion Systems Manufacturer concurrently with the Airframe IPC.

		OFF	CD-P	C	20*	90
		OFF	Advanced Consultation Tool on DVD	E	5	360

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EXHIBIT G

MAINTENANCE AND ASSOCIATED MANUALS

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments

AirN@v / Planning , including Maintenance Planning Document – MPD	AirN@v/ Planning	ON	Advanced Consultation Tool	E	N/A	360

In addition to MPD in AirN@v consultable format, AirN@v / Planning includes additional MPD files in the following downloadable formats: - PDF format

- MS XLS ( Excel) format

- TSDF / Text Structured Data File format (specific ASCII for MIS and Database upload )

- SGML format for further processing

Life Limited Parts information is included in the Airworthiness Limitation Section (ALS)

Maintenance Review Board Report – MRBR Airworthiness Limitation Section – ALS	MRBR ALS	ON	PDF	E	N/A	360	The latest revisions of individual MRB Report and ALS documents are available shortly after approval on AirbusWorld Maintenance & Engineering site, under “ Prepare Maintenance Programme”, “Demonstrate compliance with airworthiness limitations” tab, with aircraft operators being informed through a dedicated OIT.

Tool & Equipment Bulletins	TEB	ON	PDF	E	N/A	N/A

Tool and Equipment Drawings	TED	ON	Advanced Consultation Tool	E	N/A	360	These drawings include the Seller’s and Suppliers’ equipment drawings, except for the Seller’s and Suppliers’ proprietary items

AirN@v / Engineering , including: Airworthiness Directives - AD European Airworthiness Directives - EUAD ( incl. French DGAC AD’s) All Operator Telex - AOT Operator Information Telex - OIT Flight Operator Telex - FOT Modification - MOD Modification Proposal - MP Service Bulletin - SB Service Information Letter - SIL Technical Follow-Up - TFU Vendor Service Bulletin - VSB	AirN@v/ Engineering	ON	Advanced Consultation Tool	C	N/A	90	AirN@v Engineering is an electronic index used for identification of the references and links between the Seller’s and Suppliers’ engineering documents
		OFF	Advanced Consultation Tool on DVD	C	5	90

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EXHIBIT G

MAINTENANCE AND ASSOCIATED MANUALS

Trouble Shooting Manual	TSM	ON	PDF	C	N/A	90	* PDF will be discontinued in 2010 after implementation of the AirN@v / Maintenance Technical Data upgrade programme
		OFF	CD-P	C	*	90
		ON	SGML	C	N/A	90	Available from the Technical Data Download Service on AirbusWorld (Graphics in CGM, compliant with iSpec 2200 )
		OFF	SGML	C	1	90	Effective CD delivery will only take place upon the Buyer’s express request.

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EXHIBIT G

STRUCTURAL MANUALS

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
AirN@v / Repair , including: Structural Repair Manual (*) - SRM Non Destructive Testing Manual - NTM	AirN@v / Repair	ON	Advanced Consultation Tool	E	N/A	90

AirN@v / Repair includes:

•      For SA aircraft, one specific SRM for each A318, A319, A320, A321, one SA aircraft common NTM,

•      For LR aircraft, one SRM and NTM for A340-200/-300, one SRM and NTM for A340-500/-600.

*Nacelle repair data are integrated in the Airframe SRM for A318 PW6000 and A340-500/-600 RR Trent aircraft. For all other SA and LR aircraft and engine types, the Nacelle SRM will be supplied by the relevant Propulsion System Supplier.

		OFF	Advanced Consultation Tool on DVD	E	5	90

Structural Repair Manual	SRM	ON	SGML	E	N/A		*Upon request only.
		OFF	SGML	E	*

Non Destructive Testing Manual	NTM	ON	SGML	E	N/A	90	*Upon request only.
		OFF	SGML	E	*	90

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EXHIBIT G

OVERHAUL DATA

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
AirN@v / Workshop, including: Component Maintenance Manual Manufacturer - CMMM Duct Fuel Pipe Repair Manual - DFPRM	AirN@v / Workshop	ON	Advanced Consultation Tool	E	N/A	180	DFPRM first issue in AirN@v / Workshop planned 2nd half 2009
		OFF	Advanced Consultation Tool on DVD	E	5	180

Component Maintenance Manual Manufacturer	CMMM	ON	SGML	E	N/A	180	*Upon request only. Fallback solution to AirN@v / Workshop
		OFF	SGML	E	*	180

Component Maintenance Manual Vendor	CMMV	OFF	CD-P	E	*	180	* Vendor Supply in digital PDF format .
		ON	PDF	E	N/A	180	Available from the “Supplier Technical Documentation On-Line Service” in AirbusWorld

Component Documentation Status	CDS	OFF	CD	C	1	180	Revised until 180 days after first Aircraft Delivery

Component Evolution List	CEL	ON	PDF	G	N/A	—
		OFF	CD-P	G	1	—	Delivered as follow-on to CDS.

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EXHIBIT G

ENGINEERING DOCUMENTS

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
Mechanical Drawings, including the Drawing Picture, Parts List / Parts Usage	MD	ON	Advanced Consultation Tool	C	N/A	0

Seller Installation, Assembly and Detailed part Drawings for Structure & System installations, fitted on the Buyer’s fleet or Aircraft . They cover the Aircraft “as designed”, ie in its original configuration at first Aircraft Delivery.

Repair drawings are supplied upon specific Buyer request.

Buyer’s queries will be issued in connection with an approved document: SB, SRM or RAS (Repair Assessment Sheet)

Mechanical Drawings include:

2D Drawing sheets

Parts List / Parts Usage (in PDF).

Standards Manual	SM	ON	SGML	G	N/A	180	Effective delivery will only take place at the time of explicit request from the Buyer.
		OFF	SGML	G	1	180

Process and Material Specification	PMS	ON	PDF	G	N/A	0
		OFF	CD-P	G	1	0

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EXHIBIT G

ENGINEERING DOCUMENTS

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
Airplane Characteristics for Airport Planning - AC Maintenance Facility Planning - MFP	AC/MFP	ON	PDF	E	N/A	360	Available On-Line in AirbusWorld
		OFF	CD-P	E	5	360	Grouped on one single CD Fallback solution to the on-line AC / MFP

ATA 100 Index	ATI	ON	PDF	E	N/A	360	6 Digits ATA 100 Index

C@DETS /Technical Data Training Courseware and Software	C@DETS	ON	Advanced Consultation Tool on CD	G	N/A	360

Technical Data self-tutorial training which provides basic familiarization tailored for Maintenance and Engineering personnel.

It is AirN@v Services oriented and available on AirbusWorld for downloading by module as required.

		OFF	Advanced Consultation Tool	G	5	360

Aircraft Recovery Manual	ARM	ON	PDF	E	N/A	90
		OFF	CD-P	E	1	90

Aircraft Rescue & Firefighting Chart	ARFC	ON	PDF	E	N/A	180	Chart can be downloaded from AirbusWorld either in TIFF or PDF format
		OFF	P1	E	20	180	Full size charts, which are available in poster format (530 x 640 mm)

Cargo Loading System Manual	CLS	ON	PDF	E	N/A	180
		OFF	CD-P	E	1	180	One CLS per delivered Aircraft
		OFF	CD-P	G	1	90

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EXHIBIT G

ENGINEERING DOCUMENTS

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
List of Effective Technical Data	LETD	ON	PDF	C	N/A	90

The LETD provides, for each Technical Data, information about:

- Applicable issue and revision date,

- Shipping information with search functions by manual or delivery address criteria,

-Tracking of shipments through the Carrier Website.

List of Radioactive and Hazardous Elements	LRE	ON	PDF	G	N/A	90
		OFF	CD-P	G	1	90

Live Animal Transportation Calculation Tool	LATC	ON	Advanced Calculation Tool	E	N/A	90

Available for A340-500/-600 aircraft .

Electronic format, which includes a software tool to calculate the loads of various live animals which can be transported in cargo compartments under known environmental conditions

Remark : LTM (Live Stock Transportation Manual) replaced by LATC, migration for LR aircraft :Jul 09, for SA aircraft : Oct 09

	LATC	OFF	Advanced Calculation Tool on CD	E	5	90

Service Bulletins	SB	ON	Advanced Consultation Tool	C	N/A	0	Full SB content and SB search functions are available from AirN@v / Engineering on AirbusWorld
		OFF	CD-P	C	1	0	CD available for simplified SBs only

Supplier Product Support Agreements 2000	SPSA	ON	PDF	G	N/A	360

Contains all SSC’s Supplier Support Conditions and current GCP 2000 Issue 04 Agreements ratified by Airbus Suppliers ..

It specifies :

- Airbus Support Standards

- The individual Suppliers’ contractual Support commitments

Transportability Manual	TM	OFF	CD-P	G	1	180

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EXHIBIT G

ENGINEERING DOCUMENTS

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
Vendor Information Manual + Aircraft On Ground & Repair Guide	VIM + AOG & RG	ON	Advanced Consultation Tool	G	N/A	360	Combined Vendor Information Manual and Aircraft On Ground & Repair Guide. It supplies information on Supplier Support locations, Repair Stations, stock locations and distributors around the world for Airbus Customers.

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EXHIBIT H

MATERIAL

SUPPLY AND SERVICES

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EXHIBIT H

1.	GENERAL

1.1	Scope

1.1.1	This Exhibit H sets forth the terms and conditions for the support and services offered by the Seller to the Buyer with respect to Material (as defined below).

1.1.2	References made to Articles will be deemed to refer to articles of this Exhibit H unless otherwise specified.

1.1.3	For purposes of this Exhibit H:

(i)	The term “Supplier” will mean any supplier providing any of the Material listed in Article 1.2.1 and the term “Supplier Part” will mean an individual item of Material.

(ii)	The term “SPEC 2000” means the “E-Business Specification for Materiels Management” document published by the Air Transport Association of America.

1.2	Material Categories

1.2.1	Each of the following constitutes “Material” for purposes of this Exhibit H:

(i)	Seller Parts;

(ii)	Supplier Parts classified as Repairable Line Maintenance Parts (as defined in SPEC 2000);

(iii)	Supplier Parts classified as Expendable Line Maintenance Parts (as defined in SPEC 2000); and

(iv)	Seller and Supplier ground support equipment and specific-to-type tools.

where “Seller Parts” means Seller’s proprietary parts bearing a part number of the Seller or for which the Seller has the exclusive sales rights.

1.2.2	Propulsion Systems, engine exchange kits, their accessories and parts for such Propulsion System or engine exchange kit, are not covered under this Exhibit H.

1.2.3	Airworthiness Certification

The Seller represents and warrants that each Material is manufactured under an approval granted or accepted by the FAA under 14 C.F.R. Part 21 of the Federal Aviation Regulations. Upon delivery to the Buyer, the Seller will provide with each Material a certification that the Material has been approved or accepted by the FAA under 14 C.F.R. Part 21.

Acceptable certification documents include the following:

•	Federal Aviation Administration – FAA Form 8130-3 Airworthiness Approval Tag

•	Joint Aviation Authorities – JAA Form One Authorized Release Certificate

•	European Aviation Safety Agency – EASA Form One Authorized Release Certificate

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EXHIBIT H

•	Transport Canada – TC Form 24-0078 Authorized Release Certificate

•

A Certificate of Conformance or Material Certification Document that lists the parts by Manufacturer’s part number and condition, and contains a signed statement certifying that such parts are aeronautical replacement parts listing the specific FAA approval or acceptance criteria applicable to such parts.

To meet the above criteria, it is permissible for the Seller to provide the Buyer with copies of certification documents originally supplied to the Seller with shipments of Material prior to the transfer of the Material to the Buyer. The original certification documents are required to meet certification requirements stated above and the original copies, if not provided to the Buyer with the shipments, will remain on file at the Seller’s facility.

1.3	Term

During a period commencing on the date hereof and continuing [*CTR*] (the “Term”), the Seller will maintain, or cause to be maintained, a reasonable stock of Seller Parts.

1.4	Airbus Material Store

1.4.1	US Spares Center

The Seller has established and will maintain or cause to be maintained, during the Term, a US store (“US Spares Center”). The US Spares Center will be operated twenty-four (24) hours per day, seven (7) days per week, for the handling of AOG and critical orders for Seller Parts

1.4.2	Material Support Center, Germany

The Seller has established its material headquarters in Hamburg, Germany (the “Airbus Material Center”) and will, during the Term, maintain, or have maintained on its behalf, a central store of Seller Parts. The Airbus Material Center will be operated twenty-four (24) hours per day, seven (7) days per week.

1.4.3	Other Points of Shipment

1.4.3.1	In addition to the AACS Spares Center and the Airbus Material Center, the Seller and its Affiliates operate a global network of regional satellite stores (The “Regional Satellite Stores”). A list of such stores will be provided to the Buyer upon the Buyer’s request.

1.4.3.2	Subject to Article 1.4.1, the Seller reserves the right to effect deliveries from distribution centers other than the US Spares Center or the Airbus Material Center, which may include the Regional Satellite Stores or any other production or Supplier’s facilities.

1.4.4	The Seller will use its commercially reasonable efforts to deliver Seller Parts to the Buyer from any Material store specified in Clause 1.4.1, 1.4.2, or 1.4.3.

1.5	INTENTIONALLY LEFT BLANK

1.6	Customer Order Desk

The Seller operates a “Customer Order Desk”, the main functions of which are:

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EXHIBIT H

(i)	Management of order entries for all priorities, including Aircraft On Ground (“AOG”);

(ii)	Management of order changes and cancellations;

(iii)	Administration of Buyer’s routing instructions;

(iv)	Management of Material returns;

(v)	Clarification of delivery discrepancies; and

(vi)	Issuance of credit and debt notes.

The Buyer hereby agrees to communicate its orders for Material to the Customer Order Desk either in electronic format (SPEC 2000) or via the Internet.

1.7	Commitments of the Buyer

1.7.1	The Buyer may manufacture, exclusively for its own use, parts, equivalent to Seller Parts, provided, however, that it may only do so in one of the following circumstances:

(i)	if the Seller Parts are not available from the Seller, its licensees or other approved sources within a lead time shorter than or equal to the time in which the Buyer can manufacture such parts; or

(ii)	when a Seller Part is identified as “Local Manufacture” in the Illustrated Parts Catalog.

1.7.2	The rights granted to the Buyer in Article 1.7.1 will not in any way be construed as a license, nor will they in any way obligate the Buyer to pay any license fee or royalty, nor will they in any way be construed to affect the rights of third parties.

1.7.3	If the Buyer manufactures any parts pursuant to Article 1.7.1, the Buyer will be solely responsible for such manufacturing and any use made of the manufactured parts, and the confirmation given by the Seller under Article 1.7.1 will not be construed as express or implicit approval either of the Buyer in its capacity as manufacturer of such parts or of the manufactured parts. The Buyer will also be solely responsible to ensure that such manufacturing is performed in accordance with the relevant procedures and Aviation Authority requirements.

THE SELLER WILL NOT BE LIABLE FOR, AND THE BUYER WILL INDEMNIFY THE SELLER AGAINST, ANY CLAIMS FROM ANY THIRD PARTIES FOR LOSSES DUE TO ANY DEFECT OR NON-CONFORMITY OF ANY KIND, ARISING OUT OF OR IN CONNECTION WITH ANY MANUFACTURING OF ANY PART UNDERTAKEN BY THE BUYER UNDER ARTICLE 1.7.1 OR ANY OTHER ACTIONS UNDERTAKEN BY THE BUYER UNDER THIS EXHIBIT H WHETHER SUCH CLAIM IS ASSERTED IN CONTRACT OR IN TORT, OR IS PREMISED ON ALLEGED, ACTUAL, IMPUTED, ORDINARY OR INTENTIONAL ACTS OR OMISSIONS OF THE BUYER.

1.7.2.3	The Buyer will allocate its own part number to any part manufactured in accordance with Article 1.7.1. The Buyer will under no circumstances be allowed to use the Airbus part number of the Seller Part to which such manufactured part is intended to be equivalent.

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EXHIBIT H

1.7.2.4	The Buyer will not be entitled to sell or lend any part manufactured under the provisions of Article 1.7.1 to any third party.

2	INITIAL PROVISIONING

2.1	Period

The initial provisioning period commences with the Pre-Provisioning Meeting, as defined in Article 2.2.1, and expires on the ninetieth (90th) day after Delivery of the last Aircraft firmly ordered under the Agreement (“Initial Provisioning Period”).

2.2	Pre-Provisioning Meeting

2.2.1	The Seller will organize a pre-provisioning meeting at US Spares Center or at the Airbus Material Center, or at any other agreed location, for the purpose of setting an acceptable schedule and working procedure for the preparation of the initial issue of the Provisioning Data and the Initial Provisioning Conference referred to in Articles 2.3 and 2.4 below (the “Pre-Provisioning Meeting”).

During the Pre-Provisioning Meeting, the Seller will familiarize the Buyer with the provisioning processes, methods and formulae of calculation and documentation.

2.2.2	The Pre-Provisioning Meeting will take place on an agreed date that is no later than fourteen (14) months prior to Scheduled Delivery Month of the first Aircraft, allowing a minimum preparation time of eight (8) weeks for the Initial Provisioning Conference.

2.3	Initial Provisioning Conference

The Seller will organize an initial provisioning conference at the US Spares Center or at the Airbus Material Center (the “Initial Provisioning Conference”), the purpose of which will be to agree the material scope and working procedures to accomplish the initial provisioning of Material (the “Initial Provisioning”).

The Initial Provisioning Conference will take place at the earliest eight (8) weeks after Aircraft Manufacturer Serial Number allocation or Contractual Definition Freeze, whichever occurs last and latest nine (9) months before the Scheduled Delivery Month of the first Aircraft.

2.4	Provisioning Data

2.4.1	Provisioning data generally in accordance with SPEC 2000, Chapter 1, for Material described in Articles 1.2.1 (i) through 1.2.1 (iv) (“Provisioning Data”) will be supplied by the Seller to the Buyer in the English language, in a format and timeframe to be agreed during the Pre-Provisioning Meeting.

2.4.1.1	Unless a longer revision cycle has been agreed, the Provisioning Data will be revised every ninety (90) days up to the end of the Initial Provisioning Period.

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EXHIBIT H

2.4.1.2	The Seller will ensure that Provisioning Data is provided to the Buyer in time to permit the Buyer to perform any necessary evaluation and to place orders in a timely manner.

2.4.1.3	Provisioning Data generated by the Seller will comply with the configuration of the Aircraft as documented three (3) months before the date of issue.

This provision will not cover:

(i)	Buyer modifications not known to the Seller,

(ii)	other modifications not approved by the Seller’s Aviation Authorities.

2.4.2	Supplier-Supplied Data

Provisioning Data relating to each Supplier Part (both initial issue and revisions) will be produced by Supplier thereof and may be delivered to the Buyer either by the Seller or such Supplier. It is agreed and understood by the Buyer that the Seller will not be responsible for the substance, accuracy and quality of such data. Such Provisioning Data will be provided in either SPEC 2000 format or any other agreed format.

2.4.3	Supplementary Data

The Seller will provide the Buyer with data supplementary to the Provisioning Data, comprising local manufacture tables, ground support equipment, specific-to-type tools and a pool item candidate list.

2.5	Commercial Offer

Upon the Buyer’s request, the Seller will submit a commercial offer for Initial Provisioning Material which will include a delivery date for such Initial Provisioning Material.

2.6	Delivery of Initial Provisioning Material

2.6.1	During the Initial Provisioning Period, Initial Provisioning Material will conform to the latest known configuration standard of the Aircraft for which such Material is intended as reflected in the Provisioning Data transmitted by the Seller.

2.6.2	The delivery of Initial Provisioning Material will take place (i) according to the conditions specified in the commercial offer mentioned in Article 2.5 and (ii) at a location designated by the Buyer.

2.6.3	All Initial Provisioning Material will be packaged in accordance with ATA 300 Specification.

2.6.4	Shortages, Overshipments, Non-Conformity in Orders

The Buyer will, within one hundred twenty (120) days after delivery of Material pursuant to a purchase order, advise the Seller:

a)	of any alleged shortages or over shipments, and

b)	of any non-conformities of delivered Material.

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EXHIBIT H

In the event of the Buyer not having advised the Seller of any such alleged shortages, over shipments or non-conformity within the above-defined period, the Buyer will be deemed to have accepted the delivery.

In the event of the Buyer reporting over shipments or non-conformity to the specifications within one hundred twenty (120) days, the Seller will, if the Seller recognizes such over shipment or non-conformity, either replace the concerned Material or credit the Buyer for the returned Material, if the Buyer chooses to return the Material subject of an over shipment or non-conformity. In such case, transportation costs will be borne by the Seller.

The Buyer will endeavor to minimize such transportation costs.

2.7	Buy-Back Period and Buy-Back of Initial Provisioning Surplus Material

a)	The “Buy-Back Period” is defined as the period starting one (1) year after and ending four (4) years after Delivery of the first Aircraft to the Buyer.

b)	At any time during the Buy-Back Period, the Buyer will have the right to return to the Seller solely Seller Parts as per Article 1.2.1 (i) or Supplier Parts as per Article 1.2.1 (ii), subject to the Buyer providing sufficient evidence that such Material fulfils the conditions defined hereunder.

c)	Material as set forth in Article b) above will be eligible for Buy-Back provided:

i)	The Material is unused and undamaged and is accompanied by the Seller’s original documentation (tag, certificates);

ii)	The Seller provided the Buyer with an Initial Provisioning recommendation for such Material at the time of the Initial Provisioning Conference based upon a maximum protection level of ninety-six percent (96%) and a maximum transit time of twenty (20) days;

iii)	The quantity procured by the Buyer was not in excess of the provisioning quantities recommended by the Seller;

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EXHIBIT H

iv)	The Material was purchased for Initial Provisioning purposes by the Buyer directly from the Seller;

v)	The Material ordered by the Buyer is identified as an Initial Provisioning order;

vi)	The Material and its components have at least [*CTR*] shelf life remaining when returned;

vii)	The Material is returned to the Seller by the Buyer before the end of the Buy-Back Period.

d)	[*CTR*]

e)	In the event of the Buyer electing to procure Material in excess of the Seller’s recommendation, the Buyer will notify the Seller thereof in writing, with due reference to the present Article 2.7. The Seller’s acknowledgement and agreement in writing will be necessary before any Material in excess of the Seller’s Initial Provisioning recommendation will be considered for Buy-Back.

f)	[*CTR*]

g)	Transportation costs for the agreed return of Material under this Article 2.7 will be borne by the Buyer.

3.	OTHER MATERIAL SUPPORT

3.1	As of the date hereof, the Seller currently offers various types of parts support through the Customer Services Catalog on the terms and conditions set forth therein from time to time, including, but not limited to the lease of certain Seller Parts, the repair of Seller Parts and the sale or lease of ground support equipment and specific-to-type tools.

3.2	Unless otherwise agreed in the commercial offer subject to Clause 2.5 lead times will be in accordance with [*CTR*].

Seller Parts as per Article 1.2.1(i) listed in the Seller’s Spare Parts Price Catalog will be dispatched within the lead times [*CTR*].

Lead times for Seller Parts as per Article 1.2.1(i), [*CTR*].

Material defined in Articles 1.2.1(ii) through 1.2.1(vi) will be dispatched [*CTR*].

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EXHIBIT H

4	WARRANTIES

4.1	Seller Parts

Subject to the limitations and conditions as hereinafter provided, the Seller warrants to the Buyer that all Seller Parts, sold under this Exhibit H will at delivery to the Buyer:

(i)	be free from defects in material.

(ii)	be free from defects in workmanship, including without limitation processes of manufacture.

(iii)	be free from defects in design having regard to the state of the art of such design; and

(iv)	be free from defects arising from failure to conform to the applicable specification for such part.

4.1.1	Warranty Period

4.1.1.1	The warranty period for Seller Parts is [*CTR*] from delivery of such parts to the Buyer.

4.1.1.2	Whenever any Seller Part that contains a defect for which the Seller is liable under Article 4.1 has been corrected, replaced or repaired pursuant to the terms of this Article 4.1, the period of the Seller’s warranty with respect to such corrected, repaired or replacement Seller Part, as the case may be, will be the remaining portion of the original warranty period or [*CTR*], whichever is longer.

4.1.2	Buyer’s Remedy and Seller’s Obligation

The Buyer’s remedy and Seller’s obligation and liability under this Article 4.1 are, at the Seller’s expense, (a) the repair, replacement or correction, at the Seller’s expense, of any Seller Part that is defective (or the supply of modification kits rectifying the defect) or (b) the reimbursement of the cost to the Buyer for a replacement for the defective Seller Part and any other materials installed, incorporated, consumed or expended by the Buyer in performing such repair, replacement or correction. [*CTR*].

The provisions of Clauses 12.1.5 through 12.1.9 of the Agreement will apply to claims made pursuant to this Article 4.1.

4.2	Supplier Parts

With respect to Supplier Parts to be delivered to the Buyer under this Exhibit H, the Seller agrees to transfer to the Buyer the benefit of any warranties, which the Seller may have obtained from the corresponding Suppliers.

4.3	Waiver, Release and Renunciation

CT1001520_PA_AAL_A320Family_EXECUTION	EXH H - Page 9

EXHIBIT H

THIS ARTICLE 4 (INCLUDING ITS SUBPARTS) SETS FORTH THE EXCLUSIVE WARRANTIES, EXCLUSIVE LIABILITIES AND EXCLUSIVE OBLIGATIONS OF THE SELLER, AND THE EXCLUSIVE REMEDIES AVAILABLE TO THE BUYER, WHETHER UNDER THIS EXHIBIT H OR OTHERWISE, ARISING FROM ANY DEFECT OR NONCONFORMITY OR PROBLEM OF ANY KIND IN ANY SELLER PART, MATERIAL, LEASED PART, OR SERVICES DELIVERED BY THE SELLER UNDER THIS EXHIBIT H.

THE BUYER RECOGNIZES THAT THE RIGHTS, WARRANTIES AND REMEDIES IN THIS ARTICLE 4 ARE ADEQUATE AND SUFFICIENT TO PROTECT THE BUYER FROM ANY DEFECT OR NONCONFORMITY OR PROBLEM OF ANY KIND IN THE SELLER PARTS, MATERIALS, LEASED PARTS, OR SERVICES SUPPLIED UNDER THIS EXHIBIT H. THE BUYER HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER WARRANTIES, OBLIGATIONS, GUARANTEES AND LIABILITIES OF THE SELLER AND ALL OTHER RIGHTS, CLAIMS AND REMEDIES OF THE BUYER AGAINST THE SELLER AND ITS SUPPLIERS, WHETHER EXPRESS OR IMPLIED BY CONTRACT, TORT, OR STATUTORY LAW OR OTHERWISE, WITH RESPECT TO ANY NONCONFORMITY OR DEFECT OR PROBLEM OF ANY KIND IN ANY SELLER PART, MATERIAL, LEASED PART, OR SERVICES DELIVERED BY THE SELLER UNDER THIS EXHIBIT H, INCLUDING BUT NOT LIMITED TO:

(1)	ANY IMPLIED WARRANTY OF MERCHANTABILITY AND/OR FITNESS FOR ANY GENERAL OR PARTICULAR PURPOSE;

(2)	ANY IMPLIED OR EXPRESS WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

(3)	ANY RIGHT, CLAIM OR REMEDY FOR BREACH OF CONTRACT;

(4)	ANY RIGHT, CLAIM OR REMEDY FOR TORT, UNDER ANY THEORY OF LIABILITY, HOWEVER ALLEGED, INCLUDING, BUT NOT LIMITED TO, ACTIONS AND/OR CLAIMS FOR NEGLIGENCE, GROSS NEGLIGENCE, INTENTIONAL ACTS, WILLFUL DISREGARD, IMPLIED WARRANTY, PRODUCT LIABILITY, STRICT LIABILITY OR FAILURE TO WARN;

(5)	ANY RIGHT, CLAIM OR REMEDY ARISING UNDER THE UNIFORM COMMERCIAL CODE OR ANY OTHER STATE OR FEDERAL STATUTE;

(6)	ANY RIGHT, CLAIM OR REMEDY ARISING UNDER ANY REGULATIONS OR STANDARDS IMPOSED BY ANY INTERNATIONAL, NATIONAL, STATE OR LOCAL STATUTE OR AGENCY;

(7)	ANY RIGHT, CLAIM OR REMEDY TO RECOVER OR BE COMPENSATED FOR:

(a)	LOSS OF USE OR REPLACEMENT OF ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY OR PART PROVIDED UNDER THE AGREEMENT;

(b)	LOSS OF, OR DAMAGE OF ANY KIND TO, ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY OR PART PROVIDED UNDER THE AGREEMENT;

CT1001520_PA_AAL_A320Family_EXECUTION	EXH H - Page 10

EXHIBIT H

(c)	LOSS OF PROFITS AND/OR REVENUES;

(d)	ANY OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGE.

THE WARRANTIES PROVIDED BY THIS EXHIBIT H WILL NOT BE EXTENDED, ALTERED OR VARIED EXCEPT BY A WRITTEN INSTRUMENT EXECUTED AND DELIVERED BY THE SELLER AND THE BUYER. IN THE EVENT THAT ANY PROVISION OF THIS ARTICLE 4 SHOULD FOR ANY REASON BE HELD UNLAWFUL, OR OTHERWISE UNENFORCEABLE, THE REMAINDER OF THIS ARTICLE 4 WILL REMAIN IN FULL FORCE AND EFFECT.

FOR THE PURPOSES OF THIS ARTICLE 4, THE “SELLER” WILL BE UNDERSTOOD TO INCLUDE THE SELLER, ANY OF ITS SUPPLIERS, SUBCONTRACTORS AND AFFILIATES.

4.4	Duplicate Remedies

The remedies provided to the Buyer under this Article 4 as to any part thereof are mutually exclusive and not cumulative. The Buyer will be entitled to the remedy that provides the maximum benefit to it, as the Buyer may elect, pursuant to the terms and conditions of this Article 4 for any particular defect for which remedies are provided under this Article 4; provided, however, that the Buyer will not be entitled to elect a remedy under one part of this Article 4 that constitutes a duplication of any remedy elected by it under any other part hereof for the same defect. The Buyer’s rights and remedies herein for the nonperformance of any obligations or liabilities of the Seller arising under these warranties will be in monetary damages limited to the amount the Buyer expends in procuring a correction or replacement for any covered part subject to a defect or nonperformance covered by this Article 4, and the Buyer will not have any right to require specific performance by the Seller.

5.	COMMERCIAL CONDITIONS

5.1	Delivery Terms

All Material prices are quoted on the basis of Free Carrier (FCA) delivery terms, without regard to the place from which such Material is shipped. The term “Free Carrier (FCA)” is as defined by 2010 publication of the International Chamber of Commerce.

5.2	Payment Procedures and Conditions

All payments under this Exhibit H will be made in accordance with the terms and conditions set forth in the then current Customer Services e-Catalog, [*CTR*].

5.3	Title

Title to any Material purchased under this Exhibit H will remain with the Seller until full payment of the invoices and interest thereon, if any, has been received by the Seller.

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EXHIBIT H

The Buyer hereby undertakes that Material title to which has not passed to the Buyer, will be kept free from any debenture or mortgage or any similar charge or claim in favour of any third party.

6.	EXCUSABLE DELAY

Clauses 10.1 and 10.2 of the Agreement will apply, mutatis mutandis, to all Material support and services provided under this Exhibit H.

7.	TERMINATION OF MATERIAL PROCUREMENT COMMITMENTS

If the Agreement is terminated with respect to any Aircraft, the Seller will have the right to suspend deliveries to the Buyer under this Exhibit H and terminate the terms of this Exhibit H with respect to such Aircraft. If the Seller terminates the terms of this Exhibit H with respect to any Aircraft, then the Seller will have no further obligations and the Buyer will have no further rights under this Exhibit H with respect to such Aircraft.

8.	INCONSISTENCY

In the event of any inconsistency between this Exhibit H and the Customer Services Catalog or any order placed by the Buyer, this Exhibit H will prevail to the extent of such inconsistency.

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EXHIBIT I

INDEX OF LETTER AGREEMENTS

1.	Letter Agreement No. 1 – Leasing Matters

2.	Letter Agreement No. 2 – Purchase Incentives

3.	Letter Agreement No. 3 – Payment Terms

4.	Letter Agreement No. 4 – Option Aircraft

5.	Letter Agreement No. 5 – Flexibility

6.	Letter Agreement No. 6 – [*CTR*]

7.	Letter Agreement No. 7 – Reserved

8.	Letter Agreement No. 8 – Reserved

9.	Letter Agreement No. 9 – Miscellaneous

10.	Letter Agreement No. 10 – Support Matters

11.	Letter Agreement No. 11 – Performance Guarantees

12.	Letter Agreement No. 12 – Reserved

13.	Letter Agreement No. 13 – Reserved

14.	Letter Agreement No. 14 – NEO [*CTR*] Aircraft

15.	Letter Agreement No. 15 – Seller Parts and Seller Services

16.	Letter Agreement No. 16 – Specification Matters

17.	Letter Agreement No. 17 – Termination

18.	Letter Agreement No. 18 – Reserved

22.17.1

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SCHEDULE I

DELIVERY SCHEDULE

Aircraft Rank	Type	Scheduled Delivery Quarter/Year
1 through 10	[*CTR*]	[*CTR*]
11 through 15	[*CTR*]	[*CTR*]
16 through 20	[*CTR*]	[*CTR*]
21 through 28	[*CTR*]	[*CTR*]
29 through 37	[*CTR*]	[*CTR*]
38 through 46	[*CTR*]	[*CTR*]
47 through 55	[*CTR*]	[*CTR*]
56 through 63	[*CTR*]	[*CTR*]
64 through 70	[*CTR*]	[*CTR*]
71 through 78	[*CTR*]	[*CTR*]
79 through 85	[*CTR*]	[*CTR*]
86 through 91	[*CTR*]	[*CTR*]
92 through 98	[*CTR*]	[*CTR*]
99 through 104	[*CTR*]	[*CTR*]
105 through 110	[*CTR*]	[*CTR*]
111 through 118	[*CTR*]	[*CTR*]
119 through 125	[*CTR*]	[*CTR*]
126 through 130	[*CTR*]	[*CTR*]
131 through 132	[*CTR*]	[*CTR*]
133 through 140	[*CTR*]	[*CTR*]
141 through 147	[*CTR*]	[*CTR*]
148 through 153	[*CTR*]	[*CTR*]
154 through 159	[*CTR*]	[*CTR*]
160 through 165	[*CTR*]	[*CTR*]
166 through 172	[*CTR*]	[*CTR*]
173 through 178	[*CTR*]	[*CTR*]
179 through 184	[*CTR*]	[*CTR*]
185 through 190	[*CTR*]	[*CTR*]
191 through 197	[*CTR*]	[*CTR*]

CT1001520_PA_AAL_A320Family_EXECUTION	Schedule 1 - 1

Aircraft Rank	Type	Scheduled Delivery Quarter/Year
198 through 203	[*CTR*]	[*CTR*]
204 through 209	[*CTR*]	[*CTR*]
210 through 215	[*CTR*]	[*CTR*]
216 through 221	[*CTR*]	[*CTR*]
222 through 228	[*CTR*]	[*CTR*]
229 through 234	`[*CTR*]	[*CTR*]
235 through 240	[*CTR*]	[*CTR*]
241 through 245	[*CTR*]	[*CTR*]
246 through 250	[*CTR*]	[*CTR*]
251 through 255	[*CTR*]	[*CTR*]
256 through 260	[*CTR*]	[*CTR*]

CT1001520_PA_AAL_A320Family_EXECUTION	Schedule 1 - 2

LETTER AGREEMENT NO. 1

As of July 20, 2011

CONFIDENTIAL – SUBJECT TO RESTRICTIONS ON DISCLOSURE AS SET FORTH IN PARAGRAPH 12 BELOW

American Airlines, Inc.

4333 Amon Carter Boulevard

Fort Worth, Texas 76155

Re: LEASING MATTERS

Ladies and Gentlemen,

American Airlines, Inc. (the “Buyer”) and Airbus S.A.S. (the “Seller”) have entered into an A320 Family Aircraft Purchase Agreement of even date herewith (as supplemented, amended or otherwise modified from time to time, the “Agreement”), which covers, among other matters, the sale by the Seller and the purchase by the Buyer of Purchase Aircraft and the lease of Leased Aircraft to the Buyer, in each case under the terms and subject to the conditions set forth in the Agreement. The Buyer and the Seller have agreed to set forth in this Letter Agreement No. 1 (this “Letter Agreement”) certain additional terms and conditions regarding the Leased Aircraft and leasing transactions related thereto.

Attached to this Letter Agreement as Exhibits A, B, C and D, respectively, are the forms of the following documents, which have been fully negotiated by the Buyer and the Seller, with respect to the Leased Aircraft leasing transactions (collectively, the “Leasing Documentation”):

(A) Lease Agreement, including schedules and exhibits thereto (the “Lease”);

(B) Trust Agreement, including schedules and exhibits thereto (the “Trust Agreement”);

(C) Participation Agreement, including schedules and exhibits thereto (the “Participation Agreement”); and

(D) Definitions (the “Definitions Annex”).

Capitalized terms used herein and not otherwise defined in this Letter Agreement have the meanings assigned thereto in the Agreement or the Definitions Annex, as applicable. The terms “herein,” “hereof” and “hereunder” and words of similar import refer to this Letter Agreement.

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Both parties agree that this Letter Agreement constitutes an integral, nonseverable part of the Agreement, that the provisions of the Agreement are hereby incorporated herein by reference, and that this Letter Agreement is governed by the provisions of the Agreement, except that if the Agreement and this Letter Agreement have specific provisions which are inconsistent, the specific provisions contained in this Letter Agreement will govern.

1.	THE LEASES

1.1	Forms

The documentation for each of the Leased Aircraft shall be in the form of the Leasing Documentation (subject to such changes as shall be agreed by the Buyer and the applicable Owner Participant, in their sole discretion) and shall be prepared by the Buyer.

1.2	Leases of Leased Aircraft

Subject to the terms and conditions set forth herein (including, without limitation, Paragraph 1.3 hereof) and in the Leasing Documentation and the Agreement, the Buyer shall lease from the Seller each of the Leased Aircraft, and the Seller shall lease to the Buyer each of the Leased Aircraft. The Buyer and the Seller agree that the Leasing Documentation with respect to each Leased Aircraft is to be entered into on the Delivery Date of such Leased Aircraft.

1.3.	Certain Terms Applicable to Third Party Leasing Transactions

1.3.1	The Buyer acknowledges that, from and after the date hereof, the Seller will negotiate from time to time with various potential parties who are not Affiliates of the Seller (each, a “Third Party Purchaser”) with a view to causing such Third Party Purchasers to agree to purchase one or more of the Leased Aircraft and upon purchase to lease, directly or indirectly, such Leased Aircraft to the Buyer pursuant to the Leasing Documentation with respect to such Leased Aircraft. The Buyer further acknowledges that some of such Third Party Purchasers may require participation of Back-Leveraging Parties, any such participation to be in accordance with Section 8.3 of the Participation Agreement.

1.3.2

The Buyer and the Seller agree to cooperate, in good faith, in connection with the Seller’s efforts to arrange for Third Party Purchasers to enter into the Leasing Documentation with the Buyer for one or more of the Leased Aircraft. Such cooperation shall, upon Seller’s reasonable request, include meeting with interested Third Party Purchasers (who, for the avoidance of doubt, meet the requirement set forth in Paragraph 1.3.3(a) hereof) and promptly responding to reasonable requests for information that is readily available to the Buyer and is not non-public information; provided that in no event shall any such cooperation increase the Buyer’s obligations, liabilities or costs under any potential leasing transaction for any Leased Aircraft (and, for the avoidance of doubt, the Buyer

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shall not be obligated to renegotiate or change any term of the Leasing Documentation or the Basic Rent or Stipulated Loss Value to be calculated as provided in Paragraph 3 hereof in connection with any potential leasing transaction); provided further that no such efforts shall violate the Securities Act or any other federal, state or foreign law. In furtherance of the foregoing, the Buyer and the Seller agree to work together in good faith to prepare excerpts of the Agreement with appropriate redactions to preserve confidential and proprietary information that are mutually agreeable to both parties (such version, the “Redacted Agreement”) that the Seller may use, to the extent necessary, in its discussions with Third Party Purchasers regarding potential leasing transactions for the Leased Aircraft.

1.3.3	The Seller agrees to the following with respect to any potential Third Party Purchaser leasing transaction relating to any Leased Aircraft:

(a)	the Seller shall reasonably believe, in its good faith opinion, that such Third Party Purchaser either intends to be the “Owner Participant” and is an entity that would be qualified to act as the “Owner Participant” under the Leasing Documentation relating to such Leased Aircraft or has an Affiliate that would be so qualified (such Third Party Purchaser or such Affiliate, as applicable, as “Owner Participant”, a “Third Party Owner Participant”);

(b)	the Seller may distribute to such Third Party Purchaser the Redacted Agreement and the forms of the Leasing Documentation and the Leasing Letter (as defined below) and may disclose to such Third Party Purchaser the configuration and specification of such Leased Aircraft and subsequent changes thereto; provided that such Third Party Purchaser enters into a confidentiality agreement in the form attached hereto as Exhibit I and such confidentiality agreement is delivered to the Buyer prior to any such distribution or disclosure; and

(c)	any arrangements between the Seller and such Third Party Purchaser will not adversely affect the Buyer’s rights or increase the Buyer’s obligations under the Agreement with respect to such Leased Aircraft.

1.3.4

The Seller shall promptly notify the Buyer when the Seller has concluded an arrangement (either through an existing backlog of aircraft orders or a new order) (such arrangement, a “Third Party Purchase Agreement”) identifying aircraft qualifying as Leased Aircraft which are proposed to be the subject of a leasing transaction as contemplated by the Leasing Documentation and, following such notice, if the Seller delivers to the Buyer a Leasing Letter in the form of Exhibit E attached hereto (a “Leasing Letter”) executed by such Third Party Purchaser (such executed Leasing Letter, a “Third Party Agreement”), the Buyer agrees, that if (x) the Buyer has received such Third Party Agreement by no later than the 45th day prior to the 1st day of the Scheduled Delivery Month with respect to such

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Leased Aircraft (such date, the “Cut-off Date”) and (y) the Buyer reasonably determines at such time that such Third Party Purchaser (or the related Third Party Owner Participant, if applicable) would be qualified to act as “Owner Participant” under the Leasing Documentation, then within fifteen (15) days of receipt of such Third Party Agreement, the Buyer will countersign such Third Party Agreement.

Upon execution and delivery of a Leasing Letter by the Buyer with respect to such Leased Aircraft, the Predelivery Payments paid by the Buyer with respect to such Leased Aircraft shall be applied in accordance with the provisions of Paragraph 3.2 of Letter Agreement No. 3 to the Agreement.

1.4	Execution and Delivery of the Leasing Documentation of Leased Aircraft

1.4.1	The obligation of the Buyer to execute and deliver the Leasing Documentation with respect to any Leased Aircraft on the respective Delivery Date thereof is subject to the satisfaction of or waiver by the Buyer of, the following conditions:

(a)	such Leased Aircraft shall be Ready for Delivery and shall meet all requirements for Aircraft under the Agreement, and all of the Buyer’s rights and the Seller’s obligations pertaining thereto (including, but not limited to, aircraft specification, type and condition, delivery of an Export Certificate of Airworthiness without restriction or limitation, warranties and technical support, BFE arrangements and delivery and inspection procedures) shall have been satisfied in full accordance with the Agreement;

(b)	the “Owner Trustee” of such Leased Aircraft shall be Wells Fargo Bank Northwest, National Association, or another U.S. bank or trust company reasonably acceptable to the Buyer;

(c)	the “Owner Participant” of such Leased Aircraft shall be either: (1) Airbus Financial Services, (2) an Affiliate of Airbus Financial Services (Airbus Financial Services and such Affiliate, each an “AFS Entity”) or (3) a Third Party Owner Participant;

(d)	on the Delivery Date of such Leased Aircraft, the Seller shall have transferred title to such Leased Aircraft to the “Owner Trustee” and such “Owner Trustee” shall have title to such Leased Aircraft free and clear of Liens;

(e)

in the case of a leasing transaction to be entered into with a Third Party Purchaser, (i) such Third Party Purchaser and the Buyer shall have executed and delivered a Leasing Letter with respect to such Leased Aircraft in accordance with Paragraph 1.3.4 hereof, (ii) such Leasing Letter shall not have been terminated (including as provided in such

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Leasing Letter or Paragraph 5 hereof) and (iii) the Buyer shall not have provided written notice to the Seller that such Third Party Purchaser (or any Affiliate thereof) has breached any of its obligations set forth in such Leasing Letter or any other Leasing Letter executed by such Third Party Purchaser (or any Affiliate thereof) (in each case, including, if applicable, the obligation to lease any other Leased Aircraft to the Buyer in accordance with the terms of such Leasing Letter);

(f)	in the case of a leasing transaction to be entered into with a Third Party Purchaser, the Buyer shall not have provided written notice to the Seller that the Third Party Owner Participant (or any Affiliate thereof) related to such leasing transaction has breached any of its material obligations as “Owner Participant” under Leasing Documentation executed and delivered by it with respect to any other Leased Aircraft;

(g)	any Back-Leveraging Transaction with respect to such Leased Aircraft to be entered into on the Delivery Date of such Leased Aircraft shall be in full compliance with the provisions of Section 8.3 of the Participation Agreement;

(h)	the “Basic Rent” and “Stipulated Loss Value” to be inserted in the Leasing Documentation with respect to such Leased Aircraft shall be calculated (x) in the case of a leasing transaction with an AFS Entity by the Buyer as provided in Exhibit G hereof and verified by such AFS Entity and (y) in the case of a leasing transaction with a Third Party Purchaser by the Buyer as provided in Exhibit F of the Leasing Letter and verified by such Third Party Purchaser; and

(i)	the Agreement shall not have been terminated, in whole, or with respect to such Leased Aircraft.

If any of the above conditions precedent or any condition precedent set forth in Section 4.3 of the Participation Agreement with respect to such Leased Aircraft are not satisfied (except if any such unsatisfied condition precedent relates solely to a Third Party Purchaser (or a Third Party Owner Participant) and the Seller has caused an AFS Entity to lease such Leased Aircraft to the Buyer in accordance with Paragraph 1.4.2 hereof), the Buyer shall have no obligation to lease such Leased Aircraft or to execute and deliver the Leasing Documentation relating to such Leased Aircraft, and the failure of such Leasing Documentation to be executed and delivered as a result thereof shall not be a breach of the Agreement by the Buyer or constitute or result in a Buyer Termination Event.

1.4.2

In the event that with respect to any Leased Aircraft (a) no Leasing Letter is in effect between the Buyer and a Third Party Purchaser on the Cut-off Date or (b) a Leasing Letter is in effect between the Buyer and a Third Party Purchaser on the Cut-off Date, but such Third Party Purchaser (or, if applicable, the related Third

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Party Owner Participant) does not lease such Leased Aircraft to the Buyer on or prior to the date that is five (5) days following the date such Leased Aircraft is Ready for Delivery in accordance with such Leasing Letter and the applicable Leasing Documentation (other than solely due to the Buyer’s failure to satisfy the conditions precedent set forth in Exhibit K attached hereto (the “Owner Participant’s Conditions Precedent”)), then in each such case, the Seller shall cause an AFS Entity to lease such Leased Aircraft to the Buyer, and the Buyer and such AFS Entity shall execute and deliver the Leasing Documentation with respect to such Leased Aircraft as soon thereafter as shall be practicable but in any event no later than the last day of the Delivery Period of such Leased Aircraft (the “Airbus Closing Date”).

1.5	Potential Back-Leveraging Transactions and Notification thereof

1.5.1

With respect to any Leased Aircraft for which no Leasing Letter is in effect on the Cut-off Date, the Seller shall notify the Buyer, on or before the 30th day prior to the 1st day of the anticipated week in which such Leased Aircraft will be Ready for Delivery, the identity of the “Owner Participant”, whether there will be an “Owner Participant Guarantor” and whether there will be any Back-Leveraging Transaction in connection with the Closing of such Leased Aircraft (and if a Back-Leveraging Transaction is contemplated by the Seller, such information available at such time that the Buyer may reasonably request to determine if such Back-Leveraging Transaction would be in compliance with Section 8.3 of the Participation Agreement), and the Seller shall promptly provide to the Buyer any other information or documentation that the Buyer may reasonably request in connection with the preparation of the Leasing Documentation and the related documents with respect to the Leased Aircraft.

1.5.2	With respect to any Leased Aircraft for which a Leasing Letter is in effect between the Buyer and a Third Party Purchaser on the Cut-off Date:

(a)

the Seller shall, upon request of the Buyer given to the Seller no earlier than the 30th day prior to the 1st day of the anticipated week in which such Leased Aircraft will be Ready for Delivery and no later than the fifth (5th) day prior to the date such Leased Aircraft is anticipated to be Ready for Delivery, notify the Buyer promptly and in any event no later than the date such Leased Aircraft is Ready for Delivery of the identity of the AFS Entity that would, in the event the applicable Third Party Owner Participant does not lease such Leased Aircraft to the Buyer on or prior to the date that is five (5) days following the date such Leased Aircraft is Ready for Delivery, be designated by the Seller as “Owner Participant” in order to satisfy the Seller’s obligation under Paragraph 1.4.2 hereof to lease such Leased Aircraft to the Buyer (and if the AFS Entity is not Airbus Financial Services, whether there will be an “Owner Participant Guarantor” in such case), and the Seller shall promptly provide to the Buyer any other information or documentation that the Buyer may

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reasonably request so that the Buyer may, if it chooses, prepare the Leasing Documentation and the related documents with respect to the potential lease of such Leased Aircraft from such AFS Entity; and

(b)	the Seller agrees to not enter into any Back-Leveraging Transaction in connection with the Closing of such Leased Aircraft (unless such Back-Leveraging Transaction can be effected without undue delay and in any event before the Airbus Closing Date and under an existing facility previously used by an AFS Entity to finance other Leased Aircraft); provided that this clause (b) shall not derogate from the “Owner Participant’s” ability to enter into Back-Leveraging Transactions in accordance with Section 8.3 of the Participation Agreement after the commencement of the Lease.

2.	LEASING DOCUMENTATION WITH [*CTR*]

The Seller and the Buyer agree that the Leasing Documentation with respect to any Leased Aircraft entered into between the Buyer and an [*CTR*] shall be deemed to be supplemented or amended, as applicable, by the provisions set forth in Paragraphs 2.1 through 2.4 (inclusive) but only for so long as an [*CTR*] is the Owner Participant with respect to such Leased Aircraft. For the avoidance of doubt, such provisions shall be of no force and effect with respect to any Third Party Owner Participant either at the Closing of such Leased Aircraft or who becomes a Third Party Owner Participant subsequent to such Closing pursuant to Section 8.2 of the Participation Agreement relating to such Leased Aircraft.

2.1	Lease

For so long as an [*CTR*] is the Owner Participant with respect to a Leased Aircraft, the Lease relating to such Leased Aircraft shall be deemed modified in accordance with the terms hereof (and such terms shall be deemed incorporated in such Lease for all purposes thereof as if set forth therein):

(a)	[*CTR*]

(b)	[*CTR*]

[*CTR*]

2.2	Participation Agreement

For so long as an [*CTR*] is the Owner Participant with respect to a Leased Aircraft, the Participation Agreement relating to such Leased Aircraft shall be deemed modified in accordance with the terms hereof (and such terms shall be deemed incorporated in such Participation Agreement for all purposes thereof as if set forth therein):

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(a)	[*CTR*]

[*CTR*]

(b)	[*CTR*]

2.3	Form of Opinions of Airbus Financial Services

For each Leased Aircraft in respect of which Airbus Financial Services is the “Owner Participant” at the time of Closing of such Leased Aircraft, the opinion requirement set forth in Section 4.1.1(i) of the Participation Agreement relating to such Leased Aircraft shall be deemed satisfied upon delivery of the opinions in the forms attached as Exhibit F hereto.

2.4	Definitions Annex

For so long as an [*CTR*] is the Owner Participant with respect to a Leased Aircraft, the Definitions Annex relating to such Leased Aircraft shall be deemed modified in accordance with the terms hereof (and such terms shall be deemed incorporated in such Definitions Annex for all purposes thereof as if set forth therein):

(a)	clause (i) of the term “Permitted Sublessee” set forth in the Definitions Annex relating to such Leased Aircraft shall be disregarded in its entirety and shall be replaced with the following:

[*CTR*]

(b)	the “Related Lease” definition set forth below shall be inserted into the Definitions Annex for such Leased Aircraft in lieu of the definition set forth in the Definitions Annex.

“Related Lease” means, as of any date of determination, any aircraft lease agreement in substantially the form of the Lease Agreement with respect to any Related Aircraft between Lessee, as lessee, and Wells Fargo Bank Northwest, National Association, as owner trustee (or a successor trust company or any other bank or trust company pursuant to a “Trust Transfer” with respect to such aircraft lease agreement), as lessor, provided that, as of such date, the “Owner Participant” with respect to such aircraft lease agreement and Owner Participant with respect to the Lease Agreement are identical or are Affiliates and the further conditions in both of the following clauses (A) and (B) are satisfied: (A) with respect to such aircraft lease agreement, either (x) Owner Participant is and has been the “Owner Participant” since the inception of such aircraft lease agreement or (y) Owner Participant is and became “Owner Participant” as a result of a direct Transfer of the owner participant interest meeting the requirements of Section 8.2 of the related “Participation Agreement” from [*CTR*] who has been such an Affiliate since the inception of such aircraft lease agreement, provided that

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[*CTR*] prior to such Transfer had been the “Owner Participant” with respect to such aircraft lease agreement at all times since the inception of such aircraft lease agreement, and (B) with respect to the Lease Agreement, either (x) Owner Participant is and has been [*CTR*] since the inception of the Lease Agreement or (y) if Owner Participant is not [*CTR*], Owner Participant is and became Owner Participant as a result of a direct Transfer of the owner participant interest meeting the requirements of Section 8.2 of the Participation Agreement from [*CTR*] who has been such an Affiliate since the inception of such aircraft lease agreement, provided that [*CTR*] prior to such Transfer had been Owner Participant with respect to the Lease Agreement at all times since the inception of the Lease Agreement.”

3.	BASIC RENT, STIPULATED LOSS VALUES & BASIC TERM

Basic Rent and Stipulated Loss Value for each Leased Aircraft will be calculated as provided in Exhibit G. The Basic Term of each Lease shall be ten (10) years.

4.	DELIVERY

Inspection and technical acceptance of each Leased Aircraft will be conducted as set forth in the Agreement and resolution of any discrepancies in the condition of such Leased Aircraft at Delivery will be effected between the Buyer and the Seller in accordance therewith. In connection with the Closing of any Leased Aircraft that is the subject of a Leasing Letter, the Seller shall cause the applicable Third Party Purchaser to execute and deliver to the Buyer documentation reasonably acceptable to the Buyer authorizing the Buyer, as the authorized representative of such Third Party Purchaser, to deliver a certificate of acceptance on behalf of such Third Party Purchaser under the Third Party Purchase Agreement and, following receipt of such authorization and the satisfaction of the conditions set forth in Paragraph 1.4.1 hereof, the Buyer will, contemporaneously with its execution and delivery of the Certificate of Acceptance, execute and deliver such certificate of acceptance as the authorized representative of such Third Party Purchaser. The Seller will not have any claim against the Buyer with respect to the Buyer’s execution and delivery of such certificate of acceptance based on the lack of due authorization or otherwise.

5.	DELAY

In the event of any Excusable Delay or Inexcusable Delay with respect to a Leased Aircraft as to which a Leasing Letter has been executed and delivered by the Buyer, if the applicable Third Party Purchaser elects to terminate the Third Party Purchase Agreement with respect to such Leased Aircraft but the Buyer has not elected to terminate the Agreement with respect to such Leased Aircraft, then such Leasing Letter will terminate and the Seller will cause an AFS Entity to lease such Leased Aircraft to the Buyer and such AFS Entity will execute and deliver the Leasing Documentation with respect to such Leased Aircraft by the Airbus Closing Date for such Leased Aircraft, or (time permitting) arrange, in accordance with Paragraph 1.3 hereof, for a different Third Party Purchaser to enter into a new Leasing Letter with respect thereto by or before the Cut-off Date.

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6.	SALE OF BFE

On the date of Closing of a Leased Aircraft, the Buyer will execute and deliver to the applicable Owner Trustee a bill of sale in the form attached as Exhibit H with respect to all of the BFE installed on such Leased Aircraft.

Not later than the [*CTR*] day prior to the scheduled Delivery Date of each Leased Aircraft, the Buyer shall deliver to the Seller an invoice (“BFE Invoice”) for an amount equal to the price to the Buyer of all the BFE in respect of such Leased Aircraft, together with copies of all relevant invoices from the suppliers and/or manufacturers of such BFE showing the invoiced amount (net of any applicable discounts, credits and concessions) payable therefor and evidence reasonably satisfactory to the Seller that such invoices have been paid by the Buyer. No later than the [*CTR*] Business Day prior to the expected Delivery Date of such Leased Aircraft, the Buyer shall deliver a notice to the Seller specifying [*CTR*] for such Leased Aircraft.

Provided that no Event of Default or Buyer Termination Event is continuing, the Seller will pay to the Buyer an amount equal to [*CTR*], or as soon as practicable after, the Delivery Date of such Leased Aircraft but, in any case no later than the second Business Day after the Delivery Date of such Leased Aircraft.

7.	LEASED AIRCRAFT PURCHASE OPTION

7.1	Purchase Option Following Review Meetings

The Seller and the Buyer will meet on a quarterly basis to review the Leased Aircraft delivery schedule. At the time of such review meeting, for all Leased Aircraft except those that have Scheduled Delivery Months in calendar year 2013, the Buyer will have the option to buy Leased Aircraft that are not the subject of a Leasing Letter (“Seller Leased Aircraft”) directly from the Seller on the same terms and conditions as apply to the purchase of A319 Aircraft, A320 Aircraft or A321 Aircraft, as the case may be, under the Agreement. If the Buyer exercises such option, (i) it will provide an irrevocable written notice thereof to the Seller no later than [*CTR*] Business Days after such review meeting specifying the number of Seller Leased Aircraft that it wishes to purchase; provided that [*CTR*], (ii) each such Seller Leased Aircraft will be deemed an A319 Aircraft, A320 Aircraft or A321 Aircraft, as applicable, for all purposes of the Agreement and (iii) the Seller will have no obligation to lease such Seller Leased Aircraft to the Buyer. [*CTR*].

7.2	Purchase Option Following [*CTR*]

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The Buyer may, with respect to any Leased Aircraft for which a Leasing Letter is not in effect and at any time prior to the date on which such Leased Aircraft shall be Ready for Delivery, provide the Seller with irrevocable notice (any such notice, a “Purchase Notice”) stating that [*CTR*] and that the Buyer desires to buy such Leased Aircraft directly from the Seller on the same terms and conditions as apply to the purchase of A319 Aircraft, A320 Aircraft or A321 Aircraft, as the case may be, under the Agreement. If the Buyer delivers a Purchase Notice with respect to a Leased Aircraft, (i) such Leased Aircraft will be deemed an A319 Aircraft, A320 Aircraft or A321 Aircraft, as applicable, for all purposes of the Agreement, (ii) Buyer shall, on the date of such purchase, pay to Seller all fees, costs and expenses (including reimbursement of reasonable legal fees and any documented break-funding and/or other out-of-pocket costs incurred by the Seller (or the applicable AFS Entity)) as a result of the termination of the leasing arrangements contemplated hereby, and (iii) the Seller will have no obligation to lease such Leased Aircraft to the Buyer.

7.3	No Additional Purchase Options

Notwithstanding anything to the contrary set forth herein or in the Agreement, the Buyer shall have no right or obligation to purchase any Leased Aircraft under any circumstances, except as set forth in this Paragraph 7 hereof.

8.	[*CTR*]

At the time of each review meeting described in Paragraph 7.1 hereof, the Buyer and the Seller will discuss the Buyer’s interest, if any, in leasing additional aircraft manufactured by the Seller from a person or entity other than the Seller. The Buyer shall be entitled to lease any aircraft in addition to the Leased Aircraft from any person or entity other than the Seller; [*CTR*].

9.	PROPULSION SYSTEM MANUFACTURER

[*CTR*]

10.	PAYMENT OF AMOUNTS IN RESPECT OF PROPULSION SYSTEM

On the date of Closing of a Leased Aircraft, the Buyer agrees to pay (or cause to be paid) to the Seller, as a condition to the delivery of such Leased Aircraft, [*CTR*].

11.	ASSIGNMENT

This Letter Agreement and the rights and obligations of the parties will be subject to the provisions of Clause 21 of the Agreement; provided, however, this Letter Agreement may not be assigned by the Buyer under either Clause 21.5 or 21.6 without the express written consent of the Seller, which the Seller may withhold in its sole discretion.

12.	CONFIDENTIALITY

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This Letter Agreement is subject to the terms and conditions of Clause 22.11 of the Agreement.

13.	COUNTERPARTS

This Letter Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

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If the foregoing correctly sets forth your understanding, please execute the original and one (1) copy hereof in the space provided below and return a copy to the Seller.

Very truly yours,

AIRBUS S.A.S.

By:	/s/ John J. Leahy
Name:	John J. Leahy
Title:	Chief Operating Officer Customers

Accepted and Agreed

AMERICAN AIRLINES, INC.

By:	/s/ Thomas W. Horton
Name:	Thomas W. Horton
Title:	President

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EXHIBIT A

FORM OF LEASE AGREEMENT

*

CONFIDENTIAL: Annexes B and C of this Lease Are

Subject to Restrictions on Dissemination Set Forth in Section 10.4 of the Participation

Agreement (as defined herein)

LEASE AGREEMENT ([YEAR] MSN [MSN])

dated as of

[Date]

between

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,

not in its individual capacity, except as expressly

provided herein, but solely as Owner Trustee,

as Lessor

and

AMERICAN AIRLINES, INC.,

as Lessee

Covering One Airbus [Model] Aircraft

(Generic Manufacturer and Model AIRBUS [Generic Model])

TO THE EXTENT, IF ANY, THAT THIS LEASE AGREEMENT CONSTITUTES CHATTEL PAPER (AS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE AGREEMENT MAY BE PERFECTED THROUGH DELIVERY OR POSSESSION OF ANY COUNTERPART OF THIS LEASE AGREEMENT OTHER THAN THE ORIGINAL COUNTERPART, WHICH SHALL BE THE COUNTERPART THAT CONTAINS THE RECEIPT EXECUTED BY LESSOR ON THE SIGNATURE PAGE THEREOF.

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(continued)

EXHIBITS, ANNEXES AND SCHEDULES

EXHIBIT A	–	FORM OF LEASE SUPPLEMENT
ANNEX A	–	DEFINITIONS
ANNEX B	–	RETURN CONDITIONS
ANNEX C	–	MID-TERM INSPECTION RECORDS LIST

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LEASE AGREEMENT ([YEAR] MSN [MSN])

This LEASE AGREEMENT ([YEAR] MSN [MSN]) (as amended, modified or supplemented from time to time, this “Lease”), dated as of [            ], [YEAR], between WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee (herein in such capacity, together with its successors and permitted assigns, “Lessor” or “Owner Trustee”, and in its individual capacity, together with its successors and permitted assigns, “Trust Company”), and AMERICAN AIRLINES, INC., a Delaware corporation (together with its successors and permitted assigns, “Lessee”).

RECITALS:

Lessee wishes to lease the Aircraft from Lessor, and Lessor wishes to lease the Aircraft to Lessee, on the terms and subject to the conditions provided herein.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the agreements contained in the other Operative Documents and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Unless the context otherwise requires, all capitalized terms used herein and not otherwise defined herein shall have the meanings set forth, and shall be construed and interpreted in the manner described, in Annex A hereto for all purposes of this Lease.

Section 2. Leasing of Aircraft. (a) Lessor hereby agrees (subject to satisfaction or waiver of the conditions set forth in Sections 4.1 and 4.2 of the Participation Agreement) to lease to Lessee hereunder, and Lessee hereby agrees (subject to satisfaction or waiver of the conditions set forth in Section 4.3 of the Participation Agreement) to lease from Lessor hereunder, the Aircraft, as evidenced by the execution by Lessor and Lessee of Lease Supplement No. 1 covering the Aircraft.

(b) On the Delivery Date, subject to Lessee’s acceptance of the Aircraft, Lessee will take possession of the Aircraft “AS-IS, WHERE-IS AND WITH ALL FAULTS.”

Section 3. Term and Rent.

(a) Term. The Basic Term for the lease of the Aircraft hereunder shall commence on the Delivery Date and shall end on the Lease Expiry Date, or such earlier date on which this Lease is terminated in accordance with the provisions hereof.

(b) Basic Rent. Lessee hereby agrees to pay to Lessor Basic Rent in advance for the Aircraft throughout the Term in installments, the first installment of which shall be due and payable on the Delivery Date, and the remaining installments of which shall be due and payable on the other Lease Period Dates, in the amounts computed as provided in Schedule A to Lease Supplement No. 1 for the Basic Term (Basic Rent payable for any Renewal

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[Lease Agreement ([Year] MSN [MSN])]

Term, shall be as provided in Section 21). The installment of Basic Rent due and payable on the Delivery Date shall be allocable to the Lease Period commencing on the Delivery Date and ending on the day immediately preceding the following Lease Period Date. Each other installment of Basic Rent is allocable to the Lease Period beginning on the Lease Period Date on which such installment is due and payable.

(c) Supplemental Rent. Lessee also agrees to pay to Lessor, or to whomsoever shall be entitled thereto, any and all Supplemental Rent promptly as the same shall become due and owing, and in the event of any failure on the part of Lessee to pay any Supplemental Rent, Lessor shall, subject to Section 15, have all rights, powers and remedies provided for herein, in equity or law, as in the case of nonpayment of Basic Rent. In addition, Lessee will pay as Supplemental Rent, on demand, to the extent permitted by applicable Law, an amount equal to interest at the Overdue Rate on any part of any installment of Basic Rent not paid when due for any period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due or demanded, as the case may be, for the period until the same shall be paid.

(d) Payments in General. All payments of Rent shall be made in Dollars by wire transfer of immediately available funds not later than 1:00 p.m. (New York time) on the date of payment, to Lessor to the account set forth on Annex B to the Participation Agreement (or such other account in the United States of Lessor as Lessor directs by written notice to Lessee at least 10 Business Days prior to the date such payment of Rent is due, or, in the case of Supplemental Rent expressly payable to a Person other than Lessor, to the Person that shall be entitled thereto to such account in the United States as such Person directs by written notice to Lessee at least 10 Business Days prior to the date such payment of Rent is due). If any Rent is due on a day that is not a Business Day, such Rent shall be paid on the next succeeding Business Day with the same force and effect as if paid on the scheduled date of payment, and no interest shall accrue on the amount of such payment from and after such scheduled date to the time of payment on such next succeeding Business Day.

Section 4. Lessor’s Representations, Warranties and Covenants.

(a) Disclaimer. NONE OF OWNER TRUSTEE, TRUST COMPANY OR OWNER PARTICIPANT (IN EACH CASE, IN ITS CAPACITY AS SUCH) MAKES OR SHALL BE DEEMED TO HAVE MADE HEREIN ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE AIRWORTHINESS, VALUE, CONDITION, WORKMANSHIP, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY ENGINE OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, OR AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY ENGINE OR ANY PART THEREOF, except that nothing set forth in this subsection (a) shall (x) derogate from the representations and warranties made by Owner Trustee, Trust Company or Owner Participant in or pursuant to any Operative Document or (y) be construed as a waiver by Lessee of any warranty or other claim against any manufacturer, supplier, dealer, contractor, subcontractor or other Person.

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[Lease Agreement ([Year] MSN [MSN])]

(b) U.S. Citizenship. Lessor at all times will be a Citizen of the United States to permit registration of the Aircraft with the FAA. Trust Company represents and warrants that it is a Citizen of the United States. Owner Trustee represents and warrants that it is a Citizen of the United States.

(c) Quiet Enjoyment. Lessor covenants that, except as expressly permitted by Section 15 following an Event of Default that has occurred and is continuing, notwithstanding anything herein or in any other Operative Document to the contrary, neither Lessor nor any Person claiming by, through or under Lessor shall (i) discharge the registration with the International Registry of the International Interests arising with respect to the Lease, (ii) transfer the right to discharge any of such International Interests to any other Person or cause any such right to be so transferred (except (x) in connection with a Transfer permitted by Section 8.1 of the Participation Agreement, or (y) in the case of any Back-Leveraging Transaction, to the Back-Leveraging Party, but only if, as a precondition to such transfer, the Back-Leveraging Party shall have agreed in writing for the benefit of Lessee not to transfer, during the Term, such right to discharge further except in connection with an exercise of remedies at such time that an Event of Default has occurred and is continuing or unless such right is transferred back to Lessor in connection with the release of the applicable security interest), or (iii) take or cause to be taken any action inconsistent with Lessee’s rights under this Lease and its right to quiet enjoyment of the Aircraft, the Airframe, any Engine or any Part, or otherwise in any way interfere with or interrupt the use, operation and continuing possession of the Aircraft, the Airframe, any Engine or any Part by Lessee or any sublessee, assignee or transferee under any sublease, assignment or transfer then in effect and permitted by the terms of this Lease.

(d) Lien Lifting. Lessor agrees that (i) it shall promptly, at its own cost and expense, take such action as may be necessary duly to discharge and satisfy in full any Lessor’s Lien attributable to it if the same shall arise at any time (by bonding or otherwise, so long as Lessee’s operation and use of the Aircraft is not impaired); provided that Lessor may, for a period of not more than 60 days, contest any such Lessor’s Lien diligently and in good faith by appropriate proceedings so long as such contest does not involve any material risk of the sale, forfeiture or loss of or loss of use of the Airframe or any Engine or any material risk of criminal penalties or material civil penalties being imposed on Lessee, and (ii) it shall indemnify and hold harmless Lessee from and against any loss, cost, expense or damage (including reasonable legal fees and expenses) that may be suffered or incurred by Lessee as a result of a failure by Lessor to promptly discharge or satisfy in full any such Lessor’s Lien.

(e) Warranties. Lessor agrees that, so long as no Event of Default shall have occurred and be continuing, Lessee shall have the benefit of and shall be entitled to enforce, either in its own name or in the name of Lessor for the use and benefit of Lessee, any and all warranties of any Person (whether express or implied) in respect of the Aircraft, the Airframe, any Engine or any Part, and Lessor agrees to execute and deliver such further documents and take such further action, as may be reasonably requested by Lessee and at Lessee’s cost and

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[Lease Agreement ([Year] MSN [MSN])]

expense, as may be necessary to enable Lessee to obtain such warranty service or the benefits of any such warranty as may be furnished for the Aircraft, Airframe, any Engine or any Part by such Person. Lessor hereby appoints and constitutes Lessee, except at such times as an Event of Default shall have occurred and be continuing, its agent and attorney-in-fact during the Term to assert and enforce, from time to time, in the name and for the account of Lessor and Lessee, as their interests may appear, but in all cases at the cost and expense of Lessee, whatever claims and rights Lessor may have against such Person.

(f) Lessor’s Interest in Certain Engines. Lessor hereby agrees, for the benefit of the lessor, conditional vendor or secured party of any airframe or any engine leased, purchased or owned by Lessee (or any Permitted Sublessee) subject to a lease, conditional sale or other security agreement, that Lessor will not acquire or claim, as against such lessor, conditional vendor or secured party, any right, title or interest in any engine or engines as the result of such engine or engines being installed on the Airframe at any time while such engine or engines are subject to such lease, conditional sale or other security agreement, provided however, that such agreement of Lessor shall not be for the benefit of any lessor, conditional vendor or secured party of any airframe or any engine leased, purchased or owned by Lessee (or any Permitted Sublessee) subject to a lease, conditional sale or other security agreement, unless such lessor, conditional vendor, or secured party has expressly agreed (which agreement may be contained in such lease, conditional sale or other security agreement) that neither it nor its successors or assigns will acquire or claim, as against Lessor, any right, title or interest in an Engine as a result of such Engine being installed on such airframe subject to such lease, conditional sale or security agreement.

(g) Title Transfers by Lessor. If Lessor shall be required to transfer title to the Aircraft or any Engine to Lessee or its designee pursuant to this Lease, (i) Lessor will (A) transfer to Lessee or its designee, without recourse or warranty (except as to the absence of Lessor’s Liens and Liens of the type described in Section 6(h)), all of Lessor’s right, title and interest in and to such Aircraft or Engine, free and clear of all right, title and interest of Lessor and of Lessor’s Liens and Liens of the type described in Section 6(h), all in AS-IS WHERE-IS condition, (B) at Lessee’s expense, execute and deliver such bills of sale (and any such bill of sale shall be in such form as will qualify as a “contract of sale” pursuant to Article V of the Aircraft Protocol) and other documents and instruments of transfer (including consents to appropriate registrations with the International Registry), all in form and substance reasonably satisfactory to Lessee, as Lessee shall reasonably request to evidence (on the public record or otherwise) such transfer and the vesting in Lessee or its designee of all of Lessor’s right, title and interest in and to such Aircraft or Engine and (C) take such actions as may be required to be taken by Lessor so that the transfer of such Aircraft or Engine to Lessee or its designee shall be registered as a Sale on the International Registry, (ii) Lessor will assign (to the extent freely assignable) to Lessee or its designee all of Lessor’s rights in any available warranties with respect to such Aircraft or Engine and (iii) Lessor will assign (to the extent freely assignable) to Lessee or its designee, pursuant to an assignment agreement in form and substance reasonably satisfactory to Lessee, all of its right, title and interest in and to claims against third Persons relating to such Aircraft or Engine.

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[Lease Agreement ([Year] MSN [MSN])]

(h) Vesting of Title. Lessor agrees that in each instance in which this Lease provides that title to the Aircraft, any Engine, engine, Part or Obsolete Part shall be transferred to or vest in Lessee, title to such Aircraft, Engine, engine, Part or Obsolete Part shall vest in Lessee free and clear of all right, title and interest of Lessor, Lessor’s Liens and Liens of the type described in Section 6(h), and Lessor shall do all acts necessary to discharge all such Liens and other rights held by it in such Aircraft, Engine, engine, Part or Obsolete Part.

Section 5. Return of Aircraft. Lessee hereby agrees to comply with the Return Conditions regarding return of the Aircraft to Lessor. In addition, Lessee agrees, in connection with any return of the Aircraft hereunder, to pay on the Return Date the amounts payable pursuant to Annex B, if any. All references in this Lease or elsewhere in any other Operative Document to this Section 5 shall be deemed to refer also to Annex B.

Section 6. Liens. Lessee will not, directly or indirectly, create, incur, assume or suffer to exist any Lien on or with respect to the Airframe or any Engine, title thereto or any interest therein or in this Lease except:

(a) the respective rights of the parties to the Operative Documents as provided therein;

(b) the rights of others under agreements or arrangements to the extent expressly permitted by this Lease;

(c) Lessor’s Liens;

(d) Liens for Taxes that either are not yet overdue or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine, title thereto or any interest therein or any material risk of criminal liability or material civil penalty against Lessor or Owner Participant;

(e) materialmen’s, mechanics’, workers’, landlord’s, repairmen’s, employees’ or other like Liens arising in the ordinary course of business (including those arising under maintenance agreements entered into in the ordinary course of business) securing obligations that either are not yet overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine, title thereto or any interest therein or any material risk of criminal liability or material civil penalty against Lessor or Owner Participant;

(f) Liens (other than Liens for Taxes) arising out of any judgment or award (i) for 60 days after the entry of such judgment or award, provided that during such 60-day period there is no material risk of the sale, forfeiture or loss of the Airframe or any Engine, title thereto or any interest therein or any material risk of criminal liability or material civil penalty against Lessor or Owner Participant, or (ii) during an appeal or other proceeding for review regarding such judgment or award with respect to which there shall have been secured a stay of execution pending such appeal or review;

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[Lease Agreement ([Year] MSN [MSN])]

(g) salvage or similar rights of insurers under insurance policies maintained pursuant to Section 11;

(h) the respective rights of the financing parties under any financing arrangements entered into by Lessor or Owner Participant with respect to the Aircraft at any time, including, without limitation arrangements permitted by Section 8.3 of the Participation Agreement;

(i) Liens approved in writing by Lessor; and

(j) any other Lien with respect to which Lessee shall have provided cash collateral or other security adequate in the reasonable opinion of Lessor.

Liens described in clauses (a) through (j) above are referred to as “Permitted Liens”. Lessee will promptly take (or cause to be taken) such action as may be necessary duly to discharge (by bonding or otherwise) any Lien not excepted above if the same shall arise at any time.

Section 7. Registration, Maintenance and Operation; Possession; Insignia.

(a) Registration, Maintenance and Operation. Lessee, at its expense, shall:

(i) subject to the further provisions of this Section 7, cause the Aircraft to remain duly registered at the FAA in the name of Lessor, as owner, except:

(A) as otherwise required by the Transportation Code, or

(B) to the extent that such registration cannot be maintained (x) because of the failure of Lessor or Owner Participant to comply with the citizenship or other eligibility requirements for registration of aircraft under the Transportation Code or with Section 6.3.1 or 6.4.4 of the Participation Agreement or (y) because of the failure by Lessor or Owner Participant to execute and deliver, upon request of Lessee, any documents required for the renewal of such registration;

provided that Lessor and Owner Participant shall execute and deliver all such documents as may be required by the FAA from time to time for the purpose of effecting and continuing such registration, and shall not register the Aircraft or permit the Aircraft to be registered under any laws other than the United States at any time except as provided in the following proviso; and provided, further, that Lessee may at any time, with the prior written consent of Owner Participant (such consent not to be unreasonably withheld), subject to satisfaction of the Re-registration Conditions or waiver of any thereof by Owner Participant, cause the Aircraft or permit the Aircraft to be registered under the applicable statutes of any country in which a Permitted Sublessee could be based, in the name of Lessor or, if required by applicable Law, in the name of any other Person, and

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[Lease Agreement ([Year] MSN [MSN])]

Lessor and Owner Participant shall cooperate with Lessee’s reasonable requests in effecting and continuing such foreign registration, and Lessee shall maintain such registration unless and until the Aircraft is re-registered in accordance with this Section 7;

(ii) cause the Aircraft to be maintained, serviced, repaired, reconditioned, overhauled, stored and tested in accordance with Lessee’s maintenance program for aircraft of the same make and model, which shall be an FAA Part 121 approved program (the “Maintenance Program”) (or, if the Aircraft is then registered in accordance with the terms of the Operative Documents in another country or shall be subleased to a Permitted Sublessee, in each case in accordance with the terms of this Lease, an Approved Program) and, except during any Sublease Period, in the same manner and with the same care used by Lessee with respect to comparable [A319/320/321]1 aircraft and engines owned or operated by Lessee and utilized in similar circumstances (and, during any Sublease Period, by a maintenance performer appropriately approved by the FAA or EASA of recognized standing, experience and facilities to perform the relevant work on aircraft of the same make and model as the Aircraft and in the same manner and with the same care used by the Permitted Sublessee with respect to comparable [A319/320/321]2 aircraft and engines owned or operated by the Permitted Sublessee and utilized in similar circumstances) so as to keep the Aircraft in the same operating condition as when delivered to Lessee hereunder (ordinary wear and tear excepted);

(iii) cause the Aircraft to be kept in such condition as may be necessary to enable an airworthiness certification of the Aircraft to be maintained in good standing at all times (other than during temporary periods of storage of not more than 90 calendar days in accordance with applicable regulations or during periods of grounding by applicable governmental authorities, except where such periods of grounding are the result of the failure by Lessee to maintain the Aircraft as otherwise required herein) under the Transportation Code or the applicable laws of any other jurisdiction in which the Aircraft may then be registered;

(iv) cause all records, logs and other documentation with respect to the Aircraft to be maintained as required by the FAA or the applicable central authority of the jurisdiction where the Aircraft is registered to be maintained in respect of the Aircraft (all such records, logs and other documentation to be maintained in the English language);

(v) maintain and update a one-way cross-reference table indicating for each of the Maintenance Program tasks the corresponding MPD reference task (if any); and

[1]	Specific aircraft type to be specified in each Lease.

[2]	Specific aircraft type to be specified in each Lease.

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[Lease Agreement ([Year] MSN [MSN])]

(vi) cause to be furnished to Lessor (A) such information that is readily available without undue expense as may be reasonably requested by Lessor to enable Lessor to file any reports, filings or statements required to be filed by Lessor with the FAA (or the aeronautical authority of the country of registry of the Aircraft if the Aircraft is not registered under the laws of the United States) because of Lessor’s interest in the Aircraft, and (B) such other information concerning the location, condition, use and operation of the Aircraft as Lessor may reasonably request.

Lessee agrees that it will comply with all mandatory airworthiness directives issued by the FAA (or the appropriate authorities in the jurisdiction where the Aircraft is registered) (each, an “AD” and collectively, “ADs”) in respect of the Aircraft which require compliance no later than the last day of the Term, as and to the extent required by such ADs and the Maintenance Program prior to such date. Lessee shall not be required to comply with any manufacturer service bulletins, except as and to the extent required by the Maintenance Program prior to the last day of the Term.

The Aircraft will not be maintained, used or operated in violation of any law, rule, regulation or order of any government or governmental authority having jurisdiction in any country in which the Aircraft is flown, or in violation of any AD, license or registration relating to the Aircraft issued by any such authority; provided that Lessee may in good faith contest the validity or application of any such law, rule, regulation, order, airworthiness certificate, license or registration or any AD referred to in the immediately preceding paragraph in any reasonable manner which does not materially adversely affect Lessor or Owner Participant or their respective interests in the Aircraft or any Operative Document, or involve any material risk of criminal liability or material civil penalty against Lessor or Owner Participant; and provided, further, that Lessee shall not be in default under this sentence if it is not possible for Lessee to comply with the laws of a jurisdiction other than the United States (or other than any jurisdiction in which the Aircraft is then registered) because of a conflict with the applicable laws of the United States (or such jurisdiction in which the Aircraft is then registered) in which event Lessee shall use its reasonable best efforts to cause the Aircraft to be removed, as soon as practicable, from the jurisdiction other than the United States (or other than the jurisdiction in which the Aircraft is then registered) creating the conflict or take such other reasonable action (including, if necessary, changing the registration of the Aircraft unless the Aircraft is then registered in the United States), as soon as practicable, as may be necessary to avoid the conflict.

Lessee may operate or allow the Aircraft to be operated anywhere in the world, except that Lessee agrees not to operate or locate the Aircraft, or suffer the Aircraft to be operated or located:

(A) in any area excluded from coverage by any insurance required by the terms of Section 11, except in the case of a requisition for use by the U.S. government where Lessee obtains indemnity in lieu of such insurance from the U.S. government against the risks and in the amounts required by Section 11 covering such area, or

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(B) in any war zone or recognized or, in Lessee’s reasonable judgment, threatened area of hostilities unless covered by war risk insurance or unless the Aircraft is operated or used under contract with the U.S. government under which contract the U.S. government assumes liability for loss of, damage to, or loss of use of, the Aircraft and for injury to persons or damage to property of others.

(b) Possession. Lessee will not, without the prior written consent of Lessor, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Airframe or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe; provided that Lessee or a Person permitted to be in possession of the Aircraft, the Airframe or any Engine may, without the prior consent of Lessor:

(i) [Intentionally Left Blank.]

(ii) deliver possession of the Airframe or any Engine to any Person for testing, service, repair, reconditioning, restoration, storage, maintenance, overhaul work or other similar purposes or for alterations, modifications or additions to the Airframe or such Engine to the extent required or permitted by the terms of this Lease;

(iii) transfer possession of the Airframe or any Engine to the U.S. government pursuant to a sublease, contract or other instrument, a copy of which shall be furnished to Lessor; provided that the term of such sublease (including, without limitation, any option of the sublessee to renew or extend) or the term of possession under such contract or other instrument shall not continue beyond the end of the Basic Term or any Renewal Term then in effect or any Renewal Term that Lessee has irrevocably notified Lessor that it will exercise;

(iv) subject the Airframe or any Engine to the CRAF Program or transfer possession of the Airframe or any Engine at any time to the U.S. government or any instrumentality or agency thereof in accordance with applicable laws, rulings, regulations or orders (including, without limitation, the CRAF Program); provided that Lessee (A) shall promptly notify Lessor upon transferring possession of the Airframe or any Engine pursuant to this clause (iv) and (B) in the case of a transfer of possession pursuant to the CRAF Program, within 60 days thereof, shall notify Lessor of the name, address and phone number of the responsible Contracting Office Representative for the Air Mobility Command of the U.S. Air Force or other appropriate Person to whom notices must be given with respect to such Airframe or Engine;

(v) install an Engine on an airframe owned by Lessee free and clear of all Liens except Permitted Liens and those which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety);

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(vi) install an Engine on an airframe leased, purchased or owned by Lessee subject to a lease, conditional sale or other security agreement; provided that (A) such airframe is free and clear of all Liens except (1) the rights of the parties to the lease or conditional sale or other security agreement covering such airframe and (2) Liens of the type permitted by clause (v) above and (B) either (1) there shall have been obtained from the lessor, conditional vendor or secured party of such airframe a written agreement (which may be the lease or conditional sale or other security agreement covering such airframe), in form and substance satisfactory to Lessor (it being understood that an agreement from such lessor, conditional vendor or secured party substantially in the form of Section 4(f) shall be deemed to be satisfactory to Lessor) whereby such lessor, conditional vendor or secured party expressly agrees that it will not acquire or claim any right, title or interest in any Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to this Lease or title thereto is held by Lessor or (2) such lease, conditional sale or other security agreement effectively provides that such Engine shall not become subject to the Lien of such lease, conditional sale or other security agreement at any time while such Engine is subject to this Lease or title thereto is held by Lessor, notwithstanding the installation thereof on such airframe;

(vii) install an Engine on an airframe owned by Lessee, leased to Lessee or owned by Lessee subject to a conditional sale or other security agreement under circumstances where neither clause (v) nor clause (vi) is applicable; provided that, if such installation shall divest Lessor’s title to such Engine, such installation shall be deemed an Event of Loss with respect to such Engine and Lessee shall comply with Section 8(d) in respect thereof, it being understood that Lessor does not intend hereby to waive any right or interest it may have to or in such Engine under applicable law until compliance by Lessee with such Section 8(d); and

(viii) sublease any Engine or the Airframe and Engines or engines then installed on the Airframe; provided that (A) such sublease will be to a Permitted Sublessee; (B) the sublessee is not then subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding and shall not have substantially all of its property in the possession of any liquidator, trustee, receiver or similar person; (C) the term of such sublease (including, without limitation, any option of the sublessee to renew or extend) shall not continue beyond the end of the Basic Term or any Renewal Term then in effect or any Renewal Term that Lessee has irrevocably notified Lessor that it will exercise; (D) such sublease shall require the sublessee to maintain such Engine or such Airframe and Engines, as the case may be (or cause such Engine or such Airframe and Engines, as the case may be, to be maintained) pursuant to an Approved Program and otherwise in compliance with the terms of this Lease; and (E) Lessor and Owner Participant shall have received assurances reasonably satisfactory to the Owner Participant to the effect that the insurance provisions of the Lease shall have been complied with after giving effect to such sublease;

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provided that the rights of any transferee who receives possession by reason of a transfer permitted by this subsection (b) (other than the transfer of an Engine which is deemed an Event of Loss) shall be, during the period of such possession, subject and subordinate to, and any sublease permitted by this subsection (b) shall be made expressly subject and subordinate to, all the terms of this Lease, including, without limitation, Lessor’s rights to repossession pursuant to Section 15 and to avoid and terminate such sublease upon the occurrence of an Event of Default, and Lessee shall in all events remain primarily liable hereunder for the performance and observance of all the terms and conditions of this Lease (including, without limitation, the terms and conditions set forth in Section 7(a)(ii) and Section 11) to the same extent as if such sublease or transfer had not occurred, and that any such sublease shall provide that (except with respect to a sublease to a Permitted Sublessee described in clause (i) of the definition thereof) the sublessee may not further sub-sublease the Aircraft. No sublease or other relinquishment of possession of the Airframe or any Engine shall in any way discharge or diminish any of Lessee’s obligations to Lessor hereunder. Lessee shall, prior to entering into a sublease of the Airframe or Engines, notify Lessor of the identity of the sublessee and the term of such sublease, and provide Lessor with a copy of such sublease; provided that the identity of the sublessee and the existence and terms of such sublease shall be Confidential Information and shall be held by Lessor in accordance with the provisions of Section 23. Any sublease having a term (including available renewal terms) in excess of 12 months shall be assigned to Lessor as additional security for the obligations of Lessee hereunder (such assignment to be on such terms and subject to such conditions (including the making of registrations with the International Registry and filings and notifications with the FAA or other applicable governmental authority) as shall be reasonably satisfactory to Lessor and Lessee).

Lessor acknowledges that any “wet lease” or other similar arrangement under which Lessee maintains operational control of the Aircraft shall not constitute a delivery, transfer or relinquishment of possession for purposes of this subsection (b). No “wet lease” will extend beyond the Basic Term or any Renewal Term then in effect or any Renewal Term that Lessee has irrevocably notified Lessor that it will exercise.

(c) Insignia. No later than 30 days following the Delivery Date, Lessee shall affix and shall thereafter during the Term maintain in the cockpit of the Airframe adjacent to the airworthiness certificate therein and (if not prevented by applicable law or regulations or by any governmental authority) on each Engine a metal nameplate bearing the legible inscription “TITLE TO THIS AIRCRAFT/ENGINE IS HELD BY WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS OWNER TRUSTEE, AS LESSOR, WHICH HAS LEASED THIS AIRCRAFT/ENGINE TO AMERICAN AIRLINES, INC.”, such nameplate to be replaced, if need be, with a nameplate reflecting the name of any successor Owner Trustee. Except as provided above, Lessee will not allow the name of any Person to be placed on the Airframe or on any Engine as a designation that constitutes a claim of ownership; provided that nothing herein contained shall prohibit Lessee from placing its customary colors and insignia (and those of any code-sharing partner or the oneworld global alliance or any member thereof) on such Airframe or Engine or displaying information concerning the registration of the Aircraft.

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Section 8. Replacement and Pooling of Parts; Alterations, Modifications and Additions; Substitution of Engines.

(a) Replacement of Parts. Lessee, at its own cost and expense, will promptly replace or cause to be replaced all Parts which may from time to time be incorporated or installed in or attached to the Airframe or any Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in subsection (c) or if the Airframe or any Engine to which a Part relates has suffered an Event of Loss. In addition, Lessee may, at its own cost and expense, remove or cause to be removed in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided that Lessee, except as otherwise provided in subsection (c), will, at its own cost and expense, replace or cause to be replaced such Parts as promptly as practicable. All replacement parts shall be free and clear of all Liens (except for Permitted Liens) and shall as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts were in the condition and state of repair required by the terms hereof. Title to all Parts at any time removed from the Airframe or any Engine shall remain vested in Lessor, no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated or installed in or attached to the Airframe or any Engine and which meet the requirements for replacement parts specified above. Immediately upon any replacement part becoming incorporated or installed in or attached to the Airframe or any Engine as above provided, without further act, (i) title to the replaced Part shall thereupon vest in Lessee, free and clear of all right, title and interest of Lessor and of Lessor’s Liens and Liens of the type described in Section 6(h), and shall no longer be deemed a Part hereunder, (ii) title to such replacement part shall thereupon vest in Lessor free and clear of all Liens (except Permitted Liens) and (iii) such replacement part shall become subject to this Lease and be deemed part of the Airframe or such Engine, and a Part, for all purposes to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine.

(b) Pooling of Parts. Any Part removed from the Airframe or an Engine as provided in subsection (a) may be subjected by Lessee or a Person permitted hereunder to be in possession of the Aircraft to a pooling arrangement customary in the airline industry entered into in the ordinary course of Lessee’s or such other Person’s business; provided that a part replacing such removed Part shall be incorporated or installed in or attached to the Airframe or such Engine in accordance with subsection (a) as promptly as practicable after the removal of such removed Part, but in any case before the last day of the Term. In addition, any replacement Part when incorporated or installed in or attached to the Airframe or an Engine in accordance with subsection (a) may be owned by a third party subject to such a pooling arrangement; provided that Lessee, at its expense, as promptly thereafter as practicable, either (i) causes title to such replacement Part to vest in Lessor in accordance with subsection (a) by Lessee (or any such Person) acquiring title thereto for the benefit of, and transferring such title to, Lessor free and clear of all Liens (other than Permitted Liens) or (ii) replaces or causes to be replaced such replacement Part by incorporating or installing in or attaching to the Airframe or

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such Engine a further replacement Part owned by Lessee (or any such Person) free and clear of all Liens (other than Permitted Liens) and otherwise satisfying the requirements of subsection (a) above, and by causing title to such further replacement Part to vest in Lessor in accordance with subsection (a).

(c) Alterations, Modifications and Additions. Lessee will make or cause to be made such alterations and modifications in and additions to the Airframe, the Engines and the Parts as may be required from time to time to meet the applicable standards of the FAA or other applicable regulatory agency or body of the foreign jurisdiction in which the Aircraft is then registered as permitted by Section 7(a); provided that Lessee may in good faith contest the validity or application of any such standard in any reasonable manner which does not materially adversely affect Lessor, Owner Participant or their respective interests in the Aircraft or involve any material risk of criminal liability or material civil penalty against Lessor or Owner Participant. In addition, Lessee, at its own expense, may from time to time make or cause to be made such alterations and modifications in and additions to the Airframe, any Engine or any Part as Lessee may deem desirable in the proper conduct of its business, including without limitation, removal of Parts that Lessee deems to be obsolete or no longer suitable or appropriate for use on the Airframe or such Engine (such Parts, “Obsolete Parts”); provided that no such alteration, modification, addition or removal shall materially diminish the value (except as described in the last proviso of this sentence) or utility of the Airframe or such Engine, or impair the condition or airworthiness thereof, below the value, utility, condition and airworthiness thereof immediately prior to such alteration, modification, addition or removal assuming the Airframe or such Engine was then of the value and utility and in the condition and airworthiness required to be maintained by the terms of this Lease; provided that the value (but not the utility, condition or airworthiness) of the Aircraft may be reduced by the value of the Obsolete Parts which shall have been removed, if the aggregate value of all such Obsolete Parts removed from the Aircraft and not replaced in accordance with the terms of this Section 8 shall not exceed the amount specified in Schedule A to the Participation Agreement. Title to all Parts incorporated or installed in or attached or added to the Airframe or any Engine or Part as the result of such alteration, modification or addition shall, without further act, vest in Lessor. Lessor shall not be required under any circumstances to pay or compensate Lessee for any such alteration, modification or addition. Notwithstanding the foregoing, Lessee may, at any time during the Term, remove any Part; provided that (i) such Part is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached (or which should have been incorporated or installed in or attached) to the Airframe or such Engine at the time of delivery thereof to Lessee on the Delivery Date or any Part in replacement of, or substitution for, any such Part, (ii) such Part is not required to be incorporated or installed in or attached or added to such Airframe or Engine pursuant to the first sentence of this subsection (c) and (iii) such Part can be removed from the Airframe or such Engine without materially diminishing or impairing the value, utility, condition or airworthiness required to be maintained by the terms of this Lease which the Airframe or such Engine would have had at such time had such Part never been installed on the Airframe or such Engine. Upon the removal by Lessee of any Part as provided in the immediately preceding sentence or the removal of any Obsolete Part permitted by this subsection (c), title thereto shall, without further act, vest in Lessee, free and clear of all right, title and interest of Lessor and of Lessor’s Liens, and such Part shall no longer be deemed part of

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the Airframe or the Engine from which it was removed. Title to any Part not removed by Lessee as provided in such second preceding sentence prior to the return of the Airframe or such Engine to Lessor hereunder shall remain vested in Lessor.

(d) Substitution of Engines.

(i) Lessee shall have the right at its option at any time, so long as no Event of Default shall have occurred and be continuing, on at least 30 days’ prior notice to Lessor, to terminate this Lease with respect to any Engine by substituting a Replacement Engine for such Engine (it being understood that the Return Conditions shall apply, in lieu of this Section 8(d), to any substitutions that occur pursuant to Section I of Annex B). In addition, if an Event of Loss shall have occurred or shall have been deemed to have occurred pursuant to Section 7(b) or Section 10(d) with respect to an Engine (other than an Event of Loss that also includes the Airframe, in which event Section 10(a) shall apply), Lessee shall within 60 days of the occurrence of such Event of Loss and on at least five days’ prior notice to Lessor substitute a Replacement Engine for such Engine (any such Engine suffering such Event of Loss or being substituted pursuant to the first sentence of this paragraph, a “Replaced Engine”). Any such Replacement Engine will have value and utility at least equal to (but in any event without regard to the number of hours or cycles) the Replaced Engine (assuming that such Replaced Engine was of the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss); provided that, if any Replacement Engine is being substituted for a Replaced Engine pursuant to the first sentence of this paragraph, any such Replacement Engine will have value and utility at least equal to (taking into account the number of hours or cycles since new or overhaul, whichever is more recent) the Replaced Engine (assuming that such Replaced Engine was of the condition and repair required by the terms hereof immediately prior to such substitution). No Event of Loss with respect to an Engine shall result in any reduction in Basic Rent.

(ii) Prior to or at the time of any such substitution, Lessee shall:

(A) furnish Lessor with a warranty (as to title) bill of sale (which warranty shall except Permitted Liens) with respect to such Replacement Engine, which in the case of any such conveyance to which the Cape Town Treaty is applicable shall be in such form as will qualify as a “contract of sale” pursuant to Article V of the Aircraft Protocol;

(B) if the seller of such Replacement Engine is “situated in” a country that has ratified the Cape Town Treaty, cause the sale of such Replacement Engine to Lessor to be registered on the International Registry as a Sale (or, if the seller of such Replacement Engine is not situated in a country that has ratified the Cape Town Treaty, use reasonable efforts to cause the seller to register the sale of such Replacement Engine on the International Registry);

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(C) cause a Lease Supplement substantially in the form of Exhibit A, subjecting such Replacement Engine to this Lease, and duly executed by Lessee, to be delivered to Lessor for execution (and Lessor shall promptly execute such Lease Supplement) and, upon such execution, to be filed for recordation pursuant to the Transportation Code or, if necessary, pursuant to the applicable laws of such jurisdiction other than the United States in which the Aircraft is registered, as the case may be;

(D) cause the International Interest created pursuant to the Lease Supplement in favor of Lessor with respect to such Replacement Engine to be registered on the International Registry as an International Interest;

(E) furnish Lessor with such evidence of compliance with the insurance provisions of Section 11 with respect to such Replacement Engine as Lessor may reasonably request; and

(F) (x) if such Replacement Engine is being substituted for a Replaced Engine pursuant to the first sentence of Section 8(d)(i), furnish Lessor with a certificate of an aircraft engineer or appraiser (who may be an employee of Lessee) certifying that such Replacement Engine has a value and utility (taking into account the number of hours or cycles since new or overhaul, whichever is more recent) at least equal to, and is in as good operating condition as, the Engine so replaced assuming such Engine was in the condition and repair required by the terms hereof; and (y) if such Replacement Engine is being substituted for a Replaced Engine pursuant to the second sentence of Section 8(d)(i), furnish Lessor with a certificate of an aircraft engineer or appraiser (who may be an employee of Lessee) certifying that such Replacement Engine has a value and utility (but in any event without regard to the number of hours or cycles) at least equal to, and is in as good operating condition as, the Engine so replaced assuming such Engine was in the condition and repair required by the terms hereof.

Promptly following the recordation of the Lease Supplement covering such Replacement Engine pursuant to the Transportation Code (or pursuant to the applicable laws of the jurisdiction in which the Aircraft is registered) described in clause (C) and the registrations on the International Registry described in clauses (B) and (D), Lessee will cause to be delivered to Lessor an opinion of Aviation Counsel as to such recordation and registration.

(iii) Upon full compliance by Lessee with the terms of subsection (ii), Lessor will transfer to Lessee or its designee the Replaced Engine in accordance with Section 4(g). For all purposes hereof, each Replacement Engine shall, after delivery of the warranty (as to title) bill of sale with respect to such Replacement Engine to Lessor, be deemed part of the property leased hereunder, and be deemed an “Engine” as defined herein, and such Replaced Engine shall cease to be an Engine leased hereunder.

(e) Excluded Equipment. Lessee may install in, and remove from, the Aircraft any Excluded Equipment, and in any such case, Lessor will not acquire or claim any right, title or interest in any such Excluded Equipment as a result of its installation on the

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Aircraft; provided that in connection with any removal of Excluded Equipment, Lessee shall repair any damage to the Aircraft caused by such removal and shall restore the applicable areas from which such Excluded Equipment was removed to a serviceable condition appropriate for commercial passenger service by Lessee.

Section 9. [Intentionally Left Blank].

Section 10. Loss, Destruction, Requisition, etc.

(a) Event of Loss with Respect to the Airframe. Upon the occurrence during the Term of an Event of Loss with respect to the Airframe, Lessee shall within 15 days after such occurrence give Lessor notice of such Event of Loss, and Lessee shall, on the Loss Payment Date, pay, or cause to be paid, (A) to Lessor, the Stipulated Loss Value for the Aircraft and (B) to the Persons entitled thereto, all Supplemental Rent other than Stipulated Loss Value due and owing on such Loss Payment Date; provided that (x) if the Loss Payment Date is a Lease Period Date, Lessee shall have no obligation to pay the installment of Basic Rent that would otherwise be due and payable on such Lease Period Date and (y) if the Loss Payment Date is not a Lease Period Date, Lessee shall be entitled to credit against its obligation to pay Stipulated Loss Value the portion of the installment of Basic Rent allocable to the period from (and including) such Loss Payment Date to (but not including) the next succeeding Lease Period Date, or if no Lease Period Date succeeds such Loss Payment Date, the last day of the Term.

The “Loss Payment Date” with respect to an Event of Loss means the 90th day following the date of the occurrence of such Event of Loss.

In the event of payment in full of the Stipulated Loss Value for the Aircraft and all amounts payable pursuant to this Section 10(a):

(i) the obligation of Lessee to pay Basic Rent hereunder on any Lease Period Date occurring on or subsequent to the Loss Payment Date shall terminate;

(ii) the obligation of Lessee to pay Supplemental Rent (other than payments of Supplemental Rent for indemnities surviving pursuant to Section 7.3.1 of the Participation Agreement or to be made by Lessee in respect of liabilities and obligations of Lessee which have accrued but not been paid or which are in dispute as of the date of such payment) shall terminate;

(iii) the Term shall end; and

(iv) Lessor shall transfer the Aircraft to Lessee or its designee in accordance with Section 4(g).

(b) Payments with Respect to Events of Loss. Any payments (other than insurance proceeds, the application of which is provided for in Section 11) received at any time by Lessor or by Lessee from any governmental authority or other Person with respect to an Event of Loss to the Airframe or any Engine will be applied as follows:

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(i) if such payments are received with respect to the Airframe (or the Airframe and the Engines or engines installed on the Airframe), (A) such payments shall, after reimbursement of Lessor for costs and expenses, be applied in reduction of Lessee’s obligation to pay the Stipulated Loss Value and other amounts required to be paid by Lessee pursuant to subsection (a), if not already paid by Lessee or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of Stipulated Loss Value and such other amounts, and (B) the balance, if any, of such payment remaining thereafter will be apportioned between Lessee (or its designee) and Lessor as their interests may appear; and

(ii) if such payments are received with respect to an Event of Loss with respect to an Engine under circumstances contemplated by Section 8(d), such payments shall be paid over to, or retained by, Lessee or its designee; provided that, in the case of an Engine with respect to which an Event of Loss shall have occurred or shall have been deemed to have occurred pursuant to Section 7(b) or Section 10(d), Lessee shall have fully performed the terms of Section 8(d) with respect to the Event of Loss for which such payments are made.

(c) Requisition for Use of the Airframe Not Constituting an Event of Loss. In the event of the requisition for use by the U.S. government (including for this purpose any agency or instrumentality thereof), including, without limitation, pursuant to the CRAF Program, of the Airframe and the Engines or engines installed thereon during the Term not constituting an Event of Loss, Lessee shall promptly notify Lessor of such requisition, and all of Lessee’s obligations under this Lease with respect to the Aircraft shall (to the extent feasible with respect to obligations other than payment obligations) continue to the same extent as if such requisition had not occurred.

All payments received by Lessor or Lessee from the U.S. government for the use of the Airframe and such Engines or engines during the Term shall be paid over to, or retained by, Lessee or its designee; and all payments received by Lessor or Lessee from the U.S. government for the use of the Airframe and such Engines or engines after the Term shall be paid over to, or retained by, Lessor; provided that if such requisition constitutes an Event of Loss, then all such payments shall be applied as provided in Section 10(b).

(d) Requisition for Use by a Government of an Engine. In the event of the requisition for use by the U.S. government (including for this purpose any agency or instrumentality thereof), for a period in excess of 60 days, of any Engine (but not the Airframe) during the Term not constituting an Event of Loss, Lessee will replace such Engine hereunder by substituting another engine for such Engine in accordance with the terms of Section 8(d) to the same extent as if an Event of Loss had occurred with respect to such Engine, and any payments received by Lessor or Lessee from the U.S. government with respect to such requisition shall be paid over to, or retained by, Lessee or its designee.

(e) Application of Payments During Existence of Event of Default. Any amount referred to in subsection (b), subsection (c) or subsection (d) which is payable to Lessee or its designee shall not be paid to Lessee or its designee (or, if it has been previously

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paid directly to Lessee, shall not be retained by Lessee), if at the time of such payment an Event of Default shall have occurred and be continuing, but shall be paid to and held by Lessor pursuant to Section 22 as security for the obligations of Lessee under this Lease, and at such time as there shall not be continuing any such Event of Default such amount shall be paid to Lessee or its designee.

(f) Event of Loss with Respect to Engine. Upon the occurrence during the Term of an Event of Loss with respect to an Engine (other than an Event of Loss that also includes the Airframe, in which event Section 10(a) shall apply), the parties shall comply with the terms of Section 8(d) with respect thereto.

Section 11. Insurance.

(a) Aircraft Liability Insurance.

(i) Except as provided in clause (ii) of this subsection (a) and subject to self-insurance to the extent specified in subsection (c), Lessee will carry, or cause to be carried at no expense to the Specified Persons, aircraft liability insurance (including, but not limited to, bodily injury, personal injury and property damage liability, exclusive of manufacturer’s product liability insurance) and contractual liability insurance with respect to the Aircraft (x) in amounts per occurrence that are not less than the aircraft liability insurance applicable to similar aircraft and engines in Lessee’s fleet on which Lessee carries insurance (provided that such liability insurance (including self-insurance specified in subsection (c)) shall not be less than the amount per occurrence certified in the insurance report delivered to Lessor on the Delivery Date)3; (y) of the type usually carried by corporations engaged in the same or similar business, similarly situated with Lessee, and operating similar aircraft and engines and covering risks of the kind customarily insured against by Lessee; and (z) that is maintained in effect with insurers of recognized responsibility; provided that Lessee will carry, or cause to be carried, at no expense to the Specified Persons, aircraft liability war risk and allied perils insurance, if and only to the extent the same is maintained by Lessee with respect to other aircraft operated by Lessee on the same routes. Any policies of insurance carried in accordance with this subsection (a) and any policies taken out in substitution or replacement for any of such policies shall (A) name the Specified Persons as additional insureds; (B) subject to the conditions of clause (C) below, provide that, in respect of the interests of the Specified Persons in such policies, the insurance shall not be invalidated by any action or inaction of Lessee and shall insure the respective interests of the Specified Persons as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee; (C) provide that, except to the extent not provided for by the war risk and allied perils insurance provider, if such insurance is canceled for any reason whatsoever, or if any change is made in the policy that reduces the amount of insurance or the coverage certified in the insurance report delivered to the Specified Persons on the Delivery Date or if such insurance is allowed to lapse for

[3]	Amount to be certified shall be no less than [*CTR*]

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nonpayment of premium, such cancellation, change or lapse shall not be effective as to any Specified Person for 30 days (seven days, or such other period as is customarily available in the industry, in the case of any war risk or allied perils coverage) after receipt by such Specified Person of written notice from such insurers of such cancellation, change or lapse; (D) provide that the Specified Persons shall not have any obligation or liability for premiums, commissions, assessments or calls in connection with such insurance; (E) provide that the insurers shall waive any rights of (1) set-off, counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Specified Persons to the extent of any moneys due to the Specified Persons and (2) subrogation against the Specified Persons to the extent that Lessee has waived its rights by its agreements to indemnify the Specified Persons pursuant hereto or in the other Operative Documents; (F) be primary without right of contribution from any other insurance that may be carried by any Specified Person; and (G) expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured. In the case of a sublease or contract with the U.S. government in respect of the Aircraft or any Engine, or in the case of any requisition for use of the Aircraft or any Engine by the U.S. government, a valid agreement by the U.S. government to indemnify Lessee, or an insurance policy issued by the U.S. government, against any risks that Lessee is required hereunder to insure against shall be considered adequate insurance for purposes of this subsection (a) to the extent of the risks (and in the amounts) that are the subject of such indemnification or insurance. The insurance provisions set forth above for the benefit of the Specified Persons shall only apply to the extent that Lessee has agreed to indemnify such Specified Person pursuant to the Operative Documents or a consent and acknowledgement referred to in Section 8.3.2(b) of the Participation Agreement and then only in such Specified Person’s capacity as Lessor, Trust Company, Owner Participant or Back-Leveraging Indemnified Person, as applicable. To the extent that the war-risk and allied perils insurance provider does not provide for provision of direct notice to Specified Persons of cancellation, change or lapse in the insurance required hereunder, Lessee hereby agrees that upon receipt of notice of any thereof from such insurance provider it shall give the Specified Persons immediate notice of each cancellation or lapse of, or material change to, such insurance.

(ii) During any period that the Airframe or an Engine, as the case may be, is on the ground and not in operation, Lessee may carry or cause to be carried as to such non-operating Airframe or Engine, in lieu of the insurance required by clause (i) above, and subject to self-insurance to the extent specified in subsection (c), insurance otherwise conforming with the provisions of said clause (i) except that: (A) the amounts of coverage shall not be required to exceed the amounts of airline liability insurance from time to time applicable to airframes or engines owned or leased by Lessee of the same type as such non-operating Airframe or Engine and that are on the ground and not in operation and (B) the scope of the risks covered and the type of insurance shall be the same as from time to time applicable to airframes or engines owned or leased by Lessee of the same type as such non-operating Airframe or Engine and that are on the ground and not in operation.

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(b) Insurance Against Loss or Damage to Aircraft.

(i) Except as provided in clause (ii) of this subsection (b), and subject to self-insurance to the extent specified in subsection (c), Lessee shall maintain, or cause to be maintained, in effect with insurers of recognized responsibility, at no expense to the Specified Persons, all-risk aircraft hull insurance covering the Aircraft and all-risk coverage with respect to any Engines or Parts while removed from the Aircraft (including, without limitation, war risk and allied perils insurance if and to the extent the same is maintained by Lessee or, in the case of a sublease to a Permitted Sublessee, such Permitted Sublessee, with respect to other aircraft operated by Lessee or such Permitted Sublessee, as the case may be, on the same routes) that is of the type usually carried by corporations engaged in the same or similar business and similarly situated with Lessee; provided that (x) such insurance (including self-insurance specified in subsection (c)) will at all times while the Aircraft is subject to this Lease be for an amount not less than the Stipulated Loss Value for the Aircraft from time to time and (y) such insurance need not cover an Engine while attached to an airframe not owned, leased or operated by Lessee. Any policies carried in accordance with this subsection (b) and any policies taken out in substitution or replacement for any such policies shall (A) provide that any insurance proceeds up to an amount equal to the Stipulated Loss Value, payable for any loss or damage constituting an Event of Loss with respect to the Aircraft, and any insurance proceeds in excess of the Insurance Threshold Amount, up to the amount of the Stipulated Loss Value, for any loss or damage to the Aircraft (or Engines) not constituting an Event of Loss with respect to the Aircraft, shall be paid to the Loss Payee, and that all other amounts shall be payable to Lessee or its designee unless the insurer shall have received notice that an Event of Default exists, in which case all insurance proceeds for any loss or damage to the Aircraft (or Engines) up to the Stipulated Loss Value shall be payable to the Loss Payee; (B) subject to the conditions of clause (C) below, provide that, in respect of the interests of the Specified Persons in such policies, the insurance shall not be invalidated by any action or inaction of Lessee and shall insure their respective interests as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee; (C) provide that, except to the extent not provided by the war risk and allied perils insurance provider, if such insurance is canceled for any reason whatsoever, or if any change is made in the policy that reduces the amount of insurance or the coverage certified in the insurance report delivered to the Specified Persons on the Delivery Date or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to any Specified Person for 30 days (seven days, or such other period as is customarily available in the industry, in the case of any war risk or allied perils coverage) after receipt by such Specified Person of written notice from such insurers of such cancellation, change or lapse; (D) provide that the Specified Persons shall not have any obligation or liability for premiums, commissions, assessments or calls in connection with such insurance; (E) provide that the insurers shall waive any rights of (1) set-off, counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Specified Persons to the extent of any moneys due to the Specified Persons and (2) subrogation against the Specified Persons to the extent that Lessee has

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waived its rights by its agreements to indemnify the Specified Persons pursuant hereto or in the other Operative Documents; and (F) be primary without right of contribution from any other insurance that may be carried by any Specified Person. In the case of a sublease or contract with the U.S. government in respect of the Aircraft or any Engine, or in the case of any requisition for use of the Aircraft or any Engine by the U.S. government, a valid agreement by the U.S. government to indemnify Lessee, or an insurance policy issued by the U.S. government, against any risks that Lessee is required hereunder to insure against shall be considered adequate insurance for purposes of this subsection (b) to the extent of the risks (and in the amounts) that are the subject of such indemnification or insurance. The insurance provisions set forth above for the benefit of the Specified Persons shall only apply to the extent that Lessee has agreed to indemnify such Specified Person pursuant to the Operative Documents or a consent and acknowledgement referred to in Section 8.3.2(b) of the Participation Agreement and then only in such Specified Person’s capacity as Lessor, Trust Company, Owner Participant or Back-Leveraging Indemnified Person, as applicable. To the extent that the war-risk and allied perils insurance provider does not provide for provision of direct notice to Specified Persons of cancellation, change or lapse in the insurance required hereunder, Lessee hereby agrees that upon receipt of notice of any thereof from such insurance provider it shall give the Specified Persons immediate notice of each cancellation or lapse of, or material change to, such insurance.

(ii) During any period that the Airframe or Engine is on the ground and not in operation, Lessee may carry or cause to be carried as to such non-operating Airframe or Engine, in lieu of the insurance required by clause (i) above, and subject to self-insurance to the extent specified in subsection (c), insurance otherwise conforming with the provisions of said clause (i) except that the scope of the risks covered and the type of insurance shall be the same as from time to time applicable to airframes or engines owned or leased by Lessee of the same type as such non-operating Airframe or Engine and that are on the ground and not in operation; provided that, subject to self-insurance to the extent permitted by subsection (c), Lessee shall maintain insurance against risk of loss or damage to such non-operating Airframe in an amount at least equal to the Stipulated Loss Value during such period that such Airframe is on the ground and not in operation.

(c) Self-Insurance. Lessee may from time to time self-insure, by way of deductible, self-insured retention, premium adjustment or franchise or otherwise (including, with respect to insurance maintained pursuant to subsection (a) or (b) above, insuring for a maximum amount that is less than the amounts required by subsection (a) or (b)), the risks required to be insured against pursuant to subsection (a) or (b), but in no case shall such self-insurance with respect to all of the aircraft and engines in Lessee’s fleet (including, without limitation, the Aircraft) exceed for any 12-month policy year 1% of the average aggregate insurable value (for the preceding policy year) of all aircraft (including, without limitation, the Aircraft) on which Lessee carries insurance unless Lessee’s independent aircraft insurance broker certifies that the standard among major U.S. airlines is a higher level of self insurance, in which event Lessee may self insure the Aircraft to such higher level; provided that a deductible

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per occurrence that, in the case of the Aircraft, is not in excess of the amount customarily allowed as a deductible in the industry or is required to facilitate claims handling shall be permitted in addition to the above-mentioned self-insurance.

(d) Application of Insurance Payments. All losses will be adjusted by Lessee with the insurers. All insurance payments received under policies required to be maintained by Lessee hereunder, exclusive of any payments received in excess of the Stipulated Loss Value for the Aircraft from such policies, as the result of the occurrence of an Event of Loss with respect to the Airframe or an Engine will be applied as follows:

(i) if such payments are received with respect to the Airframe (or the Airframe and the Engines installed on the Airframe), so much of such payments remaining after reimbursement of Lessor for its costs and expenses shall be applied (A) in reduction of Lessee’s obligation to pay the Stipulated Loss Value and other amounts required to be paid by Lessee pursuant to Section 10(a), if not already paid by Lessee, or, if already paid by Lessee, will be applied to reimburse Lessee for its payment of such Stipulated Loss Value and such other amounts, and (B) the balance, if any, of such payment remaining thereafter will be paid over to, or retained by, Lessee or its designee; and

(ii) if such payments are received with respect to an Event of Loss with respect to an Engine under the circumstances contemplated by Section 8(d), such payments shall be paid over to, or retained by, Lessee or its designee; provided that in the case of an Engine with respect to which an Event of Loss shall have occurred or shall have been deemed to have occurred pursuant to Section 7(b) or Section 10(d) Lessee shall have fully performed the terms of Section 8(d) with respect to the Event of Loss for which such payments are made.

In all events, the insurance payment for any loss or damage to the Aircraft in excess of the Stipulated Loss Value for the Aircraft shall be paid to Lessee or its designee.

The insurance payments for any loss or damage to the Airframe or an Engine not constituting an Event of Loss with respect to the Airframe or such Engine will be applied in payment (or to reimburse Lessee) for repairs or for replacement property in accordance with the terms of Section 7 and Section 8, and any balance remaining after compliance with such Sections with respect to such loss or damage shall be paid to Lessee or its designee. Any amount referred to in the preceding sentence or in clause (i) or (ii) of the second preceding paragraph which is payable to Lessee or its designee shall not be paid to Lessee or its designee (or, if it has been previously paid directly to Lessee, shall not be retained by Lessee) if at the time of such payment an Event of Default shall have occurred and be continuing, but shall be paid to and held by Lessor pursuant to Section 22, as security for the obligations of Lessee under this Lease, and at such time as there shall not be continuing any such Event of Default, such amount shall be paid to Lessee or its designee.

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(e) Reports, Etc. On or before the Delivery Date, and annually upon renewal of Lessee’s insurance coverage, Lessee will furnish to each Specified Person a report signed by a firm of independent aircraft insurance brokers appointed by Lessee (which firm may be in the regular employ of Lessee), stating the opinion of such firm that the commercial hull and liability insurance then carried and maintained on the Aircraft complies with the terms hereof; provided that all information contained in such report shall be Confidential Information and shall be treated as such by each of the Specified Persons and their respective officers, directors, agents and employees in accordance with the provisions of Section 23. Lessee will cause such firm to agree to advise each Specified Person in writing of any default in the payment of any premium or of any other act or omission on the part of Lessee of which such firm has knowledge and that might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft. Lessee will also cause such firm to advise each Specified Person in writing as promptly as practicable after such firm acquires knowledge that an interruption of any insurance carried and maintained on the Aircraft pursuant to this Section will occur.

(f) Salvage Rights; Other. All salvage rights to the Airframe and each Engine shall remain with Lessee’s insurers at all times. Nothing in this Section shall limit or prohibit each Specified Person or Lessee from obtaining insurance for its own account, and at its sole expense, with respect to the Airframe or any Engine, and any proceeds payable under such insurance shall be payable as provided in the insurance policy relating thereto; provided that no such insurance may be obtained which would limit or otherwise adversely affect the coverage or amounts payable under, or increase the premiums for, any insurance required to be maintained pursuant to this Section or any other insurance maintained by Lessee (or, in the case of a sublease to a Permitted Sublessee, such Permitted Sublessee) with respect to the Aircraft or any other aircraft in the fleet of Lessee (or such Permitted Sublessee).

Section 12. Inspection.

(a) Annual Inspection of Aircraft. At all reasonable times during the Term (but not more than once annually unless an Event of Default has occurred and is continuing, in which case there shall be no restriction on the number of inspections), upon at least 10 days’ prior written notice to Lessee from Lessor, Lessor or its authorized representative (together with any representative of a potential financing party, lessee or transferee, if applicable, referred to in Section 12(b), the “Inspecting Party”) may at its own expense (other than following the occurrence and during the continuance of an Event of Default, in which case the reasonable expenses of one inspection, as designated by the Lessor, shall be at the expense of Lessee) and risk (including, without limitation, any risk of personal injury), conduct a non-intrusive, visual walk-around inspection of the Aircraft and any Engine that may include going on board the Aircraft and examining the contents of any open panels, bays or other components of the Aircraft (but shall not include the opening of any unopened panels, bays or other components) and, subject to Section 12(c), may inspect the books and records of Lessee relating to the Aircraft specified in Annex C; provided that (i) the Inspecting Party shall provide, prior to conducting any such inspection, assurances reasonably satisfactory to Lessee that it is fully insured with respect to any risks incurred in connection with any such inspection and, if requested by Lessee, a written release satisfactory to Lessee with respect to such risks; (ii) any such inspection shall be subject to the safety, security and workplace rules applicable at the location where such inspection is conducted and to the requirements of any applicable law; and

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(iii) all such inspections shall be conducted so as not to interfere with Lessee’s business or the operation or maintenance of the Aircraft, and, in the case of an inspection during a maintenance visit, such inspection shall not in any respect interfere with the normal conduct of such maintenance visit or extend the time required for such maintenance visit (as determined by Lessee in its sole discretion).

Lessor shall not have any duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection. No inspection pursuant to this Section shall relieve Lessee of any of its obligations under this Lease. Lessee will, upon the request of Lessor at any time, notify Lessor of the time and location of the next scheduled heavy maintenance visit to be conducted by Lessee in respect of the Aircraft during the Term; provided that Lessee shall have the right in its sole discretion to reschedule, or change the location of, any heavy maintenance visit of which it shall have notified Lessor pursuant to this sentence, Lessee hereby agreeing to use reasonable efforts to notify Lessor of any such rescheduling or change.

(b) Marketing Inspection of Aircraft. In addition to the annual inspection described in Section 12(a), but subject to the other conditions and requirements for inspections set forth in Section 12(a), upon at least 10 days’ prior written notice to Lessee and during times reasonably acceptable to Lessee, in connection with a proposed financing, lease or transfer of the Aircraft or of the Lease or Owner Participant’s interest therein (including the Trust Estate), Lessor or Owner Participant or their respective authorized representatives, and up to two representatives of a potential financing party, lessee or transferee, if applicable, may inspect the Airframe and any Engines installed thereon and, unless Owner Participant has requested electronic records pursuant to Section 12(c), the books and records of Lessee relating thereto specified in Annex C (any such inspection, a “Marketing Inspection”); provided that there shall be no more than two Marketing Inspections in any year. The identity of any potential financing party, lessee or transferee shall be held confidential by Lessee in manner consistent with the terms of Section 10.4 of the Participation Agreement.

(c) Electronic Records. In lieu of the annual physical inspection of the books and records referred to in subsection (a) or physical inspection of the books and records referred in subsection (b), during the Term (but not more than three times annually) Lessor may request that Lessee provide to Lessor some or all of the books and records relating to the Aircraft that are available and are indicated in Annex C as being transmissible in electronic form, and Lessee shall provide such documents in electronic form within 30 days of such request to Lessor.

(d) Confidentiality. All information obtained from Lessee in electronic form or in connection with any inspection shall be Confidential Information and shall be held by Lessor, Owner Participant and any Inspecting Party in accordance with the provisions of Section 23.

(e) Compliance. Notwithstanding anything to the contrary in this Lease, in no event shall Lessee be required to permit Lessor, Owner Participant or any Inspecting Party to inspect any portion of the Aircraft or any Engine that Lessee would be prohibited from showing to such Person pursuant to the Export Administration Regulations or any other applicable law or to disclose to any such Person any information with respect to the Aircraft or any Engine that Lessee would be prohibited from disclosing to such Person pursuant to the Export Administration Regulations or any other applicable law.

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Section 13. Assignment. Except as expressly permitted by the Participation Agreement and this Lease, Lessee will not, without the prior written consent of Lessor, such consent not to be unreasonably withheld, Transfer any of its rights or obligations hereunder. Except as expressly permitted by the Participation Agreement, this Lease and Article IX of the Trust Agreement, Lessor will not, without the prior written consent of Lessee, Transfer any of its right, title and interest in and to this Lease or the Aircraft. The terms and provisions of this Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns.

Section 14. Events of Default. The following events shall constitute Events of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and each such Event of Default shall be deemed to exist and continue so long as, but only so long as, it shall not have been remedied or waived:

(a) Lessee shall fail to make any payment of Basic Rent (other than the payment of Basic Rent due pursuant to Section U of the Return Conditions) or Stipulated Loss Value within five Business Days after such payment shall be or become due; or

(b) Lessee shall fail to make (i) any payment of Basic Rent due pursuant to Section U of the Return Conditions or (ii) any other payment of Supplemental Rent (including, without limitation, indemnity payments) hereunder (other than those described in subsection (a) above), in either case at the time required to be paid hereunder, and any such failure shall continue unremedied for a period of 10 Business Days after receipt by Lessee of written notice of such failure by Lessor; or

(c) Lessee shall fail to carry and maintain insurance on or with respect to the Aircraft in accordance with the provisions of Section 11; provided that, in the case of insurance with respect to which cancellation, change or lapse for nonpayment of premium shall not be effective as to Lessor or Owner Participant for 30 days (seven days, or such other period as may from time to time be customarily obtainable in the industry, in the case of any war risk or allied perils coverage) after receipt of notice by Lessor or Owner Participant, as the case may be, of such cancellation, change or lapse, no such failure to carry and maintain insurance shall constitute an Event of Default until the earlier of (i) the date such failure shall have continued unremedied for a period of 20 days (five days in the case of any war risk or allied perils coverage) after receipt by Lessor or Owner Participant, as the case may be, of the notice of cancellation, change or lapse referred to in Section 11(a)(i)(C) or Section 11(b)(i)(C) or (ii) the date on which such insurance is not in effect as to Lessor or Owner Participant; or

(d) Lessee shall fail to perform or observe any other material covenant, condition or agreement not specified elsewhere in this Section 14 to be performed by it under any Operative Document to which Lessee is a party, and such failure in any such case shall

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continue unremedied for a period of 30 days after receipt by Lessee of written notice thereof by Lessor; provided that, if such failure is capable of being remedied, no such failure shall constitute an Event of Default hereunder for a period of 120 days (or, if such failure relates to the performance or observance of any such covenant, condition or agreement contained in Section 7(a), 8(a), 8(b) or 8(c), 180 days) after receipt of such notice so long as Lessee is diligently proceeding to remedy such failure; or

(e) any representation or warranty made by Lessee in any Operative Document to which Lessee is a party or in any document or certificate furnished by Lessee to Lessor pursuant to the terms of any thereof shall prove to have been incorrect in any material respect at the time made, and such incorrectness shall continue to be material and shall continue to be unremedied for a period of 30 days after receipt by Lessee of written notice thereof by Lessor; or

(f) Lessee shall consent to the appointment of a receiver, trustee or liquidator of itself or of a substantial part of its property or Lessee shall admit in writing its inability to pay its debts generally as they come due, or shall make a general assignment for the benefit of creditors; or

(g) Lessee shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as in effect at such time) or any answer admitting the material allegations of a petition filed against Lessee in any such proceeding, or Lessee shall, by voluntary petition or answer, consent to or seek relief under the provisions of any bankruptcy or other similar law (as in effect at such time) providing for the reorganization or winding-up of corporations, or providing for an agreement, composition, extension or adjustment with its creditors; or

(h) an order, judgment, or decree shall be entered by any court of competent jurisdiction appointing, without the consent of Lessee, a receiver, trustee or liquidator of Lessee or of any substantial part of its property, or sequestering any substantial part of the property of Lessee, and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 90 days after the date of entry thereof; or

(i) a petition against Lessee in a proceeding under the federal bankruptcy laws or other insolvency laws (as in effect at such time) shall be filed and shall not be withdrawn or dismissed within 90 days thereafter, or, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to Lessee, any court of competent jurisdiction shall assume jurisdiction, custody or control of Lessee or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 90 days; or

(j) an “Event of Default” under a Related Lease, if any, shall have occurred and be continuing.

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provided that, notwithstanding anything to the contrary contained in this Lease, any failure of Lessee to perform or observe any covenant, condition, or agreement herein shall not constitute an Event of Default if such observance is prevented solely by reason of an event referred to in the definition of Event of Loss so long as Lessee is continuing to comply with the applicable terms of Section 10.

Section 15. Remedies. Upon the occurrence of an Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare this Lease to be in default by a written notice to Lessee (provided that this Lease shall be deemed to have been declared in default without the necessity of such written notice upon the occurrence of any Event of Default described in Section 14(g), (h) or (i)); and at any time thereafter, so long as Lessee shall not have remedied all outstanding Events of Default, Lessor may do one or more of the following, as Lessor shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, applicable law; provided that during any period the Aircraft is subject to the CRAF Program in accordance with the provisions of Section 7(b) and in the possession of the U.S. government or an instrumentality or agency thereof, Lessee shall not, on account of any Event of Default, be required to do any of the following in such manner as to limit Lessee’s operational control under this Lease (or any sublessee’s operational control under any sublease permitted by the terms of this Lease) of the Airframe or Engines, unless at least 60 days’ (or such other period as may then be applicable under the Air Mobility Command Program of the U.S. government) prior notice of default hereunder shall have been given by Lessor by registered or certified mail to Lessee (or any sublessee) with a copy addressed to the Contracting Office Representative for the Air Mobility Command of the U.S. Air Force under any contract with Lessee (or any sublessee) relating to the Aircraft:

(a) cause Lessee, upon the written demand of Lessor and at Lessee’s expense, to return promptly, and Lessee shall return promptly, all or such part of the Airframe and any Engines as Lessor may so demand, to Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Section 5 as if the Airframe or such Engines were being returned at the end of the Term; or Lessor, at its option, after Lessee shall have failed to so return the Aircraft after such demand, may enter upon the premises where the Airframe is or any or all Engines are located or reasonably believed to be located and, without breach of peace, take immediate possession of and remove such Airframe or Engines (together with any engine which is not an Engine but which is installed on the Airframe, subject to all of the rights of the owner, lessor, lienor or secured party of such engine; provided that, in the event that an engine (which is not an Engine) is installed on the Airframe, such engine shall be held for the account of any such owner, lessor, lienor or secured party or, if owned by Lessee, may, at the option of Lessee with the consent of Lessor (which consent shall not be unreasonably withheld) or at the option of Lessor with the consent of Lessee (which consent shall not be unreasonably withheld), be exchanged with Lessee for an Engine in accordance with the Return Conditions), by summary proceedings or otherwise, all without liability to Lessor for or by reason of such entry or taking possession; or

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(b) sell all or any part of the Airframe and any Engine at public or private sale, whether or not Lessor shall at the time have possession thereof, as Lessor may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle all or any part of the Airframe or such Engine as Lessor, in its sole discretion, may determine, free and clear of any rights of Lessee; or

(c) whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under clause (a) or clause (b) above with respect to all of any part of the Airframe or any Engine, Lessor, by written notice to Lessee, may cause Lessee to pay to Lessor, and Lessee shall pay to Lessor, on a payment date that is at least 15 days from the date of such written notice (such payment date, the “Specified Payment Date”), as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent due for Lease Period Dates occurring on and after the Specified Payment Date):

(i) any unpaid Basic Rent due on Lease Period Dates prior to the Specified Payment Date, provided that (x) if the Specified Payment Date is a Lease Payment Date, Lessee shall have no obligation to pay the installment of Basic Rent that would otherwise be due and payable on the Lease Period Date that is the Specified Payment Date and (y) if the Specified Payment Date is not a Lease Payment Date, Lessee shall be entitled to credit against its payment obligations in this subsection (c) the portion of the installment of Basic Rent allocable to the period from (and including) such Specified Payment Date to (but not including) the next succeeding Lease Period Date, or if no Lease Period Date succeeds such specified Payment Date, the last day of the Term; plus

(ii) an amount equal to the excess, if any, of the Stipulated Loss Value for the Aircraft computed as of the Reference Stipulated Loss Value Determination Date, over the amount determined as provided in clause (A) or (B) below, as applicable (whether to use the amount determined as provided in clause (A) or in clause (B) shall have been specified in such written notice by Lessor, in its sole discretion):

(A) the sum of (x) the Fair Market Rental Value of the Aircraft for the remainder of the useful life of the Aircraft, after discounting such Fair Market Rental Value to present value as of the Specified Payment Date at an annual rate equal to 4% and (y) the salvage value of the Aircraft at the end of its useful life (as such salvage value is determined by mutual written agreement between Lessor and Lessee or, in the absence of mutual written agreement, pursuant to an Independent Appraisal) after discounting such salvage value to the present value as of the Specified Payment Date at an annual rate equal to 4%, or

(B) the Fair Market Sales Value of the Aircraft determined as of the Specified Payment Date; or

(d) in the event Lessor, pursuant to clause (b) above, shall have sold the Aircraft, Lessor, in lieu of exercising its rights under clause (c) above with respect to the Aircraft, by written notice to Lessee, may cause Lessee to pay to Lessor, and Lessee shall pay to Lessor, on the fifth day following the date of such sale (such fifth day, the “Sale Date”), as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent due on Lease Period Dates occurring on and after the Sale Date):

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CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 - Lease Agreement

[Lease Agreement ([Year] MSN [MSN])]

(i) any unpaid Basic Rent due on Lease Period Dates prior to the Sale Date; provided that (x) if the Sale Date is a Lease Period Date, Lessee shall have no obligation to pay the installment of Basic Rent that would otherwise be due and payable on the Lease Period Date that is the Sale Date and (y) if the Sale Date is not a Lease Period Date, Lessee shall be entitled to credit against its payment obligations in this subsection (d) the portion of the installment of Basic Rent allocable to the period from (and including) such Sale Date to (but not including) the next succeeding Lease Period Date, or if no Lease Period Date succeeds such Sale Date, the last day of the Term; plus

(ii) (A) if such sale is a public or private sale to a purchaser that is not an Affiliate of Owner Participant, the Stipulated Loss Value for the Aircraft, computed as of the Reference Stipulated Loss Value Determination Date, minus the net proceeds of such sale (after deduction of all actual and reasonable out-of-pocket costs of such sale) or (B) if such sale is a public or private sale to an Affiliate of Owner Participant, the Stipulated Loss Value for the Aircraft, computed as of the Reference Stipulated Loss Value Determination Date, minus the Fair Market Sales Value of the Aircraft, determined as of the Sale Date; or

(e) rescind this Lease as to the Aircraft, or exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action, either at law or in equity, to enforce the terms or to recover damages for the breach hereof.

In addition, to the extent permitted by applicable Law, Lessee shall be liable, except as otherwise provided above, and without duplication of amounts payable hereunder, for any and all unpaid Rent due hereunder before or during the exercise of any of the foregoing remedies and for all reasonable legal fees and other actual and reasonable costs and expenses incurred by Lessor or Owner Participant by reason of the occurrence of any Event of Default or the exercise of Lessor’s remedies with respect thereto, including all costs and expenses incurred in connection with the return of the Airframe or any Engine in accordance with the Return Conditions or in placing such Airframe or Engine in the condition and airworthiness required by the Return Conditions (provided that, for the avoidance of doubt, Lessee shall not be liable for any amounts or obligations with respect to Return Conditions if Lessor exercises any remedy under subsection (c) or (d)). At any sale of the Airframe or an Engine or part thereof pursuant to this Section, Lessor or Owner Participant may bid for and purchase such property. Lessor agrees to give Lessee at least 30 days’ prior written notice of the date fixed for any public sale of the Airframe or any Engine or of the date on or after which any private sale will be held and of any lease or other disposition of the Aircraft, which notice Lessee hereby agrees to the extent permitted by applicable law is reasonable notice. Except as otherwise expressly provided above, to the extent permitted by applicable law, no remedy referred to in this Section is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and, to the extent permitted by applicable law, the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. To

29

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 - Lease Agreement

[Lease Agreement ([Year] MSN [MSN])]

the extent permitted by applicable law, no express or implied waiver by Lessor of any Event of Default shall in any way be, or construed to be, a waiver of any future or subsequent Event of Default.

Notwithstanding anything to the contrary set forth herein or in any other Operative Document, but subject to the next sentence (i) as permitted by Article 15 of the Cape Town Convention, the provisions of Chapter III of the Cape Town Convention are hereby excluded and made inapplicable to this Lease and the other Operative Documents, except for those provisions of such Chapter III that cannot be derogated from and (ii) as permitted by Article IV(3) of the Aircraft Protocol, the provisions of Chapter II of the Aircraft Protocol are hereby excluded and made inapplicable to this Lease and the other Operative Documents, except for (x) Article XVI of the Aircraft Protocol and (y) those provisions of such Chapter II that cannot be derogated from. The parties agree that the exercise of remedies hereunder and the other Operative Documents is subject to other applicable law, including without limitation, the UCC (as in effect in the State of New York) and the Bankruptcy Code, and that nothing herein derogates from the rights of Lessor or Lessee under or pursuant to such other applicable law.

Section 16. Further Assurances. Forthwith upon the execution and delivery of each Lease Supplement from time to time required by the terms hereof, Lessee will cause such Lease Supplement (and, in the case of Lease Supplement No. 1, this Lease) to be duly filed and recorded in accordance with the Transportation Code or the applicable Laws of such jurisdiction other than the United States in which the Aircraft is registered, as the case may be. In addition, each of Lessor and Lessee will promptly and duly execute and deliver to the other such further documents and assurances and take such further action as may from time to time be reasonably requested in order more effectively to carry out the intent and purpose of this Lease including, without limitation, if requested by Lessee or Lessor, the execution and delivery of supplements or amendments hereto, each in recordable form, subjecting to this Lease any Replacement Engine and the recording or filing of counterparts thereof; provided that this sentence is not intended to impose upon Lessee any additional liabilities not otherwise contemplated by this Lease.

Section 17. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents or waivers required or permitted under the terms and provisions of this Lease shall be in English and in writing, and given by United States registered or certified mail, return receipt requested, postage prepaid, overnight courier service or facsimile, and any such notice shall be effective when received (or, if delivered by facsimile, upon completion of transmission and confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that such transmission was received) and addressed as follows:

30

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 - Lease Agreement

[Lease Agreement ([Year] MSN [MSN])]

(a) if to Lessee:

American Airlines, Inc.

4333 Amon Carter Boulevard, MD 5662

Fort Worth, Texas 76155

Attention: Treasurer

Facsimile: 817.967.4318

Telephone: 817.963.1234

(b) if to Lessor:

Wells Fargo Bank Northwest, National Association

MAC: U1228-120

299 South Main Street, 12th Floor

Salt Lake City, UT 84111

Attention: Corporate Trust Services

Facsimile: 801.246.5053

Telephone: 801.246.2755

(c) if to Owner Participant:

[Name of Owner Participant]

[Address of Owner Participant]

Attention:

Facsimile:

Telephone:

Any party, by notice to the other parties hereto, may designate different addresses for subsequent notices or communications. Whenever the words “notice” or “notify” or similar words are used herein, they mean the provision of formal notice as set forth in this Section 17.

Section 18. No Set-Off, Counterclaim, etc. This Lease is a net lease and to the full extent permitted by applicable law, Lessee’s obligation to pay all Basic Rent and Stipulated Loss Value shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation:

(a) any set-off, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, Owner Participant or any other Person for any reason whatsoever;

(b) any defect in the title, airworthiness, condition, design, operation, or fitness for use of, or any damage to or loss or destruction of, the Aircraft;

(c) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessee or any Permitted Sublessee or any other Person; or

31

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 - Lease Agreement

[Lease Agreement ([Year] MSN [MSN])]

(d) any other circumstances, happening or event whatsoever, whether or not unforeseen or similar to any of the foregoing.

Lessee hereby waives, to the full extent permitted by applicable law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease except in accordance with the express terms hereof. Nothing contained in this Section shall be construed to waive any claim which Lessee may have hereunder (including, without limitation, claims that Basic Rent, Stipulated Loss Value or any other payments demanded from or paid by Lessee are or were erroneous) or otherwise or to limit the right of Lessee to make any claim it may have against Lessor, Owner Participant or any other Person or to pursue any such claim in such manner as Lessee shall deem appropriate.

Section 19. Section 1110. It is the intention of the parties hereto that this Lease, to the fullest extent available under applicable law, entitles Lessor to the benefits of Section 1110 with respect to the Aircraft. In furtherance of the foregoing, Lessor and Lessee hereby confirm that this Lease is to be treated as a lease for U.S. federal income tax purposes. Nothing contained in this paragraph shall be construed to limit Lessee’s use and operation of the Aircraft under this Lease or constitute a representation or warranty by Lessee as to tax consequences.

Section 20. Monies Received by Lessor. Except as otherwise provided herein, any monies received by Lessor in excess of the amounts to which Lessor is entitled pursuant to the terms hereof shall immediately be paid over by Lessor to Lessee.

Section 21. Renewal Options. Lessee shall have the right to extend this Lease with respect to the Aircraft for two successive periods having a duration of two years each (each such period being hereinafter referred to as a “Renewal Term”), each commencing at the expiration of the Basic Term or a Renewal Term, as the case may be. During any such Renewal Term, (a) the monthly Basic Rent shall be the monthly equivalent of the Fair Market Rental Value of the Aircraft and (b) the monthly Stipulated Loss Value amounts shall be the Stipulated Loss Value as of the last day of the Basic Term and thereafter the Stipulated Loss Value shall decline monthly on each Stipulated Loss Value Determination Date during such Renewal Term at a rate of 3% per annum through the end of such Renewal Term. Each such option to renew shall be exercised upon written revocable notice from Lessee to Lessor given not less than 300 days prior to (i) the Lease Expiry Date or (ii) the last day of the Renewal Term then in effect, as the case may be. Within 30 days of Lessee’s delivery of such revocable notice to Lessor, Lessee and Lessor shall calculate the amounts that would be payable in respect of Basic Rent and Stipulated Loss Value during such Renewal Term in accordance with the second sentence of this Section (including the determination of the applicable Fair Market Rental Value of the Aircraft by mutual agreement or Independent Appraisal), and promptly following such calculation (but in any event no later than the date that is 270 days prior to (i) the Lease Expiry Date or (ii) the last day of the Renewal Term then in effect, as the case may be), Lessee shall either deliver an irrevocable notice to renew the Lease or revoke its earlier revocable notice to renew the Lease. If no Event of Default shall have occurred and be continuing on the Lease Expiry Date or the last day of the Renewal Term then in effect, as the case may be, then this Lease shall be extended for the additional period of such Renewal Term at the Basic Rent and Stipulated Loss Value amounts calculated pursuant to the preceding sentence, and otherwise on the same conditions provided for herein.

32

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 - Lease Agreement

[Lease Agreement ([Year] MSN [MSN])]

Section 22. Investment of Security Funds. Any moneys which are (a) held by Lessor pursuant to the terms hereof, (b) required to be paid to or retained by Lessor and not required to be paid to Lessee pursuant to Section 10(e) or Section 11(d) solely because an Event of Default shall have occurred, or (c) required to be paid to Lessee pursuant to Section 10(b) or Section 11(d) after completion of a replacement to be made pursuant to Section 8(d) shall, until paid to Lessee as provided in Section 10 or Section 11, be invested in Permitted Investments by Lessor from time to time as directed in writing by Lessee. There shall, so long as no Event of Default shall have occurred and be continuing, be promptly remitted to Lessee any gain (including interest received) realized as the result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment), and Lessee will promptly pay to Lessor, on demand, the amount of any loss realized as the result of any such investment (together with any fees, commissions and other expenses, if any, incurred in connection with such investment).

Section 23. Confidential Information. All Confidential Information shall be held confidential by Lessor in accordance with Section 10.4 of the Participation Agreement.

Section 24. Lessor Right to Perform for Lessee. If Lessee fails to make any payment of Rent required to be made by it hereunder, Lessor may, on behalf of Lessee and upon prior notice to Lessee, itself make such payment. The amount of any such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment shall be deemed Supplemental Rent immediately due and payable as of and when such payment is made by Lessor.

Section 25. Lessee’s Performance and Rights. Any obligation imposed on Lessee in this Lease shall require only that Lessee perform or cause to be performed such obligation, even if stated herein as a direct obligation, and the performance of any such obligation by a permitted assignee, sublessee or transferee under an assignment, sublease or transfer agreement then in effect shall constitute performance by Lessee and to the extent of such performance in accordance with the terms of the applicable assignment, sublease or transfer agreement, discharge such obligation by Lessee. Except as otherwise expressly provided in this Lease, any right granted to Lessee in this Lease shall grant Lessee the right to exercise such right or permit such right to be exercised by such assignee, sublessee or transferee with the same force and effect as if such assignee, sublessee or transferee were named as “Lessee” herein. The inclusion of specific references to obligations or rights of any such assignee, sublessee or transferee in certain provisions of this Lease shall not in any way prevent or diminish the application of the provisions of the two sentences immediately preceding with respect to obligations or rights in respect of which specific reference to any such assignee, sublessee or transferee has not been made in this Lease.

Section 26. Concerning Lessor. Wells Fargo Bank Northwest, National Association is entering into the Operative Documents solely in its capacity as Owner Trustee under the Trust Agreement and not in its individual capacity (except as expressly provided in the

33

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 - Lease Agreement

[Lease Agreement ([Year] MSN [MSN])]

Operative Documents) and in no case shall Wells Fargo Bank Northwest, National Association (or any entity acting as successor Owner Trustee under the Trust Agreement) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of Lessor under the Operative Documents; provided, however, that Wells Fargo Bank Northwest, National Association (or any such successor Owner Trustee) shall be personally liable under the Operative Documents for its own gross negligence, its own simple negligence in the handling of funds actually received by it in accordance with the terms of the Operative Documents, its willful misconduct and its breach of its covenants, representations and warranties in the Operative Documents, to the extent covenanted or made in its individual capacity or as otherwise expressly provided in the Operative Documents; provided, further, that nothing contained in this Section 26 shall be construed to limit the exercise and enforcement in accordance with the terms of the Operative Documents of rights and remedies against the Trust Estate.

Section 27. Successor Owner Trustee. Lessee agrees that, in the case of the appointment of any successor Owner Trustee pursuant to the terms of the Trust Agreement and Section 6.2.2 of the Participation Agreement, such successor Owner Trustee shall, upon written notice to Lessee by such successor Owner Trustee, succeed to all the rights, powers and title of Lessor hereunder and shall be deemed to be Lessor of the Aircraft for all purposes without in any way altering the terms of this Lease or Lessee’s obligations hereunder. One such appointment and designation of a successor Owner Trustee shall not exhaust the right to appoint and designate further successor Owner Trustees pursuant to the Trust Agreement and Section 6.2.2 of the Participation Agreement, but such right may be exercised repeatedly as long as this Lease shall be in effect.

Section 28. Miscellaneous.

(a) Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(b) No term or provision of this Lease may be amended, modified or supplemented orally, but only by an instrument in writing signed by the party against which the enforcement of the amendment, modification or supplement is sought.

(c) This Lease and the other Operative Documents, and all certificates, instruments and other documents relating thereto delivered and to be delivered from time to time pursuant to the Operative Documents, supersede any and all representations, warranties and agreements (other than any Operative Document) prior to the date of this Lease, written or oral, between or among any of the parties hereto relating to the transactions contemplated hereby and thereby.

(d) This Lease may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Lease, including a signature page executed by each of the parties hereto shall be an original, but

34

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 - Lease Agreement

[Lease Agreement ([Year] MSN [MSN])]

all of such counterparts together shall constitute one instrument. In the event that a security interest is granted in this Lease with respect to the issuance of debt by Lessor to the extent permitted by Section 8.3 of the Participation Agreement, and that this Lease constitutes chattel paper (as such term is defined in the UCC), no security interest in this Lease may be created through the transfer or possession of any counterpart hereof other than the original counterpart, which shall be identified as the counterpart containing the receipt therefor executed by Lessor on the signature page thereof.

(e) The parties hereto do not intend any interest created by this Lease to be a perpetuity or to be subject to invalidation under any applicable perpetuities rule; however, if the rule is to be applied, then the perpetuities period shall be 21 years after the last to die of the currently living descendents of former United States President John F. Kennedy.

(f) THIS LEASE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS LEASE HAS BEEN DELIVERED IN THE STATE OF NEW YORK.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

35

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 - Lease Agreement

[Lease Agreement ([Year] MSN [MSN])]

IN WITNESS WHEREOF, the parties have each caused this Lease to be duly executed as of the day and year first above written.

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity (except as expressly provided herein) but solely as owner trustee

By:
Name:
Title:

AMERICAN AIRLINES, INC.

By:
Name:
Title:

[Receipt of the original counterpart of the foregoing Lease is hereby acknowledged on this             day of             .

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:	][4]

[4]	For chattel paper copy only.

Lease Agreement ([Year] MSN [MSN])]

EXHIBIT A

TO LEASE AGREEMENT ([YEAR] MSN [MSN])

LEASE SUPPLEMENT NO.         ([YEAR] MSN [MSN]), dated             , 20    , between WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement ([YEAR] MSN [MSN]), dated as of [                    ], [YEAR], between the Owner Participant named therein and Wells Fargo Bank Northwest, National Association (“Lessor”), and AMERICAN AIRLINES, INC., a Delaware corporation (“Lessee”).

RECITALS:

1. Lessor and Lessee have heretofore entered into that certain Lease Agreement ([YEAR] MSN [MSN]), dated as of [                    ], [YEAR] (herein called, as at any time modified, supplemented or amended, the “Lease Agreement” and the defined terms in Annex A thereto being hereinafter used with the same meanings), providing for the execution and delivery from time to time of Lease Supplements, each substantially in the form hereof for the purpose of leasing specific aircraft and engines under the Lease Agreement as and when delivered by Lessor to Lessee in accordance with the terms thereof;

2. [The Lease Agreement relates to the aircraft and engines described below, and counterparts of the Lease Agreement are attached hereto and made a part hereof, and this Lease Supplement, together with such attachments, is being filed for recordation on the date hereof with the Federal Aviation Administration as one document.]1

[A counterpart of the Lease Agreement, attached to and made a part of Lease Supplement No. 1, dated [            ], 20    , to the Lease Agreement, has been recorded by the Federal Aviation Administration on                     , as one document and assigned Conveyance No.        .]2

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the agreements contained in the other Operative Documents and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Lessor hereby delivers and leases to Lessee under the Lease Agreement, and Lessee hereby accepts and leases from Lessor under the Lease Agreement, the following [described Aircraft, which Aircraft as of the date hereof consists of the following components]:3

[1]	This language for Lease Supplement No. 1.
[2]	This language for other Lease Supplements.
[3]	Only for Lease Supplement No. 1.

[Lease Agreement ([Year] MSN [MSN])]

[(a) one Airbus [Model] (Generic Manufacturer and Model AIRBUS [Generic Model]) airframe: U.S. Registration
Number             ; Manufacturer’s Serial No.             ; and4

(b) two (2) [INSERT ENGINE INFO]) engines relating to such airframe and bearing, respectively, Manufacturer’s Serial
Nos.             and             , respectively (each of which engines has 550 or more rated takeoff horsepower or the equivalent of such horsepower and is a jet propulsion aircraft engine having at least 1750 pounds of thrust or the equivalent of such thrust).

The Basic Term for the lease of the Aircraft shall commence on the date of this Lease Supplement (the “Delivery Date”) and shall end on                      5 (the “Lease Expiry Date”), or such earlier date on which the Lease is terminated in accordance with the provisions thereof.

The amount of Basic Rent for the Aircraft is set forth in Schedule A hereto.

The Stipulated Loss Values for the Aircraft are set forth in Schedule B hereto.]6

[Add description of Replacement Engine or Engines, if applicable].

2. All of the terms and provisions of the Lease Agreement are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein.

3. This Lease Supplement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). All of such counterparts together shall constitute one instrument.

TO THE EXTENT, IF ANY, THAT THIS LEASE SUPPLEMENT CONSTITUTES CHATTEL PAPER (AS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE SUPPLEMENT MAY BE PERFECTED THROUGH DELIVERY OR POSSESSION OF ANY COUNTERPART OF THIS LEASE SUPPLEMENT OTHER THAN THE ORIGINAL COUNTERPART, WHICH SHALL BE THE COUNTERPART THAT CONTAINS THE RECEIPT EXECUTED BY LESSOR ON THE SIGNATURE PAGE THEREOF.

[4]	Only for Lease Supplement No. 1.
[5]	Insert tenth (10th) anniversary of Delivery Date.
[6]	Language for other Lease Supplements.

Exhibit A

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1-Lease Agreement

[Lease Agreement ([Year] MSN [MSN])]

IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Supplement No.     to be duly executed as of the day and year first above written.

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity (except as expressly provided herein) but solely as Owner Trustee

By:
Name:
Title:

AMERICAN AIRLINES, INC.

By:
Name:
Title:

[Receipt of the original counterpart of the foregoing Lease is hereby acknowledged on this          day
of                     .

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:	][7]

[7]	For chattel paper copy only.

Exhibit A

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1-Lease Agreement

[Lease Agreement ([Year] MSN [MSN])]

SCHEDULE A TO

LEASE SUPPLEMENT NO. 1 ([YEAR] MSN [MSN])

BASIC RENT

Lease Period Dates during the Term:	The Delivery Date and the [ ]th day of each calendar month occurring after the Delivery Date during the Term (but not including the last day of the Term if such day is the [ ] th day of a calendar month)

Basic Rent during the Basic Term:	$[ ] per month during the through months following the Delivery Date, and thereafter $[ ] per month, in each case, payable in advance.

Basic Rent during any Renewal Term:	An amount per month determined in accordance with Section 21 of the Lease, payable in advance.

[Lease Agreement ([Year] MSN [MSN])]

SCHEDULE A TO LEASE SUPPLEMENT NO. 1 ([YEAR] MSN [MSN])1

INTENTIONALLY DELETED FROM THE VERSION OF THIS DOCUMENT

FILED WITH THE FAA AS CONTAINING CONFIDENTIAL AND

PROPRIETARY INFORMATION

[1]	Insert for FAA filing in lieu of Schedule A.

[Lease Agreement ([Year] MSN [MSN])]

SCHEDULE B TO

LEASE SUPPLEMENT NO. 1 ([YEAR] MSN [MSN])

STIPULATED LOSS VALUES

Stipulated Loss Value Determination Date                     Stipulated Loss Value

[Lease Agreement ([Year] MSN [MSN])]

SCHEDULE B TO LEASE SUPPLEMENT NO. 1 ([YEAR] MSN [MSN])1

INTENTIONALLY DELETED FROM THE VERSION OF THIS DOCUMENT

FILED WITH THE FAA AS CONTAINING CONFIDENTIAL AND

PROPRIETARY INFORMATION

[1]	Insert for FAA filing in lieu of Schedule B.

[Lease Agreement ([Year] MSN [MSN])]

ANNEX A

TO LEASE AGREEMENT ([YEAR] MSN [MSN])

DEFINITIONS

[Lease Agreement ([Year] MSN [MSN])]

ANNEX B

TO LEASE AGREEMENT([YEAR] MSN [MSN])

RETURN CONDITIONS

Upon the expiration of the Term or upon demand of Lessor following the earlier termination of the Lease by Lessor pursuant to the exercise of remedies in accordance with Section 15 of the Lease in connection with an Event of Default that shall have occurred and be continuing (such date, the “Return Date”), Lessee shall return the Aircraft to Lessor by delivering the Aircraft (a) to a suitable storage facility in the continental United States or to one of Lessee’s United States maintenance facilities, in either case, as selected by Lessee or (b) to such other facility as may be agreed by Lessor and Lessee.

Lessee and Lessor agree that the Return Conditions set forth in Sections A through V of this Annex B shall apply to the return of the Aircraft to Lessor (for the avoidance of doubt, there will be no serviceability, cycle, condition, time or other requirements applicable to the Aircraft, any Engine or any Part (other than the Return Conditions and the Maintenance Program)), [*CTR*]; provided that, with respect to any discrepancies with the Return Conditions (other than discrepancies with respect to FAA requirements specified in Section A, the general condition specified in Section B, the completion of the next due Airframe “C-Check” under the Maintenance Program as specified in the first sentence of Section C, the Landing Gear Hard Time Minimum specified in Section D, the Hard Time Cycle Minimum specified in Section E and the Hard Time Performance Restoration Minimum specified in Section F, which discrepancies shall be corrected by Lessee at its expense prior to the Return Date), Lessee shall have the option of either correcting such discrepancies at its own expense or providing compensation in lieu of such correction in an amount to be mutually agreed upon by Lessee and Lessor.

In connection with the return of the Aircraft to Lessor, Lessee shall also return the Records to Lessor by delivering them to (a) a facility agreed by Lessor and Lessee or (b) if no agreement as to such facility is reached as of the Return Date, to a suitable storage facility in the continental United States or one of Lessee’s United States maintenance facilities, in either case, as selected by Lessee. Lessee and Lessor agree that Section L of this Annex B shall apply to the return of the Records to Lessor.

Reference to the Maintenance Program in this Annex shall include, to the extent specifically incorporated in or cross-referenced as a requirement by the Maintenance Program, the aircraft maintenance manual and the engine maintenance program and engine manuals.

Annex B-1

LEASE AGREEMENT([YEAR] MSN [MSN])

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1-Lease Agreement

[Lease Agreement ([Year] MSN [MSN])]

If the Aircraft has been in storage prior to return, the Aircraft will be reactivated in accordance with the Maintenance Program prior to the Return Date.

A.	Registration & Certification, Maintenance Program & Airworthiness Directives

The Aircraft shall be registered with the FAA in the name of Lessor unless such registration cannot be maintained (i) because of the failure of Lessor or Owner Participant to comply with the citizenship or other eligibility requirements for registration of aircraft under the Transportation Code or with Section 6.3.1 of the Participation Agreement or (ii) because of the failure by Lessor or Owner Participant to execute and deliver any documents required for the renewal of such registration. The Aircraft shall (a) have a valid standard certificate of airworthiness issued by the FAA, (b) meet FAR 121 requirements (subject to Lessee’s right to remove Excluded Equipment, it being acknowledged that Excluded Equipment need not be installed on the Aircraft). The Aircraft shall be in compliance with the Maintenance Program, and Lessee shall comply with all ADs in respect of the Aircraft which require compliance no later than the last day of the Term, as and to the extent required by such ADs and the Maintenance Program prior to such date.

B.	General Condition

The Aircraft shall be (a) [*CTR*], (b) in the same operating condition as when delivered to Lessee under the Lease (ordinary wear and tear excepted) [*CTR*] and (d) equipped with two Engines (one or both of which may be Replacement Engines substituted pursuant to Section 8(d) of the Lease or Section I to this Annex B) duly installed thereon, but need not include any Excluded Equipment. Lessee shall repair any damage to the Aircraft caused by removal of Excluded Equipment and shall return the applicable areas from which such Excluded Equipment was removed to a serviceable and cosmetic condition appropriate for commercial passenger service by Lessee. The Aircraft shall be in compliance with Lessee’s corrosion prevention and control program. [*CTR*].

No Engine shall be returned [*CTR*].

C.	C-Check; Airframe Equivalency Charge

The Airframe shall have completed, within 30 days prior to the Return Date, the next due “C-Check” under the Maintenance Program [*CTR*], and following such C-Check the Aircraft shall not be used in flight operations except for the demonstration flight described in Section R of this Annex B and ferry or delivery flights performed pursuant to the Return Conditions.

Annex B-2

LEASE AGREEMENT([YEAR] MSN [MSN])

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1-Lease Agreement

[Lease Agreement ([Year] MSN [MSN])]

If (a) the Maintenance Program includes a substantially more comprehensive C-Check than other C-Checks in the Maintenance Program (such substantially more comprehensive C-Check, a “Heavy C-Check”), and (b) the C-Check performed pursuant to the previous paragraph was not a Heavy C-Check, then Lessee shall pay the Heavy C-Check Adjustment Amount (if any) [*CTR*].

If there is no Heavy C-Check in the Maintenance Program, then in lieu of the obligations in the preceding paragraph, Lessee and Owner Participant shall [*CTR*].

D.	Landing Gear Equivalency Charge

With respect to the Aircraft, each of the nose and main landing gear assemblies (each, a “Landing Gear Assembly”) shall have [*CTR*] of the allowable time under the Maintenance Program between performance restoration visits under the Maintenance Program [*CTR*] (any such visit, a “Landing Gear Performance Restoration Visit”) remaining until the next scheduled Landing Gear Performance Restoration Visit therefor under the Maintenance Program; provided that Lessee may return the Aircraft with less than [*CTR*] on any Landing Gear Assembly, subject to paying the Landing Gear Adjustment Amount (if any) [*CTR*].

E.	Engine LLP Equivalency Charge; Hard Time Cycle Minimum

Each life-limited part of the Engines (each, an “Engine LLP”) shall have [*CTR*] remaining of the manufacturer’s published life limit [*CTR*]; provided that Lessee may return the Aircraft with less than [*CTR*] on one or more Engine LLPs, subject to paying the Engine LLP Adjustment Amount (if any) [*CTR*].

F.	Engine Equivalency Charge; Hard Time Performance Restoration Minimum

Each Engine shall have [*CTR*] of the expected time under the Maintenance Program between performance restoration visits under the Maintenance Program [*CTR*] (any such visit, an “Engine Performance Restoration Visit”) remaining until the next Engine Performance Restoration Visit of such Engine under the Maintenance Program as measured by Lessee’s historical mean time between Engine Performance Restoration Visits (“MTBR”) as reasonably determined by Lessee [*CTR*] for engines in Lessee’s fleet of the same make and model as measured by [*CTR*]; provided that Lessee may return one or both Engines with less than [*CTR*], subject to paying the Engine Performance Restoration Visit Adjustment Amount (if any) [*CTR*].

In the event that an Engine is, at return, [*CTR*].

Annex B-3

LEASE AGREEMENT([YEAR] MSN [MSN])

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1-Lease Agreement

[Lease Agreement ([Year] MSN [MSN])]

G.	Auxiliary Power Unit

With respect to the Aircraft, the auxiliary power unit (“APU”) will have [*CTR*] of the expected time under the Maintenance Program between gas path refurbishments under the Maintenance Program [*CTR*] (any such visit, an “APU Performance Restoration Visit”) remaining until the next APU Performance Restoration Visit under the Maintenance Program as measured by Lessee’s historical mean time between APU Performance Restoration Visits as determined by Lessee (“APRV”) for APUs of the same make and model as the subject APU operating on aircraft in Lessee’s fleet as measured by APU hours [*CTR*]; provided that Lessee may return the APU with less than [*CTR*] subject to paying the APU Performance Restoration Visit Adjustment Amount (if any) [*CTR*].

H.	Calculation of Equivalency Charge Payments

Lessee shall calculate the amounts payable by Lessee under the Return Conditions, in each case as specified in Sections C, D, E, F and G, and provide Lessor with a statement listing such amounts, together with reasonably detailed calculations prior to the Return Date.

All payment amounts described in the preceding sentence and any payment obligations of Lessee pursuant to the proviso in the second full paragraph of this Annex B shall be aggregated so that only one aggregate payment by Lessee shall be required with respect to the Aircraft, and Lessee shall pay such aggregate amount to Lessor on the Return Date, minus [*CTR*].

[*CTR*].

I.	Engine Substitution

Lessee may deliver with the Airframe on the Return Date one or more Replacement Engines, without regard to the number of hours or cycles accumulated on any such Replacement Engine, but subject to the applicable provisions of this Annex B as if each reference to an “Engine” therein were a reference to such Replacement Engine.

In connection with the return of any such Replacement Engine not previously substituted pursuant to Section 8(d) or 10(d) of the Lease, (a) Lessee shall, at its own expense, (i) furnish Lessor with a warranty (as to title) bill of sale (which warranty shall except Lessor’s Liens and Liens described in Section 6(h) of the Lease) with respect to such Replacement Engine, which in the case of any such conveyance to which the Cape Town Treaty is applicable shall be in such form as will qualify as a “contract of sale” pursuant to Article V of the Aircraft Protocol and (ii) if Lessor has taken all the necessary steps to allow the registration, cause the sale of such Replacement Engine (if the seller of

Annex B-4

LEASE AGREEMENT([YEAR] MSN [MSN])

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1-Lease Agreement

[Lease Agreement ([Year] MSN [MSN])]

such Replacement Engine is “situated in” a country that has ratified the Cape Town Treaty) to be registered on the International Registry as an International Interest (or if the seller of such Replacement Engine is not situated in a country that has ratified the Cape Town Treaty, use reasonable efforts to cause the seller to register the sale of such Replacement Engine on the International Registry) and (b) Lessor shall transfer the Engine being replaced to Lessee in accordance with Section 4(g) of the Lease.

An engine substitution in accordance with the terms of this Section I may be completed no earlier than the date that is 90 days prior to (and including) the Return Date, and the provisions of Section 8(d) of the Lease are not intended to apply to such engine substitution.

J.	Maintenance Carry-Overs

Maintenance carry-overs, defined as any deferred, continued, carry-over, time-limited repairs or open log book maintenance items against the Aircraft (each, an “MCO”) shall be cleared per the Maintenance Program. However, MCOs which are deferred until the next Heavy C-Check as permitted by the Maintenance Program need not be corrected or performed by Lessee, [*CTR*].

K.	Special Markings

On or prior to the Return Date, Lessee shall, in a workmanlike manner, cause to be removed or painted over any identification marks of Lessee or the oneworld global alliance or any member thereof on the Aircraft.

L.	Records

All logs, drawings, engineering orders, manuals, certificates and data, and inspection, modification, overhaul and repair records, with respect to the Aircraft that are [*CTR*] (such logs, drawings, engineering orders, manuals, certificates, data and records, collectively, the “Records”) will be made available for Lessor’s review for the period beginning on the date that is 30 days preceding the anticipated last day of the Term and ending on the date that is three Business Days preceding the last day of the Term. [*CTR*]. An indicative list of the Records is set forth in Exhibit A to this Annex B; provided that (a) Lessor, Owner Participant and Lessee acknowledge and agree that requirements to maintain such Records may change [*CTR*] and if, as a result of any such change, Lessee does not maintain any of the records listed in Exhibit A to this Annex B, such records shall not constitute “Records” under these Return Conditions; (b) Lessee acknowledges and agrees that [*CTR*]; and (c) Lessee will cooperate in good faith [*CTR*]. Lessee will use commercially reasonable efforts [*CTR*]. In addition to the foregoing, Lessee will provide [*CTR*].

Annex B-5

LEASE AGREEMENT([YEAR] MSN [MSN])

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1-Lease Agreement

[Lease Agreement ([Year] MSN [MSN])]

Any review of the Records by Lessor shall be completed during this period and during normal business hours and shall not exceed a period of 10 Business Days, [*CTR*]. All Records shall be delivered in English to Lessor in Lessee’s format approved by the FAA and at Lessee’s expense, [*CTR*] (except that for those Records related to maintenance work, the demonstration flight in Section R or ferry or delivery flights, in each case to be performed pursuant to the Return Conditions, [*CTR*].

Each of the Records that are not provided in a paper format shall be [*CTR*].

M.	Maintenance, Repair and Miscellaneous

All repairs on the Aircraft shall have been performed (a) in accordance with [*CTR*].

On the Return Date, [*CTR*].

N.	Borescope Inspections; Power Assurance Runs

A full hot and cold section video borescope inspection of the Engines in accordance with the Maintenance Program and a maximum power assurance run for each Engine in accordance with the Maintenance Program shall be performed after the demonstration flight, before the Return Date by a representative of Lessee at Lessee’s expense in the presence of a representative of Lessor. Lessee will correct, at Lessee’s expense, any discrepancies found during such inspections that are determined not to be in compliance with the limits defined in the Maintenance Program.

O.	Liens

The Aircraft shall be free and clear of Liens (other than any Lessor’s Liens and Liens described in Section 6(h) of the Lease).

P.	Fuel

Lessee shall have no obligation to provide any fuel or oil with respect to the Aircraft on the Return Date, provided that any fuel or oil remaining on board the Aircraft on the Return Date shall be the property of Lessor without charge.

Q.	Tires and Brakes

All tires and brakes will have a minimum of [*CTR*] as of the Return Date.

Annex B-6

LEASE AGREEMENT([YEAR] MSN [MSN])

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1-Lease Agreement

[Lease Agreement ([Year] MSN [MSN])]

R.	Inspection; Demonstration Flight

Prior to the Return Date, during the work performed in connection with the Return Conditions Lessor shall be permitted a non-intrusive visual inspection to verify that the Aircraft is in compliance with the Return Conditions. The inspection shall not include opening any panels that otherwise cannot be opened without tools or equipment and shall not include any borescopes [*CTR*]. The inspection shall be subject to the following conditions: (i) Lessor shall provide, prior to conducting any such inspection, assurances reasonably satisfactory to Lessee that it is fully insured with respect to any risks incurred in connection with any such inspection and, if requested by Lessee, a written release satisfactory to Lessee with respect to such risks; (ii) any such inspection shall be subject to the safety, security and workplace rules applicable at the location where such inspection is conducted and to the requirements of any applicable law (including, without limitation, the Export Administration Regulations); [*CTR*] and (iii) any such inspection shall be conducted so as not to interfere with Lessee’s business or the operation or maintenance of the Aircraft, and, in the case of an inspection during a maintenance visit, such inspection shall not in any respect interfere with the normal conduct of such maintenance visit or extend the time required for such maintenance visit (as determined by Lessee in its sole discretion).

Prior to redelivery of the Aircraft, Lessee will [*CTR*].

S.	Technical Acceptance Certificate

Following return of the Aircraft in compliance with this Annex B, Lessor shall execute and deliver to Lessee a certificate of technical acceptance substantially in the form of Exhibit B to this Annex B (the “Technical Acceptance Certificate”) confirming delivery of the Aircraft by Lessee to Lessor. The execution of the Technical Acceptance Certificate shall not be unreasonably withheld or delayed by Lessor. Following execution and delivery of the Technical Acceptance Certificate by Lessor or its authorized representative and, if applicable, Lessee, at either party’s request, Lessee and Lessor shall enter into a lease termination agreement reasonably satisfactory to Lessee and Lessor for purposes of filing with the FAA and discharging the International Interest constituting the Lease from the International Registry.

T.	Confidentiality

All information obtained from Lessee in connection with the Return Conditions shall be Confidential Information and shall be held by Lessor and Owner Participant in accordance with the provisions of Section 23 of the Lease.

Annex B-7

LEASE AGREEMENT([YEAR] MSN [MSN])

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1-Lease Agreement

[Lease Agreement ([Year] MSN [MSN])]

U.	Return [*CTR*]

If Lessee does not return the Aircraft and the Records to Lessor in the condition required by this Annex B (for the avoidance of doubt, for reasons other than Lessor’s requests relating to records that are not “Records”), Lessee shall, without prejudice to any provision of the Lease, [*CTR*].

V.	[*CTR*]

Upon 30 days’ prior written request from Lessor, Lessee will consider in good faith, subject to [*CTR*].

Annex B-8

LEASE AGREEMENT([YEAR] MSN [MSN])

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1-Lease Agreement

[Lease Agreement ([Year] MSN [MSN])]

INDICATIVE LIST OF RECORDS FOR REDELIVERY OF THE AIRCRAFT12

[*CTR*]

1.	[*CTR*]
2.	[*CTR*]
3.	[*CTR*]
4.	[*CTR*]
5.	[*CTR*]
6.	[*CTR*]
7.	[*CTR*]
8.	[*CTR*]
9.	[*CTR*]
10.	[*CTR*]
11.	[*CTR*]
12.	[*CTR*]
13.	[*CTR*]
14.	[*CTR*]
15.	[*CTR*]
16.	[*CTR*]
17.	[*CTR*]
18.	[*CTR*]
19.	[*CTR*]
20.	[*CTR*]
21.	[*CTR*]
22.	[*CTR*]
23.	[*CTR*]
24.	[*CTR*]
25.	[*CTR*]
26.	[*CTR*]
27.	[*CTR*]

[1]	[*CTR*].
[2]	[*CTR*].

Annex B-9

LEASE AGREEMENT([YEAR] MSN [MSN])

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1-Lease Agreement

[Lease Agreement ([Year] MSN [MSN])]

28.	[*CTR*]
29.	[*CTR*]
30.	[*CTR*]
31.	[*CTR*]
32.	[*CTR*]
33.	[*CTR*]
34.	[*CTR*]
35.	[*CTR*]
36.	[*CTR*]
37.	[*CTR*]
38.	[*CTR*]
39.	[*CTR*]
40.	[*CTR*]
41.	[*CTR*]

[*CTR*]

1.	[*CTR*]
2.	[*CTR*]
3.	[*CTR*]
4.	[*CTR*]
5.	[*CTR*]
6.	[*CTR*]
7.	[*CTR*]
8.	[*CTR*]
9.	[*CTR*]
10.	[*CTR*]
11.	[*CTR*]
12.	[*CTR*]
13.	[*CTR*]
14.	[*CTR*]
15.	[*CTR*]

Annex B-10

LEASE AGREEMENT([YEAR] MSN [MSN])

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1-Lease Agreement

[Lease Agreement ([Year] MSN [MSN])]

[*CTR*]

1.	[*CTR*]
2.	[*CTR*]
3.	[*CTR*]
4.	[*CTR*]
5.	[*CTR*]
6.	[*CTR*]
7.	[*CTR*]
8.	[*CTR*]
9.	[*CTR*]
10.	[*CTR*]

[*CTR*]

1.	[*CTR*]
2.	[*CTR*]
3.	[*CTR*]

[*CTR*]

1.	[*CTR*]
2.	[*CTR*]
3.	[*CTR*]

Annex B-11

LEASE AGREEMENT([YEAR] MSN [MSN])

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1-Lease Agreement

[Lease Agreement ([Year] MSN [MSN])]

TECHNICAL ACCEPTANCE CERTIFICATE

Dated

to Lease Agreement ([YEAR] MSN [MSN])

Relating to Airbus Model A3xx-xxx]         Aircraft [(Generic Manufacturer and Model

A3xx-xxx        ) bearing Manufacturer’s Serial Number [Manufacturer’s Serial Number]

and U.S. Registration No. [Reg. No.]

between

(LESSOR)

and

(LESSEE)

AMERICAN AIRLINES, INC. (“Lessee”) and [OWNER TRUSTEE], not in its individual capacity, except as expressly provided therein, but solely as Owner Trustee (in such capacity, “Lessor”), have entered into a Lease Agreement ([YEAR] MSN [MSN]), dated as of [Date] (as amended, modified or supplemented from time to time, the “Lease”). Capitalized terms used but not defined herein shall have the respective meanings set forth in, and shall be construed and interpreted in the manner described in, the Lease.

This Technical Acceptance Certificate is executed by the parties hereto to confirm that the following described Aircraft:

Manufacturer	Airbus

Model	A3[ - ]

Manufacturer’s Serial No.

Aircraft Flight Hours and Cycles	(See Schedule 1)

including the following described Engines installed thereon:

Manufacturer	Make and Model	Manufacturer’s Serial No.

was delivered by Lessee to Lessor. Lessor hereby confirms that Lessee has returned the Aircraft described above in compliance with the Lease.

Annex B-12

LEASE AGREEMENT([YEAR] MSN [MSN])

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1-Lease Agreement

[Lease Agreement ([Year] MSN [MSN])]

IN WITNESS WHEREOF, the parties hereto have caused this Technical Acceptance Certificate to be executed by their duly authorized representatives as of the day and year first above written.

[OWNER TRUSTEE], not in its individual capacity (except as expressly provided in the Lease) but solely as Owner Trustee

By:
Name:
Title:

AMERICAN AIRLINES, INC.

By:
Name:
Title:

Annex B-13

LEASE AGREEMENT([YEAR] MSN [MSN])

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1-Lease Agreement

[Lease Agreement ([Year] MSN [MSN])]

AIRCRAFT FLIGHT HOURS AND CYCLES

AS OF

U.S. REGISTRATION NO. [        ] MFR. SERIAL NO. [        ]

A.	AIRFRAME:

Heavy C-Check Units since last C-Check

Heavy C-Check Units since last Heavy C-Check

B.	ENGINES—MODEL:

Position	Mfr. Serial Number	Total EPRV Units	Total EPRV Units Until Next Performance Restoration Visit (Based Upon MTBR)	Cycles To Mfr’s Published Life Limit of Lowest Life Limited Part
1

2

C.	LANDING GEAR:

	Mfr. Serial Number	Total LGPRV Units	LGPRV Units until Next Scheduled Performance Restoration Visit
Nose Landing Gear

Left Main Gear

Right Main Gear

Annex B-14

LEASE AGREEMENT([YEAR] MSN [MSN])

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1-Lease Agreement

[Lease Agreement ([Year] MSN [MSN])]

ANNEX B TO LEASE AGREEMENT ([YEAR] MSN [MSN])1

INTENTIONALLY DELETED FROM THE VERSION OF THIS DOCUMENT

FILED WITH THE FAA AS CONTAINING CONFIDENTIAL AND

PROPRIETARY INFORMATION

[1]	Insert for FAA filing in lieu of Annex B.

Annex B-15

LEASE AGREEMENT([YEAR] MSN [MSN])

CHICAGO/#2204986.11

[Lease Agreement ([Year] MSN [MSN])]

ANNEX C

TO LEASE AGREEMENT ([YEAR] MSN [MSN]

MID-TERM INSPECTION RECORDS LIST

1.	AD Summary*
2.	Engines
— Disc Sheets*
— Life limited Parts*
— Time Monitored Parts*
— Service Bulletin On-Log*
3.	Major Repairs*
4.	Damage Log*
5.	Modification Status
6.	Overview of Maintenance Program*
7.	Maintenance Check Status / History*
8.	Time Control Reports (Airframe, Landing Gear)*
9.	Cross Reference (MPN – CPN)
10.	Avionics Listing*
11.	FMR – Open Items (Field Maintenance Reliability)*
12.	Incident / Accident Certification*
13.	Current Time and Cycles
14.	Aircraft Utilization*
15.	Emergency Equipment and Layout Drawings*
16.	Weight & Balance – Copy of Last Weigh Report*
17.	Summary of any sampling programs involving or affecting the Aircraft
18.	[*CTR*]

*	Available through electronic copy

Annex C

LEASE AGREEMENT([YEAR] MSN [MSN])

CHICAGO/#2204986.11

[Lease Agreement ([Year] MSN [MSN])]

ANNEX C TO LEASE AGREEMENT ([YEAR] MSN [MSN])1

INTENTIONALLY DELETED FROM THE VERSION OF THIS DOCUMENT

FILED WITH THE FAA AS CONTAINING CONFIDENTIAL AND

PROPRIETARY INFORMATION

[1]	Insert for FAA filing in lieu of Annex C.

Annex C

LEASE AGREEMENT([YEAR] MSN [MSN])

CHICAGO/#2204986.11

EXHIBIT B

FORM OF TRUST AGREEMENT

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Trust Agreement

*

TRUST AGREEMENT ([YEAR] MSN [MSN])

dated as of [Date]

between

[NAME OF OWNER PARTICIPANT],

as Owner Participant

and

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION

Covering One Airbus [Model] Aircraft

(Generic Manufacturer and Model AIRBUS [Generic Model])

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Trust Agreement

i

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Trust Agreement

(continued)

ANNEXES
ANNEX A — DEFINITIONS

ii

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Trust Agreement

TRUST AGREEMENT ([YEAR] MSN [MSN])

THIS TRUST AGREEMENT ([YEAR] MSN [MSN]), dated as of [                    ], [YEAR] (as amended, modified or supplemented from time to time, this “Trust Agreement”), is between [NAME OF OWNER PARTICIPANT], a [jurisdiction and organization] (together with its successors and permitted assigns, the “Owner Participant”), and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association (as Owner Trustee, together with its successors and permitted assigns in such capacity, “Owner Trustee”, and in its individual capacity, together with its successors and permitted assigns in such capacity, “Trust Company”).

RECITALS:

1. On the Delivery Date, Owner Trustee will purchase the Aircraft from Manufacturer and immediately following Owner Trustee’s purchase of the Aircraft, Lessee will lease the Aircraft from Owner Trustee pursuant to the Lease Agreement ([YEAR] MSN [MSN]) (such Lease together with Lease Supplement No. 1, the “Lease”).

2. Owner Participant desires to create a trust for the purposes of the acquisition of the Aircraft by Owner Trustee and the leasing of it to Lessee in accordance with the Lease.

3. Trust Company is willing to accept the duties and obligations imposed hereby on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the agreements contained in the other Operative Documents and the acceptance by Owner Trustee of the trust hereby created, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Certain Definitions. Unless the context otherwise requires, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth, and shall be construed and interpreted in the manner described, in Annex A for all purposes of this Trust Agreement.

ARTICLE II

AUTHORITY TO EXECUTE CERTAIN OPERATIVE DOCUMENTS;

DECLARATION OF TRUST

Section 2.01 Authority to Execute Documents. Owner Participant hereby authorizes and directs Owner Trustee (a) to execute and deliver the Participation Agreement, the Lease, Lease Supplement No. 1 and any other agreements, instruments or documents in the respective

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Trust Agreement

[Trust Agreement ([Year] MSN [MSN])]

forms thereof in which delivered from time to time by Owner Participant to Owner Trustee for execution and delivery, (b) to execute and deliver all other agreements, instruments and certificates contemplated by the Operative Documents and (c) subject to the terms hereof, to exercise its rights (upon instructions received from Owner Participant) and perform its duties under the documents referred to in clauses (a) and (b) in accordance with the terms thereof.

Section 2.02 Declaration of Trust. Trust Company hereby declares that it will hold, in its capacity as Owner Trustee, the Trust Estate upon the trust hereinafter set forth for the use and benefit of Owner Participant, subject, however, to the provisions of the Lease and the other Operative Documents. The name of the trust created hereby shall be “MSN [MSN] Trust” and such name may (but need not) be used in any correspondence and filings made by Owner Trustee in connection with the trust created hereby.

ARTICLE III

ACCEPTANCE AND DELIVERY OF AIRCRAFT; ISSUANCE OF

CERTIFICATES; LEASE OF AIRCRAFT; REPLACEMENT

Section 3.01 Authorization. Owner Participant hereby authorizes and directs Owner Trustee to, and Owner Trustee agrees for the benefit of Owner Participant that, on or prior to the Delivery Date, it will, subject to due compliance with the terms of Section 3.02:

(a) execute and deliver each of the Operative Documents to which it is a party;

(b) purchase the Aircraft and accept from Manufacturer the Bills of Sale therefor;

(c) authorize the financing statements contemplated by Section 4.1.9 of the Participation Agreement;

(d) make application to the FAA for registration of the Aircraft in the name of Owner Trustee by filing or causing to be filed (i) the FAA Bill of Sale, (ii) the Application for Aircraft Registration with the FAA (together with, without limitation, an affidavit from Owner Trustee stating that it is a Citizen of the United States) and (iii) this Trust Agreement;

(e) cause the Aircraft to be leased to Lessee under the Lease;

(f) take such other action as may be required of Owner Trustee under the Operative Documents to effectuate the transactions contemplated thereby; and

(g) execute and deliver all such other instruments, documents or certificates and take all such other actions as may be requested of Owner Trustee to effectuate the transactions contemplated under the Operative Documents, and take all other actions in accordance with the directions of Owner Participant as Owner Participant may deem necessary or advisable in connection with the transactions contemplated hereby, the taking of any such action by Owner Trustee in the presence (whether in person or pursuant to a conference call participated in by each of Owner Trustee and Owner Participant and/or its counsel) of Owner Participant or its counsel to evidence conclusively the direction of Owner Participant.

2

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Trust Agreement

[Trust Agreement ([Year] MSN [MSN])]

Section 3.02 Conditions Precedent. The right and obligation of Owner Trustee to take the actions required by Section 3.01 shall be subject to the following conditions precedent:

(a) the terms and conditions of Section 4.1 of the Participation Agreement shall have been waived or complied with in a manner satisfactory to Owner Participant; and

(b) the terms and conditions of Section 4.2 of the Participation Agreement shall have been waived or complied with in a manner satisfactory to Owner Trustee.

Section 3.03 Replacement or Return of an Engine.

(a) Owner Participant hereby authorizes and directs Owner Trustee to, and Owner Trustee agrees for the benefit of Owner Participant that it will, in the event of any Replacement Engine being substituted pursuant to Section 8(d) of the Lease (and subject to compliance with the terms thereof and the satisfaction of the conditions thereunder), take the following actions:

(i) to the extent not previously accomplished by a prior authorization, authorize a representative or representatives of Owner Trustee (who shall be an employee or employees of Lessee) to accept delivery of such Replacement Engine, if the seller of such Replacement Engine is not Lessee;

(ii) accept from Lessee or other vendor of such Replacement Engine a bill of sale with respect to such Replacement Engine being furnished pursuant to Section 8(d) of the Lease;

(iii) if the seller of such Replacement Engine is “situated in” a country that has ratified the Cape Town Treaty, cooperate with Lessee to cause the sale of such Replacement Engine to Lessor to be registered on the International Registry as a Sale (or, if the seller of such Replacement Engine is not situated in a country that has ratified the Cape Town Treaty, cooperate with Lessee’s reasonable efforts to cause the seller to register the sale of such Replacement Engine on the International Registry);

(iv) execute and deliver a Lease Supplement covering such Replacement Engine, and cooperate with Lessee to cause such executed Lease Supplement to be filed for recordation pursuant to the Transportation Code or, if necessary, pursuant to the applicable laws of such jurisdiction other than the U.S. in which the Aircraft is registered, as the case may be;

(v) cooperate with Lessee to cause the International Interest created pursuant to the Lease Supplement in favor of Lessor with respect to such Replacement Engine to be registered on the International Registry as an International Interest;

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(vi) transfer the Engine being replaced to Lessee or its designee in accordance with Section 4(g) of the Lease; and

(vii) take such further action as may be contemplated by the Operative Documents in connection with such replacement.

In the event of the substitution of a Replacement Engine for any Engine, all provisions of this Trust Agreement relating to such replaced Engine shall be applicable to such Replacement Engine with the same force and effect as if such Replacement Engine were the same engine as the Engine being replaced.

(b) Owner Participant hereby authorizes and directs Owner Trustee to, and Owner Trustee agrees for the benefit of Owner Participant that it will, in the event of an engine being transferred to Owner Trustee pursuant to the Return Conditions (and subject to compliance with the terms of Annex B to the Lease and the satisfaction of the conditions thereunder applicable to such engine):

(i) accept from Lessee or other vendor of such engine the bill of sale with respect to such engine being furnished pursuant to the Return Conditions;

(ii) if the seller of such engine is “situated in” a country that has ratified the Cape Town Treaty, cooperate with Lessee to cause the sale of such engine to Lessor to be registered on the International Registry as a Sale (or, if the seller of such engine is not situated in a country that has ratified the Cape Town Treaty, cooperate with Lessee’s reasonable efforts to cause the seller to register the sale of such engine on the International Registry);

(iii) transfer the Engine being replaced by such engine to Lessee or its designee in accordance with Section 4(g) of the Lease; and

(iv) take such further action as may be contemplated by the Operative Documents in connection with such replacement.

ARTICLE IV

RECEIPT, DISTRIBUTION AND APPLICATION

OF INCOME FROM THE TRUST ESTATE

Section 4.01 Distribution of Payments.

(a) Payments to Owner Trustee; Other Parties. Except as otherwise provided in subsections (b) and (c), all Basic Rent, Supplemental Rent, insurance proceeds and requisition, indemnity or other payments of any kind, in each case included in the Trust Estate and received by Owner Trustee, shall be distributed forthwith upon receipt by Owner Trustee in the following order of priority: first, so much of such payment as shall be required to pay or reimburse Owner Trustee for any fees or expenses not otherwise paid or reimbursed as to which Owner Trustee is entitled to be so paid or reimbursed pursuant to the provisions hereof or of the other Operative

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Documents shall be retained by Owner Trustee; second, so much of the remainder for which provision as to the holding, application or distribution thereof is contained in the Lease or any other Operative Document shall be held, applied or distributed in accordance with the terms of the Lease or such other Operative Document; and third, the balance, if any, shall be paid to Owner Participant. Nothing herein is intended to limit or restrict the payment of the Security Deposit to the Owner Participant.

(b) Certain Distributions to Lessee. Any payment of the type referred to in subsection (a) received by Owner Trustee shall, if required by the terms of the Lease or any other Operative Document, be distributed to Lessee.

(c) Insurance Proceeds. Any proceeds of any insurance for loss or damage to the Aircraft in excess of the Stipulated Loss Value for the Aircraft shall be paid to Lessee. Any proceeds of any insurance for loss or damage to the Aircraft not constituting an Event of Loss with respect to the Airframe, the Aircraft or any Engine received by Owner Trustee and not required by the terms of the Lease to be distributed to Lessee shall be applied as provided in Section 11(d) of the Lease.

Section 4.02 Method of Payments. Owner Trustee shall make distributions or cause distributions to be made to Owner Participant or Lessee, as applicable, pursuant to this Article IV by transferring by wire transfer in immediately available funds the amount to be distributed to such account or accounts of Owner Participant or Lessee, as applicable, as they respectively may designate from time to time by written notice to Owner Trustee (and Owner Trustee shall use reasonable efforts to cause such funds to be transferred by wire transfer on the same day as received, but in any case not later than the next Business Day); provided, however, that Owner Trustee shall use its reasonable best efforts to invest overnight, for the benefit of Owner Participant or Lessee, as applicable, in Permitted Investments (but only to the extent such investments are available and, if such investments are not available, then in such other investments available to Owner Trustee which, after consultation with Owner Participant or Lessee, as applicable, Owner Participant or Lessee, as applicable, shall direct), all funds not transferred by wire transfer on the same day as they were received. Notwithstanding the foregoing, Owner Trustee will, if so requested by Owner Participant or Lessee, as applicable, by written notice, pay any and all amounts payable by Owner Trustee hereunder to Owner Participant or Lessee, as applicable, either (a) by crediting such amount or amounts to an account or accounts maintained by Owner Participant or Lessee, as applicable, with Owner Trustee in immediately available funds or (b) by mailing an official bank check or checks in such amount or amounts payable to Owner Participant or Lessee, as applicable, at such address as Owner Participant or Lessee, as applicable, shall have designated in writing to Owner Trustee.

ARTICLE V

DUTIES OF OWNER TRUSTEE

Section 5.01 Certain Notices and Requests for Instructions; Related Actions. If Owner Trustee shall have knowledge of any Event of Default or Event of Loss, Owner Trustee shall give to Owner Participant prompt telephonic or facsimile notice thereof followed by prompt confirmation thereof by certified mail, postage prepaid. Subject to the terms of Sections 5.03

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and 5.06 and Article XII, Owner Trustee shall (i) in the case of an Event of Default, take such action or shall refrain from taking such action, not inconsistent with the provisions of the Lease and the Participation Agreement, with respect to such Event of Default as Owner Trustee shall be directed in writing by Owner Participant, and (ii) in the case of an Event of Loss, take such action or refrain from taking such action as is provided in the Lease and the Participation Agreement. For all purposes of the Operative Documents, Owner Trustee shall not be deemed to have knowledge of an Event of Default or Event of Loss unless notified in writing thereof in the manner and at the address set forth in Section 11.05 or unless an officer in the corporate trust administration department of Owner Trustee who has responsibility for, or familiarity with, the transactions contemplated under the Operative Documents or any Vice President in such corporate trust administration department has actual knowledge thereof.

Section 5.02 Action Upon Instructions. Subject in all respects to the terms of Sections 5.01, 5.03 and 5.06 and Article XII and to the terms of the other Operative Documents, upon the written instructions at any time and from time to time of Owner Participant, Owner Trustee will take such of the following actions not inconsistent with the provisions of the Lease and Participation Agreement, as may be specified in such instructions: (a) give such notice or direction or exercise such right, remedy or power hereunder or under any Operative Document, or in respect of all or any part of the Trust Estate, as shall be specified in such instructions; (b) take such action to preserve or protect the Trust Estate (including the discharge of any Liens) as may be specified in such instructions; (c) approve as satisfactory to it all matters required by the terms of the Lease and the other Operative Documents to be satisfactory to Owner Trustee, it being understood that, without written instructions of Owner Participant, Owner Trustee shall not approve any such matter as satisfactory to it; (d) subject to the rights, if any, of Lessee under the Operative Documents, after the expiration or earlier termination of the Lease, convey all of Owner Trustee’s right, title and interest in and to the Aircraft for such amount, on such terms and to such purchaser or purchasers as shall be designated in such instructions, or lease the Aircraft on such terms as shall be set forth in such instructions or deliver the Aircraft to the Person designated in such instructions in accordance with such instructions; and (e) take or refrain from taking such other action or actions as may be specified in such instructions. In the event that Owner Trustee is unsure of the application of any provision of this Trust Agreement or any other Operative Document, Owner Trustee may request and rely upon instructions of Owner Participant.

Section 5.03 Indemnification. Owner Trustee shall not be required to take or refrain from taking any action under Section 5.01 or 5.02 unless Owner Trustee shall have been indemnified by Owner Participant, in manner and form satisfactory to Owner Trustee, against any liability, cost or expense (including reasonable counsel fees and disbursements) which may be incurred in connection therewith, other than any such liability, cost or expense which results from the willful misconduct or gross negligence of Owner Trustee, or the failure of Owner Trustee to use ordinary care in the receipt and disbursement of funds, and, if Owner Participant shall have directed Owner Trustee to take or refrain from taking any such action, Owner Participant agrees to pay the reasonable fees and charges of Owner Trustee for the services performed or to be performed by it pursuant to such direction. Owner Trustee shall not be required to take any action under Section 5.01 or 5.02 if Owner Trustee shall reasonably determine, or shall have been advised by counsel, that such action is contrary to the terms of any Operative Document or is contrary to Law.

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Section 5.04 No Duties Except as Specified in Operative Documents or Instructions. Owner Trustee shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Aircraft or any other part of the Trust Estate, or otherwise to take or refrain from taking any action under or in connection with the Operative Documents, except as expressly required by the terms of the Operative Documents or (to the extent not inconsistent with the provisions of the Lease and the Participation Agreement) in written instructions from Owner Participant received pursuant to the terms of Section 5.01 or 5.02, and no implied duties or obligations shall be read into the Operative Documents against Owner Trustee. Without limiting the generality of the foregoing, Owner Trustee shall have no duty (i) to see to any registration of the Aircraft or any recording or filing of the Lease, this Trust Agreement or of any supplement to any thereof or to see to the maintenance of any such registration, rerecording or refiling, except that Owner Trustee shall comply with its obligations under Sections 6.3.1 and 6.4.4 of the Participation Agreement, (ii) to see to any insurance on the Aircraft or to effect or maintain any such insurance, whether or not Lessee shall be in default with respect thereto, other than to forward to Owner Participant copies of all reports and other information which Owner Trustee receives from Lessee pursuant to Section 11 of the Lease, to the extent not received by Owner Participant directly from Lessee, (iii) to see to the payment or discharge of any Tax or any Lien with respect to, assessed or levied against any part of the Trust Estate, except as provided by Section 6.07 hereof or Section 4(d) of the Lease, (iv) to confirm or verify any financial statements of Lessee or (v) to inspect the Aircraft or Lessee’s books and records with respect to the Aircraft.

Section 5.05 No Action Except Under Specified Documents or Instructions. Owner Trustee shall have no power or authority to, and Owner Trustee agrees that it will not, manage, control, use, sell, dispose of or otherwise deal with the Aircraft or any other part of the Trust Estate except (a) as expressly required by the terms of any of the Operative Documents or (b) as expressly provided in written instructions from Owner Participant pursuant to Section 5.01 or 5.02 that are not inconsistent with the terms of the Operative Documents.

Section 5.06 Limitations on Activities. Owner Participant and Trust Company agree to, and Owner Participant shall not direct Owner Trustee to take any action in contravention of, the following:

(a) Owner Trustee shall not engage in any business or any other activity except as expressly permitted by the Operative Documents.

(b) Except as expressly permitted by Section 8.3 of the Participation Agreement, Owner Trustee shall not (i) create, incur or assume any indebtedness for money borrowed, (ii) assume or guarantee or become obligated for the debts of, or hold out the Trust Estate as being available to satisfy the obligations of, Owner Participant or any other Person or (iii) pledge any or all of the Trust Estate for the benefit of Owner Participant or any other Person.

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(c) Owner Trustee shall maintain bank accounts, financial statements, and other books and records for the trust created hereunder separate from those of Owner Participant or any other Person.

(d) Owner Trustee shall hold the Trust Estate in its own name, as trustee, and shall conduct its activities as Owner Trustee in its own name, as trustee, or in the name of the trust specified in Section 2.02.

ARTICLE VI

OWNER TRUSTEE

Section 6.01 Acceptance of Trust and Duties. Trust Company accepts the trust hereby created and agrees to perform the same but only upon the terms hereof applicable to it. Trust Company also agrees to receive and disburse all monies received by it constituting part of the Trust Estate upon the terms hereof. Trust Company, shall not be answerable or accountable under any circumstances, except for (a) its own willful misconduct or gross negligence, (b) its failure to use ordinary care in receiving or disbursing funds, (c) liabilities that may result from the inaccuracy of any representation or warranty of Trust Company (or from the failure by Trust Company to perform any covenant) in any Operative Document and (d) Taxes on or measured by any fees, commissions or other compensation received as compensation for services rendered as Owner Trustee; provided, however, that the failure to act or perform in the absence of instructions after Owner Trustee has requested instructions from Owner Participant pursuant to the last sentence of Section 5.02 shall not constitute willful misconduct or gross negligence for purposes of clause (a) of this Section.

Section 6.02 No Representations or Warranties as to Certain Matters. NEITHER OWNER TRUSTEE NOR TRUST COMPANY MAKES OR SHALL BE DEEMED TO HAVE MADE HEREIN ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE AIRWORTHINESS, VALUE, CONDITION, WORKMANSHIP, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY ENGINE OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, OR AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY ENGINE OR ANY PART THEREOF, except that nothing set forth in this sentence shall derogate from the representations and warranties made by Owner Trustee or Trust Company in or pursuant to any Operative Document.

Section 6.03 No Segregation of Monies Required; Investment Thereof. Monies received by Owner Trustee hereunder need not be segregated in any manner, except to the extent required by Law, and may be deposited under such general conditions as may be prescribed by Law, and shall be invested as provided in Section 4.02 hereof or Section 22 of the Lease, as applicable; provided that such monies shall not be commingled with any funds or assets of Owner Participant.

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Section 6.04 Reliance Upon Certificates; Counsel and Agents. Owner Trustee shall incur no liability to anyone in acting in reliance upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. Unless other evidence in respect thereof is specifically prescribed herein, any request, direction, order or demand of Owner Participant or Lessee mentioned herein or in any of the other Operative Documents shall be sufficiently evidenced by written instruments signed by a person purporting to be an officer of Owner Participant or Lessee, as the case may be. Owner Trustee may accept a copy of a resolution of the board of directors of Lessee or Owner Participant, as the case may be, certified by the Secretary or an Assistant Secretary of Lessee or Owner Participant, as the case may be, as conclusive evidence that such resolution has been duly adopted by said board of directors and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, Owner Trustee may for all purposes hereof rely on a certificate signed by an officer of Lessee or Owner Participant, as the case may be, as to such fact or matter, and such certificate shall constitute full protection to Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

Section 6.05 Not Acting in Individual Capacity. Wells Fargo Bank Northwest, National Association is entering into the Operative Documents solely in its capacity as Owner Trustee under this Trust Agreement and not in its individual capacity (except as expressly provided in the Operative Documents) and in no case shall Wells Fargo Bank Northwest, National Association (or any entity acting as successor Owner Trustee under the Trust Agreement) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of Lessor or Owner Trustee under the Operative Documents; provided, however, that Wells Fargo Bank Northwest, National Association (or any such successor Owner Trustee) shall be personally liable under the Operative Documents for its own gross negligence, its own simple negligence in the handling of funds actually received by it in accordance with the terms of the Operative Documents, its willful misconduct and its breach of its covenants, representations and warranties in the Operative Documents, to the extent covenanted or made in its individual capacity or as otherwise expressly provided in the Operative Documents; provided, further, that nothing contained in this Section shall be construed to limit the exercise and enforcement in accordance with the terms of the Operative Documents of rights and remedies against the Trust Estate.

Section 6.06 Fees; Compensation. Lessee agrees to pay the fees and expenses of Owner Trustee as provided in Section 7.4 of the Participation Agreement.

Section 6.07 Books and Records; Tax Returns. Owner Trustee shall be responsible for keeping all appropriate books and records relating to the receipt and disbursement by it of all monies under this Trust Agreement or any agreement contemplated hereby. At the request of Owner Participant, Owner Trustee shall be responsible for causing to be prepared all income tax returns required to be filed with respect to the trust created hereby and shall execute and file such returns; provided that Owner Participant shall pay all costs and expenses incurred in connection therewith. In addition, Owner Trustee will file any withholding or other information returns required by the Code or the regulations thereunder (including, without limitation, IRS Forms

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1042 and 1042-S or any similar or successor forms) with respect to payments received by it under the Operative Documents or distributed by it hereunder, and will withhold, and deposit with the relevant taxing authority, any required U.S. federal tax with respect thereto, in accordance with U.S. federal Tax Laws. Owner Participant shall furnish to Owner Trustee such duly completed and executed forms, statements or certificates, as may be reasonably requested by Owner Trustee, in order for Owner Trustee to file any such returns and to otherwise comply with any withholding or other requirements, and will promptly notify Owner Trustee if any such form, statement or certificate becomes obsolete or incorrect. Owner Participant shall be responsible for causing to be prepared and filed, at its expense, all income tax returns required to be filed by Owner Participant. Each party hereto, upon request of the other party, will furnish any information in its possession or reasonably available to it as may be reasonably requested by the other party in connection with the preparation of such tax returns or to otherwise comply with the requirements of any taxing authority with respect to the transactions contemplated by the Operative Documents.

ARTICLE VII

INDEMNIFICATION OF OWNER TRUSTEE

BY OWNER PARTICIPANT

Section 7.01 Owner Participant to Indemnify Trust Company. Owner Participant hereby agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless Trust Company, and its successors, assigns, legal representatives, agents and servants, from and against any and all Claims and Taxes (excluding any Taxes payable by Trust Company on or measured by any fees, commissions or other compensation received for services rendered as Owner Trustee hereunder) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Trust Company in any way relating to or arising out of this Trust Agreement or any of the other Operative Documents or the enforcement of any of the terms of any thereof, or in any way relating to or arising out of the use, possession, operation, control, delivery, maintenance, repair, substitution, replacement, or other disposition of the Aircraft (including, without limitation, with respect thereto, any such Claim for patent, trademark or copyright infringement), or in any way relating to or arising out of the administration of the Trust Estate or the action or inaction of Owner Trustee or Trust Company hereunder; provided that such indemnification shall not extend to any of the foregoing resulting from (a) the willful misconduct or gross negligence on the part of Owner Trustee or Trust Company, (b) failure on the part of Owner Trustee or Trust Company to use ordinary care in receiving or disbursing funds, (c) the inaccuracy of any representation or warranty of Trust Company (or from the failure of Trust Company to perform any covenant) in any Operative Document or (d) a breach by Trust Company of its covenants set forth in Section 5.04 hereof and the first sentence of Section 5.01 hereof; provided, further, that (i) Owner Participant shall be liable under this Section only to the extent that Trust Company is indemnified by Lessee pursuant to Section 7 of the Participation Agreement and (ii) Trust Company shall not make any claim for indemnification or other payment from the Owner Participant pursuant to this Section 7.01 unless and until Trust Company shall have first made demand upon Lessee for such indemnification. The indemnities contained in this Section extend to Trust Company and shall not be construed as indemnities of

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the Trust Estate (except to the extent, if any, that the Trust Company has been reimbursed by the Trust Estate for amounts covered by the indemnities contained in this Section). The indemnities contained in this Section shall survive the termination of this Trust Agreement.

ARTICLE VIII

TRANSFER OF OWNER PARTICIPANT’S INTEREST

Section 8.01 Transfer of Interest. All provisions of Section 8.2 of the Participation Agreement shall (with the same force and effect as if set forth in full, mutatis mutandis, in this Section) be applicable to any direct or indirect Transfer by Owner Participant of any or all of its right, title or interest in and to this Trust Agreement or any of the other Operative Documents or the Trust Estate or any proceeds therefrom.

ARTICLE IX

SUCCESSOR OWNER TRUSTEES

Section 9.01 Resignation of Owner Trustee; Appointment of Successor.

(a) Resignation or Removal. Owner Trustee (i) shall resign if required to do so pursuant to Section 9.3 of the Participation Agreement and (ii) may resign at any time without cause by giving at least 60 days prior written notice to Owner Participant and Lessee, such resignation to be effective upon the acceptance of appointment by the successor Owner Trustee under Section 9.01(b). In addition, subject to Article XII and subject to Section 6.2.2 of the Participation Agreement, Owner Participant may at any time remove Owner Trustee, only for cause (or, at any time when the Aircraft is registered in a non-United States jurisdiction, with or without cause), by a notice in writing delivered to Owner Trustee and Lessee, such removal to be effective upon the acceptance of appointment by the successor Owner Trustee under Section 9.01(b). In the case of the resignation or removal of Owner Trustee, subject to Article XII and subject to Section 6.2.2 of the Participation Agreement, Owner Participant may appoint a successor Owner Trustee by an instrument in writing signed by Owner Participant with the prior written consent of Lessee, such consent not to be unreasonably withheld; provided that, if an Event of Default shall have occurred and be continuing, then no such prior written consent of Lessee shall be so required. If a successor Owner Trustee shall not have been appointed within 30 days after such notice of resignation or removal, Owner Trustee or Lessee may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor shall have been appointed as above provided. Any successor Owner Trustee so appointed by such court shall immediately and without further act be superseded by any successor Owner Trustee appointed as above provided within one year from the date of the appointment by such court.

(b) Execution and Delivery of Documents, etc. Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee an instrument accepting such appointment and shall give Owner Participant and Lessee written notice of such acceptance. Upon the execution and delivery of such instrument, such successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights,

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powers, duties and trust of the predecessor Owner Trustee in the trust hereunder with like effect as if originally named Owner Trustee herein; but nevertheless, upon the written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trust herein expressed, all the estates, properties, rights, powers and trust of such predecessor Owner Trustee, and such predecessor Owner Trustee shall duly assign, transfer, deliver and pay over to such successor Owner Trustee all monies or other property then held by such predecessor Owner Trustee as Owner Trustee upon the trust herein expressed, together with all the books and records maintained by such predecessor Owner Trustee with respect to such trust pursuant to Sections 5.04, 5.06 and 6.07. Upon the appointment of any successor Owner Trustee hereunder, the predecessor Owner Trustee will complete, execute and deliver to the successor Owner Trustee such documents as are necessary to cause registration of the Aircraft included in the Trust Estate to be transferred upon the records of the FAA, or the International Registry or other governmental authority having jurisdiction, into the name of the successor Owner Trustee.

(c) Qualification. Any successor Owner Trustee, however appointed, shall be a Citizen of the United States and shall also be a bank or trust company organized under the laws of the United States or any state thereof having a combined capital and surplus of at least $100,000,000 (or having a combined capital and surplus of at least $25,000,000 and the obligations of which are guaranteed by a corporation or a bank or trust company having a combined capital and surplus of at least $100,000,000), if there be such an institution willing, able and legally qualified to perform the duties of Owner Trustee hereunder upon reasonable and customary terms.

(d) Merger, etc. Any corporation into which Trust Company may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which Trust Company shall be a party, or any corporation to which substantially all the corporate trust business of Trust Company may be transferred, shall, subject to the terms of Section 9.01(c), be the institution acting as Owner Trustee hereunder without further act. Trust Company shall pay all costs and expenses associated with such merger, conversion or consolidation, without indemnification or reimbursement from either Lessee or Owner Participant, and shall obtain all necessary documentation properly to reflect such merger, conversion or consolidation.

ARTICLE X

SUPPLEMENTS AND AMENDMENTS TO TRUST AGREEMENT

AND OTHER DOCUMENTS

Section 10.01 Supplements and Amendments. Subject to Section 6.4.6(b) of the Participation Agreement, at any time and from time to time, upon the written request of Owner Participant, (a) Owner Trustee, together with Owner Participant, shall execute a supplement to this Trust Agreement for the purpose of adding provisions to, or changing or eliminating provisions of, this Trust Agreement as specified in such request, and (b) Owner Trustee shall enter into such written amendment of or supplement to any other Operative Document as Lessee

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may agree to and as may be specified in such request, or execute and deliver such written waiver or modification of or consent under the terms of any such Operative Document as Lessee may agree to and as may be specified in such request. Notwithstanding the foregoing, except to the extent permitted by Section 6.4.6(b) of the Participation Agreement, no supplement to this Trust Agreement or waiver or modification of the terms hereof shall be permitted.

Section 10.02 Discretion as to Execution of Documents. If in the opinion of Owner Trustee any document required to be executed pursuant to the terms of Section 10.01 adversely affects any right, duty, immunity or indemnity in favor of Trust Company or Owner Trustee hereunder or under any other Operative Document, Owner Trustee may in its discretion decline to execute such document.

Section 10.03 Absence of Requirements as to Form. It shall not be necessary for any written request furnished pursuant to Section 10.01 to specify the particular form of the proposed documents to be executed pursuant to such Section, but it shall be sufficient if such request shall indicate the substance thereof.

Section 10.04 Distribution of Documents. Promptly after the execution by Owner Trustee of any document entered into pursuant to Section 10.01, Owner Trustee shall mail, by certified mail, postage prepaid, a conformed copy thereof to Owner Participant, but the failure of Owner Trustee to mail such conformed copy shall not impair or affect the validity of such document.

Section 10.05 No Request Needed as to Lease Supplements. No written request pursuant to Section 10.01 shall be required to enable Owner Trustee to enter into any Lease Supplement with Lessee pursuant to Section 3.01 or Section 3.03(a).

ARTICLE XI

MISCELLANEOUS

Section 11.01 Termination of Trust Agreement. This Trust Agreement and the trust created hereby shall terminate and this Trust Agreement shall be of no further force or effect upon the earliest of (a) the later of (i) the sale or other final disposition by Owner Trustee of all property constituting part of the Trust Estate and the final distribution by Owner Trustee of all monies or other property or proceeds constituting part of the Trust Estate in accordance with Article IV, and (ii) the expiration or termination of the Lease in accordance with its terms; provided that at such time Lessee shall have fully complied with all of the terms of the Participation Agreement and the Lease or (b) 110 years less one day after the earlier execution of this Trust Agreement by either Trust Company or Owner Participant (or, without limiting the generality of the foregoing, if legislation shall become effective providing for the validity or permitting the effective grant of such rights, privileges and options for a period in gross, exceeding the period for which such rights, privileges and options are stated in this clause (b) to extend and be valid, then such rights, privileges or options shall not terminate as aforesaid in this clause (b) but shall extend to and continue in effect, but only if such non-termination and extension shall then be valid under applicable law, until such time as the same shall under applicable law cease to be valid), whereupon all monies or other property or proceeds

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constituting part of the Trust Estate shall be distributed in accordance with the terms of Article IV or (c) the election of Owner Participant by notice to Owner Trustee to revoke the trust created hereby; otherwise this Trust Agreement and the trust created hereby shall continue in full force and effect in accordance with the terms hereof. Notwithstanding the foregoing, the provisions of Section 6.4.6 of the Participation Agreement shall apply hereto.

Section 11.02 Owner Participant Has No Legal Title in Trust Estate. Owner Participant does not have legal title to any part of the Trust Estate. No transfer, by operation of law or otherwise, of any right, title and interest of Owner Participant in and to the Trust Estate hereunder shall operate to terminate this Trust Agreement or the trust hereunder or entitle any successors or transferees of Owner Participant to an accounting or to the transfer of legal title to any part of the Trust Estate.

Section 11.03 Assignment, Sale, etc. of Aircraft. Any Transfer of the Aircraft by Owner Trustee made pursuant to and in accordance with the terms hereof or of the Lease or the Participation Agreement shall bind Owner Participant and shall be effective to Transfer all right, title and interest of Owner Trustee and Owner Participant in and to the Aircraft. No assignee, purchaser, transferee or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such Transfer or as to the application of any sale or other proceeds with respect thereto by Owner Trustee.

Section 11.04 Third Party Beneficiary. Lessee shall be an express third party beneficiary of this Trust Agreement to the extent the provisions of this Trust Agreement by their terms expressly confer upon Lessee any right or remedy.

Section 11.05 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents or waivers required or permitted under the terms and provisions of this Trust Agreement shall be in English and in writing, and given by United States registered or certified mail, return receipt requested, postage prepaid, overnight courier service or facsimile, and any such notice shall be effective when received (or, if delivered by facsimile, upon completion of transmission and confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that such transmission was received) and addressed as follows: (a) if to Lessee, Owner Trustee or Trust Company, to the respective addresses set forth in Section 10.1 of the Participation Agreement, and (b) if to Owner Participant, to such address as it shall have furnished by notice to Owner Trustee, or, until an address is so furnished, to the respective address set forth in Section 10.1 of the Participation Agreement. Any party, by notice to the other parties hereto, may designate different addresses for subsequent notices or communications. Whenever the words “notice” or “notify” or similar words are used herein, they mean the provision of formal notice as set forth in this Section.

Section 11.06 Miscellaneous.

(a) Any provision of this Trust Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

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(b) No term or provision of this Trust Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing entered into in compliance with the terms of Article X; and any waiver of the terms hereof shall be effective only in the specified instance and for the specific purpose given.

(c) This Trust Agreement and the other Operative Documents, and all certificates, instruments and other documents relating thereto delivered and to be delivered from time to time pursuant to the Operative Documents, supersede any and all representations, warranties and agreements (other than any Operative Document) prior to the date of this Trust Agreement, written or oral, between or among any of the parties hereto relating to the transactions contemplated hereby and thereby.

(d) This Trust Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Trust Agreement, including a signature page executed by each of the parties hereto shall be an original, but all of such counterparts together shall constitute one instrument.

(e) This Trust Agreement shall be binding upon and inure to the benefit of, Owner Participant and, subject to the provisions of Article VIII hereof, its successors and permitted assigns, Owner Trustee and its successors as Owner Trustee under this Trust Agreement and Trust Company and its successors and permitted assigns. Any request, notice, direction, consent, instruction, waiver or other instrument or action by Owner Participant shall bind its successors and permitted assigns.

(f) THIS TRUST AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF UTAH, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

ARTICLE XII

CERTAIN LIMITATIONS ON CONTROL1

Section 12.01 Limitations on Control. Notwithstanding any other provision of this Trust Agreement, but subject to Sections 12.02 and 12.04, Owner Participant will have no rights or powers to direct, influence or control Owner Trustee in the performance of Owner Trustee’s duties under this Trust Agreement in connection with any matters involving the ownership and operation of the Aircraft by Owner Trustee. In all such matters, Owner Trustee shall have absolute and complete discretion in connection therewith and shall be free of any kind of influence or control whatsoever by Owner Participant, and Owner Trustee shall exercise its duties under this Trust Agreement in connection with matters involving the ownership and operation of the Aircraft by Owner Trustee as it, in its discretion, shall deem necessary to protect the interests of the United States, notwithstanding any countervailing interest of any foreign power which, or whose citizens, may have a direct or indirect interest in Owner Participant, and

[1]	Provision subject to change pursuant to FAA regulations regarding NCT.

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any such action by Owner Trustee shall not be considered malfeasance or in breach of any obligation which Owner Trustee might otherwise have to Owner Participant; provided, however, that subject to the foregoing limitations, Owner Trustee shall exercise its discretion in all matters involving the ownership and operation of the Aircraft by Owner Trustee (a) with due regard for the interests of Owner Participant and (b) in a manner not inconsistent with the provisions of the Operative Documents; provided, further, that Owner Participant may confer with Owner Trustee and/or Owner Trustee may consult with Owner Participant in connection with such matters involving the ownership and operation of the Aircraft (it being understood that any advice, opinion or suggestion obtained by Owner Trustee in the course of such conferring or consulting shall not be binding on Owner Trustee, but that Owner Trustee shall be free to follow or disregard such advice, opinion or suggestion in the exercise of its discretion). In addition, Owner Participant may not remove Owner Trustee or any successor Owner Trustee appointed hereunder, except for cause. Owner Trustee agrees to promptly notify Owner Participant of the exercise of its duties under this Trust Agreement in connection with matters involving the ownership and operation of the Aircraft by Owner Trustee.

Section 12.02 Discretion, Actions and Payments of Owner Trustee. Subject to the requirements of Section 12.01, Owner Trustee agrees that it will not, unless expressly required by the terms of this Trust Agreement, without the prior consent of Owner Participant, (a) sell, transfer, assign, lease, mortgage, pledge or otherwise dispose of the Aircraft or other assets held in the Trust Estate relating thereto or (b) amend or waive any rights under any Operative Document, or give any consents under any Operative Documents. Notwithstanding any other provision of this Article XII, the grant of the rights of Owner Trustee set forth in Section 12.01 shall not extend to any other rights, powers or privileges in respect of the beneficial interest of Owner Participant in the Trust Estate, and Owner Participant (and not Owner Trustee) shall be entitled to receive from Owner Trustee or otherwise all payments of whatsoever kind and nature payable to Owner Participant pursuant to this Trust Agreement in the same manner as if the rights permitted to be exercised by Owner Trustee as described in Section 12.01 had not been transferred to Owner Trustee and held in trust hereunder.

Section 12.03 General. Owner Trustee and Owner Participant hereby agree with each other that if Persons who are neither Citizens of the United States nor resident aliens have the power to direct or remove Owner Trustee, either directly or indirectly through the control of another Person, those Persons together shall not have more than 25% of the aggregate power to direct or remove Owner Trustee.

Section 12.04 Purpose. The purpose of this Article XII is to give Owner Trustee the power to manage and control the Aircraft with respect to matters involving the ownership and operation of the Aircraft by Owner Trustee so as to ensure that (a) the Aircraft shall be controlled with respect to such matters by a Citizen of the United States, and (b) Owner Trustee shall be able to give the affidavit required by Section 47.7(c)(2)(iii) of the Federal Aviation Regulations, 14 C.F.R. §47.7(c)(2)(iii). This Article XII shall be construed in furtherance of the foregoing purposes; provided, however, that this Article XII shall be ignored and given no force or effect: (i) if Owner Participant determines that it meets the requirements for a Citizen of the United States and both Owner Participant and Owner Trustee file with the FAA the affidavits required by Section 47.7(c)(2)(ii) of the Federal Aviation Regulations, 14 C.F.R. §47.7(c)(2)(ii), or

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(ii) during periods when the Aircraft has been registered in a non-United States jurisdiction and a de-registration telex has been issued by the FAA in connection with the re-registration of the Aircraft in such non-United States jurisdiction.

Section 12.05 Adverse Effect of Citizenship on Registration. If the right (a) to exercise voting or similar rights hereunder by Owner Participant, or (b) (i) to direct, influence, or limit the exercise of, or (ii) to prevent the direction or influence of, or (iii) place any limitation on the exercise of, Owner Trustee’s authority, or (c) to remove Owner Trustee, would adversely affect the United States registration of the Aircraft, Owner Participant shall have no such right; provided, however, that this Section shall be of no force or effect during periods in which the Aircraft is registered in a non-United States jurisdiction.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION

By
Name:
Title:

[NAME OF OWNER PARTICIPANT]

By
Name:
Title:

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ANNEX A

DEFINITIONS

ANNEX A

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EXHIBIT C

FORM OF PARTICIPATION AGREEMENT

CT1001520_LA1_AAL_A320Family_EXECUTION

*

CONFIDENTIAL: Subject to Restrictions on Dissemination

Set Forth in Section 10.4 of this Agreement

PARTICIPATION AGREEMENT ([YEAR] MSN [MSN])

dated as of

[Date]

among

AMERICAN AIRLINES, INC.,

as Lessee

[NAME OF OWNER PARTICIPANT],

as Owner Participant

and

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,

not in its individual capacity, except as expressly provided herein,

but solely as Owner Trustee

Covering One Airbus [Model] Aircraft

(Generic Manufacturer and Model AIRBUS [Generic Model])

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(continued)

		Page

10.3	Concerning Owner Trustee	39
10.4	Confidential Information	39
10.5	Further Assurances	40
10.6	Third Party Beneficiary	40
10.7	Miscellaneous	40

EXHIBITS, ANNEXES AND SCHEDULES

EXHIBIT A	FORM OF OPINION OF [ASSOCIATE] GENERAL COUNSEL FOR LESSEE
EXHIBIT B	FORM OF OPINION OF SPECIAL COUNSEL FOR OWNER TRUSTEE
EXHIBIT C	[INTENTIONALLY LEFT BLANK]
EXHIBIT D	FORM OF OPINION OF AVIATION COUNSEL
EXHIBIT E	FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT F	FORM OF BUYER FURNISHED EQUIPMENT BILL OF SALE
EXHIBIT G	FORM OF OWNER PARTICIPANT GUARANTEE

ANNEX A	DEFINITIONS
ANNEX B	PAYMENT INFORMATION

SCHEDULE A	CERTAIN TERMS
SCHEDULE B	RE-REGISTRATION CONDITIONS

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CHICAGO/#2205104.13

PARTICIPATION AGREEMENT ([YEAR] MSN [MSN])

THIS PARTICIPATION AGREEMENT ([YEAR] MSN [MSN]), dated as of [                    ] (as amended, modified or supplemented from time to time, this “Agreement”), among (i) AMERICAN AIRLINES, INC., a Delaware corporation (together with its successors and permitted assigns, “Lessee”), (ii) [NAME OF OWNER PARTICIPANT], a [jurisdiction] [type of entity] (together with its successors and permitted assigns, “Owner Participant”), and (iii) WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity except as expressly provided herein, but solely as Owner Trustee (herein in such capacity, together with its successors and permitted assigns, “Owner Trustee”, and in its individual capacity, together with its successors and permitted assigns, “Trust Company”).

RECITALS:

1. Subject to the terms and conditions set forth herein, Owner Trustee is willing to lease the Aircraft to Lessee, and Lessee is willing to lease the Aircraft from Owner Trustee pursuant to the Lease.

2. On or prior to the date hereof, Owner Participant has entered into the Trust Agreement with Trust Company, pursuant to which Owner Trustee agrees, among other things, to hold the Trust Estate for the benefit of Owner Participant on the terms specified in such Trust Agreement.

3. Pursuant to the terms of the Trust Agreement, Owner Trustee is authorized and directed by Owner Participant to execute and deliver the Lease, pursuant to which, subject to the terms and conditions set forth therein, Owner Trustee agrees to lease to Lessee, and Lessee agrees to lease from Owner Trustee, the Aircraft on the Delivery Date, such lease to be evidenced by the execution and delivery of Lease Supplement No. 1.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the agreements contained in the other Operative Documents and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Unless the context otherwise requires, all capitalized terms used herein and not otherwise defined herein shall have the meanings set forth, and shall be construed and interpreted in the manner described, in Annex A for all purposes of this Agreement.

Section 2. Lease of Aircraft. Subject to the terms and conditions of this Agreement, on the Delivery Date, Owner Trustee agrees to lease the Aircraft to Lessee, and Lessee agrees to lease the Aircraft from Owner Trustee, pursuant to the Lease.

Section 3. Closing. On the Delivery Date, subject to the terms and conditions of this Agreement and the Lease, Owner Trustee shall lease the Aircraft to Lessee and Lessee shall accept the Aircraft under the Lease by executing and delivering Lease Supplement No. 1. The closing (the “Closing”) of the transactions contemplated hereby shall take place commencing at 9:00 a.m., Fort Worth, Texas time (or such later time as the parties may agree), on the Delivery Date at the offices of Lessee in Fort Worth, Texas.

CHICAGO/#2205104.13

[Participation Agreement ([Year] MSN [MSN])]

Section 4. Conditions Precedent.

4.1 Conditions Precedent to Obligations of Owner Participant. The obligation of Owner Participant to take the actions required by this Agreement to be taken by it at the Closing is subject to the satisfaction or waiver by Owner Participant, prior to or at the Closing, of the conditions precedent set forth below in this Section 4.1; provided that it shall not be a condition precedent to the obligations of Owner Participant that any document be delivered or action be taken that is to be delivered or be taken by Owner Participant or by a Person within Owner Participant’s control.

4.1.1 Delivery of Documents. This Agreement and the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall be in form and substance reasonably satisfactory to Owner Participant, shall be in full force and effect and executed original counterparts or copies thereof shall have been delivered to Owner Participant or its special counsel unless the failure to receive such document is the result of any action or inaction by Owner Participant or by a Person within Owner Participant’s control:

(a) the Trust Agreement and the Owner Participant Guarantee, if any;

(b) [a bill of sale for buyer furnished equipment in substantially the form attached hereto as Exhibit F; provided that only the Owner Trustee shall receive the sole executed original thereof;]1

(c) the Lease and Lease Supplement No. 1; provided that only Owner Trustee shall receive the sole executed chattel paper original of each thereof;

(d) [the Engine Warranty Agreement]2;

(e) an insurance report of Lessee’s independent insurance broker as to the due compliance with the terms of Section 11 of the Lease relating to insurance with respect to the Aircraft and certificates of insurance;

(f) (i) a copy of the resolutions of the board of directors (or executive committee) of Lessee, certified as of the Delivery Date by the Secretary or an Assistant Secretary of Lessee, duly authorizing the execution, delivery and performance by Lessee of the Operative Documents executed and to be executed by Lessee and each other document required to be executed and delivered by Lessee, in accordance with the provisions hereof; (ii) copies of the certificate of incorporation and by-laws of Lessee, certified as of the Delivery Date by the

[1]	Insert if applicable.
[2]	Insert if applicable.

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Secretary or an Assistant Secretary of Lessee, together with all amendments and supplements thereto; and (iii) an incumbency certificate of Lessee, dated as of the Delivery Date, as to the persons authorized to execute and deliver this Agreement, the other Operative Documents to which Lessee is or is to be a party and each other document executed or to be executed on behalf of Lessee in connection with the transactions contemplated hereby and thereby and the signatures of such person or persons;

(g) (i) a copy of the resolutions of the board of directors (or executive committee) of Trust Company, certified as of the Delivery Date by the Secretary or an Assistant Secretary of Trust Company, duly authorizing the execution, delivery and performance by Trust Company and Owner Trustee of the Operative Documents executed and to be executed by each such party and each other document required to be executed and delivered by each such party in accordance with the provisions hereof; (ii) copies of the articles of association, by-laws and/or other constituent documents of Trust Company, certified as of the Delivery Date by the Secretary or an Assistant Secretary of Trust Company, together with all amendments and supplements thereto; and (iii) an incumbency certificate of Trust Company, dated as of the Delivery Date, as to the persons authorized to execute and deliver this Agreement, the other Operative Documents to which Trust Company or Owner Trustee is or is to be a party and each other document executed or to be executed on behalf of Trust Company or Owner Trustee in connection with the transactions contemplated hereby and thereby and the signatures of such person or persons;

(h) officer’s certificates, dated the Delivery Date, from (i) Lessee, certifying as to the correctness of each of the matters stated in Section 4.1.4 (insofar as the same relate to Lessee or the Aircraft); and (ii) each of Trust Company, Owner Trustee [and], Owner Participant [and Owner Participant Guarantor], certifying that no Lessor’s Lien attributable to such party exists, and further certifying as to the correctness of each of the matters stated in Section 4.1.4 (insofar as the same relate to such Person); and

(i) opinions, dated the Delivery Date, from (i) [David A. Allen], Esq., [Associate] General Counsel of Lessee, addressed to Owner Participant and Owner Trustee, in substantially the form attached hereto as Exhibit A, (ii) [Ray, Quinney & Nebeker P.C.], special counsel for Owner Trustee, addressed to Owner Participant and Lessee, in substantially the form attached hereto as Exhibit B, and (iii) opinion(s) of in-house/external counsel of Owner Participant [and in-house/external counsel of Owner Participant Guarantor, in each case] addressed to Owner Trustee and Lessee, in form and substance satisfactory to Lessee.

4.1.2 No Violation. No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate governmental authorities or any court that would make it a violation of law or regulation for Lessee, Owner Participant or Owner Trustee to execute, deliver and perform its respective obligations under this Agreement or the other Operative Documents and any transactions contemplated by this Agreement or the other Operative Documents.

4.1.3 No Proceedings. No action or proceeding or governmental action shall have been instituted or threatened before any court or governmental authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental authority, at the time of the Delivery Date to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the other Operative Documents or the transactions contemplated hereby and thereby.

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4.1.4 Representations, Warranties and Covenants. On the Delivery Date, the representations and warranties of each of Lessee and Trust Company made herein and in the other Operative Documents shall be correct and accurate in all material respects, in each case as though made on and as of such date, or if such representations and warranties relate solely to an earlier date, as of such earlier date, and each of Lessee and Trust Company shall have performed and observed, in all material respects, all of its covenants, obligations and agreements in this Agreement and in the other Operative Documents to which it is party to be observed and performed by it as of the Delivery Date.

4.1.5 Governmental Authority. All appropriate actions required to have been taken prior to the Delivery Date in connection with the transactions contemplated by this Agreement and the other Operative Documents by any governmental authority shall have been taken, and all orders, permits, waivers, exemptions, authorizations and approvals of any governmental authority required to be in effect on the Delivery Date in connection with the transactions contemplated by this Agreement and the other Operative Documents (other than the filings and registrations referred to in Section 5.1.7) shall have been issued, and all such orders, permits, waivers, exemptions, authorizations and approvals shall be in full force and effect on the Delivery Date.

4.1.6 No Event of Default. On the Delivery Date, no event has occurred and is continuing that constitutes an Event of Default.

4.1.7 Aircraft Status. The Aircraft shall have been duly certified by the FAA as to type and shall otherwise meet the conditions specified in the American/Airbus Purchase Agreement.

4.1.8 Sales Tax. Lessee shall have provided such exemption certificates for sales, use, value added, goods and services, transfer, stamp or similar Tax purposes with respect to the delivery and lease of the Aircraft as Owner Participant may reasonably request.

4.1.9 Filings. On the Delivery Date, (a) the Lease and Lease Supplement No. 1 shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA pursuant to the Transportation Code and (b) a precautionary UCC financing statement covering the Lease shall have been duly filed in the State of Delaware (or arrangements shall have been made for filing promptly after the Delivery Date).

4.1.10 Aircraft Registration. Counsel to the FAA or Aviation Counsel shall have confirmed in writing that the Aircraft is registered or is eligible to be registered in the name of Owner Trustee.

4.1.11 No Event of Loss. On the Delivery Date, no event has occurred and is continuing that constitutes an Event of Loss with respect to the Aircraft.

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4.1.12 Material Adverse Change. On the Delivery Date, no Material Adverse Change shall have occurred and be continuing. For purposes of this Section 4.1.12, “Material Adverse Change” shall mean (i) the commencement of any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings against or involving Lessee, as debtor; (ii) any default by Lessee, after any applicable grace period, in the payment of any indebtedness for borrowed money where such default is in excess of ten million US Dollars (US$10,000,000); or (iii) any default by Lessee, after any applicable grace period, in the payment of any regularly-scheduled rental payment under any operating lease where the amount defaulted of the cumulative regularly-scheduled rental payments over the term of such operating lease is in excess of ten million US Dollars (US$10,000,000).

4.2 Conditions Precedent to Obligations of Owner Trustee. The obligation of Owner Trustee to take the actions required by this Agreement to be taken by it at the Closing is subject to the satisfaction or waiver by Owner Trustee, prior to or at the Closing, of the conditions precedent set forth below in this Section 4.2; provided that it shall not be a condition precedent to the obligations of Owner Trustee that any document be delivered or action be taken that is to be delivered or be taken by Owner Trustee or by a Person within Owner Trustee’s control.

4.2.1 Delivery of Documents. Executed original counterparts or copies of the following documents shall have been received by Owner Trustee or its special counsel, unless the failure to receive such document is the result of any action or inaction by Owner Trustee or by a Person within Owner Trustee’s control:

(a) the documents described in Section 4.1.1, except as specifically provided therein;

(b) (i) a copy of the resolutions of the board of directors (or executive committee) of Owner Participant, certified as of the Delivery Date by the Secretary or an Assistant Secretary of Owner Participant, duly authorizing the execution, delivery and performance by Owner Participant of the Operative Documents executed and to be executed by Owner Participant and each other document required to be executed and delivered by Owner Participant, in accordance with the provisions hereof; (ii) copies of the certificate of incorporation, by-laws and/or other constituent documents of Owner Participant, certified as of the Delivery Date by the Secretary or an Assistant Secretary of Owner Participant, together with all amendments and supplements thereto; and (iii) an incumbency certificate of Owner Participant, dated as of the Delivery Date, as to the persons authorized to execute and deliver this Agreement, the other Operative Documents to which Owner Participant is or is to be a party and each other document executed or to be executed on behalf of Owner Participant in connection with the transactions contemplated hereby and thereby and the signatures of such person or persons;

[(c)

(c) (i) a copy of the resolutions of the board of directors (or executive committee) of Owner Participant Guarantor, certified as of the Delivery Date by the Secretary or an Assistant Secretary of Owner Participant Guarantor, duly authorizing the execution, delivery and performance by Owner Participant Guarantor of the Operative Documents executed and to be executed by Owner Participant Guarantor and each other document required to be executed and delivered by Owner Participant Guarantor, in accordance with the provisions hereof;

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(ii) copies of the certificate of incorporation, by-laws and/or other constituent documents of Owner Participant Guarantor, certified as of the Delivery Date by the Secretary or an Assistant Secretary of Owner Participant Guarantor, together with all amendments and supplements thereto; and (iii) an incumbency certificate of Owner Participant Guarantor, dated as of the Delivery Date, as to the persons authorized to execute and deliver the Operative Documents to which Owner Participant Guarantor is or is to be a party and each other document executed or to be executed on behalf of Owner Participant Guarantor in connection with the transactions contemplated hereby and thereby and the signatures of such person or persons;] and

(d) [evidence of Owner Participant’s appointment of a process agent as provided in Section 10.7.7 and [of Owner Participant Guarantor’s appointment of a process agent as provided in the Owner Participant Guarantee and]3 [each] of such process agent’s acceptance of such appointment.]4

4.2.2 Other Conditions Precedent. Each of the conditions set forth in Sections 4.1.2, 4.1.3, 4.1.4, 4.1.5, 4.1.6, 4.1.7, 4.1.8, 4.1.9, 4.1.10 and 4.1.11 shall have been satisfied or waived by Owner Trustee, unless the failure of any such condition to be satisfied is the result of any action or inaction by Owner Trustee or by a Person within Owner Trustee’s control.

4.3 Conditions Precedent to Obligations of Lessee. The obligation of Lessee to take the actions required by this Agreement to be taken by it at the Closing is subject to the satisfaction or waiver by Lessee, prior to or at the Closing, of the conditions precedent set forth below in this Section 4.3; provided that it shall not be a condition precedent to the obligations of Lessee that any document be delivered or action be taken that is to be delivered or be taken by Lessee or by a Person within Lessee’s control.

4.3.1 Delivery of Documents. Executed original counterparts or copies of the following documents shall have been received by Lessee or its counsel, unless the failure to receive such document is the result of any action or inaction by Lessee or by a Person within Lessee’s control:

(a) the documents described in Sections 4.1.1, [and] 4.2.1(b), [and 4.2.1(c)], [and 4.2.1(d)]5 except as specifically provided therein; and

(b) the Owner Participant Guarantee, if any.

4.3.2 Sales Tax. Owner Trustee and Owner Participant shall have provided such exemption certificates for sales, use, value added, goods and services, transfer, stamp or similar Tax purposes with respect to the delivery and lease of the Aircraft as Lessee may reasonably request, and Lessee shall be reasonably satisfied that no such Tax is payable with respect to such delivery and lease.

[3]	Include if Owner Participant Guarantor is foreign.
[4]	Include if foreign OP.
[5]	Include if foreign OP or foreign OP guarantor.

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[Participation Agreement ([Year] MSN [MSN])]

4.3.3 Tax Forms. Lessee shall have received from Owner Trustee a duly completed and executed original IRS Form W-9, and each of Lessee and Owner Trustee shall have received from Owner Participant a duly completed and executed original IRS Form [W-9]6 (and/or other applicable IRS Form(s)), in each case, establishing a complete exemption from U.S. federal withholding Taxes with respect to all payments of Rent or other amounts to or for the benefit of Owner Trustee or Owner Participant under the Operative Documents.

4.3.4 Representations, Warranties and Covenants. On the Delivery Date, the representations and warranties of each of Lessor, Trust Company, Owner Participant and Owner Participant Guarantor (if any) made herein and in the other Operative Documents shall be correct and accurate in all material respects, in each case as though made on and as of such date, or if such representations and warranties relate solely to an earlier date, as of such earlier date, and each of Lessor, Trust Company, Owner Participant and Owner Participant Guarantor (if any) shall have performed and observed, in all material respects, all of its covenants, obligations and agreements in this Agreement and in the other Operative Documents to which it is party to be observed and performed by it as of the Delivery Date.

4.3.5 Title. Title to the Aircraft shall have been conveyed to Owner Trustee (subject to the recordation of the FAA Bill of Sale with the FAA pursuant to Section 6.5.1 and the registration on the International Registry of the Sale of the Airframe and Engines from Manufacturer to Owner Trustee pursuant to Section 6.5.2), free and clear of Liens other than (a) the rights and interests of Owner Trustee and Lessee under the Lease and Lease Supplement No. 1 covering the Aircraft and (b) the beneficial interest of Owner Participant created by the Trust Agreement.

4.3.6 Filings. On the Delivery Date, the FAA Bill of Sale shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA pursuant to the Transportation Code.

4.3.7 Application for Registration. Counsel to the FAA or Aviation Counsel shall have confirmed in writing that the Aircraft is registered or is eligible to be registered in the name of Owner Trustee, the Aircraft shall be registered with the FAA in the name of the Owner Trustee (or application for registration of the Aircraft in the name of Owner Trustee shall have been duly made with the FAA) and Lessee has temporary or permanent authority to operate the Aircraft.

4.3.8 Other Conditions Precedent. Each of the conditions set forth in Sections 4.1.2, 4.1.3, 4.1.5, 4.1.7, 4.1.8, 4.1.9, 4.1.10 and 4.1.11 shall have been satisfied or waived by Lessee, unless the failure of any such condition to be satisfied is the result of any action or inaction by Lessee or by a Person within Lessee’s control.

[6]	If foreign OP, replace W-9 with W-8BEN or other relevant IRS form(s).

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4.4 Aviation Counsel Opinions.

4.4.1 Filing Opinion. Promptly following the filings and registrations described in Sections 6.5.1 and 6.5.2, Lessee, Owner Trustee and Owner Participant shall receive an opinion addressed to each of them from Aviation Counsel, substantially in the form of Exhibit D.

4.4.2 Recordation Opinion. Promptly following the registration of the Aircraft, the recording of the FAA Bill of Sale, the Lease and Lease Supplement No. 1 pursuant to the Transportation Code, and the receipt of appropriate and correct recording information from the FAA, Lessee, Owner Trustee and Owner Participant shall receive an opinion addressed to each of them from Aviation Counsel, as to the due registration of the Aircraft, the due recording of such instruments and the lack of filing of any intervening documents with respect to the Aircraft.

Section 5. Representations and Warranties.

5.1 Representations and Warranties of Lessee. Lessee hereby represents and warrants that as of the date hereof:

5.1.1 Organization. Lessee is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own or hold under lease its properties and to enter into and perform its obligations under the Operative Documents to which it is or will be a party.

5.1.2 Corporate Authorization; No Violation. The execution, delivery and performance by Lessee of this Agreement and the other Operative Documents to which it is or will be a party have been duly authorized by all necessary corporate action on the part of Lessee, do not require any stockholder approval or approval or consent of any trustee or holder of indebtedness or obligations of Lessee, except such as have been duly obtained, and do not and will not violate the certificate of incorporation or by-laws of Lessee or any current law, governmental rule, regulation, judgment or order binding on Lessee or violate or result in a breach of, or constitute a default under, or result in the creation of any Lien (other than as permitted under the Operative Documents) upon the property of Lessee under, any indenture, mortgage, contract or other agreement to which Lessee is a party or by which Lessee or its properties is or are bound or affected.

5.1.3 Approvals. Neither the execution and delivery by Lessee of, nor the performance by Lessee of its obligations under, nor the consummation by Lessee of the transactions contemplated in, this Agreement and the other Operative Documents to which Lessee is or will be a party, requires the consent or approval of, or the giving of notice to, or the registration with, or the taking of any other action in respect of, the Department of Transportation, the FAA or any other United States federal or state governmental authority having jurisdiction, or the International Registry, except for (a) the filings and registrations referred to in Section 5.1.7, (b) notices, filings, recordings and other actions required to be given, made or performed after the Delivery Date and (c) such action, as a result of any act or omission by Owner Trustee, Owner Participant or any Affiliate of any thereof, as may be required under the United States federal securities laws or the securities or other laws of any state thereof or other jurisdiction applicable to sales of securities.

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5.1.4 Valid and Binding Agreements. This Agreement has been duly executed and delivered by Lessee and constitutes, and each other Operative Document to which Lessee will be a party will be duly executed and delivered by Lessee and, when executed and delivered, will constitute, the legal, valid and binding obligation of Lessee enforceable against Lessee in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity and except, in the case of the Lease, as limited by applicable laws that may affect the remedies provided in the Lease, which laws, however, do not make the remedies provided in the Lease inadequate for the practical realization of the rights and benefits intended to be provided thereby.

5.1.5 Litigation. Except for such matters disclosed in press releases issued by AMR Corporation or Lessee or in public filings made with the Securities and Exchange Commission under the Exchange Act by AMR Corporation or Lessee, there are no pending or, to Lessee’s knowledge, threatened actions or proceedings before any court, arbitrator or administrative agency which would materially adversely affect the ability of Lessee to perform its obligations under this Agreement or any of the other Operative Documents to which Lessee is or will be a party.

5.1.6 Securities Law. Neither Lessee nor any Person authorized to act on its behalf has directly or indirectly offered any interest in the Trust Estate or the Trust Agreement or any similar security to, or solicited any offer to acquire any of the same from, any Person in violation of the registration requirements of the Securities Act or any applicable securities law.

5.1.7 Registration and Recordation. Except for (a) the registration of the Aircraft with the FAA pursuant to the Transportation Code and periodic renewals of such registration as may be necessary under the FAA regulations governing U.S. registration of aircraft, (b) the filing for recordation with the FAA pursuant to the Transportation Code of the FAA Bill of Sale, the Lease and Lease Supplement No. 1 and (c) the registration on the International Registry of (i) the Sale of the Airframe and Engines from Manufacturer to Owner Trustee and (ii) the International Interests created under the Lease (as supplemented by Lease Supplement No. 1), no further filing or recording of any document is necessary or advisable in order to establish and perfect Owner Trustee’s interests in the Aircraft as against Lessee and any third parties in any jurisdiction within the United States, other than the filing of a precautionary financing statement in respect thereof under Article 9 of the UCC as in effect in the State of Delaware and the filing of continuation statements with respect thereto required to be filed at periodic intervals under such UCC.

5.1.8 Certificated Air Carrier. Lessee is a Certificated Air Carrier.

5.2 Representations and Warranties of Owner Participant. Owner Participant hereby represents and warrants that as of the date hereof:

5.2.1 Organization. Owner Participant is [type of entity] duly organized, validly existing and in good standing under the laws of [jurisdiction of organization] and has the [corporate] power and authority to own or hold under lease its properties, to carry on its business and operations and to enter into and perform its obligations under the Operative Documents to which it is or will be a party.

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5.2.2 Corporate Authorization; No Violation. The execution, delivery and performance by Owner Participant of this Agreement and the other Operative Documents to which it is or will be party have been duly authorized by all necessary [corporate] action on the part of Owner Participant, do not require any [stockholder] approval or approval or consent of any trustee or holder of indebtedness or obligations of Owner Participant, except such as have been duly obtained, or violate or result in a breach of, or constitute a default under, or result in the creation of any Lien (other than as permitted under the Operative Documents) upon the property of Owner Participant under, any indenture, mortgage, contract or other agreement to which Owner Participant is a party or by which Owner Participant or its properties is or are bound or affected. The execution, delivery and performance by Owner Participant of this Agreement and the other Operative Documents to which it is or will be party and the acquisition by Owner Participant of its interest in the Trust Estate (and the rights related thereto) do not and will not violate the [organizational documents] of Owner Participant or any current law, governmental rule, regulation, judgment or order binding on Owner Participant (including, without limitation, any such law, rule, regulation, judgment or order relating to money-laundering, anti-corruption or export control or imposing economic sanctions).

5.2.3 Approvals. Neither the execution and delivery by Owner Participant of, nor the performance by Owner Participant of its obligations under, nor the consummation by Owner Participant of the transactions contemplated in, this Agreement and the other Operative Documents to which Owner Participant is or will be a party, requires the consent or approval of, or the giving of notice to, or the registration with, or the taking of any other action in respect of any [jurisdiction of organization] governmental authority having jurisdiction.

5.2.4 Valid and Binding Agreements. This Agreement has been duly executed and delivered by Owner Participant and constitutes, and each other Operative Document to which Owner Participant will be a party will be duly executed and delivered by Owner Participant and, when executed and delivered, will constitute, the legal, valid and binding obligation of Owner Participant enforceable against Owner Participant in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity.

5.2.5 Litigation. There are no pending or, to Owner Participant’s knowledge, threatened actions or proceedings before any court, arbitrator or administrative agency which would materially adversely affect the ability of Owner Participant to perform its obligations under this Agreement or any of the other Operative Documents to which Owner Participant is or will be a party.

5.2.6 Securities Law. Neither Owner Participant nor any Person authorized to act on its behalf has directly or indirectly offered any interest in the Trust Estate or the Trust Agreement or any similar security to, or solicited any offer to acquire any of the same from, any Person in violation of the registration requirements of the Securities Act or any other applicable securities law.

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5.2.7 No Liens. On the Delivery Date, there are no Lessor’s Liens attributable to it.

5.2.8 Citizenship. Either (a) Owner Participant is a Citizen of the United States or (b) the Trust Agreement is in a form that permits the Aircraft to be registered with the FAA in the name of Owner Trustee (without regard to any provision of applicable law that permits FAA registration of an aircraft by limiting its location and usage but with regard to voting trust provisions and provisions delegating certain control rights to Owner Trustee), notwithstanding the failure of Owner Participant to be a Citizen of the United States.

5.2.9 ERISA. Either (a) no part of the funds to be used by Owner Participant to make and hold its investment pursuant to this Agreement directly or indirectly constitutes assets of any “employee benefit plan” (as defined in Section 3(3) of ERISA) or of any “plan” (as defined in Section 4975(e) of the Code) or (b) its purchase and holding of its interest in the Trust Estate and its investment pursuant to this Agreement are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

5.2.10 Qualifying Institution. Owner Participant shall be a Qualifying Institution (as defined in Section 8.2(a)(ii)) as of the Delivery Date.

5.2.11 Tax Status. [Owner Participant is a domestic [corporation][partnership] for U.S. federal income tax purposes.]7

5.3 Representations and Warranties of Owner Trustee and Trust Company. Wells Fargo Bank Northwest, National Association, as Trust Company (except with respect to Sections 5.3.4(b), 5.3.5(b) and 5.3.7(b)) and as Owner Trustee, hereby represents and warrants that as of the date hereof:

5.3.1 Organization. Trust Company is a national banking association duly organized and validly existing and in good standing under the laws of the United States and has the corporate power, authority and legal right under the laws of the United States pertaining to its banking, trust and fiduciary powers to enter into and perform its obligations under the Operative Documents to which it is or will be a party.

[7]	If Assignee is a foreign entity, replace with language to the following effect: “Assignee is (x) taxed as a [corporation] for U.S. federal income tax purposes, (y) a corporation resident in [ ] for [ ] tax purposes [(by virtue of being managed and controlled in [ ])] and (z) a resident of [ ] within the meaning of the income tax convention between [ ] and the United States (the “Treaty”) and fully eligible for the benefits of the [“Business Profits”][“Industrial or Commercial Profits”], “Interest” and “Other Income” articles of the Treaty with respect to all payments under the Lease and the other transaction documents and all income of Lessor with respect thereto.” If a foreign Assignee is tax-transparent, add similar language regarding its owners. In addition, a foreign Assignee will need to provide an opinion or representation substantially to the following effect: “Under applicable Law in effect at the Effective Time, assuming the Aircraft is not located or used by Lessee or any sublessee of Lessee at or after the Effective Time in [Assignee’s country] and neither Lessee, Owner Trustee nor Trust Company is acting, or has acted, under the Operative Documents through an office or other fixed place of business or an agent in [Assignee’s country], neither Lessee nor Owner Trustee will be required to charge, withhold or otherwise collect any sales, stamp, value added or similar Tax imposed by [Assignee’s country], or any political subdivision thereof, with respect to the Operative Documents or any Rent payable at or after the Effective Time.”

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5.3.2 Corporate Authorization. The execution, delivery and performance by each of Trust Company and Owner Trustee of this Agreement and the other Operative Documents to which it is or will be party have been duly authorized by all necessary corporate action on the part of Trust Company or Owner Trustee, as the case may be, do not require any stockholder approval or approval or consent of any trustee or holder of indebtedness or obligations of Trust Company or Owner Trustee, except as such as have been duly obtained, and do not and will not violate the certificate of incorporation or by-laws of Trust Company or any current law, governmental rule, regulation, judgment or order binding on Trust Company or Owner Trustee pertaining to its banking, trust or fiduciary powers or violate or result in a breach of, or constitute a default under, or result in the creation of any Lien (other than as permitted under the Operative Documents) upon the property of Trust Company or Owner Trustee under, any indenture, mortgage, contract or other agreement to which Trust Company or Owner Trustee is a party or by which Trust Company or Owner Trustee or its properties is or are bound or affected.

5.3.3 Approvals. Neither the execution and delivery by Trust Company or Owner Trustee of, nor the performance by Trust Company or Owner Trustee of its obligations under, nor the consummation by Trust Company or Owner Trustee of the transactions contemplated in, this Agreement and the other Operative Documents to which Trust Company or Owner Trustee is or will be a party, requires the consent or approval of, or the giving of notice to, or the registration with, or the taking of any other action in respect of, any United States federal or Utah state governmental authority having jurisdiction over its banking, trust or fiduciary powers.

5.3.4 Valid and Binding Agreements. (a) This Agreement has been duly executed and delivered by Trust Company and constitutes, and each other Operative Document to which Trust Company will be a party will be duly executed and delivered by Trust Company and, when executed and delivered, will constitute, the legal, valid and binding obligation of Trust Company enforceable against Trust Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity.

(b) This Agreement has been duly executed and delivered by Owner Trustee and constitutes, and each other Operative Document to which Owner Trustee will be a party will be duly executed and delivered by Owner Trustee and, when executed and delivered, will constitute, the legal, valid and binding obligation of Owner Trustee enforceable against Owner Trustee in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity.

5.3.5 Litigation. (a) There are no pending or, to Trust Company’s knowledge, threatened actions or proceedings before any court, arbitrator or administrative agency which would materially adversely affect the financial condition of Trust Company or the ability of Trust Company to perform its obligations under this Agreement or any of the other Operative Documents to which Trust Company is or will be a party.

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(b) There are no pending or, to Owner Trustee’s knowledge, threatened actions or proceedings before any court, arbitrator or administrative agency which would materially adversely affect the financial condition of Owner Trustee or the ability of Owner Trustee to perform its obligations under this Agreement or any of the other Operative Documents to which Owner Trustee is or will be a party.

5.3.6 Securities Law. Neither Owner Trustee nor Trust Company nor any Person authorized to act on their respective behalf has directly or indirectly offered any interest in the Trust Estate or the Trust Agreement or any similar security for sale to, or solicited any offer to acquire any of the same from, any Person in violation of the registration requirements of the Securities Act or any applicable securities law.

5.3.7 No Liens; Title. (a) On the Delivery Date, there are no Lessor’s Liens attributable to Trust Company.

(b) On the Delivery Date, there are no Lessor’s Liens attributable to Owner Trustee.

(c) On the Delivery Date, Owner Trustee shall have received whatever title to the Aircraft was conveyed to it by Manufacturer.

5.3.8 Citizenship. Each of Owner Trustee and Trust Company is a Citizen of the United States (without making use of a voting trust agreement or a voting powers agreement).

5.3.9 No Taxes. There are no Taxes imposed by the State of Utah or any political subdivision thereof in connection with the execution and delivery by Trust Company or Owner Trustee of this Agreement or the other Operative Documents to which it is a party or the acquisition by Owner Trustee of its interest in the Aircraft. There are no Taxes imposed by the State of Utah or any political subdivision thereof on Owner Trustee or Trust Company (other than franchise or other taxes based on or measured by any fees or compensation received for services rendered as Owner Trustee) in connection with the ownership and leasing of the Aircraft under, or the performance by Trust Company or Owner Trustee of, the Lease or the other Operative Documents to which it is a party, which Taxes would not have been imposed if the Trust Agreement were not governed by Utah law and neither Trust Company nor Owner Trustee had its principal place of business in, held the Trust Estate in or performed its duties under the Trust Agreement and the other Operative Documents in the State of Utah.

Section 6. Covenants and Agreements.

6.1 Covenants of Lessee.

6.1.1 Corporate Existence; Certificated Air Carrier. Lessee shall at all times maintain its corporate existence (except as permitted by Section 6.1.3) and shall do or cause to be done all things necessary to preserve and keep in full force and effect its rights (charter and

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statutory) and franchises to the extent deemed necessary in the good faith judgment of Lessee in the ordinary course of business except for any right or franchise that Lessee determines is no longer necessary or desirable in the conduct of its business. Lessee shall, for as long as and to the extent required under Section 1110 in order that Lessor be entitled to the benefits of Section 1110 with respect to the Aircraft (if any), remain a Certificated Air Carrier.

6.1.2 Financial and Other Information. Lessee agrees to furnish Owner Trustee and Owner Participant:

(a) within 60 days after the end of each of the first three quarterly periods in each fiscal year of Lessee during the Term, either (i) a consolidated balance sheet of Lessee and its consolidated subsidiaries as of the close of such period, together with the related consolidated statements of income for such period, or (ii) a report of Lessee on Form 10-Q in respect of such period in the form filed with the Securities and Exchange Commission;

(b) within 120 days after the close of each fiscal year of Lessee during the Term, either (i) a consolidated balance sheet of Lessee and its consolidated subsidiaries as of the close of such fiscal year, together with the related consolidated statements of income for such fiscal year, as certified by independent public accountants, or (ii) a report of Lessee on Form 10-K in respect of such year in the form filed with the Securities and Exchange Commission;

(c) within 120 days after the close of each fiscal year of Lessee during the Term, a certificate of Lessee signed by a Responsible Officer of Lessee, to the effect that the signer has reviewed the relevant terms of the Lease and has made, or caused to be made under his or her supervision, a review of the transactions and condition of Lessee during the accounting period covered by the financial statements referred to in clause (b) above, and that such review has not disclosed the existence during such accounting period, nor does the signer have knowledge of the existence as of the date of such certificate, of any Event of Default or, if any such Event of Default exists or existed, specifying the nature and period of existence thereof and what action Lessee has taken or is taking or proposes to take with respect thereto; and

(d) such other non-confidential information readily available to Lessee without undue expense as Owner Trustee shall reasonably request.

The items required to be furnished pursuant to clause (a) and clause (b) above shall be deemed to have been furnished on the date on which such item is posted on the Securities and Exchange Commission’s website at www.sec.gov, and such posting shall be deemed to satisfy the requirements of clause (a) and clause (b); provided that Lessee shall deliver a paper copy of any item referred to in clause (a) and clause (b) above to Owner Trustee and Owner Participant if Owner Participant so requests.

6.1.3 Merger. Lessee shall not consolidate with or merge into any other Person, or convey, transfer or lease all or substantially all of its assets as an entirety to any Person, unless:

(a) the Person formed by such consolidation or into which Lessee is merged or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of Lessee as an entirety (the “Successor”):

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(i) if and to the extent required under Section 1110 in order that Lessor continues to be entitled to any benefits of Section 1110 with respect to the Aircraft, shall be a Certificated Air Carrier; and

(ii) shall execute and deliver to Owner Trustee and Owner Participant an agreement in form reasonably satisfactory to Owner Participant containing an assumption by such Successor of the due and punctual performance and observance of each covenant and condition to be performed or observed by Lessee of each of the Operative Documents to which Lessee is a party;

(b) immediately after giving effect to such transaction, no Event of Default caused by such transaction shall have occurred and be continuing; and

(c) Lessee shall have delivered to Owner Trustee and Owner Participant an officer’s certificate and an opinion of counsel (which may be Lessee’s General Counsel), each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement described in clause (a) above comply with this Section 6.1.3 and that all conditions precedent herein provided for relating to such transaction have been complied with (except that such opinion need not cover the matters referred to in clause (b) above and may rely, as to factual matters, on an officer’s certificate of Lessee) and, in the case of such opinion, that such assumption agreement has been duly authorized, executed and delivered by the Successor, constitutes its legal, valid and binding obligation and is enforceable against the Successor in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of Lessee as an entirety in accordance with this Section 6.1.3, the Successor shall succeed to, be substituted for, and may exercise every right and power of, and shall assume every obligation and liability of, Lessee under the Operative Documents with the same effect as if the Successor had been named as Lessee herein; and thereafter, Lessee shall be released and discharged from all obligations and covenants under the Operative Documents.

6.1.4	[*CTR*]

(a)	[*CTR*]

(b)	[*CTR*]

(c)	[*CTR*]

(d)	[*CTR*]

(e)	[*CTR*]

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6.2 Covenants of Owner Participant.

6.2.1 Owner Trustee Obligations. Owner Participant agrees that it will not direct Owner Trustee to take any action in violation of any agreement or undertaking of Owner Trustee in any of the Operative Documents.

6.2.2 Replacement of Owner Trustee. Owner Participant agrees not to remove the institution acting as Owner Trustee, and not to replace the institution acting as Owner Trustee in the event that such institution resigns as Owner Trustee, without in either case having obtained Lessee’s prior written consent (such consent not to be unreasonably withheld); provided that Lessee’s consent shall not be required if any Event of Default shall have occurred and be continuing. In any such event, a new Owner Trustee selected by Owner Participant which is a Citizen of the United States and, unless an Event of Default shall have occurred and be continuing, is acceptable to Lessee, shall be substituted for Owner Trustee; provided that Owner Participant shall not choose a replacement Owner Trustee which, in the good faith opinion of Lessee, may (or, if an Event of Default shall have occurred and be continuing, Owner Participant shall use its best efforts to select a replacement Owner Trustee which will not) result in additional liability to Lessee pursuant to Section 7.1. or 7.2, except in the case of a mandatory or voluntary resignation of Owner Trustee where Lessee has not proposed an alternative Owner Trustee that is reasonably satisfactory to Owner Participant.

6.2.3 Certain Payments. Owner Participant agrees to pay or cause Owner Trustee to pay all or any portion of [*CTR*] pursuant to Section 6.1.4(e) as and when specified in such Section.

6.2.4 Replacement Engines. Owner Participant agrees that, in the case of any Replacement Engine substituted pursuant to Section 8(d) of the Lease or any engine substituted pursuant to Section I of the Return Conditions, Owner Trustee is hereby authorized and directed to take the actions specified in Section 8(d) of the Lease or Section I of the Return Conditions, as applicable, with respect to such Replacement Engine or engine, as applicable.

6.3 Covenants of Owner Trustee and Trust Company.

6.3.1 FAA and International Registry Correspondence. Owner Trustee agrees to furnish to Lessee copies of (a) all periodic reports sent by it to the FAA (or to the aeronautical authority of the country of registry of the Aircraft if the Aircraft is not registered under the laws of the United States) or the International Registry relating to the Aircraft, (b) all notices, certificates of aircraft registration and other documents and correspondence received by it from the FAA (or from the aeronautical authority of the country of registry of the Aircraft if the Aircraft is not registered under the laws of the United States) or the International Registry relating to the Aircraft and (c) any other notices, assessments, affidavits, instruments or other documents relating to the Aircraft, the Trust Estate or Owner Trustee’s ownership thereof in its possession after the date hereof.

6.3.2 Distribution of Funds. With respect to any amount stated in the Lease or any other Operative Document to be distributable by Trust Company or Owner Trustee to Lessee or Owner Participant, each of Trust Company and Owner Trustee, upon receipt thereof, agrees to distribute such amount (or cause such amount to be distributed) to Lessee or Owner Participant, as applicable, in accordance with the terms of the Lease or such other Operative Document.

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6.3.3 Indebtedness and Other Business. Each of Trust Company and Owner Trustee agrees that Owner Trustee will not create, incur or assume any indebtedness for money borrowed, or enter into any business or other activity, except to the extent expressly provided in this Agreement or the other Operative Documents.

6.3.4 Trust Administration. Each of Owner Trustee and Trust Company agrees that it will perform all of its administrative duties under this Agreement and the other Operative Documents solely in the State of Utah or in such other location to which the situs of the Trust is moved in accordance with Section 6.4.9, except to the extent necessary to exercise any of its rights or remedies to the extent permitted by applicable laws in connection with an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

6.3.5 Banking Law Filing. Trust Company agrees to make any filing required to be made under Section 131.3 of the New York State Banking Law.

6.3.6 Funds Transfer Fees. Each of Owner Trustee and Trust Company agrees that it will not impose, directly or indirectly, any lifting charge, cable charge, remittance charge or any other charge or fee on any transfer by Lessee of funds to, through or by Owner Trustee and Trust Company pursuant to any Operative Document, except as may be otherwise agreed to in writing by Lessee (in which case such agreed charge or fee shall be for Lessee’s account).

6.4 Other Covenants.

6.4.1 Lessor’s Liens. Each of Owner Participant and Trust Company agrees that (a) it shall promptly, at its own cost and expense, take such action as may be necessary duly to discharge and satisfy in full any Lessor’s Lien attributable to it if the same shall arise at any time (by bonding or otherwise, so long as Lessee’s operation and use of the Aircraft is not impaired); provided that Owner Participant may, for a period of not more than 60 days, contest any such Lessor’s Lien diligently and in good faith by appropriate proceedings so long as such contest does not involve any material risk of the sale, forfeiture or loss of or loss of use of the Airframe or any Engine or any material risk of criminal penalties or material civil penalties being imposed on Lessee, and (b) it shall indemnify and hold harmless the other parties hereto from and against any loss, cost, Tax, expense or damage (including reasonable legal fees and expenses) that may be suffered or incurred by any of them as a result of its failure to promptly discharge or satisfy in full any such Lessor’s Lien.

6.4.2 Vesting of Title. Each of Owner Participant, Owner Trustee and Trust Company agrees that in each instance in which the Lease provides that title to the Aircraft, any Engine, engine, Part or Obsolete Part shall be transferred to or vest in Lessee, title to such Aircraft, Engine, engine, Part or Obsolete Part shall vest in Lessee, free and clear of all right, title and interest of such party, Lessor’s Liens and Liens of the type described in Section 6(h) of the Lease, and each of Owner Participant, Owner Trustee and Trust Company shall do all acts necessary to discharge all such Liens and other rights held by it in such Aircraft, Engine, engine, Part or Obsolete Part.

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6.4.3 Quiet Enjoyment. Each of Owner Participant, Owner Trustee and Trust Company agrees that, except as expressly permitted by Section 15 of the Lease following an Event of Default that has occurred and is continuing, notwithstanding anything herein or in any other Operative Document to the contrary, neither it nor any Person claiming by, through or under it shall (a) discharge the registration with the International Registry of the International Interests arising with respect to the Lease, (b) transfer the right to discharge any of such International Interests to any other Person or cause any such right to be so transferred or (c) take or cause to be taken any action inconsistent with Lessee’s rights under the Lease and its right to quiet enjoyment of the Aircraft, the Airframe, any Engine or any Part, or otherwise in any way interfere with or interrupt the use, operation and continuing possession of the Aircraft, the Airframe, any Engine or any Part by Lessee or any sublessee, assignee or transferee under any sublease, assignment or transfer then in effect and permitted by the terms of the Lease.

6.4.4 Aircraft Registration. Each of Owner Participant, Owner Trustee and Trust Company agrees (a) to execute and deliver all documents and instruments required by the FAA from time to time or as Lessee reasonably requests for the purpose of effecting and continuing the United States registration of the Aircraft pursuant to Section 7(a) of the Lease, (b) to cooperate with Lessee in effecting and continuing any foreign re-registration of the Aircraft pursuant to Section 7(a) of the Lease and (c) to perform all action necessary or appropriate in order for Lessee to have temporary or permanent authority under applicable United States federal law to operate the Aircraft as contemplated by the Lease.

6.4.5 Interest in Certain Engines. Each of Owner Participant, Owner Trustee and Trust Company agrees, for the benefit of the lessor, conditional vendor or secured party of any airframe or any engine leased, purchased or owned by Lessee subject to a lease, conditional sale or other security agreement, that it will not acquire or claim, as against such lessor, conditional vendor or secured party, any right, title or interest in any engine or engines as the result of such engine or engines being installed on the Airframe at any time while such engine or engines are subject to such lease, conditional sale or other security agreement.

6.4.6 Compliance with Trust Agreement. Each of Owner Participant, Owner Trustee and Trust Company agrees (a) to comply with all of the terms of the Trust Agreement (as the same may hereafter be amended or supplemented from time to time in accordance with the terms thereof and clause (b) of this Section 6.4.6) applicable to it, (b) not to amend, supplement or otherwise modify any provision of the Trust Agreement without Lessee’s prior written consent (such consent not to be unreasonably withheld) and (c) notwithstanding anything to the contrary contained in the Trust Agreement, not to terminate or revoke the Trust Agreement or the trusts created by the Trust Agreement without Lessee’s prior written consent (such consent not to be unreasonably withheld).

6.4.7 Warranties. Each of Owner Participant, Owner Trustee and Trust Company agrees that, so long as no Event of Default shall have occurred and be continuing, Lessee shall, throughout the Term, have the benefit of and shall be entitled to enforce, either in its own name or in the name of Owner Trustee for the use and benefit of Lessee, any and all warranties of any Person (whether express or implied) in respect of the Aircraft, the Airframe, any Engine or any Part, and each of Owner Participant, Owner Trustee and Trust Company agrees to execute and deliver such further documents and take such further action, as may be

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reasonably requested by Lessee and at Lessee’s cost and expense, as may be necessary to enable Lessee to obtain such warranty service or the benefits of any such warranty as may be furnished for the Aircraft, Airframe, any Engine or any Part by such Person. Each of Owner Participant, Owner Trustee and Trust Company hereby appoints and constitutes Lessee, for the duration of the Term except at such times as an Event of Default shall have occurred and be continuing, its agent and attorney-in-fact during the Term to assert and enforce, from time to time, in the name and for the account of Owner Trustee and Lessee, as their interests may appear, but in all cases at the cost and expense of Lessee, whatever claims and rights any of them may have against such Person.

6.4.8 Bankruptcy of Trust Estate. Each of Owner Participant, Trust Company and Owner Trustee agrees that it shall not commence or join in any action to subject the Trust Estate or the trust established by the Trust Agreement, as debtor, to the reorganization or liquidation provisions of the Bankruptcy Code or any other applicable bankruptcy or insolvency statute.

6.4.9 Change in Situs of Trust. Each of Owner Participant, Trust Company and Owner Trustee agrees that if, at any time, Lessee (a) certifies that Lessee has, or in its good faith opinion will, become obligated to pay an amount pursuant to Section 7.2, and such amount would be reduced or eliminated if the situs of the Trust were changed and (b) requests that the situs of the Trust be moved to another state in the United States from the state in which it is then located, Owner Participant shall direct such change in situs as may be specified in writing by Lessee, and Owner Participant and Owner Trustee shall take whatever action as may be reasonably necessary to accomplish such change. All reasonable out-of-pocket fees and expenses of Owner Participant, Trust Company and Owner Trustee incurred in connection with such a change in situs shall be borne by Lessee. Notwithstanding anything to the contrary contained herein or in any other Operative Document, Owner Participant and Owner Trustee will not consent to or direct a change in the situs of the Trust without the prior written consent of Lessee.

6.4.10 Insurance. Each of Owner Participant, Owner Trustee and Trust Company agrees not to obtain or maintain insurance for its own account if such insurance would limit or otherwise adversely affect the coverage or amounts payable under, or increase the premiums for, any insurance required to be maintained pursuant to Section 11 of the Lease or any other insurance maintained by Lessee.

6.4.11 Stamp Tax. Owner Participant shall pay any stamp, documentation or similar Tax imposed or levied upon or in respect of its execution or delivery of this Agreement or any other Operative Document by any jurisdiction outside the United States in which it (a) is organized, (b) has its principal office or an office through which it is acting hereunder or (c) executes or delivers any such document.

6.5 Filings.

6.5.1 FAA Filings. On the Delivery Date, Lessee and Owner Trustee will cause the FAA Bill of Sale, the Application for Aircraft Registration, the Lease and Lease Supplement No. 1 to be promptly filed and recorded, or filed for recording, with the FAA to the extent

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permitted under the Transportation Code or required under any other applicable United States law, in the following order: first, the FAA Bill of Sale; second, the Application for Aircraft Registration; and third, the Lease, to be effected by so filing the Lease with Lease Supplement No. 1 attached thereto.

6.5.2 International Registry Filings. On or promptly after the Delivery Date, Lessee and Owner Trustee will cause the registration of the following to be effected on the International Registry in accordance with the Cape Town Treaty in the following order: first, the Sale of the Airframe and Engines from Manufacturer to Owner Trustee; and second, the International Interests created under the Lease (as supplemented by Lease Supplement No. 1). Lessee and Owner Trustee each shall also, as and to the extent applicable, consent to such registrations upon the issuance of a request for such consent by the International Registry.

Section 7. Indemnification and Expenses.

7.1 General Indemnity.

7.1.1 Claims Indemnified. Subject to Section 7.1.2, if the Closing occurs, Lessee agrees to indemnify and hold harmless each Indemnified Person on an After-Tax Basis against any and all Claims imposed on, incurred by or asserted against such Indemnified Person resulting from or arising out of (a) Lessee’s use, possession and operation of the Aircraft, including the control, delivery, redelivery, location, pooling, maintenance, repair, substitution, replacement, registration, re-registration, sublease, storage, modification, alteration, return, transfer or other disposition of the Aircraft, the Airframe, any Engine or any Part (including, without limitation, with respect thereto, any such Claim for any death or injury to passengers or others, any such Claim for any damage to the environment, and any such Claim for patent, trademark or copyright infringement) and (b) any incorrectness of any representations or warranties of Lessee contained in any Operative Document, or any failure by Lessee to perform or observe any covenant, agreement or other obligation to be performed or observed by Lessee under the Lease and the other Operative Documents.

7.1.2 Claims Excluded. Lessee shall have no obligation to indemnify and hold harmless any Indemnified Person under Section 7.1 (or otherwise under the Operative Documents) with respect to Claims described in any one or more of the following subsections:

(a) Any Claim to the extent attributable to acts or events occurring after the earlier of (i) the return of the Aircraft to Lessor pursuant to Section 5 of the Lease and (ii) the expiration or earlier termination of the Lease except to the extent such Claim arises pursuant to the exercise of remedies in accordance with Section 15 of the Lease in connection with an Event of Default that shall have occurred and be continuing;

(b) Any Claim that is or is attributable to a Tax (including any Tax benefits), whether or not Lessee is required to indemnify therefor under Section 7.2, it being agreed that Section 7.2 sets forth Lessee’s entire liability with respect to Taxes, other than Taxes taken into account in order to make an indemnity payment under this Section 7.1 on an After-Tax Basis;

(c) Any Claim to the extent attributable to the gross negligence or willful misconduct of any Indemnified Person (other than the gross negligence or willful misconduct imputed as a matter of law to any Indemnified Person solely by reason of its interest in the Aircraft);

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(d) Any Claim to the extent attributable to the failure by any Indemnified Person to perform or observe any covenant, agreement or other obligation to be performed or observed by it under, or any incorrectness of any representations or warranties of any Indemnified Person contained in, the Lease or any other Operative Document or any agreement relating hereto or thereto to which any such Indemnified Person is a party;

(e) Any Claim that constitutes a Permitted Lien;

(f) Any Claim to the extent attributable to the Transfer (voluntary or involuntary) (i) by any Indemnified Person of any interest in the Aircraft, the Airframe, any Engine, any Part, the Trust Estate, Rent or any interest arising under any Operative Document, or any similar interest or security, in each case other than such a Transfer pursuant to the Return Conditions or Section 8 or 10 of the Lease or pursuant to the exercise of remedies in accordance with Section 15 of the Lease in connection with an Event of Default that shall have occurred and be continuing, or (ii) of any interest (direct or indirect) in any Indemnified Person;

(g) Any Claim to the extent attributable to a failure on the part of Owner Trustee to distribute in accordance with the Operative Documents any amounts received and distributable by it thereunder;

(h) Any Claim to the extent relating to any cost, fee, expense or other payment obligation (i) that is payable or borne by (A) Lessee pursuant to any expense, indemnification, compensation or reimbursement provision of any Operative Document other than this Section 7.1 or (B) a Person other than Lessee pursuant to any provision of any Operative Document or (ii) that such Indemnified Person expressly agrees shall not be payable or borne by Lessee;

(i) Any Claim to the extent that it is an ordinary and usual operating or overhead expense;

(j) Any Claim resulting from a violation of ERISA or a “prohibited transaction” under Section 4975 of the Code;

(k) Any Claim that would not have arisen but for the authorization, giving or withholding of any future amendments, supplements, waivers or consents with respect to any Operative Document, other than such (i) as are requested in writing by Lessee, or (ii) that occur as a result of the exercise of remedies in accordance with Section 15 of the Lease in connection with an Event of Default that shall have occurred and be continuing;

(l) Any Claim that would not have arisen but for any indebtedness, head lease, swap, hedge, or other financing (other than the Lease) arrangements of any Indemnified Person relating to the Aircraft, the Airframe, any Engine, any Part, Rent or any Operative Document; provided that, in the case of any such Claim against any Back-Leveraging Indemnified Person, such Claim shall only be excluded by this subsection (l) to the extent that the nature of such Claim is different than it would have been had such Back-Leveraging

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Indemnified Person (i) been Lessor or Owner Participant or an officer, director, servant, agent, successor and permitted assign of Lessor or Owner Participant, as applicable, and (ii) entered into the Operative Documents but not the other documents relating to the applicable Back-Leveraging Transaction;

(m) Any Claim that would not have arisen but for the failure of Trust Company, Owner Trustee or Owner Participant to be a Citizen of the United States; and

(n) Any Claim that is attributable to or relates to any broker’s fee, commission or finder’s fee in connection with any transaction contemplated by the Operative Documents (other than such fees of Lessee’s lease advisor, SkyWorks Capital, LLC).

7.1.3 Indemnified Person. All rights (including, without limitation, the right to receive any indemnity payment under this Section 7.1) of an Indemnified Person and any member of such Indemnified Person’s Related Indemnitee Group shall be exercised solely by an Indemnified Person who is a party to this Agreement. If any Indemnified Person fails to comply with this Section 7.1, such Indemnified Person shall not be entitled to indemnity under this Section 7.1 with respect to any Claim to the extent (but only to the extent) that Lessee shall have been prejudiced by such failure and that such failure is not the result of or otherwise attributable to the failure of Lessee to comply with any of its duties or obligations under this Section 7.1.

7.1.4 Insured Claims. If any Claim indemnified by Lessee is covered by a policy of insurance maintained by Lessee pursuant to Section 11 of the Lease, each Indemnified Person agrees to cooperate, at Lessee’s expense, with the insurers in the exercise of their rights to investigate, defend or compromise such Claim as may be required to retain the benefits of such insurance with respect to such Claim.

7.1.5 Claims Procedure. An Indemnified Person shall promptly notify Lessee of any Claim as to which indemnification is sought. Any amount payable by Lessee to any Indemnified Person pursuant to this Section 7.1 shall be paid within 30 days after receipt of a written demand therefor from such Indemnified Person accompanied by a written statement describing in reasonable detail the Claim which is the subject of and basis for such indemnity and the computation of the amount so payable.

Subject to the rights of insurers under policies of insurance maintained by Lessee, Lessee shall have the right to investigate, and the right in its sole discretion to defend or compromise, any Claim for which indemnification is sought under this Section 7.1, and each Indemnified Person shall cooperate with all reasonable requests of Lessee in connection therewith; provided that Lessee shall reimburse such Indemnified Person for all reasonable costs and expenses incurred by it in connection therewith. No Indemnified Person shall enter into a settlement or other compromise with respect to any Claim without the prior written consent of Lessee, unless such Indemnified Person waives its right and the rights of its Related Indemnitee Group to be indemnified with respect to such Claim. Where Lessee or the insurers under a policy of insurance maintained by Lessee undertake the defense of an Indemnified Person with respect to a Claim, no additional legal fees or expenses of such Indemnified Person in connection with the defense of such Claim shall be indemnified hereunder unless such fees or expenses were incurred at the request of Lessee or such insurers; provided, however, that, if in the written

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opinion (a “Conflict Opinion”) of counsel to such Indemnified Person an actual or potential material conflict of interest exists where it is advisable for such Indemnified Person to be represented by separate counsel, the reasonable fees and expenses of such separate counsel shall be borne by Lessee. Subject to the requirements of any policy of insurance maintained by Lessee, an Indemnified Person may participate at its own expense in any judicial proceeding controlled by Lessee pursuant to the preceding provisions; provided that such party’s participation does not, in the opinion of the independent counsel appointed by Lessee or its insurers to conduct such proceedings, interfere with such control; and such participation shall not constitute a waiver of the indemnification provided in this Section 7.1. Notwithstanding anything to the contrary contained herein, Lessee shall not under any circumstances be liable for the fees and expenses of more than one counsel for all Indemnified Persons except in the case of a delivery to Lessee of a Conflict Opinion with respect to each Indemnified Person seeking to be represented by separate counsel.

7.1.6 Subrogation. To the extent that a Claim indemnified by Lessee under this Section 7.1 is in fact paid in full by Lessee and/or an insurer under a policy of insurance maintained by Lessee, Lessee and/or such insurer, as the case may be, shall, without any further action, be subrogated to the rights and remedies of the Indemnified Person on whose behalf such Claim was paid (other than rights and remedies of such Indemnified Person under insurance policies maintained at its own expense) with respect to the transaction or event giving rise to such Claim. Such Indemnified Person shall give such further assurances or agreements and shall cooperate with Lessee or such insurer, as the case may be, to permit Lessee or such insurer to pursue such rights and remedies, if any, to the extent reasonably requested by Lessee and at Lessee’s expense. Should an Indemnified Person receive any payment from any party other than Lessee or its insurers, in whole or in part, with respect to any Claim paid in full by Lessee or its insurers hereunder, such Indemnified Person shall promptly pay the amount so received (but not an amount in excess of the amount Lessee or any of its insurers has paid in respect of such Claim) over to Lessee.

7.1.7 No Guaranty. Notwithstanding anything to the contrary contained in the Lease or in any other Operative Document, Lessee shall not have any responsibility for, or incur any liabilities as a result of, any residual value guaranty, deficiency guaranty or similar agreement in connection with the Aircraft, the Airframe, any Engine or any Part. In addition, nothing set forth in this Section 7.1 shall constitute a guarantee by Lessee that the Aircraft shall have any particular value, useful life or residual value.

7.2 General Tax Indemnity

7.2.1 Taxes Indemnified. Subject to Section 7.2.2, if the Closing occurs, Lessee agrees to indemnify and hold harmless each Tax Indemnitee on an After-Tax Basis against any and all Taxes imposed on any Tax Indemnitee, Lessee, the Aircraft, the Airframe, any Engine or any Part upon or with respect to (a) the Aircraft, the Airframe, any Engine or any Part, (b) the lease, possession, operation, use, non-use, control, purchase, sale, delivery, redelivery, location, pooling, maintenance, repair, substitution, replacement, registration, re-registration, purchase, sale, sublease, storage, modification, alteration, return, transfer or other disposition of the Aircraft, the Airframe, any Engine or any Part, (c) any Basic Rent or Supplemental Rent payable by or on behalf of Lessee, (d) any incorrectness of any representations or warranties of Lessee

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contained in any Operative Document, or any failure of Lessee to perform or observe any covenant, agreement or other obligation to be performed or observed by Lessee, under the Lease or any Operative Document or (e) the exercise of remedies in accordance with Section 15 of the Lease in connection with an Event of Default that shall have occurred and be continuing.

7.2.2 Taxes Excluded from Indemnity. Lessee shall have no obligation to indemnify and hold harmless any Tax Indemnitee under Section 7.2 (or otherwise under the Operative Documents) with respect to Taxes described in any one or more of the following subsections; provided that subsections (a) and (e) below shall not apply in determining the additional amount necessary to make any payment on an After-Tax Basis:

(a) Taxes imposed by any government or taxing authority on, based on, measured by or with respect to capital, net worth, retained earnings, gross or net income or gross or net receipts or proceeds or that are doing business, franchise, minimum or withholding Taxes; provided that this subsection (a) shall not apply to (i) any such Taxes imposed by any government or taxing authority located outside the United States to the extent such Taxes would have been imposed had the sole connection between the Tax Indemnitee and such government or taxing authority been (A) the location, use, operation or presence of the Aircraft, the Airframe, any Engine or any Part in such jurisdiction, (B) the presence or activity of Lessee or any Permitted Sublessee or any Affiliate of either in such jurisdiction or (C) Lessee’s (or another Person on its behalf) making a payment from or through such jurisdiction or (ii) any sales, use, goods and services, license, value added or property Taxes, or Taxes of a similar nature, imposed by any government or taxing authority;

(b) Taxes that would not have been imposed but for (i) any Lessor’s Lien, (ii) the gross negligence or willful misconduct of any Tax Indemnitee (other than gross negligence or willful misconduct imputed as a matter of law to such Tax Indemnitee solely by reason of its interest in the Aircraft), (iii) the breach or inaccuracy of any representation, warranty or covenant of any Tax Indemnitee contained in any Operative Document (unless attributable to the breach by Lessee of any representation, warranty or covenant of Lessee contained in any Operative Document), or (iv) a failure of any Tax Indemnitee to comply with any certification, information, documentation, reporting or other similar requirement, if such compliance is necessary or appropriate to claim any relief from such Taxes for which such Tax Indemnitee was eligible, unless such failure is due to the failure of Lessee to comply with its obligations under Section 7.2.5 below;

(c) Taxes imposed on or with respect to a Transfer (voluntary or involuntary) (i) by a Tax Indemnitee of any interest in the Aircraft, the Airframe, any Engine, any Part, the Trust Estate, Rent or any interest arising under any Operative Document or (ii) of any interest (direct or indirect) in a Tax Indemnitee, in each case other than a Transfer pursuant to the Return Conditions or Section 8 or 10 of the Lease or pursuant to the exercise of remedies in accordance with Section 15 of the Lease in connection with an Event of Default that shall have occurred and be continuing;

(d) Taxes to the extent imposed with respect to any period commencing after the earlier of (i) the return of the Aircraft to Lessor pursuant to Section 5 of the Lease and (ii) the expiration or earlier termination of the Lease; provided that there shall not be excluded by this

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subsection (d) any Taxes to the extent (x) attributable to events occurring or matters arising prior to or simultaneously with the earlier of such times, (y) imposed with respect to any payment by Lessee under the Operative Documents after such date or (z) arising pursuant to the exercise of remedies in accordance with Section 15 of the Lease in connection with an Event of Default that shall have occurred and be continuing;

(e) Taxes imposed by any government or taxing authority to the extent such Taxes would not have been imposed but for a connection between any Tax Indemnitee or any Affiliate thereof and such government or taxing authority unrelated to the transactions contemplated by the Operative Documents;

(f) Taxes to the extent such Taxes would not have been imposed but for an amendment or waiver with respect to any Operative Document, unless such amendment or waiver is (i) requested in writing by Lessee or (ii) made as a result of the exercise of remedies in accordance with Section 15 of the Lease in connection with an Event of Default that shall have occurred and be continuing;

(g) value added Taxes imposed in lieu of a net income Tax by the United States or any state or local government or taxing authority thereof or therein;

(h) Taxes resulting from a violation of ERISA or a “prohibited transaction” under Section 4975 of the Code;

(i) Taxes on, based on, measured by or with respect to any consideration payable for services rendered by Trust Company as owner trustee;

(j) Taxes that would not have been imposed but for any indebtedness, head lease, swap, hedge or other financing (other than the Lease) arrangements of any Tax Indemnitee relating to the Aircraft, the Airframe, any Engine, any Part, Rent or any Operative Document; provided that, for the avoidance of doubt, Taxes imposed on a Back-Leveraging Indemnified Person, if any, that has been added as a Tax Indemnitee in a consent and acknowledgement described in Section 8.3.2(b) shall not be treated as described in this clause (j) to the extent that such Taxes would have been imposed on another Tax Indemnitee and would have been subject to indemnification by Lessee under this Section 7 had there been no such indebtedness, head lease, swap, hedge or other financing (other than the Lease) arrangements;

(k) Taxes in excess of the Taxes that would have been imposed and indemnified against by Lessee hereunder had there not been a Transfer (voluntary or involuntary) (i) by a Tax Indemnitee of any interest in the Aircraft, the Airframe, any Engine, any Part, the Trust Estate, Rent or any interest arising under any Operative Document or (ii) of any interest (direct or indirect) in a Tax Indemnitee, in each case other than a Transfer pursuant to the Return Conditions or Section 8 or 10 of the Lease or pursuant to the exercise of remedies in accordance with Section 15 of the Lease in connection with an Event of Default that shall have occurred and be continuing;

(l) withholding Taxes imposed by the U.S. federal government that would not have been imposed but for a Tax Indemnitee or any Person holding a direct or indirect interest in the Tax Indemnitee being other than a “United States person” within the meaning of Section 7701(a)(30) of the Code; or

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(m) Taxes payable by Owner Participant under Section 6.4.11 of this Agreement.

7.2.3 Payment. Lessee shall pay any Tax for which it is liable pursuant to this Section 7.2 directly to the appropriate taxing authority, if allowable, or, if not so allowable, directly to the relevant Tax Indemnitee. Any amount payable directly to any Tax Indemnitee pursuant to this Section 7.2 shall be paid to such Tax Indemnitee on or prior to the later of (a) 30 days after receipt by Lessee of a written demand therefor from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the Taxes that are the subject of such indemnity and the computation of the amount so payable, (b) one Business Day prior to the due date for the payment of such Taxes (including all extensions) or (c) in the case of amounts that are being contested in accordance with Section 7.2.4, the time such contest (including all appeals, if any) is finally resolved; provided that Lessee shall pay any amounts due pursuant to Section 7.2.4 at the time or times required by such Section. If requested by a Tax Indemnitee in writing, Lessee shall furnish to such Tax Indemnitee the original or a certified copy of a receipt (if any is reasonably available to Lessee) for Lessee’s payment of any Tax directly to a taxing authority pursuant to this Section 7.2 or such other evidence of such payment by Lessee as is reasonably acceptable to such Tax Indemnitee and reasonably available to Lessee. If, for any reason, Lessee makes any payment with respect to any Taxes of any Tax Indemnitee that are not the responsibility of Lessee with respect to such Tax Indemnitee under this Section 7, such Tax Indemnitee shall pay to Lessee, within 30 days of Lessee’s demand therefor, an amount equal to the amount paid by Lessee with respect to such Taxes.

7.2.4 Contests; Refunds.

If a written claim is made against any Tax Indemnitee for any Tax for which Lessee may be obligated pursuant to this Section 7.2, such Tax Indemnitee shall promptly notify Lessee in writing of such claim. If requested by Lessee in writing, Lessee shall, subject to the conditions set forth in the next paragraph, be entitled at its sole expense to contest such Tax in the name of the relevant Tax Indemnitee or of Lessee through appropriate administrative and judicial proceedings (including pursuing all judicial appeals); provided that (a) no Event of Default under Section 14(a), (b), (f), (g), (h) or (i) of the Lease shall have occurred and be continuing, (b) if such contest shall be conducted in a manner requiring the payment of the Tax, Lessee shall advance to or for the benefit of such Tax Indemnitee (on an interest-free basis) the amount of such payment and shall agree to indemnify such Tax Indemnitee against any adverse tax consequences to such Tax Indemnitee resulting from such interest-free loan and (c) the action to be taken will not result in any material danger of forfeiture, sale or loss of the Aircraft, the Airframe or any Engine (unless Lessee shall have provided to Owner Trustee a bond or other sufficient protection against such risk reasonably acceptable to Owner Trustee) or any material risk of the imposition of criminal penalties. In any contest under this Section 7.2.4 conducted by Lessee, Lessee shall determine the forum and manner in which such contest shall be conducted and, upon the written request of the relevant Tax Indemnitee, shall advise such Tax Indemnitee of the status of such contest, and each Tax Indemnitee shall take reasonable steps to cooperate with Lessee, at Lessee’s request and expense, in connection with such contest.

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Lessee shall not be permitted to conduct such a contest in its name or in the name of the relevant Tax Indemnitee (and instead a Tax Indemnitee, at Lessee’s request, shall contest in its own name as provided in the next paragraph) if (x) an Event of Default under Section 14(a), (b), (f), (g), (h) or (i) of the Lease shall have occurred and be continuing or (y) such contest involves issues for which Lessee is not obligated under this Section 7.2 that can not be severed by reasonable efforts of the Tax Indemnitee from all issues for which Lessee might be so obligated.

If requested by Lessee in writing, and if Lessee is not itself contesting a claim under this Section 7.2.4, the relevant Tax Indemnitee shall contest, diligently and in good faith, in the name of such Tax Indemnitee the validity, applicability and amount of the relevant Tax by (I) resisting payment thereof, (II) not paying the same except under protest, if protest be necessary or proper, or (III) if payment be made, using reasonable efforts to promptly obtain a refund thereof in appropriate administrative and judicial proceedings; provided that (1) Lessee shall have agreed to pay such Tax Indemnitee on demand all reasonable out-of-pocket costs and expenses which such Tax Indemnitee may incur in connection with contesting such claim, including, without limitation, all reasonable legal, accountants’ and investigatory fees and disbursements, (2) if such contest shall be conducted in a manner requiring the payment of the Tax, Lessee shall advance to such Tax Indemnitee (on an interest-free basis) the amount of such payment and shall agree to indemnify such Tax Indemnitee against any adverse tax consequences to such Tax Indemnitee resulting from such interest-free loan, (3) the action to be taken will not result in any material danger of forfeiture, sale or loss of the Aircraft, the Airframe or any Engine or Part (unless Lessee shall have provided to Owner Trustee a bond or other sufficient protection against such risk reasonably acceptable to Owner Trustee) and (4) if an Event of Default shall have occurred and be continuing, Lessee shall have provided security for its related tax indemnity obligation reasonably acceptable to such Tax Indemnitee. In any contest under this Section 7.2.4 conducted by a Tax Indemnitee, such Tax Indemnitee shall determine the forum for such contest and the manner in which it shall be conducted; provided that such Tax Indemnitee shall consult in good faith with Lessee and its counsel, and provide to Lessee and its counsel any communications to or from the relevant taxing authority or administrative or judicial body, with respect to the issues for which Lessee may be obligated under this Section 7.2.

If a refund (whether in cash or in any other form) shall be obtained by or for any Tax Indemnitee of all or part of any Tax paid by Lessee or for which Lessee shall have made an advance to, or reimbursed, such Tax Indemnitee, such Tax Indemnitee shall promptly pay Lessee an amount equal to the amount of such refund (which shall reduce the amount of any interest-free loan previously made by Lessee under this Section 7.2.4), together with any interest received on such refund attributable to such Tax that is properly attributable to the period subsequent to such payment or reimbursement by Lessee, reduced by any Taxes payable by such Tax Indemnitee as a result of the receipt or accrual of such refund and interest, and increased by any Tax benefit realized by such Tax Indemnitee as a result of any payment by such Tax Indemnitee pursuant to this sentence; provided that the subsequent loss of a refund for which payment has been made to Lessee under this paragraph shall be treated as an indemnifiable Tax hereunder without regard to the exclusions set forth in Section 7.2.2.

If, without the consent of Lessee, a Tax Indemnitee elects not to, or fails to, contest or cooperate in the contest of any Tax as required in accordance with this Section 7.2.4, or elects to settle, compromise or otherwise terminate any such contest, such election or failure shall

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constitute a waiver by each Tax Indemnitee of any right to any amount that might otherwise be payable by Lessee pursuant to this Section 7.2 with respect to such Tax (and any other Tax for which a successful contest is materially adversely affected because of such election or failure), other than any expenses of the contest, and, if Lessee has theretofore provided such Tax Indemnitee with an interest-free loan to pay such amount, such Tax Indemnitee shall promptly repay an amount which, after subtraction of any further net savings of Taxes actually realized by such Tax Indemnitee as a result of such repayment, shall be equal to the amount of such interest-free loan, together with interest on the amount of such loan from the date such loan was made to the date of repayment pursuant to this sentence at the rate that would have been paid by the relevant taxing authority had such contest resulted in a refund.

7.2.5 Reports and Returns; Information; Forms. If any report or return is required to be filed with respect to a Tax subject to indemnification by Lessee under this Section 7.2, Lessee shall timely file such report or return in its own name if it is permitted by applicable law to do so (unless Lessee has been notified by the relevant Tax Indemnitee that such Tax Indemnitee intends to file such report or return), showing ownership of the Aircraft in Owner Trustee. If requested by the relevant Tax Indemnitee, Lessee shall send a copy of such report or return to such Tax Indemnitee. If Lessee is not permitted by applicable Law to file any such report or return in its own name, or has insufficient information to do so, Lessee shall, upon obtaining actual knowledge of such requirement, promptly notify the relevant Tax Indemnitee of such requirement and, to the extent it is able to do so, prepare and deliver to such Tax Indemnitee a proposed form of such report or return. Lessee shall furnish to each Tax Indemnitee, and each Tax Indemnitee shall furnish to Lessee, upon the written request of such Tax Indemnitee or Lessee, as the case may be, such data in its possession or otherwise reasonably available to it as may be reasonably requested to enable Lessee or such Tax Indemnitee, as the case may be, as is reasonably necessary to file any such returns or reports and to otherwise comply with the requirements of any taxing authority with respect to the transactions contemplated by the Lease.

Each Tax Indemnitee agrees to furnish from time to time to or as directed by Lessee, upon Lessee’s written request and at Lessee’s expense, such duly executed and properly completed forms, statements or certificates as may be necessary or appropriate in order to claim any available reduction of any Tax for which Lessee may be obligated under this Section 7.2 or to comply with the requirements of any taxing authority with respect to the transactions contemplated by the Lease; provided that Lessee shall have furnished such Tax Indemnitee with any information necessary to complete such form, statement or certificate that is not otherwise reasonably available to such Tax Indemnitee. If any form, statement or certificate provided by Owner Participant or another Tax Indemnitee to Lessee pursuant to any Operative Document becomes obsolete or incorrect, such Person shall promptly notify Lessee.

7.3 Survival; Other.

7.3.1 Survival. The indemnities and other obligations of Lessee (subject to Sections 7.1.2(a) and 7.2.2(d)), and the obligations of each Indemnified Person and Tax Indemnitee, under Sections 7.1, 7.2 and 7.3 shall survive the expiration or other termination of the Operative Documents.

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7.3.2 Tax Savings. If, by reason of any Claims or Taxes paid or indemnified against by Lessee pursuant to Section 7.1 or 7.2, any Indemnified Person or Tax Indemnitee at any time realizes a net reduction in any Taxes not indemnified against by Lessee and not taken into account previously in computing the amount of any indemnity payable by Lessee under Section 7.1 or 7.2, such Indemnified Person or Tax Indemnitee shall promptly pay to Lessee an amount that, after subtraction of any further Tax savings such Indemnified Person or Tax Indemnitee realizes as a result of the payment thereof, is equal to the amount of such net Tax reduction; provided that any subsequent loss of a Tax benefit for which a payment has been made to Lessee under this Section 7.3.2 (or which was taken into account previously in computing an amount payable by Lessee under Section 7.2) shall be treated as an indemnifiable Tax hereunder without regard to the exclusions set forth in Section 7.2.2. Each Indemnified Person and each Tax Indemnitee shall in good faith use diligence in filing tax returns and in dealing with taxing authorities to seek and claim any Tax benefit that would result in such a reduction in Taxes and to minimize the Taxes indemnifiable by Lessee hereunder.

7.3.3 Non-Parties. If an Indemnified Person or Tax Indemnitee is not a party to this Agreement, Lessee may require such Indemnified Person or Tax Indemnitee to agree in writing, in a form reasonably acceptable to Lessee, to the terms of Section 7.1 or 7.2, as the case may be, and this Section 7.3, prior to making any payments to such Indemnified Person or Tax Indemnitee under Section 7.1 or 7.2, as the case may be.

7.3.4 Application of Payments During Event of Default. If, at the time an amount would otherwise be payable to Lessee under Section 7.1, 7.2 or 7.3.2, an Event of Default shall have occurred and be continuing, such amount shall be held by the relevant Indemnified Person or Tax Indemnitee as security for the obligations of Lessee under the Operative Documents. At such time as no Event of Default is continuing, such amount shall be paid to Lessee.

7.3.5 Verification. At the request of Lessee, any computation by an Indemnified Person or a Tax Indemnitee of any amount payable by or to Lessee pursuant to Section 7.1, 7.2 or 7.3.2 shall be verified and certified by a nationally recognized firm of independent accountants selected by the Indemnified Person or Tax Indemnitee, as the case may be, and reasonably acceptable to Lessee. In the event such accounting firm shall determine that the computation of any such amount is incorrect, it shall determine what it believes to be the correct amount, and, absent prima facie error, such determination shall be binding upon the parties. Such Indemnified Person or Tax Indemnitee, as the case may be, shall cooperate with such accounting firm and provide it with such information as is reasonably necessary for such verification and certification; provided that such accounting firm shall have entered into a confidentiality agreement reasonably satisfactory to such Indemnified Person or Tax Indemnitee. If Lessee or such Indemnified Person or Tax Indemnitee, as the case may be, has paid any amount under Section 7.1, 7.2 or 7.3.2 prior to such accounting firm’s completion of its review, appropriate adjustments will be made promptly after such completion to take into account the determination by such firm. The costs of any such verification and certification shall be borne by Lessee unless such accounting firm determines that any amount payable (a) by Lessee to such Indemnified Person or Tax Indemnitee, as the case may be, is less than 95% of the amount determined by such Indemnifed Person or Tax Indemnitee to be so payable or (b) by such Indemnified Person or Tax Indemnitee, as the case may be, to Lessee is greater than the amount

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determined by such Indemnified Person or Tax Indemnitee to be so payable by at least 5%, in either of which cases the cost of such verification and certification shall be paid by such Indemnified Person or Tax Indemnitee. Notwithstanding anything to the contrary in the foregoing or elsewhere in the Operative Documents, neither Lessee, nor any other Person (other than the independent accountants referred to above), shall have any right to inspect an Indemnified Person’s or a Tax Indemnitee’s Tax returns, books or records.

7.3.6 Withholding Agent. Owner Trustee hereby agrees to act as the U.S. federal withholding Tax agent in respect of Rent and all other amounts payable to it, or distributable by it for or on account of Owner Participant under the Operative Documents, and to be responsible for preparing and filing IRS Forms 1042 and 1042-S (or any similar or successor forms), as well as any other governmental filings and information requirements in connection therewith, and making deposits of U.S. federal withholding Taxes (if any), in accordance with U.S. federal Tax Laws.

7.4 Expenses. Except as otherwise provided in this Section 7.4, each of Lessee and Owner Participant will be responsible for its own costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of the Operative Documents. Lessee agrees promptly to pay (a) all the reasonable out-of-pocket costs and expenses incurred by Trust Company in connection with the negotiation, preparation, execution and delivery of the Operative Documents (including, without limitation, the reasonable fees, expenses and disbursements of [Ray, Quinney & Nebeker P.C.,] special counsel for Trust Company); and (b) the reasonable fees, expenses and disbursements of Aviation Counsel in connection with the negotiation, preparation, execution and delivery of the Operative Documents. Lessee also agrees to pay all costs and expenses imposed by the FAA, the International Registry and the State of Delaware in connection with the registrations and filings described in Section 5.1.7. Lessee agrees to pay the initial and on-going fees of Trust Company in connection with the transactions contemplated hereby during the Term of the Lease.

Section 8. Assignment or Transfer of Interests.

8.1 Owner Trustee. Except as expressly provided in the Operative Documents, Owner Trustee shall not, directly or indirectly, Transfer any of its right, title or interest in and to the Aircraft, any of the Operative Documents, the Trust Estate or any proceeds therefrom without the prior written consent of Lessee; provided that such consent shall not be required for a Transfer pursuant to the exercise of remedies by Owner Trustee under and in accordance with Section 15 of the Lease in connection with an Event of Default that shall have occurred and be continuing, [*CTR*].

(i) [*CTR*]

(ii) [*CTR*]

(iii) There shall be a [*CTR*].

(iv) the [*CTR*] shall not violate the Transportation Code, the Securities Act or any other Law (including, without limitation, ERISA, any laws or regulations imposing U.S. economic sanctions measures or any orders or licenses issued thereunder), or create a relationship that would be in violation thereof, and [*CTR*] shall not result in a “prohibited transaction” under Section 4975 of the Code;

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(v) Owner Trustee shall cause any and all documents Lessee may request for the [*CTR*]

(vi) [*CTR*]

(vii) [*CTR*]

(viii) Lessee shall have received from each of [*CTR*]

(ix) as a precondition to any such [*CTR*], Owner Participant shall pay all reasonable expenses of Lessee, Trust Company, Owner Trustee and Owner Participant Guarantor, if any (including reasonable legal fees and expenses), in connection with the [*CTR*]

(x) with respect to any fees of Trust Company [*CTR*], Lessee shall not be obligated to pay any amount [*CTR*]

(xi) none of Lessee’s obligations, responsibilities, liabilities, costs and risks in the use and operation of the Aircraft or under, relating to or in respect of the Operative Documents or otherwise, including, without limitation, under or in respect of any of Lessee’s payment or indemnity obligations, shall be increased or altered, and none of Lessee’s rights and benefits under any Operative Document shall be diminished, as a result of or in connection any [*CTR*]; and

(xii) in no event shall there be permitted hereunder more than [*CTR*].

8.2 Owner Participant.

(a) Owner Participant Transfer Requirements. Owner Participant shall not directly or indirectly Transfer any of its right, title or interest in and to all or any part of this Agreement, any of the other Operative Documents or the Trust Estate, except that Owner Participant may Transfer all (but not less than all) of its right, title and interest therein to a single bank, lending institution, leasing company, other financial institution, corporation, limited partnership, statutory trust, limited liability company or special purpose entity if, as preconditions to such Transfer:

(i) (A) the Person to whom such Transfer is made (the “Transferee”) either is a Citizen of the United States or qualifies as a Citizen of the United States through a voting trust agreement, voting powers agreement or similar arrangement (including, without limitation, provisions delegating certain control rights to the Owner Trustee) by the Transferee or any Affiliate thereof, but in each case without reliance on any rule that would restrict in any way the use and operation of the Aircraft, and has the requisite power, authority and legal right to enter into and carry out the transactions contemplated by the Operative Documents; (B) unless Lessee consents, the Transferee is not an airline or other commercial operator of aircraft, freight forwarder, or any other

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[Participation Agreement ([Year] MSN [MSN])]

company directly or indirectly engaged in the business of passenger, cargo, freight or parcel transportation or any Affiliate of any thereof; (C)(1) the Transfer does not violate the Transportation Code, the Securities Act or any other Law (including, without limitation, ERISA, any laws or regulations imposing U.S. economic sanctions measures or any orders or licenses issued thereunder), or create a relationship that would be in violation thereof, (2) the Transfer does not result in a “prohibited transaction” under Section 4975 of the Code, (3) the Transfer does not adversely affect the registration of the Aircraft in the name of Owner Trustee with the FAA (or the aeronautical authority of the country of registry of the Aircraft if the Aircraft is not registered under the laws of the United States), (4) the Transfer will not subject Lessee to any additional regulation under, or require Lessee to give any notice to, register with, make any filings with or take any other action in respect of, any governmental authority or agency of any jurisdiction, (5) the Transfer does not require registration under the Securities Act or any foreign securities laws, require qualification of an indenture under the Trust Indenture Act, or require Lessee to sign any registration statement, (6) unless Lessee consents, the Transfer does not involve a Rule 144A, Regulation S or other capital markets or equity syndication transaction not described in the immediately preceding clause (5), and (7) the Transfer does not result in, or involve, incurrence by Lessee of any indebtedness for accounting purposes (it being understood that, if any change in the lease accounting standards applicable to Lessee requires that Lessee, independently of the Transfer, capitalize its leases, including the Lease, in Lessee’s books, such capitalization of the Lease is not intended to constitute, and shall not be construed as, incurrence by Lessee of any indebtedness for accounting purposes within the meaning of this clause (7)); (D) Owner Participant and the Transferee shall have entered into an agreement in the form attached hereto as Exhibit E (the “Assumption Agreement”) or in such other form as shall be acceptable to Lessee; (E) Owner Participant shall have delivered to Owner Trustee and Lessee an opinion or opinions of counsel (which shall either be the in-house counsel of the Transferee or other counsel reasonably satisfactory to Lessee) to the effect that the Assumption Agreement has been duly authorized, executed and delivered by the Transferee and is enforceable against the Transferee in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally or by general principles of equity and to the effect that (subject to customary exceptions, qualifications and exclusions) such Transfer complies with clause (A) (except as to citizenship) and clause (C) (with respect to the Transportation Code and the Securities Act and no violation of Law) above (provided that, in determining observance with all factual matters contained in this Section, such counsel may rely on representations of the Transferee); and (F) the Transferee shall have provided to each of Lessee and Owner Trustee a duly completed and executed original IRS Form W-9 (and/or other applicable IRS Form(s)) establishing a complete exemption from U.S. federal withholding taxes with respect to all payments of Rent or other amounts to or for the benefit of Owner Trustee or Owner Participant under the Operative Documents; and

(ii) except with the consent of Lessee, either (A) the Transferee at the time of such Transfer (I) either has a combined capital and surplus of at least $40,000,000 immediately prior to the time of Transfer, or a tangible net worth of at least $40,000,000 immediately prior to the time of Transfer, exclusive of goodwill, all of the foregoing

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determined in accordance with generally accepted accounting principles, (II) has assets of at least $1,000,000,000 or more and is engaged in the making, purchasing, holding or investing in loans, leases or similar extensions of credit in the ordinary course of its business, (III) has debt obligations rated at least “A” by S&P or the equivalent or better rating by Moody’s and the Transferee’s payment obligations owed to Lessee shall rank at least pari passu with such rated debt obligations, or (IV) is otherwise approved in writing by Lessee, such approval not to be unreasonably withheld or delayed (any Transferee meeting any of the requirements of (I), (II), (III) or (IV) above being hereinafter referred to as a “Qualifying Institution”), or (B) if the Transferee is not itself a Qualifying Institution, a parent corporation of the Transferee which qualifies as a Qualifying Institution shall have executed and delivered to Owner Trustee and Lessee an absolute and unconditional guaranty, substantially in the form of Exhibit G or otherwise in form and substance reasonably satisfactory to Lessee ([the guaranty by [Name of initial Owner Participant Guarantor] or any other8] [any] such guaranty, an “Owner Participant Guarantee”) and [Name of initial Owner Participant Guarantor or] such parent the “Owner Participant Guarantor”), with respect to the obligations undertaken by the Transferee under the Assumption Agreement referred to above, together with an opinion of counsel (which may be the in-house counsel of the Qualifying Institution providing such guaranty or other counsel reasonably satisfactory to Lessee) to the effect that such guaranty is enforceable against the guarantor in accordance with its terms. The Transferee shall, at the time of Transfer, deliver to Owner Trustee and Lessee a certificate of a duly authorized officer of the Transferee or its guarantor evidencing satisfaction of the requirements of (I), (II) or (III), as applicable, set forth in this clause (ii).

It shall be a further condition to any such Transfer, and the parties hereby agree, that: (x) as determined at the time of such Transfer, none of Lessee’s obligations, responsibilities, liabilities, costs and risks in the use and operation of the Aircraft or under, relating to or in respect of the Operative Documents or otherwise, including, without limitation, under or in respect of any of Lessee’s payment or indemnity obligations, shall be increased or altered, and none of Lessee’s rights and benefits under any Operative Document shall be diminished, as a result of or in connection with such Transfer or any aspect thereof or any other transaction relating thereto (it being acknowledged that an increase in the number of Indemnified Persons or Tax Indemnitees shall not, of itself, constitute an increase in Lessee’s obligations under the Operative Documents); and (y) Lessee shall have no obligation, responsibility or liability of any kind under, relating to or in respect of such Transfer or any aspect thereof or any other transaction relating thereto, except acknowledging acceptance of the Assumption Agreement.

The transferor Owner Participant will pay or cause the Transferee to pay any fees, costs, charges and expenses incurred by Owner Trustee, Trust Company, Lessee or any other party in connection with any such Transfer (including, without limitation the reasonable out-of-pocket expenses of Lessee and its legal fees and expenses) whether or not such Transfer is consummated, and in no case will Lessee be responsible for (and Owner Participant will hold Lessee harmless from) any such fees, charges or expenses or for any fees, charges or expenses incurred by any party to a Back-Leveraging Transaction in connection with such Transfer.

[8]	Insert if applicable.

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[Participation Agreement ([Year] MSN [MSN])]

(b) Effect of Transfer. Upon any such Transfer by Owner Participant to a Transferee permitted by this Section 8.2, the Transferee shall be deemed the “Owner Participant” for all purposes hereof (unless the context is inappropriate) and each reference herein or in any other Operative Document to “Owner Participant” shall thereafter be deemed a reference to the Transferee as Owner Participant (unless the context is inappropriate). Upon any such Transfer by Owner Participant to a Transferee permitted by this Section 8.2, the transferor Owner Participant shall be relieved of all of its duties, liabilities and obligations hereunder and under the Trust Agreement that have been expressly assumed by such Transferee; provided that in no event will any such Transfer release the transferor Owner Participant from any duty, liability or obligation (i) arising or relating to any event occurring prior to the effective time of such Transfer, (ii) on account of any breach by the transferor Owner Participant of any of its representations, warranties, covenants or obligations contained herein or in any other Operative Document or any Assumption Agreement, or for any fraudulent or willful misconduct engaged in by the transferor Owner Participant, (iii) that relates to any indemnity claimed by the transferor Owner Participant or (iv) relating to or arising out of any Lessor’s Lien attributable to the transferor Owner Participant. If Owner Participant proposes to Transfer its interests pursuant to this Section 8.2, it shall give at least 10 days prior written notice thereof to Owner Trustee and Lessee, specifying the name and address of the Transferee and the facts necessary to determine whether the conditions of this Section 8.2 have been or will be satisfied.

8.3 Back-Leverage.

8.3.1 Back Leveraging Transaction Requirements. Owner Trustee shall be permitted (in connection with any financing involving the Aircraft, including, without limitation, any multi-tiered debt financing) to grant a security interest (such grant, a “Back-Leveraging Transaction”) in its interest in the Aircraft and the Operative Documents to a third party (such party, the “Back-Leveraging Party”, and any other Person that is to benefit from such security interest in favor of the Back-Leveraging Party, a “Back-Leveraging Lender”), provided that the following requirements are satisfied:

(a) Owner Trustee shall give Lessee at least [*CTR*] prior written notice of such Back-Leveraging Transaction which notice shall identify the Back-Leveraging Party and each Designated Back-Leveraging Lender.

(b) Lessee shall be satisfied (in its reasonable opinion) that, and either the consent and acknowledgment referred to in Section 8.3.2(b) or the security agreement and other transaction documents entered into in connection with such Back-Leveraging Transaction (the “Back-Leveraging Documents”) will include representations, warranties and covenants from each of Owner Participant, Owner Trustee, the Back-Leveraging Party and each Back-Leveraging Lender for the benefit of Lessee to the effect that, notwithstanding anything to the contrary set forth herein or in any other Operative Document:

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(i) (x) [*CTR*] none of Lessee’s obligations, responsibilities, liabilities, costs and risks in the use and operation of the Aircraft or under, relating to or in respect of the Operative Documents or otherwise, including, without limitation, under or in respect of any of Lessee’s payment or indemnity obligations, shall be increased or altered, and none of Lessee’s rights and benefits under any Operative Document shall be diminished, as a result of or in connection with such Back-Leveraging Transaction or any aspect thereof or any other transaction relating thereto (except to the extent expressly set forth in Section 8.3.2), and (y) Lessee shall have no obligation, responsibility or liability of any kind under, relating to or in respect of the Back-Leveraging Transaction or any aspect thereof or any other transaction relating thereto (except to the extent expressly set forth in Section 8.3.2);

(ii) Lessee will not be required to remove any Liens on the Aircraft, the Airframe, any Engine, any Part, the Trust Estate or the Operative Documents relating to or that would not have arisen but for such Back-Leveraging Transaction;

(iii) (A) the rights and remedies of any Person under the Back-Leveraging Documents are subject in all respects to the Lease and the rights of Lessee under the Operative Documents, including, without limitation, that Lessee shall be entitled to exercise all of its rights under the Lease notwithstanding any provision to the contrary in any Back-Leveraging Document, (B) neither the Back-Leveraging Party nor any Back-Leveraging Lender shall have any recourse to Lessee for any breach of any obligation of Owner Trustee, Trust Company, Owner Participant or any other Person in connection with any Back-Leveraging Document, (C) any amounts held by the Back-Leveraging Party or any Back-Leveraging Lender for which application is provided in the Lease shall be applied solely as provided in the Lease notwithstanding any provision to the contrary contained in any Back-Leveraging Document, (D) in the event of any transfer of title to Lessee (or any Permitted Sublessee) of the Aircraft, the Airframe, any Engine or any Part pursuant to the terms of the Lease, such title shall vest in Lessee (or such Permitted Sublessee) free and clear of the security interest of any Back-Leveraging Documents, (E) the security interest in connection with such Back-Leveraging Transaction shall not attach to any Part removed from the Aircraft except to the extent that Lessor has rights in such Part pursuant to the Lease, and (F) each of the Back-Leveraging Party and any Back-Leveraging Lender agrees, for the benefit of the lessor, conditional vendor or secured party of any airframe or any engine leased, purchased or owned by Lessee (or any Permitted Sublessee) subject to a lease, conditional sale or other security agreement, that it will not acquire or claim, as against such lessor, conditional vendor or secured party, any right, title or interest in any engine or engines as the result of such engine or engines being installed on the Airframe at any time while such engine or engines are subject to such lease, conditional sale or other security agreement; and

(iv) such Back-Leveraging Transaction and the Back-Leveraging Documents (A) will not violate any provisions of the Transportation Code, the Securities Act, the Trust Indenture Act or any other applicable Law (including, without limitation, ERISA) in any jurisdiction, or create a relationship that would be in violation thereof, (B) will not subject Lessee to any additional regulation under, or require Lessee to give notice to, register with, make any filings with or take any other action in respect of, any governmental authority or agency of any jurisdiction, (C) will not require Lessee to be an “issuer”, “co-issuer” or registrant of securities, whether or not such securities are

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registered under the Securities Act or any other applicable law in any jurisdiction, (D) will not require any registration under the Securities Act or any foreign securities laws, require qualification of an indenture under the Trust Indenture Act, or require Lessee to sign any registration statement, (E) [*CTR*] will not involve a Rule 144A, Regulation S or other capital markets transaction not described in the immediately preceding clause (D), (F) will not result in a prohibited transaction under Section 4975 of the Code, and (G) will not result in, or involve, incurrence by Lessee of any indebtedness for accounting purposes (it being understood that, if any change in the lease accounting standards applicable to Lessee requires that Lessee, independently of the Back-Leveraging Transaction and the Back-Leveraging Documents, capitalize its leases, including the Lease, in Lessee’s books, such capitalization of the Lease is not intended to constitute, and shall not be construed as, incurrence by Lessee of any indebtedness for accounting purposes within the meaning of this clause (G)).

(c) The Back-Leveraging Documents shall include a covenant of quiet enjoyment from the Back-Leveraging Party and each Back-Leveraging Lender for the benefit of Lessee substantially similar to Section 6.4.3.

(d) The registration on the International Registry of the “sale” of the Aircraft to Lessor and the International Interests created under the Lease shall rank prior to any other registration relating to any Back-Leveraging Transaction, and Lessor or Owner Participant, as applicable, and the Back-Leveraging Party and each Back-Leveraging Lender shall take all such actions reasonably requested by Lessee to establish and preserve such priority.

(e) Lessee shall not be required to provide information (financial or otherwise) for, obtain accountants’ consents or otherwise participate in such Back-Leveraging Transaction (except as expressly provided in Section 8.3.2).

(f) There shall be no more than one Back-Leveraging Transaction at any time.

(g) Owner Participant shall pay all reasonable costs and expenses of the other parties hereto in connection with such Back-Leveraging Transaction, including, without limitation, reasonable counsel fees and disbursements, whether or not such Back-Leveraging Transaction is consummated.

For the avoidance of doubt, Lessee shall be satisfied (in its reasonable opinion) that the agreements of the Back-Leveraging Party and any Back-Leveraging Lender described in this Section 8.3.1 shall be binding upon each such Person’s successors and assigns.

8.3.2 Lessee Participation. In connection with any such Back-Leveraging Transaction that meets the foregoing requirements of Section 8.3.1:

(a) at Owner Trustee’s request, (i) if the definition of “Indemnified Person” shall have been modified in accordance with the following clause (ii), Lessee shall add the name (A) of the Back-Leveraging Party and, so long as there are fewer than 10 Back-Leveraging Lenders, each Back-Leveraging Lender notified to Lessee pursuant to Section 8.3.1(a) (each such Back-Leveraging Lender, a “Designated Back-Leveraging Lender”) as an additional insured under the aircraft liability policies required pursuant to Section 11(a) of the Lease, in

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each case, with respect to the interests of such Person in its capacity as a Back-Leveraging Indemnified Person in the transactions contemplated by the Operative Documents, [*CTR*] (ii) Lessor and Lessee shall [*CTR*]; and (iv) the Back-Leveraging Party shall agree in writing, for the benefit of Lessee, that any payments, amounts or proceeds of any kind or nature, including, without limitation, any insurance, condemnation or requisition proceeds, with respect to the Aircraft, Airframe or any Engine for which application is provided in the Operative Documents shall paid and applied solely as provided in the Operative Documents; and

(b) at Owner Trustee’s request, Lessee shall enter into a consent and acknowledgment with Owner Trustee, Owner Participant, the Back-Leveraging Party and any Back-Leveraging Lender in form and substance reasonably acceptable to Lessee confirming Lessee’s obligations in Section 8.3.2(a) and containing other customary provisions not inconsistent with Section 8.3.1.

8.3.3 No Other Restructurings. Except as described in this Section 8.3, Owner Trustee and Owner Participant will have no other rights to restructure or refinance the transactions contemplated by the Operative Documents, including, without limitation, to include a “head-lease” structure, without Lessee’s consent, such consent not to be unreasonably withheld.

Section 9. Change of Citizenship.

9.1 Generally. Without prejudice to the representations, warranties or covenants regarding the status of any party hereto as a Citizen of the United States, each of Owner Participant, Owner Trustee and Trust Company agrees that, during the Term, in the event its status is to change or has changed as a Citizen of the United States or it makes public disclosure of circumstances as a result of which it believes that such status is likely to change, it will notify all the other parties to this Agreement of (a) such change in status promptly after obtaining actual knowledge thereof or (b) such belief as soon as practicable after such public disclosure but in any event within 10 Business Days after such public disclosure.

9.2 Owner Participant. Owner Participant covenants that if, at any time during the Term when the Aircraft is registered in the United States, Owner Participant is not or ceases to be a Citizen of the United States and the Aircraft would thereupon become ineligible for registration in the name of Owner Trustee under the Transportation Code as in effect at such time and the regulations then applicable thereunder (without regard to any “based and primarily used” provision, or other provision that in any way could restrict the use and operation of the Aircraft by Lessee but with regard to voting trust provisions and provisions delegating certain control rights to the Owner Trustee), then Owner Participant at its own expense shall promptly (and, in any event, within a period of 30 days) either transfer, pursuant to Article VIII of the Trust Agreement and Section 8.2 hereof, its right, title and interest in and to the Trust Agreement, the Trust Estate and this Agreement, or take such other action, as may be necessary to prevent any deregistration of the Aircraft or to make possible its registration in the United States (without regard to any “based and primarily used” provision, or other provision that in any way could restrict the use and operation of the Aircraft by Lessee but with regard to voting trust provisions and provisions delegating certain control rights to the Owner Trustee), as the case may be. Each party hereto agrees to take such steps, at Owner Participant’s expense, as Owner Participant shall

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CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]

reasonably request in order to assist Owner Participant in complying with its obligations under this Section 9.2. Owner Participant agrees to indemnify and hold harmless the other parties hereto for any and all losses, liabilities, costs and expenses incurred by such parties arising from the failure of the Aircraft to be eligible for registration in the name of Owner Trustee attributable to Owner Participant’s failure to be a Citizen of the United States at any time during the Term.

9.3 Owner Trustee. Trust Company covenants that, if at any time when the Aircraft is registered in the United States Trust Company is not or ceases to be a Citizen of the United States and the Aircraft would thereupon become ineligible for registration in the name of Owner Trustee under the Transportation Code as in effect at such time and the regulations then applicable thereunder (without regard to any “based and primarily used” provision, or other provision that in any way could restrict the use and operation of the Aircraft by Lessee), Trust Company shall resign immediately as Owner Trustee in accordance with Section 9.01 of the Trust Agreement. Trust Company agrees to indemnify and hold harmless the other parties hereto for any and all losses, liabilities, costs and expenses incurred by such parties arising from Trust Company’s failure to be a Citizen of the United States at any time during the Term.

Section 10. Miscellaneous.

10.1 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents or waivers required or permitted under the terms and provisions of this Agreement shall be in English and in writing, and given by United States registered or certified mail, return receipt requested, postage prepaid, overnight courier service or facsimile, and any such notice shall be effective when received (or, if delivered by facsimile, upon completion of transmission and confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that such transmission was received) and addressed as follows:

(a)	if to Lessee:

American Airlines, Inc.

4333 Amon Carter Boulevard, MD 5662

Fort Worth, Texas 76155

Attention: Treasurer

Facsimile: 817.967.4318

Telephone: 817.963.1234

(b)	if to Owner Participant:

[Name of Owner Participant]

[Address of Owner Participant]

Attention:

Facsimile:

Telephone:

38

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]

(c)	if to Owner Trustee:

Wells Fargo Bank Northwest, National Association

MAC: U1228-120

299 South Main Street, 12th Floor

Salt Lake City, UT 84111

Attention: Corporate Trust Services

Facsimile: 801.246.5053

Telephone: 801.246.2755

With a copy to the Owner Participant.

Any party, by notice to the other parties hereto, may designate different addresses for subsequent notices or communications. Whenever the words “notice” or “notify” or similar words are used herein, they mean the provision of formal notice as set forth in this Section 10.1.

10.2 Late Payments; Business Days; Currency. In the event that any amounts required to be paid hereunder are not paid when due, such amounts shall bear interest, to the extent permitted by applicable law, from the due date thereof to, but not including, the date such amount is paid, at the Overdue Rate. If any amount required to be paid hereunder is due on a day that is not a Business Day, such amount shall be paid on the next succeeding Business Day with the same force and effect as if paid on the scheduled date of payment, and no interest shall accrue on the amount of such payment from and after such scheduled date to the time of payment on such next succeeding Business Day. All payment obligations by the parties hereto under the Operative Documents shall be payable in U.S. Dollars.

10.3 Concerning Owner Trustee. Wells Fargo Bank Northwest, National Association is entering into the Operative Documents solely in its capacity as Owner Trustee under the Trust Agreement and not in its individual capacity (except as expressly provided in the Operative Documents), and in no case shall Wells Fargo Bank Northwest, National Association (or any entity acting as successor Owner Trustee under the Trust Agreement) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of Lessor or Owner Trustee under the Operative Documents; provided, however, that Wells Fargo Bank Northwest, National Association (or any successor Owner Trustee) shall be personally liable under the Operative Documents for its own gross negligence, its own simple negligence in the handling of funds actually received by it in accordance with the terms of the Operative Documents, its willful misconduct and its breach of its covenants, representations and warranties in the Operative Documents, to the extent covenanted or made in its individual capacity or as otherwise expressly provided in the Operative Documents; provided, further, that nothing contained in this Section 10.3 shall be construed to limit the exercise and enforcement in accordance with the terms of the Operative Documents of rights and remedies against the Trust Estate.

10.4 Confidential Information. All Confidential Information shall be held confidential by each of Owner Trustee, Trust Company and Owner Participant and shall not, without the prior written consent of Lessee, be furnished or disclosed to anyone other than (a) such party’s bank examiners, auditors, accountants, agents and legal counsel, each with an absolute need to know

39

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]

such information; (b) any Person with whom such party is in good faith conducting negotiations relating to the possible Back-Leveraging Transaction or permitted transfer, sale or other disposition of its rights and obligations under this Agreement, the Lease and the other Operative Documents, if such Person shall have entered into an agreement for the express benefit of Lessee to hold such Confidential Information confidential in accordance with the provisions of this Section 10.4; (c) except as may be required by an order of any court or administrative agency or by any statute, rule, regulation or order of any governmental authority; and (d) except to the extent such Confidential Information becomes publicly available or becomes available on a non-confidential basis from a source other than any party to the Operative Documents or any Affiliate thereof. Notwithstanding anything to the contrary in the Operative Documents, except as reasonably necessary to comply with applicable securities law, the parties to the Operative Documents (and their respective employees, representatives and agents) may disclose to any and all persons, without limitation of any kind, the United States federal or state income tax treatment and tax structure of the transaction contemplated thereby and all materials of any kind provided to them relating to such tax treatment and tax structure. For this purpose, “tax structure” means any facts relevant to the United States federal or state income tax treatment of such transaction, but (unless otherwise required by applicable Law) does not include information relating to the identity of the parties. The obligations set forth in this Section 10.4 shall survive any termination or rescission of this Agreement or other Operative Documents, as the case may be.

10.5 Further Assurances. Each party hereto shall execute, acknowledge and deliver or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, including, without limitation, making or consenting to registrations on the International Registry with respect to the Lease contemplated by Section 2 and appointing Aviation Counsel as its “professional user entity” (as defined in the Cape Town Treaty) to make or consent to any registrations or discharges on the International Registry with respect to the Airframe or any Engine, in any case, as any other party hereto shall reasonably request in connection with the administration of, or to carry out more effectively the purposes of, or to better assure and confirm into such other party the rights and benefits to be provided under this Agreement; provided that this sentence is not intended to impose upon Lessee any additional liabilities not contemplated by this Agreement.

10.6 Third Party Beneficiary. Except for Indemnified Persons and Tax Indemnitees not a party hereto (each of which shall be deemed to be express third party beneficiaries with respect to the provisions of Section 7.1 or 7.2, as the case may be, subject to Section 7.3.3), this Agreement is not intended to, and shall not, provide any Person not a party hereto with any rights of any nature whatsoever against any of the parties hereto and no Person not a party hereto shall have any right, power or privilege in respect of any party hereto, or have any benefit or interest, arising out of this Agreement.

10.7 Miscellaneous.

10.7.1 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

40

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]

10.7.2 Amendments. No term or provision of this Agreement may be amended, modified or supplemented orally, but only by an instrument in writing signed by the party against which the enforcement of the amendment, modification or supplement is sought.

10.7.3 Prior Agreements. This Agreement and the other Operative Documents, and all certificates, instruments and other documents relating thereto delivered and to be delivered from time to time pursuant to the Operative Documents, supersede any and all representations, warranties and agreements (other than any Operative Document) prior to the date of this Agreement, written or oral, between or among any of the parties hereto relating to the transactions contemplated hereby and thereby.

10.7.4 Counterparts. This Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Agreement, including a signature page executed by each of the parties hereto shall be an original, but all of such counterparts together shall constitute one instrument.

10.7.5 Binding Agreement. This Agreement shall be binding upon and inure to the benefit of, Owner Participant and, subject to the provisions of Section 8.2, its successors and permitted assigns, Owner Trustee and its successors as Owner Trustee under the Trust Agreement, Trust Company and its successors and permitted assigns, and Lessee and, subject to the terms of Section 6.1.3, its successors and permitted assigns.

10.7.6 No Waiver. No failure on the part of Owner Participant, Owner Trustee, Trust Company or Lessee to exercise, and no delay in exercising, any right, power or privilege under this Agreement or any other Operative Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder and thereunder. Except as may be expressly limited herein or by any other Operative Document, the remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

10.7.7 Governing Law; Jurisdiction. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK. In relation to any legal action or proceeding arising out of or in connection with this Agreement or any other Operative Document, each of Owner Participant, Trust Company, Owner Trustee and Lessee (a) irrevocably submits to the nonexclusive jurisdiction of each of the Supreme Court of the State of New York, New York County and the United States District Court for the Southern District of New York, and other courts with jurisdiction to hear appeals from such courts, and (b) to the maximum extent permitted by applicable Law, waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action or proceeding, that the action or proceeding is brought in an

41

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]

inconvenient forum, that the venue of the action or proceeding is improper or that this Agreement or any other Operative Document or the subject matter hereof or thereof or any of the transactions contemplated hereby or thereby may not be enforced in or by such courts. [Owner Participant irrevocably designates and appoints [name of process agent] as process agent to receive for it and on its behalf service of process in any proceedings arising hereunder or under any other Operative Document to which it is a party. Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.]9

10.7.8 Section 1110. It is the intention of the parties hereto that the Lease, to the fullest extent available under applicable law, entitles Lessor to the benefits of Section 1110 with respect to the Aircraft. In the furtherance of the forgoing, the parties hereby confirm that the Lease is to be treated as a lease for U.S. federal income tax purposes. Nothing contained in this paragraph shall be construed to limit Lessee’s use and operation of the Aircraft under the Lease or constitute a representation or warranty by any party as to tax consequences.

10.7.9 Waiver of Immunity. To the extent that Owner Participant or any of its properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, and whether under the United States Foreign Sovereign Immunities Act of 1976 (or any successor legislation) or otherwise, from any legal proceedings, whether in the United States or elsewhere, to enforce or collect upon any Operative Documents to which it is a party, including, without limitation, immunity from suit or service of process, immunity from jurisdiction or judgment of any court or tribunal or execution of a judgment, or immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, Owner Participant hereby irrevocably and expressly waives any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States or elsewhere.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

[9]	Include only if there is a foreign Owner Participant.

42

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]

IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed as of the day and year first above written.

AMERICAN AIRLINES, INC.

By:
Name:
Title:

[NAME OF OWNER PARTICIPANT]

By:
Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity (except as expressly provided herein) but solely as Owner Trustee

By:
Name:
Title:

43

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]

EXHIBIT A

FORM OF OPINION OF [ASSOCIATE] GENERAL COUNSEL FOR LESSEE

[Letterhead of American Airlines, Inc.]

[            ], 20[        ]

To Each of the Addressees

Listed on Schedule I Attached Hereto:

Re: American Airlines, Inc.

One Airbus [Model] Aircraft

(U.S. Registration No. N[        ])

Ladies and Gentlemen:

I am [Associate] General Counsel of American Airlines, Inc., a Delaware corporation (the “Lessee”), and as such I am delivering this opinion in connection with the transactions contemplated by the Participation Agreement ([YEAR] MSN [MSN]), dated as of [            ], 20[        ] (the “Participation Agreement”), among Wells Fargo Bank Northwest, National Association, a national banking association, not in its individual capacity, except as expressly provided therein, but solely as owner trustee (in such capacity, the “Lessor”, and in its individual capacity, the “Trust Company”), the Lessee and [Name of Owner Participant, type of entity and jurisdiction of organization] (the “Owner Participant”). This opinion is being delivered pursuant to Sections 4.1.1(i) and 4.2.1(a) of the Participation Agreement. Capitalized terms used herein without definition are used as defined in the Participation Agreement.

In so acting, I or attorneys under my supervision have examined (i) the Participation Agreement, (ii) the Lease Agreement ([YEAR] MSN [MSN]), dated as of [            ], 20[        ] (the “Lease Agreement”), between the Lessor and the Lessee, (iii) Lease Supplement No.1, dated today (the “Lease Supplement”), between the Lessor and the Lessee and (iv) the Trust Agreement ([YEAR] MSN [MSN]), dated as of [            ], 20[        ], between the Trust Company and the Owner Participant, each delivered on the date hereof by the Lessee to the Lessor (the documents listed in clauses (i) through (iv), collectively, the “Operative Documents”) and have examined and relied upon the representations and warranties as to factual matters contained therein or made pursuant thereto and upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable me to render the opinion expressed below. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies.

EXHIBIT A

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]

Based on and subject to the foregoing and subject to the further assumptions and qualifications set forth below, I am of the following opinion:

1. The Lessee is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own and hold under lease its properties and to enter into and perform its obligations under the Participation Agreement, the Lease Agreement and the Lease Supplement (collectively, the “Lessee Documents”).

2. The Lessee holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 of the United States Code (such Title 49, the “Transportation Code”) for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.

3. The execution, delivery and performance by the Lessee of the Lessee Documents have been duly authorized by all necessary corporate action on the part of the Lessee, do not require any stockholder approval or approval or consent of any trustee or holder of any indebtedness or obligations of the Lessee known to me, and do not violate any current law, governmental rule or regulation or any judgment or order known to me to be binding on the Lessee, or violate the Certificate of Incorporation or By-Laws of the Lessee, or violate the provisions of, or constitute a default under, or result in the creation of any Lien (other than as permitted by the terms of the Lease Agreement) upon the property of the Lessee under, any indenture, mortgage, contract or other agreement or instrument known to me to which the Lessee is a party or by which it or any of its property is bound.

4. Except for the filings referred to in paragraph 6 below, neither the execution and delivery by the Lessee of the Lessee Documents, nor the consummation by the Lessee of the transactions contemplated thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, the U.S. Department of Transportation, the FAA or any other Federal or State of New York or Texas governmental authority.

5. Each of the Lessee Documents has been duly executed and delivered by the Lessee and constitutes the valid and binding obligation of the Lessee, enforceable against the Lessee in accordance with its terms.

6. Except for (a) the filing for recordation with the FAA of the FAA Bill of Sale relating to the Aircraft showing the transfer of title from the Manufacturer to the Lessor and the filing with the FAA of the aircraft registration application relating to the Aircraft in accordance with the Transportation Code and the registration of the Aircraft in the name of the Lessor with the FAA, (b) the filing for recordation with the FAA of the Lease Agreement, with the Lease Supplement attached, in accordance with the Transportation Code, (c) the filing with the FAA of the appropriate FAA forms relating to filings, registrations and recordations under the Cape Town Treaty (including, without limitation, AC Form 8050-135) and (d) such filings, registrations and recordations as may be necessary or advisable under the Cape Town Treaty: (i) with respect to such portion of the Aircraft as is covered by the recording system established by the FAA pursuant to the Transportation Code, and assuming at the time of each such filing that no other unrecorded documents relating to the Aircraft have been filed pursuant to the

EXHIBIT A

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]

Transportation Code but have not been shown on indices of filed but unrecorded documents made available to special Oklahoma City counsel, no further filing or recording of any document is necessary or advisable under the laws of the State of New York or Texas or the Federal laws of the United States of America in order to establish and perfect the interest of the Lessor in the Aircraft as against the Lessee and any third parties claiming by or through the Lessee in any applicable jurisdiction of the United States, except for periodic renewals of the registration of the Aircraft in the name of the Lessor with the FAA as may be necessary under the FAA regulations governing United States registration of aircraft; and (ii) with respect to such portion, if any, of the Aircraft as may not be covered by such recording system, no further filing or recording of any document (including any financing statement) is necessary or advisable under Article 9 of the Uniform Commercial Code as in effect in the State of New York (the “NY UCC”) and Chapter 9 of the Uniform Commercial Code as in effect in the State of Texas (the “Texas UCC” and together with the NY UCC, the “UCC”) in order to establish and perfect the interest of the Lessor in the Aircraft as against the Lessee and any third parties claiming by or though the Lessee in such States, except for the filing of a Uniform Commercial Code financing statement in the State of Delaware, and the filing of continuation statements with respect thereto required to be filed at periodic intervals under the Uniform Commercial Code of the State of Delaware and such other filings or recordings as may be necessary under the laws of the State of Delaware.

7. There are no pending or, to the best of my knowledge, threatened actions or proceedings before any court or administrative agency or arbitrator that would materially adversely affect the ability of the Lessee to perform its obligations under the Lessee Documents.

8. The Lessor for the Aircraft, as Lessor under the Lease Agreement, is entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code (11 U.S.C. § 1110) with respect to the Airframe and Engines subject to the Lease Agreement on the date hereof.

My opinions set forth above are subject to (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ or lessors’ rights or remedies generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith, reasonableness and fair dealing, and standards of materiality, and (iv) in the case of indemnity, contribution or exculpation provisions, public policy considerations. In addition, applicable laws and interpretations may affect the validity or enforceability of certain remedies provided for in the Lease Agreement, but such limitations do not, in my opinion, make the remedies provided for therein inadequate for the practical realization of the rights and benefits intended to be provided thereby (subject to the other qualifications expressed herein). Without limiting the foregoing, I express no opinion as to the validity, binding effect or enforceability of any provision of the Operative Documents that purports to (w) waive, release or vary any statutory right of any party or any duties owing to any party to the extent that such waiver, release or variation may be limited by Section 1-102(3) of the NY UCC or Section 1.302(b) of the Texas UCC, (x) prohibit the Lessee from transferring its respective rights in any Lessee Document, as the enforceability of such prohibition may be limited by Section 2A-303 of the UCC, (y) provide for liquidated damages in an amount that exceeds the amount that is reasonable in light of the anticipated harm caused by the Lessee’s default or other applicable act or omission, or (z) provide that the terms thereof may not be waived or modified except in writing, or that any prohibited or unenforceable provision thereof may be severed without invalidating the remaining provisions thereof. In

EXHIBIT A

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]

addition, the enforceability of any provision in the Operative Documents to the effect that certain determinations made by one party shall have conclusive effect may be limited under certain circumstances. I express no opinion as to (w) the enforceability of any purported right of set-off with respect to any contingent or unmatured obligations, (x) any reference to the subject matter jurisdiction of a United States Federal court to adjudicate any controversy, (y) any waiver of inconvenient forum or improper venue, or (z) any provisions of any Operative Document relating to the submission to the jurisdiction of any court other than the courts of the State of New York sitting in the County of New York and the United States District Court for the Southern District of New York. My opinion in paragraph 5 above with respect to the choice of law and choice of forum provisions of the Lessee Documents is given in reliance on, and is limited in scope to, Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York, and I express no opinion with respect to any such provision insofar as it exceeds such scope.

I express no opinion as to the validity, binding effect or enforceability of any of the Operative Documents, or of any security interest created under any of the Operative Documents, to the extent that such Operative Documents grant or purport to grant an interest that is not governed by the UCC or the Transportation Code. Except as set forth in paragraph 6 above, I express no opinion as to the validity or perfection of the interests purported to be created under the Operative Documents.

I have assumed that the Operative Documents constitute legal, valid and binding obligations of each party thereto (other than the Lessee) enforceable against such party in accordance with their respective terms. I also have relied on the opinion, dated today and addressed to you, relating to the Aircraft of Daugherty, Fowler, Peregrin, Haught & Jenson, P.C., special Oklahoma City counsel, and I have made no investigation of law or fact as to the matters stated in such opinion. My opinion is subject to all the assumptions, qualifications and limitations contained in such opinion. I have also assumed that the Operative Documents and the transactions contemplated thereby are not within the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended. I express no opinion herein as to the title to or any other interest of the Lessor in or to the Aircraft, Airframe, Engines or any part thereof, and in rendering the foregoing opinions I have assumed that the Lessor with respect to the Aircraft holds, and will continue to hold, good title to the Aircraft, free and clear of all Liens other than the Liens created by the Lessee Documents. With your permission, my opinion is limited to the laws of the States of New York and Texas, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America, except that I express no opinion with respect to the antitrust, bankruptcy (except to the extent specifically set forth in paragraph 8 above), environmental, securities or tax laws of any jurisdiction, or with respect to the Cape Town Treaty or any laws, rules or regulations relating thereto or promulgated thereunder.

This opinion letter is limited to the matters stated, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and I assume no responsibility to advise you of changes in law, facts, circumstances, events or developments which hereafter may be brought to my attention and which may alter, affect or modify the opinions expressed herein.

EXHIBIT A

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]

The opinions expressed herein are solely for the benefit of the addressee hereof in connection with the transactions contemplated by the Participation Agreement and may not be used for any other purpose. Neither my opinions nor this opinion letter may be relied upon by any other Person without my prior written consent.

Very truly yours,

EXHIBIT A

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]

SCHEDULE I

Wells Fargo Bank Northwest, National Association, as Owner Trustee

[Name of Owner Participant], as Owner Participant

[[Name of Owner Participant Guarantor], as Owner Participant Guarantor, if applicable]

EXHIBIT A

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]

EXHIBIT B

FORM OF OPINION OF SPECIAL COUNSEL FOR OWNER TRUSTEE

[Letterhead of Ray, Quinney & Nebeker P.C.]

[            ], 20[        ]

TO THE ADDRESSEES LISTED ON

  SCHEDULE A ATTACHED HERETO

Re:	One Airbus [Model] aircraft bearing U.S. Registration Number N[ ] and Manufacturer’s Serial Number [MSN]

Dear Sir or Madam:

We have acted as counsel to Wells Fargo Bank Northwest, National Association, a national banking association, in its individual capacity (“WFBN”) and as Owner Trustee (the “Owner Trustee”) in connection with the transactions contemplated by that certain Participation Agreement ([YEAR] MSN [MSN]) dated as of [                    ] (the “Participation Agreement”) among Wells Fargo Bank Northwest, National Association, not in its individual capacity, except as expressly provided therein, but solely as Owner Trustee, [            ], a [jurisdiction] [type of entity], as Owner Participant (the “Owner Participant”), and American Airlines, Inc., as lessee (the “Lessee”). This opinion is being delivered pursuant to Section 4.1.1(i)(ii) of the Participation Agreement. Except as otherwise defined herein, all capitalized terms used herein shall have the respective meanings set forth in, or by reference to, Annex A to the Participation Agreement.

We have examined and relied on copies furnished to us of the following documents:

(a) the Participation Agreement;

(b) the Trust Agreement;

(c) the Lease Agreement; and

(d) the Lease Supplement No. 1, dated the date hereof (the documents described in items (a) through (d) being collectively referred to as the “Operative Documents”).

We have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as we have deemed necessary or advisable for the purposes of rendering this opinion.

Based on and subject to the foregoing, we are of the opinion that:

1.	WFBN is a national banking association duly organized and validly existing and in good standing under the laws of the United States and has the full corporate and trust power, authority and legal right in its individual capacity and as Owner Trustee, as the case may be, to execute and deliver the Operative Documents to which it is a party and perform its obligations thereunder. WFBN is a “citizen of the United States” within the meaning of 49 U.S.C. §40102(a)(15).

EXHIBIT B

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]

2.	The execution, delivery and performance by WFBN and the Owner Trustee of the Operative Documents to which each is a party, the consummation by WFBN or the Owner Trustee, as the case may be, of the transactions contemplated thereby and compliance by WFBN or the Owner Trustee, as the case may be, with the terms thereof (i) have been duly authorized by all necessary corporate and trust action on the part of WFBN or the Owner Trustee, as the case may be, (ii) do not contravene, or result in a breach of or constitute any default under WFBN’s charter documents or by-laws or the provisions of any indenture, mortgage, contract or other agreement, in each case known to us, to which it is party or by which it or any of its properties is or may be bound or affected and (iii) does not and will not contravene any law or governmental rule or regulation of the United States or the State of Utah governing the banking or trust powers of WFBN, or any order or judgment known to us and applicable to or binding on WFBN or the Owner Trustee, as the case may be.

3.	Each of the Operative Documents to which WFBN or the Owner Trustee, as the case may be, is a party has been duly executed and delivered by WFBN, in its individual capacity or as Owner Trustee, as the case may be, and is the legal, valid and binding obligation of WFBN, in its individual capacity or as Owner Trustee, as the case may be, enforceable against WFBN, in its individual capacity or as Owner Trustee, as the case may be, in accordance with its terms.

4.	No taxes, fees or other charges (other than taxes payable by the Owner Trustee on or measured by any compensation received by the Owner Trustee for its services) are required to be paid under the laws of the State of Utah or any political subdivision thereof (i) in connection with the execution, delivery or performance by WFBN or the Owner Trustee of the Operative Documents; and (ii) by any party to the Operative Documents with respect to the transactions contemplated thereby in either case solely because the Trust is created under, and the Trust Agreement is governed by, the laws of the State of Utah or because WFBN is a national banking association with its principal place of business in Salt Lake City, Utah, and administers the Trust Estate in Utah.

5.	To our knowledge, there exist no Liens affecting the right, title and interest of the Owner Trustee in and to the Aircraft resulting from Claims against WFBN not related to the ownership of the Aircraft or the administration of the Trust or any other transaction contemplated by the Trust Agreement and the other Operative Documents.

6.	To our knowledge, there are no pending or threatened actions or proceedings against or affecting WFBN or the Owner Trustee before any court or administrative agency or arbitration board or tribunal, individually or in the aggregate, which, if determined adversely to it, would materially adversely affect the power or ability of WFBN or the Owner Trustee to perform its obligations under the Operative Documents.

EXHIBIT B

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]

7.	No consent, license, approval or authorization of, or filing, registration or qualification with, or giving of notice or taking of any other action with respect to, any Utah or local government authority or agency, or any United States federal government agency or agency regulating the banking or trust powers of WFBN is required in connection with the execution, delivery and performance by WFBN, either in its individual capacity or as Owner Trustee, of the Operative Documents to which it, in such capacity, is a party or any of the transactions contemplated thereby, other than any such consent, license, approval, authorization, filing, registration, qualification, notice or action as has been duly obtained, given or taken and is in full force and effect.

The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

A. The foregoing opinions are limited to the laws of the State of Utah and the federal laws of the United States of America governing the banking and trust powers of WFBN. In addition, without limiting the foregoing we express no opinion with respect to (i) federal securities laws, including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Trust Indenture Act of 1939, as amended, (ii) Title 49 of the United States Code Annotated (previously known as the Federal Aviation Act of 1958), as amended (except with respect to the opinion set forth in paragraph 1 above concerning the citizenship of WFBN), (iii) the Federal Communications Act of 1934, as amended, or (iv) state securities or blue sky laws. Insofar as the foregoing opinions relate to the legality, validity, binding effect and enforceability of the Operative Documents involved in these transactions, which by their terms are governed by the laws of a state other than Utah, we have assumed that such documents constitute legal, valid, binding and enforceable agreements under the laws of such other state, as to which we express no opinion.

B. The opinion set forth in paragraph 1 above concerning the citizenship of WFBN is based upon the facts contained in an affidavit of WFBN, made by its authorized officer, which facts we have not independently verified.

C. The foregoing opinions regarding enforceability of any document or instrument are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership and similar laws affecting the rights and remedies of creditors generally, and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

D. As to the documents involved in these transactions, we have assumed that each is a legal, valid and binding obligation of each party thereto, other than WFBN or the Owner Trustee, and is enforceable against each such party in accordance with their respective terms.

E. We have assumed that all signatures, other than those of the Owner Trustee or WFBN, on documents and instruments involved in these transactions are genuine, that all documents and instruments submitted to us as originals are authentic, and that all documents and instruments submitted to us as copies conform with the originals, which facts we have not independently verified.

EXHIBIT B

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]

F. We do not purport to be experts in respect of, or express any opinion concerning laws, rules or regulations applicable to, the particular nature of the equipment involved in these transactions.

G. We have made no investigation of, and we express no opinion concerning, the nature of the title to any part of the equipment involved in these transactions or the priority of any mortgage or security interest.

H. We have assumed that the Participation Agreement and the transactions contemplated thereby are not within the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974.

I. In addition to any other limitation by operation of law upon the scope, meaning, or purpose of this opinion, this opinion speaks only as of the date hereof. We have no obligation to advise the recipients of this opinion (or any third party) of changes of law or fact that may occur after the date hereof, even though the change may affect the legal analysis, a legal conclusion or an information confirmation herein.

J. The opinions expressed in this letter are solely for the use of the parties to which it is addressed in matters directly related to the Participation Agreement and the transactions contemplated thereunder and these opinions may not be relied on by any other persons or for any other purpose without our prior written approval. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

Very truly yours,

RAY QUINNEY & NEBEKER P.C.

EXHIBIT B

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]

SCHEDULE A

American Airlines, Inc., as Lessee

[                    ], as Owner Participant

[                    ], as Owner Participant Guarantor, if applicable

EXHIBIT B

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]

EXHIBIT C

[INTENTIONALLY LEFT BLANK]

EXHIBIT C

CHICAGO/#2205104.13

[Participation Agreement ([Year] MSN [MSN])]

EXHIBIT D

FORM OF OPINION OF AVIATION COUNSEL

To the Parties Named on

Schedule 1 attached hereto

RE:	One (1) Airbus model (shown on the IR as ) aircraft bearing manufacturer’s serial number and U.S. Registration No. N (the “Airframe”) and two (2) model (shown on the IR as ) aircraft engines bearing manufacturer’s serial numbers and (the “Engines”)

Ladies and Gentlemen:

Acting as special legal counsel in connection with the transactions contemplated by the instruments described below, this opinion is furnished to you with respect to (i) the registration of interests with the International Registry (the “IR”) created pursuant to, and according to the provisions of, the Convention on International Interests in Mobile Equipment (the “Convention”), the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the “Protocol”), both signed in Cape Town, South Africa on November 16, 2001, together with the Regulations for the International Registry (the “Regulations”), the International Registry Procedures (the “Procedures”), and all other rules, amendments, supplements, and revisions thereto (collectively, the “CTT”), all as in effect on this date in the United States of America, as a Contracting State, and (ii) the recordation of instruments and the registration of airframes with the Federal Aviation Civil Aircraft Registry (the “FAA”) under the requirements of Title 49 of the United States Code (the “Transportation Code”).

Terms capitalized herein and not otherwise defined herein shall have the meanings given in the CTT.

On             , we examined and filed with the FAA the following described instruments at the respective times listed below:

(a)	AC Form 8050-2 Aircraft Bill of Sale dated (the “FAA Bill of Sale”) by Airbus S.A.S., as seller (the “Seller”), which conveyed title to the Airframe to Wells Fargo Bank Northwest, National Association, as owner trustee (the “Owner Trustee”) under the Trust Agreement ([Year] MSN [MSN]) dated as of (the “Trust Agreement”) between as owner participant and the Owner Trustee, which FAA Bill of Sale was filed at .M., C. .T.;

(b)	AC Form 8050-1 Aircraft Registration Application dated (the “Aircraft Registration Application”) by the Owner Trustee, with respect to the Airframe, to which was/were attached the Affidavit(s) required by Section 47.7(c)(2)(ii/iii) of the Federal Aviation Regulations (the “Affidavit(s)”) which Aircraft Registration Application with the Affidavit(s) attached was filed at .M., C. .T.;

EXHIBIT D

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]

(c)	the Trust Agreement was filed at .M., C. .T.; and

(d)	Lease Agreement ([Year] MSN [MSN]) dated as of between the Owner Trustee, as lessor, and American Airlines, Inc., as lessee (the “Lessee”), with Lease Supplement No. 1 dated between the Owner Trustee, as lessor, and the Lessee covering the Airframe and Engines attached thereto (collectively, the “Lease”), which Lease was filed at .M., C. .T.

We have also examined a copy of the Warranty Bill of Sale dated            (the “Warranty Bill of Sale”) from the Seller conveying title to the Airframe and the Engines to the Owner Trustee.

The interest created by the FAA Bill of Sale and the Warranty Bill of Sale is referred to herein as the “CTT Sale”. The interest created by the Lease is referred to herein as the “CTT Lease Interest”. The CTT Sale and the CTT Lease Interest are referred to herein collectively as the “CTT Interests”.

Based upon our examination of the foregoing instruments and such records of the FAA and the IR as we deemed necessary to render this opinion, it is our opinion that:

1.	the Airframe and the Engines constitute Aircraft Objects based upon the Interim Updatable List of Eligible Aircraft Objects compiled by the FAA;

2.	the Aircraft Registration Application with the Affidavit(s) attached and the Trust Agreement are in due form for filing and have been duly filed with the FAA pursuant to and in accordance with the Transportation Code;

3.	the FAA Bill of Sale and the Lease are in due form for recordation by, and have been duly filed for recordation with, the FAA pursuant to and in accordance with the Transportation Code;

4.	the Airframe is eligible for registration by the FAA for purposes of the Transportation Code in the name of the Owner Trustee and the filing with the FAA of the FAA Bill of Sale, the Aircraft Registration Application, the Trust Agreement and the Affidavit(s) will cause the FAA to register the Airframe, in due course, in the name of the Owner Trustee, at which time the FAA will issue an AC Form 8050-3 Certificate of Aircraft Registration in the name of the Owner Trustee, pursuant to and in accordance with the Transportation Code;

5.	the owner of the Airframe for registration purposes at the FAA is the Owner Trustee and the Airframe and the Engines are free and clear of liens and encumbrances of record at the FAA except as created by the Lease;

6.	the rights of the Owner Trustee, as lessor, and the Lessee under the Lease, with respect to the Airframe and the Engines at the FAA, are perfected;

EXHIBIT D

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]

7.	based upon the Priority Search Certificates obtained from the IR, copies of which are attached hereto as Schedule 2 and incorporated herein by reference:

(a)	the Airframe and the Engines are subject only to the CTT Lease Interest;

(b)	the CTT Lease Interest has been duly registered on the IR and constitutes a first priority International Interest in the Airframe and the Engines; and

(c)	the CTT Sale has been duly registered on the IR and constitutes a Sale with respect to the Airframe and the Engines;

8.	the CTT Interests are entitled to the priorities, protections and benefits of the CTT, subject to the statements on Exhibit A attached hereto;

9.	no further registration on the IR of the CTT Interests is required under the CTT in order to maintain the effectiveness and priority thereof and no other registration of the Airframe or filings other than filings with the FAA (which have been duly effected) are necessary in order to:

(a)	maintain the registration of the Airframe in the name of the Owner Trustee, subject to compliance with the provisions of Title 14, Section 47.40 of the Code of Federal Regulations relating to re-registration and renewal of the registration of the Airframe; and

(b)	maintain the lien and priority of the Lease, with respect to the Airframe and the Engines; and

10.	no authorization, approval, consent, license or order of, or registration with, or the giving of notice to, the FAA is required for the valid authorization, delivery and performance of the Trust Agreement and the Lease, except for such filings as are referred to above.

In the event the CTT Interests are not subject to the CTT, then the interests created thereby are governed by the Transportation Code or applicable law.

This opinion is subject to certain comments, limitations and assumptions as listed in Exhibit A attached hereto and incorporated herein by reference.

In rendering this opinion we have relied upon the opinion of the Aeronautical Center Counsel dated                     , a copy of which is attached hereto.

Very truly yours,

ROBIN D. JENSON

For the Firm

N             /filop

EXHIBIT D

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]

SCHEDULE 1

American Airlines, Inc., as Lessee

Wells Fargo Bank Northwest, National Association, as Owner Trustee

[Name of Owner Participant], as Owner Participant

[Name of Owner Participant Guarantor], as Owner Participant Guarantor, if applicable

EXHIBIT D

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]

SCHEDULE 2

[the Priority Search Certificates attached hereto]

EXHIBIT D

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]

EXHIBIT A

Assumptions and Limitations

In rendering the foregoing opinion we have assumed that:

(i)	the records maintained by the FAA are accurate in all respects;

(ii)	the Priority Search Certificates are accurate in all respects, contain all the registered information and data on the IR in connection with the Airframe and the Engines to which they relate, and have not been altered since the date of such Priority Search Certificates;

(iii)	there have been no registrations made on the IR against the Airframe and the Engines using descriptions which vary from the IR descriptions shown above for the Airframe and the Engines and, for the purposes of this opinion, only the models and serial numbers contained in the IR descriptions of the Airframe and the Engines shown above were utilized for the IR searches;

(iv)	the IR descriptions of the Airframe and the Engines are as noted above and are accurate and complete descriptions with respect to the registrations on the IR;

(v)	at the time the Lease was concluded, the Debtor was situated, pursuant to the CTT, in the United States;

(vi)	the necessary parties under the Lease have given the consents in writing to the registration with the IR of the interests in the Airframe and the Engines created thereby;

(vii)	each of the CTT Interests is effective under applicable local law to constitute an interest, a sale, an assignment or a discharge which is subject to the CTT and registration on the IR;

(viii)	all of the registrations indicated on the Priority Search Certificates are fully and properly constituted and validly created under the CTT;

(ix)	all documents identified in this opinion, all documents in the records maintained by the FAA for the Airframe and the Engines, as well as any registrations on the IR pertaining to the Airframe and the Engines, are valid, enforceable and sufficient under the relevant applicable law or the CTT to create, effect or terminate the rights and interests they purport to create, effect or terminate;

EXHIBIT D

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]

(x)	in rendering this opinion, we have assumed that:

(a)	the Owner Trustee qualifies as a “citizen of the United States” as defined in the Transportation Code;

(b)	the instruments described above are valid and enforceable under applicable local law; and

(c)	there are no documents with respect to the Airframe or the Engines which have been filed for recordation with the FAA under the FAA’s recording system but which have not yet been listed in the available records of such system as having been so filed;

(xi)	there has been no subordination or variation of any priority that would be acquired pursuant to the terms of the CTT, in connection with the registrations on the IR evidenced by the Priority Search Certificates other than pursuant to any subordination indicated on the Priority Search Certificates;

(xii)	the Airframe is not registered under the civil aircraft registry of any other country;

(xiii)	the Interim Updatable List of Eligible Aircraft Objects compiled by the FAA, insofar as it relates to the Airframe and the Engines, is accurate in all respects;

(xiv)	the Airframe and the Engines have been accurately described by manufacturer’s name, model and serial number by the parties in the instruments described above; and

(xv)	the United States Contracting State search certificate description of declarations, withdrawals of declarations and categories of non-consensual rights or interests, as communicated to the Registrar by UNIDROIT as the Depositary as having been declared by the United States, and the date on which each such declaration or withdrawal of declaration is recorded, are accurate in all respects.

In addition, our opinion is subject to the following limitations:

(i)

a search on the IR pursuant to the CTT requires that the searching party enter the exact manufacturer, model or serial number of an airframe or engine being searched using the appropriate drop down boxes, where available, and if a registration has been made on the IR against the Airframe or the Engines which describes the Airframe or the Engines differently (i.e. any space, comma, dash, added number or character, missing number or character, or any other discrepancy whatsoever in the description of the manufacturer, model or serial number) the Priority

EXHIBIT D

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]

Search Certificates will produce an inaccurate search result; accordingly, there may be registrations on the IR against the Airframe and the Engines which are not reflected on the Priority Search Certificates and which may have priority over subsequent registrations on the IR or filings with the FAA;

(ii)	the opinion relating to the registration of the Airframe with the FAA is issued only as to its current eligibility for registration and not with respect to events which may occur in the future which may affect the continued eligibility for registration;

(iii)	as to matters of United States Citizenship as defined in the Transportation Code, the undersigned has relied upon representations made in the Aircraft Registration Application;

(iv)	because the FAA does not maintain registration records for engines for nationality purposes, we cannot independently verify the owner, make, model, or serial numbers of the Engines;

(v)	in rendering this opinion, we are subject to the accuracy of the FAA, its employees and agents in the filing, indexing, cross-referencing, imaging and recording of instruments filed with the FAA;

(vi)	no opinion is expressed herein as to laws other than the CTT and the Transportation Code;

(vii)	this opinion as to the status of the records of the FAA as to the Airframe covers only that period of time during which the Airframe has been subject to United States Registration;

(viii)	the Lease was filed with the FAA with certain information intentionally omitted from the FAA filing counterpart as containing confidential or proprietary information and we have relied upon the opinion of John H. Cassady, Deputy Chief Counsel of the FAA issued September 16, 1994 (Federal Register/Volume 59, Number 182/September 21, 1994) and the current practices of the FAA with respect to the eligibility of the Lease for recordation with the confidential omissions; and

(ix)	since our examination was limited to records maintained by the FAA and the IR, our opinion:

(a)	in respect of rights derived from FAA filings, does not cover liens, claims or encumbrances of which the parties have actual notice as contemplated by 49 U.S.C. §44108(a);

EXHIBIT D

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]

(b)	in respect of rights derived from FAA filings or registrations with the IR, does not cover liens, claims or encumbrances which are perfected without the filing of notice thereof with the FAA or the IR, including without limitation, federal tax liens, liens arising under Section 1368(a) of Title 29 of the United States Code, liens arising under 49 U.S.C. §46304 and certain artisan’s liens;

(c)	does not cover liens perfected in foreign jurisdictions, except to the extent applicable law would regulate their priority based on registration with the IR; and

(d)	does not cover any rights to arrest or detain an airframe or an engine under any applicable law.

EXHIBIT D

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]

EXHIBIT E

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ([YEAR] MSN [MSN]), dated as of [                    ] (as amended, modified or supplemented from time to time, this “Agreement)”, among (i) [NAME OF ASSIGNOR], a [jurisdiction] [type of entity] (together with its successors and permitted assigns, “Assignor”), (ii) [NAME OF ASSIGNEE], a [jurisdiction] [type of entity] (together with its successors and permitted assigns, “Assignee”) and (iii) AMERICAN AIRLINES, INC., a Delaware corporation (together with its successors and permitted assigns, “Lessee”).

RECITALS:

1. Reference is made to one Airbus [Model] aircraft bearing the manufacturer’s serial number [MSN] and U.S. Registration No. [Reg. No.] (as more fully described in the Participation Agreement referred to below, the “Aircraft”).

2. Assignor and Assignee desire to effect (a) the transfer by Assignor to Assignee of all of the right, title and interest of Assignor (except as reserved below) in and to (i) the Operative Documents, (ii) the Trust Estate and (iii) the proceeds from any of the foregoing and (b) the assumption by Assignee of the obligations of Assignor accruing under the Operative Documents (such transfer and assumption, the “Assignment and Assumption”).

3. The Participation Agreement ([YEAR] MSN [MSN]), dated as of [            ], among Lessee, Assignor, as Owner Participant, and Wells Fargo Bank Northwest, National Association, a national banking association, not in its individual capacity except as expressly provided therein, but solely as Owner Trustee (as amended, modified or supplemented from time to time, the “Participation Agreement”) permits such Assignment and Assumption upon satisfaction of certain conditions heretofore or concurrently herewith being complied with.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the agreements contained in the Operative Documents and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Unless the context otherwise requires, all capitalized terms used herein and not otherwise defined herein shall have the meanings set forth, and shall be construed and interpreted in the manner described, in the Participation Agreement.

2. Conditions to Effectiveness; Effective Time.

(a) Prior to the Effective Time or, in the case of subclause [(v)] [(vi)] [(vii)], at the Effective Time:

(i) Assignor or Assignee shall have paid or reimbursed Owner Trustee, Trust Company, Lessee or any other party for any fees, charges or expenses incurred by Owner Trustee, Trust Company, Lessee or any such party in connection with the Assignment and Assumption (including, without limitation the reasonable out-of-pocket expenses of Lessee and its legal fees and expenses);

EXHIBIT E

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]

(ii) Assignee shall have provided to each of Lessee and Owner Trustee a duly completed and executed original IRS Form [        ]10 establishing a complete exemption from U.S. federal withholding Taxes with respect to all payments of Rent or other amounts to or for the benefit of Owner Trustee or Owner Participant under the Operative Documents;

(iii) Assignee shall have delivered to each of Lessee and Owner Trustee a legal opinion of [        ] in accordance with Section 8.2(a) of the Participation Agreement;

(iv) Assignee shall have delivered to each of Lessee and Owner Trustee a certificate of a duly authorized officer of [Assignee/Owner Participant Guarantor] in accordance with Section 8.2(a) of the Participation Agreement;

(v) [Owner Participant Guarantor shall have delivered to each of Lessee and Owner Trustee [describe the Owner Participant Guarantee] in accordance with Section 8.2(a) of the Participation Agreement;]

(vi) [Assignee shall have provided to each of Lessee and Owner Trustee evidence of Assignee’s appointment of the process agent as provided in Section 11(c) and of such process agent’s acceptance of such appointment;]11; and

(vii) the representations and warranties of Assignor and Assignee made herein shall be correct and accurate in all material respects, in each case as though made on and as of such date, or if such representations and warranties relate solely to an earlier date, as of such earlier date.

(b) Subject to the satisfaction or waiver of the conditions set forth in subsection (a) by the parties hereto, this Agreement shall become effective at [        [a.m.][p.m.]] on [        ] (the “Effective Time”).

3. Assignment. Assignor has transferred, and does hereby transfer unto Assignee, as of the Effective Time, all of its present and future right, title and interest in and to the Operative Documents, the Trust Estate, and any proceeds from the foregoing, except such rights of Assignor as have arisen or accrued to Assignor prior to the Effective Time (including specifically, but without limitation, the right to receive any amounts due or accrued to Assignor under the Operative Documents as of a time prior to the Effective Time and the right to receive any indemnity payment pursuant to the Participation Agreement with respect to events occurring prior to such time), in each case subject to the rights of Lessee thereunder.

[10]	Insert the applicable IRS form number(s).
[11]	Include if foreign OP; otherwise, insert “[intentionally omitted]”.

EXHIBIT E

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]

4. Assumption. Assignee hereby accepts the Transfer set forth in Section 3 and assumes and undertakes all of the duties and obligations of Assignor whenever accrued (other than duties and obligations of Assignor required to be performed by Assignor prior to the Effective Time under the Operative Documents) pursuant to the Operative Documents, including without limitation, any obligations it may have under any Operative Document with regard to Lessee or Owner Trustee, in each case subject to Lessee’s rights thereunder. Assignee hereby confirms that from and after the Effective Time it (a) shall be deemed a party to the Participation Agreement and the Trust Agreement, (b) shall be deemed the party named as the “Owner Participant” for all purposes of the Operative Documents and (c) shall be bound by, and shall perform and observe, all of the terms of each Operative Document (including the agreements and obligations of Assignor set forth therein) as if therein named the Owner Participant. Assignor hereby assumes the risk of any adverse tax or other adverse consequences of the Assignment and Assumption to any party to, or any Indemnified Person or Tax Indemnitee under, any of the Operative Documents (other than Assignee). Based on the terms and conditions of this Agreement and the representations, warranties and covenants of Assignor and Assignee contained herein, Lessee agrees that from and after the Effective Time Assignee shall be deemed the party named as the “Owner Participant” for all purposes of the Operative Documents.

5. Release of Assignor. Assignor will remain liable for the duties, obligations and liabilities of the “Owner Participant” under the Operative Documents except for the duties, obligations and liabilities expressly assumed by Assignee under Section 4. Except as provided in the preceding sentence, Assignor shall be relieved of all of its duties, obligations and liabilities under the Operative Documents; provided that Assignor shall in no event be released from any such duty, obligation or liability (i) arising or relating to any event occurring prior to the Effective Time, (ii) on account of any breach by Assignor of any of its representations, warranties, covenants or obligations contained herein or in any Operative Document or any other Assumption Agreement, or for any fraudulent or willful misconduct engaged in by Assignor, (iii) that relates to any indemnity claimed by Assignor or (iv) relating to or arising out of any Lessor’s Lien attributable to Assignor.

6. Appointment as Attorney-in-Fact. In furtherance of the assignment set forth in Section 3, Assignor hereby constitutes and appoints Assignee the true and lawful attorney of Assignor, with full power of substitution, in the name of Assignee or in the name of Assignor but on behalf of and for the benefit of and at the expense of Assignee, to collect for the account of Assignee all items sold, transferred or assigned to Assignee pursuant hereto; to institute and prosecute, in the name of Assignor or otherwise, but at the expense of Assignee, all proceedings that Assignee may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the items sold, transferred or assigned; to defend and compromise at the expense of Assignee any and all actions, suits or proceedings as to title to or interest in any of the property acquired by Assignee; and to do all such acts and things in relation thereto at the expense of Assignee as Assignee shall reasonably deem advisable. Assignor hereby acknowledges that this appointment is coupled with an interest and is irrevocable by Assignor in any manner or for any reason.

7. Payments. Assignor hereby covenants and agrees to pay over to Assignee, if and when received following the Effective Time, any amounts (including any sums payable as interest in respect thereof) paid to or for the benefit of Assignor that, under Section 3, belong to Assignee, and Assignee hereby covenants and agrees to pay over to Assignor, if and when received following the Effective Time, any amounts (including any sums payable as interest in respect thereof) paid to or for the benefit of Assignee that, under Section 3, belong to Assignor.

EXHIBIT E

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]

8. Representations and Warranties of Assignor. Assignor represents and warrants that:

(a) Assignor is [type of entity] duly organized, validly existing and in good standing under the laws of [jurisdiction of organization] and has the [corporate] power and authority to own or hold under lease its properties, to carry on its business and operations and to enter into and perform its obligations under this Agreement.

(b) The execution, delivery and performance by Assignor of this Agreement have been duly authorized by all necessary [corporate] action on the part of Assignor, do not require any [stockholder] approval or approval or consent of any trustee or holder of indebtedness or obligations of Assignor, except such as have been duly obtained, or violate or result in a breach of, or constitute a default under, or result in the creation of any Lien (other than as permitted under the Operative Documents) upon the property of Assignor under, any indenture, mortgage, contract or other agreement to which Assignor is a party or by which Assignor or its properties is or are bound or affected. The execution, delivery and performance by Assignor of this Agreement do not and will not violate the [organizational documents] of Assignor or any current law, governmental rule, regulation, judgment or order binding on Assignor (including, without limitation, any such law, rule, regulation, judgment or order relating to money-laundering, anti-corruption or export control or imposing economic sanctions).

(c) Neither the execution and delivery by Assignor of, nor the performance by Assignor of its obligations under, nor the consummation by Assignor of the transactions contemplated in, this Agreement requires the consent or approval of, or the giving of notice to, or the registration with, or the taking of any other action in respect of any [jurisdiction of organization] governmental authority having jurisdiction.

(d) This Agreement has been duly executed and delivered by Assignor and constitutes the legal, valid and binding obligation of Assignor enforceable against Assignor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity.

(e) There are no pending or, to Assignor’s knowledge, threatened actions or proceedings before any court, arbitrator or administrative agency which would materially adversely affect the ability of Assignor to perform its obligations under this Agreement or the Operative Documents.

(f) Neither Assignor nor any Person authorized to act on its behalf has directly or indirectly offered any interest in the Trust Estate or the Trust Agreement or any similar security to, or solicited any offer to acquire any of the same from, any Person in violation of the registration requirements of the Securities Act or any other applicable securities law.

EXHIBIT E

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]

(g) At the Effective Time, there are no Lessor’s Liens attributable to Assignor.

(h) No Person acting on behalf of Assignor is or will be entitled to any broker’s fee, commission or finder’s fee in connection with any transaction contemplated by this Agreement or the Operative Documents.

(i) The Assignment and Assumption (1) does not violate the Transportation Code, the Securities Act or any other Law (including, without limitation, ERISA, any laws or regulations imposing U.S. economic sanctions measures or any orders or licenses issued thereunder), or create a relationship that would be in violation thereof, (2) does not result in a “prohibited transaction” under Section 4975 of the Code, (3) does not adversely affect the registration of the Aircraft in the name of Owner Trustee with the FAA (or the aeronautical authority of the country of registry of the Aircraft if the Aircraft is not registered under the laws of the United States), (4) will not subject Lessee to any additional regulation under, or require Lessee to give any notice to, register with, make any filings with or take any other action in respect of, any governmental authority or agency of any jurisdiction, (5) does not require registration under the Securities Act or any foreign securities laws, require qualification of an indenture under the Trust Indenture Act, or require Lessee to sign any registration statement, (6) unless Lessee consents, the Transfer contemplated hereby does not involved a Rule 144A, Regulation S or other capital markets or equity syndication transaction not described in the immediately preceding clause (5), and (7) does not result in, or involve, incurrence by Lessee of any indebtedness for accounting purposes (it being understood that, if any change in the lease accounting standards applicable to Lessee requires that Lessee, independently of the Transfer contemplated hereby, capitalize its leases, including the Lease, in Lessee’s books, such capitalization of the Lease is not intended to constitute, and shall not be construed as, incurrence by Lessee of any indebtedness for accounting purposes within the meaning of this clause (7)).

(j) Assignor has fully performed all of its obligations under the Operative Documents, which obligations by their terms are required to be satisfied or performed prior to the Effective Time or prior to the consummation of the transactions contemplated hereby.

9. Representations and Warranties of Assignee. Assignee represents and warrants that:

(a) Assignee is [type of entity] duly organized, validly existing and in good standing under the laws of [jurisdiction of organization] and has the [corporate] power and authority to own or hold under lease its properties, to carry on its business and operations, to enter into and perform its obligations under this Agreement and to perform its obligations under the Operative Documents to which it is or will be a party.

(b) The execution, delivery and performance by Assignee of this Agreement, and the performance by Assignee of the Operative Documents to which it is or will be party, have been duly authorized by all necessary [corporate] action on the part of Assignee, do not require any [stockholder] approval or approval or consent of any trustee or holder of indebtedness or obligations of Assignee, except such as have been duly obtained, or violate or result in a breach of, or constitute a default under, or result in the creation of any Lien (other than

EXHIBIT E

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]

as permitted under the Operative Documents) upon the property of Assignee under, any indenture, mortgage, contract or other agreement to which Assignee is a party or by which Assignee or its properties is or are bound or affected. The execution, delivery and performance by Assignee of this Agreement and the performance by Assignee of the Operative Documents to which it is or will be party and the acquisition by Assignee of its interest in the Trust Estate (and the rights related thereto) do not and will not violate the [organizational documents] of Assignee or any current law, governmental rule, regulation, judgment or order binding on Assignee (including, without limitation, any such law, rule, regulation, judgment or order relating to money-laundering, anti-corruption or export control or imposing economic sanctions).

(c) Neither the execution and delivery by Assignee of this Agreement, nor the performance by Assignee of its obligations under, nor the consummation by Assignee of the transactions contemplated in, this Agreement and the Operative Documents to which Assignee is or will be a party, requires the consent or approval of, or the giving of notice to, or the registration with, or the taking of any other action in respect of any [jurisdiction of organization] governmental authority having jurisdiction.

(d) This Agreement has been duly executed and delivered by Assignee and constitutes, and each Operative Document to which Assignee will be a party will constitute, the legal, valid and binding obligation of Assignee enforceable against Assignee in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity.

(e) There are no pending or, to Assignee’s knowledge, threatened actions or proceedings before any court, arbitrator or administrative agency which would materially adversely affect the ability of Assignee to perform its obligations under this Agreement or any Operative Document to which it is or will be a party.

(f) Neither Assignee nor any Person authorized to act on its behalf has directly or indirectly offered any interest in the Trust Estate or the Trust Agreement or any similar security to, or solicited any offer to acquire any of the same from, any Person in violation of the registration requirements of the Securities Act or any other applicable securities law.

(g) At the Effective Time, there are no Lessor’s Liens attributable to Assignee, and the execution, delivery and performance of this Agreement will not result in any Lessor’s Lien attributable to Assignee.

(h) Either (i) Assignee is a Citizen of the United States or (ii) the Trust Agreement is in a form that permits the Aircraft to be registered with the FAA in the name of Owner Trustee (without regard to any provision of applicable law that permits FAA registration of an aircraft by limiting its location and usage but with regard to voting trust provisions and provisions delegating certain control rights to the Owner Trustee), notwithstanding the failure of Assignee to be a Citizen of the United States.

EXHIBIT E

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]

(i) Assignee is not an airline or other commercial operator of aircraft, freight forwarder, or any other company directly or indirectly engaged in the business of passenger, cargo, freight or parcel transportation, or any Affiliate thereof.

(j) Either (a) no part of the funds to be used by Assignee to make and hold its investment pursuant to this Agreement directly or indirectly constitutes assets of any “employee benefit plan” (as defined in Section 3(3) of ERISA) or of any “plan” (as defined in Section 4975(e) of the Code) or (b) its purchase and holding of its interest in the Trust Estate and its investment pursuant to this Agreement are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

(k) Assignee is a Qualifying Institution (as such term is defined in Section 8.2(a)(ii) of the Lease) (or a parent corporation of the Assignee which qualifies as a Qualifying Institution shall have executed and delivered to Lessee a guaranty substantially in the form of Exhibit G to the Participation Agreement or otherwise in form and substance reasonably satisfactory to Lessee).

(l) The Assignment and Assumption (1) does not violate the Transportation Code, the Securities Act or any other Law (including, without limitation, ERISA, any laws or regulations imposing U.S. economic sanctions measures or any orders or licenses issued thereunder), or create a relationship that would be in violation thereof, (2) does not result in a “prohibited transaction” under Section 4975 of the Code, (3) does not adversely affect the registration of the Aircraft in the name of Owner Trustee with the FAA (or the aeronautical authority of the country of registry of the Aircraft if the Aircraft is not registered under the laws of the United States), (4) will not subject Lessee to any additional regulation under, or require Lessee to give any notice to, register with, make any filings with or take any other action in respect of, any governmental authority or agency of any jurisdiction, (5) does not require registration under the Securities Act or any foreign securities laws, require qualification of an indenture under the Trust Indenture Act, or require Lessee to sign any registration statement, (6) unless Lessee consents, the Transfer contemplated hereby does not involved a Rule 144A, Regulation S or other capital markets or equity syndication transaction not described in the immediately preceding clause (5), and (7) does not result in, or involve, incurrence by Lessee of any indebtedness for accounting purposes (it being understood that, if any change in the lease accounting standards applicable to Lessee requires that Lessee, independently of the Transfer contemplated hereby, capitalize its leases, including the Lease, in Lessee’s books, such capitalization of the Lease is not intended to constitute, and shall not be construed as, incurrence by Lessee of any indebtedness for accounting purposes within the meaning of this clause (7)).

(m) [Assignee is a domestic [corporation][partnership] for U.S. federal income tax purposes.]12

[12]

If Assignee is a foreign entity, replace with language to the following effect: “Assignee is (x) taxed as a [corporation] for U.S. federal income tax purposes, (y) a corporation resident in [        ] for [        ] tax purposes [(by virtue of being managed and controlled in [        ])] and (z) a resident of [        ] within continue

EXHIBIT E

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]

10. Certain Agreements.

(a) Assignee agrees that, except as expressly permitted by Section 15 of the Lease in connection with an Event of Default that shall have occurred and be continuing, notwithstanding anything herein or in any Operative Document to the contrary, neither it nor any Person claiming by, through or under it shall take or cause to be taken any action inconsistent with Lessee’s rights under the Lease and Lessee’s right to quiet enjoyment of the Aircraft, the Airframe, any Engine or any Part, or otherwise in any way interfere with or interrupt the use, operation and continuing possession of the Aircraft, the Airframe, any Engine or any Part by Lessee or any sublessee, assignee or transferee under any sublease, assignment or transfer then in effect and permitted by the terms of the Lease.

(b) Notwithstanding anything to the contrary contained herein or in the Operative Documents, each of Assignor and Assignee hereby agrees, for the benefit of Lessee, that as determined at the Effective Time none of Lessee’s obligations, responsibilities, liabilities, costs and risks in the use and operation of the Aircraft or under, relating to or in respect of the Operative Documents or otherwise, including, without limitation, under or in respect of any of Lessee’s payment or indemnity obligations, shall be increased or altered, and none of Lessee’s rights and benefits under any Operative Document shall be diminished, as a result of or in connection with the Assignment and Assumption or any aspect thereof or any other transaction relating thereto (it being acknowledged that an increase in the number of indemnitees shall not, of itself, constitute an increase in Lessee’s obligations under the Operative Documents).

11. Miscellaneous.

(a) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(b) This Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Agreement, including a signature page executed by each of the parties hereto shall be an original, but all of such counterparts together shall constitute one instrument.

the meaning of the income tax convention between [        ] and the United States (the “Treaty”) and fully eligible for the benefits of the [“Business Profits”][“Industrial or Commercial Profits”], “Interest” and “Other Income” articles of the Treaty with respect to all payments under the Lease and the other transaction documents and all income of Lessor with respect thereto.” If a foreign Assignee is tax-transparent, add similar language regarding its owners. In addition, a foreign Assignee will need to provide an opinion or representation substantially to the following effect: “Under applicable Law in effect at the Effective Time, assuming the Aircraft is not located or used by Lessee or any sublessee of Lessee at or after the Effective Time in [Assignee’s country] and neither Lessee, Owner Trustee nor Trust Company is acting, or has acted, under the Operative Documents through an office or other fixed place of business or an agent in [Assignee’s country], neither Lessee nor Owner Trustee will be required to charge, withhold or otherwise collect any sales, stamp, value added or similar Tax imposed by [Assignee’s country], or any political subdivision thereof, with respect to the Operative Documents or any Rent payable at or after the Effective Time.”

EXHIBIT E

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]

(c) THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK. [Assignee irrevocably designates and appoints [name of process agent] as process agent to receive for it and on its behalf service of process in any proceedings arising hereunder or under any other Operative Document to which it is a party. Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.]13

(d) To the extent that Assignee or any of its properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, and whether under the United States Foreign Sovereign Immunities Act of 1976 (or any successor legislation) or otherwise, from any legal proceedings, whether in the United States or elsewhere, to enforce or collect upon any Operative Documents to which it is a party, including, without limitation, immunity from suit or service of process, immunity from jurisdiction or judgment of any court or tribunal or execution of a judgment, or immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, Assignee hereby irrevocably and expressly waives any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States or elsewhere.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

[13]	Include only if Assignee is a foreign entity.

EXHIBIT E

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be duly executed as of the day and year first above written.

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

Accepted and Agreed:

AMERICAN AIRLINES, INC.

By:
Name:
Title:

EXHIBIT E

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Participation Agreement

[Participation Agreement ([Year] MSN [MSN])]

EXHIBIT F

FORM OF BUYER FURNISHED EQUIPMENT BILL OF SALE

Know all persons by these presents that American Airlines, Inc., a corporation organized and existing under the laws of the State of Delaware, and having its chief executive office at 4333 Amon Carter Blvd., Ft. Worth, TX 76155 (“Seller”), was this [day] [month] [year] the owner of the title to the equipment listed on Annex A hereto and all appliances, components, parts, instruments, appurtenances, accessories, furnishings, modules and other equipment of any nature, incorporated therein, installed thereon or attached thereto on the date hereof (the “BFE”). The Seller does this         day of [month] [year], grant, convey, bargain, sell, transfer, deliver and set over all of its rights, title and interest in and to the BFE to the following entity and to its successors and assigns forever, such BFE to be the property thereof:

[Insert Name/Address of OT]

(the “Buyer”)

The Seller hereby warrants to the Buyer, its successors and assigns that it has good and lawful right to sell, deliver and transfer title to the BFE to the Buyer and that there is hereby conveyed to the Buyer good, legal and valid title to the BFE, free and clear of all liens, claims, charges, encumbrances and rights of others and that the Seller will warrant and defend such title forever against all claims and demands whatsoever.

This Warranty Bill of Sale will be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized representative
this         day of [month], [year] in [Blagnac/Hamburg].

AMERICAN AIRLINES, INC.

By:
Name:
Title:

EXHIBIT F

CHICAGO/#2205104.13

[Participation Agreement ([Year] MSN [MSN])]

EXHIBIT F

ANNEX A

TO

BFE BILL OF SALE

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Participation Agreement

EXHIBIT G

FORM OF OWNER PARTICIPANT GUARANTEE

EXHIBIT G

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Participation Agreement

*

GUARANTEE ([YEAR] MSN [MSN])

dated as of •, 20•

by

[NAME OF OWNER PARTICIPANT GUARANTOR]

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Guarantee

Section 1.	Defined Terms	1

Section 2.	Affirmation of Representations and Warranties under OP Documents	1

Section 3.	Guarantee	1

3.1.	Guarantee of Obligations under OP Documents	1

3.2.	Unconditional Obligations	2

3.3.	Guarantor’s Obligations Not Affected	3

3.4.	Waiver	4

3.5.	Waiver of Rights of Subrogation and Contribution	4

3.6.	Payments	4

Section 4.	Representations, Warranties and Covenants of Guarantor	5

4.1.	Representations and Warranties of Guarantor	5

4.2.	Covenants of Guarantor	5

Section 5.	Costs and Expenses	5

Section 6.	Survival of Representations, Warranties and Agreements	6

Section 7.	Notices, etc	6

Section 8.	Amendments and Waivers	6

Section 9.	Severability of this Guarantee	6

Section 10.	Miscellaneous	6

Section 11.	[Agent for Service of Process	7

Section 12.	Time of the Essence	7

Section 13.	Waiver of Immunity	7

EXHIBIT A - Beneficiaries

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Guarantee

GUARANTEE

GUARANTEE dated as of [•], 20[•] by [OWNER PARTICIPANT GUARANTOR], a [FORM OF ENTITY] organized and existing under the laws of [JURISDICTION] (together with its successors and assigns, “Guarantor”), for the benefit the parties listed in Exhibit A attached hereto (together with their respective successors and assigns, the “Beneficiaries”).

WHEREAS, [OWNER PARTICIPANT], a [FORM OF ENTITY] organized and existing under the laws of [JURISDICTION] (together with its successors and assigns, the “Owner Participant”) is majority-owned subsidiary of Guarantor;

WHEREAS, Guarantor derives substantial benefit from the Owner Participant entering into the transactions contemplated by the OP Documents;

WHEREAS, American Airlines, Inc. (“American”), as lessee, the Owner Participant and Wells Fargo Bank Northwest, National Association, a national banking association, not in its individual capacity except as expressly provided herein, but solely as owner trustee, as lessor (“Lessor”), entered into a Participation Agreement ([YEAR] MSN [MSN]), dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Participation Agreement”);

WHEREAS, American and Lessor entered into a Lease Agreement ([YEAR] MSN [MSN]) dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Lease”);

WHEREAS, it is a condition to the Lessee’s obligation to enter into the transactions contemplated by the Participation Agreement that Guarantor agrees to guarantee the obligations of the Owner Participant in each of the Operative Documents executed or to be executed by the Owner Participant or by which the Owner Participant is bound (such Operative Documents, in each case, as amended, modified or supplemented from time to time, being referred to herein as the “OP Documents”);

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

Section 1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings given them in Annex A to the Lease.

Section 2. Affirmation of Representations and Warranties under OP Documents. Guarantor hereby represents and warrants to the Beneficiaries that all of the representations and warranties of the Owner Participant contained in the OP Documents are true and correct as of the date hereof.

Section 3. Guarantee.

3.1. Guarantee of Obligations under OP Documents. Guarantor irrevocably and unconditionally guarantees to the Beneficiaries the due and punctual performance of and compliance with all covenants, agreements, terms and conditions of each of the OP Documents

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Guarantee

[Guarantee ([Year] MSN [MSN])]

required to be performed or complied with by the Owner Participant (including, without limitation, in the case of a Back-Leveraging Transaction, the Owner Participant’s representations, warranties and covenants described in Section 8.3.1(b) of the Participation Agreement and compliance of the applicable Back-Leveraging Transaction with the terms of Section 8.3 of the Participation Agreement) (all such payment obligations and other covenants, agreements, terms and conditions, being referred to herein as the “Obligations”). In case the Owner Participant shall fail to perform or comply with any Obligation, Guarantor will forthwith perform and comply with such Obligation or cause the same forthwith to be performed or complied with, and, in case the Owner Participant shall fail to pay or perform duly and punctually any Obligation required to be made or performed by the Owner Participant under any OP Document when and as the same shall be due and payable, or required to be performed, as the case may be, in accordance with the terms of such OP Document, Guarantor will immediately pay or perform, as the case may be, the same to the Person entitled thereto and in addition, pay such further amount, if any, as shall be sufficient to cover all reasonable costs and expenses (including, without limitation, all reasonable fees and disbursements of counsel) that may be paid or incurred by the Beneficiaries in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting any or all of the Obligations.

3.2. Unconditional Obligations. The guarantee by Guarantor contained in Section 3.1 hereof is a primary obligation of Guarantor and is an unconditional, absolute, present and continuing obligation and is not conditioned in any way upon the institution of suit or the taking of any other action with respect to the representations and warranties of the Owner Participant contained in any OP Document or any attempt to enforce performance of or compliance with the Obligations (including, without limitation, any payment obligations). To the extent that performance or compliance with the guarantee by Guarantor contained in Section 3.1 hereof requires the payment of money, such guarantee is an absolute, unconditional, present and continuing guarantee of payment and not of collectability and is in no way conditioned or contingent upon the validity, or enforceability of any OP Document or any of the Obligations or any collateral security, other guarantee, if any, or credit support therefor or any attempt to collect from the Owner Participant or any other entity or to perfect or enforce any security or upon any other condition or contingency or upon any other action, occurrence or circumstance whatsoever. Such guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, in whole or in part, of any of the sums due to any of the Beneficiaries pursuant to the terms of any OP Document is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, dissolution, liquidation, or the like, of the Owner Participant or Guarantor, or upon or as a result of, the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Owner Participant or Guarantor or any substantial part of their respective property, or otherwise, all as though such payment had not been made notwithstanding any termination of this Guarantee or any OP Document. Guarantor shall not commence against the Owner Participant any “case” (as defined in Title 11 of the United States Code, the “Bankruptcy Code”) under the Bankruptcy Code or any similar proceeding under any state insolvency, bankruptcy or similar statute.

2

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Guarantee

[Guarantee ([Year] MSN [MSN])]

3.3. Guarantor’s Obligations Not Affected. The obligations of Guarantor under this Guarantee shall remain in full force and effect without regard to, and shall not be impaired or affected by:

(a) any extension, indulgence or renewal in respect of the payment of any amount payable, or the performance of any Obligation; or

(b) any amendment or modification of or addition or supplement to or deletion from any of the terms of any OP Document, or any other agreement (including, without limitation, any collateral security, other guarantee, if any, or other credit support or right of offset with respect thereto) which may be made relating to any OP Document or any Obligation; or

(c) any compromise, waiver, release or consent or other action or inaction in respect of any of the terms of any OP Document, or any other agreement (including, without limitation, any collateral security, other guarantee, if any, or other credit support or right of offset with respect thereto) which may be made relating to any OP Document or any Obligation; or

(d) any exercise or non-exercise by any of the Beneficiaries of any right, power, privilege or remedy under or in respect of this Guarantee or any OP Document, or any waiver of any such right, power, privilege or remedy or of any default in respect of this Guarantee or any OP Document or any guarantee or other agreement executed pursuant hereto, or any receipt of any security or any release of any security; or

(e) any bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, dissolution, liquidation, or the like, of the Owner Participant, Guarantor or any other Person; or

(f) any limitation of the liability of the Owner Participant under the terms of any OP Document which may now or hereafter be imposed by any statute, regulation or rule of law; or

(g) any merger or consolidation of the Owner Participant or Guarantor into or with any other person or entity, or any sale, lease or transfer of any or all of the assets of the Owner Participant or Guarantor to any other person or entity; or

(h) any indebtedness of the Owner Participant to any person or entity, including Guarantor; or

(i) any claim, set-off, deduction or defense Guarantor or the Owner Participant may have against any of the Beneficiaries, whether hereunder or under any OP Document or independent of or unrelated to the transactions contemplated by the OP Documents; or

(j) any change in law; or

3

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Guarantee

[Guarantee ([Year] MSN [MSN])]

(k) absence of any notice to, or knowledge by, Guarantor of the existence or occurrence of any of the matters or events set forth in the foregoing subdivisions (a) through (j); or

(l) any sale, transfer or other disposition by the Owner Participant of any right, title or interest in and to any OP Document or the Aircraft; or

(m) any other circumstance whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, that might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against Guarantor. No obligations of the Owner Participant are affected hereby.

3.4. Waiver. Guarantor unconditionally waives, to the fullest extent permitted by Law, (a) notices of the creation of any Obligation under the OP Documents or any of the matters referred to in Section 3.3 hereof or any notice of or proof of reliance by any of the Beneficiaries upon this Guarantee or acceptance of this Guarantee (the Obligations shall conclusively be deemed to have been created, contracted, incurred or renewed, extended, amended or waived in reliance upon this Guarantee and all dealings between the Owner Participant or Guarantor and any Beneficiary shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee), (b) all notices which may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights of any of the Beneficiaries against Guarantor, including, without limitation, any demand, presentment and protest, proof of notice of non-payment under any OP Document, and notice of default or any failure on the part of the Owner Participant to perform and comply with any Obligation, (c) any right to the enforcement, assertion or exercise by any of the Beneficiaries of any right, power, privilege or remedy conferred herein or in any OP Document or otherwise, (d) any requirement of promptness or diligence on the part of any of the Beneficiaries, or (e) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or which might otherwise limit recourse against Guarantor.

3.5. Waiver of Rights of Subrogation and Contribution. Guarantor will not assert any right to which it may become entitled, whether by subrogation, contribution or otherwise, against the Owner Participant or any of its properties, by reason of the performance by Guarantor of its obligations under this Agreement, nor shall Guarantor seek or be entitled to seek any reimbursement from the Owner Participant in respect of payments made by Guarantor until such time as all of the Obligations of the Owner Participant under the OP Documents shall be duly and fully performed.

3.6. Payments. Guarantor hereby guarantees that all payments hereunder shall be paid without set-off, counterclaim, deduction or withholding (or, if there is any such deduction or withholding for Taxes, Guarantor hereby agrees to pay additional amounts such that Guarantor bears such Taxes), and shall be made in U.S. Dollars; provided, that such Beneficiary shall have provided Guarantor with any withholding form, certificates or documents that such Beneficiary is legally entitled to provide if necessary or advisable to reduce or eliminate such withholding taxes, provided, however, that no Beneficiary shall be required to deliver such form, certificates or documents to reduce or eliminate any withholding taxes imposed by any non U.S. jurisdiction

4

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Guarantee

[Guarantee ([Year] MSN [MSN])]

as a result of payments being made from, or Guarantor’s or Owner Participant’s connection with, such jurisdiction unless (x) Guarantor shall have provided to such Beneficiary timely notice of the requirement for such documentation, (y) such Beneficiary determines in good faith that it would suffer no risk of adverse consequences by providing the applicable form, and (z) Guarantor has agreed to pay, and does pay after demand therefor, on an After-Tax Basis, all costs and expenses incurred by such Beneficiary in providing the applicable form. If any payment of Guarantor hereunder is converted into a claim, proof, judgment or order in a currency other than Dollars, Guarantor will indemnify the Beneficiaries as an independent obligation against any loss arising out of or as a result of such receipt or conversion.

Section 4. Representations, Warranties and Covenants of Guarantor.

4.1. Representations and Warranties of Guarantor. As of the date hereof, Guarantor hereby represents and warrants that: (a) it is a [FORM OF ENTITY] duly organized and validly existing under the laws of [JURISDICTION] and has the corporate power and authority to carry on its present business and operations, to own or hold under lease its properties and to enter into and perform its obligations under this Guarantee, and this Guarantee has been duly authorized, executed and delivered by it and is legal, valid and binding on it and is enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity; (b) the execution and delivery by Guarantor of this Guarantee and compliance by it with all of the provisions hereof do not and will not contravene any Law or any order of any court or governmental authority or agency applicable to or binding on it or contravene the provisions of, or constitute a default under, [its certificate of incorporation or by-laws] or any indenture, mortgage, contract or any agreement or instrument to which it is a party or by which it or any of its property may be bound or affected; (c) no authorization or approval or other action by, and no notice to or filing with, any [jurisdiction of organization] governmental authority having authority over Guarantor or its assets is required for the due execution, delivery or performance by it of this Guarantee; (d) there are no pending or threatened actions or proceedings before any court or administrative agency which would materially adversely affect its ability to perform its obligations under this Guarantee; (e) the Owner Participant is a majority-owned subsidiary of Guarantor; and (f) Guarantor is a Qualifying Institution.

4.2. Covenants of Guarantor. For so long as the Owner Participant is a party to the OP Documents:

(a) Guarantor agrees that it will not impair Owner Participant’s ability to perform its obligations under the OP Documents; and

(b) Guarantor agrees to comply with the terms and conditions of Section 10.4 of the Participation Agreement with respect to any Confidential Information.

Section 5. Costs and Expenses. Guarantor will pay all reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses) incurred by or on behalf of any of the Beneficiaries in connection with the enforcement of Guarantor’s obligations under this Guarantee.

5

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Guarantee

[Guarantee ([Year] MSN [MSN])]

Section 6. Survival of Representations, Warranties and Agreements. The representations, warranties and agreements of Guarantor contained herein shall survive the execution and delivery of this Guarantee and the consummation of the transactions contemplated hereby and by the Operative Documents.

Section 7. Notices, etc. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents or waivers required or permitted under the terms and provisions of this Guarantee shall be in English and in writing, and given by United States registered or certified mail, return receipt requested, postage prepaid, overnight courier service or facsimile, and any such notice shall be effective when received (or, if delivered by facsimile, upon completion of transmission and confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that such transmission was received) and addressed, (a) if to Guarantor, at • or at such other address as Guarantor shall from time to time designate in writing to American, (b) if to American, at 4333 Amon Carter Boulevard, Mail Drop 5662, Ft. Worth, Texas 76155, Attention: Treasurer, Fax: (817) 967-4318, Tel: (817) 963-1234 or at such other address as American shall from time to time designate in writing to Guarantor, or (c) if to the Lessor, at • or at such other address as the Lessor shall from time to time designate in writing to Guarantor

Section 8. Amendments and Waivers. Neither this Guarantee nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by Guarantor and the Beneficiaries.

Section 9. Severability of this Guarantee. Any provision of this Guarantee which is prohibited and unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10. Miscellaneous. This Guarantee shall remain in full force and effect until payment in full of all sums payable hereunder under the OP Documents, and performance in full of all obligations of Guarantor hereunder, it being understood that upon the transfer of the Owner Participant’s interest pursuant to the terms of the OP Documents, subject to the payment in full of all sums due and payable hereunder and performance in full of all obligations of Guarantor hereunder and subject to such transfer complying with Section 8.2 of the Participation Agreement, this Guarantee shall terminate. This Guarantee constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. The index preceding this Guarantee and the headings of the various Sections of this Guarantee are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. The terms of this Guarantee shall be binding upon the successors of Guarantor, and shall inure to the benefit of the Beneficiaries and their successors and permitted assigns. Guarantor hereby irrevocably submits to the nonexclusive jurisdiction of each of the Supreme Court of the State of New York, New

6

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Guarantee

[Guarantee ([Year] MSN [MSN])]

York County and the United States District Court for the Southern District of New York, and other courts with jurisdiction to hear appeals from such court and other courts with jurisdiction to hear appeals from such court for the purposes of any suit, action or other proceeding arising out of this Guarantee, the subject matter hereof or any of the transactions contemplated hereby. THIS GUARANTEE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS GUARANTEE IS BEING DELIVERED IN THE STATE OF NEW YORK.

Section 11. [Agent for Service of Process. Guarantor agrees that its designated agent for service of process relating to any proceedings arising out of or connected with this Guarantee is •. Guarantor agrees that service of process in any action or proceeding described in Section 10 may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such agent for service of process at its address referred to in the first sentence of this Section 11. Guarantor, by notice to the Beneficiaries, may designate a different agent and address for subsequent service of process; provided that Guarantor will take all action, including the filing of any and all documents and instruments, as may be necessary so that it shall at all times have an agent for service of process for the above purposes in the County of New York, State of New York. Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.]1

Section 12. Time of the Essence. The time stipulated in this Guarantee for all payments by Guarantor to any of the Beneficiaries and for prompt, punctual performance of Guarantor’s obligations under this Guarantee shall be of the essence for this Guarantee.

Section 13. Waiver of Immunity. To the extent that Owner Participant or any of its properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, and whether under the United States Foreign Sovereign Immunities Act of 1976 (or any successor legislation) or otherwise, from any legal proceedings, whether in the United States or elsewhere, to enforce or collect upon any Operative Documents to which it is a party, including, without limitation, immunity from suit or service of process, immunity from jurisdiction or judgment of any court or tribunal or execution of a judgment, or immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, Owner Participant hereby irrevocably and expressly waives any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States or elsewhere.

[1]	Include if Guarantor is foreign.

7

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Guarantee

[Guarantee ([Year] MSN [MSN])]

IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed by its duly authorized officer as of the day and year first above written.

[GUARANTOR]

By:
Title:

8

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Guarantee

[Guarantee ([Year] MSN [MSN])]

EXHIBIT A

BENEFICIARIES

American Airlines, Inc., as Lessee (and its successors and permitted assigns)

Wells Fargo Bank Northwest, National Association, Owner Trustee and Lessor (and its successors and permitted assigns)

EXHIBIT A

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 – Guarantee Exhibit A

[Guarantee ([Year] MSN [MSN])]

ANNEX A

DEFINITIONS

ANNEX A

CT1001520_LA1_AAL_A320Family_EXECUTION

[Guarantee ([Year] MSN [MSN])]

ANNEX B

PAYMENT INFORMATION

Payments to Owner Trustee/Lessor: Payments made to Owner Trustee pursuant to the terms of the Operative Documents shall be made to the following account of Lessor:

[                    ]

or to such other account of Lessor in the United States as may be specified in a notice delivered by Owner Trustee to Lessee and Owner Participant in accordance with Section 10.1 at least 10 Business Days prior to the due date after which payments are to be made pursuant to such notice.

Payments to Owner Participant: Payments made to Owner Participant pursuant to the terms of the Operative Documents shall be made to the following account of Owner Participant:

[                    ]

or to such other account of Owner Participant in the United States as may be specified in a notice delivered by Owner Participant to Owner Trustee and Lessee in accordance with Section 10.1 at least 10 Business Days prior to the due date after which payments are to be made pursuant to such notice.

Payments to Lessee: Payments made to Lessee pursuant to the terms of the Operative Documents shall be made to the following account of Lessee:

[                    ]

or to such other account of Lessee in the United States as may be specified in a notice delivered by Lessee to Owner Trustee and/or Owner Participant in accordance with Section 10.1 at least 10 Business Days prior to the due date after which payments are to be made pursuant to such notice.

ANNEX B

CT1001520_LA1_AAL_A320Family_EXECUTION

[Guarantee ([Year] MSN [MSN])]

SCHEDULE A

CERTAIN TERMS

Insurance Threshold Amount:	[*CTR*]

Obsolete Parts cap (for purposes of Section 8(c) of the Lease)	[A319 - $[*CTR*] A320 - $[*CTR*] A321 - $[*CTR*]	[2]

PERMITTED COUNTRIES

[*CTR*]	[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]	[*CTR*]

[2]	Insert value for applicable aircraft type.

SCHEDULE A

CT1001520_LA1_AAL_A320Family_EXECUTION

[Guarantee ([Year] MSN [MSN])]

SCHEDULE B

RE-REGISTRATION CONDITIONS

Lessee’s right to cause or permit the Aircraft to be re-registered pursuant to Section 7(a) of the Lease is subject to the satisfaction of the conditions below or waiver thereof by Lessor and Owner Participant, as applicable:

(a) no Event of Default shall have occurred and be continuing at the date of such request or at the effective date of the change in registration; provided that it shall not be necessary to comply with this condition if the change in registration involves the registration of the Aircraft under the laws of the United States;

(b) each of Lessor and Owner Participant shall have received a legal opinion addressed to it from counsel to Lessee admitted to practice in the jurisdiction of registration (which counsel shall be reasonably satisfactory to Owner Participant) (i) to the effect that (A) after giving effect to such change in registration, all filing, recording or other action necessary to perfect and protect Lessor’s rights and interests in and to the Aircraft and the Lease has been accomplished (or if such opinion cannot be given at the time by which Lessor has been requested to consent to a change in registration, (x) the opinion shall detail what filing, recording or other action is necessary and (y) Lessor and Owner Participant shall have received a certificate from Lessee that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to Lessor and Owner Participant on or prior to the effective date of such change in registration), (B) the terms of the Lease are legal, valid and binding and enforceable against Lessee in such jurisdiction (subject to bankruptcy and equitable remedies exceptions and other customary exceptions), and (C) it is not necessary for Lessor or Owner Participant to qualify to do business in such jurisdiction or otherwise satisfy any other applicable law, rule or regulation existing at the date of such request (or if such opinion cannot be given, the opinion shall detail what other existing law, rule or regulation must be satisfied by Lessor or Owner Participant, as the case may be) solely as a result of the proposed re-registration, and (ii) if such re-registration is in connection with a sublease to a Permitted Sublessee and such country is not, at the time of re-registration, the United States or a Permitted Country, to the effect that there exist no possessory rights in favor of Permitted Sublessee under the laws of such country that would, assuming at such time Permitted Sublessee is not insolvent or bankrupt, prevent the return of the Aircraft in accordance with and when permitted by the terms of Sections 14 and 15 of the Lease upon the exercise of remedies by Lessor of its remedies in accordance with Section 15 of the Lease in connection with an Event of Default that shall have occurred and be continuing;

(c) Lessor and Owner Participant shall have received assurances reasonably satisfactory to Owner Participant to the effect that the insurance provisions of the Lease shall have been complied with after giving effect to such change in registration;

SCHEDULE B

CT1001520_LA1_AAL_A320Family_EXECUTION

[Guarantee ([Year] MSN [MSN])]

(d) such re-registration will not result in the imposition by such country of any Taxes on Lessor or Owner Participant for which Lessee is not required to indemnify Lessor or Owner Participant, as the case may be, unless Lessee agrees to indemnify Lessor or Owner Participant, as the case may be, for any Taxes imposed by such country in connection with or relating to the transactions contemplated by the Lease that would not have been imposed but for such re-registration; provided that it shall not be necessary to comply with the conditions contained in this clause (d) if such change in registration results in the re-registration of the Aircraft under the laws of the United States, except to the extent that the provisions of the tax indemnification provisions relating to Lessor or Owner Participant, as the case may be, were amended in effecting a previous foreign registration;

(e) such re-registration will not divest Lessor of title to the Aircraft; and

(f) Lessee shall have paid or made provision for the payment of all reasonable out-of-pocket expenses (including reasonable attorneys’ fees) of Lessor and Owner Participant in connection with such change in registration;

provided, further, that Lessee shall not cause the Aircraft to be registered under the laws of any foreign jurisdiction without the prior written consent of Owner Participant if (1) the civil aviation laws of such foreign jurisdiction impose unusual requirements on lessors of civil aircraft, and (2) Lessor or Owner Participant, as the case may be, would be required to comply with such unusual requirements upon the registration of the Aircraft in such foreign jurisdiction, and compliance therewith by Lessor or Owner Participant, as the case may be, would result in a material burden on the business activities of Lessor or Owner Participant, as the case may be.

SCHEDULE B

CT1001520_LA1_AAL_A320Family_EXECUTION

EXHIBIT D

FORM OF DEFINITIONS ANNEX

CT1001520_LA1_AAL_A320Family_EXECUTION

*

ANNEX A

DEFINITIONS

General Provisions

(a) In each Operative Document (as defined below), unless otherwise expressly provided, a reference to:

(i) each of “Lessee,” “Lessor,” “Owner Trustee,” “Owner Participant” or any other Person includes, without prejudice to the provisions of any Operative Document, any successor in interest to it and any permitted transferee, permitted purchaser or permitted assignee of it;

(ii) words importing the plural include the singular and words importing the singular include the plural;

(iii) any agreement, instrument or document, or any annex, schedule or exhibit thereto, or any other part thereof, includes, without prejudice to the provisions of any Operative Document, that agreement, instrument or document, or annex, schedule or exhibit, or part, respectively, as amended, modified or supplemented from time to time in accordance with its terms, and any agreement, instrument or document entered into in substitution or replacement therefor;

(iv) any provision of any law includes any such provision as amended, modified, supplemented, substituted, reissued or reenacted prior to the Delivery Date (as defined below in this Annex A), and thereafter from time to time;

(v) the word “government” includes any instrumentality or agency thereof;

(vi) the words “Agreement,” “this Agreement,” “hereby,” “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Operative Document refer to such Operative Document as a whole and not to any particular provision of such Operative Document;

(vii) the words “including,” “including, without limitation,” “including, but not limited to,” and terms or phrases of similar import when used in any Operative Document, with respect to any matter or thing, mean including, without limitation, such matter or thing; and

(viii) a “Section,” a “subsection,” an “Exhibit,” an “Annex” or a “Schedule” in any Operative Document, or in any annex thereto, is a reference to a section or a subsection of, or an exhibit, an annex or a schedule to, such Operative Document or such annex, respectively.

[NAME OF OWNER PARTICIPANT]

DEFINITION ANNEX ([YEAR]) MSN [MSN])

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 - Annex A

(b) Each attachment, appendix, exhibit, annex, supplement and schedule to each Operative Document is incorporated in, and shall be deemed to be a part of, such Operative Document.

(c) Headings and tables of contents used in any Operative Document are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, such Operative Document.

Defined Terms

“AD” has the meaning set forth in Section 7(a) of the Lease.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, “control” (including “controlled by” and “under common control with”) shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise. In no event shall Trust Company be deemed to be an Affiliate of any of Owner Trustee, Lessor or Owner Participant or vice versa.

“After-Tax Basis”, in the context of determining the amount of a payment to be made on such basis, means the payment of an amount which, after subtraction of the net increase, if any, in U.S. federal, state and local income tax liability incurred by the Indemnified Person or Tax Indemnitee to whom the payment is made as a result of the receipt or accrual of such payment (taking into account any current Tax benefits realized by such Indemnified Person or Tax Indemnitee as a result of the event or circumstances giving rise to such payment), shall equal the amount that would have been payable if no net increase in such tax liability had been incurred.

“Aircraft” means the Airframe together with the two Engines described in Lease Supplement No. 1 (or any Replacement Engine substituted for any of such Engines under, and pursuant to the terms of, the Lease) (except in each case for any Excluded Equipment), whether or not any of such initial or substituted Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft.

“Aircraft Protocol” means the official English language text of the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements, and revisions thereto, as in effect in the United States.

“Airframe” means (i) the aircraft described in Lease Supplement No. 1 (except (x) Engines or engines from time to time installed thereon and any and all Parts related to such

[NAME OF OWNER PARTICIPANT]

DEFINITION ANNEX

2

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 - Annex A

Engines or engines and (y) any Excluded Equipment) to be leased under the Lease by Lessor to Lessee and (ii) any and all Parts so long as the same shall be incorporated or installed in or attached to such aircraft, or so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 8 of the Lease after removal from such aircraft.

“American/Airbus Purchase Agreement” means the A320 Family Aircraft Purchase Agreement, dated July 19, 2011, between Lessee and the Manufacturer, as amended, supplemented or otherwise modified from time to time.

“Application for Aircraft Registration” means the application for registration on Federal Aviation Administration AC Form 8050-1 with respect to the Aircraft in the name of Owner Trustee.

“Approved Program” means a maintenance program for aircraft of the same make and model as the Aircraft which shall be (i) the Maintenance Program, (ii) the MPD, or (iii) such other maintenance program approved by Lessor (such approval not to be unreasonably withheld); provided that for purposes of this clause (iii), such approval right shall, in connection with the re-registration or subleasing of the Aircraft, Airframe or any Engine, only be required at the time of the initial re-registration or at the commencement of such sublease, as applicable. For purposes of the foregoing sentence, with respect to the flight/hours/cycles/calendar time limitations of Parts and inspections, references to the MPD mean the most restrictive applicable limitation set forth therein.

“Assumption Agreement” has the meaning set forth in Section 8.2(a)(i)(D) of the Participation Agreement.

“Aviation Counsel” means Daugherty, Fowler, Peregrin, Haught & Jenson, a Professional Corporation, or such other nationally recognized special aviation counsel located in Oklahoma City, Oklahoma as is designated by Lessee.

“Back-Leveraging Documents” has the meaning set forth in Section 8.3.1(b) of the Participation Agreement.

“Back-Leveraging Indemnified Person” has the meaning set forth in Section 8.3.2(a) of the Participation Agreement.

“Back-Leveraging Lender” has the meaning set forth in Section 8.3.1 of the Participation Agreement.

“Back-Leveraging Party” has the meaning set forth in Section 8.3.1 of the Participation Agreement.

“Back-Leveraging Transaction” has the meaning set forth in Section 8.3.1 of the Participation Agreement.

[NAME OF OWNER PARTICIPANT]

DEFINITION ANNEX

3

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 - Annex A

“Bankruptcy Code” means the United States Bankruptcy Code, 11 United States Code §§ 101 et seq.

“Basic Rent” means the basic rent payable to Lessor for the Aircraft pursuant to Section 3(b) of the Lease in the amounts and payable at the times as provided therein.

“Basic Term” means the term for which the Aircraft is leased under the Lease pursuant to Section 3(a) thereof commencing on the Delivery Date and ending on the Lease Expiry Date, or such earlier date on which the Lease is terminated in accordance with the provisions thereof.

“Bills of Sale” means the FAA Bill of Sale and the Warranty Bill of Sale collectively.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks are authorized or required by law, regulation or executive order to be closed in Fort Worth, Texas or New York, New York or the city and state in which the principal corporate trust office of Owner Trustee is located.

“Cape Town Convention” means the official English language text of the Convention on International Interests in Mobile Equipment, adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements, and revisions thereto, as in effect in the United States.

“Cape Town Treaty” means, collectively, the official English language text of (i) the Cape Town Convention, (ii) the Aircraft Protocol, (iii) all rules and regulations adopted pursuant thereto and as in effect in the United States and (iv) with respect to each of the foregoing described in clauses (i) through (iii), all amendments, supplements and revisions thereto as in effect in the United States.

“Certificated Air Carrier” means an air carrier holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of Section 1110.

“Citizen of the United States” has the meaning specified for such term in Section 40102(a)(15) of Title 49 of the United States Code or any similar legislation of the U.S. enacted in substitution or replacement therefor.

“Claim” or “Claims” means any and all liabilities, obligations, losses, damages, penalties, claims, costs, actions or suits of whatsoever kind and nature (whether or not on the basis of negligence, strict or absolute liability or liability in tort) and, except as otherwise expressly provided, shall include all reasonable costs, disbursements and expenses (including reasonable legal fees and expenses) in connection therewith or related thereto.

[NAME OF OWNER PARTICIPANT]

DEFINITION ANNEX

4

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 - Annex A

“Closing” has the meaning set forth in Section 3 of the Participation Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as currently in effect or hereafter amended.

“Confidential Information” means the provisions of, and all matters relating to, the Lease (other than any portions of the Lease recorded with the FAA and available for public inspection), the Participation Agreement and the other Operative Documents including, without limitation, (i) the existence and terms of any sublease of the Airframe or Engines pursuant to Section 7(b) of the Lease and the identity of the Permitted Sublessee thereunder (other than any portions of any sublease recorded with the FAA and available for public inspection); (ii) all information obtained in connection with any inspection conducted pursuant to Section 12(a) or 12(b) of the Lease or obtained from Lessee in electronic form pursuant to Section 12(c) of the Lease; (iii) each certification furnished pursuant to Section 11(a) and Section 11(b) of the Lease; and (iv) all information contained in each report furnished pursuant to Section 11(e) of the Lease.

“Conflict Opinion” has the meaning set forth in Section 7.1.5 of the Participation Agreement.

“CRAF Program” means the Civil Reserve Air Fleet Program authorized under 10 U.S.C. §9511 et seq. or any similar or substitute program under the laws of the United States.

“Delivery Date” has the meaning specified in Lease Supplement No. 1.

“Designated Back-Leveraging Lender” has the meaning set forth in Section 8.3.2(a) of the Participation Agreement.

“Dollars” and “$” mean the lawful currency of the United States of America.

“EASA” means the European Aviation Safety Agency of the European Union and any successor agency.

“Engine” means (i) each of the engines listed by manufacturer’s serial numbers in Lease Supplement No. 1, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft; (ii) any Replacement Engine which may from time to time be substituted, pursuant to the Return Conditions or Sections 8(d) or 10(d) of the Lease, for an Engine leased under the Lease; and (iii) any and all Parts incorporated or installed in or attached to such Engine or Replacement Engine or any and all Parts removed from such Engine or Replacement Engine so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 8 of the Lease after removal from such Engine or Replacement Engine, but in each case, except any Excluded Equipment. Except as otherwise set forth in the Lease, at such time as a Replacement Engine shall be so substituted, the replaced Engine shall cease to be an Engine. The term “Engines” also means, as of any date of determination, all Engines then leased under the Lease.

[NAME OF OWNER PARTICIPANT]

DEFINITION ANNEX

5

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 - Annex A

“Engine Manufacturer” means [NAME OF ENGINE MANUFACTURER].

[“Engine Warranty Agreement” means that certain Engine Warranty Agreement, dated as of the Delivery Date, between Lessee, Lessor and Engine Manufacturer, in form and substance satisfactory to the parties thereto.]1

“ERISA” means the Employee Retirement Income Security Act of 1974 and the regulations promulgated and rulings issued thereunder.

“Event of Default” has the meaning set forth in Section 14 of the Lease.

“Event of Loss” with respect to any property means any of the following events with respect to such property:

(i) loss of such property or the use thereof due to theft, disappearance, destruction, damage beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

(ii) any damage to such property that results in an insurance settlement with respect to such property on the basis of a total loss or a compromised or constructive total loss;

(iii) the condemnation, confiscation or seizure of, or requisition of title to or use of, such property (other than a requisition for use of the Aircraft, the Airframe or any Engine by the U.S. government or any agency or instrumentality thereof which shall not have resulted in loss of possession of such property for a period continuing beyond the end of the Term) which, in the case of any event referred to in this clause (other than requisition of title), shall have resulted in the loss of possession of such property by Lessee (or any Permitted Sublessee) for a period in excess of 120 consecutive days or a shorter period that ends on or after the last day of the Term (in which event the Event of Loss pursuant to this clause (iii) shall be deemed to have occurred on the last day of the Term);

(iv) as a result of any rule, regulation, order or other action by the FAA, the Department of Transportation or other governmental body of the U.S. or other country of registry of the Aircraft having jurisdiction, the use of such property in the normal course of passenger air transportation shall have been prohibited for a period of six consecutive months, unless Lessee (or any Permitted Sublessee), prior to the expiration of such six-month period, shall have undertaken and shall be diligently carrying forward all steps which in its judgment are necessary or desirable to permit the normal use of such property by Lessee (or any Permitted Sublessee) or, in any event, if such use shall have been prohibited for a period of twelve consecutive months; or

[1]	Include if applicable.

[NAME OF OWNER PARTICIPANT]

DEFINITION ANNEX

6

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 - Annex A

(v) the operation or location of the Aircraft, while under requisition for use by the U.S. government, in any area excluded from coverage by any insurance policy in effect with respect to the Aircraft required by the terms of Section 11 of the Lease, if Lessee shall be unable to obtain indemnity or insurance in lieu thereof from the U.S. government;

provided that if such property shall be returned to Lessee in usable condition after the occurrence of an event described in clause (i), (iii) or (v) above but prior to the date on which Stipulated Loss Value would be payable pursuant to Section 10(a) of the Lease, then such event shall, at the option of Lessee, not constitute an Event of Loss.

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

“Excluded Equipment” means (i) defibrillators, enhanced emergency medical kits and other medical and emergency equipment, (ii) airphones and other components or systems installed on or affixed to the Airframe that are used to provide individual telecommunications or electronic entertainment or services to passengers aboard the Aircraft, (iii) branded passenger convenience or service items, and (iv) cargo containers.

“Export Administration Regulations” means the United States Export Administration Regulations, 15 C.F.R. §§ 730-774, as amended, modified or supplemented from time to time, and any successor thereto.

“FAA” or “Federal Aviation Administration” means the Federal Aviation Administration of the U.S. and any successor governmental authority.

“FAA Bill of Sale” means the bill of sale for the Aircraft on Federal Aviation Administration AC Form 8050-2 executed by the Manufacturer in favor of Owner Trustee.

“Fair Market Rental Value” means the rental value which could be obtained in an arm’s-length transaction between an informed and willing lessee under no compulsion to lease and an informed and willing lessor in possession under no compulsion to lease, assuming that the Aircraft is unencumbered by the Lease and is in the condition required thereby; provided that, in determining such value under Section 15 of the Lease, the Aircraft shall be valued on an “as-is, where-is” basis, taking into account customary brokerage and other reasonable costs and out-of-pocket expenses that would be typically incurred in connection with the re-letting of equipment such as the Airframe, Engines or any Part thereof. Such value shall be determined by mutual written agreement between Lessor and Lessee or, in the absence of mutual written agreement, pursuant to an Independent Appraisal, except in determining such value under Section 15 of the Lease, such value shall be determined by Independent Appraisal as provided therein.

[NAME OF OWNER PARTICIPANT]

DEFINITION ANNEX

7

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 - Annex A

“Fair Market Sales Value” means the sales value which could be obtained in an arm’s-length transaction between an informed and willing purchaser under no compulsion to purchase and an informed and willing seller in possession under no compulsion to sell, assuming that the Aircraft is unencumbered by the Lease and is in the condition required thereby; provided that, in determining such value under Section 15 of the Lease, the Aircraft shall be valued on an “as-is, where-is” basis, taking into account customary brokerage and other reasonable costs and out-of-pocket expenses that would be typically incurred in connection with the sale of equipment such as the Airframe, Engines or any Part thereof. Such value shall be determined by mutual written agreement between Lessor and Lessee or, in the absence of mutual written agreement, pursuant to an Independent Appraisal, except in determining such value under Section 15 of the Lease, such value shall be determined by Independent Appraisal as provided therein.

“Indemnified Person” means Owner Trustee, Trust Company and Owner Participant (including, for this purpose, a Person identified in writing to Lessee by Owner Participant who manages or services Owner Participant’s interest in the Trust Estate) and each Back-Leveraging Indemnified Person that has been added as an “Indemnified Person” in a consent and acknowledgment described in Section 8.3.2.(b) of the Participation Agreement and their respective officers, directors, servants, agents, successors and permitted assigns, but excluding any such Person in its capacity as the manufacturer, supplier or subcontractor of the Aircraft, Airframe or Engines or any Part and any officer, director, servant, agent, successor or permitted assign of such Person in such capacity.

“Independent Appraisal” means an appraisal mutually agreed to by two nationally recognized independent aircraft appraisers, one of which appraisers shall be chosen by Lessor and one by Lessee, or, if such appraisers cannot agree on such appraisal, an appraisal arrived at by a third nationally recognized independent aircraft appraiser chosen by the mutual consent of such two appraisers; provided that if either party shall fail to appoint a nationally recognized independent aircraft appraiser within 15 days after a written request to do so by the other party, the “Independent Appraisal” shall be the appraisal rendered by the appraiser that has been appointed; provided, further, that if both Lessor and Lessee appoint nationally recognized independent aircraft appraisers but such appraisers cannot agree on an appraisal and fail to appoint a third nationally recognized independent aircraft appraiser within 20 days after the date of the appointment of the second of such appraisers, then either party may apply to the American Arbitration Association to make such appointment. In the event such third independent appraiser shall be chosen to provide such appraisal, unless the parties agree otherwise, such appraisal shall be required to be made within 20 days of such appointment. Notwithstanding the foregoing, if an Independent Appraisal is used to determine the Fair Market Rental Value for the purposes of Section 21 of the Lease, the time periods set forth in the two preceding sentences shall be shortened to the extent necessary to allow the Fair Market Rental Value to be determined within 30 days after Lessee provides its revocable notice of its intent to renew the Lease pursuant to Section 21 of the Lease. Notwithstanding the foregoing, if an Independent Appraisal is used to determine the Fair Market Rental Value and/or Fair Market Sales Value for the purposes of Section 15 of the Lease, an Independent Appraisal shall be an appraisal prepared by Ascend

[NAME OF OWNER PARTICIPANT]

DEFINITION ANNEX

8

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 - Annex A

Worldwide Limited, BK Associates, Inc., AVITAS, Inc. or another nationally recognized independent aircraft appraiser chosen in good faith by Owner Participant. The fees and expenses of appraisers for an Independent Appraisal, whenever undertaken pursuant to the Lease, shall be borne equally by Lessor and Lessee, and Lessor and Lessee each shall separately bear any fees, costs and expenses of its respective attorneys and experts (other than the appraisers referred to above) incurred in connection with such Independent Appraisal, except that the costs of an Independent Appraisal undertaken pursuant to Section 15 of the Lease shall be for the account of Lessee.

“Inspecting Party” has the meaning set forth in Section 12(a) of the Lease.

“Insurance Threshold Amount” has the meaning set forth in Schedule A to the Participation Agreement.

“International Interest” has the meaning ascribed to the defined term “international interest” under the Cape Town Treaty.

“International Registry” means the international registry established pursuant to the Cape Town Treaty.

“Investment Company Act” means the Investment Company Act of 1940, and the rules and regulations promulgated thereunder.

“Law” means and includes (a) any statute, decree, constitution, regulation, order, judgment or other directive of any governmental authority; (b) any treaty, pact, compact or other agreement to which any governmental authority is a signatory or party; (c) any judicial or administrative interpretation or application of any Law described in (a) or (b) above; and (d) any amendment or revision of any Law described in (a), (b) or (c) above.

“Lease” or “Lease Agreement” means that certain Lease Agreement ([YEAR] MSN [MSN]), dated as of [            ], [YEAR], between Lessor and Lessee.

“Lease Expiry Date” means the tenth (10th) anniversary of the Delivery Date.

“Lease Period” means the period commencing on and including each Lease Period Date and ending on and including (i) the day immediately preceding the next subsequent Lease Period Date, (ii) the Lease Expiry Date, in the case of final Lease Period during the Basic Term, or (iii) the last day of any Renewal Term, in the case of the final Lease Period during such Renewal Term.

“Lease Period Date” means, during the Basic Term or any Renewal Term, each date specified in Schedule A to Lease Supplement No. 1.

[NAME OF OWNER PARTICIPANT]

DEFINITION ANNEX

9

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 - Annex A

“Lease Supplement” means (i) Lease Supplement No. 1 and (ii) any other supplement to the Lease Agreement from time to time executed and delivered in connection with one or more Replacement Engines.

“Lease Supplement No. 1” means a lease supplement, substantially in the form of Exhibit A to the Lease, entered into between Lessor and Lessee on the Delivery Date for the purpose of subjecting the Aircraft to the Lease.

“Lessee” means American Airlines, Inc., a Delaware corporation.

“Lessor” means Owner Trustee as lessor under the Lease.

“Lessor’s Liens” means any Lien on or relating to or affecting the Aircraft, the Airframe, any Engine or any Part, title thereto or any interest therein, the Lease or the Trust Estate arising as a result of:

(i) Claims against or affecting Trust Company, Owner Trustee, Owner Participant or any Owner Participant Guarantor, as applicable, not related to ownership of the Aircraft or the transactions contemplated by the Lease and the other Operative Documents;

(ii) acts or omissions of Trust Company, Owner Trustee, Owner Participant or any Owner Participant Guarantor, as applicable, not related to the transactions contemplated by, or not expressly provided for under the terms of, the Lease and the other Operative Documents;

(iii) Taxes or Claims imposed against Trust Company, Owner Trustee, Owner Participant or any Owner Participant Guarantor, as applicable, which are not indemnified against by Lessee pursuant to Section 7.1, 7.2 or 7.3 of the Participation Agreement; or

(iv) Taxes or Claims imposed against Trust Company, Owner Trustee, Owner Participant or any Owner Participant Guarantor, as applicable, arising out of any voluntary or involuntary Transfer (other than pursuant to the Return Conditions or Section 8 or 10 of the Lease or pursuant to the exercise of remedies in accordance with Section 15 of the Lease in connection with an Event of Default that shall have occurred and be continuing) by Trust Company, Owner Trustee, Owner Participant or any Owner Participant Guarantor, as applicable, of its respective interest in the Aircraft, the Airframe, any Engine, any Part, any Obsolete Part, the Trust Estate, Rent or any interest arising under any Operative Document, including, without limitation, by means of granting a security interest therein;

provided that an arrangement expressly permitted by Section 8.3 of the Participation Agreement shall not constitute a Lessor’s Lien so long as such arrangement remains compliant with Section 8.3 of the Participation Agreement.

[NAME OF OWNER PARTICIPANT]

DEFINITION ANNEX

10

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 - Annex A

“LIBOR” means, with respect to any Rent payment not paid when due, the rate for deposits in Dollars for a period of one month which appears on the Reuters Screen LIBOR01 Page as of 11:00 A.M., London time, two London Banking Days prior to the date such Rent payment came due. If such rate does not appear on the Reuters Screen LIBOR01 Page, the rate will be determined on the basis of the rates at which deposits in Dollars are offered by the principal London offices of the Reference Banks at approximately 11:00 A.M., London time, on the date two London Banking Days prior to the date such Rent payment came due to prime banks in the London interbank market for a period of one month commencing on such date and in an amount of $10,000,000. Lessor will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for such overdue Rent payment will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for such overdue Rent payment will be the arithmetic mean of the rates quoted by major banks in New York City, selected by Lessor, at approximately 11:00 A.M., New York City time, on the date two London Banking Days prior to the date such Rent payment came due for loans in Dollars to leading European banks for a period of one month commencing on such date and in an amount of $10,000,000.

“Lien” means any mortgage, pledge, lien, charge, encumbrance, lease, conditional sale or security interest.

“London Banking Day” means any day on which commercial banks are not authorized or required to close in London, England and which is also a day on which dealings in U.S. Dollar deposits are carried out in the London Interbank market.

“Loss Payee” means Lessor, except as otherwise provided in a consent and acknowledgment described in Section 8.3.2(b) of the Participation Agreement.

“Loss Payment Date” has the meaning specified in Section 10(a) of the Lease.

“Maintenance Program” has the meaning specified in Section 7(a)(ii) of the Lease.

“Manufacturer” means Airbus S.A.S.

“Marketing Inspection” has the meaning specified in Section 12(b) of the Lease.

“Moody’s” means Moody’s Investors Services, Inc. (or any successor thereto that is a nationally recognized statistical rating organization).

“MPD” means the maintenance planning document published by the Manufacturer and applicable to the Aircraft, as revised from time to time.

“New Owner Participant” has the meaning set forth in Section 8.1 of the Participation Agreement.

[NAME OF OWNER PARTICIPANT]

DEFINITION ANNEX

11

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 - Annex A

“New Owner Trustee” has the meaning set forth in Section 8.1 of the Participation Agreement.

“Obsolete Parts” has the meaning specified in Section 8(c) of the Lease.

“Operative Documents” means the Lease, the Participation Agreement, the Trust Agreement[, the Engine Warranty Agreement]2 and any Owner Participant Guarantee.

“Overdue Rate” means, as at any date of determination, an interest rate equal to 2% per annum plus the applicable LIBOR, calculated on the basis of a 360-day year and the number of actual days elapsed.

“Owner Participant” means [Name of Owner Participant], a [jurisdiction] [type of entity].

“Owner Participant Guarantee” means [(i) for so long as [Name of Owner Participant] is the Owner Participant, the Guarantee ([YEAR] MSN [MSN]), dated as of [            ], by [Name of Owner Participant Guarantor], and (ii) otherwise,]3 an absolute and unconditional guarantee by the applicable Owner Participant Guarantor, substantially in the form of Exhibit G to the Participation Agreement or, otherwise, in form and substance reasonably satisfactory to Lessee, delivered pursuant to Section 8.2(a)(ii) of the Participation Agreement.

“Owner Participant Guarantor” [(i) with respect to the period during which [Name of Owner Participant] is Owner Participant under the Operative Documents, means [Name of Owner Participant Guarantor] and (ii)]4 with respect to the period during which any Transferee is Owner Participant under the Operative Documents, has the meaning set forth in Section 8.2.(a)(ii) of the Participation Agreement.

“Owner Trustee” means (i) Wells Fargo Bank Northwest, National Association, a national banking association, not in its individual capacity, but solely in its capacity as owner trustee under the Trust Agreement, or (ii) if Wells Fargo Bank Northwest, National Association is not then serving as Owner Trustee under the Trust Agreement, the successor Owner Trustee under the Trust Agreement.

“Participation Agreement” means that certain Participation Agreement ([YEAR] MSN [MSN]), dated as of [            ], [YEAR], among Lessee, Owner Trustee, Trust Company and Owner Participant.

[2]	Include if applicable.
[3]	Include if there will be an Owner Participant Guarantee for the initial Owner Participant.
[4]	Include if there will be an Owner Participant Guarantee for the initial Owner Participant.

[NAME OF OWNER PARTICIPANT]

DEFINITION ANNEX

12

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 - Annex A

“Parts” means any and all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than (i) complete Engines or engines and (ii) any Excluded Equipment), so long as the same are incorporated or installed in or attached to the Airframe or any Engine or so long as title thereto remains vested in Lessor in accordance with the terms of Section 8 of the Lease after removal from the Airframe or any Engine.

“Permitted Country” means each of the countries listed in Schedule A to the Participation Agreement.

“Permitted Investment” means each of the following:

(i) direct obligations of the U.S. and agencies thereof;

(ii) obligations fully guaranteed by the U.S.;

(iii) certificates of deposit issued by, or bankers acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the U.S. or one of the states thereof having combined capital and surplus and retained earnings of at least $100,000,000, and having a rating of A, its equivalent or better by Moody’s or S&P (or if neither such organization shall rate such institution at any time, by any nationally recognized rating organization in the United States);

(iv) commercial paper of any holding company of a bank, trust company or national banking association described in clause (iii);

(v) bearer note deposits with, or certificates of deposit issued by, or promissory notes of, any subsidiary incorporated under the laws of Canada (or any province thereof) of any bank, trust company or national banking association described in clause (iii), (viii) or (ix);

(vi) commercial paper of companies having a rating assigned to such commercial paper by Moody’s or S&P (or, if neither such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States) equal to either of the two highest ratings assigned by such organization;

(vii) U.S. dollar-denominated certificates of deposit issued by, or time deposits with, the European subsidiaries of (A) any bank, trust company or national banking association described in clause (iii) or (B) any other bank described in clause (viii) or (ix);

(viii) U.S.-issued Yankee certificates of deposit issued by, or bankers acceptances of, or commercial paper issued by, any bank having combined capital and surplus and retained earnings of at least $100,000,000 and headquartered in Canada, Japan, the United Kingdom, France, Germany, Switzerland or The Netherlands;

[NAME OF OWNER PARTICIPANT]

DEFINITION ANNEX

13

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 - Annex A

(ix) U.S. dollar-denominated time deposits with any Canadian bank having a combined capital and surplus and retained earnings of at least $100,000,000 and having a rating of A, its equivalent or better by Moody’s or S&P (or, if neither such organization shall rate such institution at any time, by any nationally recognized rating organization in the United States);

(x) Canadian Treasury Bills fully hedged to U.S. dollars;

(xi) repurchase agreements with any financial institution having combined capital and surplus and retained earnings of at least $100,000,000 collateralized by transfer of possession of any of the obligations described in clauses (i) through (x) above; and

(xii) money market mutual funds that are registered with the Security and Exchange Commission under the Investment Company Act and operated in accordance with Rule 2a-7 and that at the time of such investment are rated “Aaa” by Moody’s and/or “AAA” by S&P.

“Permitted Lien” has the meaning specified in Section 6 of the Lease.

“Permitted Sublessee” means:

(i) the Manufacturer or Engine Manufacturer (or any Affiliate of either thereof);

(ii) any Certificated Air Carrier;

(iii) any foreign air carrier that is principally based in and a domiciliary of a Permitted Country, if, at the time Lessee enters into a sublease with such foreign air carrier, Lessor receives an opinion from counsel to Lessee (which counsel shall be reasonably satisfactory to Lessor) to the effect that:

(A) all filing, recording and other action necessary to perfect and protect Lessor’s rights and interests in and to the Aircraft and the Lease has been accomplished;

(B) there exist no possessory rights in favor of such sublessee under the laws of such sublessee’s country which would, upon bankruptcy or insolvency of or other default by Lessee and assuming that at the time of such bankruptcy, insolvency or other default by Lessee, such sublessee is not insolvent or bankrupt, prevent the return of an Engine or the Airframe and each Engine or engine subject to such sublease to Lessor in accordance with and when permitted by the terms of Sections 14 and 15 of the Lease upon the exercise by Lessor of its remedies under Section 15 of the Lease; and

[NAME OF OWNER PARTICIPANT]

DEFINITION ANNEX

14

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 - Annex A

(C) the terms of the Lease are legal, valid, binding and enforceable in the country in which such foreign air carrier is principally based (subject to customary exceptions); or

(iv) any foreign air carrier not described in clause (iii) above consented to in writing by Lessor (such consent not to be unreasonably withheld);

provided that in the case of any such foreign air carrier referred to in clause (iii) or (iv) above (other than a foreign air carrier principally based in Taiwan), the U.S. maintains full diplomatic relations with the country in which such foreign air carrier is principally based at the time such sublease is entered into.

“Person” means any individual person, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization or government.

“Qualifying Institution” has the meaning specified in Section 8.2(a)(ii) of the Participation Agreement.

“Reference Banks” means Citibank, JP Morgan Chase Bank, Deutsche Bank, and such other or additional banking institutions as may be designated from time to time by mutual agreement of Lessee and Lessor.

“Reference Stipulated Loss Value Determination Date” means (i) with respect to Section 10 of the Lease, the Stipulated Loss Value Determination Date on or immediately preceding the Loss Payment Date, (ii) with respect to Section 15(c) of the Lease, the Stipulated Loss Value Determination Date on or immediately preceding the Specified Payment Date and (iii) with respect to Section 15(d) of the Lease, the Stipulated Loss Value Determination Date on or immediately preceding the Sale Date.

“Related Aircraft” means any aircraft that is a “Leased Aircraft” (as defined in the American/Airbus Purchase Agreement) other than the Aircraft.

“Related Lease” means, as of any date of determination, any aircraft lease agreement in substantially the form of the Lease Agreement with respect to any Related Aircraft between Lessee, as lessee, and Wells Fargo Bank Northwest, National Association, as owner trustee (or a successor trust company or any other bank or trust company pursuant to a “Trust Transfer” with respect to such aircraft lease agreement), as lessor, provided that, as of such date, the “Owner Participant” with respect to such aircraft lease agreement and Owner Participant with respect to the Lease Agreement are identical or are Affiliates and the further conditions in both of the

[NAME OF OWNER PARTICIPANT]

DEFINITION ANNEX

15

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 - Annex A

following clauses (A) and (B) are satisfied: (A) with respect to such aircraft lease agreement, either (x) Owner Participant is and has been the “Owner Participant” since the inception of such aircraft lease agreement or (y) Owner Participant is and became “Owner Participant” as a result of a direct Transfer of the owner participant interest meeting the requirements of Section 8.2 of the related “Participation Agreement” from Airbus Financial Services or an Affiliate of Airbus Financial Services who has been such an Affiliate since the inception of such aircraft lease agreement, provided that Airbus Financial Services or such Affiliate prior to such Transfer had been the “Owner Participant” with respect to such aircraft lease agreement at all times since the inception of such aircraft lease agreement, and (B) with respect to the Lease Agreement, Owner Participant is and has been [name of initial Owner Participant] since the inception of the Lease Agreement.

“Related Indemnitee Group” with respect to any Indemnified Person, subject to Section 8.3.2(a) of the Participation Agreement, means each of such Indemnified Person’s officers, directors, servants, agents, successors and permitted assigns.

“Renewal Term” has the meaning set forth in Section 21 of the Lease.

“Rent” means Basic Rent and Supplemental Rent.

“Replaced Engine” has the meaning set forth in Section 8(d)(i) of the Lease.

“Replacement Engine” means an engine of the same make and model as the Replaced Engine (or engine of the same or another manufacturer of a comparable or an improved model and suitable for installation and use on the Airframe and compatible with the other Engine) which shall have been substituted under the Lease pursuant to the Return Conditions or Sections 8(d) or 10(d) of the Lease, together with all Parts relating to such engine, but in each case excluding any Excluded Equipment.

“Re-registration Conditions” means the terms and conditions set forth in Schedule B to the Participation Agreement.

“Responsible Officer” means, with respect to Lessee, its Chairman of the Board, its President, any Executive Vice President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer, the Secretary or any other management employee (i) whose power to take the action in question has been authorized, directly or indirectly, by the Board of Directors of Lessee, (ii) working under the supervision of any such Chairman of the Board, President, Executive Vice President, Senior Vice President, Chief Financial Officer, Vice President, Treasurer or Secretary and (iii) whose responsibilities include the administration of the transactions and agreements contemplated by the Lease and other Operative Documents.

“Return Conditions” means the return conditions set forth in Annex B to the Lease.

“Return Date” has the meaning set forth in Annex B to the Lease.

[NAME OF OWNER PARTICIPANT]

DEFINITION ANNEX

16

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 - Annex A

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (or any successor thereto that is a nationally recognized statistical rating organization).

“Sale” has the meaning ascribed to the term “sale” in the Cape Town Treaty.

“Sale Date” has the meaning specified in Section 15(d) of the Lease.

“Section 1110” means Section 1110 of the United States Bankruptcy Code of 1978 (11 U.S.C. § 1110).

“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder.

“Security Deposit” has the meaning set forth in Section 6.1.4 of the Participation Agreement.

“Security Deposit Amount” has the meaning set forth in Section 6.1.4 of the Participation Agreement.

“Specified Payment Date” has the meaning set forth in Section 15(c) of the Lease.

“Specified Persons” means Owner Trustee, Trust Company, Owner Participant and, to the extent provided in Section 8.3 of the Participation Agreement, each Back-Leveraging Indemnified Person. that has been added as an “Indemnified Person” in a consent and acknowledgment described in Section 8.3.2(b) of the Participation Agreement.

“Stipulated Loss Value” with respect to the Aircraft means (i) during the Basic Term, the amount set forth in Schedule B to Lease Supplement No. 1 opposite the Stipulated Loss Value Determination Date that is the Reference Stipulated Loss Value Determination Date and (ii) during any Renewal Term, the amount determined as provided in Section 21 of the Lease applicable to the Stipulated Loss Value Determination Date that is the Reference Stipulated Loss Value Determination Date.

“Stipulated Loss Value Determination Date” means (i) during the Basic Term, each date specified in Schedule B to Lease Supplement No. 1 and (ii) during any Renewal Term, each Lease Period Date occurring during such Renewal Term.

“Sublease Period” means any period during which a sublease permitted by the terms of the Lease is in effect.

“Successor” has the meaning set forth in Section 6.1.3(a) of the Participation Agreement.

[NAME OF OWNER PARTICIPANT]

DEFINITION ANNEX

17

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 - Annex A

“Supplemental Rent” means all amounts (other than Basic Rent) which Lessee agrees to pay to Lessor, Owner Participant or any other Indemnified Person or Tax Indemnitee pursuant to any Operative Document, including without limitation payments of Stipulated Loss Value and indemnities payable under Sections 7.1 and 7.2 of the Participation Agreement.

“Tax” or “Taxes” means all governmental or quasi-governmental fees (including, without limitation, license, filing and registration fees) and all taxes (including, without limitation, franchise, excise, stamp, value added, income, gross receipts, sales, use, property, personal and real, tangible and intangible taxes), withholdings, assessments, levies, imposts, duties or charges, of any nature whatsoever, together with any penalties, fines, additions to tax or interest thereon or other additions thereto imposed, levied or assessed by any country, taxing authority or governmental subdivision thereof or therein or by any international authority, including any taxes imposed on any Person as a result of such Person being required to collect and pay over withholding taxes.

“Tax Indemnitee” means Lessor, Owner Trustee, Trust Company, Owner Participant and each Back-Leveraging Indemnified Person that has been added as a “Tax Indemnitee” in a consent and acknowledgment described in Section 8.3.2(b) of the Participation Agreement (including any security trustee that has been so added) and their respective officers, directors, servants, agents, successors and permitted assigns, and, with respect to any Tax imposed on a consolidated or combined group of companies of which Lessor, Owner Trustee, Trust Company, Owner Participant or any such Back-Leveraging Indemnified Person is a member, such group and any member thereof, but excluding any such Person in its capacity as the manufacturer, supplier or subcontractor of the Aircraft, Airframe or Engines or any Part and any officer, director, servant, agent, successor or permitted assign of such Person in such capacity.

“Term” means the Basic Term and, if actually entered into, any Renewal Term.

“Transfer” means an offer, sale, assignment, transfer, participation, conveyance or other disposition.

“Transferee” has the meaning set forth in Section 8.2(a)(i)(A) of the Participation Agreement.

“Transportation Code” means that portion of Title 49 of the United States Code comprising those provisions formerly referred to as the Federal Aviation Act of 1958, as amended.

“Trust” means the trust created under the Trust Agreement.

“Trust Agreement” means that certain Trust Agreement ([YEAR] MSN [MSN]), dated as of [                    ], [YEAR], between Owner Participant and Trust Company.

[NAME OF OWNER PARTICIPANT]

DEFINITION ANNEX

18

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 - Annex A

“Trust Company” means (i) Wells Fargo Bank Northwest, National Association, a national banking association, in its individual capacity, or (ii) if such Wells Fargo Bank Northwest, National Association is not then serving as Owner Trustee under the Trust Agreement, the entity serving as Owner Trustee, in its individual capacity.

“Trust Estate” means all estate, right, title and interest of Owner Trustee in and to the Aircraft, the Participation Agreement, the Lease and the other Operative Documents, including, without limitation, all amounts of Basic Rent, Supplemental Rent, insurance proceeds (other than any insurance proceeds payable under liability policies to or for the benefit of Trust Company, for its own account or in its individual capacity, or to Owner Participant) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft including, without limitation, any and all payments and proceeds received by Owner Trustee after the termination of the Lease with respect to the Aircraft resulting from the sale, lease or other disposition thereof.

“Trust Indenture Act” means the Trust Indenture Act of 1939.

“Trust Transfer” has the meaning set forth in Section 8.1 of the Participation Agreement.

“UCC” means the Uniform Commercial Code, as in effect in any applicable jurisdiction.

“U.S.” or “United States” means the United States of America.

“Warranty Bill of Sale” means the warranty (as to title) bill of sale with respect to the Aircraft executed by the Manufacturer in favor of Owner Trustee.

[NAME OF OWNER PARTICIPANT]

DEFINITION ANNEX

19

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 - Annex A

EXHIBIT E

FORM OF LEASING LETTER

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 - Leasing Letter

*

[FORM OF LEASING LETTER]

As of                     , 20[•]

CONFIDENTIAL – SUBJECT TO RESTRICTIONS ON DISCLOSURE AS SET FORTH IN PARAGRAPH 8 BELOW

American Airlines, Inc.

4333 Amon Carter Boulevard

Fort Worth, Texas 76155

Re: AIRBUS AIRCRAFT LEASING MATTERS

Ladies and Gentlemen,

This letter agreement (this “Letter Agreement”) constitutes the agreement reached between American Airlines, Inc., a Delaware corporation (“American”) and [Insert Name of Third Party], [Insert corporate form and jurisdiction] (the “Third Party”), in respect of the lease of [Insert number of Aircraft] new Airbus model [A319/A320/A321] aircraft scheduled to be delivered [Insert Scheduled Delivery Quarter/Month for each aircraft] (each such aircraft, an “Aircraft” and, collectively, the “Aircraft”).

The Third Party confirms that it has entered into a Purchase Agreement with Airbus S.A.S. (“Airbus”), dated July 20, 2011 (as supplemented, amended or otherwise modified from time to time, the “Third Party Purchase Agreement”), pursuant to which the Third Party has agreed with Airbus that the Third Party or one of its Affiliates (the Third Party or such Affiliate, as applicable, the “Owner Participant”) will enter into leasing transactions with American with respect to the Aircraft.

The Third Party acknowledges that American and Airbus have entered into an A320 Family Aircraft Purchase Agreement, dated July 20, 2011 (as supplemented, amended or otherwise modified from time to time, the “Purchase Agreement”), which covers, among other things, leasing matters relating to the Aircraft. The Third Party further acknowledges that it has received excerpts from the Purchase Agreement (the “Redacted Purchase Agreement”) attached hereto as Exhibit A from Airbus prior to the date hereof.

The purpose of this Letter Agreement is to set forth (i) the terms of the agreement of the Third Party and American to enter into a leasing transaction with respect to each Aircraft, (ii) the Basic Term and the method for determining the monthly Basic Rent and Stipulated Loss Value, in each case, to be applicable to each Aircraft under the related Leasing Documentation and (iii) certain other pre-closing terms and conditions applicable to the execution and delivery of the Leasing Documentation relating to each Aircraft.

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 - Leasing Letter

Attached to this Letter Agreement as Exhibits B, C, D and E, respectively, are the forms of the following documents, which have been accepted by American and the Third Party, with respect to the Aircraft leasing transactions (collectively, the “Leasing Documentation”):

(A) Lease Agreement, including schedules and exhibits thereto (the “Lease”);

(B) Trust Agreement, including schedules and exhibits thereto (the “Trust Agreement”);

(C) Participation Agreement, including schedules and exhibits thereto (the “Participation Agreement”); and

(D) Definitions (the “Definitions Annex”).

Capitalized terms used herein and not otherwise defined in this Letter Agreement have the meanings assigned thereto in the Redacted Purchase Agreement1 or the Definitions Annex, as applicable. The terms “herein,” “hereof” and “hereunder” and words of similar import refer to this Letter Agreement.

1.	THE LEASES

1.1	Forms

The documentation for each of the Aircraft shall be in the form of the Leasing Documentation attached hereto and shall be prepared by American. Each of American and the Third Party (or the Owner Participant) will be responsible for its own costs and expenses incurred in connection with the execution and delivery of the Leasing Documentation; provided that in the case of any Back-Leveraging Transaction with respect to any Aircraft, the Owner Participant will be responsible for all costs and expenses as provided in Section 8.3 of the Participation Agreement.

1.2	Execution and Delivery of the Leasing Documentation

1.2.1	American agrees that with respect to each Aircraft, subject to the satisfaction or waiver by American of the conditions precedent listed below, American shall execute and deliver the Leasing Documentation with respect to such Aircraft on the Delivery Date thereof:

(a)	such Aircraft shall be Ready for Delivery and shall meet all requirements for “Aircraft” under the Purchase Agreement, and all of American’s rights and Airbus’ obligations pertaining thereto (including, but not limited to, aircraft specification, type and condition, delivery of an Export Certificate of Airworthiness without restriction or limitation, warranties and technical support, BFE arrangements and delivery and inspection procedures) shall have been satisfied in full accordance with the Purchase Agreement;

[1]	Drafting note – Terms that are defined in the Agreement that are used herein should be included in the Redacted Agreement.

2

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(b)	the “Owner Trustee” of such Aircraft shall be Wells Fargo Bank Northwest, National Association, or another U.S. bank or trust company reasonably acceptable to American;

(c)	on the Delivery Date of such Aircraft, Airbus shall have transferred title to such Aircraft to the “Owner Trustee”, and such “Owner Trustee” shall have title to such Aircraft free and clear of Liens;

(d)	this Letter Agreement shall not have been terminated (including as provided in Paragraph 4 hereof) and American shall not have provided written notice to Airbus and the Third Party that the Third Party (or any Affiliate thereof) has breached any of its obligations set forth herein (including, if applicable, the obligation to lease any other Aircraft to American in accordance with the terms of this Letter Agreement or any other Leased Aircraft in accordance with the terms of any other letter agreement with American);

(e)	American shall not have provided written notice to Airbus and the Third Party that the Owner Participant (or any Affiliate thereof) has breached any of its material obligations under the Leasing Documentation executed and delivered by the Owner Participant (or such Affiliate) with respect to any other Aircraft or any other Leased Aircraft;

(f)	any Back-Leveraging Transaction with respect to such Aircraft to be entered into on the Delivery Date of such Aircraft shall be in full compliance with the provisions of Section 8.3 of the Participation Agreement;

(g)	the “Basic Rent” and “Stipulated Loss Value” to be inserted in the Leasing Documentation with respect to such Aircraft shall be calculated by American as provided in Exhibit F hereof and verified by the Third Party; and

(h)	the Purchase Agreement shall not have been terminated, in whole, or with respect to such Aircraft.

If any of the above conditions precedent or any conditions precedent set forth in Section 4.3 of the Participation Agreement with respect to such Aircraft are not satisfied, American shall have no obligation to lease such Aircraft from the Third Party or the Owner Participant or to execute and deliver the Leasing Documentation relating to such Aircraft with the Owner Participant.

1.2.2	The Third Party agrees that with respect to each Aircraft, subject to the satisfaction or waiver of all conditions precedent of all parties in the Third Party Purchase Agreement relating to such Aircraft, the Owner Participant shall execute and deliver the Leasing Documentation with respect to such Aircraft on the Delivery Date thereof.

3

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2.	BASIC RENT, STIPULATED LOSS VALUES & BASIC TERM

Basic Rent and Stipulated Loss Value for each Aircraft will be calculated as provided in Exhibit F attached hereto.2 The Basic Term of each Lease shall be ten (10) years.

3.	THIRD PARTY REPRESENTATIONS AND WARRANTIES, AGREEMENTS AND COVENANTS

3.1	The Third Party represents and warrants that the Owner Participant is (or, on the Delivery Date, will be) qualified to act as the “Owner Participant” under the Leasing Documentation.

3.2

The Third Party agrees that on or before the 30th day prior to the 1st day of the anticipated week in which the Aircraft will be Ready for Delivery, the Third Party shall notify American with respect to such Aircraft the identity of the “Owner Participant”, whether there will be an “Owner Participant Guarantor” and whether there will be any Back-Leveraging Transaction in connection with the Closing of such Aircraft (and if a Back-Leveraging Transaction is contemplated by the Third Party, such information available at such time that American may reasonably request to determine if such Back-Leveraging Transaction would be in compliance with Section 8.3 of the Participation Agreement), and the Third Party shall promptly provide to American any other information or documentation that American may reasonably request in connection with the preparation of the Leasing Documentation and the related documents with respect to the Aircraft.

3.3	The Third Party agrees that if the Third Party Purchase Agreement is terminated in whole or with respect to an Aircraft, the Third Party shall notify American of such termination promptly and in any event within five Business Days of such termination.

3.4	The Third Party agrees and acknowledges that American’s sole obligation to the Third Party under this Letter Agreement is as provided in Paragraph 1.2.1 hereof and any rights and remedies of the Third Party with respect to the Third Party Purchase Agreement are solely against Airbus.

4.	TERMINATION

4.1	In the event that the Third Party Purchase Agreement is terminated in whole or with respect to an Aircraft, this Letter Agreement will automatically terminate upon such termination of the Third Party Purchase Agreement in whole or with respect to such Aircraft, as applicable.

4.2	In the event that the Third Party (or any Affiliate thereof) has breached any of its material obligations under the Leasing Documentation executed and delivered by the Third Party (or any Affiliate thereof) with respect to any Aircraft or any other Leased Aircraft, this Letter Agreement will automatically terminate.

[2]	Drafting note – Only a redacted version of the formula will be included in the Exhibit.

4

CT1001520_LA1_AAL_A320Family_EXECUTION	LA1 - Leasing Letter

4.3	In the event that any of the representations and warranties set forth in Paragraph 3 hereof are inaccurate or any covenant or agreement set forth in Paragraph 3 hereof is breached, this Letter Agreement will automatically terminate.

4.4	In the event that any of American’s conditions precedent set forth in Paragraph 1.2.1 hereof or Section 4.3 of the Participation Agreement with respect to any Aircraft are not satisfied by the date that is five (5) days following the date such Aircraft is Ready for Delivery, this Letter Agreement will terminate with respect to such Aircraft upon written notice by American to Airbus and the Third Party.

5.	GENERAL STATEMENTS

5.1	It is understood that any arrangements, directly or indirectly, between the Third Party and Airbus shall not affect American’s rights and obligations under the Purchase Agreement with respect to any Aircraft.

5.2	It is understood that American’s rights under the Purchase Agreement pertaining to the Aircraft (including, but not limited to, aircraft specification, type and condition, the delivery of Export Certificate of Airworthiness, warranties and technical support, BFE arrangements and delivery and inspection procedures) shall apply with respect to the Aircraft.

6.	DISCLAIMER

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE PURCHASE AGREEMENT, AMERICAN DOES NOT MAKE NOR SHALL AMERICAN BE DEEMED TO HAVE MADE, AND AMERICAN HEREBY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE AIRWORTHINESS, VALUE, CONDITION, WORKMANSHIP, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE OF ANY AIRCRAFT OR ANY ENGINE OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, OR AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY ENGINE OR ANY PART THEREOF. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NOTHING SET FORTH HEREIN OR IN THE PURCHASE AGREEMENT SHALL CONSTITUTE A GUARANTEE BY AMERICAN THAT THE AIRCRAFT SHALL HAVE ANY PARTICULAR VALUE, USEFUL LIFE OR RESIDUAL VALUE.

5

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7.	ASSIGNMENT

The rights and obligations of the respective parties pursuant to this Letter Agreement are personal to the respective parties, and neither party may assign or otherwise transfer its rights or obligations under this Letter Agreement, in whole or in part, without the prior written consent of the other parties. Any such assignment or transfer without such consent shall be null and void.

8.	CONFIDENTIALITY

The terms and conditions set forth in this Letter Agreement are available only to the parties hereto, and by receipt of this Letter Agreement each of the parties hereto acknowledges that this Letter Agreement contains commercially sensitive and proprietary information. Each party agrees to maintain this information confidential in a manner consistent with Section 10.4 of the Participation Agreement. Before any party to this Letter Agreement may make a public announcement that expressly refers to the other party or any of its affiliates, such other party shall have the right to approve such public announcements.

The obligations set forth in this Paragraph 8 shall survive any termination of this Letter Agreement or the Leasing Documentation, as the case may be.

9.	COUNTERPARTS

This Letter Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

10.	AMENDMENTS

The provisions of this Letter Agreement may be modified or amended only by an instrument or instruments in writing signed by each party hereto.

11.	GOVERNING LAW

THIS LETTER AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS LETTER AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK.

6

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If the foregoing correctly sets forth your understanding, please execute the original and one (1) copy hereof in the space provided below and return a copy to American.

Very truly yours, [INSERT NAME OF THIRD PARTY]

By:
Name:
Title:

Accepted and Agreed AMERICAN AIRLINES, INC.

By:
Name:
Title:

Acknowledged and Agreed AIRBUS S.A.S

By:
Name:
Title:

7

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EXHIBIT A

[*CTR*]

8

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EXHIBIT B

FORM OF LEASE AGREEMENT

9

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EXHIBIT C

FORM OF TRUST AGREEMENT

10

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EXHIBIT D

FORM OF PARTICIPATION AGREEMENT

11

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EXHIBIT E

FORM OF DEFINITIONS ANNEX

12

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EXHIBIT F

RENT & STIPULATED LOSS VALUE ADJUSTMENTS3

[3]	Drafting note – Redacted Formula to be inserted.

13

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EXHIBIT F

FORM OF OPINIONS OF AIRBUS FINANCIAL SERVICES

[LETTERHEAD OF AL GOODBODY]

To:	American Airlines, Inc.

Wells Fargo Bank Northwest, National Association, as Owner Trustee

Re:	American Airlines, Inc.,
One Airbus [Model] Aircraft (U.S. Registration No. N[ ]),
Manufacturer’s Serial Number [MSN]

Dear Sirs,

We have acted on behalf of Airbus Financial Services (the Owner Participant) who have requested us to give you this opinion in connection with the transactions contemplated by the (i) Participation Agreement ([YEAR] MSN [MSN]), dated as of [                     ] (the Participation Agreement), among American Airlines, Inc., as lessee (the Lessee), the Owner Participant, and Wells Fargo Bank Northwest, National Association, not in its individual capacity, except as expressly provided therein but solely as Owner Trustee (in such capacity, the Owner Trustee, and in its individual capacity, the Trust Company) and (ii) Lease Agreement ([YEAR] MSN [MSN]), dated as of [                     ] (the Lease Agreement), between the Owner Trustee for Owner Participant pursuant to a Trust Agreement ([YEAR] MSN [MSN]) dated as of [                     ] (the Trust Agreement), as lessor, and the Lessee, relating to Airbus [Model] aircraft, bearing manufacturer’s serial number [             ] (the Aircraft). This opinion is delivered pursuant to Section 4.1.1(i)(iii) of the Participation Agreement (the Transaction).

1.	We have examined executed copies of:

1.1	the Participation Agreement; and

1.2	the Trust Agreement

(together the Documents), and

1.3	corporate certificate (the Certificate) of the Owner Participant dated attaching:

1.3.1.	copies of the certificate of incorporation [, the certificate on change of name] and memorandum and articles of association of the Owner Participant;

1.3.2	[[a copy of] [an extract from] the minutes of a meeting of the board of directors of the Owner Participant held on •]; and

1.3.3	[a copy of the power of attorney of the Owner Participant dated •].

and such other documents as we have considered necessary or desirable to examine in order that we may give this opinion.

Terms used in this opinion and not otherwise defined have the same meanings given to them in the Documents.

2.	For the purpose of giving this opinion we have assumed:

2.1	the authenticity of all documents submitted to us as originals and the completeness and conformity to the originals of all copies of documents of any kind furnished to us;

2.2	that the copies produced to us of minutes of meetings and/or of resolutions are true copies and correctly record the proceedings of such meetings and/or the subject-matter which they purport to record and that any meetings referred to in such copies were duly convened and held and that all resolutions set out in such minutes were duly passed and are in full force and effect;

2.3.	the genuineness of the signatures and seals on all original and copy documents which we have examined;

2.4.	that the memorandum and articles of association of the Owner Participant are correct and up to date;

2.5.	the accuracy and completeness as to factual matters of the representations and warranties of the Owner Participant contained in the Documents and the accuracy of all certificates provided to us by the Owner Participant;

2.6.	that there are no agreements or arrangements in existence which in any way amend or vary the terms of the Transaction as disclosed by the Documents;

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2.7.	without having made any investigation, that the terms of the Documents are lawful and fully enforceable under the laws of New York and any other applicable laws other than the laws of Ireland;

2.8.	the accuracy and completeness of all information appearing on public records; and

2.9.	that the Owner Participant has entered into the Transaction in good faith, for its legitimate business purposes, for good consideration, and that it derives commercial benefit from the Transaction commensurate with the risks undertaken by it in the Transaction.

3.	We express no opinion as to any matters falling to be determined other than under the laws of Ireland and, without reference to provisions of other laws imported by Irish private international law, in Ireland as of the date of this letter. Subject to that qualification and to the other qualifications set out herein, we are of the opinion that:

3.1.	the Owner Participant is a company duly incorporated under the laws of Ireland and is a separate legal entity, subject to suit in its own name. Based only on searches carried out in the Irish Companies Registration Office and the Central Office of the High Court on the date hereof, the Owner Participant is validly existing under the laws of Ireland and no steps have been taken or are being taken to appoint a receiver, examiner or liquidator over it or to wind it up;

3.2.	the Owner Participant has the necessary power and authority, and all necessary corporate and other action has been taken, to enable it to execute, deliver and perform the obligations undertaken by it under the Documents to which it is party, and the implementation by the Owner Participant of the foregoing will not cause:

3.2.1.	a breach of its constitutional documents;

3.2.2.	any limit on it or on its directors (whether imposed by the documents constituting the Owner Participant or by statute or regulation) to be exceeded; or

3.2.3.	any law or order to be contravened;

3.3.	each of the Documents to which the Owner Participant is party has been duly executed on its behalf;

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3.4.	no authorisations, approvals, licences, exemptions or consents of governmental or regulatory authorities with respect to the Documents are required to be obtained in Ireland;

3.5.	it is not necessary or advisable under the laws of Ireland in order to ensure the validity, enforceability or priority of the obligations or rights of any party to the Documents, that any of the Documents be filed, registered, recorded, or notarised in any public office or elsewhere or that any other instrument relating thereto be signed, delivered, filed, registered or recorded;

3.6.	the Owner Participant is not entitled to claim any immunity from suit, execution, attachment or other legal process in Ireland;

3.7.	in any proceedings taken in Ireland for the enforcement of the Documents, the choice of the law of New York as the governing law of the contractual rights and obligations of the parties under the Documents would be upheld by the Irish Courts, to the extent that the provisions of the Documents are within the scope of the Rome I Regulation EC No 593/2008 on the Law Applicable to Contractual Obligations (Rome I) in accordance with and subject to the provisions of Rome I and otherwise would be upheld by the Irish courts unless it were considered contrary to public policy, illegal, or made in bad faith.

While we cannot opine to the effect that each provision of the Documents is within the scope of Rome I, in our view the provisions of the Documents are generally when taken in their entirety of a nature which should be viewed by an Irish court as generally within the scope of Rome I and therefore valid in accordance with Article 3(1) of Rome I for the application of New York law thereto;

3.8.	in any proceedings taken in Ireland for the enforcement of a judgment obtained against the Owner Participant in the courts of New York (a Foreign Judgment) the Foreign Judgment should be recognised and enforced by the courts of Ireland save that to enforce such a Foreign Judgment in Ireland it would be necessary to obtain an order of the Irish courts. Such order should be granted on proper proof of the Foreign Judgment without any re-trial or examination of the merits of the case subject to the following qualifications:

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3.8.1.	that the foreign court had jurisdiction, according to the laws of Ireland;

3.8.2.	that the Foreign Judgment was not obtained by fraud;

3.8.3.	that the Foreign Judgment is not contrary to public policy or natural justice as understood in Irish law;

3.8.4.	that the Foreign Judgment is final and conclusive;

3.8.5.	that the Foreign Judgment is for a definite sum of money; and

3.8.6.	that the procedural rules of the court giving the Foreign Judgment have been observed.

Any such order of the Irish courts may be expressed in a currency other than euro in respect of the amount due and payable by the Owner Participant but such order may be issued out of the Central Office of the Irish High Court expressed in euro by reference to the official rate of exchange prevailing on the date of issue of such order. However, in the event of a winding up of the Owner Participant, amounts claimed by against the Owner Participant in a currency other than the euro (the Foreign Currency) would, to the extent properly payable in the winding up, be paid if not in the Foreign Currency in the euro equivalent of the amount due in the Foreign Currency converted at the rate of exchange pertaining on the date of the commencement of such winding up;

3.9.	no stamp duty or similar charge is payable in Ireland in respect of the Documents or as a condition to the legality, validity, enforceability or admissibility in evidence of the Documents;

3.10.	the claims of the parties (other than the Owner Participant) against the Owner Participant under the Documents to which the Owner Participant is a party, will rank in point of priority at least pari passu with the claims of all other unsecured creditors of the Owner Participant as the case may be, other than those claims which are mandatorily preferred by law.

4.	The opinions set forth in this opinion letter are given subject to the following qualifications:

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4.1.	an order of specific performance or any other equitable remedy is a discretionary remedy and is not available when damages are considered to be an adequate remedy;

4.2.	this opinion is given subject to general provisions of Irish law relating to insolvency, bankruptcy, liquidation, reorganisation, receivership, moratoria, court scheme of arrangement, administration and examination, and the fraudulent preference of creditors and other Irish law generally affecting the rights of creditors;

4.3.	this opinion is subject to the general laws relating to the limitation of actions in Ireland;

4.4.	a determination, description, calculation, opinion or certificate of any person as to any matter provided for in the Documents might be held by the Irish courts not to be final, conclusive or binding if it could be shown to have an unreasonable, incorrect, or arbitrary basis or not to have been made in good faith;

4.5.	additional interest imposed by any clause of any Document might be held to constitute a penalty and the provisions of that clause imposing additional interest would thus be held to be void. The fact that such provisions are held to be void would not in itself prejudice the legality and enforceability of any other provisions of the relevant Document but could restrict the amount recoverable by way of interest under such Document;

4.6.	claims may be or become subject to defences of set-off or counter-claim;

4.7.	an Irish court has power to stay an action where it is shown that there is some other forum having competent jurisdiction which is more appropriate for the trial of the action, in which the case can be tried more suitably for the interests of all the parties and the ends of justice, and where staying the action is not inconsistent with the Regulation;

4.8.	the enforceability of severance clauses is at the discretion of the court and may not be enforceable in all circumstances;

4.9.	a waiver of all defences to any proceedings may not be enforceable;

4.10.	provisions in any of the Documents providing for indemnification resulting from loss suffered on conversion of the amount of a claim made in a foreign currency into euro in a liquidation may not be enforceable;

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4.11.	any undertaking contained in an Agreement by the Owner Participant in respect of stamp duty may not be held to be binding on the Owner Participant;

4.12.	an Irish court may refuse to give effect to undertakings contained in any of the Documents that the Owner Participant will pay legal expenses and costs in respect of any action before the Irish courts;

4.13.	we express no opinion on any taxation matters (except as set forth in paragraph 3.9) or on the contractual terms of the Documents other than by reference to the legal character thereof.

This opinion is addressed only to American Airlines, Inc. and to Wells Fargo Bank Northwest, National Association as Owner Trustee and may be relied upon only by them for their sole benefit in connection with the Transaction and may not be relied on by any assignees of any such persons or any other person.

Yours faithfully,

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[LETTERHEAD OF VEDDER PRICE P.C.]

[                    ], 20[        ]

To the Addressees Listed on

Schedule I Attached Hereto

Re:	American Airlines, Inc.
One Airbus [Model] Aircraft
U.S. Registration No. N[ ]
Manufacturer’s Serial Number [MSN]

Ladies and Gentlemen:

We have acted as special counsel to [                    ], a [jurisdiction] [type of entity] (the “Owner Participant”), in connection with the transactions contemplated by the (i) Participation Agreement ([YEAR] MSN [MSN]), dated as of [                    ] (the “Participation Agreement”), among American Airlines, Inc., as lessee (the “Lessee”), the Owner Participant, and Wells Fargo Bank Northwest, National Association, not in its individual capacity, but solely as Owner Trustee (in such capacity, the “Owner Trustee”, and in its individual capacity, the “Trust Company”) and (ii) Lease Agreement ([YEAR] MSN [MSN]), dated as of [                    ] (the “Lease Agreement”), between the Owner Trustee for Owner Participant pursuant to a Trust Agreement ([YEAR] MSN [MSN]) dated as of [                    ] (the “Trust Agreement”), as lessor, and the Lessee, relating to Airbus [Model] aircraft, bearing manufacturer’s serial number [        ] (the “Aircraft’). This opinion is delivered pursuant to Section 4.1.1(i)(iii) of the Participation Agreement.

In our capacity as counsel to the Owner Participant and for the purposes of the opinion set forth below, we have reviewed copies of the following documents (collectively, the “Documents”):

1.	the Participation Agreement; and

2.	the Trust Agreement.

In connection with such opinion we have examined originals, or copies certified to our satisfaction, of such agreements, certificates and other statements of government officials and corporate officers of the parties to the Documents and such other documents as we have deemed relevant and necessary as a basis therefor. As to any facts material to such opinion, we have relied, to the extent that we deem such reliance proper, upon such agreements, certificates, statements and documents and on the representations and warranties set forth in the Documents.

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In rendering such opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing and to the matters set forth below, we are of the opinion that:

1. the Documents constitute legal, valid and binding obligations of the Owner Participant, enforceable against the Owner Participant in accordance with their respective terms.

2. the execution, delivery and performance by the Owner Participant of the Documents and the acquisition by the Owner Participant of its interest in the Trust Estate (and the rights related thereto) do not and will not violate any current state or federal law, governmental rule or regulation of the State of New York or the United States of America.

3. neither the execution and delivery by the Owner Participant of, nor the performance by the Owner Participant of its obligations under, nor the consummation by the Owner Participant of the transactions contemplated in, the Documents requires the consent or approval of, or the giving of notice to, or the registration with, or the taking of any other action in respect of any state or federal governmental authority in the State of New York or the United States of America.

The enforceability of the Documents (i) may be limited by applicable bankruptcy, insolvency (including laws relating to fraudulent conveyances and transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, (ii) is subject to the application of general equitable principles (regardless of whether considered in a proceeding in equity or at law) and (iii) as to provisions providing for indemnification, may be limited where the relevant act or circumstance constitutes a violation of law or public policy. The enforceability of the Documents may also be limited by applicable laws which may affect the remedies provided therein but which do not in our opinion affect the validity of the Documents or make such remedies inadequate for the practical realization of the benefits intended to be provided thereby.

We express no opinion as to any provision contained in either Document (a) providing for indemnification or exculpation of any entity or person for such entity’s or person’s gross negligence, willful misconduct, recklessness or unlawful conduct or in respect of liabilities under the Securities Act of 1933, as amended, (b) providing for late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default or other specified event but only to the extent such provision is deemed to constitute a penalty or forfeiture, (c) as such

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provision relates to the subject matter jurisdiction of federal courts or the waiver of inconvenient forum with respect to proceedings in federal courts, (d) that purports to establish (or may be construed to establish) evidentiary standards or (e) providing for the waiver of any statutory right or any broadly or vaguely stated rights or unknown future rights, or any waiver which is against public policy considerations. Under certain circumstances the requirement that the provisions of a Document may be modified or waived only in writing or only in a specific instance and provisions to the effect that failure or delay in exercising any right, remedy, power and/or privilege will not impair or waive such right, remedy, power and/or privilege may be unenforceable to the extent that an oral agreement has been effected or a course of dealing has occurred modifying such provisions. A court may modify or limit contractual agreements regarding attorneys’ fees.

In rendering the opinions set forth above, we have assumed the due authorization, execution and delivery by each of the parties thereto of each of the Documents and of each other document examined by us for the purposes hereof. We have assumed further that each party to each of the Documents has the power, corporate or otherwise, and authority to execute or authenticate, deliver and perform each of the Documents and that such execution or authentication, delivery and performance do not and will not contravene such party’s charter, by-laws or other constituent document or any agreement or other document to which such party or any of its property is subject or any law, rule, regulation or judicial or administrative mandate applicable to such party or any of its property.

We are members of the Bar of the State of New York, and we do not express herein any opinion as to any matters governed by any law other than the laws of the State of New York and the federal law of the United States except that we express no opinion with respect to (i) the laws, regulations or ordinances of any county, town or municipality or governmental subdivision or agency thereof, (ii) state securities or blue sky laws or federal securities laws, including the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, (iii) any federal or state tax, antitrust or fraudulent transfer or conveyance laws, (iv) the Employee Retirement Income Security Act of 1974, as amended, or (v) the Federal Aviation Act and the Cape Town Convention or the regulations thereunder, or any other laws, rules or regulations governing, regulating or relating to the ownership, registration, use of an aircraft, airframe or aircraft engine or to the particular nature thereof. In addition, our opinions are based upon a review of those laws, statutes, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Documents.

This opinion is solely for the benefit of the addressees hereof in connection with the transactions contemplated by the Documents and may not be relied upon in any manner by any other person without our prior written consent.

                                             Very truly yours,

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SCHEDULE I

American Airlines, Inc.

  as Lessee

Wells Fargo Bank Northwest, National Association

  as Owner Trustee

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EXHIBIT G

RENT ADJUSTMENTS

AND

STIPULATED LOSS VALUE

PART A – BASIC RENT

I.	Assumed Rent.

The assumed monthly Basic Rent for each Leased Aircraft, prior to the adjustments provided for in this Exhibit G (each such amount set forth below for each Leased Aircraft type, the “Assumed Rent” of such Leased Aircraft type):

(A)	for the period from the Delivery Date of such Leased Aircraft until the [*CTR*] anniversary thereof is:

(i)	A319 Rent. Fixed rent of [*CTR*] per month;
(ii)	A320 Rent. Fixed rent of [*CTR*] per month;
(iii)	A321 Rent. Fixed rent of [*CTR*] per month; and

(B)	for the period commencing on the [*CTR*] anniversary of such Delivery Date to the last day of the Basic Term is:

(i)	A319 Rent. Fixed rent of [*CTR*] per month;
(ii)	A320 Rent. Fixed rent of [*CTR*] per month; and
(iii)	A321 Rent. Fixed rent of [*CTR*] per month.

II.	Rent Adjustments.

(A)	The Assumed Rent for each Leased Aircraft is based on the following assumptions:

(i)	[*CTR*]:

A319 Aircraft:         [*CTR*]

A320 Aircraft:         [*CTR*] and

A321 Aircraft:         [*CTR*]

(ii)	[*CTR*]

(B)	The Assumed Rents for each Leased Aircraft shall be adjusted two (2) Business Days prior to the expected Delivery Date of such Leased Aircraft, based on [*CTR*], as set out below.

CT1001520_LA1_AAL_A320Family_EXECUTION	LA 1 – Exh. G - 1

The	Assumed Rents shall be increased or decreased by:

[*CTR*] for the A319 Aircraft;

[*CTR*] for the A320 Aircraft; and

[*CTR*] for the A321 Aircraft,

for each [*CTR*].

(C)	After the Assumed Rents have been adjusted pursuant to paragraph (B) of this Exhibit G for a Leased Aircraft, the Assumed Rents for such Leased Aircraft shall be further adjusted by application of the provisions of [*CTR*], as applicable, of the Agreement [*CTR*].

(D)	After the Assumed Rents have been adjusted pursuant to paragraph (C) of this Exhibit G for a Leased Aircraft, two (2) Business Days prior to the expected Delivery Date of such Leased Aircraft, the Assumed Rents for such Leased Aircraft shall be further adjusted as set out below in clause (iii) or clause (iv), as applicable, of this paragraph (D).

(i)	For purposes of this paragraph (D), the following terms shall have the meanings set forth below:

[*CTR*],

in each case as adjusted by application of the provisions of [*CTR*], as applicable, of the Agreement from [*CTR*].

[*CTR*].

(ii)	If the [*CTR*] of any Leased Aircraft exceeds [*CTR*] of such Leased Aircraft, on the Delivery Date, the Buyer shall [*CTR*]. In addition, if the [*CTR*] of any Leased Aircraft is less than [*CTR*] of such Leased Aircraft, on the Delivery Date, the Buyer, at its option, may [*CTR*].

(iii)	In the event that the [*CTR*] with respect to a Leased Aircraft is greater than the [*CTR*] for such Leased Aircraft, the Assumed Rents determined as set forth in paragraph (C) of this Exhibit G for such Leased Aircraft shall be [*CTR*].

(iv)	In the event that the [*CTR*] with respect to a Leased Aircraft is less than the [*CTR*] for such Leased Aircraft, the Assumed Rents determined as set forth in paragraph (C) of this Exhibit G for such Leased Aircraft shall be [*CTR*].

CT1001520_LA1_AAL_A320Family_EXECUTION	LA 1 – Exh. G - 2

(E)	The Assumed Rents for each Leased Aircraft, as adjusted as provided in paragraphs (B), (C) and (D) of this Exhibit G for such Leased Aircraft, are calculated based on the [*CTR*] and shall be re-calculated if [*CTR*].

(F)	The Assumed Rent for each Leased Aircraft, as adjusted as provided in paragraphs (B), (C) and (D) of this Exhibit G for such Leased Aircraft, will be the Basic Rent payable under the Lease for such Leased Aircraft.

For purposes of this Part A:

[*CTR*] provided by the principal New York City offices of each of the Reference Banks (as defined below) at approximately 11:00 A.M., New York City time, on the day that is two Business Days preceding the Delivery Date for such Leased Aircraft, and, for this purpose, [*CTR*], is equivalent to USD-LIBOR-BBA (as defined below) for such Delivery Date [*CTR*]. Seller will request the principal New York City office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for such Delivery Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for such Delivery Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by Seller, at approximately 11:00 A.M., New York City time, on such Delivery Date. For purposes of the foregoing:

“USD-LIBOR-BBA” means, for the Delivery Date for the applicable Leased Aircraft, the rate for deposits in Dollars for a period of three months which appears on the Reuters Screen LIBOR01 Page as of 11:00 A.M., London time, on the day that is two London Banking Days (as defined below) preceding such Delivery Date. If such rate does not appear on the Reuters Screen LIBOR01 Page, the rate will be determined on the basis of the rates at which deposits in Dollars are offered by the principal London offices of the Reference Banks at approximately 11:00 A.M., London time, on the day that is two London Banking Days preceding such Delivery Date to prime banks in the London interbank market for a period of the three months commencing on such Delivery Date and in an amount of $10,000,000. Seller will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for such Delivery Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for such Delivery Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by Seller, at approximately 11:00 A.M., New York City time, on such Delivery Date for loans in Dollars to leading European banks for a period of three months commencing on such Delivery Date and in an amount of $10,000,000;

“London Banking Day” means a Business Day on which dealings in deposits in Dollars are conducted by and between banks in London; and

CT1001520_LA1_AAL_A320Family_EXECUTION	LA 1 – Exh. G - 3

“Reference Banks” means Citibank, JP Morgan Chase Bank, Deutsche Bank, and such other or additional banking institutions as may be designated from time to time by mutual agreement of Buyer and the Seller.

PART B – STIPULATED LOSS VALUE

Stipulated Loss Values for each Leased Aircraft will, on the Delivery Date, be equal to 110% of the amount set forth below for aircraft of the same model as such Leased Aircraft:

A319 Aircraft: [*CTR*]

A320 Aircraft: [*CTR*] and

A321 Aircraft: [*CTR*]

in each case as adjusted by application of the provisions of [*CTR*], as applicable, of the Agreement from [*CTR*] (the “Initial Value”), and, on each Lease Period Date thereafter during the Basic Term and any Renewal Term, be reduced by [*CTR*] of such Initial Value.

PART C – ADJUSTMENTS

Whenever this Exhibit G refers to adjustments by application of the provisions of [*CTR*], as applicable, of the Agreement, for the avoidance of doubt the following principles shall be applied:

(i)	such adjustments shall be made in accordance with the methodology that would be applied under the Agreement to determine [*CTR*]; and

(ii)	where [*CTR*] of the Agreement is being applied to any adjustments being made pursuant to this Exhibit G, only the [*CTR*] shall be utilized for purposes of making adjustments under this Exhibit G.

CT1001520_LA1_AAL_A320Family_EXECUTION	LA 1 – Exh. G - 4

EXHIBIT H

FORM OF BFE BILL OF SALE

FORM OF WARRANTY BILL OF SALE – BFE

Know all persons by these presents that American Airlines, Inc., a corporation organized and existing under the laws of the State of Delaware, and having its chief executive office at 4333 Amon Carter Blvd., Ft. Worth, TX 76155 ( “Seller”), was this [day] [month] [year] the owner of the title to the equipment listed on Annex A hereto and all appliances, components, parts, instruments, appurtenances, accessories, furnishings, modules and other equipment of any nature, incorporated therein, installed thereon or attached thereto on the date hereof (the “BFE”).The Seller does this             day of [month] [year], grant, convey, bargain, sell, transfer, deliver and set over all of its rights, title and interest in and to the BFE to the following entity and to its successors and assigns forever, such BFE to be the property thereof:

[Insert Name/Address of OT]

(the “Buyer”)

The Seller hereby warrants to the Buyer, its successors and assigns that it has good and lawful right to sell, deliver and transfer title to the BFE to the Buyer and that there is hereby conveyed to the Buyer good, legal and valid title to the BFE, free and clear of all liens, claims, charges, encumbrances and rights of others and that the Seller will warrant and defend such title forever against all claims and demands whatsoever.

This Warranty Bill of Sale will be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized representative this         day of [month], [year] in [Blagnac/Hamburg].

AMERICAN AIRLINES, INC.

By:
Name:
Title:

CT1001520_LA1_AAL_A320Family_EXECUTION	LA 1 – Exh. H - 1

EXHIBIT H

ANNEX A

TO

BFE BILL OF SALE

CT1001520_LA1_AAL_A320Family_EXECUTION	LA 1 – Exh. H - 2

EXHIBIT I

FORM OF CONFIDENTIALITY AGREEMENT

THIS CONFIDENTIALITY AGREEMENT (the “Agreement”), dated as of             , 20        , is by and between Airbus S.A.S. (“Airbus”), and             (“Third Party”).

W I T N E S S E T H:

WHEREAS, Airbus and their respective affiliates possess valuable confidential and commercially sensitive information and Third Party wishes to gain access to such information for the purpose of evaluating potential business transactions relating to the purchase and lease of certain aircraft manufactured by Airbus including but not limited to the Airbus A320 family of aircraft, hereinafter the “Project”, and

WHEREAS, certain information that is confidential or proprietary to Airbus and to American Airlines, Inc. (“American”) may be revealed during the discussions and Airbus and American wish to protect against disclosures of such information to third parties.

NOW, THEREFORE, for good and valuable consideration, Third Party hereby agrees (for the benefit of Airbus and American) as follows:

1.	This Agreement shall cover (i) any technical, operational or financial information on or with respect to the aircraft which are the subject of the Project, including their specifications and configuration, and any information concerning actual or proposed lease rentals, stipulated loss values or other lease economics, (ii) the terms of any proposed or actual agreements that may be or have been entered into between the parties relating to the Project, however communicated, (iii) the terms of any proposed or actual agreements that may be or have been entered into between Airbus and American related to the Project, and (iv) the terms of any proposed or actual agreements that may be or have been entered into between Third Party and American related to the Project (the information referred to in clauses (i), (ii), (iii) and (iv) being referred to herein as the “Confidential Information”). Confidential Information shall include but not be limited to all information provided by Airbus or American (or any of their respective affiliates or agents) to Third Party (or any of its affiliates or agents) in connection with the Project, whether such information consists of or is included in agreements or other documents, as well as all information generated by Third Party that contains or is derived from the Confidential Information and whether such provisions or information are conveyed orally, or in writing.

CT1001520_LA1_AAL_A320Family_EXECUTION	LA 1 – Exh. I - 1

2.	Third Party will, and will cause their respective officers, directors, employees, agents, contractors, consultants, counsel and affiliates and any other person who obtains through it any part of the Confidential Information, to preserve the confidentiality of the Confidential Information. Except as provided in this Agreement, Third Party will not (i) copy, reproduce, distribute or disclose (whether oral or written) to any person, firm, entity or corporation any of the Confidential Information, or any facts related thereto, other than on a need-to-know basis, or (ii) permit any third party to have access to such Confidential Information (other than pursuant to Clause 4, below) or (iii) use the Confidential Information for any purpose other than for the purpose of Third Party’s evaluation of and/or participation in the Project or any aspect thereof.

3.	By its signature below, Third Party agrees to be bound and will abide by the terms and conditions of this Agreement.

4.	Third Party may provide the Confidential Information to its advisors, contractors, counsel, employees and affiliates and to employees of prospective financiers, provided such individuals (i) need to know the Confidential Information for the purpose of Third Party’s evaluation of and/or participation in the Project or any aspect thereof as agreed by Airbus and Third Party, (ii) are informed of this Agreement and (iii) agree in writing to be bound by the terms and conditions of this Agreement.

5.	In the event that Third Party or any person who has received Confidential Information through Third Party is requested in any judicial or governmental proceeding to disclose any Confidential Information, Third Party will give Airbus and American prompt notice of such request so that Airbus or American may seek an appropriate protective order. If in the absence of a protective order, Third Party is nonetheless advised by counsel that disclosure of the Confidential Information is required by law, Third Party may disclose such Confidential Information without liability hereunder.

6.	Third Party specifically acknowledges that money damages may not be sufficient remedy in the event of a breach of the terms of this Agreement and that each of Airbus and American shall be entitled to pursue all remedies available to it in the event of such a breach, including but not limited to emergency or injunctive relief to prevent further or continuing breach.

7.	The term Confidential Information does not include any information which:

(i)	becomes or has become generally available to the public other than as a result of violation of this Agreement;

(ii)	is or has been developed or acquired independently by personnel of Third Party having no substantive knowledge of the Confidential Information; or

CT1001520_LA1_AAL_A320Family_EXECUTION	LA 1 – Exh. I - 2

(iii)	becomes available on a confidential basis from a third party source.

Notwithstanding anything to the contrary herein contained, Third Party may disclose all or any portion of the Confidential Information without liability (i) as required by law or regulation, (ii) as demanded by any bank regulatory body or other governmental authority or any representative of any thereof with legal authority to compel disclosure, (iii) pursuant to subpoena or other legal process, or (iv) in any action or proceeding arising out of or related to this Agreement between the parties hereto, to the extent and only to the extent such disclosure is necessary for the parties to defend such action and provided that, to the extent permitted by law, advance notice is provided to Airbus and American so that each of them has an opportunity to take steps to limit such disclosure.

8.	This is the entire agreement between the parties with respect to the Confidential Information, as defined herein, and shall replace and supersede all prior oral and written agreements between the parties with respect to the subject matter of this Agreement.

9.	Confidential Information transferred pursuant to this Agreement will be protected from disclosure for the term of this Agreement.

10.	Third Party agrees that American is intended to be a third-party beneficiary of all of Third Party’s obligations hereunder and shall be entitled to enforce against Third Party any breach of its obligations hereunder as if it were a signatory hereto.

11.	This Agreement shall be effective on the date of execution and shall remain in effect for the term of five (5) years.

12.	Upon the request of Airbus or American, all Confidential Information shall be destroyed or returned.

13.	THIS AGREEMENT WILL BE INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT APPLICATION OF ANY CONFLICT OF LAWS PROVISIONS, WHICH WOULD RESULT IN THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION.

14.	This Agreement may be executed in any number of counterparts, all of which together shall constitute one original document.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

CT1001520_LA1_AAL_A320Family_EXECUTION	LA 1 – Exh. I - 3

ACCEPTED AND AGREED this         day of         20        .

AIRBUS S.A.S.	[THIRD PARTY]

By	By:
Title:	Title:

CT1001520_LA1_AAL_A320Family_EXECUTION	LA 1 – Exh. I - 4

EXHIBIT J

AIRBUS [*CTR*] BACK-LEVERAGING

[*CTR*]. For so long as Airbus S.A.S. or an Affiliate of Airbus S.A.S. is the Owner Participant with respect to the Aircraft, Airbus S.A.S. or such Affiliate of Airbus S.A.S., as the Owner Participant, may enter into a Back-Leveraging Transaction (or cause the Owner Trustee to enter into a Back-Leveraging Transaction) with respect to the Aircraft, [*CTR*], subject to the following terms and conditions, in addition to the other applicable requirements of Section 8.3 of the Participation Agreement:

(a) The following shall be conditions precedent to the entry into such Transaction, [*CTR*]:

(i) Lessee shall not be, or be deemed to be, [*CTR*];

(ii) Lessee shall not be required to [*CTR*];

(iii) such Transaction shall not [*CTR*];

(iv) Lessee shall not be, or be deemed to be, [*CTR*]; and

(v) Airbus S.A.S. or such Affiliate of Airbus S.A.S. shall have delivered certificates containing representations and warranties as to the matters described in clauses (i) through (iv) of this paragraph (a).

(b) In connection with such Transaction, the [*CTR*] shall not [*CTR*]

[*CTR*]. With the prior written consent of Lessee (such consent not to be unreasonably withheld), (a) Airbus S.A.S., as initial Owner Participant, may [*CTR*], and (b), upon request by Airbus S.A.S., as initial Owner Participant, Lessee will [*CTR*], in connection with the closing of the delivery of the Aircraft under the Lease or the Transfer to such owner participant transferee pursuant to Section 8.2 of Participation Agreement, as the case may be.

*            *             *            *            *

CT1001520_LA1_AAL_A320Family_EXECUTION	LA 1 – Exh. J - 1

Exhibit A

to

Exhibit J

Relevant Provisions of [*CTR*]

[*CTR*]. For so long as [Name of Owner Participant] is the Owner Participant with respect to the Aircraft, [Name of Owner Participant] may enter into a Back-Leveraging Transaction (or cause the Owner Trustee to enter into a Back-Leveraging Transaction) with respect to the Aircraft, that, [*CTR*], subject to the following terms and conditions, in addition to the other applicable requirements of Section 8.3 of the Participation Agreement:

(a) The following shall be conditions precedent to the entry into such Transaction, [*CTR*]:

(i) Lessee shall not be, or be deemed to be, [*CTR*];

(ii) Lessee shall not be required to [*CTR*];

(iii) such Transaction shall not [*CTR*];

(iv) Lessee shall not be, or be deemed to be, a “[*CTR*]; and

(v) [Name of Owner Participant/Name of Owner Participant Guarantor] shall have delivered certificates containing representations and warranties as to the matters described in clauses (i) through (iv) of this paragraph (a);

(vi) Lessee shall have received an [*CTR*] satisfactory to Lessee, pursuant to which such Person agrees to indemnify, protect, defend and hold harmless each of Lessee [*CTR*] and their respective directors, officers, successors, assigns, employees, servants and agents (collectively, the “Lessee Indemnitees”) against, and agrees to protect, save and keep harmless each thereof, from and against, any and all losses, claims, damages or liabilities, joint or several (including, without limitation, all reasonable costs, disbursements and expenses (including reasonable legal fees and expenses) in connection therewith or related thereto), imposed on, incurred by or asserted against any such Lessee Indemnitee that would not have arisen but for, or to the extent in any way arising out of, such Transaction.

(b) In connection with such Transaction, the [*CTR*] shall not [*CTR*].

CT1001520_LA1_AAL_A320Family_EXECUTION	LA 1 – Exh. J - 2

EXHIBIT K

OWNER PARTICIPANT’S CONDITIONS PRECEDENT

Subject to the provisions set forth in Section 4.1 of the Participation Agreement, the Buyer’s obligation to satisfy the following conditions precedent:

Participation Agreement Reference	Condition

Clause [(b),] (c) and [(d)] of Section 4.1.1	Delivery of Documents – the execution and delivery by the Buyer of the documents listed therein to which the Buyer is a party.

Clause (e) of Section 4.1.1	Insurance Report.

Clause (f) of Section 4.1.1	Resolutions of the Buyer and related instruments.

Clause (h) of Section 4.1.1	Officer’s Certificate of the Buyer.

Clause (i) of Section 4.1.1	Opinion of counsel of the Buyer.

Section 4.1.2	No Violation – as and to the extent it relates to the Buyer.

Section 4.1.3	No Proceedings – as and to the extent it relates to the Buyer.

Section 4.1.4	Representations, Warranties and Covenants – with respect to the Buyer.

Section 4.1.5	Governmental Authority – as and to the extent it relates to the Buyer.

Section 4.1.6	No Event of Default.

Section 4.1.8	Sales Tax.

Section 4.1.9	Filings (unless Lessor has not executed and delivered the Lease and Lease Supplement).

Section 4.12	No Material Adverse Change.

[*CTR*]	[*CTR*]

CT1001520_LA1_AAL_A320Family_EXECUTION	LA 1 – Exh. K - 1

LETTER AGREEMENT NO. 2

As of July 20, 2011

American Airlines, Inc.

4333 Amon Carter Boulevard

Fort Worth, Texas 76155

Re: PURCHASE INCENTIVES

Dear Ladies and Gentlemen,

American Airlines, Inc. (the “Buyer”) and Airbus S.A.S. (the “Seller”) have entered into an A320 Family Aircraft Purchase Agreement dated as of even date herewith (as supplemented and amended by the other letter agreements, and as otherwise supplemented, amended or modified from time to time, the “Agreement”), which covers, among other matters, the sale by the Seller and the purchase by the Buyer of certain Aircraft, under the terms and conditions set forth in said Agreement. The Buyer and the Seller have agreed to set forth in this Letter Agreement No. 2 (this “Letter Agreement”) certain additional terms and conditions regarding the sale or lease of the Aircraft. Capitalized terms used herein and not otherwise defined in this Letter Agreement will have the meanings assigned thereto in the Agreement. The terms “herein,” “hereof” and “hereunder” and words of similar import refer to this Letter Agreement.

Both parties agree that this Letter Agreement will constitute an integral, nonseverable part of said Agreement, that the provisions of said Agreement are hereby incorporated herein by reference, and that this Letter Agreement will be governed by the provisions of said Agreement, except that if the Agreement and this Letter Agreement have specific provisions which are inconsistent, the specific provisions contained in this Letter Agreement will govern.

1	A319 AIRCRAFT

1.1	In respect of each A319 Aircraft that is sold by the Seller and purchased by the Buyer, the Seller will provide to the Buyer the following credits (collectively, the “A319 Aircraft Credit Memoranda”):

(i)	[*CTR*]

(ii)	[*CTR*]

(iii)	[*CTR*]

(iv)	[*CTR*]

1.2	The A319 Aircraft Memoranda are quoted at delivery conditions prevailing in [*CTR*] and will be adjusted in accordance with the Seller Price Revision Formula [*CTR*] in accordance with Paragraph 7 of this Letter Agreement.

1.3	The A319 Credit Memoranda will be [*CTR*] each A319 Aircraft that is sold by the Seller and purchased by the Buyer. The A319 Credit Memoranda will [*CTR*]. Unless the Buyer gives the Seller notice to the contrary at least [*CTR*] of an A319 Aircraft, the A319 Credit Memoranda will be [*CTR*].

CT1001520_LA2_AAL_A320Family_EXECUTION	LA2 - 1 of 8

2	A320 AIRCRAFT

2.1	In respect of each A320 Aircraft that is sold by the Seller and purchased by the Buyer, the Seller will provide to the Buyer the following credits (collectively, the “A320 Aircraft Credit Memoranda”):

(i)	[*CTR*]

(ii)	[*CTR*]

(iii)	[*CTR*]

(iv)	[*CTR*]

2.2	The A320 Aircraft Memoranda are quoted at delivery conditions prevailing in [*CTR*] and will be adjusted in accordance with the Seller Price Revision Formula [*CTR*] in accordance with Paragraph 7 of this Letter Agreement.

2.3	The A320 Credit Memoranda will be [*CTR*] each A320 Aircraft that is sold by the Seller and purchased by the Buyer. The A320 Credit Memoranda will [*CTR*]. Unless the Buyer gives the Seller notice to the contrary [*CTR*] of an A320 Aircraft, the A320 Credit Memoranda will be [*CTR*].

3	A321 AIRCRAFT

3.1	In respect of each A321 Aircraft that is sold by the Seller and purchased by the Buyer, the Seller will provide to the Buyer the following credits (collectively, the “A321 Aircraft Credit Memoranda”):

(i)	[*CTR*]

(ii)	[*CTR*]

(iii)	[*CTR*]

(iv)	[*CTR*]

3.2	The A321 Aircraft Memoranda are quoted at delivery conditions prevailing in [*CTR*] and will be adjusted in accordance with the Seller Price Revision Formula [*CTR*] in accordance with Paragraph 7 of this Letter Agreement.

3.3	The A321 Credit Memoranda will be [*CTR*] each A321 Aircraft that is sold by the Seller and purchased by the Buyer. The A321 Credit Memoranda will [*CTR*]. Unless the Buyer gives the Seller notice to the contrary [*CTR*] of an A321 Aircraft, the A321 Credit Memoranda will be [*CTR*].

CT1001520_LA2_AAL_A320Family_EXECUTION	LA2 - 2 of 8

4	A319 NEO AIRCRAFT

4.1	In respect of each A319 NEO Aircraft, the Seller will provide to the Buyer the following credits (collectively, the “A319 NEO Aircraft Credit Memoranda”):

(i)	[*CTR*]

(ii)	[*CTR*]

(iii)	[*CTR*]

(iv)	[*CTR*]

(v)	[*CTR*]

4.2	The A319 NEO Aircraft Memoranda are quoted at delivery conditions prevailing in [*CTR*] and will be adjusted in accordance with the Seller Price Revision Formula [*CTR*] in accordance with Paragraph 7 of this Letter Agreement.

4.3	The A319 NEO Credit Memoranda will be [*CTR*] each A319 NEO Aircraft. The A319 NEO Credit Memoranda will [*CTR*]. Unless the Buyer gives the Seller notice to the contrary [*CTR*] of an A319 NEO Aircraft, the A319 NEO Credit Memoranda will be [*CTR*].

5	A320 NEO AIRCRAFT

5.1	In respect of each A320 NEO Aircraft, the Seller will provide to the Buyer the following credits (collectively, the “A320 NEO Aircraft Credit Memoranda”):

(i)	[*CTR*]

(ii)	[*CTR*]

(iii)	[*CTR*]

(iv)	[*CTR*]

(v)	[*CTR*]

5.2	The A320 NEO Aircraft Memoranda are quoted at delivery conditions prevailing in [*CTR*] and will be adjusted in accordance with the Seller Price Revision Formula [*CTR*] in accordance with Paragraph 7 of this Letter Agreement.

5.3	The A320 NEO Credit Memoranda will be [*CTR*] each A320 NEO Aircraft. The A320 NEO Credit Memoranda will [*CTR*]. Unless the Buyer gives the Seller notice to the contrary [*CTR*] of an A320 NEO Aircraft, the A320 NEO Credit Memoranda will be [*CTR*].

6	A321 NEO AIRCRAFT

6.1	In respect of each A321 NEO Aircraft, the Seller will provide to the Buyer the following credits (collectively, the “A321 NEO Aircraft Credit Memoranda”):

(i)	[*CTR*]

CT1001520_LA2_AAL_A320Family_EXECUTION	LA2 - 3 of 8

(ii)	[*CTR*]

(iii)	[*CTR*]

(iv)	[*CTR*]

(v)	[*CTR*]

6.2	The A321 NEO Aircraft Memoranda are quoted at delivery conditions prevailing in [*CTR*] and will be adjusted in accordance with the Seller Price Revision Formula [*CTR*] in accordance with Paragraph 7 of this Letter Agreement.

6.3	The A321 NEO Credit Memoranda will be [*CTR*] each A321 NEO Aircraft. The A321 NEO Credit Memoranda will [*CTR*]. Unless the Buyer gives the Seller notice to the contrary [*CTR*] of an A321 NEO Aircraft, the A321 NEO Credit Memoranda will be [*CTR*].

7	ESCALATION PROTECTION

7.1	Seller Price Revision Formula 2011

7.1.1	Paragraph 4 of Exhibit C-1 to the Agreement is deleted and replaced with the following quoted text:

QUOTE

4.	Revision Formula

[*CTR*]

UNQUOTE

7.1.2	Substitution of Indexes for Seller Price Revision Formula 2011

Paragraph 1.5.2 of Exhibit C-1 to the Agreement is deleted and replaced with the following quoted text:

QUOTE

If:

(i)	the United States Department of Labor substantially revises the methodology of calculation of the Labor Index or the Material Index as used in this Seller Price Revision Formula [*CTR*], or

(ii)	the United States Department of Labor discontinues, either temporarily or permanently, such Labor Index or such Material Index, or

(iii)	the data samples used to calculate such Labor Index or such Material Index are substantially changed;

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the Seller will select a substitute index for inclusion in this Seller Price Revision Formula [*CTR*] (the “Substitute Index”), provided that (a) if the United States Department of Labor recommends a substitute index, the Substitute Index will be the index recommended by the United States Department of Labor, or (b) if no such recommendation is made, the Substitute Index will reflect the next higher-level series index.

As a result of the selection of the Substitute Index, the Seller will make an appropriate adjustment to this Seller Price Revision Formula [*CTR*] to combine the successive utilization of the original Labor Index or Material Index (as the case may be) and of the Substitute Index.

UNQUOTE

7.1.3	Paragraph 5.4 of Exhibit C-1 to the Agreement is deleted and replaced with the following quoted text:

QUOTE

5.4	Limitation

Should the sum of [*CTR*]

UNQUOTE

7.2	Seller Price Revision Formula 2010

7.2.1	Paragraph 4 of Exhibit C-2 to the Agreement is deleted and replaced with the following quoted text:

QUOTE

4.	Revision Formula

[*CTR*]

UNQUOTE

7.2.2	Substitution of Indexes for Seller Price Revision Formula 2010

Paragraph 1.5.2 of Exhibit C-2 to the Agreement is deleted and replaced with the following quoted text:

QUOTE

If:

(i)	the United States Department of Labor substantially revises the methodology of calculation of the Labor Index or the Material Index as used in this Seller Price Revision Formula [*CTR*], or

(ii)	the United States Department of Labor discontinues, either temporarily or permanently, such Labor Index or such Material Index, or

CT1001520_LA1_AAL_A320Family_EXECUTION	LA2 - 5 of 8

(iii)	the data samples used to calculate such Labor Index or such Material Index are substantially changed;

the Seller will select a substitute index for inclusion in this Seller Price Revision Formula [*CTR*] (the “Substitute Index”), provided that (a) if the United States Department of Labor recommends a substitute index, the Substitute Index will be the index recommended by the United States Department of Labor or, (b) if no such recommendation is made, the Substitute Index will reflect the next higher-level series index.

As a result of the selection of the Substitute Index, Seller will make an appropriate adjustment to this Seller Price Revision Formula [*CTR*] to combine the successive utilization of the original Labor Index or Material Index (as the case may be) and of the Substitute Index.

UNQUOTE

7.2.3	Paragraph 5.4 of Exhibit C-2 to the Agreement is deleted and replaced with the following quoted text:

QUOTE

5.4	Limitation

Should the sum of [*CTR*]

UNQUOTE

7.3	[*CTR*]

7.3.1	For each Aircraft that is sold by the Seller and purchased by the Buyer and delivered to the Buyer on or before [*CTR*]

(i)	[*CTR*]

(ii)	[*CTR*]

(iii)	[*CTR*]

(iv)	[*CTR*]

7.3.2	For each Aircraft that is sold by the Seller and purchased by the Buyer and delivered to the Buyer [*CTR*]

(i)	[*CTR*]

(a)	[*CTR*]

(b)	[*CTR*]

(c)	[*CTR*]

CT1001520_LA1_AAL_A320Family_EXECUTION	LA2 - 6 of 8

(d)	[*CTR*]

(ii)	[*CTR*]

(a)	[*CTR*]

(c)	[*CTR*]

(d)	[*CTR*]

7.3.3	[*CTR*]

7.3.4	For the avoidance of doubt, all references in the Agreement to Clause 4.1 or any Seller Price Revision Formula will be deemed to be modified by this Paragraph 7.3 of this Letter Agreement.

8	ASSIGNMENT

This Letter Agreement and the rights and obligations of the parties will be subject to the provisions of Clause 21 of the Agreement; provided, however, this Letter Agreement may not be assigned by the Buyer under either Clause 21.5 or 21.6 without the express written consent of the Seller, which the Seller may withhold in its sole discretion.

9	CONFIDENTIALITY

This Letter Agreement is subject to the terms and conditions of Clause 22.11 of the Agreement.

10	COUNTERPARTS

This Letter Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

CT1001520_LA1_AAL_A320Family_EXECUTION	LA2 - 7 of 8

If the foregoing correctly sets forth your understanding, please execute the original and one (1) copy hereof in the space provided below and return a copy to the Seller.

Very truly yours,

AIRBUS S.A.S.

By:   /s/ John J. Leahy

Its:    Chief Operating Officer Customers

Accepted and Agreed

AMERICAN AIRLINES, INC.

By:   /s/ Thomas W. Horton

Its:    President

CT1001520_LA1_AAL_A320Family_EXECUTION	LA2 - 8 of 8

LETTER AGREEMENT NO. 3

As of July 20, 2011

American Airlines, Inc.

4333 Amon Carter Boulevard

Fort Worth, Texas 76155

Re: PAYMENT TERMS

Dear Ladies and Gentlemen,

American Airlines, Inc. (the “Buyer”) and Airbus S.A.S. (the “Seller”) have entered into an Airbus A320 Family Aircraft Purchase Agreement dated as of even date herewith (as supplemented and amended by the other letter agreements, and as otherwise supplemented, amended or modified from time to time, the “Agreement”), which covers, among other matters, the sale by the Seller and the purchase or lease by the Buyer of certain Aircraft, under the terms and conditions set forth in said Agreement. The Buyer and the Seller have agreed to set forth in this Letter Agreement No. 3 (this “Letter Agreement”) certain additional terms and conditions regarding the sale or lease of the Aircraft. Capitalized terms used herein and not otherwise defined in this Letter Agreement will have the meanings assigned thereto in the Agreement. The terms “herein,” “hereof” and “hereunder” and words of similar import refer to this Letter Agreement.

Both parties agree that this Letter Agreement will constitute an integral, nonseverable part of said Agreement, that the provisions of said Agreement are hereby incorporated herein by reference, and that this Letter Agreement will be governed by the provisions of said Agreement, except that if the Agreement and this Letter Agreement have specific provisions which are inconsistent, the specific provisions contained in this Letter Agreement will govern.

1	DEFINITIONS

Clause 0 of the Agreement is amended to delete in its entirety the defined term “Predelivery Payment Reference Price.”

2	COMMITMENT FEE

Clause 5.2 of the Agreement is deleted in its entirety and replaced with the following quoted text:

QUOTE

The Seller acknowledges receipt from the Buyer of payment in the amount of US$ [*CTR*] (US dollars – [*CTR*], which represents US$ [*CTR*] (US dollars – [*CTR*]

UNQUOTE

3	PREDELIVERY PAYMENTS

3.1	Clauses 5.3.1, 5.3.2, 5.3.3 and 5.3.4 of the Agreement are deleted in their entirety and replaced with the following quoted text:

QUOTE

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5.3.1	Except as expressly set forth in the Agreement, Predelivery Payments are [*CTR*] and will be paid by the Buyer to the Seller for the Aircraft.

5.3.2	INTENTIONALLY LEFT BLANK

5.3.3	The Buyer has paid or will pay Predelivery Payments to the Seller in the fixed amount of US$ [*CTR*] (US dollars – [*CTR*]) per Aircraft in accordance with the following schedule (the “Predelivery Payments”):

Payment Date	Fixed Amounts per Aircraft
[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]

In the event of the above schedule resulting in any Predelivery Payment falling due prior to the date of execution and delivery of the Agreement, such Predelivery Payment will be made upon execution and delivery of the Agreement.

5.3.4	The Seller will be entitled to hold and use any Predelivery Payment as absolute owner thereof, subject only to the obligation (such obligation itself subject to the provisions of Clause 5.6) to deduct an amount equal to Predelivery Payments from the Final Price of the Purchase Aircraft (but not any Leased Aircraft), when calculating the Balance of the Final Price of such Aircraft. The Seller will be under no obligation to segregate any Predelivery Payment, or any amount equal thereto, from the Seller’s funds generally.

UNQUOTE

3.2	Clause 5.3.5 is deleted in its entirety and replaced with the following quoted text:

QUOTE

5.3.5	Leased Aircraft Matters

The Buyer will pay Predelivery Payments to the Seller for all Leased Aircraft in accordance with the schedule set forth in Clause 5.3.3, [*CTR*].

Notwithstanding anything to the contrary set forth herein, [*CTR*].

UNQUOTE

CT1001520_LA3_AAL_A320Family_EXECUTION	LA3 - 2 of 4

4	ASSIGNMENT

This Letter Agreement and the rights and obligations of the parties will be subject to the provisions of Clause 21 of the Agreement; provided, however, this Letter Agreement may not be assigned by the Buyer under either Clause 21.5 or 21.6 without the express written consent of the Seller, which the Seller may withhold in its sole discretion.

5	CONFIDENTIALITY

This Letter Agreement is subject to the terms and conditions of Clause 22.11 of the Agreement.

6	COUNTERPARTS

This Letter Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

CT1001520_LA3_AAL_A320Family_EXECUTION	LA3 - 3 of 4

If the foregoing correctly sets forth your understanding, please execute the original and one (1) copy hereof in the space provided below and return a copy to the Seller.

Very truly yours,

AIRBUS S.A.S.

By:	/s/ John J. Leahy
Its:	Chief Operating Officer Customers

Accepted and Agreed

AMERICAN AIRLINES, INC.

By:	/s/ Thomas W. Horton
Its:	President

CT1001520_LA3_AAL_A320Family_EXECUTION	LA3 - 4 of 4

LETTER AGREEMENT NO. 4

As of July 20, 2011

American Airlines, Inc.

4333 Amon Carter Boulevard

Fort Worth, Texas 76155

Re: OPTION AIRCRAFT

Dear Ladies and Gentlemen,

American Airlines, Inc. (the “Buyer”) and Airbus S.A.S. (the “Seller”) have entered into an A320 Family Aircraft Purchase Agreement of even date herewith (as supplemented and amended by the other letter agreements, and as otherwise supplemented, amended or modified from time to time, the “Agreement”) which covers, among other matters, the sale by the Seller and the purchase or lease by the Buyer of certain Aircraft, under the terms and conditions set forth in said Agreement. The Buyer and the Seller have agreed to set forth in this Letter Agreement No. 4 (this “Letter Agreement”) certain additional terms and conditions regarding the sale and lease of the Aircraft. Capitalized terms used herein and not otherwise defined in this Letter Agreement have the meanings assigned thereto in the Agreement. The terms “herein,” “hereof” and “hereunder” and words of similar import refer to this Letter Agreement.

Both parties agree that this Letter Agreement will constitute an integral, nonseverable part of said Agreement, that the provisions of said Agreement are hereby incorporated herein by reference, and that this Letter Agreement will be governed by the provisions of said Agreement, except that if the Agreement and this Letter Agreement have specific provisions which are inconsistent, the specific provisions contained in this Letter Agreement will govern.

1	DEFINITIONS

Clause 0 of the Agreement is amended to either modify or add the following defined terms between the words “QUOTE” and “UNQUOTE”:

QUOTE

Additional Options – as defined in Paragraph 2.2.1 of Letter Agreement No. 4 hereto.

Additional Option Aircraft – all of the [*CTR*] Aircraft set forth in Schedule IB hereto that the Buyer has the option to purchase from the Seller subject to the terms and conditions hereof.

[*CTR*]

Additional Option Exercise Notice – as defined in Paragraph 2.2.3 of Letter Agreement No. 4 hereto.

Additional Option Exercise Notice Date – as defined in Paragraph 2.2.3 of Letter Agreement No. 4 hereto.

[*CTR*]

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Additional [*CTR*] Option Aircraft – all of the [*CTR*] Aircraft set forth in Schedule IIB hereto that the Buyer has the option to purchase from the Seller subject to the terms and conditions hereof.

[*CTR*]

[*CTR*]

[*CTR*]

[*CTR*] Option Aircraft – any or all of the [*CTR*] Aircraft set forth in Schedule III that the Buyer has the option to purchase from the Seller subject to the terms and conditions hereof.

[*CTR*]

[*CTR*]

[*CTR*]

[*CTR*]

Option – as defined in Paragraph 2.1.1 of Letter Agreement No. 4 hereto.

Option Aircraft – any or all of the [*CTR*] Aircraft set forth in Schedule IA that the Buyer has the option to purchase from the Seller subject to the terms and conditions hereof.

[*CTR*]

[*CTR*]

[*CTR*]

Predelivery Payment – any of the payments determined in accordance with Clause 5.3, Paragraphs 2.1.4.2, 2.2.4.2, 2.3.4.2, 2.4.4.2, 2.5.4.2 and 3.3.2 of Letter Agreement No. 4 hereto.

Purchase Right – as defined in Paragraph 3.1 of Letter Agreement No. 4 hereto.

Purchase Right Aircraft – any or all of the [*CTR*] Aircraft that the Buyer has the right to purchase from the Seller subject to the terms and conditions hereof.

[*CTR*]

Scheduled Delivery Month – as defined in Clause 9.1 or as otherwise provided in this Agreement.

Scheduled Delivery Quarter – as defined in Clause 9.1 or as otherwise provided in this Agreement.

[*CTR*] Option Aircraft – any or all of the [*CTR*] Aircraft set forth in Schedule IIA that the Buyer has the option to purchase from the Seller subject to the terms and conditions hereof.

[*CTR*]

CT1001520_LA4_AAL_A320Family_EXECUTION	LA4 - 2 of 20

[*CTR*]

[*CTR*]

[*CTR*]

UNQUOTE

2	OPTION AIRCRAFT

2.1	[*CTR*] Option Aircraft

2.1.1	Option to Firmly Order

The Seller hereby grants the Buyer the option (the “Option”) to purchase the Option Aircraft subject to the terms and conditions set forth in this Paragraph 2.1.

2.1.2	Delivery

The Seller will have the Option Aircraft Ready for Delivery at the Delivery Location within the Scheduled Delivery Quarters set forth in Schedule IA hereto.

2.1.3	Option Exercise

If the Buyer wishes to exercise any Option, it will do so as follows:

(i)	The Buyer may deliver one [*CTR*]. The Buyer may exercise the Option with respect [*CTR*]. The Buyer’s Option in respect of any Option Aircraft not included [*CTR*].

(ii)	The Buyer will notify the Seller of its desire to [*CTR*] Option Aircraft that are identified in Schedule IA [*CTR*] no later than the date set forth in Schedule IA [*CTR*].

(iii)	In the event the Buyer delivers [*CTR*], provided that each such Scheduled Delivery Month will fall within the Scheduled Delivery Quarter for the corresponding Option Aircraft set forth in Schedule IA, [*CTR*].

(iv)	The making of the Predelivery Payment upon exercise of the Option will cause [*CTR*].

2.1.4	[*CTR*] and Predelivery Payments

2.1.4.1	[*CTR*]

2.1.4.2	Predelivery Payments

Predelivery Payments for each Option Aircraft will be paid according to the following schedule:

[CONTINUED ON NEXT PAGE]

CT1001520_LA4_AAL_A320Family_EXECUTION	LA4 - 3 of 20

Payment Number	Payment Date	[*CTR*] Amount per Option Aircraft

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

TOTAL PAYMENT PRIOR TO DELIVERY		[*CTR*]

Except as set forth herein, Clause 5.3 of the Agreement will apply to [*CTR*].

2.1.5	Option Lapse

If the Buyer does not exercise an Option pursuant to Paragraph 2.1.3 above (by notice and payment as provided therein), the Buyer’s option to purchase such Option Aircraft will expire, and the Seller will have no further obligation under the Agreement with respect to such Option Aircraft, [*CTR*].

2.2	Additional [*CTR*] Option Aircraft

2.2.1	Option to Firmly Order Additional Option Aircraft

The Seller hereby grants the Buyer the option (the “Additional Options”) to purchase the Additional Option Aircraft subject to the terms and conditions set forth in this Paragraph 2.2.1.

2.2.2	Delivery

The Seller will have the Additional Option Aircraft Ready for Delivery at the Delivery Location within the Scheduled Delivery Quarters set forth in Schedule IB hereto.

2.2.3	Additional Options Exercise

If the Buyer wishes to exercise any of the Additional Options, it will do so as follows:

(i)	The Buyer will (a) notify the Seller of its desire to firmly order one or more of the Additional Option Aircraft by sending written notice (the “Additional Option Exercise Notice”) to the Seller [*CTR*] (the “Additional Option Exercise Notice Date”) and (b) make the Predelivery Payment due at the exercise of such Additional Options in accordance with Paragraph 2.2.4.2 below. [*CTR*].

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(ii)	The making of the Predelivery Payment upon exercise of such Additional Options will cause [*CTR*].

2.2.4	Additional [*CTR*] Predelivery Payments

2.2.4.1	Additional [*CTR*]

[*CTR*]

2.2.4.2	Predelivery Payments

Predelivery Payments for each Additional Option Aircraft will be paid according to the following schedule:

[CONTINUED ON NEXT PAGE]

CT1001520_LA4_AAL_A320Family_EXECUTION	LA4 - 5 of 20

Payment Number	Payment Date	Fixed Amount per Option Aircraft

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

TOTAL PAYMENT PRIOR TO DELIVERY		[*CTR*]

Except as set forth herein, Clause 5.3 of the Agreement will apply to [*CTR*].

2.2.5	Additional Option Lapse

If the Buyer does not exercise the Additional Options pursuant to Paragraph 2.2.3 above (by notice and payment as provided therein), the Buyer’s option to purchase the Additional Option Aircraft will expire, and the Seller will have no further obligation under the Agreement with respect to the Additional Option Aircraft; [*CTR*].

2.3	[*CTR*] Option Aircraft

2.3.1	Option to Firmly Order

The Seller hereby grants the Buyer the option (the [*CTR*]) to purchase the [*CTR*] Option Aircraft subject to the terms and conditions set forth in this Paragraph 2.3.

2.3.2	Delivery

The Seller will have the [*CTR*] Option Aircraft Ready for Delivery at the Delivery Location within the Scheduled Delivery Quarters set forth in Schedule IIA hereto.

2.3.3	[*CTR*] Option Exercise

If the Buyer wishes to exercise any [*CTR*], it will do so as follows:

(i)	The Buyer may deliver one [*CTR*] Option Aircraft set forth in Schedule IIA. [*CTR*].

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(ii)	The Buyer will notify the Seller of its desire to [*CTR*] Option Aircraft that are identified in Schedule IIA [*CTR*].

(iii)	In the event the Buyer delivers [*CTR*], provided that each such Scheduled Delivery Month will fall within the Scheduled Delivery Quarter for the corresponding [*CTR*] Option Aircraft set forth in Schedule IIA, [*CTR*].

(iv)	The making of the Predelivery Payment upon exercise [*CTR*].

2.3.4	[*CTR*] and Predelivery Payments

2.3.4.1	[*CTR*]

[*CTR*].

2.3.4.2	Predelivery Payments

Predelivery Payments for each [*CTR*] Option Aircraft will be paid according to the following schedule:

Payment Number	Payment Date	Fixed Amount per [*CTR*] Option Aircraft

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

TOTAL PAYMENT PRIOR TO DELIVERY		[*CTR*]

Except as set forth herein, Clause 5.3 of the Agreement will apply to [*CTR*].

2.3.5	Option Lapse

If the Buyer does not exercise a [*CTR*] Option pursuant to Paragraph 2.3.3 above (by notice and payment as provided therein), the Buyer’s option to purchase such [*CTR*] Option Aircraft will expire, and the Seller will have no further obligation under the Agreement with respect to such [*CTR*] Option Aircraft, [*CTR*].

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2.4	Additional [*CTR*] Option Aircraft

2.4.1	Option to Firmly Order Additional [*CTR*] Option Aircraft

The Seller hereby grants the Buyer the option (the “Additional [*CTR*] Option”) to purchase the Additional [*CTR*] Option Aircraft subject to the terms and conditions set forth in this Paragraph 2.4.

2.4.2	Delivery

The Seller will have the Additional [*CTR*] Option Aircraft Ready for Delivery at the Delivery Location within the Scheduled Delivery Quarters set forth in Schedule IIB hereto.

2.4.3	Additional [*CTR*] Option Exercise

If the Buyer wishes to exercise the Additional Short Leadtime Option, it will do so as follows:

(i)	The Buyer will (a) notify the Seller of its desire to firmly order one or more of the Additional [*CTR*] Option Aircraft by sending written notice (the [*CTR*]) to the Seller no later than [*CTR*] and (b) make the Predelivery Payment due at the exercise of such Additional [*CTR*] Option in accordance with Paragraph 2.4.4.2 below. [*CTR*].

(ii)	The making of the Predelivery Payment upon exercise of such Additional [*CTR*].

2.4.4	Additional [*CTR*] and Predelivery Payments

2.4.4.1	Additional [*CTR*]

[*CTR*]

2.4.4.2	Predelivery Payments

Predelivery Payments for each Additional [*CTR*] Option Aircraft will be paid according to the following schedule:

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Payment Number	Payment Date	Fixed Amount per Option Aircraft

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

TOTAL PAYMENT PRIOR TO DELIVERY		[*CTR*]

Except as set forth herein, Clause 5.3 of the Agreement will apply to [*CTR*].

2.4.5	Additional [*CTR*] Option Lapse

If the Buyer does not exercise the Additional [*CTR*] Option pursuant to Paragraph 2.4.3 above (by notice and payment as provided therein), the Buyer’s option to purchase the Additional [*CTR*] Option Aircraft will expire, and the Seller will have no further obligation under the Agreement with respect to the Additional [*CTR*] Option Aircraft.

2.5	[*CTR*] Option Aircraft

2.5.1	Option to Firmly Order

The Seller hereby grants the Buyer the option (the [*CTR*]) to purchase the [*CTR*] Option Aircraft subject to the terms and conditions set forth in this Paragraph 2.5.

2.5.2	Delivery

The Seller will have the [*CTR*] Option Aircraft Ready for Delivery at the Delivery Location within the Scheduled Delivery Quarters set forth in Schedule III hereto.

2.5.3	[*CTR*] Option Exercise

If the Buyer wishes to exercise any [*CTR*] Option, it will do so as follows:

(i)	The Buyer may deliver one [*CTR*] Option Aircraft set forth in Schedule III. [*CTR*].

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(ii)	The Buyer will notify the Seller of its desire to [*CTR*] Option Aircraft that are identified in Schedule III [*CTR*].

(iii)	In the event the Buyer delivers [*CTR*], provided that each such Scheduled Delivery Month will fall within the Scheduled Delivery Quarter for the corresponding [*CTR*] Option Aircraft set forth in Schedule III, [*CTR*].

(iv)	The making of the Predelivery Payment upon exercise [*CTR*].

2.5.4	[*CTR*] and Predelivery Payments

2.5.4.1	[*CTR*]

[*CTR*]

2.5.4.2	Predelivery Payments

Predelivery Payments for each [*CTR*] Option Aircraft will be paid according to the following schedule:

Payment Number	Payment Date	Fixed Amount per [*CTR*] Option Aircraft

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

TOTAL PAYMENT PRIOR TO DELIVERY		[*CTR*]

Except as set forth herein, Clause 5.3 of the Agreement will apply to [*CTR*].

2.5.5	Option Lapse

If the Buyer does not exercise a [*CTR*] Option pursuant to Paragraph 2.5.3 above (by notice and payment as provided therein), the Buyer’s option to purchase such [*CTR*] Option Aircraft will expire, and the Seller will have no further obligation under the Agreement with respect to such [*CTR*] Option Aircraft, [*CTR*].

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3	PURCHASE RIGHT AIRCRAFT

3.1	The Seller hereby grants the Buyer the right (the “Purchase Right”) to purchase the Purchase Right Aircraft subject to the terms and conditions set forth in this Paragraph 3.

3.2	Purchase Right Exercise

The Buyer will exercise its Purchase Right as follows:

(i)	The Buyer will notify the Seller of its desire to purchase each Purchase Right Aircraft by sending a written notice to the Seller. Such written notice will include, for each Purchase Right Aircraft, [*CTR*].

(ii)	Subject to the Seller’s commercial and industrial constraints existing on the date on which such notice is received by the Seller, the Seller will either (x) propose to the Buyer delivery months (or delivery Quarters, if the notice from the Buyer is given more than [*CTR*] before the requested delivery date or such notice contains Quarters) and years that are as close as possible to those requested by the Buyer or (y) notify the Buyer that it does not have aircraft available in the period applicable to Purchase Right Aircraft. Such proposal or notice will be given to the Buyer by the Seller in writing no later than [*CTR*] after receipt by it of the Buyer’s notice.

(iii)	The Buyer will have [*CTR*] from the date of the Seller’s written proposal to accept any or all of the proposed delivery dates by executing and delivering such proposal and making all Predelivery Payment(s) in accordance with Paragraph 3.3.2 below that are due with respect to the aircraft whose proposed delivery dates have been accepted by the Buyer. Upon such execution, delivery and payment, (x) the Buyer’s order for each such Purchase Right Aircraft will be firm and irrevocable, (y) the delivery month or delivery Quarter, as the case may be, and year specified in the Seller’s notice will become the Scheduled Delivery Quarter or Scheduled Delivery Month therefor [*CTR*].

3.3	Purchase Right Aircraft [*CTR*] and Predelivery Payments

3.3.1	[*CTR*]

3.3.2	Predelivery Payments for each Purchase Right Aircraft will be paid according to the following schedule:

[CONTINUED ON NEXT PAGE]

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Payment Number	Payment Date	Fixed Amount per Purchase Right Aircraft

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

TOTAL PAYMENT PRIOR TO DELIVERY		[*CTR*]

Except as set forth herein, Clause 5.3 of the Agreement will apply to [*CTR*].

3.3.3	If, with respect to any Purchase Right, the Seller proposes a delivery date that is not acceptable to the Buyer, the Purchase Right will be deemed to have expired, and the Seller will have no further obligation under the Agreement with respect to such Purchase Right, [*CTR*].

4	GENERAL PROVISIONS APPLICABLE TO THIS LETTER AGREEMENT

4.1	The Base Price of the Propulsion System for any Option Aircraft, Additional Option Aircraft, [*CTR*] Option Aircraft, Additional [*CTR*] Option Aircraft, [*CTR*] Option Aircraft and Purchase Right Aircraft that is firmly ordered hereunder [*CTR*].

4.2	Notwithstanding any provision of the Agreement or this Letter Agreement, [*CTR*].

5	ASSIGNMENT

This Letter Agreement and the rights and obligations of the parties will be subject to the provisions of Clause 21 of the Agreement; provided, however, this Letter Agreement may not be assigned by the Buyer under either Clause 21.5 or 21.6 without the express written consent of the Seller, which the Seller may withhold in its sole discretion.

6	CONFIDENTIALITY

This Letter Agreement is subject to the terms and conditions of Clause 22.11 of the Agreement.

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7	COUNTERPARTS

This Letter Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument.

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If the foregoing correctly sets forth your understanding, please execute the original and one (1) copy hereof in the space provided below and return a copy to the Seller.

Very truly yours, AIRBUS S.A.S.

By:	/s/ John J. Leahy
Its:	Chief Operating Officer Customers

Accepted and Agreed AMERICAN AIRLINES, INC.

By:	/s/ Thomas W. Horton
Its:	President

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SCHEDULE IA

OPTION AIRCRAFT DELIVERY SCHEDULE

Batch consisting of Option Aircraft bearing option rank	Scheduled Delivery Quarter/Year	Option Exercise Notice Date
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]

CT1001520_LA4_AAL_A320Family_EXECUTION	LA4 - 15 of 20

SCHEDULE IB

ADDITIONAL OPTION AIRCRAFT DELIVERY SCHEDULE

Additional Option Aircraft bearing option rank	Scheduled Delivery Quarter/Year
[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]

CT1001520_LA4_AAL_A320Family_EXECUTION	LA4 - 16 of 20

SCHEDULE IIA

[*CTR*] OPTION AIRCRAFT DELIVERY SCHEDULE

Batch consisting of [*CTR*] Option Aircraft bearing rank	Scheduled Delivery Quarter	[*CTR*] Option Exercise Notice Date
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]

CT1001520_LA4_AAL_A320Family_EXECUTION	LA4 - 17 of 20

Batch consisting of [*CTR*] Option Aircraft bearing rank	Scheduled Delivery Quarter	[*CTR*] Option Exercise Notice Date
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]	[*CTR*]

CT1001520_LA4_AAL_A320Family_EXECUTION	LA4 - 18 of 20

SCHEDULE IIB

ADDITIONAL [*CTR*] OPTION AIRCRAFT DELIVERY SCHEDULE

Additional [*CTR*] Option Aircraft bearing option rank	Scheduled Delivery Quarter/Year

[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]

CT1001520_LA4_AAL_A320Family_EXECUTION	LA4 - 19 of 20

SCHEDULE III

[*CTR*] OPTION AIRCRAFT DELIVERY SCHEDULE

Batch consisting of [*CTR*] Option Aircraft bearing rank	Scheduled Delivery Quarter	[*CTR*] Option Exercise Notice Date

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

[*CTR*]	[*CTR*]	[*CTR*]

CT1001520_LA4_AAL_A320Family_EXECUTION	LA4 - 20 of 20

LETTER AGREEMENT NO. 5

As of July 20, 2011

American Airlines, Inc.

4333 Amon Carter Boulevard

Fort Worth, Texas 76155

Re: FLEXIBILITY

Dear Ladies and Gentlemen,

American Airlines, Inc. (the “Buyer”) and Airbus S.A.S. (the “Seller”) have entered into an A320 Family Purchase Agreement of even date herewith (as supplemented and amended by the other letter agreements, and as otherwise supplemented, amended or modified from time to time, the “Agreement”) which covers, among other matters, the sale by the Seller and the purchase or lease by the Buyer of certain Aircraft, under the terms and conditions set forth in said Agreement. The Buyer and the Seller have agreed to set forth in this Letter Agreement No. 5 (this “Letter Agreement”) certain additional terms and conditions regarding the sale and lease of the Aircraft. Capitalized terms used herein and not otherwise defined in this Letter Agreement have the meanings assigned thereto in the Agreement. The terms “herein,” “hereof” and “hereunder” and words of similar import refer to this Letter Agreement.

Both parties agree that this Letter Agreement constitutes an integral, nonseverable part of said Agreement, that the provisions of said Agreement are hereby incorporated herein by reference, and that this Letter Agreement is governed by the provisions of said Agreement, except that if the Agreement and this Letter Agreement have specific provisions which are inconsistent, the specific provisions contained in this Letter Agreement will govern.

CT1001520_LA5_AAL_A320Family_EXECUTION	LA5 - 1 of 7

1	DEFINITIONS

Clause 0 to the Agreement is amended to either modify or add the following defined terms between the words “QUOTE” and “UNQUOTE”:

QUOTE

Leased A319 Aircraft – any or all of the Leased Aircraft that are A319 Aircraft.

Purchase A319 NEO Aircraft – any or all of the Purchase Aircraft that are A319 NEO Aircraft.

UNQUOTE

2	TYPE FLEXIBILITY

2.1	Conversion Rights

2.1.1	The Seller grants the Buyer a one-time right to (A) convert A320 Family Aircraft to [*CTR*] (with respect to each such Aircraft, a “Conversion Right”) and (B) convert A320 Family NEO Aircraft to [*CTR*] (with respect to each such Aircraft, a “NEO Conversion Right”), subject to the following limitations:

(i)	The Buyer may not exercise any Conversion Right if, after giving effect to the exercise of such Conversion Right, [*CTR*].

(ii)	The Buyer may not exercise a NEO Conversion Right if, after giving effect to the exercise of such NEO Conversion Right, [*CTR*].

(iii)	The Conversion Right and NEO Conversion Right may only be exercised [*CTR*].

(iv)	The Conversion Right will not apply to [*CTR*].

(v)	The Conversion Right may not apply to one or more [*CTR*].

(vi)	The NEO Conversion Right will not apply to [*CTR*].

(vii)	In connection with the Buyer’s exercise of the Conversion Right or the NEO Conversion Right with respect to any Aircraft, [*CTR*].

2.1.2	Conversion Right Exercise

The Buyer will exercise its Conversion Right or NEO Conversion Right subject to the following terms and conditions:

(i)	The Buyer must give written notice to the Seller of its desire to exercise any Conversion Right or NEO Conversion Right no later than: [*CTR*]. Each such notice received from the Buyer will specify the type of Aircraft selected by the Buyer.

(ii)	The Seller will give written notice to the Buyer of (a) its acceptance of the Buyer’s exercise of a Conversion Right or NEO Conversion Right and (b) [*CTR*], no later than [*CTR*] after receipt of the Buyer’s notice. The Seller’s notice to the Buyer of its acceptance will constitute exercise of a Conversion Right or NEO Conversion Right and will cause such exercise to become irrevocable. [*CTR*].

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(iii)	Any Predelivery Payments held by the Seller for an Aircraft that is converted as a result of the Buyer’s exercise of a Conversion Right or NEO Conversion Right [*CTR*].

3	RESCHEDULING RIGHTS

3.1	[*CTR*]

3.1.1	The Seller grants the Buyer a [*CTR*] to [*CTR*] subject to the following limitations:

(i)	[*CTR*]

(ii)	The scheduled Delivery Quarter or Scheduled Delivery Month (as applicable) [*CTR*].

(iii)	[*CTR*] scheduled to be delivered in any calendar year.

(iv)	[*CTR*]

(v)	[*CTR*] in respect of such Aircraft.

(vi)	[*CTR*]

3.1.2	[*CTR*] Exercise

The [*CTR*] will exercise its [*CTR*] subject to the following terms and conditions:

(i)	The [*CTR*] must give written notice to the [*CTR*] of its desire to [*CTR*]. Such written notice will include [*CTR*].

(ii)	If the [*CTR*] is able to [*CTR*].

(iii)	The [*CTR*] obligation to comply [*CTR*], subject to the limitations set forth herein

(iv)	If the [*CTR*] fails to confirm its acceptance in writing as required by (ii) above, the applicable [*CTR*] will remain in effect.

(v)	Any Predelivery Payments held by the [*CTR*].

3.1.3	The [*CTR*] exercise of [*CTR*] will not have an effect on any guarantee set forth in Letter Agreement Numbers 11C, 11D, 11G, 11H, 11K or 11L to the Agreement.

3.2	[*CTR*]

The Seller grants the Buyer the right to request at any time [*CTR*], as follows:

(i)	The Buyer must give written notice to the Seller of its desire to [*CTR*].

(ii)	If the Seller is able to [*CTR*], the Seller will notify the Buyer in writing of [*CTR*] with respect to such Aircraft, the Seller will so advise the Buyer in writing, in either case no later than [*CTR*] after receipt of the Buyer’s notice. [*CTR*].

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(iii)	The availability [*CTR*].

(iv)	If the Buyer fails to confirm its acceptance in writing as required by (ii) above, the applicable [*CTR*].

(v)	The Buyer will make all Predelivery Payments that may be due under the Agreement as a result of such [*CTR*].

3.3	[*CTR*]

For each A320 Family NEO Aircraft type, the Seller has provided a mission block fuel guarantee for the routes listed in Schedule I hereto (each, a “Guaranteed Route”), as further detailed in the Letter Agreements listed in Schedule I opposite such Guaranteed Route. [*CTR*].

No earlier than [*CTR*], the Seller will provide the Buyer with the expected mission block fuel on each Guaranteed Route for the relevant type of A320 Family NEO Aircraft calculated in good faith by the Seller pursuant to its customary industrial practices (each, a “Fuel Burn Forecast”).

Each Fuel Burn Forecast will be compared to its applicable Guaranteed Route [*CTR*] Within [*CTR*] after receipt of such request from the Buyer, the Seller will notify the Buyer of [*CTR*].

The Buyer will have [*CTR*] after the Seller notifies the Buyer in writing [*CTR*]. Any Predelivery Payments held by the Seller for any A320 Family NEO Aircraft [*CTR*].

If the Buyer fails to confirm its acceptance in writing as required above, [*CTR*], will remain in effect.

3.4	[*CTR*]

The Seller has the right (the [*CTR*]) subject to the following terms and conditions:

(i)	[*CTR*]

(ii)	[*CTR*]

(iii)	The Seller will provide the Buyer with written notice [*CTR*].

4	[*CTR*] A320 NEO FAMILY AIRCRAFT

[*CTR*].

5	GENERAL PROVISIONS APPLICABLE TO THIS LETTER AGREEMENT

5.1	Nothing contained in this Letter Agreement will oblige the Seller to accept conversion to an Aircraft type or accept the rescheduling of an Aircraft that would require the Seller to either (i) increase production solely for the purpose of delivering an Aircraft to the Buyer, (ii) reactivate a discontinued assembly line or reaccelerate an assembly line that is being phased-out or significantly phased-down or (iii) procure propulsion systems that are being or have been discontinued.

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5.2	Notwithstanding any provision of the Agreement or this Letter Agreement, [*CTR*].

6	ASSIGNMENT

This Letter Agreement and the rights and obligations of the parties will be subject to the provisions of Clause 21 of the Agreement; provided, however, this Letter Agreement may not be assigned by the Buyer under either Clause 21.5 or 21.6 without the express written consent of the Seller, which the Seller may withhold in its sole discretion.

7	CONFIDENTIALITY

This Letter Agreement is subject to the terms and conditions of Clause 22.11 of the Agreement.

8	COUNTERPARTS

This Letter Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument.

CT1001520_LA5_AAL_A320Family_EXECUTION	LA5 - 5 of 7

If the foregoing correctly sets forth your understanding, please execute the original and one (1) copy hereof in the space provided below and return a copy to the Seller.

Very truly yours,

AIRBUS S.A.S.

By: /s/ John J. Leahy
Its: Chief Operating Officer Customers

Accepted and Agreed

AMERICAN AIRLINES, INC.

By: /s/ Thomas W. Horton

Its: President

CT1001520_LA5_AAL_A320Family_EXECUTION	LA5 - 6 of 7

SCHEDULE I

A320 Family NEO Aircraft Type	Guaranteed Route

A319 NEO Aircraft with PW 1124G engines	As set forth in Paragraph 3.3 of Letter Agreement No. 11C to the Agreement

A319 NEO Aircraft with LEAP-X1A24 engines	As set forth in Paragraph 3.3 of Letter Agreement No. 11D to the Agreement

A320 NEO Aircraft with PW 1127G engines	Reserved

A320 NEO Aircraft with LEAP-X1A26 engines	Reserved

A321 NEO Aircraft with PW 1133G engines	As set forth in Paragraph 3.4 of Letter Agreement No. 11K to the Agreement

A321 NEO Aircraft LEAP-X1A32	As set forth in Paragraph 3.4 of Letter Agreement No. 11L to the Agreement

CT1001520_LA5_AAL_A320Family_EXECUTION	LA5 - 7 of 7

LETTER AGREEMENT NO. 6

As of July 20, 2011

American Airlines, Inc.

4333 Amon Carter Boulevard

Fort Worth, Texas 76155

Re: [*CTR*]

Dear Ladies and Gentlemen,

American Airlines, Inc. (the “Buyer”) and Airbus S.A.S. (the “Seller”) have entered into an Airbus A320 Family Aircraft Purchase Agreement dated as of even date herewith (as supplemented and amended by the other letter agreements, and as otherwise supplemented, amended or modified from time to time, the “Agreement”), which covers, among other matters, the sale by the Seller and the purchase or lease by the Buyer of certain Aircraft under the terms and conditions set forth in said Agreement. The Buyer and the Seller have agreed to set forth in this Letter Agreement No. 6 (this “Letter Agreement”) certain additional terms and conditions regarding the sale or lease of the Aircraft. Capitalized terms used herein and not otherwise defined in this Letter Agreement will have the meanings assigned thereto in the Agreement. The terms “herein,” “hereof” and “hereunder” and words of similar import refer to this Letter Agreement.

Both parties agree that this Letter Agreement will constitute an integral, nonseverable part of said Agreement, that the provisions of said Agreement are hereby incorporated herein by reference, and that this Letter Agreement will be governed by the provisions of said Agreement, except that if the Agreement and this Letter Agreement have specific provisions which are inconsistent, the specific provisions contained in this Letter Agreement will govern.

1	[*CTR*]

1.1	Defined Terms

[*CTR*]

[*CTR*]

[*CTR*]

[*CTR*]

[*CTR*]

“Seller Party” means the Seller or any Affiliate of the Seller.

1.2	Commitment to the Buyer

During any Annual Certification Period (as hereinafter defined) [*CTR*].

CT1001520_LA6_AAL_A320Family_EXECUTION	LA6 - 1 of 4

2	EXCLUSIONS

Notwithstanding anything else in this Letter Agreement to the contrary, [*CTR*].

3	ADMINISTRATION

To the extent legally permissible, the Buyer and the Seller will in good faith cooperate (except that neither party will be required to breach any confidentiality commitments but will work in good faith in a manner consistent with and to the fullest extent permitted by such confidentiality commitments) to determine [*CTR*].

A senior officer of the Seller shall certify on an annual basis in writing to the Buyer, which certification shall be given to the Buyer no later than 90 days after the end of each calendar year during the Comparison Period, that as of the end of such calendar year [*CTR*] (each, an “Annual Certification Period”), [*CTR*].

In the event that a Seller Party [*CTR*] during any Annual Certification Period, in addition to the certification described in the immediately preceding paragraph, the Seller will provide to the Buyer, [*CTR*]

The Buyer may within [*CTR*] days of the Seller’s Certification deliver a written notice to the Seller [*CTR*] (the “Buyer Notice”).

If the Buyer delivers a Buyer Notice to the Seller, the Seller and the Buyer shall attempt in good faith to resolve the matters described in the Buyer Notice as promptly as practicable. If the Seller and the Buyer are unable to resolve the matters described in the Buyer Notice within ninety (90) days after the Buyer has given the Buyer Notice to the Seller, then the Seller and the Buyer shall jointly refer such dispute to a recognized public accounting firm that is independent from the Buyer and the Seller; provided that, if the Seller and the Buyer are unable to agree upon the identity of such firm, then the Seller shall select one recognized public accounting firm and the Buyer shall select another recognized public accounting firm, and the representatives of such recognized public accounting firms shall select a third recognized public accounting firm that is independent from the Buyer and the Seller (any such recognized public accounting firm selected pursuant to these terms being referred to herein as the “Independent Accountants”). The Seller and the Buyer shall enter into reasonable and customary arrangements for the services to be rendered by the Independent Accountants under this Letter Agreement, and the Seller and the Buyer shall each be liable for and pay one-half of the fees and other costs charged by the Independent Accountants. To the extent legally permissible and with neither the Buyer nor the Seller being required to breach any confidentiality commitment (provided that they will work in good faith in a manner consistent with and to the fullest extent permitted by such confidentiality commitments), the Independent Accountants shall make a determination as to the disputed matters on a timely basis and shall promptly notify the Seller and the Buyer in writing of their resolution. The Seller and the Buyer shall reasonably cooperate with the Independent Accountants in their efforts to determine a resolution to the disputed matters. The determination of the Independent Accountants shall be binding and final on the Seller and the Buyer, and each party shall abide by such determination and, if applicable, take action to comply with such determination as promptly as practicable.

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4	ASSIGNMENT

This Letter Agreement and the rights and obligations of the parties will be subject to the provisions of Clause 21 of the Agreement; provided, however, this Letter Agreement may not be assigned by the Buyer under either Clause 21.5 or 21.6 without the express written consent of the Seller, which the Seller may withhold in its sole discretion.

5	CONFIDENTIALITY

This Letter Agreement is subject to the terms and conditions of Clause 22.11 of the Agreement.

6	COUNTERPARTS

This Letter Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

CT1001520_LA6_AAL_A320Family_EXECUTION	LA6 - 3 of 4

If the foregoing correctly sets forth your understanding, please execute the original and one (1) copy hereof in the space provided below and return a copy to the Seller.

Very truly yours,

AIRBUS S.A.S.

By:	/s/ John J. Leahy
Its:	Chief Operating Officer Customers

Accepted and Agreed

AMERICAN AIRLINES, INC.

By:	/s/ Thomas W. Horton
Its:	President

CT1001520_LA6_AAL_A320Family_EXECUTION	LA6 - 4 of 4

LETTER AGREEMENT NO. 9

As of July 20, 2011

American Airlines, Inc.

4333 Amon Carter Boulevard

Fort Worth, Texas 76155

Re: MISCELLANEOUS

Dear Ladies and Gentlemen,

American Airlines, Inc. (the “Buyer”) and Airbus S.A.S. (the “Seller”) have entered into an Airbus A320 Family Aircraft Purchase Agreement dated as of even date herewith (as supplemented and amended by the other letter agreements, and as otherwise supplemented, amended or modified from time to time, the “Agreement”), which covers, among other matters, the sale by the Seller and the purchase or lease by the Buyer of certain Aircraft, under the terms and conditions set forth in said Agreement. The Buyer and the Seller have agreed to set forth in this Letter Agreement No. 9 (this “Letter Agreement”) certain additional terms and conditions regarding the sale or lease of the Aircraft. Capitalized terms used herein and not otherwise defined in this Letter Agreement will have the meanings assigned thereto in the Agreement. The terms “herein,” “hereof” and “hereunder” and words of similar import refer to this Letter Agreement.

Both parties agree that this Letter Agreement will constitute an integral, nonseverable part of said Agreement, that the provisions of said Agreement are hereby incorporated herein by reference, and that this Letter Agreement will be governed by the provisions of said Agreement, except that if the Agreement and this Letter Agreement have specific provisions which are inconsistent, the specific provisions contained in this Letter Agreement will govern.

1	DEFINITIONS

Clause 0 of the Agreement is amended it add the following defined term between “QUOTE” and “UNQUOTE”.

QUOTE

Leasing Documentation – as defined in Letter Agreement No. 1.

UNQUOTE

2	CERTIFICATIONS

Clause 7 of the Agreement is deleted in its entirety and is replaced with Clause 7 attached hereto as Appendix 1.

3	DELIVERY

Clause 9 of the Agreement is deleted in its entirety and is replaced with Clause 9 attached hereto as Appendix 2.

CT1001520_LA9_AAL_A320Family_EXECUTION	LA9 -1 of 12

4	EXCUSABLE DELAY

Clause 10 of the Agreement is deleted in its entirety and is replaced with Clause 10 attached hereto as Appendix 3.

5	INEXCUSABLE DELAY

Clause 11 of the Agreement is deleted in its entirety and is replaced with Clause 11 attached hereto as Appendix 4.

6	ASSIGNMENT

This Letter Agreement and the rights and obligations of the parties will be subject to the provisions of Clause 21 of the Agreement; provided, however, this Letter Agreement may not be assigned by the Buyer under either Clause 21.5 or 21.6 without the express written consent of the Seller, which the Seller may withhold in its sole discretion.

7	CONFIDENTIALITY

This Letter Agreement is subject to the terms and conditions of Clause 22.11 of the Agreement.

8	COUNTERPARTS

This Letter Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

CT1001520_LA9_AAL_A320Family_EXECUTION	LA9 - 2 of 12

If the foregoing correctly sets forth your understanding, please execute the original and one (1) copy hereof in the space provided below and return a copy to the Seller.

Very truly yours,

AIRBUS S.A.S.

By:	/s/ John J. Leahy
Its:	Chief Operating Officer Customers

Accepted and Agreed

AMERICAN AIRLINES, INC.

By:	/s/ Thomas W. Horton
Its:	President

CT1001520_LA9_AAL_A320Family_EXECUTION	LA9 - 3 of 12

APPENDIX 1 TO LETTER AGREEMENT NO. 9

7	CERTIFICATION

Except as set forth in this Clause 7, the Seller will not be required to obtain any certificate or approval with respect to any Aircraft. If the use of any certificate identified in this Agreement is discontinued during the performance of this Agreement, thereafter reference to such discontinued certificate will be deemed to be a reference to any other certificate or instrument issued by the applicable Aviation Authority which corresponds to such discontinued certificate.

7.1	Type Certification

The Aircraft have been type certificated under EASA procedures for joint certification in the transport category. The Seller will obtain or cause to be obtained an FAA type certificate (the “Type Certificate”) to allow the issuance of the Export Certificate of Airworthiness for the Aircraft. The Seller will obtain or cause to be obtained any additional certificates for the Aircraft that, under the requirements of the FAA generally applicable to aircraft manufacturers, the Seller is required to obtain to permit operation of aircraft of the same type as the Aircraft.

7.2	Export Certificate of Airworthiness

The Seller will cause each Aircraft to be delivered to the Buyer with an Export Certificate of Airworthiness without restriction or limitation and in a condition enabling the Buyer to obtain at the time of Delivery a Standard Airworthiness Certificate issued pursuant to Part 21 of the US Federal Aviation Regulations and a Certificate of Sanitary Construction issued by the U.S. Public Health Service of the Food and Drug Administration. However, subject to Clause 7.3, the Seller will have no obligation to make and will not be responsible for any costs of alterations or modifications to such Aircraft to enable such Aircraft to meet FAA or U.S. Department of Transportation requirements for specific operation on the Buyer’s routes, whether before, at or after Delivery of any Aircraft.

If the FAA requires additional or modified data before the issuance of the Export Certificate of Airworthiness, the Seller will provide such data or implement the required modification to the data, in either case, at the Seller’s cost.

7.3	Specification Changes before Aircraft Ready for Delivery

7.3.1	If, at any time before the date on which an Aircraft is Ready for Delivery, any law, rule, order, directive or regulation is enacted, promulgated, becomes effective and/or an interpretation of any law, rule, order, directive or regulation is issued by EASA (or, if not EASA, the Aviation Authority that issues the Export Certificate of Airworthiness) that becomes effective, in any case that requires any change to the Specification for the purposes of obtaining the Export Certificate of Airworthiness for such Aircraft (a “Change in Law”), [*CTR*].

7.3.2	The Seller will, as far as is practicable, take into account the information available to it concerning any proposed Change in Law in order to minimize the costs of changes or modifications to the Specification as a result of such Change in Law that occurs before the applicable Aircraft is Ready for Delivery.

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7.3.3	Except as is provided in Clause 7.3.4 and 7.4, the cost of implementing the changes referred to in Clause 7.3.1 will be [*CTR*].

7.3.4	Notwithstanding the provisions of Clause 7.3.3, to the extent a Change in Law relates to an item of BFE or to the Propulsion System, [*CTR*].

7.4	Specification Changes after Aircraft Ready For Delivery

Subject to Clause 7.3.1, [*CTR*].

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APPENDIX 2 TO LETTER AGREEMENT NO. 9

9	DELIVERY

9.1	Delivery Schedule

Subject to Clauses 2, 7, 8, 10 and 18, the Seller will have the Aircraft Ready for Delivery at the Delivery Location within the months (each, a “Scheduled Delivery Month”) or Quarters (each, a “Scheduled Delivery Quarter”), as applicable, set forth on Schedule I hereto (the “Delivery Schedule”).

9.1.1	In respect of each Aircraft for which a Scheduled Delivery Quarter is set forth in Schedule I, the Seller will communicate to the Buyer the Scheduled Delivery Month no later than [*CTR*].

9.1.2	The Seller will give the Buyer (i) at least [*CTR*] will also include the starting date and the planned schedule of the Technical Acceptance Process. Thereafter the Seller will notify the Buyer of any change to such dates.

9.2	Delivery Process

9.2.1	The Buyer will send its representatives (which, with respect to Leased Aircraft, may include representatives of the Lessor) to the Delivery Location to take Delivery of each Aircraft at the date on which such Aircraft is Ready for Delivery, and fly such Aircraft from the Delivery Location.

9.2.2	The Seller will deliver and transfer title to each Aircraft to the Buyer (or, with respect to a Leased Aircraft, the Lessor) free and clear of all liens, claims, charges and encumbrances of every kind whatsoever (except for any liens or encumbrances created by or on behalf of the Buyer) provided that the Balance of the Final Price of such Aircraft has been paid by the Buyer pursuant to Clause 5.4 (or, with respect to a Leased Aircraft, provided that the Buyer has executed and delivered the Leasing Documentation for such Leased Aircraft to which the Buyer is party, upon which the Seller will cause the Lessor and each other counterparty to such Leasing Documentation to execute and deliver such Leasing Documentation to the Buyer) and that the Certificate of Acceptance has been executed and delivered to the Seller pursuant to Clause 8.3. The Seller will provide the Buyer (or with respect to Leased Aircraft, the Lessor) with (i) a warranty bill of sale in the form of Exhibit E (the “Warranty Bill of Sale”), (ii) FAA Form 8050-2 (the “Aircraft Bill of Sale”) and (iii) such other documentation confirming transfer of title and receipt of such Final Price of such Aircraft as may reasonably be requested by the Buyer (and, with respect to Leased Aircraft, by the Lessor). Title to and risk of loss of or damage to such Aircraft will pass to the Buyer (or, with respect to Leased Aircraft, the Lessor) contemporaneously with the delivery by the Seller to the Buyer of such Warranty Bill of Sale.

9.2.3	(i) If the Buyer [*CTR*].

9.3	Flyaway

9.3.1	The Buyer and the Seller will cooperate to obtain any licenses that may be required by the Aviation Authority of the Delivery Location for the purpose of exporting the Aircraft.

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9.3.2	In the event that the Buyer is unable to export the Aircraft on the date Delivery occurs due to a delay in receiving temporary FAA approval to fly the Aircraft to the United States (the “fly-wire”), the Seller will park and store such Aircraft [*CTR*].

9.3.3	All expenses of, or connected with, flying the Aircraft from the Delivery Location after Delivery will be borne by the Buyer, [*CTR*].

9.4	Delegation of Authority

With respect to each Aircraft, the Seller will present to the Buyer prior to Delivery of such Aircraft a certified copy of the powers of attorney designating and authorizing certain persons to act on its behalf in connection with the Delivery of such Aircraft, including the person executing the transfer of title documents for such Aircraft.

With respect to each Aircraft, the Buyer will present to the Seller prior to Delivery of such Aircraft a certified copy of the applicable delegation of authority of the Buyer designating and authorizing certain persons to act on its behalf in connection with the Delivery of such Aircraft, including (in the case of Purchase Aircraft) the person executing the transfer of title documents for such Aircraft.

9.5	International Registry

9.5.1	The Seller will consent to the contract of sale registrations with the International Registry of Mobile Assets (“International Registry”) at or promptly following the Delivery of each Aircraft, consistent with the Seller’s customary practices.

9.5.2	The Seller will assure that the Airframe is populated in the drop down boxes with the International Registry prior to the Delivery of the applicable Aircraft. Prior to the Delivery Date for each Aircraft, the Seller will provide to the Buyer’s FAA counsel (which will be Daugherty, Fowler, Peregrin, Haught & Jenson or such other counsel designated by the Buyer) an original undated executed copy of the Aircraft Bill of Sale for such Aircraft.

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APPENDIX 3 TO LETTER AGREEMENT NO. 9

10	EXCUSABLE DELAY AND TOTAL LOSS

10.1	Scope of Excusable Delay

Neither the Seller nor any Affiliate of the Seller will be responsible for or be deemed to be in default on account of delays in delivery of any Aircraft or failure to deliver or otherwise in the performance of this Agreement or any part hereof due to causes beyond the Seller’s or any Affiliate’s control or not occasioned by the Seller’s fault or negligence (“Excusable Delay”), including, but not limited to: (i) acts of God or the public enemy, natural disasters, fires, floods, storms beyond ordinary strength, explosions or earthquakes; epidemics or quarantine restrictions; serious accidents; any law, decision, regulation, directive or other act (whether or not having the force of law) of any government or of the Council of the European Community or the Commission of the European Community or of any national, Federal, State, municipal or other governmental department, commission, board, bureau, agency, court or instrumentality, domestic or foreign; governmental priorities, regulations or orders affecting allocation of materials, facilities or a completed Aircraft; war, civil war or warlike operations, terrorism, insurrection or riots; strikes or labor troubles causing cessation, slow down or interruption of work; (ii) failure of, or general hindrance in, transportation due to a cause described in clause (i); (iii) failure of a subcontractor or supplier to furnish materials, components, accessories, equipment or parts due to a cause described in clause (i); (iv) [*CTR*]; (v) any delay caused directly or indirectly by the action or inaction of the Buyer; and (vi) delay in delivery or otherwise in the performance of this Agreement by the Seller due in whole or in part to any delay in or failure of the delivery of, or any other event or circumstance relating to, the Buyer Furnished Equipment. [*CTR*].

10.2	Consequences of Excusable Delay

If an Excusable Delay occurs with respect to any Aircraft:

(i)	the Seller will notify the Buyer in writing of such Excusable Delay as soon as practicable after becoming aware of the same;

(ii)	the Seller will not be responsible for any damages to the extent arising from or in connection with such Excusable Delay suffered or incurred by the Buyer;

(iii)	the Seller will not be deemed to be in default in the performance of its obligations hereunder as a result of such Excusable Delay; and

(iv)	the Seller will as soon as practicable after the removal of the cause of such delay resume performance of its obligations under this Agreement and in particular will notify the Buyer of the revised Scheduled Delivery Month or Scheduled Delivery Quarter, [*CTR*].

10.3	Termination on Excusable Delay

10.3.1	If any Delivery is delayed as a result of an Excusable Delay for a period of more than [*CTR*]. However, the Buyer will not be entitled to terminate this Agreement pursuant to this Clause 10.3.1 if the Excusable Delay is caused directly or indirectly by the action or inaction of the Buyer.

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10.3.2	If any Delivery is delayed as a result of an Excusable Delay for a period of more than [*CTR*]. However, the Buyer will not be entitled to terminate this Agreement pursuant to this Clause 10.3.2 if the Excusable Delay is caused directly or indirectly by the action or inaction of the Buyer.

10.3.3	If the Seller advises the Buyer in its notice of a revised Scheduled Delivery Month or Scheduled Delivery Quarter pursuant to Clause 10.2(iv) that [*CTR*]. Termination will be made by giving written notice to the other party within thirty (30) days after the Buyer’s receipt of the notice of a revised Scheduled Delivery Month or Scheduled Delivery Quarter.

10.3.4	If this Agreement is not terminated with respect to any Aircraft under the terms of Clause 10.3.1, 10.3.2 or 10.3.3, then the Seller will be entitled to reschedule Delivery. The Seller will notify the Buyer of the new Scheduled Delivery Month after the thirty (30) day period referred to in Clause 10.3.1, 10.3.2 or 10.3.3, and this new Scheduled Delivery Month will be deemed to be an amendment to the applicable Scheduled Delivery Month or Scheduled Delivery Quarter in Schedule I.

10.4	Total Loss, Destruction or Damage

If, prior to Delivery, any Aircraft is lost, destroyed or in the reasonable opinion of the Seller is damaged beyond economic repair (“Total Loss”), the Seller will notify the Buyer in writing to this effect as soon as possible, but in any event within one (1) month after such occurrence. The Seller will include in such notification (or as soon after the delivery of the notice as such information becomes available to the Seller) the earliest date consistent with the Seller’s other commitments and production capabilities that an aircraft to replace such Aircraft may be delivered to the Buyer and the Scheduled Delivery Month or Scheduled Delivery Quarter will be extended as specified in the Seller’s notice to accommodate the delivery of the replacement aircraft; [*CTR*]:

(i)	the Buyer notifies the Seller within one (1) month of the date of receipt of the Seller’s notice that it desires the Seller to provide a replacement aircraft during the month or Quarter quoted in the Seller’s notice; and

(ii)	the parties execute an amendment to this Agreement recording the change in the Scheduled Delivery Month or Scheduled Delivery Quarter.

Nothing herein will require the Seller to manufacture and deliver a replacement aircraft if such manufacture would require the reactivation of its production line for the model or series of aircraft that includes the applicable Aircraft.

10.5	[*CTR*]

Notwithstanding the provisions of Clauses 3.2, 4.1 and 4.2, if any Excusable Delay or Total Loss occurs with respect to any Aircraft, the Buyer will [*CTR*].

10.6	Predelivery Payments

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If an Excusable Delay or Total Loss occurs with respect to any Aircraft, the payment schedule for unpaid Predelivery Payments with respect to such Aircraft will be adjusted to reflect the revised Scheduled Delivery Month or Scheduled Delivery Quarter that the Seller notifies the Buyer.

In the event this Agreement is terminated with respect to any Aircraft under the terms of Clause 10.3 or 10.4, any Predelivery Payments previously received from the Buyer hereunder in respect of such Aircraft [*CTR*].

10.7	Termination Rights Exclusive

If this Agreement is terminated as provided for under the terms of Clauses 10.3 or 10.4, such termination will discharge all obligations and liabilities of the parties hereunder with respect to such affected Aircraft and undelivered material, services, data or other items applicable thereto and to be furnished under the Agreement, except as provided in this Clause 10 and Clause 18.5.

10.8	Remedies

EXCEPT AS PROVIDED IN LETTER AGREEMENT NO. 17 TO THE AGREEMENT, THIS CLAUSE 10 SETS FORTH THE SOLE AND EXCLUSIVE REMEDY OF THE BUYER FOR DELAYS IN DELIVERY OR FAILURE TO DELIVER, OTHER THAN SUCH DELAYS AS ARE COVERED BY CLAUSE 11, AND THE BUYER HEREBY WAIVES ALL RIGHTS TO WHICH IT WOULD OTHERWISE BE ENTITLED IN RESPECT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY RIGHTS TO INCIDENTAL AND CONSEQUENTIAL DAMAGES OR SPECIFIC PERFORMANCE. THE BUYER WILL NOT BE ENTITLED TO CLAIM THE REMEDIES AND RECEIVE THE BENEFITS PROVIDED IN THIS CLAUSE 10 TO THE EXTENT THE DELAY REFERRED TO IN THIS CLAUSE 10 IS CAUSED BY THE ACTION OR INACTION OF THE BUYER OR ITS REPRESENTATIVES.

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APPENDIX 4 TO LETTER AGREEMENT NO. 9

11	INEXCUSABLE DELAY

11.1	Liquidated Damages

Should an Aircraft not be Ready for Delivery within [*CTR*] and such delay is not as a result of an Excusable Delay or Total Loss, then such delay will be termed an “Inexcusable Delay.” In the event of any Inexcusable Delay, the Buyer will have the right to claim, and the Seller will pay the Buyer liquidated damages of

(A)	[*CTR*]

(B)	[*CTR*]

(C)	[*CTR*]

(D)	[*CTR*]

(E)	[*CTR*]

(F)	[*CTR*]

which amounts are calculated based on delivery conditions as of [*CTR*]. The Seller will pay any such amounts that are owed with respect to any Aircraft [*CTR*].

If an Inexcusable Delay occurs with respect to any Aircraft:

(i)	the Seller will notify the Buyer in writing of such Inexcusable Delay as soon as practicable after becoming aware of the same; and

(ii)	the Seller will, as soon as is practicable after the removal of the cause of such delay, resume performance of its obligations under this Agreement and in particular will notify the Buyer of the revised Scheduled Delivery Month or Scheduled Delivery Quarter, [*CTR*].

11.2	Renegotiation

If, as a result of an Inexcusable Delay, the Delivery does not occur within [*CTR*]. Unless otherwise agreed between the Seller and the Buyer during such renegotiation, such renegotiation will not prejudice the Buyer’s right to receive liquidated damages in accordance with Clause 11.1.

11.3	[*CTR*]

Notwithstanding the provisions of Clause [*CTR*], if an Inexcusable Delay occurs with respect to any Aircraft, the Buyer will [*CTR*].

11.4	Predelivery Payments

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If an Inexcusable Delay occurs with respect to any Aircraft the payment schedule for unpaid Predelivery Payments with respect to such Aircraft will be adjusted to reflect the revised Scheduled Delivery Month or Scheduled Delivery Quarter notified to the Buyer.

In the event this Agreement is terminated with respect to any Aircraft under the terms of Clause 11.5.1 or 11.5.2, any Predelivery Payments previously received from the Buyer hereunder in respect of such Aircraft [*CTR*].

11.5	Termination

11.5.1	If, as a result of an Inexcusable Delay, the Delivery does not occur [*CTR*].

11.5.2	If, as a result of an Inexcusable Delay, the Delivery does not occur [*CTR*].

11.5.3	In the event of termination, neither party will have any claim against the other with respect to such Aircraft, except as provided in this Clause 11 (including for liquidated damages under Clause 11.1) and Clause 18.5.

11.6	Remedies

[*CTR*], THIS CLAUSE 11 SETS FORTH THE SOLE AND EXCLUSIVE REMEDY OF THE BUYER FOR DELAYS IN DELIVERY OR FAILURE TO DELIVER, OTHER THAN SUCH DELAYS AS ARE COVERED BY CLAUSE 10, AND THE BUYER HEREBY WAIVES ALL RIGHTS TO WHICH IT WOULD OTHERWISE BE ENTITLED IN RESPECT THEREOF, INCLUDING WITHOUT LIMITATION ANY RIGHTS TO INCIDENTAL AND CONSEQUENTIAL DAMAGES OR SPECIFIC PERFORMANCE. THE BUYER WILL NOT BE ENTITLED TO CLAIM THE REMEDIES AND RECEIVE THE BENEFITS PROVIDED IN THIS CLAUSE 11 TO THE EXTENT THE DELAY REFERRED TO IN THIS CLAUSE 11 IS CAUSED BY THE NEGLIGENCE OR FAULT OF THE BUYER OR ITS REPRESENTATIVES.

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LETTER AGREEMENT NO. 10

As of July 20, 2011

American Airlines, Inc.

4333 Amon Carter Boulevard

Fort Worth, Texas 76155

Re: SUPPORT MATTERS

Dear Ladies and Gentlemen,

American Airlines, Inc. (the “Buyer”) and Airbus S.A.S. (the “Seller”) have entered into an A320 Family Aircraft Purchase Agreement dated as of even date herewith (as supplemented and amended by the other letter agreements, and as otherwise supplemented, amended or modified from time to time, the “Agreement”), which covers, among other matters, the sale by the Seller and the purchase or lease by the Buyer of certain Aircraft, under the terms and conditions set forth in said Agreement. The Buyer and the Seller have agreed to set forth in this Letter Agreement No. 10 (this “Letter Agreement”) certain additional terms and conditions regarding the sale and lease of the Aircraft. Capitalized terms used herein and not otherwise defined in this Letter Agreement will have the meanings assigned thereto in the Agreement. The terms “herein,” “hereof” and “hereunder” and words of similar import refer to this Letter Agreement.

Both parties agree that this Letter Agreement will constitute an integral, nonseverable part of said Agreement, that the provisions of said Agreement are hereby incorporated herein by reference, and that this Letter Agreement will be governed by the provisions of said Agreement, except that if the Agreement and this Letter Agreement have specific provisions which are inconsistent, the specific provisions contained in this Letter Agreement will govern.

1	[*CTR*] IN-SERVICE ISSUES

In the event that, on or before the date that is[*CTR*] for an Aircraft:

(i)	the Seller identifies an issue as a [*CTR*] in-service issue on aircraft of the same type as such Aircraft [*CTR*],

(ii)	such [*CTR*] in-service issue is determined by the Seller to have arisen from a defect in the Seller’s design, and

(iii)	the Seller issues a Seller Service Bulletin, service letter or similar document to correct such defect,

the remedies set forth in Clauses 12.1.4.1 and 12.1.4.2 of the Agreement for such Aircraft will apply to the modification(s) subject to such Seller Service Bulletin. In addition, in the event that such Seller Service Bulletin is subject to a retrofit campaign led by the Seller, the Seller will ensure that the retrofit planning applicable to the Buyer [*CTR*] of the Buyer.

2	[*CTR*] SUPPORT

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The Seller will provide to the Buyer [*CTR*] [*CTR*] issued by the FAA against defects in the Airframe design (having regard to the state of the art at the time of such design) of any Aircraft for [*CTR*] following Delivery of such Aircraft. [*CTR*]. After Delivery, any [*CTR*] will be provided to the Buyer upon request [*CTR*].

3	[*CTR*] WARRANTY

In the case of Warranted Parts [*CTR*].

4	COMPUTER BASED TRAINING [*CTR*]

The Seller will [*CTR*]

(i)	[*CTR*]

(ii)	[*CTR*]

(iii)	[*CTR*]

(iv)	[*CTR*]

(v)	[*CTR*]

[*CTR*]

5	SELLER PARTS [*CTR*]

5.1	For each Aircraft delivered pursuant to the Agreement, the Seller will [*CTR*]

5.2	[*CTR*]

5.3	[*CTR*]

6	FLIGHT CREW TRAINING [*CTR*]

6.1	Pursuant to Paragraph 1.1 of Appendix A to Clause 16 of the Agreement, the Seller will provide flight crew training (standard transition course) [*CTR*]. Further, pursuant to Paragraph 1.2 of Appendix A to Clause 16 of the Agreement, the Seller will provide [*CTR*] Low Visibility Operations Training [*CTR*].

6.2	If the Buyer [*CTR*]

6.3	The Flight Crew Training [*CTR*]

6.4	The Buyer will [*CTR*]

7	ASSIGNMENT

This Letter Agreement and the rights and obligations of the parties will be subject to the provisions of Clause 21 of the Agreement; provided, however, this Letter Agreement may not be assigned by the Buyer under either Clause 21.5 or 21.6 without the express written consent of the Seller, which the Seller may withhold in its sole discretion.

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8	CONFIDENTIALITY

This Letter Agreement is subject to the terms and conditions of Clause 22.11 of the Agreement.

9	COUNTERPARTS

This Letter Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

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If the foregoing correctly sets forth your understanding, please execute the original and one (1) copy hereof in the space provided below and return a copy to the Seller.

Very truly yours,

AIRBUS S.A.S.

By:	/s/ John J. Leahy
Its:	Chief Operating Officer Customers

Accepted and Agreed

AMERICAN AIRLINES, INC.

By:	/s/ Thomas W. Horton
Its:	President

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LETTER AGREEMENT NO. 11A

As of July 20, 2011

American Airlines, Inc.

4333 Amon Carter Boulevard

Fort Worth, Texas 76155

Re: A319 AIRCRAFT PERFORMANCE GUARANTEE – CFM CFM56-5B6/3 ENGINES

Dear Ladies and Gentlemen,

American Airlines, Inc. (the “Buyer”) and Airbus S.A.S. (the “Seller”) have entered into an A320 Family Aircraft Purchase Agreement of even date herewith (as supplemented and amended by the other letter agreements, and as otherwise supplemented, amended or modified from time to time, the “Agreement”) which covers, among other matters, the sale by the Seller and the purchase or lease by the Buyer of certain Aircraft, under the terms and conditions set forth in said Agreement. The Buyer and the Seller have agreed to set forth in this Letter Agreement No. 11A (this “Letter Agreement”) certain additional terms and conditions regarding the sale and lease of the Aircraft. Capitalized terms used herein and not otherwise defined in this Letter Agreement have the meanings assigned thereto in the Agreement. The terms “herein,” “hereof” and “hereunder” and words of similar import refer to this Letter Agreement.

Both parties agree that this Letter Agreement will constitute an integral, nonseverable part of said Agreement, that the provisions of said Agreement are hereby incorporated herein by reference, and that this Letter Agreement will be governed by the provisions of said Agreement, except that if the Agreement and this Letter Agreement have specific provisions which are inconsistent, the specific provisions contained in this Letter Agreement will govern.

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1	AIRCRAFT CONFIGURATION

The guarantees defined in Paragraphs 2, 3, 4 and 5 below (the “Guarantees”) are applicable to the A319 Aircraft as described in the A319 Standard Specification [*CTR*] for:

1.1	Basic Configuration (not applicable to Paragraph 3.2)

i)	[*CTR*]

ii)	[*CTR*]

iii)	the following design weights:

Maximum Take-Off Weight (MTOW)	[*CTR*]
Maximum Landing Weight (MLW)	[*CTR*]
Maximum Zero Fuel Weight (MZFW)	[*CTR*]

1.2	Optional Configuration

i)	[*CTR*]

ii)	[*CTR*]

iii)	the following design weights:

Maximum Take-Off Weight (MTOW)	[*CTR*]
Maximum Landing Weight (MLW)	[*CTR*]
Maximum Zero Fuel Weight (MZFW)	[*CTR*]

hereinafter referred to as the “Specification” without taking into account any further changes thereto as provided in the Agreement.

2	GUARANTEED PERFORMANCE

2.1	Take-Off

2.1.1	Take-Off Field Length

The FAR approved Take-Off Field Length at an A319 Aircraft gross weight of [*CTR*] at the start of ground run at sea level pressure altitude in [*CTR*] be not more than:

Nominal: [*CTR*]         Tolerance: [*CTR*]         Guarantee: [*CTR*]

2.1.2	Take-Off Weight

When the A319 Aircraft is operated in departure airport conditions [*CTR*] as follows:

Pressure altitude	[*CTR*]
Temperature	[*CTR*]
Take-Off Run Available (TORA)	[*CTR*]
Take-Off Distance Available (TODA)	[*CTR*]

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Accelerate Stop Distance Available (ASDA)	[*CTR*]
Slope	[*CTR*]
Wind	[*CTR*]
Obstacles	[*CTR*]
(height and distance from beginning of TORA)	[*CTR*]

the FAR approved Take-Off Weight of the A319 Aircraft at the start of ground run shall be not less than:

Nominal: [*CTR*]         Tolerance: [*CTR*]         Guarantee: [*CTR*]

2.2	Landing Field Length

The FAR approved dry Landing Field Length at an A319 Aircraft gross weight of [*CTR*] at sea level pressure altitude shall be not more than:

Nominal: [*CTR*]         Tolerance: [*CTR*]         Guarantee: [*CTR*]

3	MISSION GUARANTEES

3.1	Mission Payload [*CTR*]

The A319 Aircraft will be capable of carrying a Payload of not less than

Nominal: [*CTR*]         Tolerance: [*CTR*]         Guarantee: [*CTR*]

[*CTR*]

3.1.1	The departure airport conditions are such as to allow the required Take-Off Weight to be used without restriction. Pressure altitude is [*CTR*] at departure airport.

The destination airport conditions are such as to allow the required Landing Weight to be used without restriction. Pressure altitude is [*CTR*] at destination airport.

3.1.2	An allowance of [*CTR*]

3.1.3	An allowance of [*CTR*]

3.1.4	[*CTR*]

3.1.5	An allowance of [*CTR*]

3.1.6	An allowance of [*CTR*]

3.1.7	Stage distance is defined as the distance [*CTR*]. Block fuel is defined as the fuel [*CTR*].

3.1.8	At the end of approach and landing [*CTR*] of fuel will remain in the tanks. This represents the estimated fuel required for:

a)	[*CTR*]

b)	[*CTR*]

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c)	[*CTR*]

d)	[*CTR*]

e)	[*CTR*]

3.2	Mission Payload [*CTR*]

The A319 Aircraft will be capable of carrying a Payload of not less than

Nominal: [*CTR*]         Tolerance: [*CTR*]         Guarantee: [*CTR*]

[*CTR*]

3.2.1	The departure airport conditions [*CTR*]are as follows:

Pressure altitude	[*CTR*]
Temperature	[*CTR*]
Take-Off Run Available (TORA)	[*CTR*]
Take-Off Distance Available (TODA)	[*CTR*]
Accelerate-Stop Distance Available (ASDA)	[*CTR*]
Slope	[*CTR*]
Wind	[*CTR*]
Obstacle	[*CTR*]
(height and distance from beginning of TORA)

The destination airport conditions are such as to allow the required Landing Weight to be used without restriction. Pressure altitude is [*CTR*] at destination airport.

3.2.2	An allowance of [*CTR*]

3.2.3	An allowance of [*CTR*]

3.2.4	[*CTR*]

3.2.5	An allowance of [*CTR*]

3.2.6	An allowance of [*CTR*]

3.2.7	Stage distance is defined as the distance [*CTR*]. Block fuel is defined as the fuel [*CTR*].

3.2.8	At the end of approach and landing [*CTR*] of fuel will remain in the tanks. This represents the estimated fuel required for:

a)	[*CTR*]

b)	[*CTR*]

c)	[*CTR*]

d)	[*CTR*]

e)	[*CTR*]

3.3	Mission Block Fuel

In carrying a fixed payload of [*CTR*] of the A319 Aircraft will be not more than

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Nominal: [*CTR*]         Tolerance: [*CTR*]         Guarantee: [*CTR*]

when the A319 Aircraft is operated as defined here below.

3.3.1	The departure airport conditions are such as to allow the required Take-Off Weight to be used without restriction. Pressure altitude is [*CTR*] at departure airport.

The destination airport conditions are such as to allow the required Landing Weight to be used without restriction. Pressure altitude is [*CTR*] at destination airport.

3.3.2	An allowance of [*CTR*]

3.3.3	An allowance of [*CTR*]

3.3.4	[*CTR*]

3.3.5	An allowance of [*CTR*]

3.3.6	An allowance of [*CTR*]

3.3.7	Stage distance is defined as the distance [*CTR*]. Block fuel is defined as the fuel [*CTR*].

3.3.8	At the end of approach and landing [*CTR*] of fuel will remain in the tanks. This represents the estimated fuel required for:

a)	[*CTR*]

b)	[*CTR*]

c)	[*CTR*]

d)	[*CTR*]

e)	[*CTR*]

3.4	The Mission Payload and Block Fuel guarantees are based on an estimated fixed Operating Weight Empty of [*CTR*] (see Appendix A).

4	MANUFACTURER’S WEIGHT EMPTY GUARANTEE

The Seller guarantees a Manufacturer’s Weight Empty of the A319 Aircraft as defined in Paragraph 1 above of not more than

Nominal: [*CTR*]         Tolerance: [*CTR*]         Guarantee: [*CTR*]

This is the Manufacturer’s Weight Empty of the A319 Aircraft as defined in Section 13-10 of the A319 Standard Specification as amended by the SCN’s defined in Paragraph 1 above and which will be derived from the weighing of the A319 Aircraft and subject to adjustment as defined in the Paragraph 8 below.

5	NOISE GUARANTEE

5.1	Noise Certification

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The A319 Aircraft [*CTR*]

[*CTR*]

5.2	[*CTR*] Noise

The Seller shall provide the Buyer with a [*CTR*].

5.3	Interior Noise in Flight

5.3.1	Cockpit

At a pressure altitude of [*CTR*], the guaranteed A-weighted Sound Pressure Level (SPL) and the Speech Interference Level (SIL) shall be as follows:

Guarantee
SPL [dB(A)]	[*CTR*]
SIL [dB]	[*CTR*]

Noise levels shall be measured at the Captain’s and First Officer’s seat position at head level with normal cockpit air conditioning and ventilation in operation.

5.3.2	Cabin

At a pressure altitude of [*CTR*] the guaranteed A-weighted Sound Pressure Level (SPL) and the Speech Interference Level (SIL) shall be as follows:

Guarantee
[*CTR*]	SPL [dB(A)]	[*CTR*]
	SIL [dB]	[*CTR*]
[*CTR*]	SPL [dB(A)]	[*CTR*]
	SIL [dB]	[*CTR*]

Noise levels shall be measured at a height of [*CTR*] above the passenger compartment floor on the aisle center lines in the passenger seated area.

5.4	Ramp Noise

The APU noise during ground operation of the A319 Aircraft [*CTR*]

[*CTR*]

6	GUARANTEE CONDITIONS

6.1	The certification requirements for the A319 Aircraft, except where otherwise noted, will be as stated in Section 02 of the Specification.

6.2	For the determination of FAR take-off and landing performance [*CTR*].

When establishing take-off performance [*CTR*]

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6.3	Climb, cruise and descent performance associated with the Guarantees will include [*CTR*].

Cruise performance at [*CTR*]

6.3	Where applicable the Guarantees assume the use of an approved fuel having a density of [*CTR*].

6.4	Sound levels are to be specified in decibels (dB), at a reference pressure of [*CTR*].

The definition of dB(A) shall be that specified as the “A-scale” weighting given in [*CTR*].

The Speech Interference Level (SIL) is defined as the [*CTR*].

7	GUARANTEE COMPLIANCE

7.1	Compliance with the Guarantees will be demonstrated [*CTR*].

7.2	Compliance with the take-off and landing elements of the Guarantees will be demonstrated [*CTR*].

7.3	Compliance [*CTR*] will be demonstrated [*CTR*].

7.4	Compliance with the Manufacturer’s Weight Empty guarantee will be demonstrated [*CTR*].

7.5	The [*CTR*] will be used to demonstrate compliance with the guarantees of certification noise levels.

The A319 Aircraft will have a [*CTR*].

Compliance with the interior noise and APU noise guarantees will be demonstrated [*CTR*].

[*CTR*].

7.6	Data [*CTR*] will be adjusted as required [*CTR*] accordance with established aeronautical practices to show compliance with the Guarantees.

7.7	The Seller undertakes to furnish the Buyer with [*CTR*] demonstrating compliance with the Guarantees [*CTR*].

8	ADJUSTMENT OF GUARANTEES

8.1	In the event of any change to any law, governmental regulation or requirement or interpretation thereof (“Rule Change”) by any governmental agency made subsequent to the date of the Agreement and such Rule Change affects the A319 Aircraft configuration or performance or both required to obtain certification the Guarantees will be appropriately modified to reflect the effect of any such change.

8.2	The Guarantees apply to the A319 Aircraft as described in Paragraph 1 above and may be adjusted in the event of:

CT1001520_LA 11A_AAL_A320Family_EXECUTION	LA 11A - 7 of 10

a)	Any further configuration change which is the subject of an SCN

b)	Changes required to obtain certification which cause changes to the performance or weight of the A319 Aircraft.

9	EXCLUSIVE GUARANTEES

The Guarantees are exclusive and are provided in lieu of any and all other performance and weight guarantees of any nature which may be stated, referenced or incorporated in the Specification or any other document.

10	UNDERTAKING REMEDIES

Should the A319 Aircraft fail to meet any of the Guarantees specified in this Letter Agreement the Seller will [*CTR*].

10.1	[*CTR*]

(i)	[*CTR*]

(ii)	[*CTR*]

(iii)	[*CTR*]

(iv)	[*CTR*]

10.2	[*CTR*]

10.3	The Seller’s maximum liability in respect of deficiency in performance of any A319 Aircraft will be [*CTR*].

11	DUPLICATE REMEDIES

Except as provided in Paragraph 10, the remedies provided to the Buyer under this Guarantee are not cumulative of any other remedies provided to the Buyer under any other warranty or guarantee contained in the Agreement and the Buyer will not be entitled to duplicate remedies with respect to any single defect or costs incurred for any single defect.

12	ASSIGNMENT

This Letter Agreement and the rights and obligations of the parties will be subject to the provisions of Clause 21 of the Agreement; provided, however, this Letter Agreement may not be assigned by the Buyer under either Clause 21.5 or 21.6 without the express written consent of the Seller, which the Seller may withhold in its sole discretion.

13	CONFIDENTIALITY

This Letter Agreement is subject to the terms and conditions of Clause 22.11 of the Agreement.

14	COUNTERPARTS

This Letter Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument.

CT1001520_LA 11A_AAL_A320Family_EXECUTION	LA 11A - 8 of 10

If the foregoing correctly sets forth your understanding, please execute the original and one (1) copy hereof in the space provided below and return a copy to the Seller.

Very truly yours,

AIRBUS S.A.S.

By:	/s/ John J. Leahy
Its:	Chief Operating Officer Customers

Accepted and Agreed

AMERICAN AIRLINES, INC.

By:	/s/ Thomas W. Horton
Its:	President

CT1001520_LA 11A_AAL_A320Family_EXECUTION	LA 11A - 9 of 10

APPENDIX A TO LETTER AGREEMENT NO. 11A

Layout Number: [*CTR*]	MTOW (lb): [*CTR*]
Seating: [*CTR*]	MLW (lb): [*CTR*]
Total: [*CTR*]	MZFW (lb): [*CTR*]

Weight (lb)

Manufacturer’s Weight Empty Standard Specification [*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]
Manufacturer’s Weight Empty (MWE) for the purpose of Paragraph 4	[*CTR*]

Cabin changes	[*CTR*]
[*CTR*]	[*CTR*]
Manufacturer’s [*CTR*] equipment ([*CTR*] and cargo hold fire extinguishers)	[*CTR*]

Customized MWE	[*CTR*]
Operator’s Items
Unusable fuel	[*CTR*]
Oil for engines, IDG and APU	[*CTR*]
Water	[*CTR*]
Water tank precharge	[*CTR*]
Aircraft documents and tool kit	[*CTR*]
Passenger seats and lifejackets	[*CTR*]
Galley structure	[*CTR*]
Fixed equipment	[*CTR*]
Catering and removable equipment	[*CTR*]
Emergency equipment	[*CTR*]
Crew and crew baggage	[*CTR*]

Total Operator’s Items	[*CTR*]

Operating Weight Empty (OWE) for the purpose of Paragraph 3	[*CTR*]

CT1001520_LA 11A_AAL_A320Family_EXECUTION	LA 11A - 10 of 10

LETTER AGREEMENT NO. 11B

As of July 20, 2011

American Airlines, Inc.

4333 Amon Carter Boulevard

Fort Worth, Texas 76155

Re: A319 AIRCRAFT PERFORMANCE GUARANTEE – IAE V2524-A5 ENGINES

Dear Ladies and Gentlemen,

American Airlines, Inc. (the “Buyer”) and Airbus S.A.S. (the “Seller”) have entered into an A320 Family Aircraft Purchase Agreement of even date herewith (as supplemented and amended by the other letter agreements, and as otherwise supplemented, amended or modified from time to time, the “Agreement”) which covers, among other matters, the sale by the Seller and the purchase or lease by the Buyer of certain Aircraft, under the terms and conditions set forth in said Agreement. The Buyer and the Seller have agreed to set forth in this Letter Agreement No. 11B (this “Letter Agreement”) certain additional terms and conditions regarding the sale and lease of the Aircraft. Capitalized terms used herein and not otherwise defined in this Letter Agreement have the meanings assigned thereto in the Agreement. The terms “herein,” “hereof” and “hereunder” and words of similar import refer to this Letter Agreement.

Both parties agree that this Letter Agreement will constitute an integral, nonseverable part of said Agreement, that the provisions of said Agreement are hereby incorporated herein by reference, and that this Letter Agreement will be governed by the provisions of said Agreement, except that if the Agreement and this Letter Agreement have specific provisions which are inconsistent, the specific provisions contained in this Letter Agreement will govern.

CT1001520_LA11B_AAL_A320Family_EXECUTION	LA 11B - 1 of 10

1	AIRCRAFT CONFIGURATION

The guarantees defined in Paragraphs 2, 3, 4 and 5 below (the “Guarantees”) are applicable to the A319 Aircraft as described in the A319 Standard Specification [*CTR*] for:

1.1	Basic Configuration (not applicable to Paragraph 3.2)

i)	[*CTR*]

ii)	[*CTR*]

iii)	the following design weights:

Maximum Take-Off Weight (MTOW)	[*CTR*]
Maximum Landing Weight (MLW)	[*CTR*]
Maximum Zero Fuel Weight (MZFW)	[*CTR*]

1.2	Optional Configuration

i)	[*CTR*]

ii)	[*CTR*]

iii)	the following design weights:

Maximum Take-Off Weight (MTOW)	[*CTR*]
Maximum Landing Weight (MLW)	[*CTR*]
Maximum Zero Fuel Weight (MZFW)	[*CTR*]

hereinafter referred to as the “Specification” without taking into account any further changes thereto as provided in the Agreement.

2	GUARANTEED PERFORMANCE

2.1	Take-Off

2.1.1	Take-Off Field Length

The FAR approved Take-Off Field Length at an A319 Aircraft gross weight of [*CTR*] at the start of ground run at sea level pressure altitude in [*CTR*] be not more than:

Nominal: [*CTR*] Tolerance: [*CTR*] Guarantee: [*CTR*]

2.1.2	Take-Off Weight

When the A319 Aircraft is operated in departure airport conditions [*CTR*] as follows:

Pressure altitude	[*CTR*]
Temperature	[*CTR*]
Take-Off Run Available (TORA)	[*CTR*]
Take-Off Distance Available (TODA)	[*CTR*]

CT1001520_LA11B_AAL_A320Family_EXECUTION	LA 11B - 2 of 10

Accelerate Stop Distance Available (ASDA)	[*CTR*]
Slope	[*CTR*]
Wind	[*CTR*]
Obstacles	[*CTR*]
(height and distance from beginning of TORA)	[*CTR*]

the FAR approved Take-Off Weight of the A319 Aircraft at the start of ground run shall be not less than:

Nominal: [*CTR*]         Tolerance: [*CTR*]         Guarantee: [*CTR*]

2.2	Landing Field Length

The FAR approved dry Landing Field Length at an A319 Aircraft gross weight of [*CTR*] at sea level pressure altitude shall be not more than:

Nominal: [*CTR*]         Tolerance: [*CTR*]         Guarantee: [*CTR*]

3	MISSION GUARANTEES

3.1	Mission Payload [*CTR*]

The A319 Aircraft will be capable of carrying a Payload of not less than

Nominal: [*CTR*]         Tolerance: [*CTR*]         Guarantee: [*CTR*]

[*CTR*]

3.1.1	The departure airport conditions are such as to allow the required Take-Off Weight to be used without restriction. Pressure altitude is [*CTR*] at departure airport.

The destination airport conditions are such as to allow the required Landing Weight to be used without restriction. Pressure altitude is [*CTR*] at destination airport.

3.1.2	An allowance of [*CTR*]

3.1.3	An allowance of [*CTR*]

3.1.4	[*CTR*]

3.1.5	An allowance of [*CTR*]

3.1.6	An allowance of [*CTR*]

3.1.7	Stage distance is defined as the distance [*CTR*]. Block fuel is defined as the fuel [*CTR*].

3.1.8	At the end of approach and landing [*CTR*] of fuel will remain in the tanks. This represents the estimated fuel required for:

a)	[*CTR*]

b)	[*CTR*]

CT1001520_LA11B_AAL_A320Family_EXECUTION	LA 11B - 3 of 10

c)	[*CTR*]

d)	[*CTR*]

e)	[*CTR*]

3.2	Mission Payload [*CTR*]

The A319 Aircraft will be capable of carrying a Payload of not less than

Nominal: [*CTR*]         Tolerance: [*CTR*]         Guarantee: [*CTR*]

[*CTR*].

3.2.1	The departure airport conditions [*CTR*] are as follows:

Pressure altitude	[*CTR*]
Temperature	[*CTR*]
Take-Off Run Available (TORA)	[*CTR*]
Take-Off Distance Available (TODA)	[*CTR*]
Accelerate-Stop Distance Available (ASDA)	[*CTR*]
Slope	[*CTR*]
Wind	[*CTR*]
Obstacle	[*CTR*]
(height and distance from beginning of TORA)

The destination airport conditions are such as to allow the required Landing Weight to be used without restriction. Pressure altitude is [*CTR*] at destination airport.

3.2.2	An allowance of [*CTR*].

3.2.3	An allowance of [*CTR*].

3.2.4	[*CTR*]

3.2.5	An allowance of [*CTR*].

3.2.6	An allowance of [*CTR*].

3.2.7	Stage distance is defined as the distance [*CTR*]. Block fuel is defined as the fuel [*CTR*].

3.2.8	At the end of approach and landing [*CTR*] of fuel will remain in the tanks. This represents the estimated fuel required for:

a)	[*CTR*]

b)	[*CTR*]

c)	[*CTR*]

d)	[*CTR*]

e)	[*CTR*]

3.3	Mission Block Fuel

In carrying a fixed payload of [*CTR*] of the A319 Aircraft will be not more than

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Nominal: [*CTR*]         Tolerance: [*CTR*]         Guarantee: [*CTR*]

when the A319 Aircraft is operated as defined here below.

3.3.1	The departure airport conditions are such as to allow the required Take-Off Weight to be used without restriction. Pressure altitude is [*CTR*] at departure airport.

The destination airport conditions are such as to allow the required Landing Weight to be used without restriction. Pressure altitude is [*CTR*] at destination airport.

3.3.2	An allowance of [*CTR*].

3.3.3	An allowance of [*CTR*].

3.3.4	[*CTR*].

3.3.5	An allowance of [*CTR*].

3.3.6	An allowance of [*CTR*].

3.3.7	Stage distance is defined as the distance [*CTR*]. Block fuel is defined as the fuel [*CTR*].

3.3.8	At the end of approach and landing [*CTR*] of fuel will remain in the tanks. This represents the estimated fuel required for:

a)	[*CTR*]

b)	[*CTR*]

c)	[*CTR*]

d)	[*CTR*]

e)	[*CTR*]

3.4	The Mission Payload and Block Fuel guarantees are based on an estimated fixed Operating Weight Empty of [*CTR*] (see Appendix A).

4	MANUFACTURER’S WEIGHT EMPTY GUARANTEE

The Seller guarantees a Manufacturer’s Weight Empty of the A319 Aircraft as defined in Paragraph 1 above of not more than

Nominal: [*CTR*]         Tolerance: [*CTR*]         Guarantee: [*CTR*]

This is the Manufacturer’s Weight Empty of the A319 Aircraft as defined in Section 13-10 of the A319 Standard Specification as amended by the SCN’s defined in Paragraph 1 above and which will be derived from the weighing of the A319 Aircraft and subject to adjustment as defined in the Paragraph 8 below.

5	NOISE GUARANTEE

5.1	Noise Certification

CT1001520_LA11B_AAL_A320Family_EXECUTION	LA 11B - 5 of 10

The A319 Aircraft [*CTR*]

[*CTR*]

5.2	[*CTR*] Noise

The Seller shall provide the Buyer with a [*CTR*]

5.3	Interior Noise in Flight

5.3.1	Cockpit

At a pressure altitude of [*CTR*], the guaranteed A-weighted Sound Pressure Level (SPL) and the Speech Interference Level (SIL) shall be as follows:

Guarantee
SPL [dB(A)]	[*CTR*]
SIL [dB]	[*CTR*]

Noise levels shall be measured at the Captain’s and First Officer’s seat position at head level with normal cockpit air conditioning and ventilation in operation.

5.3.2	Cabin

At a pressure altitude of [*CTR*], the guaranteed A-weighted Sound Pressure Level (SPL) and the Speech Interference Level (SIL) shall be as follows:

Guarantee
[*CTR*]	SPL [dB(A)]	[*CTR*]
	SIL [dB]	[*CTR*]
[*CTR*]	SPL [dB(A)]	[*CTR*]
	SIL [dB]	[*CTR*]

Noise levels shall be measured at a height of [*CTR*] above the passenger compartment floor on the aisle center lines in the passenger seated area.

5.4	Ramp Noise

The APU noise during ground operation of the A319 Aircraft [*CTR*].

[*CTR*].

6	GUARANTEE CONDITIONS

6.1	The certification requirements for the A319 Aircraft, except where otherwise noted, will be as stated in Section 02 of the Specification.

6.2	For the determination of FAR take-off and landing performance [*CTR*].

When establishing take-off performance [*CTR*]

CT1001520_LA11B_AAL_A320Family_EXECUTION	LA 11B - 6 of 10

6.3	Climb, cruise and descent performance associated with the Guarantees will include [*CTR*].

Cruise performance at [*CTR*].

6.4	Where applicable the Guarantees assume the use of an approved fuel having a density of [*CTR*].

6.5	Sound levels are to be specified in decibels (dB), at a reference pressure of [*CTR*].

The definition of dB(A) shall be that specified as the “A-scale” weighting given in [*CTR*].

The Speech Interference Level (SIL) is defined as the [*CTR*].

7	GUARANTEE COMPLIANCE

7.1	Compliance with the Guarantees will be demonstrated [*CTR*]

7.2	Compliance with the take-off and landing elements of the Guarantees will be demonstrated [*CTR*].

7.3	Compliance [*CTR*] will be demonstrated [*CTR*]

7.4	Compliance with the Manufacturer’s Weight Empty guarantee will be demonstrated [*CTR*].

7.5	The [*CTR*] will be used to demonstrate compliance with the guarantees of certification noise levels.

The A319 Aircraft will have a [*CTR*]

Compliance with the interior noise and APU noise guarantees will be demonstrated [*CTR*]

[*CTR*]

7.6	Data [*CTR*] will be as required [*CTR*] accordance with established aeronautical practices to show compliance with the Guarantees.

7.7	The Seller undertakes to furnish the Buyer with [*CTR*] demonstrating compliance with the Guarantees [*CTR*].

8	ADJUSTMENT OF GUARANTEES

8.1	In the event of any change to any law, governmental regulation or requirement or interpretation thereof (“Rule Change”) by any governmental agency made subsequent to the date of the Agreement and such Rule Change affects the A319 Aircraft configuration or performance or both required to obtain certification the Guarantees will be appropriately modified to reflect the effect of any such change.

8.2	The Guarantees apply to the A319 Aircraft as described in Paragraph 1 above and may be adjusted in the event of:

a)	Any further configuration change which is the subject of an SCN

CT1001520_LA11B_AAL_A320Family_EXECUTION	LA 11B - 7 of 10

b)	Changes required to obtain certification which cause changes to the performance or weight of the A319 Aircraft.

9	EXCLUSIVE GUARANTEES

The Guarantees are exclusive and are provided in lieu of any and all other performance and weight guarantees of any nature which may be stated, referenced or incorporated in the Specification or any other document.

10	UNDERTAKING REMEDIES

Should the A319 Aircraft fail to meet any of the Guarantees specified in this Letter Agreement the Seller will [*CTR*].

10.1	[*CTR*]

(i)	[*CTR*]

(ii)	[*CTR*]

(iii)	[*CTR*]

(iv)	[*CTR*]

10.2	[*CTR*]

10.3	The Seller’s maximum liability in respect of deficiency in performance of any A139 Aircraft will be [*CTR*].

11	DUPLICATE REMEDIES

Except as provided in Paragraph 10, the remedies provided to the Buyer under this Guarantee are not cumulative of any other remedies provided to the Buyer under any other warranty or guarantee contained in the Agreement and the Buyer will not be entitled to duplicate remedies with respect to any single defect or costs incurred for any single defect.

12	ASSIGNMENT

This Letter Agreement and the rights and obligations of the parties will be subject to the provisions of Clause 21 of the Agreement; provided, however, this Letter Agreement may not be assigned by the Buyer under either Clause 21.5 or 21.6 without the express written consent of the Seller, which the Seller may withhold in its sole discretion.

13	CONFIDENTIALITY

This Letter Agreement is subject to the terms and conditions of Clause 22.11 of the Agreement.

14	COUNTERPARTS

This Letter Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument.

CT1001520_LA11B_AAL_A320Family_EXECUTION	LA 11B - 8 of 10

If the foregoing correctly sets forth your understanding, please execute the original and one (1) copy hereof in the space provided below and return a copy to the Seller.

Very truly yours,

AIRBUS S.A.S.

By:	/s/ John J. Leahy
Its:	Chief Operating Officer Customers

Accepted and Agreed

AMERICAN AIRLINES, INC.

By:	/s/ Thomas W. Horton
Its:	President

CT1001520_LA11B_AAL_A320Family_EXECUTION	LA 11B - 9 of 10

APPENDIX A TO LETTER AGREEMENT NO. 11B

Layout Number: [*CTR*]	MTOW (lb) [*CTR*]
Seating: [*CTR*]	MLW (lb) [*CTR*]
Total: [*CTR*]	MZFW (lb) [*CTR*]

Weight (lb)
Manufacturer’s Weight Empty Standard Specification [*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]
Manufacturer’s Weight Empty (MWE) for the purpose of Paragraph 4	[*CTR*]

Cabin changes	[*CTR*]
[*CTR*]	[*CTR*]
Manufacturer’s [*CTR*] equipment ([*CTR*]and cargo hold fire extinguishers)	[*CTR*]

Customized MWE	[*CTR*]
Operator’s Items
Unusable fuel	[*CTR*]
Oil for engines, IDG and APU	[*CTR*]
Water	[*CTR*]
Water tank precharge	[*CTR*]
Aircraft documents and tool kit	[*CTR*]
Passenger seats and lifejackets	[*CTR*]
Galley structure	[*CTR*]
Fixed equipment	[*CTR*]
Catering and removable equipment	[*CTR*]
Emergency equipment	[*CTR*]
Crew and crew baggage	[*CTR*]

Total Operator’s Items	[*CTR*]

Operating Weight Empty (OWE) for the purpose of Paragraph 3	[*CTR*]

CT1001520_LA11B_AAL_A320Family_EXECUTION	LA 11B - 10 of 10

LETTER AGREEMENT NO. 11C

As of July 20, 2011

American Airlines, Inc.

4333 Amon Carter Boulevard

Fort Worth, Texas 76155

Re: A319 NEO AIRCRAFT PERFORMANCE GUARANTEE – PW1124G ENGINES

Dear Ladies and Gentlemen,

American Airlines, Inc. (the “Buyer”) and Airbus S.A.S. (the “Seller”) have entered into an A320 Family Aircraft Purchase Agreement of even date herewith (as supplemented and amended by the other letter agreements, and as otherwise supplemented, amended or modified from time to time, the “Agreement”) which covers, among other matters, the sale by the Seller and the purchase or lease by the Buyer of certain Aircraft, under the terms and conditions set forth in said Agreement. The Buyer and the Seller have agreed to set forth in this Letter Agreement No. 11C (this “Letter Agreement”) certain additional terms and conditions regarding the sale and lease of the Aircraft. Capitalized terms used herein and not otherwise defined in this Letter Agreement have the meanings assigned thereto in the Agreement. The terms “herein,” “hereof” and “hereunder” and words of similar import refer to this Letter Agreement.

Both parties agree that this Letter Agreement will constitute an integral, nonseverable part of said Agreement, that the provisions of said Agreement are hereby incorporated herein by reference, and that this Letter Agreement will be governed by the provisions of said Agreement, except that if the Agreement and this Letter Agreement have specific provisions which are inconsistent, the specific provisions contained in this Letter Agreement will govern.

CT1001520_LA11C_AAL_A320Family_EXECUTION	LA11C - 1 of 10

1	AIRCRAFT CONFIGURATION

The guarantees defined in Paragraphs 2, 3, 4 and 5 below (the “Guarantees”) are applicable to the A319 NEO Aircraft as described in the A319 Standard Specification [*CTR*] for:

1.1	Basic Configuration (not applicable to Paragraph 3.2)

i)	[*CTR*]

ii)	[*CTR*]

iii)	the following design weights:

Maximum Take-Off Weight (MTOW)	[*CTR*]
Maximum Landing Weight (MLW)	[*CTR*]
Maximum Zero Fuel Weight (MZFW)	[*CTR*]

1.2	Optional Configuration

i)	[*CTR*]

ii)	[*CTR*]

iii)	the following design weights:

Maximum Take-Off Weight (MTOW)	[*CTR*]
Maximum Landing Weight (MLW)	[*CTR*]
Maximum Zero Fuel Weight (MZFW)	[*CTR*]

hereinafter referred to as the “Specification” without taking into account any further changes thereto as provided in the Agreement.

2	GUARANTEED PERFORMANCE

2.1	Take-Off

2.1.1	Take-Off Field Length

The FAR approved Take-Off Field Length at an A319 NEO Aircraft gross weight of [*CTR*] at the start of ground run at sea level pressure altitude in [*CTR*] be not more than:

Nominal: [*CTR*]        Tolerance: [*CTR*]        Guarantee: [*CTR*]

2.1.2	Take-Off Weight

When the A319 NEO Aircraft is operated in departure airport conditions [*CTR*] as follows:

Pressure altitude	[*CTR*]
Temperature	[*CTR*]
Take-Off Run Available (TORA)	[*CTR*]
Take-Off Distance Available (TODA)	[*CTR*]

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Accelerate Stop Distance Available (ASDA)	[*CTR*]
Slope	[*CTR*]
Wind	[*CTR*]
Obstacles	[*CTR*]
(height and distance from beginning of TORA)	[*CTR*]

the FAR approved Take-Off Weight of the A319 NEO Aircraft at the start of ground run shall be not less than:

Nominal: [*CTR*]        Tolerance: [*CTR*]        Guarantee: [*CTR*]

2.2	Landing Field Length

The FAR approved dry Landing Field Length at an A319 NEO Aircraft gross weight of [*CTR*] at sea level pressure altitude shall be not more than:

Nominal: [*CTR*]        Tolerance: [*CTR*]        Guarantee: [*CTR*]

3	MISSION GUARANTEES

3.1	Mission Payload [*CTR*]

The A319 NEO Aircraft will be capable of carrying a Payload of not less than

Nominal: [*CTR*]        Tolerance: [*CTR*]        Guarantee: [*CTR*]

[*CTR*]

3.1.1	The departure airport conditions are such as to allow the required Take-Off Weight to be used without restriction. Pressure altitude is [*CTR*] at departure airport.

The destination airport conditions are such as to allow the required Landing Weight to be used without restriction. Pressure altitude is [*CTR*] at destination airport.

3.1.2	An allowance of [*CTR*]

3.1.3	An allowance of [*CTR*]

3.1.4	[*CTR*]

3.1.5	An allowance of [*CTR*]

3.1.6	An Allowance of [*CTR*]

3.1.7	Stage distance is defined as the distance [*CTR*] Block fuel is defined as the fuel [*CTR*].

3.1.8	At the end of approach and landing [*CTR*] of fuel will remain in the tanks. This represents the estimated fuel required for:

a)	[*CTR*]

b)	[*CTR*]

CT1001520_LA11C_AAL_A320Family_EXECUTION	LA11C - 3 of 10

c)	[*CTR*]

d)	[*CTR*]

e)	[*CTR*]

3.2	Mission Payload [*CTR*]

The A319 NEO Aircraft will be capable of carrying a Payload of not less than

Nominal: [*CTR*]        Tolerance: [*CTR*]        Guarantee: [*CTR*]

[*CTR*].

3.2.1	The departure airport conditions [*CTR*] are as follows:

Pressure altitude	[*CTR*]
Temperature	[*CTR*]
Take-Off Run Available (TORA)	[*CTR*]
Take-Off Distance Available (TODA)	[*CTR*]
Accelerate-Stop Distance Available (ASDA)	[*CTR*]
Slope	[*CTR*]
Wind	[*CTR*]
Obstacle	[*CTR*]
(height and distance from beginning of TORA)

The destination airport conditions are such as to allow the required Landing Weight to be used without restriction. Pressure altitude is [*CTR*] at destination airport.

3.2.2	An allowance of [*CTR*]

3.2.3	An allowance of [*CTR*]

3.2.4	[*CTR*]

3.2.5	An allowance of [*CTR*]

3.2.6	An allowance of [*CTR*]

3.2.7	Stage distance is defined as the distance [*CTR*]. Block fuel is defined as the fuel [*CTR*].

3.2.8	At the end of approach and landing [*CTR*] of fuel will remain in the tanks. This represents the estimated fuel required for:

a)	[*CTR*]

b)	[*CTR*]

c)	[*CTR*]

d)	[*CTR*]

e)	[*CTR*]

3.3	Mission Block Fuel

In carrying a fixed payload of [*CTR*] of the A319 NEO Aircraft will be not more than

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Nominal: [*CTR*]        Tolerance: [*CTR*]        Guarantee: [*CTR*]

when the A319 NEO Aircraft is operated as defined here below.

3.3.1	The departure airport conditions are such as to allow the required Take-Off Weight to be used without restriction. Pressure altitude is [*CTR*] at departure airport.

The destination airport conditions are such as to allow the required Landing Weight to be used without restriction. Pressure altitude is [*CTR*] at destination airport.

3.3.2	An allowance of [*CTR*]

3.3.3	An allowance of [*CTR*]

3.3.4	[*CTR*]

3.3.5	An allowance of [*CTR*]

3.3.6	An allowance of [*CTR*]

3.3.7	Stage distance is defined as the distance [*CTR*]. Block fuel is defined as the fuel [*CTR*].

3.3.8	At the end of approach and landing [*CTR*] of fuel will remain in the tanks. This represents the estimated fuel required for:

a)	[*CTR*]

b)	[*CTR*]

c)	[*CTR*]

d)	[*CTR*]

e)	[*CTR*]

3.4	The Mission Payload and Block Fuel guarantees are based on an estimated fixed Operating Weight Empty of [*CTR*] (see Appendix A).

4	MANUFACTURER’S WEIGHT EMPTY GUARANTEE

The Seller guarantees a Manufacturer’s Weight Empty of the A319 NEO Aircraft as defined in Paragraph 1 above of not more than

Nominal: [*CTR*]        Tolerance: [*CTR*]        Guarantee: [*CTR*]

This is the Manufacturer’s Weight Empty of the A319 NEO Aircraft as defined in Section 13-10 of the A319 Standard Specification as amended by the SCN’s defined in Paragraph 1 above and which will be derived from the weighing of the A319 NEO Aircraft and subject to adjustment as defined in the Paragraph 8 below.

5	NOISE GUARANTEE

5.1	Noise Certification

CT1001520_LA11C_AAL_A320Family_EXECUTION	LA11C - 5 of 10

The A319 NEO Aircraft [*CTR*]

[*CTR*]

5.2	[*CTR*] Noise

The Seller shall provide the Buyer with a [*CTR*].

5.3	Interior Noise in Flight

5.3.1	Cockpit

At a pressure altitude of [*CTR*], the guaranteed A-weighted Sound Pressure Level (SPL) and the Speech Interference Level (SIL) shall be as follows:

Guarantee
SPL [dB(A)]	[*CTR*]
SIL [dB]	[*CTR*]

Noise levels shall be measured at the Captain’s and First Officer’s seat position at head level with normal cockpit air conditioning and ventilation in operation.

5.3.2	Cabin

At a pressure altitude of [*CTR*], shall be as follows:

Guarantee
[*CTR*]	SPL [dB	(A)]	[*CTR*]
	SIL [dB]		[*CTR*]

[*CTR*]	SPL [dB	(A)]	[*CTR*]
	SIL [dB]		[*CTR*]

Noise levels shall be measured at a height of [*CTR*] above the passenger compartment floor on the aisle center lines in the passenger seated area.

5.4	Ramp Noise

The APU noise during ground operation of the A319 NEO Aircraft [*CTR*].

[*CTR*]

6	GUARANTEE CONDITIONS

6.1	The certification requirements for the A319 NEO Aircraft, except where otherwise noted, will be as stated in Section 02 of the Specification.

6.2	For the determination of FAR take-off and landing performance [*CTR*].

When establishing take-off performance [*CTR*].

CT1001520_LA11C_AAL_A320Family_EXECUTION	LA11C - 6 of 10

6.3	Climb, cruise and descent performance associated with the Guarantees will include [*CTR*]

6.4	Where applicable the Guarantees assume the use of an approved fuel having a density of [*CTR*].

6.5	Sound levels are to be specified in decibels (dB), at a reference pressure of [*CTR*].

The definition of dB(A) shall be that specified as the “A-scale” weighting given in [*CTR*].

The Speech Interference Level (SIL) is defined as the [*CTR*].

7	GUARANTEE COMPLIANCE

7.1	Compliance with the Guarantees will be demonstrated [*CTR*].

7.2	Compliance with the take-off and landing elements of the Guarantees will be demonstrated [*CTR*].

7.3	Compliance [*CTR*] will be demonstrated [*CTR*].

7.4	Compliance with the Manufacturer’s Weight Empty guarantee will be demonstrated [*CTR*].

7.5	The [*CTR*] will be used to demonstrate compliance with the guarantees of certification noise levels.

The A319 NEO Aircraft will have a [*CTR*].

Compliance with the interior noise and APU noise guarantees will be demonstrated [*CTR*].

[*CTR*].

7.6	Data [*CTR*] will be adjusted as required [*CTR*] accordance with established aeronautical practices to show compliance with the Guarantees.

7.7	The Seller undertakes to furnish the Buyer with [*CTR*] demonstrating compliance with the Guarantees at [*CTR*].

8	ADJUSTMENT OF GUARANTEES

8.1	In the event of any change to any law, governmental regulation or requirement or interpretation thereof (“Rule Change”) by any governmental agency made subsequent to the date of the Agreement and such Rule Change affects the A319 NEO Aircraft configuration or performance or both required to obtain certification the Guarantees will be appropriately modified to reflect the effect of any such change.

8.2	The Guarantees apply to the A319 NEO Aircraft as described in Paragraph 1 above and may be adjusted in the event of:

a)	Any further configuration change which is the subject of an SCN

b)	Changes required to obtain certification which cause changes to the performance or weight of the A319 NEO Aircraft.

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9	EXCLUSIVE GUARANTEES

The Guarantees are exclusive and are provided in lieu of any and all other performance and weight guarantees of any nature which may be stated, referenced or incorporated in the Specification or any other document.

10	UNDERTAKING REMEDIES

Should the A319 NEO Aircraft fail to meet any of the Guarantees specified in this Letter Agreement the Seller will [*CTR*].

10.1	[*CTR*]

(i)	[*CTR*]

(ii)	[*CTR*]

(iii)	[*CTR*]

(iv)	[*CTR*]

10.2	[*CTR*].

10.3	The Seller’s maximum liability in respect of deficiency in performance of any A319 NEO Aircraft will be [*CTR*].

11	DUPLICATE REMEDIES

Except as provided in Paragraph 10, the remedies provided to the Buyer under this Guarantee are not cumulative of any other remedies provided to the Buyer under any other warranty or guarantee contained in the Agreement and the Buyer will not be entitled to duplicate remedies with respect to any single defect or costs incurred for any single defect.

12	ASSIGNMENT

This Letter Agreement and the rights and obligations of the parties will be subject to the provisions of Clause 21 of the Agreement; provided, however, this Letter Agreement may not be assigned by the Buyer under either Clause 21.5 or 21.6 without the express written consent of the Seller, which the Seller may withhold in its sole discretion.

13	CONFIDENTIALITY

This Letter Agreement is subject to the terms and conditions of Clause 22.11 of the Agreement.

14	COUNTERPARTS

This Letter Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument.

CT1001520_LA11C_AAL_A320Family_EXECUTION	LA11C - 8 of 10

If the foregoing correctly sets forth your understanding, please execute the original and one (1) copy hereof in the space provided below and return a copy to the Seller.

Very truly yours,

AIRBUS S.A.S.

By:	/s/ John J. Leahy
Its:	Chief Operating Officer Customers

Accepted and Agreed

AMERICAN AIRLINES, INC.

By:	/s/ Thomas W. Horton
Its:	President

CT1001520_LA11C_AAL_A320Family_EXECUTION	LA11C - 9 of 10

APPENDIX A TO LETTER AGREEMENT NO. 11C

Layout Number: [*CTR*]	MTOW (lb): [*CTR*]
Seating: [*CTR*]	MLW (lb): [*CTR*]
Total: [*CTR*]	MZFW (lb): [*CTR*]

Weight (lb)
Preliminary Manufacturer’s Weight Empty based on Standard Specification [*CTR*]	[*CTR*]
Manufacturer’s Weight Empty (MWE) for the purpose of Paragraph 4	[*CTR*]

Cabin changes	[*CTR*]
[*CTR*]	[*CTR*]
Manufacturer’s [*CTR*] equipment [*CTR*] and cargo hold fire extinguishers	[*CTR*]

Customized MWE	[*CTR*]

Operator’s Items
Unusable fuel	[*CTR*]
Oil for engines, IDG and APU	[*CTR*]
Water	[*CTR*]
Water tank precharge	[*CTR*]
Aircraft documents and tool kit	[*CTR*]
Passenger seats and lifejackets	[*CTR*]
Galley structure	[*CTR*]
Fixed equipment	[*CTR*]
Catering and removable equipment	[*CTR*]
Emergency equipment	[*CTR*]
Crew and crew baggage	[*CTR*]

Total Operator’s Items	[*CTR*]

Operating Weight Empty (OWE) for the purpose of Paragraph 3 [*CTR*]	[*CTR*]

CT1001520_LA11C_AAL_A320Family_EXECUTION	LA11C - 10 of 10

LETTER AGREEMENT NO. 11D

As of July 20, 2011

American Airlines, Inc.

4333 Amon Carter Boulevard

Fort Worth, Texas 76155

Re: A319 NEO AIRCRAFT PERFORMANCE GUARANTEE – CFM LEAP-X ENGINES

Dear Ladies and Gentlemen,

American Airlines, Inc. (the “Buyer”) and Airbus S.A.S. (the “Seller”) have entered into an A320 Family Aircraft Purchase Agreement of even date herewith (as supplemented and amended by the other letter agreements, and as otherwise supplemented, amended or modified from time to time, the “Agreement”) which covers, among other matters, the sale by the Seller and the purchase or lease by the Buyer of certain Aircraft, under the terms and conditions set forth in said Agreement. The Buyer and the Seller have agreed to set forth in this Letter Agreement No. 11D (this “Letter Agreement”) certain additional terms and conditions regarding the sale and lease of the Aircraft. Capitalized terms used herein and not otherwise defined in this Letter Agreement have the meanings assigned thereto in the Agreement. The terms “herein,” “hereof” and “hereunder” and words of similar import refer to this Letter Agreement.

Both parties agree that this Letter Agreement will constitute an integral, nonseverable part of said Agreement, that the provisions of said Agreement are hereby incorporated herein by reference, and that this Letter Agreement will be governed by the provisions of said Agreement, except that if the Agreement and this Letter Agreement have specific provisions which are inconsistent, the specific provisions contained in this Letter Agreement will govern.

CT1001520_LA11D_AAL_A320Family_EXECUTION	LA11D - 1 of 10

1	AIRCRAFT CONFIGURATION

The guarantees defined in Paragraphs 2, 3, 4 and 5 below (the “Guarantees”) are applicable to the A319 NEO Aircraft as described in the A319 Standard Specification [*CTR*] for:

1.1	Basic Configuration (not applicable to paragraph 3.2)

i)	[*CTR*]

ii)	[*CTR*]

iii)	the following design weights:

Maximum Take-Off Weight (MTOW)	[*CTR*]
Maximum Landing Weight (MLW)	[*CTR*]
Maximum Zero Fuel Weight (MZFW)	[*CTR*]

1.2	Optional Configuration

i)	[*CTR*]

ii)	[*CTR*]

iii)	the following design weights:

Maximum Take-Off Weight (MTOW)	[*CTR*]
Maximum Landing Weight (MLW)	[*CTR*]
Maximum Zero Fuel Weight (MZFW)	[*CTR*]

hereinafter referred to as the “Specification” without taking into account any further changes thereto as provided in the Agreement.

2	GUARANTEED PERFORMANCE

2.1	Take-Off

2.1.1	Take-Off Field Length

The FAR approved Take-Off Field Length at an A319 NEO Aircraft gross weight of [*CTR*] at the start of ground run at sea level pressure altitude in [*CTR*] be not more than:

Nominal: [*CTR*]	Tolerance: [*CTR*]	Guarantee: [*CTR*]

2.1.2	Take-Off Weight

When the A319 NEO Aircraft is operated in departure airport conditions [*CTR*] as follows:

Pressure altitude	[*CTR*]
Temperature	[*CTR*]
Take-Off Run Available (TORA)	[*CTR*]
Take-Off Distance Available (TODA)	[*CTR*]

CT1001520_LA11D_AAL_A320Family_EXECUTION	LA11D - 2 of 10

Accelerate Stop Distance Available (ASDA)	[*CTR*]
Slope	[*CTR*]
Wind	[*CTR*]
Obstacles	[*CTR*]
(height and distance from beginning of TORA)	[*CTR*]

the FAR approved Take-Off Weight of the A319 NEO Aircraft at the start of ground run shall be not less than:

Nominal: [*CTR*]	Tolerance: [*CTR*]	Guarantee: [*CTR*]

2.2	Landing Field Length

The FAR approved dry Landing Field Length at an A319 NEO Aircraft gross weight of [*CTR*] at sea level pressure altitude shall be not more than:

Nominal: [*CTR*]	Tolerance: [*CTR*]	Guarantee: [*CTR*]

3	MISSION GUARANTEES

3.1	Mission Payload [*CTR*]

The A319 NEO Aircraft will be capable of carrying a Payload of not less than

Nominal: [*CTR*]	Tolerance: [*CTR*]	Guarantee: [*CTR*]

[*CTR*]

3.1.1	The departure airport conditions are such as to allow the required Take-Off Weight to be used without restriction. Pressure altitude is [*CTR*] at departure airport.

The destination airport conditions are such as to allow the required Landing Weight to be used without restriction. Pressure altitude is [*CTR*] at destination airport.

3.1.2	An allowance of [*CTR*].

3.1.3	An allowance of [*CTR*].

3.1.4	[*CTR*]

3.1.5	An allowance of [*CTR*].

3.1.6	An allowance of [*CTR*].

3.1.7	Stage distance is defined as the distance [*CTR*]. Block fuel is defined as the fuel [*CTR*].

3.1.8	At the end of approach and landing [*CTR*] of fuel will remain in the tanks. This represents the estimated fuel required for:

a)	[*CTR*]

b)	[*CTR*]

CT1001520_LA11D_AAL_A320Family_EXECUTION	LA11D - 3 of 10

c)	[*CTR*]

d)	[*CTR*]

e)	[*CTR*]

3.2	Mission Payload [*CTR*]

The A319 NEO Aircraft will be capable of carrying a Payload of not less than

Nominal: [*CTR*]	Tolerance: [*CTR*]	Guarantee: [*CTR*]

[*CTR*].

3.2.1	The departure airport conditions [*CTR*] are as follows:

Pressure altitude	[*CTR*]
Temperature	[*CTR*]
Take-Off Run Available (TORA)	[*CTR*]
Take-Off Distance Available (TODA)	[*CTR*]
Accelerate-Stop Distance Available (ASDA)	[*CTR*]
Slope	[*CTR*]
Wind	[*CTR*]
Obstacle	[*CTR*]
(height and distance from beginning of TORA)

The destination airport conditions are such as to allow the required Landing Weight to be used without restriction. Pressure altitude is [*CTR*] at destination airport.

3.2.2	An allowance of [*CTR*].

3.2.3	An allowance of [*CTR*].

3.2.4	[*CTR*]

3.2.5	An allowance of [*CTR*].

3.2.6	An allowance of [*CTR*].

3.2.7	Stage distance is defined as the distance [*CTR*]. Block fuel is defined as the fuel [*CTR*].

3.2.8	At the end of approach and landing [*CTR*] of fuel will remain in the tanks. This represents the estimated fuel required for:

a)	[*CTR*]

b)	[*CTR*]

c)	[*CTR*]

d)	[*CTR*]

e)	[*CTR*]

3.3	Mission Block Fuel

In carrying a fixed payload of [*CTR*] of the A319 NEO Aircraft will be not more than

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Nominal: [*CTR*]	Tolerance: [*CTR*]	Guarantee: [*CTR*]

when the A319 NEO Aircraft is operated as defined here below.

3.3.1	The departure airport conditions are such as to allow the required Take-Off Weight to be used without restriction. Pressure altitude is [*CTR*] at departure airport.

The destination airport conditions are such as to allow the required Landing Weight to be used without restriction. Pressure altitude is [*CTR*] at destination airport.

3.3.2	An allowance of [*CTR*].

3.3.3	An allowance of [*CTR*].

3.3.4	[*CTR*].

3.3.5	An allowance of [*CTR*].

3.3.6	An allowance of [*CTR*].

3.3.7	Stage distance is defined as the distance [*CTR*]. Block fuel is defined as the fuel [*CTR*].

3.3.8	At the end of approach and landing [*CTR*] of fuel will remain in the tanks. This represents the estimated fuel required for:

a)	[*CTR*]

b)	[*CTR*]

c)	[*CTR*]

d)	[*CTR*]

e)	[*CTR*]

3.4	The Mission Payload and Block Fuel guarantees are based on an estimated fixed Operating Weight Empty of [*CTR*] (see Appendix A).

4	MANUFACTURER’S WEIGHT EMPTY GUARANTEE

The Seller guarantees a Manufacturer’s Weight Empty of the A319 NEO Aircraft as defined in Paragraph 1 above of not more than

Nominal: [*CTR*]         Tolerance: [*CTR*]         Guarantee: [*CTR*]

This is the Manufacturer’s Weight Empty of the A319 NEO Aircraft as defined in Section 13-10 of the A319 Standard Specification as amended by the SCN’s defined in Paragraph 1 above and which will be derived from the weighing of the A319 NEO Aircraft and subject to adjustment as defined in the Paragraph 8 below.

5	NOISE GUARANTEE

5.1	Noise Certification

CT1001520_LA11D_AAL_A320Family_EXECUTION	LA11D - 5 of 10

The A319 NEO Aircraft [*CTR*].

[*CTR*]

5.2	[*CTR*] Noise

The Seller shall provide the Buyer with a [*CTR*].

5.3	Interior Noise in Flight

5.3.1	Cockpit

At a pressure altitude of [*CTR*], the guaranteed A-weighted Sound Pressure Level (SPL) and the Speech Interference Level (SIL) shall be as follows:

Guarantee
SPL [dB(A)]	[*CTR*]
SIL [dB]	[*CTR*]

Noise levels shall be measured at the Captain’s and First Officer’s seat position at head level with normal cockpit air conditioning and ventilation in operation.

5.3.2	Cabin

At a pressure altitude of [*CTR*], the guaranteed A-weighted Sound Pressure Level (SPL) and the Speech Interference Level (SIL) shall be as follows:

Guarantee
[*CTR*]	SPL [dB(A)]	[*CTR*]
	SIL [dB]	[*CTR*]
[*CTR*]	SPL [dB(A)]	[*CTR*]
	SIL [dB]	[*CTR*]

Noise levels shall be measured at a height of [*CTR*] above the passenger compartment floor on the aisle center lines in the passenger seated area.

5.4	Ramp Noise

The APU noise during ground operation of the A319 NEO Aircraft [*CTR*]

[*CTR*]

6	GUARANTEE CONDITIONS

6.1	The certification requirements for the A319 NEO Aircraft, except where otherwise noted, will be as stated in Section 02 of the Specification.

6.2	For the determination of FAR take-off and landing performance [*CTR*]

When establishing take-off performance [*CTR*]

CT1001520_LA11D_AAL_A320Family_EXECUTION	LA11D - 6 of 10

6.3	Climb, cruise and descent performance associated with the Guarantees will include [*CTR*].

6.4	Where applicable the Guarantees assume the use of an approved fuel having a density of [*CTR*].

6.5	Sound levels are to be specified in decibels (dB), at a reference pressure of [*CTR*].

The definition of dB(A) shall be that specified as the “A-scale” weighting given in [*CTR*].

The Speech Interference Level (SIL) is defined as the [*CTR*].

7	GUARANTEE COMPLIANCE

7.1	Compliance with the Guarantees will be demonstrated [*CTR*]

7.2	Compliance with the take-off and landing elements of the Guarantees will be demonstrated [*CTR*].

7.3	Compliance [*CTR*] will be demonstrated by [*CTR*].

7.4	Compliance with the Manufacturer’s Weight Empty guarantee will be demonstrated [*CTR*].

7.5	The [*CTR*] will be used to demonstrate compliance with the guarantees of certification noise levels.

The A319 NEO Aircraft will have a [*CTR*].

Compliance with the interior noise and APU noise guarantees will be demonstrated [*CTR*].

[*CTR*].

7.6	Data [*CTR*] will be adjusted as required [*CTR*] accordance with established aeronautical practices to show compliance with the Guarantees.

7.7	The Seller undertakes to furnish the Buyer with [*CTR*] demonstrating compliance with the Guarantees [*CTR*].

8	ADJUSTMENT OF GUARANTEES

8.1	In the event of any change to any law, governmental regulation or requirement or interpretation thereof (“Rule Change”) by any governmental agency made subsequent to the date of the Agreement and such Rule Change affects the A319 NEO Aircraft configuration or performance or both required to obtain certification the Guarantees will be appropriately modified to reflect the effect of any such change.

8.2	The Guarantees apply to the A319 NEO Aircraft as described in Paragraph 1 above and may be adjusted in the event of:

a)	Any further configuration change which is the subject of an SCN

b)	Changes required to obtain certification which cause changes to the performance or weight of the A319 NEO Aircraft.

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9	EXCLUSIVE GUARANTEES

The Guarantees are exclusive and are provided in lieu of any and all other performance and weight guarantees of any nature which may be stated, referenced or incorporated in the Specification or any other document.

10	UNDERTAKING REMEDIES

Should the A319 NEO Aircraft fail to meet any of the Guarantees specified in this Letter Agreement the Seller will [*CTR*].

10.1	[*CTR*]

(i)	[*CTR*]

(ii)	[*CTR*]

(iii)	[*CTR*]

(iv)	[*CTR*]

10.2	[*CTR*].

10.3	The Seller’s maximum liability in respect of deficiency in performance of any A319 NEO Aircraft will be [*CTR*].

11	DUPLICATE REMEDIES

Except as provided in Paragraph 10, the remedies provided to the Buyer under this Guarantee are not cumulative of any other remedies provided to the Buyer under any other warranty or guarantee contained in the Agreement and the Buyer will not be entitled to duplicate remedies with respect to any single defect or costs incurred for any single defect.

12	ASSIGNMENT

This Letter Agreement and the rights and obligations of the parties will be subject to the provisions of Clause 21 of the Agreement; provided, however, this Letter Agreement may not be assigned by the Buyer under either Clause 21.5 or 21.6 without the express written consent of the Seller, which the Seller may withhold in its sole discretion.

13	CONFIDENTIALITY

This Letter Agreement is subject to the terms and conditions of Clause 22.11 of the Agreement.

14	COUNTERPARTS

This Letter Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument.

CT1001520_LA11D_AAL_A320Family_EXECUTION	LA11D - 8 of 10

If the foregoing correctly sets forth your understanding, please execute the original and one (1) copy hereof in the space provided below and return a copy to the Seller.

Very truly yours,

AIRBUS S.A.S.

By: /s/ John J. Leahy

Its: Chief Operating Officer Customers

Accepted and Agreed

AMERICAN AIRLINES, INC.

By: /s/ Thomas W. Horton

Its: President

CT1001520_LA11D_AAL_A320Family_EXECUTION	LA11D - 9 of 10

APPENDIX A TO LETTER AGREEMENT NO. 11D

Layout Number: [*CTR*]	MTOW (lb): [*CTR*]
Seating: [*CTR*]	MLW (lb): [*CTR*]
Total: [*CTR*]	MZFW (lb): [*CTR*]

Weight (lb)
Preliminary Manufacturer’s Weight Empty based on Standard Specification [*CTR*]	[*CTR*]
Manufacturer’s Weight Empty (MWE) for the purpose of Paragraph 4	[*CTR*]

Cabin changes	[*CTR*]
[*CTR*]	[*CTR*]
Manufacturer’s [*CTR*] equipment [*CTR*] and cargo hold fire extinguishers)	[*CTR*]

Customized MWE	[*CTR*]
Operator’s Items
Unusable fuel	[*CTR*]
Oil for engines, IDG and APU	[*CTR*]
Water	[*CTR*]
Water tank precharge	[*CTR*]
Aircraft documents and tool kit	[*CTR*]
Passenger seats and lifejackets	[*CTR*]
Galley structure	[*CTR*]
Fixed equipment	[*CTR*]
Catering and removable equipment	[*CTR*]
Emergency equipment	[*CTR*]
Crew and crew baggage	[*CTR*]

Total Operator’s Items	[*CTR*]

Operating Weight Empty (OWE) for the purpose of Paragraph 3	[*CTR*]

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LETTER AGREEMENT NO. 11I

As of July 20, 2011

American Airlines, Inc.

4333 Amon Carter Boulevard

Fort Worth, Texas 76155

Re: A321 AIRCRAFT PERFORMANCE GUARANTEE – CFM CFM56-5B3/3 ENGINES

Dear Ladies and Gentlemen,

American Airlines, Inc. (the “Buyer”) and Airbus S.A.S. (the “Seller”) have entered into an A320 Family Aircraft Purchase Agreement of even date herewith (as supplemented and amended by the other letter agreements, and as otherwise supplemented, amended or modified from time to time, the “Agreement”) which covers, among other matters, the sale by the Seller and the purchase or lease by the Buyer of certain Aircraft, under the terms and conditions set forth in said Agreement. The Buyer and the Seller have agreed to set forth in this Letter Agreement No. 11I (this “Letter Agreement”) certain additional terms and conditions regarding the sale and lease of the Aircraft. Capitalized terms used herein and not otherwise defined in this Letter Agreement have the meanings assigned thereto in the Agreement. The terms “herein,” “hereof” and “hereunder” and words of similar import refer to this Letter Agreement.

Both parties agree that this Letter Agreement will constitute an integral, nonseverable part of said Agreement, that the provisions of said Agreement are hereby incorporated herein by reference, and that this Letter Agreement will be governed by the provisions of said Agreement, except that if the Agreement and this Letter Agreement have specific provisions which are inconsistent, the specific provisions contained in this Letter Agreement will govern.

CT1001520_LA11I_AAL_A320Family_EXECUTION	LA11I - 1 of 11

1	AIRCRAFT CONFIGURATION

The guarantees defined in Paragraphs 2, 3, 4 and 5 below (the “Guarantees”) are applicable to the A321 Aircraft as described in the A321 Standard Specification [*CTR*] for:

i)	[*CTR*]

ii)	[*CTR*]

iii)	the following design weights:

Maximum Take-Off Weight (MTOW)	[*CTR*]
Maximum Landing Weight (MLW)	[*CTR*]
Maximum Zero Fuel Weight (MZFW)	[*CTR*]

iv)	[*CTR*]

hereinafter referred to as the “Specification” without taking into account any further changes thereto as provided in the Agreement.

2	GUARANTEED PERFORMANCE

2.1	Take-Off

2.1.1	Take-Off Field Length

The FAR approved Take-Off Field Length at an A321 Aircraft gross weight of [*CTR*] at the start of ground run at sea level pressure altitude in [*CTR*] be not more than:

Nominal: [*CTR*]	Tolerance: [*CTR*]	Guarantee: [*CTR*]

2.1.2	Take-Off Weight

When the A321 Aircraft is operated in departure airport conditions [*CTR*] as follows:

Pressure altitude	[*CTR*]
Temperature	[*CTR*]
Take-Off Run Available (TORA)	[*CTR*]
Take-Off Distance Available (TODA)	[*CTR*]
Accelerate Stop Distance Available (ASDA)	[*CTR*]
Slope	[*CTR*]
Wind	[*CTR*]
Obstacles	[*CTR*]
(height and distance from beginning of TORA)	[*CTR*]

the FAR approved Take-Off Weight of the A321 Aircraft at the start of ground run shall be not less than:

Nominal: [*CTR*]	Tolerance: [*CTR*]	Guarantee: [*CTR*]

2.2	Landing Field Length

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The FAR approved dry Landing Field Length at an A321 Aircraft gross weight of [*CTR*] at sea level pressure altitude shall be not more than:

Nominal:         [*CTR*]         Tolerance: [*CTR*]         Guarantee: [*CTR*]

3	MISSION GUARANTEES

3.1	Mission Payload [*CTR*]

The A321 Aircraft will be capable of carrying a Payload of not less than

Nominal: [*CTR*]         Tolerance: [*CTR*]         Guarantee: [*CTR*]

[*CTR*].

3.1.1	The departure airport conditions are such as to allow the required Take-Off Weight to be used without restriction. Pressure altitude is [*CTR*] at departure airport.

The destination airport conditions are such as to allow the required Landing Weight to be used without restriction. Pressure altitude is [*CTR*] at destination airport.

3.1.2	An allowance of [*CTR*].

3.1.3	An allowance of [*CTR*].

3.1.4	[*CTR*].

3.1.5	An allowance of [*CTR*].

3.1.6	An allowance of [*CTR*].

3.1.7	Stage distance is defined as the distance [*CTR*]. Block fuel is defined as the fuel [*CTR*].

3.1.8	At the end of approach and landing [*CTR*] of fuel will remain in the tanks. This represents the estimated fuel required for:

a)	[*CTR*]

b)	[*CTR*]

c)	[*CTR*]

d)	[*CTR*]

e)	[*CTR*]

3.2	Mission Payload [*CTR*]

The A321 Aircraft will be capable of carrying a Payload of not less than

Nominal: [*CTR*]         Tolerance: [*CTR*]         Guarantee: [*CTR*]

[*CTR*].

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3.2.1	The departure airport conditions are such as to allow the required Take-Off Weight to be used without restriction. Pressure altitude is [*CTR*] at departure airport.

The destination airport conditions are such as to allow the required Landing Weight to be used without restriction. Pressure altitude is [*CTR*] at destination airport.

3.2.2	An allowance of [*CTR*].

3.2.3	An allowance of [*CTR*].

3.2.4	[*CTR*].

3.2.5	An allowance of [*CTR*].

3.2.6	An allowance of [*CTR*].

3.2.7	Stage distance is defined as the distance [*CTR*]. Block fuel is defined as the fuel [*CTR*].

3.2.8	At the end of approach and landing [*CTR*] of fuel will remain in the tanks. This represents the estimated fuel required for:

a)	[*CTR*]

b)	[*CTR*]

c)	[*CTR*]

d)	[*CTR*]

e)	[*CTR*]

3.3	Mission Payload [*CTR*]

The A321 Aircraft will be capable of carrying a Payload of not less than

Nominal: [*CTR*]         Tolerance: [*CTR*]         Guarantee: [*CTR*]

[*CTR*].

3.3.1	The departure airport conditions [*CTR*] are as follows:

Pressure altitude	[*CTR*]
Temperature	[*CTR*]
Take-Off Run Available (TORA)	[*CTR*]
Take-Off Distance Available (TODA)	[*CTR*]
Accelerate Stop Distance Available (ASDA)	[*CTR*]
Slope	[*CTR*]
Wind	[*CTR*]
Obstacles	[*CTR*]
(height and distance from beginning of TORA)

The destination airport conditions are such as to allow the required Landing Weight to be used without restriction. Pressure altitude is [*CTR*] at destination airport.

3.3.2	An allowance of [*CTR*].

CT1001520_LA11I_AAL_A320Family_EXECUTION	LA11I - 4 of 11

3.3.3	An allowance of [*CTR*].

3.3.4	[*CTR*].

3.3.5	An allowance of [*CTR*].

3.3.6	An allowance of [*CTR*].

3.3.7	Stage distance is defined as the distance [*CTR*]. Block fuel is defined as the fuel [*CTR*].

3.3.8	At the end of approach and landing [*CTR*] of fuel will remain in the tanks. This represents the estimated fuel required for:

a)	[*CTR*]

b)	[*CTR*]

c)	[*CTR*]

d)	[*CTR*]

e)	[*CTR*]

3.4	Mission Block Fuel

In carrying a fixed payload of [*CTR*] of the A321 Aircraft will be not more than

Nominal: [*CTR*]         Tolerance: [*CTR*]         Guarantee: [*CTR*]

when the A321 Aircraft is operated as defined here below.

3.4.1	The departure airport conditions are such as to allow the required Take-Off Weight to be used without restriction. Pressure altitude is [*CTR*] at departure airport.

The destination airport conditions are such as to allow the required Landing Weight to be used without restriction. Pressure altitude is [*CTR*] at destination airport.

3.4.2	An allowance of [*CTR*].

3.4.3	An allowance of [*CTR*].

3.4.4	[*CTR*].

3.4.5	An allowance of [*CTR*].

3.4.6	An allowance of [*CTR*].

3.4.7	Stage distance is defined as the distance [*CTR*]. Block fuel is defined as the fuel [*CTR*].

3.4.8	At the end of approach and landing [*CTR*] of fuel will remain in the tanks. This represents the estimated fuel required for:

a)	[*CTR*]

b)	[*CTR*]

CT1001520_LA11I_AAL_A320Family_EXECUTION	LA11I - 5 of 11

c)	[*CTR*]

d)	[*CTR*]

e)	[*CTR*]

3.5	The Mission Payload and Block Fuel guarantees are based on an estimated fixed Operating Weight Empty of [*CTR*] (see Appendix A).

4	MANUFACTURER’S WEIGHT EMPTY GUARANTEE

The Seller guarantees a Manufacturer’s Weight Empty of the A321 Aircraft as defined in Paragraph 1 above of not more than

Nominal: [*CTR*]         Tolerance: [*CTR*]         Guarantee: [*CTR*]

This is the Manufacturer’s Weight Empty of the A321 Aircraft as defined in Section 13-10 of the A321 Standard Specification as amended by the SCN’s defined in Paragraph 1 above and which will be derived from the weighing of the A321 Aircraft and subject to adjustment as defined in the Paragraph 8 below.

5	NOISE GUARANTEE

5.1	Noise Certification

The A321 Aircraft [*CTR*]

[*CTR*]

5.2	[*CTR*] Noise

The Seller shall provide the Buyer with a [*CTR*]

5.3	Interior Noise in Flight

5.3.1	Cockpit

At a pressure altitude of [*CTR*], the guaranteed A-weighted Sound Pressure Level (SPL) and the Speech Interference Level (SIL) shall be as follows:

Guarantee
SPL [dB(A)]	[*CTR*]
SIL [dB]	[*CTR*]

Noise levels shall be measured at the Captain’s and First Officer’s seat position at head level with normal cockpit air conditioning and ventilation in operation.

5.3.2	Cabin

At a pressure altitude of [*CTR*], the guaranteed A-weighted Sound Pressure Level (SPL) and the Speech Interference Level (SIL) shall be as follows:

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Guarantee
[*CTR*]	SPL [dB(A)]	[*CTR*]
	SIL [dB]	[*CTR*]
[*CTR*]	SPL [dB(A)]	[*CTR*]
	SIL [dB]	[*CTR*]

Noise levels shall be measured at a height of [*CTR*] above the passenger compartment floor on the aisle center lines in the passenger seated area.

5.4	Ramp Noise

The APU noise during ground operation of the A321 Aircraft [*CTR*]

[*CTR*]

6	GUARANTEE CONDITIONS

6.1	The certification requirements for the A321 Aircraft, except where otherwise noted, will be as stated in Section 02 of the Specification.

6.2	For the determination of FAR take-off and landing performance [*CTR*].

When establishing take-off performance [*CTR*]

6.3	Climb, cruise and descent performance associated with the Guarantees will include [*CTR*].

Cruise performance at [*CTR*].

6.4	Where applicable the Guarantees assume the use of an approved fuel having a density of [*CTR*].

6.5	Sound levels are to be specified in decibels (dB), at a reference pressure of [*CTR*].

The definition of dB(A) shall be that specified as the “A-scale” weighting given in [*CTR*].

The Speech Interference Level (SIL) is defined as the [*CTR*].

7	GUARANTEE COMPLIANCE

7.1	Compliance with the Guarantees will be demonstrated [*CTR*]

7.2	Compliance with the take-off and landing elements of the Guarantees will be demonstrated [*CTR*].

7.3	Compliance [*CTR*] will be demonstrated [*CTR*].

7.4	Compliance with the Manufacturer’s Weight Empty guarantee will be demonstrated [*CTR*].

7.5	The [*CTR*] will be used to demonstrate compliance with the guarantees of certification noise levels.

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The A321 Aircraft will have a [*CTR*].

Compliance with the interior noise and APU noise guarantees will be demonstrated [*CTR*].

[*CTR*].

7.6	Data [*CTR*] will be adjusted as required [*CTR*] accordance with established aeronautical practices to show compliance with the Guarantees.

7.7	The Seller undertakes to furnish the Buyer with [*CTR*] demonstrating compliance with the Guarantees [*CTR*].

8	ADJUSTMENT OF GUARANTEES

8.1	In the event of any change to any law, governmental regulation or requirement or interpretation thereof (“Rule Change”) by any governmental agency made subsequent to the date of the Agreement and such Rule Change affects the A321 Aircraft configuration or performance or both required to obtain certification the Guarantees will be appropriately modified to reflect the effect of any such change.

8.2	The Guarantees apply to the A321 Aircraft as described in Paragraph 1 above and may be adjusted in the event of:

a)	Any further configuration change which is the subject of an SCN

b)	Changes required to obtain certification which cause changes to the performance or weight of the A321 Aircraft.

9	EXCLUSIVE GUARANTEES

The Guarantees are exclusive and are provided in lieu of any and all other performance and weight guarantees of any nature which may be stated, referenced or incorporated in the Specification or any other document.

10	UNDERTAKING REMEDIES

Should the A321 Aircraft fail to meet any of the Guarantees specified in this Letter Agreement the Seller will [*CTR*].

10.1	[*CTR*]

(i)	[*CTR*]

(ii)	[*CTR*]

(iii)	[*CTR*]

10.2	[*CTR*]

10.3	The Seller’s maximum liability in respect of deficiency in performance of any A321 Aircraft will be [*CTR*].

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11	DUPLICATE REMEDIES

Except as provided in Paragraph 10, the remedies provided to the Buyer under this Guarantee are not cumulative of any other remedies provided to the Buyer under any other warranty or guarantee contained in the Agreement and the Buyer will not be entitled to duplicate remedies with respect to any single defect or costs incurred for any single defect.

12	ASSIGNMENT

This Letter Agreement and the rights and obligations of the parties will be subject to the provisions of Clause 21 of the Agreement; provided, however, this Letter Agreement may not be assigned by the Buyer under either Clause 21.5 or 21.6 without the express written consent of the Seller, which the Seller may withhold in its sole discretion.

13	CONFIDENTIALITY

This Letter Agreement is subject to the terms and conditions of Clause 22.11 of the Agreement.

14	COUNTERPARTS

This Letter Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument.

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If the foregoing correctly sets forth your understanding, please execute the original and one (1) copy hereof in the space provided below and return a copy to the Seller.

Very truly yours,

AIRBUS S.A.S.

By:	/s/ John J. Leahy
Its:	Chief Operating Officer Customers

Accepted and Agreed

AMERICAN AIRLINES, INC.

By:	/s/ Thomas W. Horton
Its:	President

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APPENDIX A TO LETTER AGREEMENT NO. 11I

Layout Number: [*CTR*]	MTOW (lb): [*CTR*]
Seating: [*CTR*]	MLW (lb): [*CTR*]
Total: [*CTR*]	MZFW (lb): [*CTR*]

Weight (lb)
Manufacturer’s Weight Empty Standard Specification [*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]
Manufacturer’s Weight Empty (MWE) for the purpose of Paragraph 4	[*CTR*]

Cabin changes	[*CTR*]
[*CTR*]	[*CTR*]
Manufacturer’s [*CTR*] equipment [*CTR*] and cargo hold fire extinguishers)	[*CTR*]
Customized MWE [*CTR*]	[*CTR*]

Operator’s Items
Unusable fuel	[*CTR*]
Oil for engines, IDG and APU	[*CTR*]
Water	[*CTR*]
Water tank precharge	[*CTR*]
Aircraft documents and tool kit	[*CTR*]
Passenger seats and lifejackets	[*CTR*]
Galley structure	[*CTR*]
Fixed equipment	[*CTR*]
Catering and removable equipment	[*CTR*]
Emergency equipment	[*CTR*]
Crew and crew baggage	[*CTR*]
Total Operator’s Items	[*CTR*]

Operating Weight Empty (OWE) for the purpose of Paragraph 3	[*CTR*]

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LETTER AGREEMENT NO. 11J

As of July 20, 2011

American Airlines, Inc.

4333 Amon Carter Boulevard

Fort Worth, Texas 76155

Re: A321 AIRCRAFT PERFORMANCE GUARANTEE – IAE V2533-A5 ENGINES

Dear Ladies and Gentlemen,

American Airlines, Inc. (the “Buyer”) and Airbus S.A.S. (the “Seller”) have entered into an A320 Family Aircraft Purchase Agreement of even date herewith (as supplemented and amended by the other letter agreements, and as otherwise supplemented, amended or modified from time to time, the “Agreement”) which covers, among other matters, the sale by the Seller and the purchase or lease by the Buyer of certain Aircraft, under the terms and conditions set forth in said Agreement. The Buyer and the Seller have agreed to set forth in this Letter Agreement No. 11J (this “Letter Agreement”) certain additional terms and conditions regarding the sale and lease of the Aircraft. Capitalized terms used herein and not otherwise defined in this Letter Agreement have the meanings assigned thereto in the Agreement. The terms “herein,” “hereof” and “hereunder” and words of similar import refer to this Letter Agreement.

Both parties agree that this Letter Agreement will constitute an integral, nonseverable part of said Agreement, that the provisions of said Agreement are hereby incorporated herein by reference, and that this Letter Agreement will be governed by the provisions of said Agreement, except that if the Agreement and this Letter Agreement have specific provisions which are inconsistent, the specific provisions contained in this Letter Agreement will govern.

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1	AIRCRAFT CONFIGURATION

The guarantees defined in Paragraphs 2, 3, 4 and 5 below (the “Guarantees”) are applicable to the A321 Aircraft as described in the A321 Standard Specification [*CTR*]for:

i)	[*CTR*]

ii)	[*CTR*]

iii)	the following design weights:

Maximum Take-Off Weight (MTOW)	[*CTR*]
Maximum Landing Weight (MLW)	[*CTR*]
Maximum Zero Fuel Weight (MZFW)	[*CTR*]

iv)	[*CTR*]

hereinafter referred to as the “Specification” without taking into account any further changes thereto as provided in the Agreement.

2	GUARANTEED PERFORMANCE

2.1	Take-Off

2.1.1	Take-Off Field Length

The FAR approved Take-Off Field Length at an A321 Aircraft gross weight of [*CTR*] at the start of ground run at sea level pressure altitude in [*CTR*] be not more than:
Nominal: [*CTR*]         Tolerance: [*CTR*]        Guarantee: [*CTR*]

2.1.2	Take-Off Weight

When the A321 Aircraft is operated in departure airport conditions [*CTR*] as follows:

Pressure altitude	[*CTR*]
Temperature	[*CTR*]
Take-Off Run Available (TORA)	[*CTR*]
Take-Off Distance Available (TODA)	[*CTR*]
Accelerate Stop Distance Available (ASDA)	[*CTR*]
Slope	[*CTR*]
Wind	[*CTR*]
Obstacles	[*CTR*]
(height and distance from beginning of TORA)	[*CTR*]

the FAR approved Take-Off Weight of the A321 Aircraft at the start of ground run shall be not less than:

  Nominal: [*CTR*]         Tolerance: [*CTR*]         Guarantee: [*CTR*]

2.2	Landing Field Length

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The FAR approved dry Landing Field Length at an A321 Aircraft gross weight of [*CTR*] at sea level pressure altitude shall be not more than:

Nominal: [*CTR*]        Tolerance: [*CTR*]        Guarantee: [*CTR*]

3	MISSION GUARANTEES

3.1	Mission Payload [*CTR*]

The A321 Aircraft will be capable of carrying a Payload of not less than

Nominal: [*CTR*]        Tolerance: [*CTR*]        Guarantee: [*CTR*]

[*CTR*]

3.1.1	The departure airport conditions are such as to allow the required Take-Off Weight to be used without restriction. Pressure altitude is [*CTR*] at departure airport.

The destination airport conditions are such as to allow the required Landing Weight to be used without restriction. Pressure altitude is [*CTR*] at destination airport.

3.1.2	An allowance of [*CTR*]

3.1.3	An allowance of [*CTR*]

3.1.4	[*CTR*]

3.1.5	An allowance of [*CTR*]

3.1.6	An allowance of [*CTR*]

3.1.7	Stage distance is defined as the distance [*CTR*] Block fuel is defined as the fuel [*CTR*].

3.1.8	At the end of approach and landing [*CTR*] of fuel will remain in the tanks. This represents the estimated fuel required for:

a)	[*CTR*]

b)	[*CTR*]

c)	[*CTR*]

d)	[*CTR*]

e)	[*CTR*]

3.2	Mission Payload [*CTR*]

The A321 Aircraft will be capable of carrying a Payload of not less than

Nominal: [*CTR*]        Tolerance: [*CTR*]        Guarantee: [*CTR*]

[*CTR*]

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3.2.1	The departure airport conditions are such as to allow the required Take-Off Weight to be used without restriction. Pressure altitude is [*CTR*] at departure airport.

The destination airport conditions are such as to allow the required Landing Weight to be used without restriction. Pressure altitude is [*CTR*] at destination airport.

3.2.2	An allowance of [*CTR*]

3.2.3	An allowance of [*CTR*]

3.2.4	Climb from [*CTR*]

3.2.5	An allowance of [*CTR*]

3.2.6	An allowance of [*CTR*]

3.2.7	Stage distance is defined as the distance [*CTR*]. Block fuel is defined as the fuel [*CTR*].

3.2.8	At the end of approach and landing [*CTR*] of fuel will remain in the tanks. This represents the estimated fuel required for:

a)	[*CTR*]

b)	[*CTR*]

c)	[*CTR*]

d)	[*CTR*]

e)	[*CTR*]

3.3	Mission Payload [*CTR*]

The A321 Aircraft will be capable of carrying a Payload of not less than

Nominal: [*CTR*]        Tolerance: [*CTR*]        Guarantee: [*CTR*]

[*CTR*]

3.3.1	The departure airport conditions [*CTR*] are as follows:

Pressure altitude	[*CTR*]
Temperature	[*CTR*]
Take-Off Run Available (TORA)	[*CTR*]
Take-Off Distance Available (TODA)	[*CTR*]
Accelerate-Stop Distance Available (ASDA)	[*CTR*]
Slope	[*CTR*]
Wind	[*CTR*]
Obstacle	[*CTR*]
(height and distance from beginning of TORA)

The destination airport conditions are such as to allow the required Landing Weight to be used without restriction. Pressure altitude is [*CTR*] at destination airport.

3.3.2	An allowance of [*CTR*]

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3.3.3	An allowance of [*CTR*]

3.3.4	[*CTR*]

3.3.5	An allowance of [*CTR*]

3.3.6	An allowance of [*CTR*]

3.3.7	Stage distance is defined as the distance [*CTR*]. Block fuel is defined as the fuel [*CTR*].

3.3.8	At the end of approach and landing [*CTR*] of fuel will remain in the tanks. This represents the estimated fuel required for:

a)	[*CTR*]

b)	[*CTR*]

c)	[*CTR*]

d)	[*CTR*]

e)	[*CTR*]

3.4	Mission Block Fuel

In carrying a fixed payload of [*CTR*] of the A321 Aircraft will be not more than

Nominal: [*CTR*]        Tolerance: [*CTR*]        Guarantee: [*CTR*]

when the A321 Aircraft is operated as defined here below.

3.4.1	The departure airport conditions are such as to allow the required Take-Off Weight to be used without restriction. Pressure altitude is [*CTR*] at departure airport.

The destination airport conditions are such as to allow the required Landing Weight to be used without restriction. Pressure altitude is [*CTR*] at destination airport.

3.4.2	An allowance of [*CTR*]

3.4.3	An allowance of [*CTR*]

3.4.4	[*CTR*]

3.4.5	An allowance of [*CTR*]

3.4.6	An allowance of [*CTR*]

3.4.7	Stage distance is defined as the distance [*CTR*]. Block fuel is defined as the fuel [*CTR*].

3.4.8	At the end of approach and landing [*CTR*] of fuel will remain in the tanks. This represents the estimated fuel required for:

a)	[*CTR*]

b)	[*CTR*]

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c)	[*CTR*]

d)	[*CTR*]

e)	[*CTR*]

3.5	The Mission Payload and Block Fuel guarantees are based on an estimated fixed Operating Weight Empty of [*CTR*] (see Appendix A).

4	MANUFACTURER’S WEIGHT EMPTY GUARANTEE

The Seller guarantees a Manufacturer’s Weight Empty of the A321 Aircraft as defined in Paragraph 1 above of not more than

Nominal: [*CTR*]        Tolerance: [*CTR*]        Guarantee: [*CTR*]

This is the Manufacturer’s Weight Empty of the A321 Aircraft as defined in Section 13-10 of the A321 Standard Specification as amended by the SCN’s defined in Paragraph 1 above and which will be derived from the weighing of the A321 Aircraft and subject to adjustment as defined in the Paragraph 8 below.

5	NOISE GUARANTEE

5.1	Noise Certification

The A321 Aircraft [*CTR*]

[*CTR*]

5.2	[*CTR*] Noise

The Seller shall provide the Buyer with a [*CTR*]

5.3	Interior Noise in Flight

5.3.1	Cockpit

At a pressure altitude of [*CTR*], the guaranteed A-weighted Sound Pressure Level (SPL) and the Speech Interference Level (SIL) shall be as follows:

Guarantee
SPL [dB(A)]	[*CTR*]
SIL [dB]	[*CTR*]

Noise levels shall be measured at the Captain’s and First Officer’s seat position at head level with normal cockpit air conditioning and ventilation in operation.

5.3.2	Cabin

At a pressure altitude of [*CTR*] shall be as follows:

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Guarantee
[*CTR*]	SPL [dB(A)]	[*CTR*]
	SIL [dB]	[*CTR*]
[*CTR*]	SPL [dB(A)]	[*CTR*]
	SIL [dB]	[*CTR*]

Noise levels shall be measured at a height of [*CTR*] above the passenger compartment floor on the aisle center lines in the passenger seated area.

5.4	Ramp Noise

The APU noise during ground operation of the A321 Aircraft [*CTR*]

[*CTR*]

6	GUARANTEE CONDITIONS

6.1	The certification requirements for the A321 Aircraft, except where otherwise noted, will be as stated in Section 02 of the Specification.

6.2	For the determination of FAR take-off and landing performance [*CTR*].

When establishing take-off performance [*CTR*].

6.3	Climb, cruise and descent performance associated with the Guarantees will include [*CTR*].

Cruise performance at [*CTR*].

6.4	Where applicable the Guarantees assume the use of an approved fuel having a density of [*CTR*].

6.5	Sound levels are to be specified in decibels (dB), at a reference pressure of [*CTR*].

The definition of dB(A) shall be that specified as the “A-scale” weighting given in [*CTR*].

The Speech Interference Level (SIL) is defined as the [*CTR*].

7	GUARANTEE COMPLIANCE

7.1	Compliance with the Guarantees will be demonstrated [*CTR*].

7.2	Compliance with the take-off and landing elements of the Guarantees will be demonstrated [*CTR*].

7.3	Compliance [*CTR*] will be demonstrated [*CTR*].

7.4	Compliance with the Manufacturer’s Weight Empty guarantee will be demonstrated [*CTR*].

7.5	The [*CTR*] will be used to demonstrate compliance with the guarantees of certification noise levels.

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The A321 Aircraft will have a [*CTR*]

Compliance with the interior noise and APU noise guarantees will be demonstrated [*CTR*]

[*CTR*]

[*CTR*]

7.6	Data [*CTR*] will be adjusted as required [*CTR*] accordance with established aeronautical practices to show compliance with the Guarantees.

7.7	The Seller undertakes to furnish the Buyer with [*CTR*] demonstrating compliance with the Guarantees [*CTR*].

8	ADJUSTMENT OF GUARANTEES

8.1	In the event of any change to any law, governmental regulation or requirement or interpretation thereof (“Rule Change”) by any governmental agency made subsequent to the date of the Agreement and such Rule Change affects the A321 Aircraft configuration or performance or both required to obtain certification the Guarantees will be appropriately modified to reflect the effect of any such change.

8.2	The Guarantees apply to the A321 Aircraft as described in Paragraph 1 above and may be adjusted in the event of:

a)	Any further configuration change which is the subject of an SCN

b)	Changes required to obtain certification which cause changes to the performance or weight of the A321 Aircraft.

9	EXCLUSIVE GUARANTEES

The Guarantees are exclusive and are provided in lieu of any and all other performance and weight guarantees of any nature which may be stated, referenced or incorporated in the Specification or any other document.

10	UNDERTAKING REMEDIES

Should the A321 Aircraft fail to meet any of the Guarantees specified in this Letter Agreement the Seller will [*CTR*].

10.1	[*CTR*]

(i)	[*CTR*]

(ii)	[*CTR*]

(iii)	[*CTR*]

10.2	[*CTR*]

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10.3	The Seller’s maximum liability in respect of deficiency in performance of any A321 Aircraft will be [*CTR*].

11	DUPLICATE REMEDIES

Except as provided in Paragraph 10, the remedies provided to the Buyer under this Guarantee are not cumulative of any other remedies provided to the Buyer under any other warranty or guarantee contained in the Agreement and the Buyer will not be entitled to duplicate remedies with respect to any single defect or costs incurred for any single defect.

12	ASSIGNMENT

This Letter Agreement and the rights and obligations of the parties will be subject to the provisions of Clause 21 of the Agreement; provided, however, this Letter Agreement may not be assigned by the Buyer under either Clause 21.5 or 21.6 without the express written consent of the Seller, which the Seller may withhold in its sole discretion.

13	CONFIDENTIALITY

This Letter Agreement is subject to the terms and conditions of Clause 22.11 of the Agreement.

14	COUNTERPARTS

This Letter Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument.

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If the foregoing correctly sets forth your understanding, please execute the original and one (1) copy hereof in the space provided below and return a copy to the Seller.

Very truly yours,

AIRBUS S.A.S.

By:	/s/ John J. Leahy
Its:	Chief Operating Officer Customers

Accepted and Agreed

AMERICAN AIRLINES, INC.

By:	/s/ Thomas W. Horton
Its:	President

CT1001520_LA 11J_AAL_A320Family_EXECUTION	LA11J - 10 of 11

APPENDIX A TO LETTER AGREEMENT NO. 11J

Layout Number: [*CTR*]	MTOW (lb): [*CTR*]
Seating: [*CTR*]	MLW (lb): [*CTR*]
Total: [*CTR*]	MZFW (lb): [*CTR*]

Weight (lb)
Manufacturer’s Weight Empty Standard Specification [*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]
Manufacturer’s Weight Empty (MWE) for the purpose of Paragraph 4	[*CTR*]

Cabin changes	[*CTR*]
[*CTR*]	[*CTR*]
Manufacturer’s [*CTR*] equipment [*CTR*] and cargo hold fire extinguishers)	[*CTR*]

Customized MWE [*CTR*]	[*CTR*]

Operator’s Items
Unusable fuel	[*CTR*]
Oil for engines, IDG and APU	[*CTR*]
Water	[*CTR*]
Water tank precharge	[*CTR*]
Aircraft documents and tool kit	[*CTR*]
Passenger seats and lifejackets	[*CTR*]
Galley structure	[*CTR*]
Fixed equipment	[*CTR*]
Catering and removable equipment	[*CTR*]
Emergency equipment	[*CTR*]
Crew and crew baggage	[*CTR*]

Total Operator’s Items	[*CTR*]

Operating Weight Empty (OWE) for the purpose of Paragraph 3	[*CTR*]

CT1001520_LA 11J_AAL_A320Family_EXECUTION	LA11J - 11 of 11

LETTER AGREEMENT NO. 11K

As of July 20, 2011

American Airlines, Inc.

4333 Amon Carter Boulevard

Fort Worth, Texas 76155

Re: A321 NEO AIRCRAFT PERFORMANCE GUARANTEE – PW1133G ENGINES

Dear Ladies and Gentlemen,

American Airlines, Inc. (the “Buyer”) and Airbus S.A.S. (the “Seller”) have entered into an A320 Family Aircraft Purchase Agreement of even date herewith (as supplemented and amended by the other letter agreements, and as otherwise supplemented, amended or modified from time to time, the “Agreement”) which covers, among other matters, the sale by the Seller and the purchase or lease by the Buyer of certain Aircraft, under the terms and conditions set forth in said Agreement. The Buyer and the Seller have agreed to set forth in this Letter Agreement No. 11K (this “Letter Agreement”) certain additional terms and conditions regarding the sale and lease of the Aircraft. Capitalized terms used herein and not otherwise defined in this Letter Agreement have the meanings assigned thereto in the Agreement. The terms “herein,” “hereof” and “hereunder” and words of similar import refer to this Letter Agreement.

Both parties agree that this Letter Agreement will constitute an integral, nonseverable part of said Agreement, that the provisions of said Agreement are hereby incorporated herein by reference, and that this Letter Agreement will be governed by the provisions of said Agreement, except that if the Agreement and this Letter Agreement have specific provisions which are inconsistent, the specific provisions contained in this Letter Agreement will govern.

CT1001520_LA11K_AAL_A320Family_EXECUTION	LA11K - 1of 11

1	AIRCRAFT CONFIGURATION

The guarantees defined in Paragraphs 2, 3, 4 and 5 below (the “Guarantees”) are applicable to the A321 NEO Aircraft as described in the A321 Standard Specification [*CTR*] for:

i)	[*CTR*]

ii)	[*CTR*]

iii)	the following design weights:

Maximum Take-Off Weight (MTOW)	[*CTR*]
Maximum Landing Weight (MLW)	[*CTR*]
Maximum Zero Fuel Weight (MZFW)	[*CTR*]

iv)	[*CTR*]

hereinafter referred to as the “Specification” without taking into account any further changes thereto as provided in the Agreement.

2	GUARANTEED PERFORMANCE

2.1	Take-Off

2.1.1	Take-Off Field Length

The FAR approved Take-Off Field Length at an A321 NEO Aircraft gross weight of [*CTR*] at the start of ground run at sea level pressure altitude in [*CTR*] be not more than:

Nominal: [*CTR*]         Tolerance: [*CTR*]         Guarantee: [*CTR*]

2.1.2	Take-Off Weight

When the A321 NEO Aircraft is operated in departure airport conditions [*CTR*] as follows:

Pressure altitude	[*CTR*]
Temperature	[*CTR*]
Take-Off Run Available (TORA)	[*CTR*]
Take-Off Distance Available (TODA)	[*CTR*]
Accelerate Stop Distance Available (ASDA)	[*CTR*]
Slope	[*CTR*]
Wind	[*CTR*]
Obstacles	[*CTR*]
(height and distance from beginning of TORA)	[*CTR*]

the FAR approved Take-Off Weight of the A321 NEO Aircraft at the start of ground run shall be not less than:

Nominal: [*CTR*]         Tolerance: [*CTR*]         Guarantee: [*CTR*]

CT1001520_LA11K_AAL_A320Family_EXECUTION	LA11K - 2 of 11

2.2	Landing Field Length

The FAR approved dry Landing Field Length at an A321 NEO Aircraft gross weight of [*CTR*] at sea level pressure altitude shall be not more than:

Nominal: [*CTR*]         Tolerance: [*CTR*]         Guarantee: [*CTR*]

3	MISSION GUARANTEES

3.1	Mission Payload [*CTR*]

The A321 NEO Aircraft will be capable of carrying a Payload of not less than

Nominal: [*CTR*]         Tolerance: [*CTR*]         Guarantee: [*CTR*]

[*CTR*]

3.1.1	The departure airport conditions are such as to allow the required Take-Off Weight to be used without restriction. Pressure altitude is [*CTR*] at departure airport.

The destination airport conditions are such as to allow the required Landing Weight to be used without restriction. Pressure altitude is [*CTR*] at destination airport.

3.1.2	An allowance of [*CTR*]

3.1.3	An allowance of [*CTR*]

3.1.4	[*CTR*]

3.1.5	An allowance of [*CTR*]

3.1.6	An allowance of [*CTR*]

3.1.7	Stage distance is defined as the distance [*CTR*]. Block fuel is defined as the fuel [*CTR*].

3.1.8	At the end of approach and landing [*CTR*] of fuel will remain in the tanks. This represents the estimated fuel required for:

a)	[*CTR*]

b)	[*CTR*]

c)	[*CTR*]

d)	[*CTR*]

e)	[*CTR*]

3.2	Mission Payload [*CTR*]

The A321 NEO Aircraft will be capable of carrying a Payload of not less than

Nominal: [*CTR*]         Tolerance: [*CTR*]         Guarantee: [*CTR*]

[*CTR*]

CT1001520_LA11K_AAL_A320Family_EXECUTION	LA11K - 3 of 11

3.2.1	The departure airport conditions are such as to allow the required Take-Off Weight to be used without restriction. Pressure altitude is [*CTR*] at departure airport.

The destination airport conditions are such as to allow the required Landing Weight to be used without restriction. Pressure altitude is [*CTR*] at destination airport.

3.2.2	An allowance of [*CTR*]

3.2.3	An allowance of [*CTR*]

3.2.4	[*CTR*]

3.2.5	An allowance of [*CTR*]

3.2.6	An allowance of [*CTR*]

3.2.7	Stage distance is defined as the distance [*CTR*]. Block fuel is defined as the fuel [*CTR*].

3.2.8	At the end of approach and landing [*CTR*] of fuel will remain in the tanks. This represents the estimated fuel required for:

a)	[*CTR*]

b)	[*CTR*]

c)	[*CTR*]

d)	[*CTR*]

e)	[*CTR*]

3.3	Mission Payload [*CTR*]

The A321 NEO Aircraft will be capable of carrying a Payload of not less than

Nominal: [*CTR*]         Tolerance: [*CTR*]         Guarantee: [*CTR*]

[*CTR*]

3.3.1	The departure airport conditions (assumed representative of LGA runway 04) are as follows:

Pressure altitude	[*CTR*]
Temperature	[*CTR*]
Take-Off Run Available (TORA)	[*CTR*]
Take-Off Distance Available (TODA)	[*CTR*]
Accelerate Stop Distance Available (ASDA)	[*CTR*]
Slope	[*CTR*]
Wind	[*CTR*]
Obstacles	[*CTR*]
(height and distance from beginning of TORA)	[*CTR*]

The destination airport conditions are such as to allow the required Landing Weight to be used without restriction. Pressure altitude is [*CTR*] at destination airport.

3.3.2	An allowance of [*CTR*].

CT1001520_LA11K_AAL_A320Family_EXECUTION	LA11K - 4 of 11

3.3.3	An allowance of [*CTR*]

3.3.4	[*CTR*]

3.3.5	An allowance of [*CTR*]

3.3.6	An allowance of [*CTR*]

3.3.7	Stage distance is defined as the distance [*CTR*]. Block fuel is defined as the fuel [*CTR*].

3.3.8	At the end of approach and landing [*CTR*] of fuel will remain in the tanks. This represents the estimated fuel required for:

a)	[*CTR*]

b)	[*CTR*]

c)	[*CTR*]

d)	[*CTR*]

e)	[*CTR*]

3.4	Mission Block Fuel

In carrying a fixed payload of [*CTR*]

Nominal: [*CTR*]         Tolerance: [*CTR*]         Guarantee: [*CTR*]

when the A321 NEO Aircraft is operated as defined here below.

3.4.1	The departure airport conditions are such as to allow the required Take-Off Weight to be used without restriction. Pressure altitude is [*CTR*] at departure airport.

The destination airport conditions are such as to allow the required Landing Weight to be used without restriction. Pressure altitude is [*CTR*] at destination airport.

3.4.2	An allowance of [*CTR*]

3.4.3	An allowance of [*CTR*]

3.4.4	[*CTR*]

3.4.5	An allowance of [*CTR*]

3.4.6	An allowance of [*CTR*]

3.4.7	Stage distance is defined as the distance [*CTR*]. Block fuel is defined as the fuel [*CTR*].

3.4.8	At the end of approach and landing [*CTR*] of fuel will remain in the tanks. This represents the estimated fuel required for:

a)	[*CTR*]

b)	[*CTR*]

CT1001520_LA11K_AAL_A320Family_EXECUTION	LA11K - 5 of 11

c)	[*CTR*]

d)	[*CTR*]

e)	[*CTR*]

3.5	The Mission Payload and Block Fuel guarantees are based on an estimated fixed Operating Weight Empty of [*CTR*] (see Appendix A).

4	MANUFACTURER’S WEIGHT EMPTY GUARANTEE

The Seller guarantees a Manufacturer’s Weight Empty of the A321 NEO Aircraft as defined in Paragraph 1 above of not more than

Nominal: [*CTR*]         Tolerance: [*CTR*]         Guarantee: [*CTR*]

This is the Manufacturer’s Weight Empty of the A321 NEO Aircraft as defined in Section 13-10 of the A321 Standard Specification as amended by the SCNs defined in Paragraph 1 above and which will be derived from the weighing of the A321 NEO Aircraft and subject to adjustment as defined in the Paragraph 8 below.

5	NOISE GUARANTEE

5.1	Noise Certification

The A321 NEO Aircraft [*CTR*]

[*CTR*]

5.2	[*CTR*] Noise

The Seller shall provide the Buyer with a [*CTR*].

5.3	Interior Noise in Flight

5.3.1	Cockpit

At a pressure altitude of [*CTR*], the guaranteed A-weighted Sound Pressure Level (SPL) and the Speech Interference Level (SIL) shall be as follows:

Guarantee
SPL [dB(A)]	[*CTR*]
SIL [dB]	[*CTR*]

Noise levels shall be measured at the Captain’s and First Officer’s seat position at head level with normal cockpit air conditioning and ventilation in operation.

5.3.2 Cabin

At a pressure altitude of [*CTR*] shall be as follows:

CT1001520_LA11K_AAL_A320Family_EXECUTION	LA11K - 6 of 11

Guarantee
[*CTR*]	SPL [dB(A)]	[*CTR*]
	SIL [dB]	[*CTR*]
[*CTR*]	SPL [dB(A)]	[*CTR*]
	SIL [dB]	[*CTR*]

Noise levels shall be measured at a height of [*CTR*] above the passenger compartment floor on the aisle center lines in the passenger seated area.

5.4	Ramp Noise

The APU noise during ground operation of the A321 NEO Aircraft [*CTR*].

[*CTR*].

6	GUARANTEE CONDITIONS

6.1	The certification requirements for the A321 NEO Aircraft, except where otherwise noted, will be as stated in Section 02 of the Specification.

6.2	For the determination of FAR take-off and landing performance [*CTR*].

When establishing take-off performance [*CTR*].

6.3	Climb, cruise and descent performance associated with the Guarantees will include [*CTR*].

6.4	Where applicable the Guarantees assume the use of an approved fuel having a density of [*CTR*].

6.5	Sound levels are to be specified in decibels (dB), at a reference pressure of [*CTR*].

The definition of dB(A) shall be that specified as the “A-scale” weighting given in [*CTR*].

The Speech Interference Level (SIL) is defined as the [*CTR*].

7	GUARANTEE COMPLIANCE

7.1	Compliance with the Guarantees will be demonstrated [*CTR*].

7.2	Compliance with the take-off and landing elements of the Guarantees will be demonstrated [*CTR*].

7.3	Compliance [*CTR*] will be demonstrated by [*CTR*].

7.4	Compliance with the Manufacturer’s Weight Empty guarantee will be demonstrated [*CTR*].

7.5	The [*CTR*] will be used to demonstrate compliance with the guarantees of certification noise levels.

CT1001520_LA11K_AAL_A320Family_EXECUTION	LA11K - 7 of 11

The A321 NEO Aircraft will have a [*CTR*]

Compliance with the interior noise and APU noise guarantees will be demonstrated [*CTR*]

[*CTR*]

7.6	Data [*CTR*] will be adjusted as required [*CTR*] accordance with established aeronautical practices to show compliance with the Guarantees.

7.7	The Seller undertakes to furnish the Buyer with [*CTR*] demonstrating compliance with the Guarantees [*CTR*].

8	ADJUSTMENT OF GUARANTEES

8.1	In the event of any change to any law, governmental regulation or requirement or interpretation thereof (“Rule Change”) by any governmental agency made subsequent to the date of the Agreement and such Rule Change affects the A321 NEO Aircraft configuration or performance or both required to obtain certification the Guarantees will be appropriately modified to reflect the effect of any such change.

8.2	The Guarantees apply to the A321 NEO Aircraft as described in Paragraph 1 above and may be adjusted in the event of:

a)	Any further configuration change which is the subject of an SCN

b)	Changes required to obtain certification which cause changes to the performance or weight of the A321 NEO Aircraft.

9	EXCLUSIVE GUARANTEES

The Guarantees are exclusive and are provided in lieu of any and all other performance and weight guarantees of any nature which may be stated, referenced or incorporated in the Specification or any other document with the exception of the A320 Family NEO Aircraft Performance Retention Guarantee.

10	UNDERTAKING REMEDIES

Should the A321 NEO Aircraft fail to meet any of the Guarantees specified in this Letter Agreement the Seller will [*CTR*].

10.1	[*CTR*]

(i)	[*CTR*]

(ii)	[*CTR*]

(iii)	[*CTR*]

10.2	[*CTR*]

10.3	The Seller’s maximum liability in respect of deficiency in performance of any A321 NEO Aircraft will be [*CTR*]

CT1001520_LA11K_AAL_A320Family_EXECUTION	LA11K - 8 of 11

11	DUPLICATE REMEDIES

Except as provided in Paragraph 10, the remedies provided to the Buyer under this Guarantee are not cumulative of any other remedies provided to the Buyer under any other warranty or guarantee contained in the Agreement and the Buyer will not be entitled to duplicate remedies with respect to any single defect or costs incurred for any single defect.

12	ASSIGNMENT

This Letter Agreement and the rights and obligations of the parties will be subject to the provisions of Clause 21 of the Agreement; provided, however, this Letter Agreement may not be assigned by the Buyer under either Clause 21.5 or 21.6 without the express written consent of the Seller, which the Seller may withhold in its sole discretion.

13	CONFIDENTIALITY

This Letter Agreement is subject to the terms and conditions of Clause 22.11 of the Agreement.

14	COUNTERPARTS

This Letter Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument.

CT1001520_LA11K_AAL_A320Family_EXECUTION	LA11K - 9 of 11

If the foregoing correctly sets forth your understanding, please execute the original and one (1) copy hereof in the space provided below and return a copy to the Seller.

Very truly yours,

AIRBUS S.A.S.

By:	/s/ John J. Leahy
Its:	Chief Operating Officer Customers

Accepted and Agreed

AMERICAN AIRLINES, INC.

By:	/s/ Thomas W. Horton
Its:	President

CT1001520_LA11K_AAL_A320Family_EXECUTION	LA11K - 10 of 11

APPENDIX A TO LETTER AGREEMENT NO. 11K

Layout Number: [*CTR*]	MTOW (lb): [*CTR*]
Seating: [*CTR*]	MLW (lb): [*CTR*]
Total: [*CTR*]	MZFW (lb): [*CTR*]

Weight (lb)
Preliminary Manufacturer’s Weight Empty based on Standard Specification [*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]
Manufacturer’s Weight Empty (MWE) for the purpose of Paragraph 4	[*CTR*]

Cabin changes	[*CTR*]
[*CTR*]	[*CTR*]
Manufacturer’s [*CTR*] equipment [*CTR*] and cargo hold fire extinguishers)	[*CTR*]

Customized MWE [*CTR*]	[*CTR*]

Operator’s Items
Unusable fuel	[*CTR*]
Oil for engines, IGG and APU	[*CTR*]
Water	[*CTR*]
Water tank precharge	[*CTR*]
Aircraft documents and tool kit	[*CTR*]
Passenger seats and lifejackets	[*CTR*]
Galley structure	[*CTR*]
Fixed equipment	[*CTR*]
Catering and removable equipment	[*CTR*]
Emergency equipment	[*CTR*]
Crew and crew baggage	[*CTR*]

Total Operator’s Items	[*CTR*]

Operating Weight Empty (OWE) for the purpose of Paragraph 3	[*CTR*]

CT1001520_LA11K_AAL_A320Family_EXECUTION	LA11K - 11 of 11

LETTER AGREEMENT NO. 11L

As of July 20, 2011

American Airlines, Inc.

4333 Amon Carter Boulevard

Fort Worth, Texas 76155

Re: A321 NEO AIRCRAFT PERFORMANCE GUARANTEE – CFM LEAP-X ENGINES

Dear Ladies and Gentlemen,

American Airlines, Inc. (the “Buyer”) and Airbus S.A.S. (the “Seller”) have entered into an A320 Family Aircraft Purchase Agreement of even date herewith (as supplemented and amended by the other letter agreements, and as otherwise supplemented, amended or modified from time to time, the “Agreement”) which covers, among other matters, the sale by the Seller and the purchase or lease by the Buyer of certain Aircraft, under the terms and conditions set forth in said Agreement. The Buyer and the Seller have agreed to set forth in this Letter Agreement No. 11L (this “Letter Agreement”) certain additional terms and conditions regarding the sale and lease of the Aircraft. Capitalized terms used herein and not otherwise defined in this Letter Agreement have the meanings assigned thereto in the Agreement. The terms “herein,” “hereof” and “hereunder” and words of similar import refer to this Letter Agreement.

Both parties agree that this Letter Agreement will constitute an integral, nonseverable part of said Agreement, that the provisions of said Agreement are hereby incorporated herein by reference, and that this Letter Agreement will be governed by the provisions of said Agreement, except that if the Agreement and this Letter Agreement have specific provisions which are inconsistent, the specific provisions contained in this Letter Agreement will govern.

CT1001520_LA11L_AAL_A320Family_EXECUTION	LA 11L - 1 of 11

1	AIRCRAFT CONFIGURATION

The guarantees defined in Paragraphs 2, 3, 4 and 5 below (the “Guarantees”) are applicable to the A321 NEO Aircraft as described in the A321 Standard Specification [*CTR*] for:

i)	[*CTR*]

ii)	[*CTR*]

iii)	the following design weights:

Maximum Take-Off Weight (MTOW)	[*CTR*]
Maximum Landing Weight (MLW)	[*CTR*]
Maximum Zero Fuel Weight (MZFW)	[*CTR*]

iv)	[*CTR*]

hereinafter referred to as the “Specification” without taking into account any further changes thereto as provided in the Agreement.

2	GUARANTEED PERFORMANCE

2.1	Take-Off

2.1.1	Take-Off Field Length

The FAR approved Take-Off Field Length at an A321 NEO Aircraft gross weight of [*CTR*] at the start of ground run at sea level pressure altitude in [*CTR*] shall be not more than:

    Nominal: [*CTR*]         Tolerance: [*CTR*]         Guarantee: [*CTR*]

2.1.2	Take-Off Weight

When the A321 NEO Aircraft is operated in departure airport conditions [*CTR*] as follows:

Pressure altitude	[*CTR*]
Temperature	[*CTR*]
Take-Off Run Available (TORA)	[*CTR*]
Take-Off Distance Available (TODA)	[*CTR*]
Accelerate Stop Distance Available (ASDA)	[*CTR*]
Slope	[*CTR*]
Wind	[*CTR*]
Obstacles	[*CTR*]
(height and distance from beginning of TORA)	[*CTR*]

the FAR approved Take-Off Weight of the A321 NEO Aircraft at the start of ground run shall be not less than:

Nominal: [*CTR*]         Tolerance: [*CTR*]         Guarantee: [*CTR*]

2.2	Landing Field Length

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The FAR approved dry Landing Field Length at an A321 NEO Aircraft gross weight of [*CTR*] at sea level pressure altitude shall be not more than:

Nominal: [*CTR*]         Tolerance: [*CTR*]         Guarantee: [*CTR*]

3	MISSION GUARANTEES

3.1	Mission Payload [*CTR*]

The A321 NEO Aircraft will be capable of carrying a Payload of not less than

Nominal: [*CTR*]         Tolerance: [*CTR*]         Guarantee: [*CTR*]

[*CTR*]

3.1.1	The departure airport conditions are such as to allow the required Take-Off Weight to be used without restriction. Pressure altitude is [*CTR*] at departure airport.

The destination airport conditions are such as to allow the required Landing Weight to be used without restriction. Pressure altitude is [*CTR*] at destination airport.

3.1.2	An allowance of [*CTR*]

3.1.3	An allowance of [*CTR*]

3.1.4	[*CTR*]

3.1.5	An allowance of [*CTR*]

3.1.6	An allowance of [*CTR*]

3.1.7	Stage distance is defined as the distance [*CTR*]. Block fuel is defined as the fuel [*CTR*].

3.1.8	At the end of approach and landing [*CTR*] of fuel will remain in the tanks. This represents the estimated fuel required for:

a)	[*CTR*]

b)	[*CTR*]

c)	[*CTR*]

d)	[*CTR*]

e)	[*CTR*]

3.2	Mission Payload [*CTR*]

The A321 NEO Aircraft will be capable of carrying a Payload of not less than

Nominal: [*CTR*]         Tolerance: [*CTR*]         Guarantee: [*CTR*]

[*CTR*]

CT1001520_LA11L_AAL_A320Family_EXECUTION	LA 11L - 3 of 11

3.2.1	The departure airport conditions are such as to allow the required Take-Off Weight to be used without restriction. Pressure altitude is [*CTR*] at departure airport.

The destination airport conditions are such as to allow the required Landing Weight to be used without restriction. Pressure altitude is [*CTR*] at destination airport.

3.2.2	An allowance of [*CTR*]

3.2.3	An allowance of [*CTR*]

3.2.4	[*CTR*]

3.2.5	An allowance of [*CTR*]

3.2.6	An allowance of [*CTR*]

3.2.7	Stage distance is defined as the distance [*CTR*]. Block fuel is defined as the fuel [*CTR*].

3.2.8	At the end of approach and landing [*CTR*] of fuel will remain in the tanks. This represents the estimated fuel required for:

a)	[*CTR*]

b)	[*CTR*]

c)	[*CTR*]

d)	[*CTR*]

e)	[*CTR*]

3.3	Mission Payload [*CTR*]

The A321 NEO Aircraft will be capable of carrying a Payload of not less than

Nominal: [*CTR*]         Tolerance: [*CTR*]         Guarantee: [*CTR*]

[*CTR*]

3.3.1	The departure airport conditions [*CTR*] are as follows:

Pressure altitude	[*CTR*]
Temperature	[*CTR*]
Take-Off Run Available (TORA)	[*CTR*]
Take-Off Distance Available (TODA)	[*CTR*]
Accelerate Stop Distance Available (ASDA)	[*CTR*]
Slope	[*CTR*]
Wind	[*CTR*]
Obstacles	[*CTR*]
(height and distance from beginning of TORA)

The destination airport conditions are such as to allow the required Landing Weight to be used without restriction. Pressure altitude is [*CTR*] at destination airport.

3.3.2	An allowance of [*CTR*]

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3.3.3	An allowance of [*CTR*]

3.3.4	[*CTR*]

3.3.5	An allowance of [*CTR*]

3.3.6	An allowance of [*CTR*]

3.3.7	Stage distance is defined as the distance [*CTR*]. Block fuel is defined as the [*CTR*].

3.3.8	At the end of approach and landing [*CTR*] of fuel will remain in the tanks. This represents the estimated fuel required for:

a)	[*CTR*]

b)	[*CTR*]

c)	[*CTR*]

d)	[*CTR*]

e)	[*CTR*]

3.4	Mission Block Fuel

In carrying a fixed payload of [*CTR*] of the A321 NEO Aircraft will be not more than

Nominal: [*CTR*]         Tolerance: [*CTR*]         Guarantee: [*CTR*]

when the A321 NEO Aircraft is operated as defined here below.

3.4.1	The departure airport conditions are such as to allow the required Take-Off Weight to be used without restriction. Pressure altitude is [*CTR*] at departure airport.

The destination airport conditions are such as to allow the required Landing Weight to be used without restriction. Pressure altitude is [*CTR*] at destination airport.

3.4.2	An allowance of [*CTR*]

3.4.3	An allowance of [*CTR*]

3.4.4	[*CTR*]

3.4.5	An allowance of [*CTR*].

3.4.6	An allowance of [*CTR*].

3.4.7	Stage distance is defined as the distance [*CTR*]. Block fuel is defined as the fuel [*CTR*].

3.4.8	At the end of approach and landing [*CTR*] of fuel will remain in the tanks. This represents the estimated fuel required for:

a)	[*CTR*]

b)	[*CTR*]

CT1001520_LA11L_AAL_A320Family_EXECUTION	LA 11L - 5 of 11

c)	[*CTR*]

d)	[*CTR*]

e)	[*CTR*]

3.5	The Mission Payload and Block Fuel guarantees are based on an estimated fixed Operating Weight Empty of [*CTR*] (see Appendix A).

4	MANUFACTURER’S WEIGHT EMPTY GUARANTEE

The Seller guarantees a Manufacturer’s Weight Empty of the A321 NEO Aircraft as defined in Paragraph 1 above of not more than

Nominal: [*CTR*]         Tolerance: [*CTR*]         Guarantee: [*CTR*]

This is the Manufacturer’s Weight Empty of the A321 NEO Aircraft as defined in Section 13-10 of the A321 Standard Specification as amended by the SCNs defined in Paragraph 1 above and which will be derived from the weighing of the A321 NEO Aircraft and subject to adjustment as defined in the Paragraph 8 below.

5	NOISE GUARANTEE

5.1	Noise Certification

The A321 NEO Aircraft [*CTR*]

[*CTR*]

5.2	[*CTR*] Noise

The Seller shall provide the Buyer with a [*CTR*]

5.3	Interior Noise in Flight

5.3.1	Cockpit

At a pressure altitude of [*CTR*], the guaranteed A-weighted Sound Pressure Level (SPL) and the Speech Interference Level (SIL) shall be as follows:

Guarantee
SPL [dB(A)]	[*CTR*]
SIL [dB]	[*CTR*]

Noise levels shall be measured at the Captain’s and First Officer’s seat position at head level with normal cockpit air conditioning and ventilation in operation.

5.3.2	Cabin

At a pressure altitude of [*CTR*], the guaranteed A-weighted Sound Pressure Level (SPL) and the Speech Interference Level (SIL) shall be as follows:

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Guarantee
[*CTR*]	SPL [dB(A)]	[*CTR*]
	SIL [dB]	[*CTR*]
[*CTR*]	SPL [dB(A)]	[*CTR*]
	SIL [dB]	[*CTR*]

Noise levels shall be measured at a height of 40 inches above the passenger compartment floor on the aisle center lines in the passenger seated area.

5.4	Ramp Noise

The APU noise during ground operation of the A321 NEO Aircraft [*CTR*].

[*CTR*]

6	GUARANTEE CONDITIONS

6.1	The certification requirements for the A321 NEO Aircraft, except where otherwise noted, will be as stated in Section 02 of the Specification.

6.2	For the determination of FAR take-off and landing performance [*CTR*].

When establishing take-off performance [*CTR*].

6.3	Climb, cruise and descent performance associated with the Guarantees will include [*CTR*].

6.4	Where applicable the Guarantees assume the use of an approved fuel having a density of [*CTR*].

6.5	Sound levels are to be specified in decibels (dB), at a reference pressure of [*CTR*].

The definition of dB(A) shall be that specified as the “A-scale” weighting given in [*CTR*].

The Speech Interference Level (SIL) is defined as the [*CTR*].

7	GUARANTEE COMPLIANCE

7.1	Compliance with the Guarantees will be demonstrated [*CTR*].

7.2	Compliance with the take-off and landing elements of the Guarantees will be demonstrated [*CTR*].

7.3	Compliance [*CTR*] will be demonstrated [*CTR*].

7.4	Compliance with the Manufacturer’s Weight Empty guarantee will be demonstrated [*CTR*].

7.5	The [*CTR*] will be used to demonstrate compliance with the guarantees of certification noise levels.

The A321 NEO Aircraft will have a [*CTR*].

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Compliance with the interior noise and APU noise guarantees will be demonstrated [*CTR*].

[*CTR*].

7.6	Data [*CTR*] will be adjusted as required [*CTR*] accordance with established aeronautical practices to show compliance with the Guarantees.

7.7	The Seller undertakes to furnish the Buyer with [*CTR*] demonstrating compliance with the Guarantees [*CTR*].

8	ADJUSTMENT OF GUARANTEES

8.1	In the event of any change to any law, governmental regulation or requirement or interpretation thereof (“Rule Change”) by any governmental agency made subsequent to the date of the Agreement and such Rule Change affects the A321 NEO Aircraft configuration or performance or both required to obtain certification the Guarantees will be appropriately modified to reflect the effect of any such change.

8.2	The Guarantees apply to the A321 NEO Aircraft as described in Paragraph 1 above and may be adjusted in the event of:

a)	Any further configuration change which is the subject of an SCN

b)	Changes required to obtain certification which cause changes to the performance or weight of the A321 NEO Aircraft.

9	EXCLUSIVE GUARANTEES

The Guarantees are exclusive and are provided in lieu of any and all other performance and weight guarantees of any nature which may be stated, referenced or incorporated in the Specification or any other document with the exception of the A320 Family NEO Aircraft Performance Retention Guarantee.

10	UNDERTAKING REMEDIES

Should the A321 NEO Aircraft fail to meet any of the Guarantees specified in this Letter Agreement the Seller will [*CTR*].

10.1	[*CTR*]

(i)	[*CTR*]

(ii)	[*CTR*]

(iii)	[*CTR*]

10.2	[*CTR*]

10.3	The Seller’s maximum liability in respect of deficiency in performance of any A321 NEO Aircraft will be [*CTR*].

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11	DUPLICATE REMEDIES

Except as provided in Paragraph 10, the remedies provided to the Buyer under this Guarantee are not cumulative of any other remedies provided to the Buyer under any other warranty or guarantee contained in the Agreement and the Buyer will not be entitled to duplicate remedies with respect to any single defect or costs incurred for any single defect.

12	ASSIGNMENT

This Letter Agreement and the rights and obligations of the parties will be subject to the provisions of Clause 21 of the Agreement; provided, however, this Letter Agreement may not be assigned by the Buyer under either Clause 21.5 or 21.6 without the express written consent of the Seller, which the Seller may withhold in its sole discretion.

13	CONFIDENTIALITY

This Letter Agreement is subject to the terms and conditions of Clause 22.11 of the Agreement.

14	COUNTERPARTS

This Letter Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument.

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If the foregoing correctly sets forth your understanding, please execute the original and one (1) copy hereof in the space provided below and return a copy to the Seller.

Very truly yours, AIRBUS S.A.S.

By:	/s/ John J. Leahy
Its:	Chief Operating Officer Customers

Accepted and Agreed AMERICAN AIRLINES, INC.

By:	/s/ Thomas W. Horton
Its:	President

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APPENDIX A TO LETTER AGREEMENT NO. 11L

Layout Number: [*CTR*]	MTOW (lb): [*CTR*]
Seating: [*CTR*]	MLW (lb): [*CTR*]
Total: [*CTR*]	MZFW (lb): [*CTR*]

Weight (lb)
Preliminary Manufacturer’s Weight Empty based on Standard Specification [*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]
[*CTR*]	[*CTR*]
Manufacturer’s Weight Empty (MWE) for the purpose of Paragraph 4	[*CTR*]

Cabin changes	[*CTR*]
[*CTR*]	[*CTR*]
Manufacturer’s [*CTR*] equipment [*CTR*] and cargo hold fire extinguishers)	[*CTR*]

Customized MWE [*CTR*]	[*CTR*]

Operator’s Items
Unusable fuel	[*CTR*]
Oil for engines, IGG and APU	[*CTR*]
Water	[*CTR*]
Water tank precharge	[*CTR*]
Aircraft documents and tool kit	[*CTR*]
Passenger seats and lifejackets	[*CTR*]
Galley structure	[*CTR*]
Fixed equipment	[*CTR*]
Catering and removable equipment	[*CTR*]
Emergency equipment	[*CTR*]
Crew and crew baggage	[*CTR*]

Total Operator’s Items	[*CTR*]

Operating Weight Empty (OWE) for the purpose of Paragraph 3	[*CTR*]

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LETTER AGREEMENT NO. 14

As of July 20, 2011

American Airlines, Inc.

4333 Amon Carter Boulevard

Fort Worth, Texas 76155

Re: OTHER MATTERS RELATED TO NEO AIRCRAFT

Dear Ladies and Gentlemen,

American Airlines, Inc. (the “Buyer”) and Airbus S.A.S. (the “Seller”) have entered into an Airbus A320 Family Aircraft Purchase Agreement dated as of even date herewith (as supplemented and amended by the other letter agreements, and as otherwise supplemented, amended or modified from time to time, the “Agreement”), which covers, among other matters, the sale by the Seller and the purchase or lease by the Buyer of certain Aircraft, under the terms and conditions set forth in said Agreement. The Buyer and the Seller have agreed to set forth in this Letter Agreement No. 14 (this “Letter Agreement”) certain additional terms and conditions regarding the sale or lease of the Aircraft. Capitalized terms used herein and not otherwise defined in this Letter Agreement will have the meanings assigned thereto in the Agreement. The terms “herein,” “hereof” and “hereunder” and words of similar import refer to this Letter Agreement.

Both parties agree that this Letter Agreement will constitute an integral, nonseverable part of said Agreement, that the provisions of said Agreement are hereby incorporated herein by reference, and that this Letter Agreement will be governed by the provisions of said Agreement, except that if the Agreement and this Letter Agreement have specific provisions which are inconsistent, the specific provisions contained in this Letter Agreement will govern.

1	[*CTR*] AIRCRAFT

The parties agree that should the Seller [*CTR*].

2	[*CTR*] A320 NEO FAMILY AIRCRAFT

Paragraph 4 of Letter Agreement No. 5 to the Agreement [*CTR*].

3	[*CTR*] AIRCRAFT

3.1	Scope

Should the Seller [*CTR*] this Letter Agreement will then enter into full force and effect.

3.2	Applicability

[*CTR*].

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3.3	[*CTR*]

The Seller grants to the Buyer [*CTR*] on the terms and conditions contained in this Letter Agreement.

3.4	[*CTR*]

The Seller will notify the Buyer [*CTR*].

Upon the delivery [*CTR*].

The Seller agrees [*CTR*].

The terms and conditions [*CTR*].

3.5	Additional Terms and Conditions

[*CTR*] subject to compliance with the additional following terms and conditions:

(i)	The Buyer will not be in default of its obligations under the Agreement or under any other material agreement between the Buyer and the Seller at the time of exercise of the NEO Successor Conversion Right.

(ii)	Once exercised, [*CTR*].

(iii)	[*CTR*]

3.6	Predelivery Payments

Any Predelivery Payment which has been paid by the Buyer to the Seller with respect to any [*CTR*]

4	ASSIGNMENT

This Letter Agreement and the rights and obligations of the parties will be subject to the provisions of Clause 21 of the Agreement; provided, however, this Letter Agreement may not be assigned by the Buyer under either Clause 21.5 or 21.6 without the express written consent of the Seller, which the Seller may withhold in its sole discretion.

5	CONFIDENTIALITY

This Letter Agreement is subject to the terms and conditions of Clause 22.11 of the Agreement.

6	COUNTERPARTS

This Letter Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument.

CT1001520_LA14_AAL_A320Family_EXECUTION	LA14 - 2 of 3

If the foregoing correctly sets forth your understanding, please execute the original and one (1) copy hereof in the space provided below and return a copy to the Seller.

Very truly yours,

AIRBUS S.A.S.

By:	/s/ John J. Leahy
Its:	Chief Operating Officer Customers

Accepted and Agreed

AMERICAN AIRLINES, INC.

By:	/s/ Thomas W. Horton
Its:	President

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LETTER AGREEMENT NO. 15

As of July 20, 2011

American Airlines, Inc.

4333 Amon Carter Boulevard

Fort Worth, Texas 76155

Re: SELLER PARTS AND SELLER PARTS SERVICES

Dear Ladies and Gentlemen,

American Airlines, Inc. (the “Buyer”) and Airbus S.A.S. (the “Seller”) have entered into an A320 Family Aircraft Purchase Agreement dated as of even date herewith (as supplemented and amended by the other letter agreements, and as otherwise supplemented, amended or modified from time to time, the “Agreement”), which covers, among other matters, the sale by the Seller and the purchase or lease by the Buyer of certain Aircraft, under the terms and conditions set forth in said Agreement. The Buyer and the Seller have agreed to set forth in this Letter Agreement No. 15 (this “Letter Agreement”) certain additional terms and conditions regarding the sale or lease of the Aircraft. Capitalized terms used herein and not otherwise defined in this Letter Agreement will have the meanings assigned thereto in the Agreement. The terms “herein,” “hereof” and “hereunder” and words of similar import refer to this Letter Agreement.

Both parties agree that this Letter Agreement will constitute an integral, nonseverable part of said Agreement, that the provisions of said Agreement are hereby incorporated herein by reference, and that this Letter Agreement will be governed by the provisions of said Agreement, except that if the Agreement and this Letter Agreement have specific provisions which are inconsistent, the specific provisions contained in this Letter Agreement will govern.

1	SCOPE OF SPARES SUPPORT

For [*CTR*] (the “Term”), the Seller will (i) maintain, or cause to be maintained, a stock of Seller Parts (as defined below) and make available to the Buyer materials management services (the “Seller Services”), in each case as reasonably adequate to meet the requirements of the Buyer for the Aircraft, and (ii) sell and deliver such Seller Parts and Seller Services or interchangeable Seller Parts (in each case, together with all necessary documentation and data) in accordance with the provisions of this Letter Agreement.

For the purposes of this Letter Agreement, the term “Seller Parts” means the Seller’s proprietary parts bearing a part number of the Seller or for which the Seller has the exclusive sales rights.

2	DELIVERY

2.1	[*CTR*] Seller Parts

Notwithstanding [*CTR*]

(i)	[*CTR*]

(ii)	[*CTR*]

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2.2	Emergency Services

During the Term, the Seller will maintain, or cause to be maintained, [*CTR*], the lead-times for delivery of such qualified answer to the Buyer will not exceed:

(i)	[*CTR*]

(ii)	[*CTR*]

(iii)	[*CTR*]

2.3	[*CTR*]

In the event of the Seller fails [*CTR*].

3	PRICE

3.1	Price Condition

Price conditions for any Seller Parts or Seller Services provided hereunder will be in accordance with Article 5.1 of Exhibit H to the Agreement.

3.2	[*CTR*]

During the Term, [*CTR*].

3.3	Out of Production Aircraft

[*CTR*] will be applied to [*CTR*]

4	WARRANTIES

Article 4 of Exhibit H to the Agreement will apply, mutatis mutandis, to all Seller Parts and Seller Services purchased by the Buyer pursuant to this Letter Agreement.

5	TERMINATION

If the Buyer shall default in the performance of its obligations to the Seller under this Letter Agreement, the Seller will have the right to suspend deliveries of Seller Parts and Seller Services to the Buyer under this Letter Agreement and, upon thirty (30) days prior written notice to the Buyer, to terminate this Letter Agreement. If the Seller terminates this Letter Agreement, the Seller will have no further obligations and the Buyer will have no further rights under this Letter Agreement.

6	ASSIGNMENT

This Letter Agreement and the rights and obligations of the parties will be subject to the provisions of Clause 21 of the Agreement; provided, however, this Letter Agreement may not be assigned by the Buyer under either Clause 21.5 or 21.6 without the express written consent of the Seller, which the Seller may withhold in its sole discretion.

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7	CONFIDENTIALITY

This Letter Agreement is subject to the terms and conditions of Clause 22.11 of the Agreement.

8	COUNTERPARTS

This Letter Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument.

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If the foregoing correctly sets forth your understanding, please execute the original and one (1) copy hereof in the space provided below and return a copy to the Seller.

Very truly yours,

AIRBUS S.A.S.

By:	/s/ John J. Leahy
Its:	Chief Operating Officer Customers

Accepted and Agreed

AMERICAN AIRLINES, INC.

By:	/s/ Thomas W. Horton
Its:	President

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LETTER AGREEMENT NO. 16

As of July 20, 2011

American Airlines, Inc.

4333 Amon Carter Boulevard

Fort Worth, Texas 76155

Re: SPECIFICATION MATTERS

Dear Ladies and Gentlemen,

American Airlines, Inc. (the “Buyer”) and Airbus S.A.S. (the “Seller”) have entered into an A320 Family Aircraft Purchase Agreement of even date herewith (as supplemented and amended by the other letter agreements, and as otherwise supplemented, amended or modified from time to time, the “Agreement”) which covers, among other matters, the sale by the Seller and the purchase or lease by the Buyer of certain Aircraft, under the terms and conditions set forth in said Agreement. The Buyer and the Seller have agreed to set forth in this Letter Agreement No. 16 (this “Letter Agreement”) certain additional terms and conditions regarding the sale and lease of the Aircraft. Capitalized terms used herein and not otherwise defined in this Letter Agreement have the meanings assigned thereto in the Agreement. The terms “herein,” “hereof” and “hereunder” and words of similar import refer to this Letter Agreement.

Both parties agree that this Letter Agreement constitutes an integral, nonseverable part of said Agreement, that the provisions of said Agreement are hereby incorporated herein by reference, and that this Letter Agreement is governed by the provisions of said Agreement, except that if the Agreement and this Letter Agreement have specific provisions which are inconsistent, the specific provisions contained in this Letter Agreement will govern.

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1	MSCNs FOR [*CTR*]

If an MSCN is issued [*CTR*], such MSCN will be issued [*CTR*].

2	ASSIGNMENT

This Letter Agreement and the rights and obligations of the parties will be subject to the provisions of Clause 21 of the Agreement; provided, however, this Letter Agreement may not be assigned by the Buyer under either Clause 21.5 or 21.6 without the express written consent of the Seller, which the Seller may withhold in its sole discretion.

3	CONFIDENTIALITY

This Letter Agreement is subject to the terms and conditions of Clause 22.11 of the Agreement.

4	COUNTERPARTS

This Letter Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument.

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If the foregoing correctly sets forth your understanding, please execute the original and one (1) copy hereof in the space provided below and return a copy to the Seller.

Very truly yours, AIRBUS S.A.S.

By:	/s/ John J. Leahy
Its:	Chief Operating Officer Customers

Accepted and Agreed

AMERICAN AIRLINES, INC.

By:	/s/ Thomas W. Horton
Its:	President

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LETTER AGREEMENT NO. 17

As of July 20, 2011

American Airlines, Inc.

4333 Amon Carter Boulevard

Fort Worth, Texas 76155

Re: TERMINATION

Dear Ladies and Gentlemen,

American Airlines, Inc. (the “Buyer”) and Airbus S.A.S. (the “Seller”) have entered into an A320 Family Aircraft Purchase Agreement of even date herewith (as supplemented and amended by the other letter agreements, and as otherwise supplemented, amended or modified from time to time, the “Agreement”) which covers, among other matters, the sale by the Seller and the purchase or lease by the Buyer of certain Aircraft, under the terms and conditions set forth in said Agreement. The Buyer and the Seller have agreed to set forth in this Letter Agreement No. 17 (this “Letter Agreement”) certain additional terms and conditions regarding the sale and lease of the Aircraft. Capitalized terms used herein and not otherwise defined in this Letter Agreement have the meanings assigned thereto in the Agreement. The terms “herein,” “hereof” and “hereunder” and words of similar import refer to this Letter Agreement.

Both parties agree that this Letter Agreement constitutes an integral, nonseverable part of said Agreement, that the provisions of said Agreement are hereby incorporated herein by reference, and that this Letter Agreement is governed by the provisions of said Agreement, except that if the Agreement and this Letter Agreement have specific provisions which are inconsistent, the specific provisions contained in this Letter Agreement will govern.

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1	SPECIAL [*CTR*] MATTERS

1.1	If Delivery of the first A320 Family NEO Aircraft to be delivered under the Agreement does not occur within [*CTR*] after the last day of the Scheduled Delivery Month for such Aircraft [*CTR*], the Buyer will have the right, exercisable by written notice given [*CTR*], to terminate this Agreement [*CTR*].

1.2	If the Agreement is terminated [*CTR*]

2	TERMINATION

Clause 20 of the Agreement is deleted in its entirety and replaced with Clause 20 attached hereto as Appendix 1.

3	ASSIGNMENT

This Letter Agreement and the rights and obligations of the parties will be subject to the provisions of Clause 21 of the Agreement; provided, however, this Letter Agreement may not be assigned by the Buyer under either Clause 21.5 or 21.6 without the express written consent of the Seller, which the Seller may withhold in its sole discretion.

4	CONFIDENTIALITY

This Letter Agreement is subject to the terms and conditions of Clause 22.11 of the Agreement.

5	COUNTERPARTS

This Letter Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument.

CT1001520_LA17_AAL_A320Family_EXECUTION	LA17 - 2 of 5

If the foregoing correctly sets forth your understanding, please execute the original and one (1) copy hereof in the space provided below and return a copy to the Seller.

Very truly yours, AIRBUS S.A.S.

By:	/s/ John J. Leahy
Its:	Chief Operating Officer Customers

Accepted and Agreed

AMERICAN AIRLINES, INC.

By:	/s/ Thomas W. Horton
Its:	President

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APPENDIX 1TO LETTER AGREEMENT NO. 17

20	TERMINATION

20.1	Termination Events

Each of the following will constitute a “Termination Event”

(1)	The Buyer or any of its material Affiliates commences in any jurisdiction any case, proceeding or other legal action with respect to the Buyer or any of its material Affiliates or all or any substantial part of its assets relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or dissolution.

(2)	A case, proceeding or other legal action is commenced in any jurisdiction seeking the appointment of a receiver, trustee, custodian or other similar official for the Buyer or any of its material Affiliates or for all or any substantial part of their respective assets, and such action remains unstayed, undismissed or undischarged for [*CTR*], or the Buyer or any of its material Affiliates makes a general assignment for the benefit of its creditors.

(3)	The Buyer or any of its material Affiliates (i) fails to make any payments (other than a payment referred to in clause (ii)) which are required to be made under this Agreement or any other material agreement between the Buyer or any of its material Affiliates and the Seller or any of its material Affiliates (after giving effect to any grace period applicable thereto) and (x) with respect to any single payment, such payment exceeds US$ [*CTR*] (US dollars – [*CTR*]) or with respect to all payments, exceed US$ [*CTR*] (US dollars – [*CTR*]) in the aggregate and (y) the Seller provides written notice of such failure to the Buyer and such failure remains uncured for [*CTR*] after such notice or (ii) [*CTR*].

(4)	[*CTR*]

(5)	[*CTR*]

(6)	[*CTR*]

[*CTR*]

[*CTR*]

20.2	Remedies in Event of Termination

20.2.1	If [*CTR*] Termination Event occurs, [*CTR*] the Seller will have the right to resort to any remedy under applicable law or in equity, and may, without limitation, by written notice to the Buyer, immediately do any or all of the following:

A.	suspend its performance under this Agreement with respect to any or all Aircraft remaining to be delivered under this Agreement and suspend the delivery of Material under Exhibit H;

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B.	reschedule the Scheduled Delivery Month of any or all Aircraft remaining to be delivered under this Agreement without prejudice to Seller’s rights under Clause 5.8; and/or

C.	cancel or terminate this Agreement with respect to any or all Aircraft remaining to be Delivered under this Agreement, and/or any or all of the equipment, services, data and/or other items related thereto.

If the Seller elects to [*CTR*].

20.2.2	[*CTR*]

[*CTR*]

20.2.3.	The parties to this Agreement are commercially sophisticated parties acting within the same industry, and represented by competent counsel and the parties expressly agree and declare as follows:

A.	damages for material breach of this Agreement by the Seller resulting in a termination of this Agreement as to any or all Aircraft have been liquidated at amounts that are reasonable in light of the anticipated or actual harm caused by the Seller’s breach, the difficulties of proof of loss and the nonfeasibility of otherwise obtaining an adequate remedy;

B.	[*CTR*]

C.	the [*CTR*] provision of this Clause 20 has been fully negotiated by sophisticated parties represented by counsel, is a material component of the consideration granted and, in the absence of such [*CTR*] provision, the consideration would have been materially different.

20.3	Notice of Termination Event

Within [*CTR*] of becoming aware of the occurrence of a [*CTR*] Termination Event, the Buyer will notify the Seller of such occurrence in writing, provided, that any failure by the Buyer to notify the Seller will not prejudice the Seller’s rights or remedies hereunder.

Within [*CTR*] of becoming aware of the occurrence of a [*CTR*] Termination Event, the Seller will notify the Buyer of such occurrence in writing, provided, that any failure by the Seller to notify the Buyer will not prejudice the Buyer’s rights or remedies hereunder.

20.4	Adequate Assurance

Nothing contained in this Clause 20 will be deemed to waive or limit either party’s rights or ability to request adequate assurance under Article 2, Section 609 of the Uniform Commercial Code (the “UCC”). [*CTR*].

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